Filed Pursuant to Rule 424(b)(5)

File No. 333-177891-03

PROSPECTUS SUPPLEMENT

(to Prospectus January 18, 2013)

$1,292,693,000 (Approximate)

WFRBS Commercial Mortgage Trust 2013-C11

as Issuing Entity

RBS Commercial Funding Inc.

as Depositor

Wells Fargo Bank, National Association

The Royal Bank of Scotland

C-III Commercial Mortgage LLC

Liberty Island Group I LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates,

Series 2013-C11

The Commercial Mortgage Pass-Through Certificates, Series 2013-C11 will include 9 classes of certificates that RBS Commercial Funding Inc. is offering pursuant to this prospectus supplement. The Series 2013-C11 certificates represent the beneficial ownership interests in the issuing entity, which will be WFRBS Commercial Mortgage Trust 2013-C11. The issuing entity’s main assets will be a pool of 82 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

The Series 2013-C11 certificates will represent beneficial ownership interests in the issuing entity only and will not represent interests in or obligations of the depositor, the sponsors or any of their affiliates. Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

Each class of certificates will receive distributions of interest, principal or both monthly, commencing on March 15, 2013. Credit enhancement will be provided by the subordination of certain classes of junior certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Only the 9 classes of certificates identified below are being offered by this prospectus supplement. Other classes of certificates are described in this prospectus supplement but not offered hereby.

Investing in the Offered Certificates involves risks. You should carefully consider the risk factors beginning on page S-49 of this prospectus supplement and page 8 of the attached prospectus.

	Approximate Initial Principal Balance(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Rated Final Distribution Date(3)
Class A-1	$65,123,000	0.799%	Fixed(4)	November 2017	March 2045
Class A-2	$278,494,000	2.029%	Fixed(4)	February 2018	March 2045
Class A-3	$46,800,000	2.695%	Fixed(4)	January 2020	March 2045
Class A-4	$100,000,000	3.037%	Fixed(4)	November 2022	March 2045
Class A-5	$417,757,000	3.071%	Fixed(4)	January 2023	March 2045
Class A-SB	$97,254,000	2.630%	Fixed(4)	November 2022	March 2045
Class A-S	$134,656,000	3.311%	Fixed(4)	January 2023	March 2045
Class B	$93,361,000	3.714%	WAC Cap(5)	January 2023	March 2045
Class C	$59,248,000	4.129%	WAC minus 0.056%(6)	January 2023	March 2045

(Footnotes to table begin on page S-1)

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The underwriters, RBS Securities Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc., will purchase the offered certificates from RBS Commercial Funding Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at variable prices determined at the time of sale, plus, in certain cases, accrued interest. The offered certificates are offered by the underwriters when, as and if issued by the issuing entity and delivered to and accepted by the underwriters and subject to the right of the underwriters to reject orders in whole or in part. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme, and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about February 12, 2013. We expect to receive from this offering approximately 102.85% of the initial certificate principal balance of the offered certificates, plus accrued interest from February 1, 2013, before deducting expenses payable to by us.

RBS	Wells Fargo Securities
Citigroup

January 28, 2013

WFRBS Commercial Mortgage Trust 2013-C11

Commercial Mortgage Pass-Through Certificates, Series 2013-C11

Wyoming
7 properties
$32,073,000
2.2% of total
Kansas
1 property
$10,987,383
0.8% of total
Missouri
2 properties
$4,345,509
0.3% of total
North Dakota
2 properties
$14,975,522
1.0% of total
Minnesota
1 property
$3,935,680
0.3% of total
Illinois
10 properties
$115,065,691
8.0% of total
Indiana
4 properties
$38,479,434
2.7% of total
Michigan
6 properties
$19,726,007
1.4% of total
Pennsylvania
3 properties
$13,360,000
0.9% of total
New York
1 property
$120,000,000
8.4% of total
Washington
2 properties
$14,858,249
1.0% of total
Connecticut
1 property
$6,160,000
0.4% of total
Oregon
2 properties
$3,970,726
0.3% of total
Ohio
6 properties
$39,205,071
2.7% of total
New Jersey
2 properties
$9,512,831
0.7% of total
Utah
2 properties
$49,445,508
3.4% of total
Maryland
3 properties
$26,290,037
1.8% of total
Northern California
6 properties
$56,898,604
4.0% of total
Virginia
5 properties
$45,235,536
3.1% of total
California
13 properties
$141,774,603
9.9% of total
Kentucky
2 properties
$17,138,847
1.2% of total
Southern California
7 properties
$84,875,999
5.9% of total
North Carolina
9 properties
$185,632,590
12.9% of total
Arizona
4 properties
$28,287,976
2.0% of total
South Carolina
2 properties
$6,012,000
0.4% of total
Colorado
9 properties
$243,767,836
17.0% of total
Georgia
8 properties
$39,599,080
2.8% of total
Oklahoma
1 property
$2,796,926
0.2% of total
Louisiana
2 properties
$6,230,056
0.4% of total
Alabama
5 properties
$5,403,646
0.4% of total
Texas
19 properties
$125,598,616
8.7% of total
Arkansas
2 properties
$4,630,000
0.3% of total
Mississippi
1 property
$2,868,392
0.2% of total
Tennessee
3 properties
$7,313,000
0.5% of total
Florida
13 properties
$51,646,594
3.6% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

SUMMARY	S-1
RISK FACTORS	S-49
RISKS RELATED TO THE OFFERED CERTIFICATES	S-49
The Offered Certificates May Not Be a Suitable Investment for You	S-49
The Offered Certificates Are Limited Obligations	S-49
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	S-50
External Factors May Adversely Affect the Value and Liquidity of Your Investment	S-50
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	S-51
Limited Information Causes Uncertainty	S-52
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	S-53
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	S-54

No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

S-58

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

S-58
Risks Relating to Interest on Advances and Special Servicing Compensation	S-59
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-59
Subordination of Subordinate Offered Certificates	S-60
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-60

Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks	S-60
You Will Have No Control Over the Servicing of the Non-Serviced Mortgage Loan	S-61
The Servicing of the One South Wacker Drive Loan Combination Will Shift to Others	S-61
RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES	S-62
Commercial Lending is Dependent on Net Operating Income	S-62
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	S-62
The Mortgage Loans Have Not Been Reunderwritten By Us	S-63

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

S-63
Appraisals May Not Reflect Current or Future Market Value of each Property	S-64
Office Properties Have Special Risks	S-64
Retail Properties Have Special Risks	S-65
Hospitality Properties Have Special Risks	S-68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-69
Manufactured Housing Community Properties Have Special Risks	S-70
Industrial Properties Have Special Risks	S-71
Self-Storage Properties Have Special Risks	S-72
Multifamily Properties Have Special Risks	S-73
Mixed Use Facilities Have Special Risks	S-75
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	S-75
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	S-75
Concentrations Based on Property Type, Related Borrowers and Other Factors May Disproportionately Increase Losses	S-78
Increases in Real Estate Taxes May Reduce Net Operating Income	S-79
Risks Relating to Enforceability of Cross-Collateralization	S-79

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	S-79
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient for Its Intended Purpose	S-79
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-80
The Performance of a Mortgage Loan (or Loan Combination) and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	S-80
The Borrower’s Form of Entity May Cause Special Risks	S-80
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	S-81
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-82
Shari’ah Compliant Loans	S-82
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-83
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	S-84
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	S-84
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	S-84
Other Financings or Ability To Incur Other Financings Entails Risk	S-84
Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income and as a Result Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date	S-85
Risks Related to Redevelopment and Renovation at a Mortgaged Property	S-86
Risks of the Anticipated Repayment Date Loans	S-87
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-87
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-88

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-89
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-89
Risks Relating to Inspections of Properties	S-89
Availability of Earthquake, Flood and Other Insurance	S-89
Terrorism Insurance May Not Be Available for All Mortgaged Properties	S-90
Risks Associated with Blanket Insurance Policies or Self-Insurance	S-91
RISKS RELATED TO CONFLICTS OF INTEREST	S-91
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	S-91
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	S-94
Interest and Incentives of the Holders of the One South Wacker Drive Companion Loan May Not Be Aligned With Your Interests	S-95
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	S-96
Potential Conflicts of Interest of the Trust Advisor	S-96
Potential Conflicts of Interest of the Subordinate Class Representative	S-97
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	S-98
Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer	S-99
Other Potential Conflicts of Interest May Affect Your Investment	S-99
Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders	S-100
Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment	S-100
OTHER RISKS	S-101
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-101
Loan Combinations Pose Special Risks	S-102
Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans	S-102

v

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

•	this prospectus supplement, which describes the specific terms of the offered certificates.

The terms of the offered certificates contained in this prospectus supplement are intended to supplement the terms contained in the accompanying prospectus. In reviewing the accompanying prospectus, you should consider references to “prospectus supplement” as if they were references to this prospectus supplement. The Annexes to this prospectus supplement are incorporated into and form a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with an introductory section, entitled “Summary” and commencing on page S-1 of this prospectus supplement, which gives a brief introduction to the principal terms and characteristics of the Series 2013-C11 certificates and the underlying mortgage loans. Included in that summary are two subsections describing the Series 2013-C11 certificates and the issuing entity in abbreviated form:

•

The “Summary—Overview of the Certificates”, commencing on page S-1 of this prospectus supplement, which sets forth certain important terms and statistical information relating to the Series 2013-C11 certificates; and

•

The “Summary—Transaction Overview”, commencing on page S-2 of this prospectus supplement, which briefly describes the transactions in which the underlying mortgage loans will be transferred to the issuing entity and the offered certificates will be issued.

Additionally, “Risk Factors”, commencing on page S-49 of this prospectus supplement, describes the material risks that apply to the Series 2013-C11 certificates which are in addition to those described in the prospectus with respect to securities issued by entities formed at our direction generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-349 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 109 of the prospectus.

In this prospectus supplement, the terms “Depositor”, “we”, “us” and “our” refer to RBS Commercial Funding Inc.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

References to “lender” with respect to the mortgage loans generally should be construed to mean the trustee as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under the “The Pooling and Servicing Agreement” in this prospectus supplement.

EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

Neither the issuing entity nor any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision and the provision immediately below, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c) in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) are inside the United Kingdom and qualify as investment professionals in accordance with Article 19(5) or are persons falling within Articles 49(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

UNITED KINGDOM SELLING RESTRICTIONS

Each underwriter has represented and agreed, that:

(a) in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS FORM A PART OF THAT REGISTRATION STATEMENT. HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR

FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects”, “intends”, “anticipates”, “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

x

SUMMARY

The following is only a summary of selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Index of Defined Terms” in the prospectus for the locations of the definitions of capitalized terms.

Overview of the Certificates

The certificates to be issued are known as the WFRBS Commercial Mortgage Trust 2013-C11, Commercial Mortgage Pass-Through Certificates, Series 2013-C11. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B and class C certificates pursuant to this prospectus supplement. The table below identifies the respective classes of the series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not so offered.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. Initial Credit Support(1)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Weighted Average Life (Years)(2)	Expected Principal Window(2)
Offered Certificates
A-1	$65,123,000		30.000%	0.799%	Fixed(4)	2.75	3/2013 - 11/2017
A-2	$278,494,000		30.000%	2.029%	Fixed(4)	4.88	11/2017 - 2/2018
A-3	$46,800,000		30.000%	2.695%	Fixed(4)	6.93	1/2020 - 1/2020
A-4	$100,000,000		30.000%	3.037%	Fixed(4)	9.76	11/2022 - 11/2022
A-5	$417,757,000		30.000%	3.071%	Fixed(4)	9.86	11/2022 - 1/2023
A-SB	$97,254,000		30.000%	2.630%	Fixed(4)	7.50	2/2018 - 11/2022
A-S	$134,656,000		20.625%	3.311%	Fixed(4)	9.93	1/2023 - 1/2023
B	$93,361,000		14.125%	3.714%	WAC Cap(5)	9.93	1/2023 - 1/2023
C	$59,248,000		10.000%	4.129%	WAC minus 0.056%(6)	9.93	1/2023 - 1/2023
Non-Offered Certificates
X-A	$1,140,084,000	(7)	N/A	1.526%	Variable(8)	N/A	N/A
X-B	$152,609,000	(9)	N/A	0.310%	Variable(10)	N/A	N/A
D	$46,681,000		6.750%	4.185%	WAC(11)	9.93	1/2023 - 1/2023
E	$32,317,000		4.500%	4.185%	WAC(11)	9.93	1/2023 - 1/2023
F	$25,136,000		2.750%	4.185%	WAC(11)	9.97	1/2023 - 2/2023
G	$39,499,346		0.000%	4.185%	WAC(11)	10.01	2/2023 - 2/2023
V(12)	N/A		N/A	N/A	N/A	N/A	N/A
R(13)	N/A		N/A	N/A	N/A	N/A	N/A

(footnotes to table on cover and table set forth above)

(1)	The certificate principal balances and notional amounts set forth in the table are approximate. The actual initial certificate principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement. The approximate initial credit support with respect to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates represents the approximate credit enhancement for the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates in the aggregate.
(2)	Calculated based on a 0% CPR and the structuring assumptions described in Annex D to this prospectus supplement.
(3)	For information regarding the “Rated Final Distribution Date”, see “Ratings” in this prospectus supplement and “Ratings” in the accompanying prospectus.
(4)	The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class A-S will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(5)	The pass-through rate for the class B certificates will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The pass-through rate for the Class C certificates will be a variable rate per annum (described in the table as “WAC minus 0.056%”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 0.056%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The class X-A certificates are notional amount certificates. The notional amount of the class X-A certificates will be equal to the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class A-S certificates outstanding from time to time. The class X-A certificates will not entitle their holders to distributions of principal.

(8)	The pass-through rate for the class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class A-S certificates for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The class X-B certificates are notional amount certificates. The notional amount of the class X-B certificates will be equal to the aggregate certificate principal balance of the class B and class C certificates outstanding from time to time. The class X-B certificates will not entitle their holders to distributions of principal.
(10)	The pass-through rate for the class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the class B and class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The pass-through rates for the class D, class E, class F and class G certificates will in each case be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The class V certificates will not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date. The class V certificates will only be entitled to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.
(13)	The class R certificates will not have a certificate principal balance, notional amount, pass-through rate, rated final distribution date or rating. The class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement. The class R certificates will not entitle their holders to distributions of principal or interest.

The class X-A, class X-B, class D, class E, class F, class G, class V and class R certificates are not offered by this prospectus supplement. Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. This common law trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of February 1, 2013, among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the trust advisor. All of the mortgage loans will be serviced and administered under the pooling and servicing agreement, except that the One South Wacker Drive mortgage loan will be serviced under the pooling and servicing agreement until the securitization of the related companion loan, after which such mortgage loan will be serviced under the pooling and servicing agreement related to such other securitization.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Transaction Parties

Issuing Entity	WFRBS Commercial Mortgage Trust 2013-C11, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. The assets in the issuing entity will comprise the “trust fund”. We refer to that issuing entity as the “trust”. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor	RBS Commercial Funding Inc., a Delaware corporation. As depositor, RBS Commercial Funding Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the issuing entity. The depositor’s address is 600 Washington Boulevard, Stamford, Connecticut 06901 and its telephone number is (203) 897-2700. Neither we nor any of our affiliates has insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors, Mortgage Loan

Sellers and Originators	Each of Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland (which term, as used herein comprises two affiliated companies: The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation), C-III Commercial Mortgage LLC, a Delaware limited liability company, Liberty Island Group I LLC, a Delaware limited liability company, and Basis Real Estate Capital II, LLC, a Delaware limited liability company, is a sponsor and a mortgage loan seller. The sponsors have organized and initiated the transactions in which the certificates will be issued.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	38	60	$712,905,232	49.6%
The Royal Bank of Scotland(1)	14	50	536,782,553	37.4
C-III Commercial Mortgage LLC	18	19	75,213,636	5.2
Liberty Island Group I LLC	7	19	73,557,198	5.1
Basis Real Estate Capital II, LLC	5	5	37,867,727	2.6

Total:	82	153	$1,436,326,346	100.0%

(1)	With respect to the mortgage loans presented as originated and being sold to the issuing entity by The Royal Bank of Scotland, (a) 9 mortgage loans, having an aggregate cut-off date principal balance of $370,902,337 and representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by The Royal Bank of Scotland plc, (b) 4 mortgage loans, having an aggregate cut-off date principal balance of $47,469,693 and representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by RBS Financial Products Inc. and (c) 1 mortgage loan, having a cut-off date principal balance of $118,410,523 and representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was jointly originated, and is being sold to the issuing entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc.

In general, each mortgage loan seller originated the mortgage loans as to which it is acting as a mortgage loan seller, except that:

(i)	Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with 1 mortgage loan, secured by the mortgaged property identified on Annex A of this prospectus supplement as Avalon Retail Center, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus supplement;

(ii)	C-III Commercial Mortgage LLC acquired 5 mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Sherwood/Bay Breeze, Sunset Village, Keystone MHC, Shoppes at Yukon and Vista West MHC, representing approximately 0.2%, 0.2%, 0.2%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, from Union Capital Investments, LLC, the originator of such mortgage loans, as described under “Transaction Parties—The Sponsors—C-III Commercial Mortgage LLC—C3CM Mortgage Loans Originated by Parties Other Than C3CM” and “—The Originators—Union Capital Investments, LLC” in this prospectus supplement; and

(iii)	Liberty Island Group I LLC acquired each of the mortgage loans as to which it is acting as a mortgage loan seller from Prudential Mortgage Capital Company, LLC, the originator of such mortgage loans, as described under “Transaction Parties—The Sponsors—Liberty Island Group I LLC” in this prospectus supplement.

See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will act as master servicer pursuant to the pooling and servicing agreement. In that capacity, it will be responsible for servicing and administering performing mortgage loans (other than the non-serviced mortgage loan), including any worked-out mortgage loans, and primarily responsible for making debt service advances on delinquent mortgage loans (including the non-serviced mortgage loan) and servicing advances in respect of the mortgage loans (other than the non-serviced mortgage loan) and any REO properties. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The One South Wacker Drive loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the related companion loan, such loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization, but the master servicer under the pooling and servicing agreement with respect to this transaction will continue to be primarily responsible for making debt service advances with respect to such non-serviced mortgage loan notwithstanding any such transfer of servicing. If the companion loan included in the One South Wacker Drive loan combination is securitized, the master servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will act as special servicer pursuant to the pooling and servicing agreement and, in that capacity, will be responsible for realizing upon, working out or selling any specially serviced mortgage loans (other than the non-serviced mortgage loan) and administering and selling any REO properties. The initial special servicer was designated to be the special servicer by Eightfold Real Estate Capital Fund II, L.P. or an affiliate, which is anticipated to purchase the class E, class F and class G certificates on the closing date and become the initial majority subordinate certificateholder. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street,

Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Special Servicer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

If the One South Wacker Drive loan combination becomes a specially serviced loan prior to the securitization of the related companion loan, it will initially be specially serviced under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement for this transaction. After the securitization of the related companion loan, such loan combination will be specially serviced (if it is or becomes a specially serviced loan) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with such subsequent securitization. If the One South Wacker Drive loan combination is being specially serviced when the related companion loan is securitized, the special servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period during which it acted as special servicer with respect to that loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the special servicer for the other securitization. See “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the One South Wacker Drive Loan Combination Will Shift to Others”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Primary Servicer	Prudential Asset Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to those mortgage loans sold to the issuing entity by Liberty Island Group I LLC. Liberty Island Group I LLC is partially owned by Prudential Mortgage Capital Company, LLC. See “Transaction Parties—The Primary Servicer” in this prospectus supplement. The master servicer will pay the fees of the primary servicer.

Certificate Administrator

Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, custodian, tax administrator and certificate registrar. The principal corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement.

Trustee	U.S. Bank National Association, a national banking association, will act as trustee of the trust fund. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred. See “Transaction Parties—The Trustee” in this prospectus supplement.

Underwriters	RBS Securities Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are the underwriters of the offered certificates. RBS Securities Inc. and Wells Fargo Securities, LLC are acting as co-lead bookrunning managers in the following manner: RBS Securities Inc. is acting as sole bookrunning manager with respect to 37.4% of each class of offered certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 62.6% of each class of offered certificates. Citigroup Global Markets Inc. is acting as a co-manager.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC. See “Method of Distribution (Underwriter Conflicts of Interest)” in the prospectus supplement.

Trust Advisor	Trimont Real Estate Advisors, Inc., a Georgia corporation, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans other than the One South Wacker Drive mortgage loan and the related companion loan. Some of the rights and duties involving the trust advisor will be as follows:

•

During a collective consultation period or senior consultation period, the trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the special servicer delivered to the certificate administrator. The review and report generally will be based on one or more of: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard. In the event that the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor non-privileged information and documentation that is reasonably relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual report regarding the Special Servicer.

•

During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans.

•

Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to the non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “The Pooling and Servicing Agreement—The Trust Advisor” and “—Asset Status Reports” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C and class D certificates has been reduced to zero. See “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will be responsible only to the issuing entity, and will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.

See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the One South Wacker Drive mortgage loan. See “—Companion Loan Holders” below.

Majority Subordinate

Certificateholder	The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial certificate principal balance or (ii) during a collective consultation period, the most subordinate class among the class E, class F and class G certificates that has an aggregate certificate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial certificate principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. During any subordinate control period, the majority subordinate certificateholder, or the subordinate class representative on its behalf (or with respect to the non-serviced loan combination, the related controlling noteholder (or its representative) under the related intercreditor agreement) will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, and (ii) any such successor satisfies the requirement of a qualified replacement special servicer as further described in “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor. Any such waiver will remain effective with respect to such holder and such class until such time as that majority subordinate certificateholder has (i) sold or transferred a majority of the Class E certificates (by certificate principal balance) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and trust advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer the successor majority subordinate certificateholder will again have the rights of the majority subordinate certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor majority subordinate certificateholder. The successor majority subordinate certificateholder will also have the right to irrevocably waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative. No successor majority subordinate certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

•	a senior consultation period will be deemed to have occurred and continue; and

•

the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding whether a subordinate control period or collective consultation period is or would otherwise then be in effect).

No class of certificates other than the class E, class F and class G certificates will be eligible to act as the controlling class or appoint a subordinate class representative.

It is anticipated that Eightfold Real Estate Capital Fund II, L.P. or an affiliate will purchase all of the class E, class F and class G certificates on the closing date and become the initial majority subordinate certificateholder. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the One South Wacker Drive mortgage loan, other than certain limited consultation rights with respect to actions of the special servicer under the series 2013-C11 pooling and servicing agreement (prior to the securitization of the One South Wacker Drive companion loan) and the special servicer under any pooling and servicing agreement related to the One South Wacker Drive companion loan (after the securitization of the One South Wacker Drive companion loan), as set forth in the related intercreditor agreement and described in this prospectus supplement.

Subordinate Class

Representative	The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement. Subject to the limitations described herein, this right may be exercised at any time and from time to time.

The subordinate class representative generally will be—

•

during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

•	during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

The periods referred to herein as subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the class E, class F and class G certificates. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. Additionally, during a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace the special servicer without cause. As a result of these rights, the subordinate class representative may have interests in conflict with those of the other certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Subordinate Class Representative”, “Risk Factors—Other Risks—Loan Combinations Pose Special Risks”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—The Majority Subordinate

Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Republic Plaza and Concord Mills, each of which also secures a companion loan, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to, among other rights of third parties, the consultation rights of the holder of the related companion loan, as provided for in the related intercreditor agreement and as described in this prospectus supplement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the One South Wacker Drive mortgage loan, other than certain limited consultation rights with respect to actions of the special servicer under the series 2013-C11 pooling and servicing agreement (prior to the securitization of the One South Wacker Drive companion loan) and the special servicer under any pooling and servicing agreement related to the One South Wacker Drive companion loan (after the securitization of the One South Wacker Drive companion loan), as set forth in the related intercreditor agreement and described in this prospectus supplement.

Companion

Loan Holders	The mortgaged properties identified on Annex A to this prospectus supplement as Republic Plaza, Concord Mills and One South Wacker Drive each secures both a mortgage note to be included in the trust and one other mortgage note, referred to as a “companion loan” that will not be included in the trust, which companion loan will be pari passu in right of payment with the mortgage note to be included in the trust. In each case, the pair of mortgage notes is collectively referred to herein as a “loan combination”. The Republic Plaza loan combination, the Concord Mills loan combination and, for purposes of the period prior to the securitization of the One South Wacker Drive companion loan, the One South Wacker Drive loan combination are each referred to herein as a “serviced loan combination”. For purposes of the period on and after the securitization of the One South Wacker Drive companion loan, the One South Wacker Drive loan combination is referred to herein as the “non-serviced loan combination”. The mortgage loans and the related companion loans (in the case of the One South Wacker Drive loan combination, prior to the securitization of the One South Wacker Drive companion loan) that are part of a serviced loan combination, are each referred to herein, respectively, as a “serviced mortgage loan” and a “serviced companion loan”. After the securitization of the One South Wacker Drive companion loan, the One South Wacker Drive mortgage loan and related companion loan are referred to herein, respectively, as the “non-serviced mortgage loan” and the “non-serviced companion loan”.

The Republic Plaza loan combination and the Concord Mills loan combination are currently serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the WFRBS Commercial Mortgage Trust 2012-C10 securitization, but on and after the closing date, the Republic Plaza loan combination and the Concord Mills loan combination will be principally serviced under the pooling and servicing agreement. Prior to the securitization of the related companion loan, the One South Wacker Drive loan combination will be serviced pursuant to the pooling and servicing agreement. After the securitization of the One South Wacker Drive companion loan, such loan combination will be serviced under the pooling and servicing agreement related to the securitization of the One South Wacker Drive companion loan (referred to herein as an “other securitization”), subject to the related intercreditor agreement, as follows:

•

The other master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers (including primary servicers), such loan combination when it is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination. The series 2013-C11 master servicer will be primarily responsible for making debt service advances with respect to the related mortgage loan for the benefit of the series 2013-C11 certificateholders. The other master servicer will be primarily responsible for making debt service advances with respect to the related companion loan for the benefit of the certificateholders under the other securitization.

•

The other special servicer will be responsible for servicing such loan combination following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

•

The other trustee will be primarily responsible for back-up advancing if the related other master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

•

We anticipate that the other pooling and servicing agreement will provide for a trust advisor with rights and duties in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with the rights and duties of the series 2013-C11 trust advisor under the series 2013-C11 pooling and servicing agreement.

•

We anticipate that the other pooling and servicing agreement will grant to a designated majority subordinate certificateholder various rights in connection with the servicing and administration of loans (including such loan combination) under that agreement that are materially consistent with those granted to the series 2013-C11 majority subordinate certificateholder under the series 2013-C11 pooling and servicing agreement.

•

With respect to the One South Wacker Drive mortgage loan, (i) the mortgage loan seller initially will be required to deliver the mortgage loan documents for the loan combination (other than the promissory note evidencing the companion loan) to the series 2013-C11 custodian to be held on behalf of the trustee, in accordance with the document delivery requirements that apply to all mortgage loans under the pooling and servicing agreement, except that instruments of assignment to the trustee may be in blank, and need not be recorded to reflect the series 2013-C11 trustee, and (ii) following any securitization of the related companion loan, the person selling the companion loan to the depositor in that other securitization, at its own expense, will be (a) entitled to direct the series 2013-C11 custodian to deliver all such mortgage loan documents in its possession (other than the promissory note evidencing the mortgage loan included in the series 2013-C11 trust fund) to the trustee or custodian for that other securitization, (b) required to cause the retention by or delivery to the series 2013-C11 trustee or custodian of photocopies of the mortgage loan documents so delivered to that other trustee or custodian, (c) entitled to cause the completion and recordation of instruments of assignment in the name of that other trustee or custodian, and (d) required to deliver to the series 2013-C11 trustee or custodian photocopies of any instruments of assignment so completed and recorded.

The servicing and administration of each serviced loan combination will be conducted according to substantially the same provisions as apply to mortgage loans that are not included in a loan combination, except that the holder of the serviced companion loan, or a representative thereof, will have certain notice and consultation rights.

The Republic Plaza companion loan and the Concord Mills companion loan are currently held by the WFRBS Commercial Mortgage Trust 2012-C10. As of the closing date, the One South Wacker Drive companion loan will be held by the related mortgage loan seller, which will reserve the right to further divide or sell the companion loan to a third party at any time (subject to compliance with the terms of the related intercreditor agreement). The companion loan holder for each of the Republic Plaza, Concord Mills and One South Wacker Drive loan combination will not be party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loans. In exercising its rights, powers and privileges under the servicing provisions of the pooling and servicing agreement, no companion loan holder (or related subordinate class representative) will have any duty to take into account the interests of the series 2013-C11 certificateholders. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Subordinate Class Representative”, “Risk Factors—Other Risks—Loan Combinations Pose Special

Risks”, “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Significant Obligor	The mortgaged property identified on Annex A to this prospectus supplement as Republic Plaza secures a mortgage loan that represents approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Significant Obligor” in this prospectus supplement.

Significant Affiliations

and Relationships	The Royal Bank of Scotland Group plc and its affiliates are playing several roles in this transaction. RBS Commercial Funding Inc. is the depositor and an affiliate of The Royal Bank of Scotland, a sponsor, originator and mortgage loan seller, and RBS Securities Inc., one of the underwriters for the offering of the certificates.

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller is also the master servicer, the custodian and certificate administrator and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Bank, National Association is also the initial holder of the One South Wacker Drive companion loan. While Wells Fargo Bank, National Association currently intends to sell the One South Wacker Drive companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable. All of the respective mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility that such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such mortgage loans, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor. Prudential Asset Resources, Inc., the primary servicer of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by Basis Real Estate Capital II, LLC.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Property-Secured Financing and Mezzanine and Similar Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial majority subordinate certificateholder, in connection with its expected purchase of all of the class E, class F and class G certificates, engaged Midland Loan Services, a Division of PNC Bank, National Association as an independent contractor to conduct due diligence with respect to the mortgage loans.

These roles may give rise to conflicts of interest. See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement. See also “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Significant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2013 (or, in the case of any mortgage loan that has its first due date in March 2013, the date that would have been its due date in February 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about February 12, 2013.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following each determination date, commencing in March 2013. The first distribution date is anticipated to be March 15, 2013.

Record Date	The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as otherwise described in this prospectus supplement with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Connecticut, Florida, Georgia,

New York, North Carolina, Pennsylvania, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period	Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one calendar month long,

•	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

•

will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of the non-serviced mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Assumed Final

Distribution Dates	Set forth in the table below is the month during which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases, sales or prepayments of the mortgage loans after the closing date, except that each mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
A-1	November 2017
A-2	February 2018
A-3	January 2020
A-4	November 2022
A-5	January 2023
A-SB	November 2022
A-S	January 2023
B	January 2023
C	January 2023

*	Calculated based on a 0% CPR and the structuring assumptions described on Annex D to this prospectus supplement.

Rated Final

Distribution Date	As to each class of offered certificates, the distribution date in March 2045.

Control and

Consultation Periods	The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below.

•

Subordinate Control Period. A “subordinate control period” will exist as long as the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. The trust advisor will have no rights to consult with respect to actions of the special servicer during a subordinate control period.

•

Collective Consultation Period. A “collective consultation period” will exist as long as both (i) the aggregate certificate principal balance of the class E certificates (as reduced by any appraisal reduction amounts allocable to that class) is less than 25% of the initial certificate principal balance of the class E certificates and (ii) the aggregate certificate principal balance of the class E certificates (without regard to any appraisal reduction amounts allocable to that class) is at least 25% of the initial certificate principal balance of the class E certificates (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

•

Senior Consultation Period. A “senior consultation period” will exist as long as either (i) the aggregate certificate principal balance of the class E certificates (without regard to the allocation of any appraisal reduction amounts to that class) is less than 25% of the initial certificate principal balance of the class E certificates or (ii) the then-majority subordinate certificateholder (during such time as the class E certificates are the most subordinate class among the class E, class F and class G certificates that have an aggregate certificate principal balance (without regard to the allocation of any appraisal reduction amounts to the related class) at least equal to 25% of its initial certificate principal balance) has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement; provided that a senior consultation period will be deemed to exist with respect to any mortgage loan that became a specially serviced mortgage loan prior to the transfer of a majority of the class E certificates to a successor majority subordinate certificateholder and had not also become a corrected mortgage loan prior to such transfer until such time as such mortgage loan becomes a corrected mortgage loan. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

•

With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Republic Plaza and Concord Mills, each of which also secures a companion loan:

(i)

the subordinate class representative under the series 2012-C10 pooling and servicing agreement (or, during a senior consultation period under the series 2012-C10 pooling and servicing agreement, the special servicer under such pooling and servicing agreement)

or any subsequent holder of the related companion loan or its representative will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement. Those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and

(ii)	the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2013-C11 pooling and servicing agreement will not limit the consultation rights of the holder of the companion loan that we describe in this prospectus supplement.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as One South Wacker Drive, which also secures a companion loan:

(i)	at all times prior to the securitization of the related companion loan, the holder of the related companion loan (or its representative) will have control and consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement;

(ii)	the existence of a subordinate control period, collective consultation period or senior consultation period under the series 2013-C11 pooling and servicing agreement will not limit the control and consultation rights of the holder of the companion loan that we describe in this prospectus supplement; and

(iii)

the time periods and provisions described above generally will not apply to the servicing and administration of the One South Wacker Drive loan combination after the securitization of the related companion loan. We anticipate that the applicable other pooling and servicing agreement will set forth time periods and corresponding relative rights of the related subordinate class representative, majority subordinate certificateholder, trust advisor and certificateholders in connection with the servicing and administration of loans (including the applicable loan combination) under that agreement that are materially consistent with the time periods and corresponding relative rights of the series 2013-C11 subordinate class representative, series 2013-C11 majority subordinate certificateholder, series 2013-C11 trust advisor and series 2013-C11 certificateholders under the series 2013-C11 pooling and servicing agreement as generally described above. The relevant time periods under the series 2013-C11 pooling and servicing agreement are, and the relevant time periods under the pooling and servicing agreement related to the securitization of the One South Wacker Drive companion loan, will be, defined by reference to the circumstances existing under that agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a similar period under another pooling and servicing agreement.

The Mortgage Loans

General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

•	All numerical information provided with respect to one or more mortgage loans is provided on an approximate basis.

•

All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each mortgage loan to the trust fund.

•

In presenting the cut-off date principal balances of the mortgage loans, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date have been received on or before their respective due dates or before the expiration of any grace periods, and no prepayments or other unscheduled collections of principal are received with respect to any mortgage loan during the period from February 1, 2013 up to and including the cut-off date.

•

With respect to each of the mortgage loans secured by the mortgaged properties respectively identified on Annex A to this prospectus supplement as Republic Plaza, Concord Mills and One South Wacker Drive, with respect to which each related mortgaged property also secures a companion loan, we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan.

•

Some of the mortgage loans are part of a group of mortgage loans that are cross-collateralized and cross-defaulted with each other. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans would have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement. None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the mortgage loans secured by the mortgaged properties respectively identified on Annex A to this prospectus supplement as Republic Plaza, Concord Mills and One South Wacker Drive, each of which also secures a companion loan not included in the trust fund).

•

Three (3) of the mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Encana Oil & Gas, Salt Lake City FBI Building and Duda Southeast Retail Portfolio, representing approximately 4.6%, 3.3% and 0.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus supplement.

•

In cases where a mortgage loan is secured by more than one mortgaged property, principal balance-related information presented in this prospectus supplement is generally based on allocated loan amounts as stated in Annex A when information is presented relating to mortgaged properties and not mortgage loans.

•	Annex D presents the definitions of certain terms used in the statistical information provided in this prospectus supplement.

General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Cut-off date pool balance	$1,436,326,346
Number of mortgage loans	82
Number of mortgaged properties	153
Percentage of multi-property mortgage loans and cross-collateralized groups	27.6%
Largest cut-off date principal balance	$155,000,000
Smallest cut-off date principal balance	$1,098,848
Average cut-off date principal balance	$17,516,175
Highest mortgage interest rate	5.400%
Lowest mortgage interest rate	3.470%
Weighted average mortgage interest rate	4.215%
Longest original term to maturity or anticipated repayment date	120 months
Shortest original term to maturity or anticipated repayment date	60 months
Weighted average original term to maturity or anticipated repayment date	107 months
Longest remaining term to maturity or anticipated repayment date	120 months
Shortest remaining term to maturity or anticipated repayment date	57 months
Weighted average remaining term to maturity or anticipated repayment date	106 months
Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)	3.77	x
Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.21	x
Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)	1.97	x
Highest cut-off date loan-to-value ratio(1)(2)	76.7%
Lowest cut-off date loan-to-value ratio(1)(2)	34.6%
Weighted average cut-off date loan-to-value ratio(1)(2)	61.1%
Highest maturity date or anticipated repayment date loan-to-value ratio(1)(2)	73.0%
Lowest maturity date or anticipated repayment date loan-to-value ratio(1)(2)	23.7%
Weighted average maturity date or anticipated repayment date loan-to-value ratio(1)(2)	53.7%
Highest underwritten NOI debt yield ratio(1)(2)	22.8%
Lowest underwritten NOI debt yield ratio(1)(2)	8.9%
Weighted average underwritten NOI debt yield ratio(1)(2)	11.1%
Highest underwritten NCF debt yield ratio(1)(2)	22.1%
Lowest underwritten NCF debt yield ratio(1)(2)	8.7%
Weighted average underwritten NCF debt yield ratio(1)(2)	10.3%

(1)	In the case of each of the Republic Plaza, Concord Mills and One South Wacker Drive mortgaged properties, with respect to which the related mortgage loan also secures a companion loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related companion loan (unless otherwise stated). In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans would have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement.
(2)

Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the mortgage loans are presented without regard to any other indebtedness

(whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. For mortgage loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of amortization was used as the annual debt service for purposes of calculating the related debt service coverage ratios. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement.

Loan Combinations	Three (3) of the mortgage loans included in the mortgage pool, identified on Annex A to this prospectus supplement as Republic Plaza, Concord Mills and One South Wacker Drive, representing approximately 10.8%, 8.7% and 4.9%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of a loan combination for which the same mortgage instrument also secures a note that is pari passu in right of payment with that mortgage loan and will not be included in the issuing entity.

The table below shows the mortgage loans that are part of a loan combination:

Loan Combinations

Mortgage Loan	Trust Mortgage Loan Cut-off Date Loan Balance	Trust Mortgage Loan as a % of Cut-off Date Pool Balance	Companion Loan Balance as of Cut-off Date	Total Mortgage Debt
Republic Plaza	$155,000,000	10.8%	$125,000,000	$280,000,000
Concord Mills	$125,000,000	8.7%	$110,000,000	$235,000,000
One South Wacker Drive	$70,000,000	4.9%	$95,000,000	$165,000,000

For more information regarding the loan combinations, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Property Types	The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties operated primarily for each indicated purpose:

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Office	11	$505,012,487	35.2%
Retail	41	318,395,404	22.2
Hospitality	20	173,454,282	12.1
Manufactured Housing Community	28	155,169,684	10.8
Industrial	18	122,916,323	8.6
Self-Storage	25	99,929,359	7.0
Multifamily	7	36,771,525	2.6
Mixed Use	3	24,677,282	1.7

Total:	153	$1,436,326,346	100.0%

Geographic Concentrations	The mortgaged properties are located in 33 separate states. The table below shows the jurisdictions in which the mortgaged properties are located:

State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Colorado	9	$243,767,836	17.0%
North Carolina	9	185,632,590	12.9
California	13	141,774,603	9.9
Texas	19	125,598,616	8.7
New York	1	120,000,000	8.4
Illinois	10	115,065,691	8.0
Other(1)	92	504,487,011	35.1

Total:	153	$1,436,326,346	100.0%

(1)	Includes 27 states.

Encumbered and

Other Interests	The table below shows the number of, and percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by, mortgaged properties for which the interest is as indicated:

Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Fee	152	$1,430,101,346	99.6%
Leasehold	1	6,225,000	0.4

Total:	153	$1,436,326,346	100.0%

Amortization

Characteristics	The table below shows the amortization characteristics of the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Interest-Only, Amortizing Balloon	11	$515,103,000	35.9%
Amortizing Balloon	65	481,512,823	33.5
Interest-Only, Balloon	3	313,410,523	21.8
Interest-Only, ARD	2	112,800,000	7.9
Amortizing Balloon, ARD	1	13,500,000	0.9

Total:	82	$1,436,326,346	100.0%

Prepayment

Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Lockout/Defeasance/Open	70	$1,003,842,323	69.9%
Lockout/Yield Maintenance/ Open	11	389,984,023	27.2
Lockout/Yield Maintenance or Defeasance/Open	1	42,500,000	3.0

Total/Weighted Average:	82	$1,436,326,346	100.0%

(1)	See Annex A to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.
(2)	Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” and “—Certain Terms of the Mortgage Loans—Partial Releases and Property Substitutions” in this prospectus supplement.

Other Mortgage

Loan Features	As of the cut-off date, the mortgage loans had the following characteristics:

•	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•

Six (6) groups of mortgage loans, representing approximately 11.5%, 3.2%, 1.1%, 0.9%, 0.5% and 0.3%, respectively, of the aggregate balance of the mortgage pool as of the cut-off date, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership. See Annex A to this prospectus supplement.

•

Thirty-four (34) mortgaged properties, securing mortgage loans representing approximately 18.1% of the aggregate balance of the mortgage pool as of the cut-off date, are either wholly owner-occupied or 100.0% leased to a single tenant.

•

The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of a default interest rate following a default, (ii) in the case of the mortgage loans with an anticipated repayment date, any increase described below that may occur if any such mortgage loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions that are described on the footnotes to Annex A in this prospectus supplement.

•

Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest may actually accrue and be applied on certain mortgage loans on an actual/360 basis. Accordingly, in such circumstances, there would be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans.

•

No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated repayment date after the applicable anticipated repayment date for such loan).

Removal of Loans from

the Mortgage Pool

Generally, from and after the initial issuance of the certificates, an individual mortgage loan may be removed from the mortgage pool only as a result of (a) a repurchase or substitution by a sponsor or mortgage loan seller for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a document defect that is deemed to be material) affecting such mortgage loan under circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan, such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “—Sale of Defaulted Mortgage Loans and REO Properties”, “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

The Offered Certificates

General	We are offering the following classes of Series 2013-C11 Commercial Mortgage Pass-Through Certificates:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-5

•	Class A-SB

•	Class A-S

•	Class B

•	Class C

The Series 2013-C11 Commercial Mortgage Pass-Through Certificates will consist of the above classes and the following classes that are not being offered by this prospectus supplement and the prospectus: class X-A, class X-B, class D, class E, class F, class G, class V and class R certificates.

Certificate Principal Balances	The classes of certificates offered by this prospectus supplement will have the approximate aggregate initial principal amounts set forth below, subject to a permitted variance that depends on the mortgage loans deposited into the trust fund:

Class A-1	$65,123,000
Class A-2	$278,494,000
Class A-3	$46,800,000
Class A-4	$100,000,000
Class A-5	$417,757,000
Class A-SB	$97,254,000
Class A-S	$134,656,000
Class B	$93,361,000
Class C	$59,248,000

The classes of certificates that are not offered by this prospectus supplement and the prospectus (other than the class R and class V certificates) will have the initial aggregate certificate principal balances or notional balances, as applicable, as set forth under “—Overview of the Certificates” in this prospectus supplement.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates	The class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B and class C certificates will each bear interest. The class X-A, class X-B, class D, class E, class F and class G certificates, which are not offered hereby, will each also bear interest. When referring to the interest bearing certificates collectively, we mean the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A, class X-B, class A-S, class B, class C, class D, class E, class F and class G certificates. Each class of interest-bearing certificates will accrue interest at a pass-through rate. The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Class A-1	0.799%
Class A-2	2.029%
Class A-3	2.695%
Class A-4	3.037%
Class A-5	3.071%
Class A-SB	2.630%
Class A-S	3.311%
Class B	3.714%
Class C	4.129%

The pass-through rates for the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB and class A-S certificates in each case will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above. The pass-through rate for the class B certificates will be a variable rate per annum equal to the lesser of (i) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class C certificates will be a variable rate per annum equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 0.056%.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also the definition of “WAC Rate” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. Prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C, class D, class E, class F and class G certificates on a pro rata basis. In addition, the amount of interest otherwise distributable on the class B, class C and class D certificates on any distribution date may be reduced by certain trust advisor expenses. Your interest entitlement on each distribution date may therefore be less than a full month’s interest accrued at the pass-through rate on your certificates.

B. Interest Rate Calculation

Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months (also known as a “30/360” basis). For purposes of calculating the pass-through rates on the class X-A and class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to, or based on, the mortgage loan interest rates, the mortgage loan interest rates used in such calculation will not reflect any default interest rate, any rate at which excess interest accrues after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any loan term modifications resulting from a borrower’s bankruptcy, insolvency or similar proceeding.

In addition, the interest rate for each mortgage loan for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that mortgage loan in that month, adjusted for any interest reserve amounts withheld or added back as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

Distributions

A. General	The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes entitled to those distributions, sequentially as follows:

Distribution Order(1)	Class
1st	A-1, A-2, A-3, A-4, A-5, A-SB, X-A(2) and X-B(2)
2nd	A-S
3rd	B
4th	C
5th	Non-offered certificates (other than the class X-A and class X-B certificates)

(1)

With respect to priority 1st, (a) distributions of interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates will be made on a pro rata basis in accordance with the respective amounts of interest distributable on such classes on each distribution date and (b) distributions of principal, if and when applicable, generally will be made first to the class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the class A-SB planned principal balance identified on Annex H to this prospectus supplement, then sequentially in order of distribution priority as described under “—Interest and Principal Entitlements” below.

(2)	The class X-A and class X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and debt service advances and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement.

B. Interest and

Principal Entitlements	On each distribution date, you will be entitled to receive interest and principal distributions from available funds in an amount equal to your certificate’s interest and principal entitlement, subject to:

(i)	payment of the respective interest entitlement for each class of certificates having an earlier alphabetical designation (except in respect of the distribution of interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates, which will have the same senior priority and except that distributions to the class A-S certificates are payable only after distributions to the foregoing classes), and

(ii)	if applicable, payment of the respective principal entitlement for such distribution date to each outstanding class of certificates having an earlier alphanumeric designation.

In addition, the certificate administrator will be required to make principal distributions in a specified sequential order to ensure that generally:

•

no principal distribution will be made on the class D, class E, class F or class G certificates until the aggregate certificate principal balance of each class of offered certificates has been reduced to zero;

•	no principal distributions will be made on the class C certificates until the aggregate certificate principal balance of each other class of offered certificates has been reduced to zero;

•

no principal distributions will be made on the class B certificates until the aggregate certificate principal balance of each other class of offered certificates (other than the class C certificates) has been reduced to zero;

•

no principal distributions will be made on the class A-S certificates until the aggregate certificate principal balance of each other class of offered certificates (other than the class C and class B certificates) has been reduced to zero;

•

no principal distributions will be made on the class A-5 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2, class A-3 and class A-4 certificates has been reduced to zero;

•

no principal distributions will be made on the class A-4 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1, class A-2 and class A-3 certificates has been reduced to zero;

•

no principal distributions will be made on the class A-3 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the aggregate certificate principal balance of the class A-1 and class A-2 certificates has been reduced to zero;

•

no principal distributions will be made on the class A-2 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the related class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement and the certificate principal balance of the class A-1 certificates has been reduced to zero;

•

no principal distributions will be made on the class A-1 certificates on any distribution date until the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for such distribution date as identified on Annex H to this prospectus supplement; and

•

once the certificate principal balance of the class A-SB certificates has been reduced to the class A-SB planned principal balance for any distribution date as identified on Annex H to this prospectus supplement, no additional principal distributions will be made on the class A-SB certificates until the aggregate certificate principal balance of the class A-1, class A-2, class A-3, class A-4 and class A-5 certificates has been reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate certificate principal balance of the class A-S, class B, class C, class D, class E, class F and class G certificates may be reduced to zero at a time when the class A-1, class A-2, class A-3, class A-4, class A-5 and/or class A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated to the class A-1, class A-2, class A-3, class A-4, class A-5 and/or class A-SB certificates pro rata (in accordance with their respective certificate principal balances immediately prior to that distribution date), until the certificate principal balance of those classes has been reduced to zero.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date appears under “Description of the Offered Certificates—Distributions—Priority of Distributions” in this prospectus supplement. The class X-A, class X-B, class V and class R certificates will not be entitled to any distributions of principal.

C. Fees and Expenses	Various fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below:

•

Certain Fees of the Master Servicer, Primary Servicers and Sub-Servicers. The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including the non-serviced mortgage loan. The weighted average master servicing fee rate will be approximately 0.02482% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Some of the mortgage loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related mortgage loan including without limitation, Prudential Asset Resources, Inc. and Principal Global Investors, LLC, which will primary service certain mortgage loans. The rate at which the primary servicing fee or sub-servicing fee accrues for each such mortgage loan is included in the master servicing fee rate for that mortgage loan.

•

Certain Fees of the Special Servicer. Other than with respect to the non-serviced mortgage loan, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan (including any related serviced companion loan), if any, as to which the corresponding mortgaged property has become an REO property. The special servicing fee will accrue at a rate equal to 0.25% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or deemed due on such REO property, as the case may be, is paid. The special servicing fee generally will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than the non-serviced mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

In addition, the special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer, for so long as that mortgage loan remains a worked-out mortgage loan. The workout fee generally will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The special servicer will also generally be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than the non-serviced mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower and each specially serviced mortgage loan (other than the non-serviced mortgage loan) or REO property (other than the non-serviced REO property) as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received. In each case, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges. Notwithstanding the provisions described above, with some exceptions, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

•

Certain Fees of the Trustee and Certificate Administrator. The trustee and certificate administrator will each be entitled to a fee for each mortgage loan (including the non-serviced mortgage loan) and each REO mortgage loan on each distribution date, which fee will accrue at a specified rate per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan. The trustee fee rate will accrue at a rate equal to 0.00035% per annum and the certificate administrator fee rate will accrue at a rate equal to 0.00285% per annum.

•

Certain Fees of the Trust Advisor. The trust advisor will be entitled to the trust advisor ongoing fee for each mortgage loan (other than the non-serviced mortgage loan), which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred). The trust advisor ongoing fee will accrue at a rate per annum equal to with respect to each mortgage loan (other than the One South Wacker Drive mortgage loan), 0.00156%, and in each case will be computed using the same interest accrual basis and principal amount respecting which any payment due on the mortgage loan is computed.

•	Other Fees and Expenses. The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled to certain other additional fees and reimbursement of expenses.

The pooling and servicing agreement will include some restrictions on the special servicer’s and its affiliates’ receipt of compensation that is not otherwise expressly provided for in the pooling and servicing agreement.

With respect to the One South Wacker Drive mortgage loan after the securitization of the related companion loan, we anticipate that the other master servicer, the other special servicer and the other trust advisor with respect to such securitization will be entitled to fees on terms and conditions that are materially consistent with the respective fees described above, in each case pursuant to the related pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations”, “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled and, with respect to the One South Wacker Drive mortgage loan after the securitization of the related companion loan, we anticipate that the other master servicer, the other special servicer, the other trustee, the other certificate administrator and the other trust advisor with respect to such securitization will be entitled, to certain other additional fees and reimbursement of expenses. In general, those fees and reimbursements are, or are anticipated to be, payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2013-C11 mortgage pool, in each case prior to distributions to the certificateholders.

See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D. Prepayment Premiums	The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the class X-A and class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement.

Advances

A. Principal and

Interest Advances

The master servicer is generally required to advance delinquent monthly mortgage loan payments with respect to each mortgage loan (including the non-serviced mortgage loan but not any companion loan). The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate) or (c) prepayment premiums or yield maintenance charges. The master servicer also is not required to advance amounts deemed non-recoverable, and the interest portion of any otherwise required debt service advance may be reduced in connection with appraisal reduction amounts. In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee’s and the certificate administrator’s fees. The master servicer or trustee, as applicable, will be entitled to reimbursement for debt service advances from payments or other recoveries received on the related mortgage loan, or, if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection account. The latter form of reimbursement may result in losses on your certificates. Delinquent monthly payments on any companion loans will not be advanced by the master servicer or trustee, but may be advanced to the holder of that loan by the other master servicer or other trustee under a pooling and servicing agreement entered into in connection with the securitization of such companion loan.

B. Servicing Advances	The master servicer also is generally required to make servicing advances, including advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents, with respect to all mortgage loans or loan combinations and any REO properties. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable. In the event that the master servicer fails to make a required servicing advance, the trustee will be required to make that advance, subject to a right to make its own non-recoverability determination. In addition, the special servicer may elect to make certain servicing advances on an emergency basis. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. The master servicer, the special servicer or the trustee, as applicable will be entitled to reimbursement for servicing advances from payments or other recoveries on or in respect of the related mortgage loan or loan combination, or if the advance is determined to be non-recoverable, from general collections on or in respect of unrelated mortgage loans that are on deposit in the collection account. This latter form of reimbursement may result in losses on your certificates. To the extent that a companion loan’s pro rata share of any nonrecoverable servicing advances is reimbursed from collections or recoveries on one or more mortgage loans in the trust fund, the master servicer must exercise the rights of the trust fund to obtain reimbursement from the holder of that companion loan.

C. Interest on Advances	The master servicer, the special servicer and the trustee will generally be entitled to receive interest on advances they make, which interest will accrue at the prime lending rate described more fully in this prospectus supplement, compounded annually. If the interest on such advance is not recovered from default interest or late payment charges collected on the mortgage loan, a shortfall will result, which will have the same effect or substantially the same effect as a realized loss.

Notwithstanding the provisions described above, no interest will accrue on any advance of principal or interest due on a mortgage loan before any grace period applicable to the mortgage loan has expired.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Subordination	The amount available for distribution will be applied in the order described in “—Distributions—Interest and Principal Entitlements” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the class A-SB certificates until their certificate principal balance has been reduced to the related class A-SB planned principal balance as identified on Annex H to this prospectus supplement for the applicable distribution date, and then, to the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates, in that order). Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement. The chart also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of Series 2013-C11 certificates that are not being offered by this prospectus supplement). Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

*	The class X-A and class X-B certificates do not have certificate principal balances and do not entitle their holders to distributions of principal. However, loan losses will generally reduce the notional amount of the class X-A and/or class X-B certificates and, therefore, the amount of interest they accrue.
**	Other than the class X-A, class X-B, class V and class R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class. No such losses will be allocated to the class V,

class R, class X-A or class X-B certificates, although loan losses will reduce the notional amount of the class X-A certificates (to the extent such losses are allocated to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB or class A-S certificates) and class X-B certificates (to the extent such losses are allocated to the class B or class C certificates) and, therefore, the amount of interest they accrue. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to the non-serviced loan combination serviced pursuant to another pooling and servicing agreement, the right of any other master servicer, other special servicer or other trustee to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses. These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates, on a pro rata basis according to accrued interest, to reduce the interest entitlements on those certificates. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to the securitization of any non-serviced companion loan, any other trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under

“Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

In connection with any activities related to the possible future servicing of the One South Wacker Drive loan combination under another securitization, it is anticipated that the trust advisor with respect to such securitization will be entitled to indemnification from the 2013-C11 trust fund (on a pro rata basis with the other trust fund based on the respective principal balances of the mortgage loan and the companion loan) in respect of its obligations under the other pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder under such securitization of its rights under the other pooling and servicing agreement.

Any expenses incurred by the series 2013-C11 trust advisor or, with respect to the non-serviced mortgage loan, the other trust advisor, that are indemnifiable by the series 2013-C11 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the class B, class C and class D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C and class D certificates on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the class D, class C and class B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the class D, class C, class B, class A-S and class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates (with any write-off of the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates to be applied on a pro rata basis among those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of each such class has been reduced to zero. Any portion of such trust advisor expenses that remains unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to the non-serviced mortgage loan, any related other trust advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or any related other trust advisor, as applicable, is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor or, with respect to the non-serviced mortgage loan, any related other trust advisor, at the time of its discharge and such expenses will instead be treated in substantially the same manner as other unanticipated expenses of the trust. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity and the certificates, including the periodic and other public reports required to be filed with the SEC such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Optional Termination	The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Required Repurchase,

    Substitution or Loss of

    Value Payments Reflecting

Mortgage Loans	Under the circumstances described in this prospectus supplement, the related mortgage loan seller or an affiliate will be required to repurchase or substitute or make a loss of value payment for any mortgage loan for which it cannot remedy a material breach of a representation or warranty (or, in certain cases, a breach that is deemed to be material) or a material document defect (or, in certain cases, a document defect that is deemed to be a material document defect) affecting such mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Sale of Defaulted Mortgage

Loans and REO Properties

Subject to the discussion set forth below with respect to the One South Wacker Drive mortgage loan following the securitization of the related companion loan, pursuant to the pooling and servicing agreement (and subject to any intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) for cash a mortgage loan or loan combination that constitutes a defaulted mortgage loan for which the special servicer has determined that no satisfactory arrangements can be made for the collection of delinquent payments, or a mortgaged property that has been acquired as an REO property, in either case provided that the special servicer has determined that such a sale would be in the best economic interest of the trust and any related companion loan holder (as a collective whole, as if they together constituted a single lender) on a net present value basis. If the special servicer so sells a defaulted mortgage loan or REO property, the special servicer will generally be required to accept the highest offer received from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

With respect to the One South Wacker Drive loan combination prior to the securitization of the related companion loan, the special servicer may offer to sell to any person (or offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such loan sale, the special servicer is required to sell both the One South Wacker Drive mortgage loan and its related companion loan together as a whole loan.

Notwithstanding any contrary provision described above, with respect to the One South Wacker Drive loan combination following the securitization of the related companion loan, the pooling and servicing agreement related to the securitization of the related companion loan will authorize the other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property related to such loan combination, and such a sale would be in the best economic interest of the related trust (as the holders of the related companion loan) and the series 2013-C11 trust collectively on a net present value basis. If such other special servicer so sells the related loan combination or related REO property, it will generally be required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations—The One South Wacker Drive Loan Combination—Sale of Defaulted Mortgage Loan” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement. In connection with any such loan sale, the other special servicer will be required to sell both the One South Wacker Drive mortgage loan and its related companion loan together as a whole loan.

In no event may a sale of a defaulted mortgage loan or REO property for less than a par price occur as otherwise described above unless the special servicer has obtained the approval of or consulted with the subordinate class representative and/or the trust advisor in accordance with the approval or consultation rights of those parties and, in the case of a loan combination, consulted with the holder of the companion loan or its representative in accordance with that holder’s consultation rights.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness (including any permitted future mezzanine debt), the holder of the related mezzanine loan may have the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness” in this prospectus supplement.

Denominations	We intend to deliver the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B and class C certificates in minimum denominations of $10,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement.

Clearance and Settlement	You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement. See “Description of the Offered Certificates—Delivery, Form and Denomination”, and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—General” in the prospectus.

Other Investment Considerations

Conflicts of Interest	The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

•

the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to the securitization of the non-serviced companion loan, the ownership of any certificates issued pursuant to such securitization by the related other master servicer, other special servicer, other trust advisor or any of their affiliates;

•

the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, originators, master servicer, special servicer, trustee, certificate administrator, trust advisor, or, with respect to the securitization of the non-serviced companion loan, any related other master servicer, other special servicer or other trust advisor, or any of their affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

•

the obligation of the special servicer or, with respect to the securitization of the non-serviced companion loan, any other special servicer, to take actions at the direction or obtain the approval of the subordinate class representative or the right of the majority subordinate certificateholder or the subordinate class representative on its behalf to replace the special servicer with or without cause;

•

the right of any majority subordinate certificateholder or a subordinate class representative on its behalf to replace the special servicer or, with respect to the securitization of the non-serviced companion loan, any other special servicer, as applicable, with or without cause, and any arrangements entered into between the special servicer and any such entity in consideration of the special servicer’s appointment (or continuance as) special servicer under the pooling and servicing agreement;

•

the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

•

the opportunity of the initial investor in the class E, class F and class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to accept price adjustments in order to allow certain mortgage loans to be included in this securitization transaction; and

•

the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, certificate administrator or any of their affiliates in connection with any other transaction, and, with respect to the One South Wacker Drive loan combination if serviced under another pooling and servicing agreement, the activities of any other master servicer, other special servicer, other trust advisor, other trustee, other certificate administrator or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Holders of the One South Wacker Drive Companion Loan May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Trust Advisor”, “—Potential Conflicts of Interest of the Subordinate Class Representative”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”, “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Federal Income Tax

Consequences

Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”). Those REMICs will exclude excess interest accrued on the mortgage loans with an anticipated repayment date and the related distribution account, which assets will be held in a grantor trust (the “Grantor Trust”), and the class V certificates will represent undivided beneficial interests in the Grantor Trust as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

The offered certificates will evidence the ownership of “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this prospectus supplement. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes. When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

•	the mortgage loan with an anticipated repayment date will prepay in full on that date;

•	no mortgage loan will otherwise be prepaid prior to its stated maturity; and

•	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service (the “IRS”) will not challenge on audit the prepayment assumption used.

For information regarding the federal income tax consequences of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus supplement, which may affect significantly the yield on your investment. In addition, see “Yield and Maturity Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Code Section 4975, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the code should carefully review with their legal advisors whether the purchase or holding of the certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or similar law.

The U.S. Department of Labor has granted an administrative exemption to each of RBS Securities Inc., Prohibited Transaction Exemption 90-59 (September 6, 1990), as amended, and Wells Fargo Securities, LLC, Prohibited Transaction Exemption 96-22 (April 13, 1996), as amended, which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Code Sections 4975(a) and (b), transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which RBS Securities Inc. or Wells Fargo Securities, LLC serves as a manager or co-manager, and the servicing and operation of related mortgage pools, provided that certain conditions are met. See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of offered certificates will receive investment grade credit ratings from three national recognized statistical rating organizations hired by the depositor to rate the offered certificates.

The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the offered certificates of that class on or before the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the offered certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three national recognized statistical rating organizations to rate the offered certificates. Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the hired rating agencies no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”, “Yield and Maturity Considerations” and “Ratings” in this prospectus supplement and in the prospectus, and “Description of the Certificates” and “Yield Considerations” in the prospectus.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

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RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. Distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

Additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

In this “Risk Factors” discussion, we sometimes give examples of mortgage loans that exhibit a particular risk factor. The presentation of such examples should not be construed as statements that the relevant risk factor does not apply to other mortgage loans.

RISKS RELATED TO THE OFFERED CERTIFICATES

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear prepayment, credit, liquidity, market and other risks associated that class, including the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period, and the offered certificates have the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the originators, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. While the United States economy may technically be coming out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the United States economy could slip into an even more significant recession. Any recovery in the United States economy could be derailed by economic and political events. For example, the United States Treasury Secretary recently warned Congress that the United States government is approaching its borrowing limit and may, if Congress does not increase the borrowing limit, have insufficient funding to meet its financial obligations in the near future. Failure of the U.S. government to resolve this situation, in the near term or in any future instances, could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating.

Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in decreased occupancy, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, the lack of credit liquidity, correspondingly higher mortgage rates and decreases in the value of commercial and multifamily properties have prevented many commercial mortgage borrowers from refinancing their mortgages and may adversely affect the ability of a borrower to continue to perform its loan obligations. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. A substantial number of United States mortgage loans backed by commercial and multifamily properties, many with balloon payment obligations in excess of their respective current property values, will mature in the future. This may make the circumstances described above especially severe.

As a result of all of these factors, we cannot assure you that a weakness, illiquidity, volatility and other dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Concerns and/or uncertainty regarding U.S. government debt, the statutory borrowing limit, and the economic effects of tax increases and/or spending cuts could arise at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets, including the market for CMBS, at any time.

Circumstances in the Markets for Structured Products such as CMBS

The continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitized investments such as commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions or in the market for other asset backed or structured products.

Risks to the Financial Markets Relating to Terrorist Attacks

Future terrorist activities may occur in the United States or abroad. It is impossible to predict whether, or the extent to which, such activities may occur and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events may affect general economic conditions and financial markets:

•	Wars, revolts insurrections, armed conflicts, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•

The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS”, the secondary market for mortgage-backed securities recently experienced volatility, weakness, extremely limited liquidity and other dislocation. These conditions could re-occur or become more severe.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop or, if one develops, continue for any period. Additionally, one or more purchasers may purchase and hold substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, the capital markets or the economy in general; and

•	the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, your ability to sell such certificates and the proceeds of any sale will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may be unable to sell your certificates or you may be able to sell only at a discount from the price you paid. This may be the case for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the monthly distribution date statement delivered to you by the Certificate Administrator. In addition, under certain circumstances, you may be entitled to certain other information regarding the issuing entity and the offered certificates, including the periodic and other public reports required to be filed with the SEC pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, such as Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (as applicable) Current Reports on Form 8-K with respect to the issuing entity. See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, if a secondary market for the offered certificates even develops at all.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•

Member States of the European Economic Area (“EEA”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 and to securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. Among other provisions, Article 122a restricts investments by an EEA-regulated credit institution (and in some cases, consolidated group entities) in securitizations that fail to comply with certain requirements. These requirements include that: (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an on-going basis, a material net economic interest of not less than 5% in respect of the securitization and (b) the EEA-regulated credit institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that it has procedures to monitor such position and exposures on an on-going basis. Additionally, Article 122a imposes a severe capital charge on a securitization’s securities acquired by an EEA-regulated credit institution if that securitization fails to meet the requirements of Article 122a. For the purposes of Article 122a, an EEA-regulated credit institution may be subject to capital charges as a result of securitization positions held by its non-EEA affiliates, including those that are based in the United States. Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, by EEA undertakings for collective investment in securities (UCITS), and by investment funds managed by EEA alternative investment fund managers. None of the originators, the sponsors, the depositor or the issuing entity have taken, or intend to take, any steps to comply with the requirements of Article 122a. The fact that the certificates have not been structured to comply with Article 122a is likely to limit the ability of an EEA-regulated credit institution to purchase certificates, which in turn may adversely affect the liquidity of the certificates in the secondary market. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations such that capital charges imposed on banking institutions are determined to a lesser extent on the ratings of their investments. No such regulations have yet been adopted. When such regulations are adopted, investments in CMBS by such institutions may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the treatment of CMBS for regulatory capital purposes.

•

Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking laws to generally prohibit various covered banking entities from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring or having certain relationships with a hedge fund or private equity fund, subject to certain exemptions. The Volcker Rule also provides for certain supervised nonbank financial companies that engage in such activities or have such interests or relationships to be subject to additional capital requirements, quantitative limits or other restrictions. Section 619 became effective on July 21, 2012, subject to certain conformance periods, but proposed implementing rules have not been adopted. Although the Volcker Rule and the proposed implementing rules contain exemptions applicable to securitizations of loans, due to the lack of clarity as to the application of the Volcker Rule and these exemptions to certain securitized products as well as the fact that the implementing rules have not been finally adopted, we cannot assure you as to the effect of the Volcker Rule and the final implementing regulations on the ability or desire of certain investors subject to the Volcker Rule to invest in or to continue to hold commercial mortgage-backed securities, and as a result we cannot assure that the Volcker Rule as finally implemented will not adversely affect the market value or liquidity of the certificates.

•

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, no class of the offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this prospectus supplement and the prospectus.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for that class of the offered certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the various classes of offered certificates;

•	the rate and timing of shortfalls and losses on the mortgage loans and the extent to which they are allocated to or borne by that class of the offered certificates;

•	the pass-through rate for, and the other distribution terms of, your offered certificates;

•

the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due, incentives for a borrower to repay its mortgage loan by an anticipated repayment date and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied, the exercise of a purchase option by tenants or others or sales or other releases of outparcels that can result in prepayment of principal, tenant lease termination payments, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund;

•	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

•

the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout;

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates; and

•	servicing decisions with respect to the mortgage loans.

We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class or certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases and Other Liquidations May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of mortgage loans backed by commercial and multifamily properties. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, as well as defaults and liquidations or repurchases due to breaches of representations and warranties or document defects or purchases by a mezzanine holder pursuant to a purchase option or purchases of defaulted mortgage loans.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•

the terms of the mortgage loans, including the length of any prepayment lockout period, the applicable yield maintenance charges and prepayment premiums and any exceptions to the foregoing prepayment restrictions;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and the holder of the One South Wacker Drive companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price will (or in the case of a mezzanine lender, may) not include any yield maintenance payments or prepayment charges. A repurchase, a prepayment, exercise of a purchase option may adversely affect the yield to maturity on your certificates. Furthermore, defaulted mortgage loans and REO properties may be sold and, even if there is no less realized upon such sale, the effect of the sale will be similar to a prepayment. In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

The rate and timing of delinquencies, defaults, the application of involuntary payments such as liquidation proceeds, condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans will affect distributions on the offered certificates and their timing. Even if losses or shortfalls on the mortgage loans are not borne by your certificates, those losses or shortfalls may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer, the certificate administrator or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it made and has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of current payments or collections in respect of principal available to be distributed on the certificates, thereby extending the weighted average lives of the offered certificates, and will result in a reduction of the certificate principal balance of the certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement. Likewise, if the master servicer, the special servicer, the certificate administrator or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments or collections in respect of principal on the offered certificates and extending the weighted average lives of the offered certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Yield

In instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate principal balances for the current month. Even if losses on the mortgage loans are not allocated to your particular class of offered certificates with certificate principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify the mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Pass-Through Rates

The pass-through rates on one or more classes of offered certificates may be variable and may be equal to, limited by or based upon the weighted average of the net interest rates on the mortgage loans from time to time. The weighted average of the net interest rates on the mortgage loans would decline if the rate of principal payments (including for this purpose any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of parcels, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund) on or in respect of the underlying mortgage loans with higher net interest rates was faster than the rate of principal payments on the underlying mortgage loans with lower net interest rates. Accordingly, the yields on each of those classes of offered certificates will (if the pass-through rate is equal to or based upon that weighted average) or may (if the pass-through rate is limited by that weighted average) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The weighted average of the net interest rates on the mortgage loans will not be affected by modifications, waivers or amendments with respect to the mortgage interest rates on the underlying mortgage loans, whether agreed to by the special servicer or imposed in a bankruptcy, insolvency or similar proceeding involving the borrower, but may be affected by modifications, waivers or amendments that affect loan principal balances or amortization.

See “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the prospectus.

No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement will be under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole person, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons) (such persons, a “Responsible Repurchase Party”) obligated to repurchase or replace any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect that is not cured. If the respective entities described above default on such an obligation to repurchase or substitute, no other person or entity will be required to repurchase or substitute the applicable mortgage loan.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any mortgage loan as a result of the discovery of a material document defect or a material breach of representations and warranties. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions”, “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the three nationally recognized statistical rating organizations hired by the depositor to rate the offered securities:

•	are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•

may reflect assumptions by the rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could affect the ability of a benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and the prospectus.

Further, certain actions provided for in loan agreements may require that a rating agency confirmation be obtained from each rating agency hired by us to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

See “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining ratings for the offered certificates.

We hired three nationally recognized statistical rating organizations to rate the rated offered certificates. Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If unsolicited ratings on a particular class are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of that class. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In general, the various classes of certificates will bear those shortfalls and losses in reverse of distribution priority (and pro rata as among the class A-1, class A-2, class A-3, class A-4, class A-5 and class A-SB certificates and, as to interest among the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class X-A and class X-B certificates). However, in the case of trust advisor expenses, allocation of those expenses to reduce principal and/or interest in the manner we describe in this prospectus supplement may result in the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-SB, class A-S, class B, class C and class D certificates suffering a permanent loss of principal and/or (solely in the case of the class B, class C and class D certificates) interest even though the aggregate certificate principal balance of a more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Risks Relating to Interest on Advances and Special Servicing Compensation” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Subordination of Subordinate Offered Certificates

As described in this prospectus supplement, unless your certificates are class A-1, class A-2, class A-3, class A-4, class A-5 or class A-SB certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the certificate principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator or the trustee, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

The actions of one or more of these parties may be affected by the rights of other such parties or the rights of third parties. This may be especially relevant for purposes of special servicing actions because of the rights of various parties to replace the special servicer (whether with or without cause) or to approve or consult with respect to major special servicing decisions.

During a subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to replace the special servicer.

During a collective consultation period or a senior consultation period, the holders of at least 25% of the voting rights of the certificates (other than the class V or class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of at least 75% of the voting rights of all the certificates (taking into account the allocation of any appraisal reduction amounts in respect of the mortgage loans to notionally reduce the certificate principal balances of the principal balance certificates) vote affirmatively to so replace. See “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement.

In addition, the subordinate class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the subordinate class representative will not have such rights during a senior consultation period. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during a subordinate control period and has no consent rights at any time with respect to actions by the special servicer. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate principal balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the trust advisor, certain voting rights will also be reduced by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

You Will Have No Control Over the Servicing of the Non-Serviced Mortgage Loan

The One South Wacker Drive mortgage loan is secured by a mortgaged property that also secures a companion loan that is not an asset of the issuing entity. To the extent the One South Wacker Drive mortgage loan is included in another securitization and becomes a non-serviced mortgage loan, it will be serviced and administered by the master servicer and, if applicable, specially serviced by the special servicer of the other securitization, in each case under the pooling and servicing agreement related to such other securitization. We anticipate that such other pooling and servicing agreement will provide for a servicing arrangement that is materially consistent with that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholder and subordinate class representative. As a result, no holders of the series 2013-C11 certificates will have any control over any servicing of the non-serviced mortgage loan, except that the majority subordinate certificateholder under this series 2013-C11 securitization will have the right to consult with respect to those matters, on a non-binding basis, with the special servicer for any such other securitization to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations.”

The Servicing of the One South Wacker Drive Loan Combination Will Shift to Others

With respect to the One South Wacker Drive loan combination, the servicing of such loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the related companion loan is securitized in a separate securitization. At that time, servicing responsibilities for such loan combination will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer has been determined. In addition, the terms of any such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement. Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and we anticipate that the holder of the related companion loan or the controlling party in the related securitization of such companion loan or such other party specified in the related intercreditor agreement will have rights materially consistent with those granted to the subordinate class representative in this transaction for other mortgage loans. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

RISKS RELATED TO MORTGAGE LOANS AND MORTGAGED PROPERTIES

Commercial Lending is Dependent on Net Operating Income

The mortgage loans will be secured by various income producing commercial properties. The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time. See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Risks of Commercial and Multifamily Lending Generally” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus supplement, Underwritten Net Cash Flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the Underwritten Net Cash Flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow. The actual net cash flow could be significantly different than the Underwritten Net Cash Flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the Underwritten Net Cash Flow, such as the debt service coverage ratios and debt yields presented in this prospectus supplement. With respect to any mortgaged property, Underwritten Net Cash Flow may be greater, and perhaps substantially greater than historical net cash flow.

In addition, the debt service coverage ratios and debt yields set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios and debt yields for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios and yields as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten By Us

We have not reunderwritten the mortgage loans or the related loan combinations to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines. Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related loan combinations, to determine whether such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process would have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, and “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

A review will be conducted by the sponsors of the assets in the pool as required pursuant to Rule 193 under the Securities Act of 1933, as amended. As part of such review, each sponsor and/or one of the underwriters on their behalf engaged certain third parties to assist such sponsor by comparing or recalculating certain information set forth in this prospectus supplement to a data tape or various source documents and/or reviewing certain loan and asset information. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” and “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor”, “—The Royal Bank of Scotland—Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor”, “—C-III Commercial Mortgage LLC—Review of Mortgage Loans for Which C3CM is the Sponsor”, “—Liberty Island Group I LLC—Review of Mortgage Loans for Which Liberty Island is the Sponsor” and “—Basis Real Estate Capital II, LLC—Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor” in this prospectus supplement.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

Static Pool Data Would Not be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, even if static pool data showed a low level of delinquencies and defaults, that would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or related loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan by the related sponsor. See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties. Notwithstanding that all of the mortgage loans were recently underwritten (and all of the mortgage loans have appraisals dated within the 12 months prior to the cut-off date), the values of the mortgaged properties may have declined since the related mortgage loans were originated and/or may decline following the issuance of the offered certificates and any such declines may be substantial and occur in a relatively short period of time following the issuance of the offered certificates; and such declines may or may not occur for reasons that are largely unrelated to the circumstances of any particular property.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual engineer, inspector or appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting—Appraisals”, “—The Royal Bank of Scotland—The Royal Bank of Scotland’s Underwriting Standards—Appraisal and Loan-to-Value Ratio”, “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes—Assessments of Property Condition”, “—Liberty Island Group I LLC—Liberty Island’s Underwriting Standards and Processes—Appraisals” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes—Appraisal” in this prospectus supplement for additional information regarding the appraisals.

Office Properties Have Special Risks

Eleven (11) of the mortgaged properties, securing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties. A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenant;

•

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

•	the desirability of the area as a business location; and

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the office properties may be medical office properties or have significant tenants operating as a medical office. The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Retail Properties Have Special Risks

Forty-one (41) of the mortgaged properties, securing approximately 22.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	if the anchor tenant or shadow anchor tenant decides to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

•

the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those anchor tenants and/or non-anchor tenants to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark but continues to pay rent under its lease, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor stores of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

Certain tenant (including anchor tenant) estoppels will have been obtained in connection with the origination of the mortgage loans (or related loan combinations) that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their mortgage loans. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in the related prospectus supplement or that the net operating income contributed by the mortgaged properties will remain at the level specified in the related prospectus supplement or past levels.

Borrowers and property managers of mortgaged properties may own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

One (1) mortgaged property, securing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, has a movie theater or performing arts theater among the five largest tenants at the related mortgaged property (based on net rentable area leased). Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” in this prospectus supplement. In addition, because of unique construction requirements of theaters, any vacant theater space may not easily be converted to other uses. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Six (6) mortgaged properties, securing in the aggregate approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail or office properties that have health clubs among the five largest tenants at the related mortgaged property (based on net rentable area leased). See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Seventeen (17) mortgaged properties securing in the aggregate approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties (or, in the case of one such mortgaged property, a multifamily property with a retail component) that have restaurants among the five largest tenants at the related mortgaged property (based on net rentable area leased). Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Hospitality Properties Have Special Risks

Twenty (20) of the mortgaged properties, securing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the quality of hospitality property management;

•	the presence or construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	the lack of a franchise affiliation, or the loss of a franchise affiliation or a deterioration in the reputation of the franchise;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

•

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

•	whether management contracts or franchise agreements are renewed or extended upon expiration;

•	desirability of particular locations;

•	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow. Furthermore, events and perceptions that affect levels and patterns of travel, whether economic in nature, such as a credit crisis, or noneconomic in nature, such as the previous terrorist attacks in the United States and the potential for future terrorist attacks, may have rapidly occurring adverse effects on the occupancy rates and, accordingly, the financial performance of hospitality properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

The liquor licenses for hospitality properties are usually held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses. In the event of a foreclosure of a hospitality property that holds a liquor license, the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full service hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise, license or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, license agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements and license agreements is restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure. If a franchisor or hotel management company cannot be terminated and the related franchise/license/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the franchise agreements and license agreements may grant the franchisor a purchase option with respect to the related mortgaged property if it is otherwise going to be transferred to a competitor of the franchisor, including in connection with a foreclosure. See Representations and Warranties No. 7 (Lien; Valid Assignment) on Annex E-1 and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise. Annex A sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, that reserve will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

Manufactured Housing Community Properties Have Special Risks

Twenty-eight (28) of the mortgaged properties, securing approximately 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain manufactured housing community properties securing mortgage loans in the issuing entity are, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older. Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity may have a material number of recreational vehicle pads. Tenants for such pads tend to be more transient and the net cash flow for, and the level of occupancy at, the related mortgaged property may be subject to greater fluctuations.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may not be connected to public water and sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal. For example, a manufactured housing community in Florida might earn most of its income from late fall to early spring.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they are frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein. Notwithstanding the fact that there may be no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.

Industrial Properties Have Special Risks

Eighteen (18) of the mortgaged properties, securing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Self-Storage Properties Have Special Risks

Twenty-five (25) of the mortgaged properties, securing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are self-storage properties. Self-storage properties are considered vulnerable to new competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

•	decreased demand;

•	competition;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single-family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	age of improvements; or

•	other factors,

such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owed on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Some of the self-storage mortgaged properties also derive income from leasing uncovered boat and/or recreational vehicle storage spaces, as well as from U-Haul rentals.

Storage Units at Self-Storage Properties Are Not Subject to Environmental Inspections and May Contain Hazardous Substances

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units at the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Self-Storage Properties May Be Adversely Affected by Affiliation with Franchises

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Multifamily Properties Have Special Risks

Seven (7) of the mortgaged properties, securing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the quality of property management;

•	the location of the property, for example, a change in the neighborhood over time or increased crime in the neighborhood;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the presence of competing properties and residential developments in the local market;

•

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

•

the unit-type mix, such as units that are fully-furnished and designed for corporate users may be susceptible to volatility due to reliance on continued corporate or institutional demand and the use of shorter-term leases than conventional apartment units;

•

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	restrictions on the age of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;

•	government assistance/rent subsidy programs; and

•	national, state or local politics.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Certain states regulate the relationship of an owner of a multifamily property and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

Mixed Use Facilities Have Special Risks

Three (3) of the mortgaged properties, securing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are mixed use properties, each of which contains two or more of the following property types: office, retail and multifamily. To the extent a mixed use property has office, retail, and/or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks,” “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks” above. See Annex A to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property that are office or retail tenants. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project. These programs may entail, among other restrictions:

•	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If retail tenants’ sales were to decline, percentage rents may decline and, further, such tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a borrower/property owner, that borrower/property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease or reduce rent due under such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition or operating results of a tenant, a tenant bankruptcy, a default by a tenant under its lease, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could significantly affect the mortgage loans individually or as a pool. In addition, the mortgage loans individually or as a pool may be adversely affected if a tenant at one or more of the mortgaged properties is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property (based on net rentable area leased).

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest that adversely affect the lender – such as a conflict between the interests of the borrower as an owner and the obligor under the mortgage loan and the interests of the affiliate as a tenant. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Borrower Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code a tenant has the option of assuming (continuing) or rejecting (terminating) or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assumes (or assumes and assigns) its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will assume their leases or continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and rights of first refusal with respect to mortgaged properties securing the 15 largest mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of termination rights by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations & Expirations” in this prospectus supplement for information on certain tenant lease expirations and early termination options.

Concentrations Based on Property Type, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the lack of diversity of property types and property characteristics and with respect to the lower number of borrowers.

See the tables entitled “Distribution of Remaining Term to Maturity” in Annex A to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans. Because, subject to the payment of the Class A-SB certificates as described in “Description of the Offered Certificates—Distributions—Principal Distributions” in this prospectus supplement, principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgage loans representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are secured by office, retail, hospitality, manufactured housing community, industrial and self-storage properties. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Type Concentrations” for information on the types of mortgaged properties securing the mortgage loans in pool. For a description of the risks relating to the specific property types, see “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Manufactured Housing Community Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Self-Storage Properties Have Special Risks” in this prospectus supplement.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•

if a borrower or group of related borrowers that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the mortgage loans in the mortgage pool secured by that borrower’s and any related borrowers’ mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; or

•

if mortgaged properties owned by the same borrower or related borrowers have common management, common general partners and/or common managing members, there is an increased risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Increases in Real Estate Taxes May Reduce Net Operating Income

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of “payment in lieu of taxes” programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, or if the benefits thereunder were reduced, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements (including arrangements related to a mortgage loan secured by multiple mortgaged properties) may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues—Avoidance Actions” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution. If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination. If a mortgage loan permits an assumption of a portion of the mortgage loan indebtedness by a third party, it will result in partial termination of the cross-collateralization as well as introduce a new borrower who may or may not have the same degree of expertise as the original borrower in managing the related mortgaged property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance, Generally” and “—Partial Releases and Property Substitutions” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient for Its Intended Purpose

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower may divert such funds for purposes unrelated to the mortgage loan obligations or the mortgaged property.

The Performance of a Mortgage Loan (or Loan Combination) and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage. However, the enforceability of such clauses may be limited under applicable law. In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee. The master servicer and the special servicer (or, in the case of the One South Wacker Drive mortgage loan after the securitization of the related companion loan, the related master servicer or special servicer under the pooling and servicing agreement for the other securitization) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. Although terms of certain of the mortgage loans require that the borrowers be single purpose entities, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or related loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property or may be a “recycled” single purpose vehicle that previously had other liabilities. In addition, that borrower may not have previously observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may be organized as a Delaware statutory trust or may own a mortgaged property as tenants-in-common. Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. In a tenant in common ownership structure, each tenant in common owns an undivided share in the property. Absent other arrangements, a tenancy in common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants in common will result in significant delay in recovery against the tenant in common borrowers, particularly if one or more tenant in common borrowers files for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage loan and/or early repayment of the related mortgage loan. Although the tenancy in common structure typically includes arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies In Common” in this prospectus supplement and “—Tenancies in Common May Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including federal bankruptcy law and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by the automatic stay can be significant. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans may have borrower sponsors that have previously filed bankruptcy. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carveouts for certain liabilities such as liabilities resulting from fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans either do not contain nonrecourse carveouts or contain material limitations to nonrecourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Shari’ah Compliant Loans

Two (2) of the mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Brennan Industrial Portfolio II and Salt Lake City FBI Building, representing approximately 8.2% and 3.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are structured to comply with Islamic law (Shari’ah). Title to the related mortgaged properties are held by the applicable borrowers, which are owned by a corporate service company. The borrowers have master leased the related mortgaged properties to master lessees, which are indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the master leases is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, each master lease is expressly subordinate to the related mortgage loan. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Colorado, North Carolina, California, Texas, New York and Illinois represent security for approximately 17.0%, 12.9%, 9.9%, 8.7%, 8.4% and 8.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural or man-made disasters (e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

For example, included in the mortgage pool are mortgage loans secured by mortgaged properties located in Alabama, California, Connecticut, Florida, Georgia, Louisiana, Mississippi, New York, New Jersey, North Carolina or Texas, which may be more susceptible to certain hazards (such as earthquakes, floods, forest fires or hurricanes) than properties in other parts of the country. In particular, mortgaged properties located in coastal states may be more generally susceptible to floods or hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. There can be no assurance that the economies in an impacted area will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm. We cannot assure you that one or more mortgaged properties will not be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

In addition, certain of the mortgaged properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values. Furthermore, some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

Under certain circumstances, the issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risks such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•

the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may fall as a result;

•

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income and as a Result Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or loan combination) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the related mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial and multifamily real estate projects, which change over time;

•	new construction of competing properties in the same market;

•	the prevailing interest rates;

•	the availability of refinancing;

•	the net operating income generated by the related mortgaged property;

•	the fair market value of the related mortgaged property;

•	proximity and attractiveness of competing properties;

•	the borrower’s equity in the related mortgaged property;

•

significant tenant rollover at the related mortgaged property (see “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks” in this prospectus supplement);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the related mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	potential environmental legislation or liabilities or other legal liabilities;

•	changes in governmental regulations, fiscal policy, or zoning laws;

•	the tax laws; and

•	prevailing general and regional economic conditions.

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than the non-serviced mortgage loan, which is being serviced pursuant to a separate pooling and servicing agreement) subject to certain the limitations. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in the collection of a balloon payment on the maturity date that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan (or to modification of the non-serviced mortgage loan by the applicable special servicer servicing such non-serviced mortgage loan), will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to prospective borrowers to refinance mortgage loans at maturity or to prospective property purchasers to finance acquisitions of commercial real estate. These factors have increased the risks that mortgage loans will be unable to be refinanced with a new mortgage loan or repaid from proceeds of a sale of the property. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Related to Redevelopment and Renovation at a Mortgaged Property

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned renovations or improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

The existence of renovation or construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation or construction of and, accordingly, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction or incur debt. See “—Other Risks—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure” in this prospectus supplement.

Risks of the Anticipated Repayment Date Loans

The anticipated repayment date mortgage loans each provide that, if on or after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the related anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its related anticipated repayment date, a substantial payment would be required and the borrower has no obligation to make any such payment. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on such mortgage loan after its anticipated repayment date, the payment of excess interest may be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the class V certificates, which are not offered by this prospectus supplement.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to hotels, self-storage facilities, manufactured housing communities, hospitality properties, bowling alleys, restaurants, theater space, automobile dealerships, medical offices, health clubs and warehouses would not easily be converted to other uses due to their unique construction characteristics. In addition, converting commercial properties to alternate uses, including the conversion of a single tenant property to multi-tenant use or vice-versa, generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. See “Description of Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Other” in this prospectus supplement.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—Multifamily Properties Have Special Risks” in this prospectus supplement.

Zoning or other restrictions also may prevent alternative uses. See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” below.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances, which may include non-operation of the subject property for a period of time. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty. See Representations and Warranties No. 26 (Local Law Compliance) and No. 27 (Licenses and Permits) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the related borrower does not own the entirety of the property within the condominium regime or otherwise controls the condominium association decisions. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement.

Additionally, certain of the mortgaged properties are subject to restrictions relating to the use of the mortgaged properties.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates. See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified or that a more current engineering inspection would not reveal additional property condition deficiencies. No additional property inspections were conducted in connection with the initial issuance of the offered certificates. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Property Condition Assessments” in this prospectus supplement.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, nineteen (19) mortgaged properties, representing approximately 14.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a probable maximum loss in excess of 19%. Accordingly, because the probable maximum loss did not exceed 20%, earthquake insurance or other mitigants were not required.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required (for example, if no material borrower-owned improvements at the related mortgaged property were in the flood zone).

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

•	premiums for terrorism insurance coverage will likely increase;

•

the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

•

to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Top Fifteen Loan Summaries” in Annex B to this prospectus supplement for a description of the requirement for terrorism insurance for each of the 15 largest mortgage loans and Representations and Warranties No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Other mortgaged properties securing mortgage loans may also be insured under blanket policies or by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager). In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole tenant may be allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Other mortgaged properties securing mortgage loans may also be insured by a sole tenant or by another third party (such as a condominium association or board, if applicable, a hotel franchisor, if applicable, or a property manager). In some cases, the sole tenant at a mortgaged property or tenants of stand-alone buildings at a mortgaged property are permitted to self-insure. See Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

RISKS RELATED TO CONFLICTS OF INTEREST

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of The Royal Bank of Scotland, one of the sponsors) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and reducing the exposure by means of a transaction such as this offering of certificates. This offering of certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the certificates. Conflicts of interest may arise between the trust fund, on the one hand, and the sponsors and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a sponsor and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate related assets in the ordinary course of their businesses. During the course of their business activities, the respective sponsors and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related sponsor or an affiliate of a sponsor, and the sponsors or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties. Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower. One or more of the sponsors and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates. In addition, with respect to certain mortgage loans, the related sponsor, an affiliate thereof or another participant in this securitization may hold a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for their investment represented by the certificates, if they initially retain their certificates, or for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC or Liberty Island Group I LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis. The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $73,557,198. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees certain obligations of its subsidiary under that repurchase facility. The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $75,213,636. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, such warehoused mortgage loans to be sold to the depositor by C-III Commercial Mortgage LLC in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans expected to be subject to that repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $37,867,727. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC, respectively, to the depositor.

Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an underwriter, Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, originator and mortgage loan seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) and JEMB Madison Avenue LLC from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans transferred by Basis Real Estate Capital II, LLC.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor. Prudential Asset Resources, Inc., the primary servicer of such mortgage loans, is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Wells Fargo Bank, National Association is the interim custodian of the loan documents for all of the mortgage loans that C-III Commercial Mortgage LLC will transfer to the depositor.

Wells Fargo Bank, National Association is also the initial holder of the One South Wacker Drive companion loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates. See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” below and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of certificateholders. The Underwriter Entities are part of global banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the certificates.

If the Underwriter Entities become holders of any of the certificates, through market-making activity or otherwise, any actions that they take in their capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the trust advisor, the certificate administrator or the trustee (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of the One South Wacker Drive companion loan) or to direct their actions.

Furthermore, the Underwriter Entities expect that a completed offering will enhance their ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

See “Summary—Other Investment Considerations—Conflicts of Interest” and “Transaction Parties—Affiliations and Certain Relationships” in this prospectus supplement, and “Method of Distribution (Underwriter Conflicts of Interest)” in the prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Interest and Incentives of the Holders of the One South Wacker Drive Companion Loan May Not Be Aligned With Your Interests

With respect to the One South Wacker Drive mortgage loan, the related mortgaged property also secures a companion loan. Such mortgage loan and its related companion loan will initially be serviced pursuant to the pooling and servicing agreement related to this transaction. Pursuant to the related intercreditor agreement, for so long as the One South Wacker Drive mortgage loan and its related companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require the approval of the holder of the related companion loan. After the securitization of the related companion loan, the One South Wacker Drive loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the related subordinate class representative or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement. As a result, you will have less control over the servicing of the One South Wacker Drive mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

The interests of a holder of the companion loan related to the One South Wacker Drive mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against the holder of a companion loan (or its designee) for having acted solely in its respective interest.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement. We anticipate that the pooling and servicing agreement entered into in connection with the securitization of the One South Wacker Drive companion loan will provide that the related non-serviced loan combination will be administered in accordance with a servicing standard that is materially consistent with the servicing standard set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of the non-serviced mortgage loan, the other master servicer (or related subservicer), the other special servicer or any of their respective affiliates with respect to any securitization of the non-serviced companion loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or pari passu companion loans, or has financial interests in or other financial dealings with a borrower or a sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2013-C11 non-offered certificates or the related pari passu companion loans.

Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial majority subordinate certificateholder, in connection with its expected purchase of all of the class E, class F and class G certificates, engaged Midland Loan Services, a Division of PNC Bank, National Association, as an independent contractor to conduct due diligence with respect to the mortgage loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Similarly, with respect to the non-serviced mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Trust Advisor

Trimont Real Estate Advisors, Inc. has been appointed as the initial trust advisor. See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement. During a collective consultation period or a senior consultation period, the trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer, except that such consultation is not permitted in connection with any loan combination at any time when the holder of a companion loan is the directing holder for such mortgage loan. Additionally, during a collective consultation period and a senior consultation period, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a trust advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents. In acting as trust advisor, the trust advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Trust Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the trust advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the trust advisor or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

In the normal course of conducting its business, Trimont Real Estate Advisors, Inc. and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may have included the mortgage loan sellers and their respective affiliates, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder. These relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to Trimont Real Estate Advisors, Inc.’s duties as trust advisor. There can be no assurance that the existence of these relationships and other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

The trust advisor serves as special servicer in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as a special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with the interests of the trust fund. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates or interest therein, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor or pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with the One South Wacker Drive mortgage loan when serviced pursuant to another securitization, the statements set forth above will generally apply in a similar manner in relation to the other trust advisor and its activities under the related pooling and servicing agreement.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that Eightfold Real Estate Capital Fund II, L.P. or an affiliate will be the initial subordinate class representative. In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be appointed by the majority subordinate certificateholder. The subordinate class representative may have interests in conflict with those of the other certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the class E, class F and class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the anticipated initial investor may have requested and received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans included in the mortgage pool, which price adjustments or cost mitigation arrangements may have been effected through a payment by the related mortgage loan seller to the anticipated initial investor out of the proceeds received by the related mortgage loan seller in connection with this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the class E, class F and class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial subordinate class representative. The subordinate class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer

The majority subordinate certificateholder (or the subordinate class representative on its behalf) may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement with or without cause and appoint a successor special servicer for all the mortgage loans. That holder may have special relationships or interests that conflict with those of the holders of one or more other classes of certificates. In addition, that holder does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any other certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class for having acted solely in its own interests. See “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer may enter into one or more arrangements with the subordinate class representative, a majority subordinate certificateholder, the companion loan holder or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of Midland Loan Services, a Division of PNC Bank, National Association, as special servicer under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

In some cases an affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of or pursuant to consultation with the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the subordinate class representative will have no duty or liability to any other certificateholder. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement. The subordinate class representative will be appointed by the majority subordinate certificateholder. The subordinate class representative may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates, notwithstanding that the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Similarly, with respect to the non-serviced mortgage loan serviced pursuant to another securitization, the related other special servicer may, at the direction or upon the advice of the related other subordinate class representative, take actions with respect to the non-serviced mortgage loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Rights of the Trust Advisor and the Subordinate Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan, the special servicer generally will be required to obtain the consent of the subordinate class representative during a subordinate control period. During a collective consultation period, the special servicer generally will be required to consult with the subordinate class representative and the trust advisor. During a senior consultation period, the special servicer will be required to consult with the trust advisor. If the matter involves a loan combination, the special servicer will be required to consult with the holder or representative of the companion loan, regardless of when the action is taken. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the trust advisor, or approval of or consultation with the subordinate class representative or a companion loan holder. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the subordinate class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the directing holder for having so acted.

OTHER RISKS

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Is Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency, bankruptcy or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The Royal Bank of Scotland plc is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1). Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme). Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009. Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the receivables rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by any such other mortgage loan seller or by the depositor would generally be respected in the event the transferor were to become subject to a proceeding under the bankruptcy code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a

“business trust”. Even if a bankruptcy court were to determine that the issuing entity was not a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company’s assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. (The opinion further noted that, while the FDIC Staff may be considering recommending further regulations under OLA, the Acting General Counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect.) If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, or if it were independently to be appointed as receiver of a mortgage loan seller or a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur.

Loan Combinations Pose Special Risks

With respect to the loan combinations, although the related companion loans are not assets of the issuing entity, the related borrower is still obligated to make interest and principal payments on such other financing. As a result, the issuing entity is subject to additional risks, including:

•

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•

the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor or other responsible repurchase party is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except The Royal Bank of Scotland in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor or other responsible repurchase party defaults on its obligation to do so. We cannot assure you that the sponsors or other responsible repurchase parties will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient To Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related Responsible Repurchase Party may make a payment to the issuing entity to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying “rents from real property” within the meaning of Code Section 856(d)), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject REMIC I to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit REMIC I to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificates that later prove uncollectable, which investors may be required to treat as a capital loss instead of a bad debt under Code Section 166.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.

These regulations and additional guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates. You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code, for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including REMIC I, REMIC II and REMIC III, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction. It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns. If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund” ) created pursuant to the Pooling and Servicing Agreement (the “Issuing Entity”) will consist of a pool of fixed rate mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates for the Mortgage Loans in February 2013 (or, in the case of any Mortgage Loan that has its first due date in March 2013, the date that would have been its due date in February 2013 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (such date in February 2013, individually and collectively, the “Cut-off Date”), after deducting payments of principal due on such or before such date, whether or not received, of approximately $1,436,326,346 (the “Cut-off Date Pool Balance”, and the portion thereof attributable to each Mortgage Loan, its “Cut-off Date Principal Balance”). As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note or notes included in the Mortgage Pool, but does not include any related Companion Loan. See “—Additional Indebtedness—The Loan Combinations” below. Each Mortgage Loan is evidenced by one or more promissory notes (each a “Mortgage Note”) and secured by a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple interest in an office, retail, hospitality, manufactured housing community, industrial, self-storage, multifamily, mixed use, or other commercial property (each, a “Mortgaged Property”). The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

The Mortgage Loans to be included by the Issuing Entity were originated by the following parties:

Originator	Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut- off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Wells Fargo Bank, National Association(1)	Wells Fargo Bank, National Association	38	60	$712,905,232	49.6%
The Royal Bank of Scotland(2)	The Royal Bank of Scotland(2)	14	50	536,782,553	37.4
C-III Commercial Mortgage LLC and its Correspondents(3)	C-III Commercial Mortgage LLC	18	19	75,213,636	5.2
Prudential Mortgage Capital Company, LLC(4)	Liberty Island Group I LLC	7	19	73,557,198	5.1
Basis Real Estate Capital II, LLC	Basis Real Estate Capital II, LLC	5	5	37,867,727	2.6

Total:		82	153	$1,436,326,346	100.0%

(1)	Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with 1 Mortgage Loan, secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Avalon Retail Center, representing approximately 0.5% of the Cut-off Date Pool Balance, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus supplement.
(2)	The Originator and Mortgage Loan Seller referred to herein as “The Royal Bank of Scotland” comprises two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the Mortgage Loans shown as sold by The Royal Bank of Scotland, (a) 9 Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $370,902,337 and representing approximately 25.8% of the Cut-off Date Pool Balance were originated, and are being sold to the Issuing Entity, only by The Royal Bank of Scotland plc, (b) 4 Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $47,469,693 and representing approximately 3.3% of the Cut-off Date Principal Balance were originated, and are being sold to the Issuing Entity, only by RBS Financial Products Inc. and (c) 1 Mortgage Loan, having a Cut-off Date Principal Balance of $118,410,523 and representing approximately 8.2% of the Cut-off Date Principal Balance was jointly originated, and is being sold to the Issuing Entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc.
(3)

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sunset Village, Sherwood/Bay Breeze, Keystone MHC, Vista West MHC and Shoppes at Yukon, which Mortgage Loans represent approximately 0.2%, 0.2%, 0.2%, 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, were each originated by

Union Capital Investments, LLC and acquired by C-III Commercial Mortgage LLC from the originator at or about the time of origination. In connection with its acquisition of those Mortgage Loans, C-III Commercial Mortgage LLC re-underwrote each such Mortgage Loan to confirm whether it complied with the underwriting guidelines described under “Transaction Parties—The Sponsors—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes” in this prospectus supplement.
(4)	The Liberty Island Mortgage Loans were each originated by Prudential Mortgage Capital Company, LLC and acquired by Liberty Island Group I LLC from the originator at or about the time of origination.

The Royal Bank of Scotland, Wells Fargo Bank, National Association, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Union Capital Investments, LLC and Prudential Mortgage Capital Company, LLC are referred to in this prospectus supplement as the “Originators”. RBS Commercial Funding Inc. (the “Depositor”) will acquire the Mortgage Loans from The Royal Bank of Scotland, Wells Fargo Bank, National Association, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC and Liberty Island Group I LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about February 12, 2013 (the “Closing Date”). The Depositor will cause the Mortgage Loans to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of any table presented in this prospectus supplement, including in Annex A, Annex B and Annex C to this prospectus supplement may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Loan Combinations, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date have been or will be timely made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Cut-off Date Pool Balance or as an aggregate Cut-off Date Principal Balance, the percentages and balances are based on (in circumstances where multiple Mortgaged Properties secure a single Mortgage Loan) an allocated loan amount that has been assigned to each of the related Mortgaged Properties (based upon one or more of the related Appraised Values thereof, the related Underwritten Net Cash Flows generated thereby or prior allocations reflected in the related loan documents or in such other manner as the related Sponsor may deem appropriate) as set forth on Annex A to this prospectus supplement and the related footnotes. With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sherwood/Bay Breeze, representing approximately 0.2% of the Cut-off Date Balance, the related Sponsor assigned allocated loan amounts to, and allocated the Appraised Value (a single Appraised Value was determined for the two (2) related Mortgaged Properties) between, the two (2) related Mortgaged Properties (both of which are manufactured housing communities) based on the number of pads at each such Mortgaged Property. The statistics in Annex A, Annex B and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the underlying borrowers.

See Annex D for the definitions of certain terms used in connection with presenting the statistical information provided in this prospectus supplement. All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this prospectus supplement with respect to a Mortgage Loan with a Companion Loan is calculated including such Companion Loan, unless otherwise indicated.

Where an appraisal report, or a Phase I environmental report, a Phase II environmental report, or a seismic or property condition report (each a “Third Party Report”) is referred to, such reports were prepared prior to the date of this prospectus supplement. The information included in the Third Party Reports may not reflect the current economic, competitive, market, physical and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics

(As of the Cut-off Date, unless otherwise indicated)

Cut-off Date Pool Balance	$1,436,326,346
Number of Mortgage Loans	82
Number of Mortgaged Properties	153
Percentage of multi-property Mortgage Loans and cross-collateralized groups	27.6%
Largest Cut-off Date principal balance	$155,000,000
Smallest Cut-off Date principal balance	$1,098,848
Average Cut-off Date principal balance	$17,516,175
Highest mortgage interest rate	5.400%
Lowest mortgage interest rate	3.470%
Weighted average mortgage interest rate	4.215%
Longest original term to maturity or Anticipated Repayment Date	120 months
Shortest original term to maturity or Anticipated Repayment Date	60 months
Weighted average original term to maturity or Anticipated Repayment Date	107 months
Longest remaining term to maturity or Anticipated Repayment Date	120 months
Shortest remaining term to maturity or Anticipated Repayment Date	57 months
Weighted average remaining term to maturity or Anticipated Repayment Date	106 months
Highest Underwritten Debt Service Coverage Ratio(1)(2)	3.77	x
Lowest Underwritten Debt Service Coverage Ratio(1)(2)	1.21	x
Weighted average Underwritten Debt Service Coverage Ratio(1)(2)	1.97	x
Highest Cut-off Date Loan-to-Value Ratio(1)(2)	76.7%
Lowest Cut-off Date Loan-to-Value Ratio(1)(2)	34.6%
Weighted average Cut-off Date Loan-to-Value Ratio(1)(2)	61.1%
Highest LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)	73.0%
Lowest LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)	23.7%
Weighted average LTV Ratio at Maturity or Anticipated Repayment Date(1)(2)	53.7%
Highest Underwritten NOI Debt Yield(1)(2)	22.8%
Lowest Underwritten NOI Debt Yield(1)(2)	8.9%
Weighted average Underwritten NOI Debt Yield(1)(2)	11.1%
Highest Underwritten NCF Debt Yield(1)(2)	22.1%
Lowest Underwritten NCF Debt Yield(1)(2)	8.7%
Weighted average Underwritten NCF Debt Yield(1)(2)	10.3%

(1)	In the case of the Republic Plaza, Concord Mills and One South Wacker Drive Mortgaged Properties, with respect to which, in each case, the related Mortgage Loan also secures a Companion Loan, the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement including the related Companion Loan (unless otherwise stated). In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio and debt yield information is presented for a cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans would have a higher or lower loan-to-value ratio, higher or lower debt service coverage ratio and/or higher or lower debt yield than is presented in this prospectus supplement.
(2)	Except as otherwise specifically noted in this prospectus supplement, debt service coverage ratio, loan-to-value ratio and debt yield information for the Mortgage Loans are presented without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future. For Mortgage Loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments following the commencement of amortization was used as the annual debt service for purposes of calculating the related Debt Service Coverage Ratios. See “—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” and “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in, and Annexes A and D to, this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yields that are presented in this prospectus supplement.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Principal Balance	Approximate % of Cut-off Date Pool Balance
Largest Single Mortgage Loan	$155,000,000	10.8%
Largest 3 Mortgage Loans	$400,763,000	27.9%
Largest 5 Mortgage Loans	$639,173,523	44.5%
Largest 10 Mortgage Loans	$891,442,059	62.1%
Largest Related-Borrower Concentration(1)	$165,210,523	11.5%
Next Largest Related-Borrower Concentration(1)	$46,456,058	3.2%

(1)	Excluding single Mortgage Loans.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include thirteen (13) individual Mortgage Loans that are each secured by two or more properties, which Mortgage Loans collectively represent approximately 27.4% of the Cut-off Date Pool Balance. However, the amount of the Mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the related Mortgage Loan, generally to minimize recording tax. In such instances, the Mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the Appraised Value or allocated loan amount for the particular property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured (including through cross-collateralization with another Mortgage Loan) by two or more Mortgaged Properties.

Multi-Property and Crossed Mortgage Loans

Mortgaged Property Portfolio Names	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
RHP Portfolio I	$120,763,000	8.4%
Brennan Industrial Portfolio II	118,410,523	8.2
Starwood Capital Hotel Portfolio II	42,500,000	3.0
Midland Odessa Self Storage Portfolio	19,500,000	1.4
Rivercrest Realty Portfolio	15,030,000	1.0
Safeguard Self Storage Portfolio	15,000,000	1.0
Minot Hotel Portfolio	14,975,522	1.0
Duda Southeast Retail Portfolio	13,500,000	0.9
Weston Southern Exposure Portfolio	11,630,492	0.8
First Choice Storage	10,587,479	0.7
Ann Arbor Student Housing	4,839,548	0.3
Sherwood/Bay Breeze	3,143,540	0.2
MNSC Apopka-Kissimmee	3,090,000	0.2
St. Helen Shops(1)	2,197,635	0.2
Sandy Shops(1)	1,773,092	0.1

Total:	$396,940,831	27.6%

(1)	The Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as St. Helen Shops and Sandy Shops, representing approximately 0.2% and 0.1%, respectively, of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted. However, such cross-collateralization arrangement may be terminated in connection with (a) either (i) the satisfaction of certain leasing or escrow requirements or (ii) the sale of either related Mortgaged Property to a bona fide third party and (b) the satisfaction of certain additional conditions, including, but not limited to, DSCR and LTV requirements set forth in the Mortgage Loan documents. See “—Partial Releases and Property Substitutions” below.

In addition, some of the Mortgaged Properties that we present on Annex A to this prospectus supplement as a single Mortgaged Property consist of multiple parcels of real estate. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Ridgebrook Village & Valley Hills MHC, representing approximately 0.5% of the Cut-off Date Pool Balance, the related Mortgaged Property actually consists of two manufactured housing communities that are located adjacent to one another and are operated as one. In addition, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Howard Apartments, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of two separate condominium interests, each owned by a separate borrower under the subject Mortgage Loan. The residential component consists of 40 apartment units and the commercial component consists of retail space located on the first floor of the Mortgaged Property. Each component is taxed separately.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests or common sponsorship and where, in general, the related Mortgaged Properties are commonly managed. The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted (except as indicated below), but have the same or affiliated borrowers/owners or otherwise have common sponsorship.

Related Borrower Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Group A:
Brennan Industrial Portfolio II	$118,410,523	8.2%
Salt Lake City FBI Building	46,800,000	3.3

Total for Group A:	$165,210,523	11.5%
Group B:
Midland Odessa Self Storage Portfolio	$19,500,000	1.4%
Safeguard Self Storage Portfolio	15,000,000	1.0
US Playing Card	11,956,058	0.8

Total for Group B:	$46,456,058	3.2%
Group C:
Bridgeworks	$10,320,000	0.7%
1 Mission	5,280,000	0.4

Total for Group C:	$15,600,000	1.1%
Group D:
MNSC - Lake Brantley	$3,540,000	0.2%
MNSC - Lakehurst	3,500,000	0.2
MNSC - Lake Mary	3,500,000	0.2
MNSC Apopka-Kissimmee	3,090,000	0.2

Total for Group D:	$13,630,000	0.9%
Group E:
Storage Depot - General McMullen	$3,496,333	0.2%
Storage Depot - Arlington	2,197,695	0.2
Storage Depot - Temple	1,098,848	0.1

Total for Group E:	$6,792,875	0.5%
Group F:
St. Helen Shops(1)	$2,197,635	0.2%
Sandy Shops(1)	1,773,092	0.1

Total for Group F:	$3,970,726	0.3%

(1)

The Mortgage Loans secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as St. Helen Shops and Sandy Shops, representing approximately 0.2% and 0.1%, respectively, of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted. However, such cross-collateralization arrangement may be terminated in connection with (a) either (i) the satisfaction of certain leasing or escrow requirements or (ii) the sale of either related Mortgaged Property to a bona fide third party and (b) the satisfaction of certain additional conditions, including, but not limited, to DSCR and LTV requirements set forth in the Mortgage Loan documents. See “—Partial Releases and Property Substitutions” below.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Office	11	$505,012,487	35.2%
Retail	41	318,395,404	22.2
Hospitality	20	173,454,282	12.1
Manufactured Housing Community	28	155,169,684	10.8
Industrial	18	122,916,323	8.6
Self-Storage	25	99,929,359	7.0
Multifamily	7	36,771,525	2.6
Mixed Use	3	24,677,282	1.7

Total:	153	$1,436,326,346	100.0%

With respect to the property types set forth in the above chart, among other things:

•

All of the hospitality Mortgaged Properties, securing Mortgage Loans representing approximately 12.1% of the Cut-off Date Pool Balance, are affiliated with a franchise or hotel management company through a franchise, license or management agreement. Hospitality properties pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Hospitality Properties Have Special Risks” in this prospectus supplement.

•

Seven (7) of the Mortgaged Properties, securing Mortgage Loans representing approximately 13.9% of the Cut-off Date Pool Balance, are retail properties that are considered by the applicable Sponsor to be a regional mall and/or have an “anchor tenant”. Fifteen (15) of the Mortgaged Properties, securing Mortgage Loans representing approximately 3.9% of the Cut-off Date Pool Balance, are retail properties that are considered by the applicable Sponsor to be “shadow anchored”. Nineteen (19) of the Mortgaged Properties, securing Mortgage Loans representing approximately 4.3% of the Cut-off Date Pool Balance, are retail properties that are considered by the applicable Sponsor to be “unanchored” or “single tenant”. Retail properties pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

•

Six (6) of the Mortgaged Properties identified on Annex A to this prospectus supplement as 515 Madison Avenue, Encino Courtyard, Manteca Marketplace, 24 Hour Fitness – Livermore, Peachtree Plaza and Independence Plaza, securing Mortgage Loans representing approximately 12.6% of the Cut-off Date Pool Balance, are retail or office properties that have a health club tenant among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Health clubs pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

•

One (1) Mortgaged Property identified on Annex A to this prospectus supplement as St. Bernardine’s, securing a Mortgage Loan representing approximately 0.3% of the Cut-off Date Pool Balance, is an office property which is comprised of or includes significant tenants (greater than 20% of the net rentable area) operating as medical offices. Medical offices pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Office Properties Have Special Risks” in this prospectus supplement.

•

Seventeen (17) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Milestone Crossing, Bridgeworks, County Square Shopping Center, Peachtree Plaza, Marketplace at South Mountain, Avalon Retail Center, Arabia Courtyards, 2801 Magazine Street, Cedar Walk Market, Peppers Ferry Centre, Garber’s Crossing, Centre at Evans, Roxboro Commons, St. Helen Shops, Howard Apartments, Shoppes at Yukon and Sandy Shops, securing Mortgage Loans representing approximately 6.2% of the Cut-off Date Pool Balance, are retail properties (or have a retail component) with one or more restaurants among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Restaurants pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

•

One (1) Mortgaged Property identified on Annex A to this prospectus supplement as Concord Mills, securing a Mortgage Loan representing approximately 8.7% of the Cut-off Date Pool Balance, is a retail property that has a movie theater or a performing arts theater tenant among the five largest tenants (based on net rentable area leased) at the Mortgaged Property. Theatres pose unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Retail Properties Have Special Risks” in this prospectus supplement.

•

Three (3) of the Mortgaged Properties identified on Annex A to this prospectus supplement as Ann Arbor Student Housing, securing a Mortgage Loan representing approximately 0.3% of the Cut-off Date Pool Balance, are multifamily properties that are primarily or exclusively occupied as student housing. Student housing poses unique risks. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Multifamily Properties Have Special Risks” in this prospectus supplement.

Geographic Concentrations

As of the Cut-off Date, the Mortgaged Properties are located in 33 states.

This table shows the jurisdictions that have concentrations of Mortgaged Properties of 5.0% or more (based on allocated loan amount as a percentage of the Cut-off Date Pool Balance):

Geographic Distribution

State	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
Colorado	9	$243,767,836	17.0%
North Carolina	9	$185,632,590	12.9%
California	13	$141,774,603	9.9%
Texas	19	$125,598,616	8.7%
New York	1	$120,000,000	8.4%
Illinois	10	$115,065,691	8.0%

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full” in this prospectus supplement.

Tenancies In Common

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Republic Plaza, representing approximately 10.8% of the Cut-off Date Pool Balance, has borrowers that own the related Mortgaged Property as tenants in common. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—Tenancies in Common May Hinder Recovery” in the prospectus.

Condominium Structures

Three (3) of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 1 Mission, Howard Apartments and Shoppes at Yukon, representing approximately 0.4%, 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, are secured by the related borrower’s interest in one or more units in a condominium. With respect to any such Mortgage Loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Set forth below is a brief description of these condominium interests:

•

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1 Mission, representing approximately 0.4% of the Cut-off Date Pool Balance, a portion of the Mortgaged Property consists of two (2) commercial condominium units and one (1) public parking condominium unit consisting of 50 parking spaces, which are part of a larger mixed-use development consisting of 64 condominium units. The borrower has 3 votes out of a total of 64 on any issue that is presented to the condominium membership. The condominium association’s board consists of five directors, four of which are elected by all members, and one of which is elected by the owners of the commercial condominiums. The 2 commercial condominiums controlled by the Mortgagor must pay monthly regular assessments to the condominium association for common area expenses. The condominium documents require the approval of at least 51% of the condominium members for any amendment to the declaration that would have a material adverse nature to a mortgagee. However, the borrower has no unilateral right to block any such amendment, and there can be no assurance that the actions of the condominium board or the members at large will not materially affect the borrowers.

•

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Howard Apartments, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of two separate condominium interests, each owned by a separate borrower under the subject Mortgage Loan. The residential component consists of 40 apartment units. The commercial component consists of retail space located on the first floor of the Mortgaged Property. Each component is taxed separately.

•

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shoppes at Yukon, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Mortgaged Property consists of the first floor commercial condominium unit. The second and third floors of the condominium consist of individually owned condominium residences. There are a total of 43 voting shares in the condominium association, with the owner(s) of each individual residential condominium unit being entitled to one (1) voting share and the remaining 15 voting shares being allocated to the commercial condominium unit. The related borrower has a seat on the board of directors of the condominium association along with three (3) other directors that represent the residential unit owners. While the condominium declaration imposes some restrictions on the retail use of the commercial condominium unit (such as prohibiting space from being leased to liquor stores, massage parlors, adult bookstores and off-track betting establishments), the condominium association generally cannot restrict the leasing of the retail units.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Condominium Ownership May Limit Use and Improvements” in the prospectus. See also Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Default History, Prior Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example:

•

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 515 Madison Avenue, One South Wacker Drive, Manteca Marketplace, Clipper Mill, Weston Southern Exposure Portfolio, Meadows Building, County Square Shopping Center, Eagle Pond Townhomes, Lakes Brand, Hampton Inn & Suites - Peoria, Avalon Retail Center, MNSC - Lake Brantley, MNSC - Lakehurst, MNSC - Lake Mary, Howard Apartments, Gale Valley Estates MHC, Shoppes at Yukon, Deerpark Self Storage and Independence Plaza, collectively representing approximately 21.0% of the Cut-off Date Pool Balance, within the 10 years preceding the date of this prospectus supplement, either (a) related sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or that secured prior loans that were, in any such case, the subject of a discounted payoff, maturity default, short sale or other restructuring or (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property, which prior loan was the subject of a maturity default or a discounted payoff, short sale or other restructuring. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is not in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement.

Furthermore, certain of the Mortgage Loans identified in the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement have been involved in such principal-related or Mortgaged Property-related defaults.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 515 Madison Avenue, representing approximately 8.4% of the Cut-off Date Pool Balance, an affiliate of the sponsor, Jeff Gural, was unable to refinance a loan secured by the 75 South Broadway office building in White Plains, New York at maturity in 2009 following tenant relocations. The special servicer had a receiver appointed, and is currently pursuing a workout strategy. The sponsor affiliate was left in-place as property manager by the receiver.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as One South Wacker Drive, representing approximately 4.9% of the Cut-off Date Pool Balance, various affiliates of the sponsor (Harbor Group International, LLC) have been involved in industrial, multifamily, hospitality and office projects that have resulted in loan defaults and lender enforcement actions. For example, a sponsor affiliate defaulted on a securitized loan secured by the Atlanta Industrial Park in Atlanta, Georgia following tenant business failures, and filed for bankruptcy. The property was eventually taken back by the lender and auctioned on March 1, 2005, resulting in a loss to the noteholder. In addition, a sponsor affiliate that owned Waterstone Landing Apartments in Memphis, Tennessee was unable to refinance its debt at maturity in 2009, due to weakened conditions in the related submarket and 60% occupancy levels. The sponsor affiliate reached an agreement with the special servicer for a discounted payoff of the securitized loan. Further, with respect to the Lake Point Apartments in Charlotte, North Carolina and the Hurt Building in Atlanta, Georgia, sponsor affiliates were unable to refinance their debt on those properties at maturity in 2010 and 2011, respectively, due to deterioration in the related markets that substantially reduced occupancy levels. In each instance the related borrower cooperated with the special servicer through disposition of the asset. Last, with respect to the 34 Peachtree building in Atlanta, Georgia and a Comfort Inn property in Newport News, Virginia, sponsor affiliates are in default on their loans as a result of market weakness and, in the case of the Comfort Inn property, due to deterioration in its business from shifts in military training and airline operations that had previously provided substantial revenues. In each instance, discussions with special servicers are ongoing.

Other

Certain of the Mortgaged Properties securing the Mortgage Loans may not be readily convertible (or convertible at all) to alternative uses. For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Salt Lake City FBI Building, representing approximately 3.3% of the Cut-off Date Pool Balance, the Mortgaged Property was designed and constructed as a build to suit specifically for the Federal Bureau of Investigation and has specialized security features. See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or having equity therein pledged to secure mezzanine debt;

•

the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•

although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt secured by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower;

•

certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

•

certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower of its equity owners.

The Loan Combinations

General. Three (3) of the Mortgage Loans, representing approximately 10.8%, 8.7% and 4.9%, respectively, of the Cut-off Date Pool Balance are each part of a loan combination where the related Mortgage Loan is represented by a note that has a companion note that is pari passu in right of payment to the related Mortgage Loan. The pari passu companion note will be held outside the Issuing Entity and is referred to in this prospectus supplement as a “Companion Loan”. Each Mortgage Loan and its related Companion Loan are collectively referred to in this prospectus supplement as a “Loan Combination”. Each Companion Loan is secured by the same Mortgage instrument on the related Mortgaged Property as its related Mortgage Loan.

With respect to the Loan Combinations related to the Mortgaged Properties identified on Annex A as Republic Plaza, Concord Mills and, prior to the securitization of the related Companion Loan, One South Wacker Drive, the related Mortgage Loan and related Companion Loan will be serviced under the Pooling and Servicing Agreement. The Republic Plaza Mortgage Loan, Concord Mills Mortgage Loan and, prior to the securitization of the related Companion Loan, the One South Wacker Drive Mortgage Loan are each sometimes referred to herein as a “Serviced Mortgage Loan”, and each related Companion Loan (but in the case of the One South Wacker Drive Companion Loan, only with respect to the period prior to the securitization of such Companion Loan) is referred to herein as a “Serviced Companion Loan”. Each Serviced Mortgage Loan and the related Serviced Companion Loan are referred to herein, collectively, as a “Serviced Loan Combination”.

The One South Wacker Drive Mortgage Loan, with respect to the period following the securitization of the related Companion Loan, is referred to herein as a “Non-Serviced Mortgage Loan”, the related Companion Loan, following securitization, is referred to herein as a “Non-Serviced Companion Loan” and the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan are referred to herein, collectively, as a “Non-Serviced Loan Combination”.

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Trust Mortgage Loan	Cut-off Date Principal Balance of Non-Trust Mortgage Loan	Aggregate Cut-off Date balance of Loan Combination	Cut-off Date LTV of Loan Combination	Trust Mortgage Loan Interest Rate	Non-Trust Mortgage Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
Republic Plaza	$155,000,000	$125,000,000	$280,000,000	52.3%	4.240%	4.240%	1.55x
Concord Mills	$125,000,000	$110,000,000	$235,000,000	54.0%	3.836%	3.836%	3.13x
One South Wacker Drive	$70,000,000	$95,000,000	$165,000,000	73.0%	3.750%	3.750%	2.40x

The Republic Plaza Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Republic Plaza, representing approximately 10.8% of the Cut-off Date Pool Balance (the “Republic Plaza Mortgage Loan”), the related Mortgaged Property (the “Republic Plaza Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Republic Plaza Mortgage Loan (the “Republic Plaza Companion Loan” and, together with the Republic Plaza Mortgage Loan, the “Republic Plaza Loan Combination”). The Republic Plaza Companion Loan has a principal balance as of the Cut-off Date of approximately $125,000,000 and is currently held by the WFRBS Commercial Mortgage Trust 2012-C10. Only the Republic Plaza Mortgage Loan is included in the Issuing Entity. The Republic Plaza Companion Loan is not an asset of the Issuing Entity.

The holders of the Republic Plaza Loan Combination (the “Republic Plaza Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Republic Plaza Noteholder (the “Republic Plaza Intercreditor Agreement”).

Servicing. The Republic Plaza Loan Combination will be serviced as follows:

(a) prior to the Closing Date, the Republic Plaza Loan Combination will be serviced by the designated master servicer and special servicer pursuant to the terms of the pooling and servicing agreement entered into in connection with the WFRBS Commercial Mortgage Trust 2012-C10 securitization (the “WFRBS 2012-C10 Pooling and Servicing Agreement”), subject to the terms of the Republic Plaza Intercreditor Agreement; and

(b) from and after the Closing Date, the Republic Plaza Loan Combination will be serviced by the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement in the manner described herein under “The Pooling and Servicing Agreement” and, subject to the terms of the Republic Plaza Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Republic Plaza Noteholders will be effected in accordance with the Pooling and Servicing Agreement.

Advances. Prior to the Closing Date, the master servicer, special servicer (with respect to servicing advances) or trustee under the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable, will be responsible for making (i) any required advances of principal and interest on the Republic Plaza Companion Loan (but not on the Republic Plaza Mortgage Loan) unless such master servicer, special servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Companion Loan, and (ii) any required servicing advances with respect to the Republic Plaza Loan Combination unless such master servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Loan Combination.

After the Closing Date,

(a) the master servicer or trustee under the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable, will continue to be responsible for making advances of principal and interest on the Republic Plaza Companion Loan (but not on the Republic Plaza Mortgage Loan) pursuant to the WFRBS 2012-C10 Pooling and Servicing Agreement, unless such master servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Republic Plaza Companion Loan; and

(b) the Master Servicer or Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required principal and interest advances on the Republic Plaza Mortgage Loan (but not on the Republic Plaza Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required Servicing Advances with respect to the Republic Plaza Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions. The terms of the Republic Plaza Intercreditor Agreement set forth the respective rights of the Republic Plaza Noteholders with respect to distributions of funds received in respect of the Republic Plaza Loan Combination, and provides, in general, that:

•

the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•

all payments, proceeds and other recoveries on or in respect of the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan will be applied to the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Republic Plaza Intercreditor Agreement, the Pooling and Servicing Agreement and the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the Republic Plaza Intercreditor Agreement with respect to the Republic Plaza Loan Combination prior to the Closing Date is Wells Fargo Bank, National Association as the holder of the Republic Plaza Mortgage Loan, and from and after the Closing Date, will be the Subordinate Class Representative (such party, the “Republic Plaza Controlling Note Holder”). Certain decisions to be made with respect to the Republic Plaza Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents”) will require the approval of the Republic Plaza Controlling Note Holder. If the Republic Plaza Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Republic Plaza Controlling Note Holder will have certain consent and/or consultation rights with respect to the Republic Plaza Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan of the Issuing Entity.

Notwithstanding the Republic Plaza Controlling Note Holder’s consent and/or consultation rights described above, the Special Servicer is permitted to implement (or consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan.

Pursuant to the terms of the Republic Plaza Intercreditor Agreement, the holder of the Republic Plaza Companion Loan, as a non-controlling noteholder (the “Republic Plaza Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Republic Plaza Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Republic Plaza Controlling Note Holder under such agreement within the same time frame the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the Republic Plaza Controlling Note Holder and (ii) to be consulted by the Master Servicer or the Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Republic Plaza Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Republic Plaza Non-Controlling Note Holder will expire 10 business days after the delivery by the Master Servicer or the Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not the Republic Plaza Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Republic Plaza Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or (with respect to the Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the holder of the Republic Plaza Companion Loan (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Republic Plaza Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Republic Plaza Loan Combination, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the Republic Plaza Intercreditor Agreement.

In addition to the consultation rights of the Republic Plaza Non-Controlling Note Holder described above, the Republic Plaza Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Republic Plaza Loan Combination are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Republic Plaza Intercreditor Agreement, if the Republic Plaza Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Republic Plaza Mortgage Loan together with the Republic Plaza Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Republic Plaza Mortgage Loan and the Republic Plaza Companion Loan. The Republic Plaza Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Termination of Special Servicer. The Republic Plaza Controlling Note Holder (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Republic Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Republic Plaza Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable. See “The Pooling and Servicing Agreement–Replacement of the Special Servicer” in this prospectus supplement.

The Concord Mills Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concord Mills, representing approximately 8.7% of the Cut-off Date Pool Balance (the “Concord Mills Mortgage Loan”), the related Mortgaged Property (the “Concord Mills Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Concord Mills Mortgage Loan (the “Concord Mills Companion Loan” and, together with the Concord Mills Mortgage Loan, the “Concord Mills Loan Combination”). The Concord Mills Companion Loan has a principal balance as of the Cut-off Date of approximately $110,000,000 and is currently held by the WFRBS Commercial Mortgage Trust 2012-C10. Only the Concord Mills Mortgage Loan is included in the Issuing Entity. The Concord Mills Companion Loan is not an asset of the Issuing Entity.

The holders of the Concord Mills Loan Combination (the “Concord Mills Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Concord Mills Noteholder (the “Concord Mills Intercreditor Agreement”).

Servicing. The Concord Mills Loan Combination will be serviced as follows:

(a) prior to the Closing Date, the Concord Mills Loan Combination will be serviced by the designated master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement entered into in connection with the WFRBS 2012-C10 Pooling and Servicing Agreement, subject to the terms of the Concord Mills Intercreditor Agreement; and

(b) from and after the Closing Date, the Concord Mills Loan Combination will be serviced by the Master Servicer and Special Servicer pursuant to the terms of the Pooling and Servicing Agreement in the manner described herein under “The Pooling and Servicing Agreement” and, subject to the terms of the Concord Mills Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Concord Mills Noteholders will be effected in accordance with the Pooling and Servicing Agreement.

Advances. Prior to the Closing Date, the master servicer, special servicer (with respect to servicing advances) or trustee under the Concord Mills Companion Loan Pooling and Servicing Agreement, as applicable, will be responsible for making (i) any required advances of principal and interest on the Concord Mills Companion Loan (but not on the Concord Mills Mortgage Loan) unless such master servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Companion Loan, and (ii) any required Servicing Advances with respect to the Concord Mills Loan Combination unless such master servicer, special servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Loan Combination.

After the Closing Date,

(a) the master servicer or trustee under the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable, will continue to be responsible for making advances of principal and interest on the Concord Mills Companion Loan (but not on the Concord Mills Mortgage Loan) pursuant to the WFRBS 2012-C10 Pooling and Servicing Agreement, unless such master servicer or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Concord Mills Companion Loan; and

(b) the Master Servicer or Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required principal and interest advances on the Concord Mills Mortgage Loan (but not on the Concord Mills Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer, Special Servicer or Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required Servicing Advances with respect to the Concord Mills Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions. The terms of the Concord Mills Intercreditor Agreement set forth the respective rights of the Concord Mills Noteholders with respect to distributions of funds received in respect of the Concord Mills Loan Combination, and provides, in general, that:

•

the Concord Mills Mortgage Loan and the Concord Mills Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•

all payments, proceeds and other recoveries on or in respect of the Concord Mills Mortgage Loan and the Concord Mills Companion Loan will be applied to the Concord Mills Mortgage Loan and the Concord Mills Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Concord Mills Intercreditor Agreement, the Pooling and Servicing Agreement and the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the Concord Mills Intercreditor Agreement with respect to the Concord Mills Loan Combination prior to the Closing Date is The Royal Bank of Scotland as the holder of the Concord Mills Mortgage Loan, and from and after the Closing Date, will be the Subordinate Class Representative (such party, the “Concord Mills Controlling Note Holder”). Certain decisions to be made with respect to the Concord Mills Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents”) will require the approval of the Concord Mills Controlling Note Holder. If the Concord Mills Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Pooling and Servicing Agreement, the Concord Mills Controlling Note Holder will have certain consent and/or consultation rights with respect to the Republic Plaza Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan of the Issuing Entity.

Notwithstanding the Concord Mills Controlling Note Holder’s consent and/or consultation rights described above, the Special Servicer is permitted to implement (or consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Concord Mills Mortgage Loan and the Concord Mills Companion Loan.

Pursuant to the terms of the Concord Mills Intercreditor Agreement, the holder of the Concord Mills Companion Loan, as a non-controlling noteholder (the “Concord Mills Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Concord Mills Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Concord Mills Controlling Note Holder under such agreement within the same time frame the Master Servicer or the Special Servicer, as applicable, is required to provide such notices, information and reports to the Concord Mills Controlling Note Holder and (ii) to be consulted by the Master Servicer or the Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Concord Mills Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report. The consultation right of the Concord Mills Non-Controlling Note Holder will expire 10 business days after the delivery by the Master Servicer or the Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not the Concord Mills Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Concord Mills Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or (with respect to the Special Servicer only) take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Concord Mills Mortgage Loan and the Concord Mills Companion Loan.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the holder of the Concord Mills Companion Loan (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the Concord Mills Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the Concord Mills Loan Combination, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the Concord Mills Intercreditor Agreement.

In addition to the consultation rights of the Concord Mills Non-Controlling Note Holder described above, the Concord Mills Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Concord Mills Loan Combination are discussed.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Concord Mills Intercreditor Agreement, if the Concord Mills Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Concord Mills Mortgage Loan together with the Concord Mills Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Concord Mills Mortgage Loan and the Concord Mills Companion Loan. The Concord Mills Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Termination of Special Servicer. The Concord Mills Controlling Note Holder (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of Voting Rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Concord Mills Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Concord Mills Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the WFRBS 2012-C10 Pooling and Servicing Agreement, as applicable. See “The Pooling and Servicing Agreement–Replacement of the Special Servicer” in this prospectus supplement.

The One South Wacker Drive Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as One South Wacker Drive, representing approximately 4.9% of the Cut-off Date Pool Balance (the “One South Wacker Drive Mortgage Loan”), the related Mortgaged Property (the “One South Wacker Drive Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the One South Wacker Drive Mortgage Loan (the “One South Wacker Drive Companion Loan” and, together with the One South Wacker Drive Mortgage Loan, the “One South Wacker Drive Loan Combination”). The One South Wacker Drive Companion Loan has a principal balance as of the Cut-off Date of approximately $95,000,000. Only the One South Wacker Drive Mortgage Loan is included in the Issuing Entity. The One South Wacker Drive Companion Loan is not an asset of the Issuing Entity.

The holders of the One South Wacker Drive Loan Combination (the “One South Wacker Drive Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each One South Wacker Drive Noteholder (the “One South Wacker Drive Intercreditor Agreement”).

Servicing. The One South Wacker Drive Loan Combination will be serviced as follows:

(a) from and after the Closing Date, but prior to the date that the One South Wacker Drive Companion Loan is included in a securitization trust (the “One South Wacker Drive Securitization Date”), the One South Wacker Drive Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b) from and after the One South Wacker Drive Securitization Date, the One South Wacker Drive Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the One South Wacker Drive Companion Loan (the “One South Wacker Drive Pooling and Servicing Agreement”) and, subject to the terms of the One South Wacker Drive Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the One South Wacker Drive Noteholders will be effected in accordance with the One South Wacker Drive Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the One South Wacker Drive Pooling and Servicing Agreement.

The One South Wacker Drive Intercreditor Agreement requires that the One South Wacker Drive Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the One South Wacker Drive Mortgage Loan as described more fully under “The Pooling and Servicing Agreement—Servicing of the Loan Combinations”.

Advances. Prior to the One South Wacker Drive Securitization Date, the Master Servicer, the Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be responsible for making (i) any required advances of principal and interest on the One South Wacker Drive Mortgage Loan (but not on the One South Wacker Drive Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the One South Wacker Drive Mortgage Loan, and (ii) any required Servicing Advances with respect to the One South Wacker Drive Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the One South Wacker Drive Loan Combination. Reimbursement of Servicing Advances made with respect to the One South Wacker Drive Companion Loan will be made as described herein under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the One South Wacker Drive Securitization Date,

(a) the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the One South Wacker Drive Mortgage Loan (but not on the One South Wacker Drive Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the One South Wacker Drive Mortgage Loan; and

(b) the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the One South Wacker Drive Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the One South Wacker Drive Companion Loan as required under the terms of the One South Wacker Drive Pooling and Servicing Agreement (but not on the One South Wacker Drive Mortgage Loan) and (ii) any required Servicing Advances with respect to the One South Wacker Drive Loan Combination, in each case unless a similar determination of nonrecoverability is made under the One South Wacker Drive Pooling and Servicing Agreement.

Distributions. The terms of the One South Wacker Drive Intercreditor Agreement set forth the respective rights of the One South Wacker Drive Noteholders with respect to distributions of funds received in respect of the One South Wacker Drive Loan Combination, and provides, in general, that:

•

the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

•

all payments, proceeds and other recoveries on or in respect of the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan will be applied to the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the One South Wacker Drive Intercreditor Agreement, the Pooling and Servicing Agreement and the One South Wacker Drive Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the One South Wacker Drive Intercreditor Agreement with respect to the One South Wacker Drive Loan Combination will initially be the holder of the One South Wacker Drive Companion Loan, and from and after the One South Wacker Drive Securitization Date, will be the controlling class representative or such other party specified in the One South Wacker Drive Pooling and Servicing Agreement (such party, the “One South Wacker Drive Controlling Note Holder”). Certain decisions to be made with respect to the One South Wacker Drive Loan Combination, including certain major decisions pursuant to the One South Wacker Drive Pooling and Servicing Agreement will require the approval of the One South Wacker Drive Controlling Note Holder.

Notwithstanding the One South Wacker Drive Controlling Note Holder’s consent and/or consultation rights described above, the special servicer or the master servicer (in the event the master servicer is otherwise authorized to take such action pursuant to the One South Wacker Drive Pooling and Servicing Agreement), as applicable, is permitted to implement any major decision before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan.

Pursuant to the terms of the One South Wacker Drive Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “One South Wacker Drive Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the One South Wacker Drive Loan Combination, that the master servicer or the special servicer, as applicable, under the One South Wacker Drive Pooling and Servicing Agreement is required to provide to the One South Wacker Drive Controlling Note Holder under such agreement within the same time frame such master servicer or special servicer is required to provide such notices, information and reports to the One South Wacker Drive Controlling Note Holder and (ii) to be consulted by such master servicer or special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the One South Wacker Drive Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report. The consultation right of the One South Wacker Drive Non-Controlling Note Holder will expire 10 business days after the delivery by such master servicer or special servicer of notice and information relating to the matter subject to consultation, whether or not the One South Wacker Drive Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the One South Wacker Drive Non-Controlling Note Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, under the One South Wacker Drive Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan.

In addition to the consultation rights of the One South Wacker Drive Non-Controlling Note Holder described above, the One South Wacker Drive Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, under the One South Wacker Drive Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the One South Wacker Drive Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer, or after the One South Wacker Drive Securitization Date, the master servicer and the special servicer under the One South Wacker Drive Pooling and Servicing Agreement, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the One South Wacker Drive Intercreditor Agreement, the Pooling and Servicing Agreement or the One South Wacker Drive Pooling and Servicing Agreement, require or cause such parties to violate the terms of the One South Wacker Drive Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the One South Wacker Drive Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the One South Wacker Drive Intercreditor Agreement, if the One South Wacker Drive Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the One South Wacker Drive Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the One South Wacker Drive Mortgage Loan together with the One South Wacker Drive Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan. The One South Wacker Drive Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer. The One South Wacker Drive Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the One South Wacker Drive Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the One South Wacker Drive Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the One South Wacker Drive Pooling and Servicing Agreement, as applicable.

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secondary financing secured by the Mortgaged Properties and/or existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the Mortgage Loans that have related mezzanine indebtedness or other secured subordinate financing outstanding.

Mortgage Loan Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Secured Subordinate Debt	Aggregate Cut-off Date Balance of Aggregate Indebtedness	Cut-off Date LTV Ratio of Aggregate Indebtedness(1)	Mortgage Loan Interest Rate	Subordinate Debt Interest Rate	U/W Debt Service Coverage Ratio for Aggregate Indebtedness(2)
Encino Courtyard	$25,569,693	$2,500,000	$28,069,693	76.7%	4.530%	13.500%	1.17x
Minot Hotel Portfolio	$14,975,522	$3,512,582	$18,488,104	73.7%	4.677%	16.000%	1.20x
Manhattan Hilton Garden Inn & Conference Center(3)	$10,987,383	$9,400,000	$20,387,383	97.1%	4.670%	NAP	1.86x

(1)	The combined Cut-off Date loan-to-value ratio of the Mortgage Loan and mezzanine loan is equal to the ratio of their aggregate Cut-off Date Principal Balances to the Appraised Value of the related Mortgaged Property(ies).

(2)	The combined underwritten debt service coverage ratio of the Mortgage Loan and/or mezzanine loan is equal to the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property(ies) to the sum of the annual debt service due under the Mortgage Loan and the annual debt service due under the mezzanine loan.

(3)	The aggregate subordinate secured debt of $9,500,000 (original principal balance) from the City of Manhattan, Kansas is comprised of (a) $4,500,000 in the form of a forgivable note (the “Forgivable Note”) and (b) $5,000,000 (balance as of Cut-off Date $4,900,000) in the form of a repayable note (the “Repayable Note”). There is no debt service attributed to the Forgivable Note; annual principal payments of $100,000 are required on the Repayable Note. The calculation of the Whole Loan UW NOI Debt Yield, the Whole Loan UW NCF Debt Yield and the Whole Loan Cut-Off Date LTV Ratio are based on a Whole Loan Cut-off Date Balance that includes the Forgivable Note balance of $4,500,000. If the Forgivable Note is not included in the Whole Loan Cut-Off Date Balance, then the Whole Loan UW NOI Debt Yield would be 10.5%, the Whole Loan UW NCF Debt Yield would be 9.2% and the Whole Loan Cut-Off Date LTV Ratio would be 75.7% based on the “As-is” Appraised Value of $21,000,000. If the “As-is” Appraised Value (including the value of the below market financing) of $23,000,000 were applied then the Whole Loan Cut-Off Date LTV Ratio would be 69.1%.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the Mortgage Loan from the Issuing Entity if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Encino Courtyard (the “Encino Courtyard Mortgage Loan”), representing approximately 1.8% of the Cut-off Date Pool Balance, Terra Secured Income Fund 4, LLC made a mezzanine loan (the “Encino Courtyard Mezzanine Loan”) to the owner of the related borrower, which mezzanine loan is secured by the direct equity interests in such borrower. The Encino Courtyard Mezzanine Loan has an outstanding principal balance as of the Cut-off Date of $2,500,000, an interest rate of 13.5% per annum, a maturity date of January 6, 2023, and requires monthly payments of interest only. The rights of the holders of the Encino Courtyard Mortgage Loan and the Encino Courtyard Mezzanine Loan are governed by the terms of an intercreditor agreement that provides, among other things, that the Encino Courtyard Mezzanine Loan is subordinate to the Encino Courtyard Mortgage Loan. Under the terms of the intercreditor agreement, the lender under the Encino Courtyard Mezzanine Loan (i) has the right to purchase the Encino Courtyard Mortgage Loan if the Encino Courtyard Mortgage Loan becomes a Specially Serviced Mortgage Loan (but solely as a result of the occurrence of an event of default under the Mortgage Loan documents), is accelerated, becomes the subject of an enforcement action or the related borrower becomes a debtor in any bankruptcy, insolvency, reorganization or relief of debtors proceeding, (ii) has cure rights with respect to the Encino Courtyard Mortgage Loan, (iii) has the right to consent to certain modifications to the Encino Courtyard Mortgage Loan and (iv) is not prohibited from proceeding against its separate collateral. The purchase price required to be paid in connection with such a purchase contemplated by clause (i) of the prior sentence is equal to the outstanding principal balance of the Encino Courtyard Mortgage Loan, together with accrued and unpaid interest, and any post-petition interest, expenses, advances and fees that become due, provided however, the purchase price may exclude payment of any late charges, default interest, yield maintenance premiums, prepayment premiums and any workout fee and liquidation fee in certain circumstances. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation” in this prospectus supplement.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Minot Hotel Portfolio (the “Minot Hotel Portfolio Mortgage Loan”), representing approximately 1.0% of the Cut-off Date Pool Balance, Minot HI Investors, LLC made a mezzanine loan (the “Minot Hotel Portfolio Mezzanine Loan”) to the owner of the related borrower, which mezzanine loan is secured by the direct equity interests in such borrower. The Minot Hotel Portfolio Mezzanine Loan has an outstanding principal balance as of the Cut-off Date of $3,512,582, an interest rate of 16% per annum, a maturity date of January 1, 2018, and requires monthly payments of principal and interest. The rights of the holders of the Minot Hotel Portfolio Mortgage Loan and the Minot Hotel Portfolio Mezzanine Loan are governed by the terms of an intercreditor agreement that provides, among other things, that the Minot Hotel Portfolio Mezzanine Loan is subordinate to the Minot Hotel Portfolio Mortgage Loan. Under the terms of the intercreditor agreement, the lender under the Minot Hotel Portfolio Mezzanine Loan (i) has the right to purchase the Minot Hotel Portfolio Mortgage Loan if the Minot Hotel Portfolio Mortgage Loan becomes a specially serviced mortgage loan (but solely as a result of the occurrence of an event of default under the Mortgage Loan documents), is accelerated, becomes the subject of an enforcement action or the related borrower becomes a debtor in any bankruptcy, insolvency, reorganization or relief of debtors proceeding, (ii) has cure rights with respect to the Minot Hotel Portfolio Mortgage Loan, (iii) has the right to consent to certain modifications to the Minot Hotel

Portfolio Mortgage Loan and (iv) is not prohibited from proceeding against its separate collateral. The purchase price required to be paid in connection with such a purchase contemplated by clause (i) of the prior sentence is equal to the outstanding principal balance of the Minot Hotel Portfolio Mortgage Loan, together with accrued and unpaid interest, and any post-petition interest, expenses, advances and fees that become due.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Manhattan Hilton Garden Inn & Conference Center, representing approximately 0.8% of the Cut-off Date Pool Balance (the “Manhattan Hilton Mortgage Loan”), the related Mortgaged Property also secures a mortgage loan from the City of Manhattan, Kansas to the related borrower (the “City of Manhattan Mortgage Loan”) that is subordinate in right to the Manhattan Hilton Mortgage Loan. The City of Manhattan Mortgage Loan consists of two promissory notes. One note is in the amount of $4.5 million and is forgiven at a rate of $150,000 per year for so long as the borrower is not in default under the terms of the City of Manhattan Mortgage Loan. The other note is in the amount of $5.0 million and is repayable at $100,000 per year for 29 years with a $2.1 million balloon payment in year 30. The holder of the Manhattan Hilton Mortgage Loan and the holder of the City of Manhattan Mortgage Loan have entered into a subordination and standstill agreement pursuant to which the holder of the Manhattan Hilton Mortgage Loan will be able to foreclose and sell the related Mortgaged Property free and clear of the lien of the City of Manhattan Mortgage Loan. Additionally, under the terms of the Manhattan Hilton Mortgage Loan, the borrower’s failure to comply with the terms of the City of Manhattan Mortgage Loan is a default under the Manhattan Hilton Mortgage Loan.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower. With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
RHP Portfolio I(4)	$120,763,000	8.4%	$31,600,000	Yes	1.15x	85.0%	Yes
Columbia Square	$13,108,249	0.9%	N/A	Yes	1.45x	75.0%	Yes

Total:	$133,871,249	9.3%

(1)	Indicates the maximum principal amount (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include delivery of confirmation from the three nationally recognized statistical rating organizations (“NRSROs”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hired by the Depositor to rate the Offered Certificates (collectively, the “Rating Agencies”) that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of Certificates.

(4)	Northstar Realty Finance Corporation, one of the related mortgage sponsors of the RHP Portfolio I Mortgage Loan, holds preferred equity in the related mortgage borrower and is permitted to convert a portion of such preferred equity into a mezzanine loan on the terms shown in this chart.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Other Additional Financing and Preferred Equity

Some of the Mortgage Loans permit certain affiliates of the borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure.

With respect to two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as 515 Madison Avenue and Holiday Inn National Airport, representing approximately 8.4% and 1.9%, respectively, of the Cut-off Date Pool Balance, the related loan documents permit certain affiliates to pledge their indirect (but not direct) interest in the related borrower as security for affiliate loans without the lender’s consent. See “Top Fifteen Loan Summaries—515 Madison Avenue” and “—Holiday Inn National Airport” in Annex B to this prospectus supplement.

In addition, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as RHP Portfolio I, representing approximately 8.4% of the Cut-off Date Pool Balance, Northstar Realty Finance Corporation (“Northstar”), which indirectly owns 85% of the membership interests in the borrowers, was granted two tranches of preferred equity interests in a parent of the borrowers, RHP Western Portfolio Group, LLC (“RHP Western”) in the amounts of $31,600,000 (“Tranche A”) and $49,615,086.14 (“Tranche B”). The holders of Tranche A and Tranche B are entitled to specified rates of return on such equity investments, payable from excess cash flow. Northstar is also entitled to manage the affairs of RHP Western, subject to the consent of RHP Western Portfolio Investors, LLC, the holder of the remaining equity in RHP Western, with respect to certain major decisions. At Northstar’s option, Tranche A may be converted into a mezzanine loan, subject to certain conditions, including without limitation: (i) the aggregate LTV of the Mortgage Loan and the mezzanine loan must be no greater than 85%; and (ii) the aggregate DSCR of the Mortgage Loan and the mezzanine loan must be no less than 1.15x. Such preferred equity interests and possible mezzanine loan may subject the borrower to the same risks and difficulties associated with other types of additional financing on or related to the Mortgaged Properties. See “Top Fifteen Loan Summaries—RHP Portfolio I” in Annex B to this prospectus supplement.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original loan balance) of trade payables and unsecured indebtedness in the ordinary course of business.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Underwriting Considerations

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Encana Oil & Gas, Salt Lake City FBI Building and 24 Hour Fitness—Livermore, representing approximately 8.6% of the Cut-off Date Pool Balance, are secured in whole or in part by Mortgaged Properties recently constructed (or substantially renovated) and in each case either have no prior operating history or have limited historical financial information.

The Mortgaged Properties identified on Annex A to this prospectus supplement as Duda Southeast Retail Portfolio, securing a Mortgage Loan representing approximately 0.9% of the Cut-off Date Pool Balance, were recently acquired by the related borrowers and do not have historical financial information.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Vista West MHC, representing approximately 0.2% of the Cut-off Date Pool Balance, historical operating data for the related Mortgaged Property was not available for the period from January 2011 to July 2011 because the prior owner did not keep records.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Howard Apartments, representing approximately 0.2% of the Cut-off Date Pool Balance, no reported financials for the related Mortgaged Property for the annual periods ended December 31, 2010 and December 31, 2011 were available because the related Mortgaged Property was not under the borrower’s management or control during that time frame.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement.

Environmental Considerations

Generally, an environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the origination of the Mortgage Loan. See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property. It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of the environmental reports prepared for each Mortgaged Property and additional information regarding environmental matters that may affect the Mortgaged Properties, see “—Assessments of Property Value and Condition—Environmental Assessments” in this prospectus supplement and “Risk Factors—Environmental Law Considerations” and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus, and Representations and Warranties No. 43 (Environmental Conditions) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

With respect to the Mortgaged Properties identified on Annex A to this prospectus supplement as Kraco, World’s Finest Chocolate, Oracle-Polo, Northwest Mailing, WinCup-Georgia, Angstrom Graphics, M.P. Pumps, Shale Island, and Sitel (as part of the portfolio of mortgaged properties identified as Brennan Industrial Portfolio II), securing in the aggregate approximately 4.5% of the Cut-off Date Pool Balance by allocated loan amount, have hosted historical industrial activities that resulted in identified or potential soil and groundwater impacts that in most instances have been or are being remediated and/or investigated, but in some cases without complete documentation or formal regulatory closure. As discussed below, environmental insurance policies have been obtained for these Mortgaged Properties.

•

In the case of the Kraco Mortgaged Property, historical industrial activities, including former hydraulic equipment and sumps, as well as currently present double-walled underground storage tanks (“USTs”) that passed most recent testing, potentially could have impacted the Mortgaged Property.

•

In the case of the World’s Finest Chocolate Mortgaged Property, historical industrial activities included use of three fuel/gasoline USTs that were installed in 1949 and removed in 1982 without any corresponding documentation of clean closure.

•

In the case of the Oracle-Polo Mortgaged Property, historical industrial activities including former aboveground storage tanks (“ASTs”), resulted in soil and groundwater impacts. With state environmental agency oversight, a groundwater remediation system was operated from 1988 to

June 2010 and follow-up groundwater monitoring continues. The state agency reported that no further soil remediation is anticipated.

•

In the case of the Northwest Mailing Mortgaged Property, historical activities resulted in soil and groundwater impacts that have been managed with engineered barriers and institutional controls and issued No Further Remediation status. One portion of the Mortgaged Property has not been sampled, and documentation was not available regarding a UST that may have been present in 1959.

•

In the case of the Wincup-Georgia Mortgaged Property, historical activities resulted in a release of hydraulic fluids to a 100 square foot area of soils, which were excavated. Although post-remediation sampling appeared to show clean soil, the environmental site assessment found no formal spill notification to the state environmental agency. Additionally, former heating oil leaking USTs were remediated to regulatory closure.

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In the case of the Angstrom Graphics Mortgaged Property, historical soil impacts are below threshold action levels, but confirmatory sampling was not conducted in some areas of the Mortgaged Property, including at two former USTs and one sump. Documentation was not available of remediation of a former leaking heating oil UST that was removed in 1987, and another UST may have been present in 1950.

•

In the case of the MP Pumps Mortgaged Property, historical activities resulted in soil and groundwater impacts that are managed with a soil vapor recovery system that has reduced concentrations to below screening thresholds, and additional monitoring was planned to determine whether remediation can be discontinued. The current Mortgaged Property owner filed a Baseline Environmental Assessment in 2008 to qualify for Michigan liability protections and prepared a related due care compliance analysis.

•

In the case of the Shale Island Mortgaged Property, historical activities, including some former USTs and an AST, resulted in soil and groundwater impacts that have been managed with engineered barriers and institutional controls and issued No Further Remediation status. Closure documentation, including confirmatory soil sampling results, was not on file for two other heating oil USTs.

•

In the case of the Sitel Mortgaged Property, an adjacent third-party leaking UST site that is being remediated by an identified responsible party potentially could have impacted the Mortgaged Property.

For each of the aforementioned Mortgaged Properties, there is a tenant indemnity, a guarantor indemnity and, except for the M.P. Pumps Mortgaged Property, a prepaid individual environmental insurance policy providing coverage for pollution legal liability and remediation for certain known and unknown pre-existing conditions at the properties. The reverse retroactive dates on the policies that define those pre-existing conditions vary, depending on when the policies were bound initially, by a previous owner or the current owner of the Mortgaged Property. The policies have limits of liability ranging between $2,500,000 and $5,000,000 for each occurrence and in the aggregate, with self-insured retentions ranging from $100,000 to $500,000, as specified in each individual policy. The policies include “mortgagee endorsements” that extend coverage to the lenders and related persons, and the coverage extends beyond the term of the Mortgage Loan. The policies were issued by Illinois Union Insurance Company, which has an A.M. Best Company rating of “A+/XV” and Indian Harbor Insurance Company, which has an A.M. Best Company rating of “A/XV.”

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn National Airport, representing approximately 1.9% of the Cut-off Date Pool Balance, the Phase I environmental site assessment identified three underground storage tanks (“UST’s”) related to a prior service station use identified on a 1936 map, and no information was available as to the duration of use, location or removal of the UST’s. A Phase II environmental site assessment was recommended. An environmental insurance policy was provided in lieu of Phase II testing or further investigation with policy limits of $2 million, subject to a $25,000 deductible, for a 10 year term with a 3 year policy tail. The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an A.M. Best Company rating of “A+/ XV”. The policy premium has been prepaid.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Milestone Crossing, representing approximately 0.8% of the Cut-off Date Pool Balance, the Phase I environmental site assessment dated December 5, 2012 identified a leaking underground storage tank (a “LUST”) at the related Mortgaged Property impacting the groundwater. The Phase I environmental site assessment reports that remediation efforts appear to be effective and the contamination plume is stable. The Colorado Department of Labor and Oil Inspections estimates that the LUST case will be closed in 2014.

We cannot assure you that the environmental site assessments have identified all potential environmental liabilities and costs or that the insurance policies will in fact provide coverage for any particular liability that might become a claim or that such coverage will be adequate to pay for the full cost of any such liability.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

Other hotel properties may, and likely do, have property improvements plans in various stages of completion or planning. See “Top Fifteen Loan Summaries” for additional information on the 15 largest Mortgage Loans.

Litigation Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates, or otherwise. For example:

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Concord Mills, representing approximately 8.7% of the Cut-off Date Pool Balance, the sponsor of the related borrower, Simon Property Group, L.P. (“Simon Property”), is a plaintiff in a case originally filed in the Southern District of Indiana relating to certain service agreements between Simon Property and Unicco Service Company (“Unicco”). Simon Property has alleged that it entered into service agreements with Unicco to provide janitorial services and that Unicco failed to comply with the terms of the service agreements by charging Simon for unauthorized services. Unicco has counterclaimed that Simon Property failed to make timely payments on invoices submitted by Unicco totaling approximately $800,000. The case was remanded to state court on February 22, 2011, where an out of court settlement is currently awaiting approval.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Meadows Building, representing approximately 0.8% of the Cut-off Date Pool Balance, an affiliate of the sponsor, Moses Libitzky, was named as defendant in lawsuit filed in May 2012 by Ralph’s Grocery Company in Alameda County (California) Superior Court for breach of contract arising out of a purchase contract dispute involving property in Oakland, California, and the sponsor affiliate’s refusal to grant an additional extension to Ralph’s as purchaser. The parties are currently in negotiations concerning mutually acceptable purchase terms, but if adversely adjudicated, the sponsor affiliate would have to sell property at lower price than current market value. The related mortgage loan seller considered the impact of an adverse adjudication in underwriting the sponsor.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as May Manor MHC, representing approximately 0.5% of the Cut-off Date Pool Balance, an investor has sued the managing member of the related borrower, the non-recourse carveout guarantor of the related Mortgage Loan and certain individuals holding ownership interests in the related borrower, among others, alleging fraudulent inducement by the defendants causing the plaintiff to invest in various properties in Georgia in 2006 and the subsequent diversion of income and fees from the properties to the benefit of defendants. The suit is not the first such suit brought by the plaintiff with regard to such investment. The initial suit was settled by certain of the defendants (including the managing member of the borrower and the non-recourse carveout guarantor of the related mortgage loan) with a general release signed by the plaintiff, and the court dismissed the related claims with prejudice in 2010. In February 2011, the plaintiff motioned to set aside the dismissal but withdrew the motion when defendants moved for sanctions against plaintiff for attempting to re-litigate the settled suit. The current suit, brought by the plaintiff with new legal counsel, asserts the same claims as the initial suit. Defendants have filed a motion for sanctions. Such motions are pending.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Dollar Self Storage, representing approximately 0.4% of the Cut-off Date Pool Balance, two former employees from a self-storage facility owned by an affiliate of the borrower under the subject Mortgage Loan sued a principal, sponsor and management group of such borrower and the non-recourse carveout guarantor of the subject Mortgage Loan alleging that such defendants violated the Fair Labor Standards Act (“FLSA”) by misclassifying certain on-site property managers as exempt employees under the FLSA, thus improperly reducing overtime compensation. The plaintiffs may file a motion for conditional certification which, if granted, would allow past managers to “opt in” as plaintiffs. If such adverse rulings occur, the affiliate of the related borrower would be required to pay, in addition to any penalties or other potential damages, the subject overtime wages. Neither the related borrower under, nor the related Mortgaged Property securing, the subject Mortgage Loan are currently part of the lawsuit.

•

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Independence Plaza, representing approximately 0.1% of the Cut-off Date Pool Balance, an affiliate of the sponsor, Ken Levy, was the subject of an investigation by the Securities and Exchange Commission for backdating options in 2006-07. The affiliate, KLA-Tencor, re-priced all outstanding retroactively priced stock options held by Levy and other executives following the investigation, which resulted in KLA-Tencor’s restating financial results from mid-1997 to mid-2002 and taking a non-cash charge of $370 million for stock-based compensation expenses. KLA-Tencor also “terminated all aspects of its employment relationship” with former CEO and director Kenneth Schroeder after the conclusion of the options investigation and canceled all options held by Schroeder. KLA-Tencor reached a settlement with the SEC in mid-2007, consenting to a permanent injunction against violations of federal securities laws on books and records, internal controls, and reporting. KLA-Tencor was not required to pay any fine, penalty, or monetary damages to settle the case, but the SEC charged Kenneth Schroeder with fraud, accusing the former CEO of backdating more than $200 million worth of stock options. In early 2008 the company agreed to pay $65 million in cash to settle a class-action shareholder lawsuit over backdated stock-option grants, brought by the City of Philadelphia Board of Pensions and other plaintiffs.

Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

Bankruptcy Issues

Below are descriptions of bankruptcy litigation matters relating to certain Mortgage Loans. Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as One South Wacker Drive, representing approximately 4.9% of the Cut-off Date Pool Balance, Fannie Mae, the second largest tenant, was placed into conservatorship of the FHFA (Federal Housing Finance Agency) on September 7, 2008.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Indian River Plaza, representing approximately 0.2% of the Cut-off Date Pool Balance, Blockbuster, the largest tenant, declared Chapter 11 bankruptcy in 2010. Blockbuster was subsequently acquired by Dish Networks in 2011, which recently exercised a renewal option extending the lease term to June 30, 2016.

See also Representations and Warranties No. 15 (Actions Concerning the Mortgage Loan) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Insurance Considerations

For certain of the mortgage loans, required insurance may be provided under blanket policies. In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. With respect to certain of the Mortgaged Properties that are hospitality properties, the related franchisor or its affiliate acting as property manager may maintain the insurance in its name rather than the borrower (with the borrower and lender identified as additional insureds). With respect to certain of the Mortgaged Properties, either the sole tenant at the Mortgaged Property or tenants of stand-alone buildings at the Mortgaged Property may maintain the insurance rather than the borrower or are permitted to self-insure. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in this prospectus supplement. See also Representations and Warranties No. 18 (Insurance) and No. 31 (Acts of Terrorism Exclusion) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties are subject to restrictions relating to their current use, such as the Mortgaged Properties set forth below:

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Howard Apartments, representing approximately 0.2% of the Cut-off Date Pool Balance, the related Mortgaged Property is a mixed-use property with 40 apartment units and 14,575 square feet of first floor retail space. The residential and retail portions of the related Mortgaged Property constitute separate condominium interests. The residential component of the related Mortgaged Property is subject to a low income housing tax credit agreement (expiring 2028) and, consequently, at least 40% of the residential units at the related Mortgaged Property are to be occupied by tenants at or below 60% of the “area median gross income”. The related Mortgaged Property currently has two (2) units as to which it receives rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program. The residential component of the related Mortgaged Property is currently the beneficiary of reduced tax assessment levels under Chicago’s Class 9 program, which reduces the assessment on rental projects that involve substantial rehabilitation or new construction, and where at least 35% of the units have “affordable rents”.

See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates” in this prospectus supplement and Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Tenant Issues

Tenant Concentrations. Mortgaged Properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

•	Thirty-four (34) of the Mortgaged Properties, securing Mortgage Loans representing approximately 18.1% of the Cut-off Date Pool Balance, are leased to a single tenant;

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 4.6% of the Cut-off Date Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations across the Mortgage Pool as set forth below:

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With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Republic Plaza and Encana Oil & Gas, representing approximately 15.4% of the Cut-off Date Pool Balance, Encana Oil & Gas or its affiliates lease 34.8% and 100%, respectively, of the net rentable area at the Mortgaged Properties.

In the event of a default by any of the above-referenced tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations. See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire or permit termination by the tenant before or shortly following the maturity of the related Mortgage Loan. Identified below are certain types of early lease terminations with respect to the Mortgaged Properties. In particular, a number of Mortgaged Properties securing the Mortgage Loans, including certain Mortgage Loans in the 15 largest Mortgage Loans included on Annex B to this prospectus supplement, have single tenant leases that expire or permit termination by the tenant during or shortly following the end of the term of the related Mortgage Loan or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review all the lease expiration schedules for the fifteen largest Mortgage Loans presented on Annex B to this prospectus supplement. See also Annex A to this prospectus supplement for information regarding lease expirations relating to the five largest tenants at each Mortgaged Property (based on net rentable area leased).

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, or (vii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer occupy its leased space rights:

•

Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

•	Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations.

•	Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future.

•

Certain of the tenant leases for the retail Mortgaged Properties may permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

•

Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

•	Certain of the tenant leases for the retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

•

In addition to termination options tied to certain triggers as set forth above common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

•

See Annex A to this prospectus supplement and the related footnotes for information regarding certain early lease termination options held by the five largest tenants at each retail, office, industrial and mixed use Mortgaged Property (based on net rentable area leased).

Other. Tenants under certain leases included in the net underwritten cash flow may not be in occupancy as set forth below:

•

Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such Mortgaged Property (based on net rentable area leased). In these cases we cannot assure you that these tenants will take occupancy of the related Mortgaged Properties.

•

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each such Mortgaged Property (based on net rentable area leased). We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related Mortgaged Property.

•

In addition, the underwritten occupancy and net cash flow for some of the Mortgaged Properties may reflect rents from tenants whose lease terms are under negotiation but not yet signed. See Annex A to this prospectus supplement for more information regarding the five largest tenants at each related Mortgaged Property (based on net rentable area leased).

If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan. For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

See Annex A to this prospectus supplement and the related footnotes for information regarding leases that were included in Underwritten Net Operating Income and Underwritten Net Cash Flow when the tenant was not in occupancy.

Purchase Options and Rights of First Refusal

See Representations and Warranties No. 8 (Permitted Liens; Title Insurance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement) and “Top Fifteen Loan Summaries” on Annex B to this prospectus supplement for information regarding certain purchase options and rights of first refusal held by certain tenants at the Mortgaged Properties or third parties.

Borrower Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. For example:

•

In the case of certain manufactured housing community Mortgaged Properties, some of the mobile homes are owned by the borrower or an affiliate of the borrower and rented to the tenants like an apartment. If the leased homes are owned by an affiliate of the borrower, there may be a master lease with respect to the related pads between the borrower and such affiliate.

•

See Annex A to this prospectus supplement for information regarding leases to borrowers or borrower affiliates that would on an aggregate basis be among the five largest tenants at the related Mortgaged Property (based on net rentable area leased). Certain of the Mortgaged Properties may include smaller tenants that are borrowers or borrower affiliates.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of each Property” in this prospectus supplement. None of the appraisals of the Mortgaged Properties is more than 12 months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans and Mortgaged Properties—Appraisals May Not Reflect Current or Future Market Value of each Property” in this prospectus supplement.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II environmental site assessment was also performed or environmental insurance was obtained in lieu of performing a Phase II environmental site assessment. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus supplement. None of the environmental assessments of the Mortgaged Properties is more than 12 months old as of the Cut-off Date, except that in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Peachtree Plaza, which secures a Mortgage Loan that represents approximately 0.6% of the Cut-off Date Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the Mortgage Loan is approximately 13 months old as of the Cut-off Date.

Environmental Insurance

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Brennan Industrial Portfolio II, representing approximately 8.2% of the Cut-off Date Pool Balance, certain of the related borrowers provided prepaid individual environmental insurance policies with limits of liability ranging between $2,500,000 and $5,000,000 for each occurrence and in the aggregate, with self-insured retentions ranging from $100,000 to $500,000, as specified in each individual policy. The policies include “mortgagee endorsements” that extend coverage to the lenders and related persons, and the coverage extends beyond the term of the Mortgage Loan. The policies were issued by Illinois Union Insurance Company, which has an A.M. Best Company rating of “A+/XV” and Indian Harbor Insurance Company, which has an A.M. Best Company rating of “A/XV.”

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Holiday Inn National Airport, representing approximately 1.9% of the Cut-off Date Pool Balance, the borrower provided an environmental insurance policy with policy limits of $2 million, subject to a $25,000 deductible, for a 10 year term with a 3 year policy tail. The policy was issued by Steadfast Insurance Company (a member company of Zurich North America), which has an A.M. Best Company rating of “A+/ XV”. The policy premium has been prepaid. See “—Environmental Considerations” above.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, in connection with the origination of the Mortgage Loans or in connection with this offering. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Risks Relating to Inspections of Properties” in this prospectus supplement. None of the engineering reports for the Mortgaged Properties is more than 12 months old as of the Cut-off Date, except that in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as Peachtree Plaza, which secures a Mortgage Loan that represents approximately 0.6%, of the Cut-off Date Pool Balance, the Property Condition Assessment report obtained in connection with the origination of the Mortgage Loan is 13 months old as of the Cut-off Date.

Seismic Review Process

In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof. Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance might have been obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

•

whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

See Representations and Warranties No. 26 (Local Law Compliance) and No. 27 (Licenses and Permits) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the respective grace period indicated on Annex A to this prospectus supplement.

Due Date	Number of Mortgage Loans	Approx. % of Cut-off Date Pool Balance
1	72	94.4%
5	9	3.9%
6	1	1.8%

Total	82	100.0%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the express terms of each Mortgage Loan. See Annex A to this prospectus supplement and the related footnotes for information on the number of days before late payment charges are due (if at all) under the Mortgage Loan. The information on Annex A regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan. However, some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates except for the ARD Loans after their Anticipated Repayment Dates, as described below.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Sixty-five (65) of the Mortgage Loans (excluding the ARD Loans), representing approximately 33.5% of the Cut-off Date Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Each of these

Mortgage Loans will have a Balloon Payment due at the related stated maturity date unless prepaid prior thereto.

Fourteen (14) of the Mortgage Loans, representing approximately 57.7% of the Cut-off Date Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 1 month to 120 months. Each of these Mortgage Loans will have a Balloon Payment due at the related stated maturity date unless prepaid prior thereto.

The ARD Loans representing approximately 8.8% of the Cut-off Date Pool Balance, provides for an increase in the related interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to the ARD Loans will be deferred and will not be paid until the principal balance and all other amounts related to the ARD Loans have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates. See “Description of the Offered Certificates—Distributions—Excess Interest” in this prospectus supplement. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the ARD Loans until such balance is reduced to zero.

Some of the Mortgage Loans may provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual Mortgage Loans that are secured by multiple Mortgaged

Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

Single Purpose Entity Covenants. The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard Rating Agency criteria as “special purpose entities”. In addition, in some cases, such borrowers were structured as “special purpose entities” in connection with the origination of their respective mortgage loans, and prior thereto owned other assets (including other real estate assets) and engaged in other businesses.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the various property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Additionally, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower and as to which no non-consolidation opinion has been rendered regarding the borrower and its affiliates.

In all cases (generally other than with respect to the borrower under the Mortgage Loan secured by a residential cooperative property), the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans currently (and, in some cases, may have only been recently modified to) limit the borrower’s activities to the ownership of only the related Mortgaged Property or Properties and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and the related Mortgage Loan. However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus, and Representations and Warranties No. 33 (Single Purpose Entity) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Prepayment Protections and Certain Involuntary Prepayments. All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Loan Combination, if applicable) is prepaid within a specified period (ranging from approximately 2 to 7 months) prior to the stated maturity date.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant, the related Mortgage Loans may be prepaid in part prior to the expiration of a defeasance lockout provision. See “—Additional Indebtedness” above.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any Yield Maintenance Charge or Prepayment Premium will be enforceable. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the Mortgage Loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the Mortgage Loan and the remaining unpaid balance of the Mortgage Loan may be re-amortized over the remaining amortization term. For more detail with respect to such Mortgage Loans, see Annex A to this prospectus supplement.

Voluntary Prepayments Generally.

As of the Cut-off Date, the following general prepayment restrictions and defeasance provisions apply to the Mortgage Loans:

•

Seventy (70) Mortgage Loans, representing approximately 69.9% of the Cut-off Date Pool Balance, permit the related borrower after a lockout period to substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

•

Eleven (11) of the Mortgage Loans, representing approximately 27.2% of the Cut-off Date Pool Balance, permit the borrower after a lockout period to prepay the Mortgage Loan with the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium.

•

One (1) Mortgage Loan, representing approximately 3.0% of the Cut-off Date Pool Balance, permits the related borrower after a lockout period to either (a) prepay the Mortgage Loan with the greater of a Yield Maintenance Charge or a Prepayment Premium or (b) substitute U.S. government securities as collateral and obtain a release of the Mortgaged Property.

Notwithstanding the foregoing, the Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	Approx. % of Cut-off Date Pool Balance
2	4	$28,168,527	2.0%
3	5	32,222,584	2.2
4	62	1,026,916,853	71.5
5	2	127,063,000	8.8
6	4	20,076,784	1.4
7	5	201,878,598	14.1

Total:	82	$1,436,326,346	100.0%

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Also notwithstanding the foregoing, even during a prepayment lockout period, certain of the Mortgage Loans permit principal prepayments in connection with the release of a Mortgaged Property or a portion thereof, or in connection with the sale of a Mortgaged Property and the termination of the related cross-collateralization feature, as described under “—Partial Releases and Property Substitutions” below, or require the application of earnout funds to prepay the subject Mortgage Loan if various leasing and other property performance conditions or other criteria are not satisfied within the requisite time period. Such prepayments may occur during what would otherwise be a prepayment lockout period.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the excess of (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan through and including the maturity date had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, over (b) the amount of the prepayment. In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the mortgage loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) the Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in (z) for the same loan). In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant Mortgage Loan may provide for the use of a spread in determining the discount rate, if any.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield or yields to maturity on specified United States Treasury securities with a maturity generally corresponding to or close to the maturity date of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or with a term generally corresponding to or close to the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents.

Defeasance, Generally. The terms of 71 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 72.8% of the Cut-off Date Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on the date on which the defeasance is to occur (the “Release Date”) (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or the related Loan Combination) up to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to

(x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan are permitted, and (2) in amounts equal to the scheduled payments of principal and interest due on such dates under the Mortgage Loan (including any balloon payment due on the related maturity date), or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any reasonable costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. In some cases, the borrower will deliver to the lender the defeasance collateral itself rather than a Defeasance Deposit.

Certain of the Mortgage Loans may permit variations in the mechanics of defeasances that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances or at all and/or may not be required to pay the fees and expenses incurred by the lender in connection with the defeasance. See Representations and Warranties No. 34 (Defeasance) on Annex E-1 to this prospectus supplement and the exceptions thereto on Annex E-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus supplement).

Certain of the Mortgage Loans permit partial defeasance as described under “—Partial Releases and Property Substitutions” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Partial Releases and Property Substitutions

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Republic Plaza, RHP Portfolio I, Brennan Industrial Portfolio II, Starwood Capital Hotel Portfolio II, Midland Odessa Self Storage Portfolio, Safeguard Self Storage Portfolio, Minot Hotel Portfolio, Duda Southeast Retail Portfolio, Weston Southern Exposure Portfolio, 1 Mission and Ann Arbor Student Housing, representing approximately 10.8%, 8.4%, 8.2%, 3.0%, 1.4%, 1.0%, 1.0%, 0.9%, 0.8%, 0.4% and 0.3%, respectively, of the Cut-off Date Pool Balance, permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance or in certain cases partial prepayment, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) partially defease the loan or in certain cases partially prepay the loan (with prepayment consideration determined pursuant to the related Mortgage Loan documents) in an amount generally equal to between 110% and 125% of the allocated loan amount or other specified release price for the Mortgaged Property or release parcel, as applicable, and/or (2) satisfy certain debt service coverage tests, debt yield tests and/or loan-to-value ratio tests with respect to the remaining Mortgaged Properties or the remaining portion of the Mortgaged Property, as applicable, after the partial defeasance or partial prepayment (in some cases the partial defeasance or partial prepayment amount may be increased in order to satisfy debt service coverage, debt yield and/or loan-to-value tests with respect to the remaining undefeased debt). See “Top Fifteen Loan Summaries—Republic Plaza”, “—

Brennan Industrial Portfolio II”, “—Midland Odessa Self Storage Portfolio” and “—RHP Portfolio I” on Annex B to this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the Brennan Industrial Portfolio II, representing approximately 8.2% of the Cut-off Date Pool Balance, the loan documents permit a partial release of a portion of the related Mortgaged Property referred to in the loan documents as the WinCup-GA property if the tenant at the WinCup-GA property exercises the expansion option under its lease. The release of such portion of the WinCup-GA property requires a partial repayment of the Mortgage Loan and is subject to satisfaction of certain conditions, including, but not limited to: (a) such portion is legally subdivided and a separate tax lot; (b) payment of 100% of the proceeds from such sale which are required to either (i) be deposited into a cash collateral account or (ii) applied to a prepayment of principal (less an amount allocable to any applicable Yield Maintenance Charge payable thereon); and (c) compliance with certain REMIC requirements, including a paydown of principal if such release would cause the loan-to-value ratio of the remaining properties to exceed 125% immediately following such release, delivery of a REMIC opinion and receipt of a rating agency confirmation.

With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Starwood Capital Hotel Portfolio II, representing approximately 3.0% of the Cut-off Date Pool Balance, the loan documents permit the partial release of any property following the applicable lockout period (with exception of Edison, NJ property, which is permitted to be released at any time in connection with the cure of a default under the related ground lease), subject to certain conditions, including but not limited to: (i) payment of release price equal to 120% of the allocated loan amount for the subject property, together with applicable prepayment charges; (ii) the post-release outstanding principal balance is equal or greater than $29,750,000; and (iii) the post-release actual debt service coverage ratio (based on amortizing loan payments) is required to be the greater of (a) the pre-release debt service coverage ratio or (b) 2.14x. In addition, following the defeasance lockout period, a partial release of any of constituent properties in connection with a partial defeasance is permitted, subject to certain conditions, including but not limited to: (i) defeasance of a portion of the loan in an amount equal to 120% of the allocated loan amount for the release property; (ii) the post-release outstanding principal balance is equal to or greater than $29,750,000; (iii) the post-release actual debt service coverage ratio (based on amortizing loan payments) is required to be the greater of (a) the pre-release debt service coverage ratio or (b) 2.14x; (iv) if requested by lender, a rating agency confirmation; and (v) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as St. Helen Shops (the “St. Helen Shops Mortgaged Property”) and Sandy Shops (the “Sandy Shops Mortgaged Property”), representing approximately 0.2% and 0.1%, respectively, of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted. The borrowers under each of the subject Mortgage Loans are permitted to be released from the cross-collateralization requirement and to remove all cross default provisions, upon the satisfaction of certain conditions, including, but not limited to: (a) no event of default has occurred or is continuing; (b) either (i) certain leasing-related conditions with respect to the space currently occupied by Starbucks Corporation at the St. Helen Shops Mortgaged Property are satisfied or the related borrower posts a $300,000 reserve or (ii) either of the related Mortgaged Properties are sold to an unaffiliated third party and, even during a prepayment lockout period, not less than 15% (and up to 100%) of the Mortgage Loan secured by the St. Helen Shops Mortgaged Property is prepaid (together with any required prepayment consideration) concurrently with the sale; (c) the debt service coverage ratio for (i) if not prepaid in full, the Mortgage Loan secured by the St. Helen Shops Mortgaged Property is not less than 1.45x and (ii) the Mortgage Loan secured by the Sandy Shops Mortgaged Property is not less than 1.65x; and (d) the loan to value ratio for (i) if not prepaid in full, the Mortgage Loan secured by the St. Helen Shops Mortgaged Property is no greater than 70% and (ii) the Mortgage Loan secured by the Sandy Shops Mortgaged Property is no greater than 60%.

Certain of the Mortgage Loans that are secured by two or more Mortgaged Properties permit the related borrower to substitute a like property for one or more of the Mortgaged Properties. For example, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as RHP Portfolio I, representing approximately 8.4% of the Cut-off Date Pool Balance, at any time prior to December 6, 2021, the loan documents permit the related borrower to substitute other similar properties in place of one or more of the Mortgaged Properties currently securing such Mortgage Loan, subject to, certain conditions, including, but not limited to: (a) no event of default has occurred or is continuing; (b) the allocated loan amount for all Mortgaged Properties substituted into the Mortgage Loan will not exceed 25% of the original principal balance of the Mortgage Loan; (c) the fair market value of the substitute property may not be less than the fair market value of the released property, both as of the origination date and as of the substitution date; (d) the net operating income of the substitute property may not be less than the net operating income of the released property, both as of the origination date and as of the substitution date; (e) the payment of a release fee equal to 0.25% of the allocated loan amount for the released property; (f) receipt of an opinion of counsel that the substitution does not constitute a “significant modification” under applicable REMIC regulations; (g) after giving effect to the substitution, the number of properties is not reduced; (h) the geographic diversity of the pool of properties is no different than the geographic diversity prior to the substitution; (i) the released property must be conveyed to a person who is not a borrower; and (j) the substitute property may not be one of the 18 properties that are secured by a mortgage loan made by The Royal Bank of Scotland on December 6, 2012, to affiliates of the related borrower identified as the RHP Portfolio II.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Brennan Industrial Portfolio II, representing approximately 8.2% of the Cut-off Date Pool Balance, the loan documents permit substitution of individual Mortgaged Properties subject to certain conditions, including, but not limited to: (a) no default has occurred or is continuing; (b) the allocated loan amount for all Mortgaged Properties substituted into the Mortgage Loan will not exceed 25% of the original principal balance of the Mortgage Loan; (c) the post-substitution underwritten debt service coverage ratio (based on 5.64% imputed interest rate and a 30-year amortization period) must be the greater of (1) the pre-substitution underwritten debt service coverage ratio or (2) 1.50x; (d) the post-substitution loan-to-value ratio with respect to the remaining Mortgaged Properties securing the Mortgage Loan must be no greater than the lesser of (1) the pre-substitution loan-to-value ratio for all Mortgaged Properties securing the Mortgage Loan or (2) 64.8%; (e) receipt of an opinion of counsel that the substitution does not constitute a “significant modification” under applicable REMIC regulations; (f) at no time will the total number of Mortgaged Properties secured by the Mortgage Loan exceed 25; and (g) the number of substitutions requested by the borrower may not exceed six (6) substitutions.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Midland Odessa Self Storage Portfolio, representing approximately 1.4% of the Cut-off Date Pool Balance, the loan documents permit the substitution of individual properties at any time prior to loan maturity, subject to certain conditions, including: (i) no default has occurred or is continuing; (ii) the same individual property may not be replaced more than once during the loan term; (iii) the appraised value of the substitute property is required to (A) be equal to or greater than the appraised value of the released property and (B) support an aggregate loan-to-value not more than 60%; (iv) the physical condition, building use and quality and location attributes (submarket strength, population and access) of the substitute property is required to be equal to or better than the released property; (v) the actual debt service coverage for the trailing 12 month period preceding the substitution is required to be (A) as to the remaining properties, be equal to or greater than that of the pre-substitution properties, and (2) as to the substitute property, be greater than that for the released property; (vi) a rating agency confirmation; and (vii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the substitution, among other things.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the Safeguard Self Storage Portfolio, representing approximately 1.0% of the Cut-off Date Pool Balance, the loan documents permit the substitution of individual properties at any time prior to loan maturity, subject to certain conditions, including, but not limited to: (a) no default has occurred or is continuing; (b) the same individual property may not be replaced more than once during the loan term; (c) the appraised value of the substitute property is required to (i) be equal to or greater than the appraised value of the released property and (ii) support an aggregate loan-to-value not more than 60%; (d) the physical condition, building use and quality and location attributes (submarket strength, population and access) of the substitute property is required to be equal to or better than the released property; (e) the actual debt service coverage for the trailing 12-month period preceding the substitution is required to be (i) as to the remaining properties, equal or greater than that of the pre-substitution properties, and (ii) as to the substitute property, greater than that for the released property; (f) a rating agency confirmation; and (g) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the substitution.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral, if zoning and other conditions are satisfied. See “Risk Factors—Other Risks—Tax Matters and Changes to Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in this prospectus supplement.

For example, with respect to the Mortgage Loans identified on Annex A to this prospectus supplement as Concord Mills, Manhattan Hilton Garden Inn & Conference Center, Marketplace at South Mountain and Holiday Inn Express Alliance, representing approximately 8.7%, 0.8%, 0.5% and 0.3% of the Cut-off Date Pool Balance, the related borrowers are permitted to obtain the release of (a) unimproved outparcels or (b) non-income producing property that was not assigned value in underwriting the related Mortgage Loan, subject to the satisfaction of certain conditions, including satisfaction of a REMIC test. See “Risk Factors—Other Risks—Tax Matters and Changes to Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” in this prospectus supplement.

Escrows

Seventy (70) of the Mortgage Loans, representing approximately 69.6% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

Seventy-one (71) of the Mortgage Loans, representing approximately 70.3% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

Thirty-one (31) of the Mortgage Loans, representing approximately 60.1% of the aggregate Cut-off Date Principal Balance of all Mortgage Loans that are secured by office, retail, industrial and mixed use Mortgaged Properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Forty-nine (49) of the Mortgage Loans, representing approximately 40.9% of the Cut-off Date Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

Many of the Mortgage Loans provide for other escrows and releases, including, in certain cases, reserves for debt service, operating expenses and other shortfalls or reserves to be released under circumstances described in the related loan documents.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, transfers to and/or among existing partners, members or other equity owners in a borrower and/or affiliates of such existing equity owners, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons satisfying qualification criteria set forth in (or to persons specifically identified in) the related loan documents and transfers to permitted holders of related mezzanine debt. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests in a borrower so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. See “Top Fifteen Loan Summaries” in Annex B to this prospectus supplement for a description of certain permitted transfers of the related Mortgaged Properties applicable to the 15 largest Mortgage Loans.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each Rating Agency (if applicable);

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•

the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

The Master Servicer (with respect to non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loan) and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Mortgage Loans other than with respect to the Non-Serviced Mortgage Loan) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval and/or rights of the Subordinate Class Representative and/or the Trust Advisor and, in the case of a Mortgage Loan included in a Loan Combination, the holders of the Companion Loan or a representative thereof that we describe elsewhere in this prospectus supplement. See “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions—Due-on-Sale Provisions” in the prospectus. With respect to the Non-Serviced Mortgage Loan, the other master servicer or other special servicer under such securitization, as applicable, will make the foregoing determinations in accordance with the applicable pooling and servicing agreement. Neither the Depositor nor the Sponsors nor any other person makes any representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Mortgage Loans) or the Special Servicer (for Specially Serviced Mortgage Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

ARD Loans

Three (3) Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Encana Oil & Gas, Salt Lake City FBI Building and Duda Southeast Retail Portfolio (the “ARD Loans”), representing approximately 4.6%, 3.3% and 0.9%, respectively, of the Cut-off Date Pool Balance, provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated mortgage loan rate (the “Initial Rate”). See Annex A to this prospectus supplement for the Anticipated Repayment Dates for the ARD Loans. After their respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after each respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. Additionally, an account was established at the origination of each ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred. Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its Anticipated Repayment Date, a substantial payment would be required and the borrower has no obligation to do so. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s Anticipated Repayment Date.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.

Shari’ah Compliant Lending Structure

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Brennan Industrial Portfolio II and Salt Lake City FBI Building, representing approximately 8.2% and 3.3%, respectively, of the Cut-off Date Pool Balance, were structured as Shari’ah compliant loans.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws promulgated thereunder. Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a noncompliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase the related Mortgaged Property). Additionally, in order to mitigate the risk that the master lease is recharacterized as a financing lease in a bankruptcy case of a non-compliant party, (i) each Shari’ah-compliant party has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by a Shari’ah-compliant party is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related Mortgage Loan and (iii) title insurance was obtained insuring that each related borrower is the fee owner of the related Mortgaged Property. See “Risk Factors—Risks Related to the Mortgage Loans—Shari’ah Compliant Loans” in this prospectus supplement.

Cash Management Agreements/Lockboxes

Sixty-one (61) of the Mortgage Loans, representing approximately 91.6% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be subject to a cash management or lockbox arrangement.

Annex A to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

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Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•

Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•

Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•

Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•

Springing (With Established Account). A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•

Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•

None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will (or after the occurrence of a specified trigger event will) be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund.

Additional Mortgage Loan Information. Each of Annex A and Annex C sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see

Annex A to this prospectus supplement. For a brief summary of the fifteen (15) largest Mortgage Loans in the Mortgage Pool, see Annex B to this prospectus supplement.

Significant Obligor

The Mortgaged Property identified on Annex A to this prospectus supplement as Republic Plaza, securing a Mortgage Loan that represents approximately 10.8% of the Cut-off Date Pool Balance, is a “significant obligor” with respect to this offering as contemplated by Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”). See “Top Fifteen Loan Summaries—Republic Plaza” in the attached Annex B to this prospectus supplement.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions described on Annex E-2 and in the mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

•	do not cover all of the matters that we or a Sponsor, Mortgage Loan Seller or Originator would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for reunderwriting the Mortgage Loans; and

•

in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue (subject to the exceptions described in the applicable Mortgage Loan Purchase Agreement).

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor or other Responsible Repurchase Party as described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor or Responsible Repurchase Party will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Sponsor to deliver on or prior to (in the case of (i) below) or within a specified period following (in the case of items (ii) through (xxi) below) the Closing Date, to the Certificate Administrator as custodian (a “Custodian”), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) to the Trustee or in blank, and further showing a complete, unbroken chain of endorsement from the originator; or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note and, in the case of each Loan Combination, a copy of the executed note evidencing the related Companion Loan;

(ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof prior to the assignment to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording indicated thereon; provided that if the original or a copy of the Mortgage cannot be delivered with evidence of recording thereon on or prior to the 90th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation, or because the public recording office retains the original or because such original Mortgage has been lost, there will be delivered to the Custodian a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an officer’s certificate of the applicable Mortgage Loan Seller or a statement from the title agent to the effect that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation or retained by the appropriate public recording office, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

(iii) the original or a copy of any related assignment of leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, in each case (unless the particular item has been delivered to but not returned from the applicable recording office) with evidence of recording thereon;

(iv) an original executed assignment, in recordable form (except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording;

(v) an original or a copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

(vi) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee, which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iv) above;

(vii) originals or copies of any assumption, modification, written assurance, consolidation, extension and substitution agreements, if any, with evidence of recording thereon if the applicable document or instrument being modified or assumed, was recorded (unless the particular item has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note (or, if applicable, and related Companion Loan Note) or any related security document have been materially modified or the Mortgage Loan has been assumed;

(viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or, if the policy has not yet been issued, an original or copy of a written commitment “marked-up” at the closing of such Mortgage Loan interim binder or the pro forma title insurance policy, in each case evidencing a binding commitment to issue such policy);

(ix) (A) filed copies (with evidence of filing) of any prior effective UCC financing statements in favor of the Originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC financing statements prior to the Closing Date) and (B) an original assignment thereof, in form suitable for filing, in favor of the Trustee, or a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing;

(x) if a portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the ground lease or space lease relating to such Mortgage Loan, together with a notice to the related lessor of the transfer of the Mortgage Loan to the Trust or the Trustee on its behalf;

(xi) any original documents not otherwise described in the preceding clauses relating to, evidencing or constituting additional collateral (except that, in the case of such documents, if any, that are in the form of a letter of credit, the “Mortgage File” will initially contain a copy of such letter of credit and the original of such letter of credit will initially be delivered to the Master Servicer and, thereafter, such original will be maintained by the Master Servicer) and, if applicable, the originals or copies of any intervening assignments thereof;

(xii) an original or a copy of the loan agreement, if any, related to such Mortgage Loan;

(xiii) an original or a copy of the related guaranty of payment under such Mortgage Loan, if any;

(xiv) an original or a copy of the lock-box agreement or cash management agreement relating to such Mortgage Loan, if any;

(xv) an original or a copy of the environmental indemnity from the related borrower or other party, if any;

(xvi) an original or a copy of any intercreditor agreement or similar agreement relating to such Mortgage Loan;

(xvii) an original or a copy of any management agreement with respect to the related Mortgaged Property if the manager thereunder is not an affiliate of the related borrower and the initial Stated Principal Balance of such Mortgage Loan is greater than $20,000,000;

(xviii) an original or a copy of any master operating lease with respect to the related Mortgaged Property;

(xix) an original or a copy of any related environmental insurance policy;

(xx) if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement; (b) either (i) a signed copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together with such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the issuing entity or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a copy of the estoppel certificate or comfort letter delivered by the franchisor, manager or similar person for the benefit of the holder of the Mortgage Loan in connection with such origination or acquisition of the Mortgage Loan, together with a signed copy or a fax copy of a new estoppel certificate or comfort letter (in substantially the same form and substance as the estoppel certificate or comfort letter delivered in connection with such origination or acquisition) by the franchisor, manager or similar person for the benefit of the issuing entity or the Trustee (and, if a fax copy of a new estoppel certificate or comfort letter is delivered, then the original copy will be included in the “Mortgage File” promptly following receipt thereof by the related Mortgage Loan Seller); and (c) a copy of an instrument in which the Mortgage Loan Seller notifies the franchisor, manager or similar person of the transfer of such Mortgage Loan (and the related estoppel certificate or comfort letter) to the issuing entity pursuant to the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement and directs such person to deliver any and all notices of default or other correspondence under the related estoppel certificate or comfort letter to the Master Servicer, together with reasonable evidence of the delivery of such instrument to such franchisor, manager or similar person; and

(xxi) a checklist (a “Mortgage File Checklist”) of the applicable documents described above and delivered in connection with the origination of such Mortgage Loan (which checklist may be in a reasonable form selected by the related Mortgage Loan Seller);

provided, however, that whenever the term “Mortgage File” is used to refer to documents actually received by the Custodian, such term will not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clauses (vi), (vii) and (ix) through (xx) of this definition, will be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence (and the Custodian will be deemed to have actual knowledge of the existence of any document listed on the related Mortgage File Checklist).

The Custodian is generally required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the holders of the certificates therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the holders of the certificates therein) with respect to any of those Mortgage Loans, as discussed under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”, then the applicable Mortgage Loan Seller (or in the case of the Liberty Island Mortgage Loans, the applicable Mortgage Loan Seller and Liberty Island’s Parent, on a joint and several basis) will be required to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

•

prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

1.	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

2.	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that Mortgage Loan (less any previous Loss of Value Payment available to reduce the principal balance);

•	all accrued and unpaid interest on that Mortgage Loan generally through the due date in the collection period of purchase, other than Default Interest or Excess Interest;

•	all unreimbursed Servicing Advances with respect to that Mortgage Loan;

•	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans and/or REO Properties relating to other Mortgage Loans;

•	all accrued and unpaid interest on any related advances; and

•

in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the mortgage loan.

“Default Interest” means any interest that—

•	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the mortgage loan at the related mortgage interest rate.

If the applicable party or parties described above (individually or collectively as the context may require, the “Responsible Repurchase Party”) replaces one Mortgage Loan with another Mortgage Loan, as described in the third bullet of the first paragraph under this section, then it will be required to pay to the Trust Fund the amount, if any, by which the Purchase Price exceeds the Stated Principal Balance of the substitute Mortgage Loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement. However, in most cases (but not all), if the Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution. Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Subordinate Class Representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•

the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee an opinion of counsel to the effect that its repurchase of only those cross-collateralized Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the Pooling and Servicing Agreement; and

•	each of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.	the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

2.	the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

•

the exercise of remedies against the primary collateral of any Mortgage Loan in the cross-collateralized group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the cross-collateralized group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by the related Mortgage Loan Seller or a material document defect, in any event with respect to a Mortgage Loan transferred by that Mortgage Loan Seller to the Trust Fund. However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related Mortgage Loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this prospectus supplement to the obligations of each Mortgage Loan Seller or Responsible Repurchase Party to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the issuing entity. See “Transaction Parties—The Sponsors—The Royal Bank of Scotland” and “—The Originators—The Royal Bank of Scotland” in this prospectus supplement.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its obligations to cure, repurchase or substitute or otherwise take remedial action in connection with a material document defect or material breach of the related Mortgage Loan Seller’s representations and warranties.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of the related Mortgage Loan Seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors” and “—The Originators” in this prospectus supplement and “The Sponsor” in the attached prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not paid by that party, will be reimbursable out of the Collection Account.

Additional Information

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Wells Fargo Bank, National Association, The Royal Bank of Scotland plc, C-III Commercial Mortgage LLC, Liberty Island Group I LLC and Basis Real Estate Capital II, LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” and “Mortgage Loan Sellers” in this prospectus supplement.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an affiliated securitization depositor. For the 12-month period ended December 31, 2012, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.1 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 335 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.4 billion, which were included in twelve securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property that will secure the loan.

In the case of the Mortgage Loan identified on Annex A to this prospectus supplement as Avalon Retail Center, representing approximately 0.5% of the Cut-off Date Pool Balance, Wells Fargo Bank, as Mortgage Loan Seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank. These functions were all performed in accordance with the loan approval procedures described herein in all material respects. Each Mortgage Loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization. Principal Global Investors LLC, an affiliate of Principal Life Insurance Company, serviced the related program Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loans after securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.

For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Mortgage Loan Information” in this prospectus supplement and Annex D to this prospectus supplement.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•

casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, none of the Wells Fargo Bank Mortgage Loans was originated with any material exceptions from Wells Fargo Bank’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. RBS Securities Inc., on behalf of Wells Fargo Bank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•

comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, mortgage loan seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Repurchase Requests

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2011 to September 30, 2012 or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C23	X	Wachovia Bank, National Association	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

CIK #: 1352059		Nomura Credit & Capital, Inc.	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

		Artesia Mortgage Capital Corporation (8)	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Issuing Entity Subtotal			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

		Artesia Mortgage Capital Corporation (9)	50	269,226,893.21	7.49	1	13,800,000.00	0.43	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.43	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.43	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.43	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			512	7,825,055,730.32		1	13,800,000.00		0.00	0		0	0.00		1	13,800,000.00		1	2,157,849.91		0	0.00	0.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have receive repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate. In addition, Wells Fargo Bank requested information from master servicers, special servicers, trustees and other Demand Entities as to demands (from investors or others) that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).
(3)	Includes only new demands received during the reporting period. (For columns g-i).
In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.
(4)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero. (For columns j-l).
(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o).
(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r).
(7)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u).
(8)	On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust. Dexia considered the repurchase request to be without merit and rejected the repurchase request. As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued. The principal balance of the loan reflected in the table is as of a date prior to January 1, 2012.
(9)	On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail & Office Center. By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand. As of September 30, 2012, Dexia has received no response from the issuing trust. The principal balance of the loan reflected in the table is as of September 30, 2012.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from June 1, 2012 through September 30, 2012 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 13, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 13, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General

The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”): The Royal Bank of Scotland plc, which is selling 9 Mortgage Loans representing approximately 25.8% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling 4 Mortgage Loans representing approximately 3.3% of the Cut-off Date Pool Balance. In addition, 1 Mortgage Loan representing approximately 8.2% of the Cut-off Date Pool Balance was jointly originated, and is being sold to the Issuing Entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc. The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc is a direct subsidiary of The Royal Bank of Scotland Group plc and RBS Financial Products Inc. is an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters. The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program

The Royal Bank of Scotland has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990. The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

•

Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self-storage and industrial properties. These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•

Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2012, The Royal Bank of Scotland affiliates were the sponsors of 42 commercial mortgage-backed securitization transactions. Approximately $43.9 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010, 2011 and 2012. The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2012	$2,284,836,866
2011	$2,091,364,407
2010	$237,100,000
2009	$0

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. The Royal Bank of Scotland originates mortgage loans principally for securitization.

General. The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland. The borrower’s and property manager’s experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan. Larger loans are reviewed and approved by more senior credit officers and more senior management. If deemed appropriate, a member of the real estate team within the credit department will visit the subject property. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio. The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements. Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A to this prospectus supplement for instances in which reserves were not taken):

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Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

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Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115%—125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

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Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm. The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report. The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Mortgage Loans originated by The Royal Bank of Scotland were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview. In connection with the securitization described in this prospectus supplement, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans. The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties. The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process. After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. RBS Securities Inc., on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this prospectus supplement regarding The Royal Bank of Scotland’s Mortgage Loans. These procedures included:

•	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

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comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in The Royal Bank of Scotland Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this prospectus supplement.

Legal Review. The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents. In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Top Fifteen Loan Summaries” to this prospectus supplement.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy. If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions. The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this prospectus supplement is accurate in all material respects. The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related mortgage loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Repurchase Requests

As of the date of this prospectus supplement, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 13, 2012, generally relating to the three-year period ended on December 31, 2011. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of The Royal Bank of Scotland plc is 0000729153. With respect to the period from and including January 1, 2011, to and including September 30, 2012, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this prospectus supplement, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on November 12, 2012, generally relating to the three-year period ended on September 30, 2012. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of RBS Financial Products Inc. is 0001541615. With respect to the period from and including January 1, 2011, to and including September 30, 2012, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a Sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus supplement. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011 and 2012.

Originations and Securitizations of Fixed Rate Multifamily,

Manufactured Housing Community and Commercial Mortgage Loans

	2010(a)		2011		2012
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization
Originations	5	$30,090,000	34	$217,588,500	79	$365,601,000	(c)
Securitizations(b)	0	$0	30	$181,834,330	72	$326,672,918

(a)	C3CM was organized on June 9, 2010.
(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.
(c)	Includes mortgage loans originated by a correspondent that were re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

Originations and Securitizations of Floating Rate Multifamily,

Manufactured Housing Community and Commercial Mortgage Loans

	2010(a)		2011		2012
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Securitization
Originations	5	$41,727,500	17	$169,314,500	16	$226,470,000
Securitizations(b)	0	$0	0	$0	0	$0

(a)	C3CM was organized on June 9, 2010.
(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, National Association and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% equity interest in C-III Parent. In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans, projected to have an aggregate principal balance of $75,213,636 as of the Cut-off Date, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the Depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens. Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to all of the C3CM Mortgage Loans. Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of September 30, 2012, C3CM and its wholly-owned subsidiary, C3MF, had combined total assets of $124,654,836, combined total liabilities of $62,365,786 and combined total member’s equity of $62,289,050.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by

C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex E-2—Exceptions to Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—C3CM’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C3CM are as follows:

•

Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•

Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•

Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A to this prospectus supplement.

C3CM Mortgage Loans Originated by Parties Other Than C3CM

The C3CM Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sunset Village, Sherwood/Bay Breeze, Keystone MHC, Vista West MHC and Shoppes at Yukon, which Mortgage Loans represent approximately 0.2%, 0.2%, 0.2%, 0.2% and 0.2%, respectively, of the Cut-off Date Pool Balance, were each originated by Union Capital Investments, LLC and acquired by C3CM from the originator at or about the time of origination. In connection with its acquisition of those C3CM Mortgage Loans, C3CM re-underwrote each such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which C3CM is the Sponsor

A Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus supplement. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the Depositor and with the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B. Data Tape. To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus supplement.

C. Data Comparisons and Recalculation. RBS Securities Inc., on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus supplement regarding the C3CM Mortgage Loans. These procedures included:

•	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

•

comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the C3CM data tape; and

•	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus supplement.

D. Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed the representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, (i) a review of the C3CM data tape, (ii) a review of C3CM’s asset summary report for each C3CM Mortgage Loan, (iii) a review of the representations and warranties and exception reports referred to above relating to the C3CM Mortgage Loans prepared by origination counsel and (iv) the review of select provisions in certain loan documents with respect to certain of the C3CM Mortgage Loans.

E. Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

F. Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus supplement is accurate in all material respects. C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Repurchase Requests

As of the date of this prospectus supplement, C3CM filed its most recent Form ABS-15G with the SEC on February 14, 2012. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including January 1, 2011 to and including September 30, 2012, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was formed in June 2011. Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company, LLC (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans. PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination. Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty

Island Mortgage Loans”). Please see “—Liberty Island’s Underwriting Standards and Processes” section below for further detail. Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Mortgage Loans after securitization. Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Mortgage Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility. All of the Liberty Island Mortgage Loans are (or are expected to be) subject to such repurchase facility. Liberty Island expects to use the proceeds from its sale of the Liberty Island Mortgage Loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program. This is the sixth commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets. However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans. As of the date of this prospectus supplement, PMCC filed its most recent Form ABS-15G with the SEC on November 14, 2012. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. PMCC’s Central Index Key number is 0001549224. In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

During 2012, Liberty Island contributed approximately $468,515,860 of mortgage loans to five commercial mortgage securitizations. Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, PMCC will conduct due diligence review on Liberty Island’s behalf. In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Mortgage loan seller counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Other Risks—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans”. In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans. See “—Affiliations and Certain Relationships” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan. Areas of review and analysis include, without limitation, the following: borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable). PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval. All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island. The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition. As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report. Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4. The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance. Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

•

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

•

Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums. PMCC may waive this escrow requirement under certain circumstances.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. PMCC may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions. Notwithstanding the discussion above, one or more of the Liberty Island’s Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above. In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, none of the mortgage loans was originated with any material exceptions from Liberty Island’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview. Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects. Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties. Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process. Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. RBS Securities Inc., on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by the Liberty Island relating to information in this prospectus supplement regarding the Liberty Island Mortgage Loans. These procedures included:

•	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island and PMCC;

•

comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Liberty Island Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, mortgage loan seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex E to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

Findings and Conclusions. Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this prospectus supplement is accurate in all material respects. Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Repurchase Requests

Liberty Island Group I LLC has no history as a securitizer prior to February 2012. As of the date of this prospectus supplement, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on August 13, 2012, generally relating to the quarterly period which ended on June 30, 2012. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Liberty Island Group I LLC is 0001555501. Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group

LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is an affiliate of JEMB Realty Corporation. JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years. According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion. Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the Depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the tenth commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010 and 2011 and through December 2012, Basis contributed approximately $610,091,852 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the Depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Offered Certificates—No Party to the Pooling and Servicing Agreement Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” above. In addition, Basis Investment has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered Certificates.

In addition, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “Transaction Parties—Affiliations and Certain Relationships” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, Sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced Sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date. The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A of this prospectus supplement and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

•

Taxes— Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

•

Insurance— If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

•

Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation— Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•

Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis, in its capacity as the Sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects. Basis determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. Basis has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation. RBS Securities Inc., on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus supplement regarding the Basis Mortgage Loans. These procedures included:

•	comparing the information in the Basis Data Tape against various source documents provided by Basis;

•

comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Basis Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus supplement.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Basis confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus supplement is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Repurchase Requests

As of the date of this prospectus supplement, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 9, 2012, generally relating to the three-year period ended on December 31, 2011. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including January 1, 2011 to and including September 30, 2012, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans or, if applicable, the Loan Combination (including primary servicing rights, if any, retained by a Sponsor), over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to the Master Servicer with respect to each Mortgage Loan or related Loan Combination and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans or related Loan Combination.

The Depositor

RBS Commercial Funding Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a Delaware corporation and was formed in 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009. The sole shareholder of the Depositor is The Royal Bank of Scotland plc. The Depositor’s executive offices are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number: (203) 897-2700. The Depositor will not have any material assets. The Depositor is an affiliate of The Royal Bank of Scotland, a Sponsor and an Originator and an affiliate of RBS Securities Inc., one of the underwriters.

The Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties will include: (i) the duty to appoint a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) pay any ongoing fees of the rating agencies, (iii) to promptly deliver to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the parties to the Pooling and Servicing Agreement and the related Mortgage Loan Seller, (v) to provide information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity, and (vii) to mail the notice of a succession of Trustee or Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See “The Depositor” in the prospectus.

The Originators

The Royal Bank of Scotland, Wells Fargo Bank, National Association, Basis Real Estate Capital II, LLC, C-III Commercial Mortgage LLC, Prudential Mortgage Capital Company, LLC and Union Capital Investments, LLC and are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Sponsors, Originators and their underwriting standards has been provided by the Sponsors and Originators.

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Wells Fargo Bank, National Association” above.

The Royal Bank of Scotland

The Royal Bank of Scotland is a Mortgage Loan Seller and an Originator. See “—The Sponsors—The Royal Bank of Scotland” above.

C-III Commercial Mortgage LLC

C-III Commercial Mortgage LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—C-III Commercial Mortgage LLC” above.

Union Capital Investments, LLC

Union Capital Investments, LLC, a limited liability company organized under the laws of Florida, is the Originator of five (5) C3CM Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Sunset Village, Sherwood/Bay Breeze, Keystone MHC, Vista West MHC and Shoppes at Yukon, collectively representing approximately 1.0% of the Cut-off Date Pool Balance. See “—The Sponsors—C-III Commercial Mortgage LLC” above.

Prudential Mortgage Capital Company, LLC

Prudential Mortgage Capital Company, LLC is the Originator of the Mortgage Loans contributed by Liberty Island Group I LLC. See “—The Sponsors—Liberty Island Group I LLC” above.

Basis Real Estate Capital II, LLC

Basis Real Estate Capital II, LLC is a Mortgage Loan Seller and an Originator. See “—The Sponsors—Basis Real Estate Capital II, LLC” above.

The Issuing Entity

The Issuing Entity with respect to the Offered Certificates will be the WFRBS Commercial Mortgage Trust Series 2013-C11 (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of P&I Advances and Servicing Advances to or for the benefit of the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan or proceeds thereof; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor. A discussion of the duties of the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian”, “—The Master Servicer”, “—The Special Servicer” and “The Pooling and Servicing Agreement—The Trust Advisor” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (which includes, with respect to the Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired with respect to the Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but does not include a Serviced Companion Loan’s pro rata interest in any REO Property) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to the Non-Serviced Loan Combination, the Issuing Entity’s interest in any REO Property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Advisor. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $352 billion as of September 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities. The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603 Attention: CMBS Management – WFRBS 2013-C11.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 534 commercial mortgage-backed securities transactions with an outstanding aggregate principal balance of approximately $445,824,300,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement. In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

The information set forth under this sub-heading has been provided by U.S. Bank.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as certificate administrator, tax administrator, certificate registrar, and custodian under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 265,000 employees as of June 30, 2012, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the trust advisor, and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2012, Wells Fargo Bank was acting as securities administrator with respect to more than $317 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2012, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended (the “Securities Act”) by the Corporate Trust Services division of Wells Fargo Bank (the “2011 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Corporate Trust Assessment relates consisted, in part, of (i) approximately 2,052 residential mortgage-backed securities (“RMBS”) transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles. The errors that contributed to the material instances of noncompliance described on the 2011 Wells Corporate Trust Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles. The 2011 Wells Corporate Trust Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Corporate Trust Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Master Servicer

Wells Fargo Bank will act as the master servicer under the Pooling and Servicing Agreement (in such capacity, the “Master Servicer”).

Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers. That integration is continuing.

Wells Fargo Bank is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the Custodian, the Certificate Registrar, and an affiliate of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is also the initial holder of the One South Wacker Drive Companion Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of C3CM, Liberty Island and Basis Real Estate Capital, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by C3CM, Liberty Island or Basis Real Estate Capital, as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate, a Sponsor, Originator and Mortgage Loan Seller, and JEMB Madison Avenue LLC, an affiliate of

Basis Real Estate Capital, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Basis Real Estate Capital. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Basis Real Estate Capital that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time-to-time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. See “—Affiliations and Certain Relationships” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp.’s Strategy CS software. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012
By Approximate Number:	39,125	38,132	35,189
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.1	$437.7	$428.5

Within this portfolio, as of December 31, 2012, are approximately 24,861 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $348.8 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer	CPS2+	Above Average	MOR CS2
Master Servicer	CMS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	entry of new loan data;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo Bank (the “2011 Wells CMS Assessment”), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, [Wells Fargo Bank] failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse. As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority”.

The 2011 Wells CMS Assessment also states that Wells Fargo Bank promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be the special servicer (in such capacity, the “Special Servicer”) and in this capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than any REO Property with respect to the Non-Serviced Mortgage Loan) pursuant to the Pooling and Servicing Agreement and performing certain reviews of material borrower actions with respect to non-Specially Serviced Mortgage Loans.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. S&P ranks Midland as “Strong”, Fitch ranks Midland as “1” and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2012, Midland was servicing approximately 31,622 commercial and multifamily mortgage loans with a principal balance of approximately $265 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,631 of such loans, with a total principal balance of approximately $126 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of September 30, 2012, Midland was named the special servicer in approximately 138 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $88 billion. With respect to such transactions as of such date, Midland was administering approximately 218 assets with an outstanding principal balance of approximately $2.6 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137

Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the Subordinate Class Representative, a Majority Subordinate Certificateholder, other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement, any related co-lender agreement and limitations on the right of such person to replace the Special Servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

The information regarding Midland set forth under this sub-heading has been provided by Midland.

The Primary Servicer

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to those pooled mortgage loans sold by the sponsor, Liberty Island, to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island. PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201. The company was formed in 2001 to consolidate Prudential’s disparate servicing operations. PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2	Above Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CSS2-	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:

Year-End	2009	2010	2011	As of 9/30/2012 (Approx.)
CMBS	$14,199,045,371	$13,047,207,197	$10,717,861,142	$10,117,000,000
Total Loans	$63,747,026,733	$66,600,906,918	$68,410,689,362	$69,423,000,000

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time-to-time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank (as the purchaser under the short-term warehousing facility described herein), in either case to primary, service the Liberty Island Mortgage Loans prior to securitization.

The information set forth under this sub-heading regarding PAR has been provided by PAR.

The Trust Advisor

Trimont Real Estate Advisors, Inc. (“Trimont”) will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”).

The principal office of Trimont is located at 3424 Peachtree Road NE, Suite 2200, Atlanta, Georgia 30326 and its telephone number is (404) 420-5600. Trimont also has offices located in Irvine, California, New York, New York and Leusden, The Netherlands.

Trimont provides services to real estate lenders and investors on both debt and equity investments. Its core services include asset management, loan servicing, asset servicing, due diligence, underwriting services and portfolio risk analysis. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Above Average) and Construction Loan Servicer (Strong), by Fitch as a Primary Servicer (CPS2) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. (“KBRA”) as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on 15 commercial mortgage-backed securities transactions with an aggregate original principal loan balance exceeding $15 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. There have been no material changes to Trimont’s policies or procedures in the past three years that would have a material effect on the current transaction. The policies and procedures are reviewed annually and centrally managed. Furthermore, Trimont’s disaster recovery plan is reviewed annually.

As of September 30, 2012, Trimont was special servicing approximately 594 loans and REO (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $1.59 billion. Trimont has been named special servicer on 31 commercial mortgage-backed securities transactions with an aggregate original principal loan balance of approximately $31 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont was first named as a special servicer in a commercial mortgage-backed securities transaction in 1998.

No commercial mortgage-backed securities transaction involving commercial or multifamily mortgage loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any commercial mortgage-backed securities transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to Certificateholders.

Trimont is not an affiliate of the Depositor, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, or the Sponsors.

The information set forth under this sub-heading has been provided by Trimont.

Affiliations and Certain Relationships

The depositor is an affiliate of The Royal Bank of Scotland, a Mortgage Loan Seller, Originator and Sponsor, and RBS Securities Inc., one of the underwriters.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the Custodian and the Certificate Registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C3CM, a Sponsor and Mortgage Loan Seller.

Wells Fargo Bank is the initial holder of the Companion Loan secured by the One South Wacker Drive Mortgaged Property. While Wells Fargo Bank currently intends to sell the One South Wacker Drive Companion Loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur.

Wells Fargo Bank is the purchaser under repurchase agreements with each of C3CM, Liberty Island Group I LLC and Basis Real Estate Capital II, LLC, respectively, or with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Basis Real Estate Capital II, LLC, C3CM or Liberty Island Group I LLC, as applicable.

In the case of the repurchase facility provided to C3CM, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility. The dollar amount of the Mortgage Loans expected to be subject to that repurchase facility that will be sold by C3CM to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $75,213,636. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank such warehoused Mortgage Loans to be sold to the Depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Liberty Island Group I LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC on a revolving basis. The dollar amount of the Mortgage Loans expected to be subject to that repurchase facility that will be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $73,557,198. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the Mortgage Loans to be sold by Liberty Island Group I LLC to the Depositor in connection with this securitization from Wells Fargo Bank and each of such Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the Mortgage Loans expected to be subject to that repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $37,867,727. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the Mortgage Loans to be sold by Basis Real Estate Capital II, LLC to the Depositor in connection with this securitization from Wells Fargo Bank and each of such Mortgage Loans will be transferred to the Depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC, C3CM, and Liberty Island Group I LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the mortgage loans that Basis Real Estate Capital II, LLC, C3CM, and Liberty Island Group I LLC, respectively, will transfer to the Depositor in connection with this securitization transaction. In each instance those hedging arrangements will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Basis Real Estate Capital II, LLC, C3CM and Liberty Island Group I LLC, respectively, to the Depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the C3CM Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans, and the respective Responsible Repurchase Parties are solely responsible for the Mortgage Loan representations and warranties related thereto.

Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital, a Sponsor and Mortgage Loan Seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Basis Real Estate Capital.

Liberty Island Group I LLC, a Sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the Mortgage Loans that Liberty Island Group I LLC will transfer to the Depositor under authority delegated by that Sponsor. Prudential Asset Resources, Inc., the primary servicer of those Mortgage Loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank (as the purchaser under the short-term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s Mortgage Loans prior to securitization. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller. See “Description of the Mortgage Pool—Additional Indebtedness—Property-Secured Financing and Mezzanine and Similar Financing—Existing (Secured Financing and Mezzanine and Similar Financing).”

Eightfold Real Estate Capital Fund II L.P., which is expected to be the initial Majority Subordinate Certificateholder, in connection with its expected purchase of all of the Class E, Class F and Class G Certificates, engaged Midland as an independent contractor to conduct due diligence with respect to the Mortgage Loans.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 17 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates (collectively, the “Certificates”). Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-SB Certificates, the Class A-S Certificates, the Class B Certificates and the Class C Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement. The Class X-A Certificates, the Class X-B Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class V Certificates and the Class R Certificates are not offered in this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans, other than scheduled payments of interest due on or before the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property” which such REO Property includes, (a) with respect to the Non-Serviced Loan Combination, the interest of the Non-Serviced Mortgage Loan in the related “REO Property” acquired with respect to the Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Issuing Entity with respect to the Non-Serviced Loan Combination and (b) with respect to any Serviced Loan Combination, the Issuing Entity’s interest therein (but not the pro rata interest of the related Serviced Companion Loan holder); (iii) all of the Trustee’s rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, and any account established in connection with REO Properties (an “REO Account”), (iv) any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the underwriters, the borrowers, the property managers or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Principal Balance Certificates”) will have the following Certificate Principal Balances:

Class	Initial Certificate Principal Balance
Class A-1	$65,123,000
Class A-2	$278,494,000
Class A-3	$46,800,000
Class A-4	$100,000,000
Class A-5	$417,757,000
Class A-SB	$97,254,000
Class A-S	$134,656,000
Class B	$93,361,000
Class C	$59,248,000
Class D	$46,681,000
Class E	$32,317,000
Class F	$25,136,000
Class G	$39,499,346

The “Certificate Principal Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount to which its Holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement. The Certificate Principal Balance of each Class of Principal Balance Certificates will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below. In the event that Realized Losses previously allocated to a Class in reduction of their Certificate Principal Balance are recovered subsequent to the reduction of the Certificate Principal Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under “—Distributions—Priority of Distributions” in this prospectus supplement.

The Class X-A and Class X-B Certificates will not have a Certificate Principal Balance. The Class X-A and Class X-B Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional principal amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A Certificates will in the aggregate, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates immediately prior to such Distribution Date. The Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates. The Notional Amount of the Class X-B Certificates will in the aggregate, for purposes of distributions on each distribution date, equal the sum of the Certificate Principal Balances of the Class B and Class C Certificates immediately prior to such distribution date. The Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Balances of the Class B and Class C Certificates.

The Class R Certificates will not have a Certificate Principal Balance or Notional Amount. The Class R Certificates will be residual interest Certificates. Holders of the Class R Certificates are not expected to receive any material payments.

The Class V Certificates will not have a Certificate Principal Balance or Notional Amount and will only be entitled to receive Excess Interest on the ARD Loans.

“Excess Interest” with respect to the ARD Loans is the interest accrued on such Mortgage Loan after the related Anticipated Repayment Date allocable to the difference between the Revised Rate and the sum of the Mortgage Pass-Through Rate and the Administrative Fee Rate, plus any compound interest thereon, to the extent permitted by law.

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the Holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered Holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered Holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations, until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the Classes of Certificates will bear interest, except for the Class R and Class V Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of Certificates, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that Class and interest accrual period;

•	the aggregate Certificate Principal Balance or Notional Amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

•	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the Holders of each interest-bearing class of the certificates will be entitled to receive the sum of—

•	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

•	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

•	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of (i) the Non-Serviced Mortgage Loan, net of additional rates payable to the applicable Other Master Servicer or other parties under the Other Pooling and Servicing Agreement and (ii) an ARD Loan after its Anticipated Repayment Date, net of any Excess Interest) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges).

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of the Non-Serviced Mortgage Loan, net of additional rates payable to the Other Master Servicer or other parties under the Other Pooling and Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest and/or late payment charges) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

•

In the case of the Class B, Class C and Class D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

•

If any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B or Class C Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B or Class C Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D and (if necessary) Class C Certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

•

If any such Trust Advisor Expenses were previously allocated to the Class B, Class C or Class D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the Holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, Class C and Class D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

•

If any Class of Principal Balance Certificates experiences a reinstatement of its Certificate Principal Balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the Certificate Principal Balance of that Class (as calculated taking into account any such restorations and any reductions in such Certificate Principal Balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or Class X-B Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates.

With respect to each Class of interest-bearing Certificates, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Overview of the Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rates for the Class B Certificates for each subsequent interest accrual period will equal the lesser of:

•	the pass-through rate applicable to that Class of Certificates for the initial interest accrual period, and

•	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate for the Class C Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period minus 0.056%.

The pass-through rate applicable to the Class D, Class E, Class F and Class G Certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B and Class C Certificates, weighted according to the respective aggregate outstanding Certificate Principal Balances of those Classes.

The calculation of the WAC Rate will be unaffected by any change in the Mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

•	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.	the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the Mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January

(except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

The Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of the trustee fee rate, the certificate administrator fee rate, the trust advisor ongoing fee rate and the related master servicing fee rate.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.	all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represent a collection of principal for which an advance was previously made for a prior distribution date or that represent a monthly payment of principal due on or before the cut-off date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.	all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.	all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties (including any interest in an REO Property related to the Non-Serviced Companion Loan) during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of P&I Advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than the Non-Serviced Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C or Class D Certificates) for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, Class C or Class D Certificates on that distribution date. “Control-Eligible Certificates” means the Class E, Class F and Class G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class R and Class V Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the Holders of the Class A-SB Certificates in an amount equal to the lesser of—
(1) the Principal Distribution Amount for that distribution date, and

(2) the excess of (a) the Certificate Principal Balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

•	to the Holders of the Class A-1 Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

(2) the aggregate Certificate Principal Balance of the Class A-1 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-2 Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB and Class A-1 Certificates as described in the preceding bullet points), and

(2) the aggregate Certificate Principal Balance of the Class A-2 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-3 Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1 and Class A-2 Certificates as described in the preceding bullet points), and

(2) the aggregate Certificate Principal Balance of the Class A-3 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-4 Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2 and Class A-3 Certificates as described in the preceding bullet points), and

(2) the aggregate Certificate Principal Balance of the Class A-4 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-5 Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as described in the preceding bullet points), and

(2) the aggregate Certificate Principal Balance of the Class A-5 Certificates immediately prior to that distribution date;

•	to the Holders of the Class A-SB Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates as described in the preceding bullet points), and

(2) the aggregate Certificate Principal Balance of the Class A-SB Certificates (following the distributions to the Class A-SB Certificates pursuant to the first bullet point above);

•	to the Holders of the Class A-S Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates), and

(2) the aggregate Certificate Principal Balance of the Class A-S Certificates immediately prior to that distribution date;

•	to the Holders of the Class B Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-S Certificates), and

(2) the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to that distribution date;

•	to the Holders of the Class C Certificates in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any remaining portion thereof that is distributable on that distribution date to the Holders of the Class A-SB, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-S and Class B Certificates), and

(2) the aggregate Certificate Principal Balance of the Class C Certificates immediately prior to that distribution date;

•	to the Holders of the Class D, Class E, Class F and Class G Certificates, in that order, in each case in an amount equal to the lesser of—

(1) the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the Holders of the Classes of Certificates with an earlier alphabetical designation), and

(2) the aggregate Certificate Principal Balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-SB Certificates are outstanding at a time when the aggregate Certificate Principal Balance of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate Certificate Principal Balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate Certificate Principal Balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex H to this prospectus supplement. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life of the Offered Certificates” in this prospectus supplement. Based on such assumptions, the Certificate Principal Balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex H to this prospectus supplement. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Balance of the Class A-SB Certificates on any distribution date will be equal to the Certificate Principal Balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of P&I Advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate Certificate Principal Balance of any Class of Principal Balance Certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the Holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate Certificate Principal Balance of that Class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions. On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•

first, to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

•

second, to make distributions of principal to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

•

third, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

•

fourth, sequentially to the Holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under

“—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

•

fifth, to reimburse the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their Certificate Principal Balances and for which reimbursement has not previously been made; and

•	sixth, to the Holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the Holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates (on a pro rata basis) and then the Class A-S, Class B, Class C and Class D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.	the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums, Yield Maintenance Charges or Excess Interest (which are separately distributable on the Certificates as described in this prospectus supplement); and

•

any amounts that may be withdrawn from the Distribution Account, as described under “The Pooling and Servicing Agreement—Accounts—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2012, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.	if such distribution date occurs in March of any year subsequent to 2012 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account. For the Distribution Date in March 2013, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $333,992.42 in the aggregate).

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any

Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (“YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates in each YM Group for that distribution date, and (2) among the Classes of Certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the Holder(s) of that such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all the Certificates in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the Class of Class X-A or Class X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that

Mortgage Loan (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the Holders of the Class E, Class F, Class G, Class V or Class R Certificates. The Holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D Certificates are retired.

“Servicing Advances” means all customary, reasonable and necessary “out-of-pocket” costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, or any other expenditure which is expressly designated as a “Servicing Advance” in the Pooling and Servicing Agreement, including all emergency advances made by Special Servicer or by the Master Servicer at the direction of the Special Servicer.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated. The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of a Loan Combination, of any amounts payable to the related Companion Loan Holder pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior P&I Advances of such principal and any prior P&I Advances of such principal theretofore determined to constitute nonrecoverable P&I Advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid Stated Principal Balance);

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal or, in the case of an ARD Loan after its Anticipated Repayment Date, other than Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees);

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid Stated Principal Balance; and

twelfth, in the case of each ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan;

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the resulting loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125% (based solely on real property and excluding personal property and going concern value, if any) must be applied to reduce the Stated Principal Balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to the Non-Serviced Loan Combination, any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property but exclusive, if applicable, in the case of a Loan Combination as to which the related Mortgaged Property has become an REO Property (or with respect to the Non-Serviced Loan Combination, any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), of any amounts payable to the related Companion Loan Holder pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable Servicing Advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior P&I Advances of such interest and any P&I Advances of interest theretofore determined to constitute nonrecoverable P&I Advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, that constitutes Excess Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior P&I Advances of such principal and any P&I Advances of principal theretofore determined to constitute nonrecoverable P&I Advances) of the related REO Mortgage Loan to the extent of its entire unpaid Stated Principal Balance;

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan;

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest (if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) Trust Advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to Trust Advisor consulting fees)); and

eighth, in the case of an REO Mortgage Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Mortgage Loan.

Any payments, collections and recoveries related to the Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and the related intercreditor agreement. See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this prospectus supplement.

Excess Interest. On each distribution date, the Certificate Administrator is required to distribute any Excess Interest received with respect to an ARD Loan during the 1-month period ending on the related determination date to the Class V Certificates.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan is the cumulative amount of any reductions in P&I Advances on the related Mortgage Loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate Certificate Principal Balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate Certificate Principal Balances of the Principal Balance Certificates are to be sequentially reduced in the following order, until the aggregate Certificate Principal Balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S
8th	A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their total outstanding Certificate Principal Balances

Any reduction of the Certificate Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those Certificate Principal Balances at the time of the reduction.

The above-described reductions in the aggregate Certificate Principal Balances of the respective Classes of Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

•

the outstanding Stated Principal Balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any default interest and Excess Interest) to, but not including, the Due Date in such collection period, and

2.	all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan, and interest on advances made in respect of the Mortgage Loan not previously reflected as a Realized Loss, over

•	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of P&I Advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce Certificate Principal Balances of the Principal Balance Certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the Certificate Principal Balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate Certificate Principal Balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the Certificate Principal Balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to the Non-Serviced Loan Combination, the Other Master Servicer will be obligated to make servicing advances with respect to the Non-Serviced Loan Combination and will be entitled to reimbursement for such servicing advances pursuant to provisions that we anticipate will be materially consistent with the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then such Other Master Servicer (or the Other Trustee), as applicable, will be entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

•	arises out of a default on a Mortgage Loan or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

•	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

•

any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the attached prospectus);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

•	any unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including—

1.	any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “The Pooling and Servicing Agreement—The Trustee—Matters Regarding the Trustee” and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” in this prospectus supplement;

2.	any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “The Pooling and Servicing Agreement—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.	any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool—Prohibited Transactions” in the attached prospectus;

•

Rating Agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

•

any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “The Pooling and Servicing Agreement—Realization upon Defaulted Mortgage Loans” in this prospectus supplement; and

•

with respect to the Non-Serviced Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be paid out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, thereby potentially resulting in a loss to the Issuing Entity in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combination, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

“Realized Losses” means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described above.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor will be entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•	the interest otherwise distributable on the Class B, Class C and Class D Certificates on that distribution date, and

•

the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D, Class C and Class B Certificates, in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class E, Class F or Class G Certificates on any on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates for the applicable distribution date). Such reduction will also result in a write-off of the Certificate Principal Balances of the Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Principal Balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such excess Trust Advisor Expenses among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata (based upon their respective Certificate Principal Balances), until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class E, Class F or Class G Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which any Other Trust Advisor with respect to any Loan Combination is entitled to indemnification under the related intercreditor agreement (see “The Pooling and Servicing Agreement—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the Trust Advisor or such Other Trust Advisor at the time of its termination, discharge or resignation under the applicable pooling and servicing agreement (see “The Pooling and Servicing Agreement—The Trust Advisor—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 99% of the Voting Rights will be allocated to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in proportion to the respective aggregate Certificate Principal Balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate Certificate Principal Balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 0.5% of the Voting Rights will be allocated to the Holders of the Class X-A Certificates for as long as they are outstanding, 0.5% of the Voting Rights will be allocated to the Holders of the Class X-B Certificates until the Class X-A Certificates are no longer outstanding, after which 1.0% of the Voting Rights will be allocated to the Holders of the Class X-B Certificates; and 0% of the Voting Rights will be allocated to the Holders of the Class V or Class R Certificates. Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class. Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate Certificate Principal Balances of the respective Classes of Principal Balance Certificates for purposes of allocating the Voting Rights.

A “Certificateholder” or “Holder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the Certificate register maintained pursuant to the Pooling and Servicing Agreement, provided, however, that: solely for purposes of giving any consent, approval, direction or waiver pursuant to the Pooling and Servicing Agreement that specifically relates to the rights, duties and/or obligations hereunder of any of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the tax administrator, the Certificate Administrator or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by under the Pooling and Servicing Agreement), any Certificate registered in the name of such party or in the name of any affiliate thereof will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar will be entitled to request and conclusively rely upon a Certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an affiliate of such person. All references to “Certificateholders” or “Holders” in this prospectus supplement reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein). The parties to the Pooling and Servicing Agreement will be required to recognize as a “Certificateholder” or “Holder” only the person in whose name a Certificate is registered in the certificate register.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders. See “The Pooling and Servicing Agreement—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent of any borrower. The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest (each a “P&I Advance”) generally equal to all scheduled monthly debt service payments on the Mortgage Loans (excluding any Companion Loans), other than Balloon Payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and Excess Interest and, with respect to the Non-Serviced Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the related pooling and servicing agreement, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan as to which:

•

the related Mortgage Loan is delinquent with respect to its Balloon Payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

•	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its Balloon Payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related Balloon Payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its Balloon Payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each P&I Advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I Advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•

the amount of the interest portion of that P&I Advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

The Non-Serviced Mortgage Loan will be subject to the provisions in the related pooling and servicing agreement relating to appraisal reductions that we anticipate will be materially consistent with the provisions set forth above. The existence of an appraisal reduction in respect of the Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Mortgage Loan and the holder of the related Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make P&I Advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required P&I Advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it or the Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the Master Servicer or the Trustee makes any P&I Advance that it or the Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular P&I Advance for any Mortgage Loan or REO Property. With respect to the Non-Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the related Other Master Servicer or other trustee.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any P&I Advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable P&I Advance, including interest accrued thereon, will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral will occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, if any P&I Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable P&I Advances (as described in the prior paragraph) and/or nonrecoverable Servicing Advances as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on P&I Advances made by that party out of its own funds. However, that interest will commence accruing on any P&I Advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each P&I Advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any P&I Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the Holders of the Offered Certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee	Master Servicer, primary servicers and sub-servicers	The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including the Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is applicable to such month, determined in the same manner as the applicable Mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan and Companion Loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum. With respect to each Mortgage Loan for which a primary servicer or sub-servicer is appointed, a portion of the master servicing fee is payable to that primary servicer or sub-servicer.	Monthly.	Interest payment on the related Mortgage Loan and any related Serviced Companion Loan and, with respect to unpaid master servicing fees (including any primary and sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Special Servicing Fee	Special Servicer	The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, and the Stated Principal Balance of each such Specially Serviced Mortgage Loan and such REO Mortgage Loan (in each case excluding the Non-Serviced Mortgage Loan).	Monthly.	Any and all collections on the Mortgage Loans and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Workout Fee	Special Servicer	1.00% of each collection of principal and interest on each worked-out Serviced Mortgage Loan (and any related Serviced Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.	Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan and any related Serviced Companion Loan (including any related REO Mortgage Loan).

Liquidation Fee	Special Servicer	1.00% of the liquidation proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property (other than the Non-Serviced Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any default interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.	Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Type	Recipient	Amount	Frequency	Source of Payment

Trustee Fee	Trustee	The product of the portion of a rate equal to 0.00035% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (including the Non-Serviced Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Certificate Administrator Fee	Certificate Administrator	The product of the portion of a rate equal to 0.00285% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and P&I Advances on the Mortgage Loans (including the Non-Serviced Mortgage Loan) in the pool, to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor	The product of the portion of a rate equal to with respect to each Mortgage Loan (other than the One South Wacker Drive Mortgage Loan), 0.00156% per annum applicable to such month, determined in the same manner as the applicable Mortgage rate is determined for each Mortgage Loan (other the One South Wacker Drive Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.	Monthly.	Any and all collections and P&I Advances on the Mortgage Loans (other than the One South Wacker Drive Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and Serviced Companion Loans;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and Serviced Companion Loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans; and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Type	Recipient	Amount	Frequency	Source of Payment
Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any Servicing Advances.	From time to time.	Recoveries on the related Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Mortgage Loan).

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan, and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Mortgage Loan).

P&I Advances	Master Servicer and Trustee	The amount of any P&I Advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)	Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, a Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).	From time to time.	Any and all collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment

Indemnification Expenses	Trust Advisor/any Other Trust Advisor with respect to the Non-Serviced Loan Combination	Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to the Non-Serviced Mortgage Loan, any related Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement and amounts incurred in connection with the replacement of the Special Servicer) or, with respect to such Other Trust Advisor, the Non-Serviced Mortgage Loan.	From time to time.	Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class E, Class F and Class G Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Class E, F and G Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

(1)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In general, with respect to the One South Wacker Drive Mortgage Loan after the securitization of the related Companion Loan, (a) references in the table to the Special Servicer and the Trust Advisor will mean the Other Special Servicer and the Other Trust Advisor, except that (i) the rights to compensation will be governed by the pooling and servicing agreement for the other securitization, which may set forth provisions differing from those set forth above (although we expect those provisions to be similar), and (ii) the Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to the One South Wacker Drive Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the One South Wacker Drive Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the Other Master Servicer or the Other Special Servicer, respectively, except with respect to such Servicing Advances (and interest thereon) that were made by the Master Servicer or the Special Servicer, as applicable, and have not been reimbursed to it, and (c) the Master Servicer will cease to be entitled, and we anticipate the Other Master Servicer will become entitled, to a primary servicing fee (which fee will be included in the Master Servicer’s master servicing fee until the other securitization occurs), accruing at a rate equal to 0.01% per annum. See “The Pooling and Servicing Agreement—Servicing of the Loan Combinations”. Solely for purposes of the presentation of master servicing fee rates set forth in the table, the master servicing fee rate for the One South Wacker Drive Mortgage Loan is net of the primary servicing fee rate that will be included in that master servicing fee rate until the securitization of the related Companion Loan. Any compensation earned prior to the securitization of the One South Wacker Drive Companion Loan will be due and payable to the Master Servicer and Special Servicer as applicable (if not already paid) after such securitization in accordance with the Pooling and Servicing Agreement.

Delivery, Form and Denomination

The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 Initial Certificate Principal Balance or Notional Amount, as applicable, and in multiples of $1 in excess of $10,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Certificateholder will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”)

representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates”. Unless and until Definitive Certificates are issued, all references to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to Holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Offered Certificates, for distribution to Holders of Offered Certificates through its Participants in accordance with DTC procedures.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream

Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The Holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, Holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, Holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates (“Certificate Owners”). Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Certificate Administrator, the Special Servicer or the Master Servicer as Holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a Holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of a Servicer Termination Event under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Certificate Administrator, Certificate Registrar and Master Servicer will recognize the Holders of such Definitive Certificates as Holders under the Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

Matters Regarding the Certificate Administrator

The Certificate Administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every Mortgage Loan. In each case, that fee and the monthly fee payable to the Trustee will collectively accrue at 0.0032% per annum on the Stated Principal Balance of the related Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is an Actual/360 Basis. The Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement. The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund. In addition, the Certificate Administrator will be entitled on behalf of itself and the Trustee, to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may remove of the Certificate Administrator, upon written notice to the Master Servicer, the Special Servicer, the Depositor and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

The Certificate Administrator, in each of the capacities in which it serves under the Pooling and Servicing Agreement, will not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to the Non-Serviced Loan Combination, we anticipate that the certificate administrator under the pooling and servicing agreement pursuant to which such Loan Combination is serviced (an “Other Certificate Administrator”) will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it (i) fails to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (ii) becomes a Prohibited Party (unless the Depositor consents to the Trustee’s continuation in its reasonable discretion), or (iii) fails to be an institution whose short-term debt obligations are at all times rated not less than “F-1” by Fitch and “A-1” by S&P (or, in the case of any such Rating Agency or KBRA, such lower rating as is the subject of a confirmation from such Rating Agency or KBRA (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates) and whose long-term unsecured debt is at all times rated not less than “A-” by Fitch and “A” by S&P (or, in the case of any such Rating Agency or KBRA, such lower rating as is the subject of a confirmation from such Rating Agency or KBRA (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of Certificates).

“Prohibited Party” means, as of any date of determination, any person or entity that has theretofore failed to comply with such person’s or entity’s obligations under Regulation AB with respect to the Trust Fund or any other securitization if (and only if) both (A) such failure was an “event of default” under the relevant agreement to which such person or entity was a party, and (B) such person or entity is proposed to become a Servicing Function Participant in respect of the Trust Fund. In determining whether any person or entity is a “Prohibited Party”, each party to the pooling and servicing agreement, provided that they are not an affiliate of such person or entity, shall be entitled to conclusively rely on a written certification from any person or entity stating that it is not a Prohibited Party. All necessary determinations under or for purposes of this definition shall be made as of the date of consummation of the transaction in which the relevant person or entity would become a Servicing Function Participant in respect of the Trust Fund.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Issuing Entity or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of a Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The Trustee is required to notify the Certificate Administrator, who will be required to notify the Certificateholders of any termination of the Master Servicer or Special Servicer or appointment of a successor to the Master Servicer or the Special

Servicer. The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance. In addition, the Trustee will not be obligated to make any Servicing Advances with respect to the Non-Serviced Mortgage Loan. The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to the Non-Serviced Loan Combination, we anticipate that the trustee under the pooling and servicing agreement pursuant to which such Loan Combination is serviced (an “Other Trustee”) will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are materially consistent with those described above and is entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the attached prospectus entitled “Description of The Offered Certificates—The Trustee—Duties of the Trustee”, “The Pooling and Servicing Agreement—The Trustee—Matters Regarding the Trustee” and “Description of the Offered Certificates—The Trustee—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rating Agencies, and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor

Trustee meeting the eligibility requirements set forth above. Holders of the Certificates entitled to more than 50% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense (which shall include all expenses incurred by the Trustee in connection with its transfer of the mortgage files to a successor Trustee), at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of appointment by the successor Trustee meeting the eligibility requirements set forth above. Upon any succession of the Trustee, the predecessor Trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal. The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring Mortgage Files (if applicable) and related information, records and reports to the successor).

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. No one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on—

•	the price at which that Certificate is purchased by an investor,

•	the rate, timing and amount of distributions on that Certificate, and

•	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

•	the pass-through rate for that Certificate,

•

the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of Defaulted Mortgage Loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the Certificate Principal Balance or Notional Amount, as applicable, of that Certificate,

•

the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

•

the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the Certificate Principal Balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments. The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate Certificate Principal Balances of, those Certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate Certificate Principal Balances of those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans. Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, incentives for a borrower to repay its mortgage loan by an anticipated repayment date, the dates on which Balloon Payments are due occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing or other criteria are not satisfied or by reason of sales or other releases of Mortgaged Properties and/or parcels and/or the termination of cross-collateralization arrangements, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases, casualties and condemnations. See “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments Generally” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of any Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans. This will tend to shorten the weighted average lives of the Offered Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the Offered Certificates. See “The Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding. In addition, the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates may receive principal distributions on a date when the Class A-SB Certificates remain outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the Certificate Principal Balance of the Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

•	the amount of distributions on your Offered Certificates,

•	the yield to maturity of your Offered Certificates,

•	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates, and

•	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

•

you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate Certificate Principal Balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your Certificate Principal Balance and otherwise reduce amounts distributable to you. Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate Certificate Principal Balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current P&I Advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current P&I Advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and Servicing Advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

•	prevailing interest rates;

•	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums and any exceptions to those prepayment restrictions;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	incentives for a borrower to repay its mortgage loan by an anticipated repayment date;

5.	the exercise of purchase options by tenants or others and other sales of Mortgaged Properties or parcels by borrowers and/or the termination of cross-collateralization arrangements that can result in prepayments of principal, including during a lockout period for the Mortgage Loan; and

6.	amortization terms;

•	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

•	the quality of management of the Mortgaged Properties;

•	the servicing of the Mortgage Loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “The Pooling and Servicing Agreement” in this prospectus supplement, the “Top Fifteen Loan Summaries” attached as Annex B to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the attached prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

•	the relative importance of those factors;

•	the percentage of the aggregate Stated Principal Balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life of the Offered Certificates

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of February 12, 2013 until each dollar to be applied in reduction of the aggregate Certificate Principal Balance of those Certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

•	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

•	summing the results; and

•	dividing the sum by the total amount of the reductions in the Certificate Principal Balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the Principal Balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with Certificate Principal Balances,

•	the weighted average life of that Class, and

•	the percentage of the initial aggregate Certificate Principal Balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate Certificate Principal Balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of Mortgage Loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of the Initial Certificate Principal Balance of

the Class A-1 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	86%	86%	86%	86%	86%
February 2015	69%	69%	69%	69%	69%
February 2016	48%	48%	48%	48%	48%
February 2017	20%	20%	20%	20%	20%
February 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.75	2.75	2.74	2.74	2.74

Percentages of the Initial Certificate Principal Balance of

the Class A-2 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.86	4.84	4.81	4.60

Percentages of the Initial Certificate Principal Balance of

the Class A-3 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.93	6.91	6.90	6.87	6.68

Percentages of the Initial Certificate Principal Balance of

the Class A-4 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.67	9.57	9.48	9.26

Percentages of the Initial Certificate Principal Balance of

the Class A-5 Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.86	9.85	9.82	9.78	9.56

Percentages of the Initial Certificate Principal Balance of

the Class A-SB Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance, yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	81%	81%	81%	81%	81%
February 2020	60%	60%	60%	60%	60%
February 2021	39%	39%	39%	39%	39%
February 2022	17%	17%	17%	17%	17%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.50	7.50	7.50	7.50	7.50

Percentages of the Initial Certificate Principal Balance of

the Class A-S Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.91	9.68

Percentages of the Initial Certificate Principal Balance of

the Class B Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of the Initial Certificate Principal Balance of

the Class C Certificates Outstanding at the Specified CPRs

0% CPR during lockout, defeasance or yield maintenance and prepayment premium — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2014	100%	100%	100%	100%	100%
February 2015	100%	100%	100%	100%	100%
February 2016	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.68

Price/Yield Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total Notional Amount of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

•	determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including February 1, 2013 to but excluding the assumed settlement date; and

•	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates. Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)

for the Class A-1 Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	2.7033%	2.7082%	2.7100%	2.7115%	2.7115%
96-00	2.3091%	2.3130%	2.3145%	2.3156%	2.3156%
97-00	1.9207%	1.9236%	1.9247%	1.9256%	1.9256%
98-00	1.5379%	1.5399%	1.5406%	1.5412%	1.5412%
99-00	1.1607%	1.1617%	1.1620%	1.1623%	1.1623%
100-00	0.7889%	0.7888%	0.7888%	0.7888%	0.7888%
101-00	0.4222%	0.4212%	0.4209%	0.4206%	0.4206%

Pre-Tax Yield to Maturity (CBE)

for the Class A-2 Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	2.4599%	2.4611%	2.4627%	2.4652%	2.4844%
99-00	2.2389%	2.2395%	2.2403%	2.2415%	2.2506%
100-00	2.0205%	2.0204%	2.0203%	2.0202%	2.0195%
101-00	1.8045%	1.8038%	1.8029%	1.8015%	1.7909%
102-00	1.5909%	1.5897%	1.5879%	1.5853%	1.5650%
103-00	1.3797%	1.3779%	1.3753%	1.3714%	1.3416%
104-00	1.1709%	1.1685%	1.1651%	1.1599%	1.1206%

Pre-Tax Yield to Maturity (CBE)

for the Class A-3 Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.0172%	3.0177%	3.0183%	3.0193%	3.0277%
99-00	2.8544%	2.8546%	2.8549%	2.8553%	2.8593%
100-00	2.6934%	2.6934%	2.6933%	2.6933%	2.6928%
101-00	2.5342%	2.5340%	2.5336%	2.5331%	2.5283%
102-00	2.3769%	2.3764%	2.3757%	2.3746%	2.3655%
103-00	2.2213%	2.2205%	2.2195%	2.2180%	2.2046%
104-00	2.0673%	2.0664%	2.0650%	2.0630%	2.0454%

Pre-Tax Yield to Maturity (CBE)

for the Class A-4 Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.2847%	3.2864%	3.2886%	3.2904%	3.2953%
99-00	3.1627%	3.1635%	3.1645%	3.1654%	3.1676%
100-00	3.0421%	3.0420%	3.0419%	3.0418%	3.0415%
101-00	2.9229%	2.9219%	2.9206%	2.9196%	2.9167%
102-00	2.8051%	2.8032%	2.8008%	2.7988%	2.7934%
103-00	2.6886%	2.6858%	2.6823%	2.6793%	2.6715%
104-00	2.5733%	2.5697%	2.5651%	2.5612%	2.5509%

Pre-Tax Yield to Maturity (CBE)

for the Class A-5 Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.3173%	3.3176%	3.3181%	3.3190%	3.3234%
99-00	3.1962%	3.1963%	3.1965%	3.1970%	3.1990%
100-00	3.0765%	3.0765%	3.0764%	3.0764%	3.0761%
101-00	2.9582%	2.9580%	2.9577%	2.9572%	2.9546%
102-00	2.8413%	2.8409%	2.8404%	2.8394%	2.8345%
103-00	2.7256%	2.7251%	2.7243%	2.7229%	2.7157%
104-00	2.6113%	2.6105%	2.6096%	2.6077%	2.5982%

Pre-Tax Yield to Maturity (CBE)

for the Class A-SB Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	2.9305%	2.9305%	2.9305%	2.9305%	2.9306%
99-00	2.7790%	2.7790%	2.7790%	2.7790%	2.7790%
100-00	2.6292%	2.6292%	2.6292%	2.6292%	2.6292%
101-00	2.4812%	2.4812%	2.4812%	2.4812%	2.4812%
102-00	2.3349%	2.3349%	2.3349%	2.3349%	2.3348%
103-00	2.1902%	2.1902%	2.1902%	2.1902%	2.1902%
104-00	2.0472%	2.0472%	2.0472%	2.0472%	2.0471%

Pre-Tax Yield to Maturity (CBE)

for the Class A-S Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.5610%	3.5610%	3.5610%	3.5613%	3.5659%
99-00	3.4390%	3.4390%	3.4390%	3.4392%	3.4413%
100-00	3.3185%	3.3185%	3.3185%	3.3185%	3.3182%
101-00	3.1994%	3.1994%	3.1994%	3.1992%	3.1964%
102-00	3.0816%	3.0816%	3.0816%	3.0812%	3.0761%
103-00	2.9652%	2.9652%	2.9652%	2.9646%	2.9571%
104-00	2.8501%	2.8501%	2.8501%	2.8494%	2.8395%

Pre-Tax Yield to Maturity (CBE)

for the Class B Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.9727%	3.9727%	3.9727%	3.9727%	3.9776%
99-00	3.8482%	3.8482%	3.8482%	3.8482%	3.8505%
100-00	3.7252%	3.7252%	3.7252%	3.7252%	3.7248%
101-00	3.6036%	3.6036%	3.6036%	3.6036%	3.6006%
102-00	3.4834%	3.4834%	3.4834%	3.4834%	3.4779%
103-00	3.3647%	3.3647%	3.3647%	3.3647%	3.3566%
104-00	3.2472%	3.2472%	3.2472%	3.2472%	3.2366%

Pre-Tax Yield to Maturity (CBE)

for the Class C Certificates

at the Specified CPRs

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment

Premium — otherwise at indicated CPR

	Prepayment Assumptions (CPR)
Assumed Price (32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.4881%	4.4883%	4.4887%	4.4893%	4.4959%
99-00	4.3605%	4.3607%	4.3611%	4.3617%	4.3657%
100-00	4.2344%	4.2347%	4.2350%	4.2356%	4.2370%
101-00	4.1098%	4.1101%	4.1105%	4.1110%	4.1098%
102-00	3.9867%	3.9870%	3.9874%	3.9879%	3.9841%
103-00	3.8650%	3.8653%	3.8657%	3.8663%	3.8599%
104-00	3.7448%	3.7450%	3.7454%	3.7460%	3.7371%

Notwithstanding the assumed prepayment rates reflected in the preceding tables in this “Yield and Maturity Considerations” section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see Structuring Assumptions in Annex D and “Yield Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and in the case of any Serviced Loan Combination, the related Serviced Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) will be governed by the Pooling and Servicing Agreement. Any Serviced Loan Combination and related REO Property will also be serviced and administered in accordance with the related intercreditor agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.

For more detailed information, see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement. In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of a Serviced Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

With respect to the One South Wacker Drive Loan Combination, the discussion under this heading “The Pooling and Servicing Agreement” as to particular servicing matters is applicable with respect to such Loan Combination only prior to the securitization of the related Companion Loan. As described under “Risk Factors—Risks Related to the Offered Certificates—The Servicing of the One South Wacker Drive Loan Combination Will Shift to Others” in this prospectus supplement, on and after the securitization of the One South Wacker Drive Companion Loan, the One South Wacker Drive Loan Combination will be serviced pursuant to the related Other Pooling and Servicing Agreement, and the provisions of such Other Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although such Loan Combination will still need to be serviced in compliance with the requirements of the related intercreditor agreement, which are described under “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans, (a) does include, unless otherwise specifically indicated, the Serviced Mortgage Loans and (b) does not include, unless otherwise specifically indicated, the Non-Serviced Mortgage Loan. In certain instances references are made that specifically exclude the Non-Serviced Mortgage Loan from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Mortgage Loan” or “except with respect to the Non-Serviced Mortgage Loan” or words of similar import. These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Non-Serviced Mortgage Loan. After the One South Wacker Drive Securitization Date, servicing of the Non-Serviced Mortgage Loan will be primarily handled under the pooling and servicing agreement entered into in connection with the securitization of the related Non-Serviced Companion Loan. While we anticipate that the terms of any such pooling and servicing agreement will be materially consistent with the servicing provisions discussed in this prospectus supplement related to the Mortgage Loans, prospective investors are nonetheless encouraged to review “—Servicing of the Loan Combinations” in this prospectus supplement for a discussion of certain important servicing terms related to the Non-Serviced Mortgage Loan.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding Stated Principal Balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date and the maturity date or Anticipated Repayment Date, as applicable, of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator the Mortgage File for each of the Mortgage Loans. See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

The Custodian will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Pooling and Servicing Agreement, the Custodian is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Trustee receives notice that a material document defect exists, the Trustee will promptly notify the Depositor, the Certificate Administrator, the applicable Sponsor, the Special Servicer and the Master Servicer. If the applicable Sponsor cannot cure the material document defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, make a Loss of Value Payment, or repurchase the related Mortgage Loan at the Purchase Price within the time period specified in the Pooling and Servicing Agreement. This substitution, payment or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a material document defect. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

With respect to the One South Wacker Drive Mortgage Loan, following the securitization of the related Companion Loan, the documents contained in the Mortgage File (other than the mortgage note evidencing the One South Wacker Drive Mortgage Loan included in this securitization) will be transferred to the custodian under such other securitization.

Notwithstanding any contrary provision described above, in the case of the Non-Serviced Mortgage Loan, the Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee. The pooling and servicing agreement with respect to the Non-Serviced Mortgage Loan will recognize the obligation of a designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and, in the case of each Loan Combination other than the Non-Serviced Loan Combination, the related Companion Loan, for which it is responsible (as described below). The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans (and, in the case of each Loan Combination, the related Companion Loan) to one or more third-party sub-servicers. The Master Servicer will be responsible for paying the servicing fees of any primary servicer or sub-servicer (other than the Other Master Servicer). Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee and the Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans and the Serviced Companion Loans, as applicable, in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties unless the Subordinate Class Representative has consented (during any Subordinate Control Period), and a Rating Agency Confirmation is obtained.

The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and, in the case of each Loan Combination other than the Non-Serviced Loan Combination, the related Companion Loan and each REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Loan Combinations, other than the Non-Serviced Loan Combination, as applicable) and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the “Servicing Standard”, which means:

•	in the best interests and for the benefit of the Certificateholders and, with respect to each Loan Combination other than the Non-Serviced Loan Combination, for the benefit of the holders of the Companion Loan (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment) (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender),

•	in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans documents (including with respect to a Serviced Loan Combination, the related intercreditor agreement) (provided that in the event the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an Additional Trust Fund Expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

•	to the extent consistent with the foregoing, in accordance with the following standards:

•	with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans (and Serviced Loan Combinations) and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

•	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest under those Mortgage Loans (and Serviced Loan Combinations),

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans (and Serviced Loan Combinations), and

3.	in the case of the Special Servicer and any Mortgage Loan that is (A) a Specially Serviced Mortgage Loan or (B) a Serviced Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the maximization of recovery on such Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the related Serviced Companion Loan Holder(s), as applicable), as a collective whole, of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders(or, in the case of a Serviced Loan Combination, to the Certificateholders and the related Serviced Companion Loan Holder(s), as applicable), as a collective whole, to be performed at a rate determined by the Special Servicer but in no event less than the related net mortgage interest rate (or, in the case of a Serviced Loan Combination, in no event less than the weighted average of the net mortgage rates for the Mortgage Loans in such Serviced Loan Combination)); and

•	without regard to any potential conflict of interest arising from—

1.	any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in any other Mortgage Loan in a Loan Combination by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates,

3.	the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement,

4.	the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Companion Loan or REO Property serviced or administered under the Pooling and Servicing Agreement,

5.	the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.	the ownership by the Master Servicer or Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, or

8.	the obligations of the Master Servicer or Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders or the holder of any related Companion Loans for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision will not protect the Master Servicer or the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud, or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

In general, subject to the more specific discussions in the other subsections of this “The Pooling and Servicing Agreement” section, the Master Servicer will be responsible for the servicing and administration of—

•	all Mortgage Loans and Serviced Companion Loans as to which no Servicing Transfer Event has occurred, and

•	all worked-out Mortgage Loans and Serviced Companion Loans as to which no new Servicing Transfer Event has occurred.

For descriptions of the servicing of the One South Wacker Drive Mortgage Loan, see “—Servicing of the Loan Combinations” below and “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement.

A “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than the Non-Serviced Mortgage Loan), including any REO Mortgage Loan and any Serviced Companion Loan (including any REO Companion Mortgage Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any Balloon Payment, and the borrower has not delivered to the Master Servicer, on or before the Due Date of such Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which such Balloon Payment will become due (provided that such Mortgage Loan or Serviced Companion Loan will immediately become a Specially Serviced Mortgage Loan if either (x) such refinancing does not occur before the expiration of the time period for refinancing specified in such binding commitment or (y) the Master Servicer is required to make a P&I Advance in respect of such Mortgage Loan at any time prior to such a refinancing); or

(b) the related borrower has failed to make when due any monthly payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure has continued unremedied for sixty (60) days; or

(c) the Master Servicer determines (in accordance with the Servicing Standard) that a default in making any monthly payment (other than a Balloon Payment) or any other material payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which the subject payment will become due; or the Master Servicer determines (in accordance with the Servicing Standard) that a default in making a Balloon Payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least sixty (60) days beyond the date on which such Balloon Payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days following the date on which such Balloon Payment will become due, the Master Servicer determines (in accordance with the Servicing Standard) that (A) the borrower is likely not to make one or more assumed monthly debt service payments prior to such a refinancing or (B) such refinancing is not likely to occur within 120 days following the date on which such Balloon Payment will become due); or

(d) there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (a), (b) or (c) above, that may, in the Master Servicer’s or the Special Servicer’s good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Companion Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holders of the related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Companion Loan (or, if no cure period is specified, sixty (60) days); or

(e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days; or

(f) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(g) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

(h) the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

A Serviced Mortgage Loan or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Serviced Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

•	with respect to the circumstances described in clauses (a) and (b) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the related Mortgage Loan documents (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (e), (f) and (g) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer;

•	with respect to the circumstances described in clause (d) of the definition of Specially Serviced Mortgage Loan, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

•	with respect to the circumstances described in clause (h) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any Serviced Mortgage Loan or Serviced Companion Loan, it will be considered to exist for the entire Serviced Loan Combination. Notwithstanding any contrary provision described above, neither the Serviced Mortgage Loan nor the Serviced Companion Loan will be a Corrected Mortgage Loan unless both the Serviced Mortgage Loan and the Serviced Companion Loan are Corrected Mortgage Loans.

The Special Servicer will be responsible for the servicing and administration of each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and Serviced Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Mortgage Loan. The Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination).

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to make P&I Advances with respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan and each successor REO Mortgage Loan in respect thereof, make Servicing Advances with respect to any Specially Serviced Mortgage Loan and Serviced REO Properties (and related REO Mortgage Loans or REO Companion Mortgage Loans), receive payments, collect information and deliver reports to the Certificate Administrator and the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties (and related REO Mortgage Loans or REO Companion Mortgage Loans), and render such incidental services with respect to any Specially Serviced Mortgage Loan and REO Properties as and to the extent as may be specifically provided for in Pooling and Servicing Agreement. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Companion Loans that are not Specially Serviced Mortgage Loans.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any Other Special Servicer with respect to the securitization of the Non-Serviced Companion Loan, and as a result will not provide a review of any special servicing actions in respect of the Non-Serviced Mortgage Loan. The Other Trust Advisor will act as trust advisor with respect to the Non-Serviced Mortgage Loan pursuant to the related pooling and servicing agreement and we anticipate that such Other Trust Advisor will have obligations that are materially consistent with those of the Trust Advisor described in this prospectus supplement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each REO Property, and “REO Companion Mortgage Loan” means the successor mortgage loan to a Serviced Companion Loan deemed to be outstanding with respect to an REO Property related to a Serviced Loan Combination.

Servicing of the Loan Combinations

Each Serviced Loan Combination will be serviced and administered in accordance with the Pooling and Servicing Agreement and the related Loan Combination intercreditor agreement. If the Serviced Companion Loan in a Loan Combination becomes a Specially Serviced Mortgage Loan, then the related Serviced Mortgage Loan will also become a Specially Serviced Mortgage Loan. If the Serviced Mortgage Loan in a Serviced Loan Combination is a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan. For more detailed information, please see “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations” in this prospectus supplement. In reviewing the remainder of “The Pooling and Servicing Agreement” section, you should be aware that the consultation and other rights of the holder of each Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

Following the securitization of the One South Wacker Drive Companion Loan, the related Mortgage Loan will be the Non-Serviced Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under a pooling and servicing agreement that governs such securitization (the “Other Pooling and Servicing Agreement”). With respect to the Non-Serviced Mortgage Loan, the master servicer appointed under the Other Pooling and Servicing Agreement (the “Other Master Servicer”) will generally make servicing advances and remit collections on the Non-Serviced Mortgage Loan to or on behalf of the Trust Fund. The Master Servicer will generally be obligated to compile reports that include information on the Non-Serviced Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of the Non-Serviced Mortgage Loan under the terms of the related intercreditor agreement, and make P&I Advances with respect to the Non-Serviced Mortgage Loan, subject to a non-recoverability determination. The servicing arrangements under such Other Pooling and Servicing Agreement will differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The intercreditor agreement for the One South Wacker Drive Loan Combination requires that the Other Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the One South Wacker Drive Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the One South Wacker Drive Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the One South Wacker Drive Companion Loan. Required terms include, without limitation:

•	The Other Master Servicer and the special servicer under the Other Pooling and Servicing Agreement (the “Other Special Servicer”) must satisfy customary servicer rating criteria and the Other Master Servicer and the Other Special Servicer must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

•	The Other Pooling and Servicing Agreement must provide for a liquidation fee, special servicing fee and workout fee with respect to the One South Wacker Drive Mortgage Loan that are materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined must be not more than 0.25%, 1.0% and 1.0%, respectively.

•	During any senior consultation or similar period under the related Other Pooling and Servicing Agreement, if the trust advisor under the Other Pooling and Servicing Agreement (the “Other Trust Advisor”) determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor must have the right to recommend the replacement of such Other Special Servicer.

In addition, with respect to the One South Wacker Drive Loan Combination:

•	The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the Other Master Servicer, the Other Special Servicer, the Other Certificate Administrator or the Other Trustee appointed under the Other Pooling and Servicing Agreement or (b) make Servicing Advances with respect to the One South Wacker Drive Mortgage Loan. The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the One South Wacker Drive Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the Other Master Servicer or Other Special Servicer.

•	Under the related Other Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the One South Wacker Drive Mortgage Loan are expected to be materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

•

Until a securitization of the One South Wacker Drive Companion Loan, a portion of the Master Servicer’s compensation will include a primary servicing fee accrued and payable with respect to the One South Wacker Drive Mortgage Loan. From and after a securitization of the related One South Wacker Drive Companion Loan, that primary servicing fee on the One South Wacker Drive Mortgage Loan will accrue and be payable to the Other Master Servicer.

•	The Master Servicer will be required to make P&I Advances with respect to such One South Wacker Drive Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such One South Wacker Drive Mortgage Loan or (ii) the Other Master Servicer has made a similar determination with respect to an advance on the One South Wacker Drive Companion Loan.

•	After the securitization of the One South Wacker Drive Companion Loan, the Other Master Servicer will be obligated to make servicing advances with respect to the One South Wacker Drive Loan Combination. If the Other Master Servicer determines that a servicing advance it made with respect to the One South Wacker Drive Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the One South Wacker Drive Mortgage Loan and the One South Wacker Drive Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related Other Pooling and Servicing Agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	During any subordinate control period under the Other Pooling and Servicing Agreement, the majority subordinate certificateholder under such agreement, or the subordinate class representative on its behalf, will have the right to terminate the Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•	The Other Pooling and Servicing Agreement may make provision for a vote of certificateholders of the other securitization to terminate the Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

•	The Other Special Servicer will be required to take actions with respect to the One South Wacker Drive Mortgage Loan if it becomes a Defaulted Mortgage Loan that are expected to be materially consistent with the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

•	The servicing provisions relating to performing inspections and collecting operating information are expected to be materially consistent with those of the Pooling and Servicing Agreement.

The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to a Loan Combination (whether or not the Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s allocable share of the amount so paid. Failure to so notify will not have any impact on the rights of the Master Servicer, the Special Servicer or other applicable parties under the Pooling and Servicing Agreement to indemnification unless such failure has a material adverse effect on the Trust Fund’s ability to perform its obligations under the Pooling and Servicing Agreement or the intercreditor agreement related to the One South Wacker Drive Loan Combination.

Accounts

Collection Account

General. The Master Servicer will be required to establish and maintain a segregated account (the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments and other collections that it receives with respect to the Mortgage Loans. With respect to the Serviced Loan Combinations, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Companion Loan Collection Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to the Serviced Companion Loans. The Issuing Entity will be entitled to amounts on deposit in the Companion Loan Collection Account only to the extent that those amounts are not payable to the holders of the related Companion Loan. The Collection Account and Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

Deposits. The Master Servicer must deposit or cause to be deposited in the Collection Account or the Companion Loan Collection Accounts, as applicable, generally within one business day following receipt by it of properly identified funds, all payments on and proceeds of the Mortgage Loans and Companion Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans and Companion Loans, as applicable. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the Mortgage Loan or Companion Loan indebtedness and the sales proceeds of any sale of any Mortgage Loan on behalf of the Trust Fund or Companion Loan on behalf of its holder that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account or the Companion Loan Collection Accounts, as applicable any amount that such Master Servicer would be authorized to withdraw immediately from the Collection Account or the Companion Loan Collection Accounts as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.	to remit to the Certificate Administrator for deposit in the Distribution Account described under “—Distribution Account” below, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.	to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and P&I Advances, master servicing compensation, special servicing compensation, trust advisor compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements that relate to a Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Companion Loan, and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.	to pay or reimburse any Other Master Servicer, Other Special Servicer, Other Certificate Administrator, Other Trustee or Other Trust Advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to the Non-Serviced Mortgage Loan;

4.	to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor agreement or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

5.	to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the Holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become realized losses for those Holders.

The Master Servicer may make withdrawals from the Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities): (i) to pay to the holder of the Companion Loan any amounts received on or with respect to the related Companion Loan or any successor REO Companion Mortgage Loan with respect thereto that are deposited in such Companion Loan Collection Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder of the related Companion Loan, as applicable, for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to the related Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of such Companion Loan Collection Account or otherwise at the expense of the holder of the related Companion Loan under the terms of the Pooling and Servicing Agreement and/or the related Loan Combination intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the holder of the related Companion Loan to a third party pursuant to the related Loan Combination intercreditor agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in such Companion Loan Collection Accounts in error; and (v) to clear and terminate such Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of the related Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to a Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from such Collection Account and the Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Companion Loan included in the related Loan Combination but, to the extent that the amount on deposit in the relevant Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee in trust for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II, REMIC III and the portion of the Trust that holds the Excess Interest.

Deposits. On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

•	All payments and other collections on the Mortgage Loans and the Trust’s interest in any REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)	amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees, any additional special servicing compensation or master servicing compensation deposited in the Collection Account and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as Trust Advisor fees, and

(e)	amounts deposited in the Collection Account in error.

•	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to the Mortgage Loans for that distribution date.

•	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period.

See “Description of the Offered Certificates—Advance of Delinquent Monthly Debt Service Payments” and “—Collection Account” above and “—Servicing and Other Compensation and Payment of Expenses” below in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2012 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. For the Distribution Date in March 2013, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $333,992.42 in the aggregate).

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

•	to make distributions on the Certificates;

•	to pay itself, the tax administrator, the Master Servicer, the Special Servicer and the Trustee monthly fees that are described under “—Servicing and Other Compensation and Payment of Expenses” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below and “Description of the Offered Certificates—Matters Regarding the Certificate Administrator and the Tax Administrator” in this prospectus supplement;

•	to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “Description of the Offered Certificates —Matters Regarding the Certificate Administrator and the Tax Administrator” and “—The Trustee—Matters Regarding the Trustee” in this prospectus supplement;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

•	in connection with the Non-Serviced Mortgage Loan, to pay, out of the Distribution Account, to the Other Master Servicer, Other Special Servicer, Other Trust Advisor and/or the holders of the related Non-Serviced Companion Loan, any amount reimbursable to such party by the holder of the Non-Serviced Mortgage Loan pursuant to the terms of the related intercreditor agreement;

•	to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool” in the attached prospectus and “The Pooling and Servicing Agreement—REO Account” in this prospectus supplement;

•	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

•	to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

•	with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

•	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained in the name of the Certificate Administrator on behalf of the Trustee in trust for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the Rating Agencies’ standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, which are described in this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related Mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in February of any year, in such February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer. For the Distribution Date in March 2013, the interest reserve amounts will include an initial deposit made on the Closing Date equal to two days’ interest (net of the Administrative Fee Rate) for each Mortgage Loan that accrues interest on an Actual/360 Basis (which additional deposit is equal to $333,992.42 in the aggregate).

Excess Liquidation Proceeds Account

If any Excess Liquidation Proceeds are received, the Certificate Administrator will establish and maintain one or more accounts (collectively, the “Excess Liquidation Proceeds Account”) in the name of the Certificate Administrator on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account will be an eligible account (or a separately identified sub-account of the Distribution Account, provided that for all purposes of the Pooling and Servicing Agreement (including the obligations of the Certificate Administrator) such account will be considered to be and will be required to be treated as separate and distinct from the Distribution Account). On the master servicer remittance date, the Master Servicer will withdraw from the Collection Account and Companion Loan Collection Accounts and remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the collection period ending on the determination date immediately prior to the master servicer remittance date. The Certificate Administrator will also deposit in the Excess Liquidation Proceeds Account from its own funds any amounts required to be deposited by the Certificate Administrator pursuant to the Pooling and Servicing Agreement in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account.

“Excess Liquidation Proceeds” means the excess, if any, of (a) the net liquidation proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or an REO Property (or the proceeds of the final payment (including any full, partial or discounted payoff) on a Defaulted Mortgage Loan or a Corrected Mortgage Loan that were received by the trust, net of any and all fees, expenses and costs payable therefrom), over (b) the sum of (i) the amount needed to pay all principal, interest (including Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan (or the related REO Mortgage Loan) or Companion Loan (or the related REO Companion Mortgage Loan), as the case may be (together with, without duplication, any outstanding unliquidated advances in respect of any such principal or interest), in full, (ii) any other fees that would constitute additional master servicing compensation and/or additional special servicing compensation, (iii) any related unreimbursed Servicing Advances (together with, without duplication, outstanding unliquidated advances in respect of prior Servicing Advances), (iv) all unpaid advance interest on any related advances (but excluding any unliquidated advances), (v) any related liquidation fee and/or special servicing fees paid or payable in respect of such Specially Serviced Mortgage Loan or the related REO Mortgage Loan, Companion Loan or REO Companion Mortgage Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan, Companion Loan or REO Property. If Excess Liquidation Proceeds are received on the Mortgage Loans, they may be used to offset or reimburse losses or paid to the Class R Certificateholders.

Loss of Value Reserve Fund

If any Loss of Value Payments are received in connection with a material document defect or material breach involving a Mortgage Loan, the Special Servicer will establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund will be an eligible account or a sub-account of an eligible account pursuant to the Pooling and Servicing Agreement. The Special Servicer will, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Loss of Value Reserve Fund will be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator will (i) treat amounts paid out of the Loss of Value Reserve Fund to REMIC I through the Collection Account as damages paid on account of a breach of a representation or warranty by the related Mortgage Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and will be taxable on all income earned thereon.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

•	will be earned with respect to each and every Mortgage Loan (including the Non-Serviced Mortgage Loan) and any Serviced Companion Loan, including—

1.	each such mortgage loan that is a Specially Serviced Mortgage Loan,

2.	each such mortgage loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred, and in the case of each such Mortgage Loan or Serviced Companion Loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

4.	be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Companion Loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient (whether on deposit in the Collection Account or the related Companion Loan Collection Account, as applicable), from general collections on all the Mortgage Loans.

Some of the Mortgage Loans may be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related Mortgage Loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such Mortgage Loan (other than the primary servicing fee payable to the Other Master Servicer on the Non-Serviced Mortgage Loan) is included in the master servicing fee rate for that Mortgage Loan.

With respect to the One South Wacker Drive Mortgage Loan, (a) before a securitization of the related Companion Loan, the master servicing fee includes a primary servicing fee and the master servicing fee rate includes the rate at which that primary servicing fee accrues and (b) from and after a securitization of the related Companion Loan, the Master Servicer’s master servicing fee rate will be reduced by that primary servicing fee rate and the applicable Other Master Servicer will be entitled to a servicing fee accruing at a rate equal to that primary servicing fee rate.

The Master Servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls. The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than such as are Specially Serviced Mortgage Loans and other than Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than the Non-Serviced Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Mortgage Loan thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a default under the related Mortgage Loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related Mortgage Loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation. The principal compensation to be paid to the Special Servicer with respect to its special servicing activities will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—

1.	each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is specially serviced, if any, and

2.	each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property;

•	in the case of each Mortgage Loan or Serviced Companion Loan described in the foregoing bullet, will—

3.	be calculated on the same interest accrual basis as that mortgage loan, which will be an Actual/360 Basis,

4.	accrue at a special servicing fee rate of 0.25% per annum, and

5.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

•	except as otherwise described in the next paragraph, will be payable monthly from liquidation proceeds, insurance proceeds or condemnation proceeds (if any) received on or in respect of that mortgage loan and (except in the case of a Serviced Companion Loan) then from general collections on all the Mortgage Loans and the Trust’s interest in any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee. The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan worked out by that Special Servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the Mortgage Loan or Serviced Companion Loan, as applicable for so long as it remains a Corrected Mortgage Loan.

The workout fee with respect to any Corrected Mortgage Loan will cease to be payable if that Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. However, a new workout fee would become payable if the Mortgage Loan or Serviced Companion Loan again became a Corrected Mortgage Loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner: (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Companion Loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans and Companion Loans that were worked-out by it (or, except in circumstances where that Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee with respect to the Mortgage Loans will reduce amounts distributable to the Certificateholders.

Liquidation Fee. The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower. The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loan) or REO Property (other than a REO Property acquired with respect to the Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. In addition, no liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises. Furthermore, no liquidation fee will be payable at the expense of the series 2013-C11 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect a Mortgage Loan or Companion Loan, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Companion Loan, as applicable, in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee with respect to the Mortgage Loans will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the end of such collection period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates with respect to any Mortgage Loan during the related collection period.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or the Trust’s interest in any REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or the Trust’s interest in any REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan or Serviced Loan Combination, the management or disposition of the Trust’s interest in any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted

Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), Companion Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), in each case, in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

“Assumption Application Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption application fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all assumption fees actually paid by the related borrower in accordance with the related Mortgage Loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Modification Fees” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Companion Loan, or REO Mortgage Loan (other than with respect to the Non-Serviced Mortgage Loan) or REO Companion Mortgage Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification

Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan or REO Companion Mortgage Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such mortgage loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such mortgage loan at a time when such mortgage loan was a Specially Serviced Mortgage Loan.

With respect to the Non-Serviced Loan Combination, we anticipate that the Other Master Servicer and the Other Special Servicer will be entitled to compensation with respect to the Non-Serviced Mortgage Loan that is materially consistent with the provisions set forth above. See “—Servicing of the Loan Combinations” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Additional Servicing Compensation. The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and Serviced Companion Loans:

•	100% of any defeasance fees;

•	(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans;

•

100% of consent fees on Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or any related Serviced Companion Loans) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loans (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and Companion Loans;

•	to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and Companion Loans;

•	100% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans (and Serviced Companion Loans) that are not Specially Serviced Mortgage Loans to the extent the consent of the Special Servicer is not required in connection with the associated action, and 50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action;

•	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

•	interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

•	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loan) and Serviced Companion Loans:

•	100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans or successor REO Mortgage Loans and REO Companion Mortgage Loans;

•	50% of Modification Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Companion Loans), and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loans) that are Specially Serviced Mortgage Loans;

•	100% of consent fees on Mortgage Loans (and any related Serviced Companion Loans) that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or any related Serviced Companion Loan, as applicable), and 50% of consent fees on Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loans (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

•	to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and Companion Loans;

•	50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans (and any related Serviced Companion Loans) that are not Specially Serviced Mortgage Loans to the extent that the consent of the Special Servicer is required in connection with the associated action, and 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans and Companion Loans that are Specially Serviced Mortgage Loans;

•	interest or other income earned on deposits in the REO account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO account for each collection period); and

•	a portion of late payment charges and Default Interest.

Midland Loan Services, a Division of PNC Bank, National Association, the Special Servicer, has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer, to enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation hereunder, whether in consideration of the Special Servicer’s appointment or continuation of appointment as Special Servicer in connection with the Pooling and Servicing Agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or otherwise. If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the Special Servicer and not of any other party hereto. If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

Compensation of the Trust Advisor. The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the Trust Advisor fee.

The Trust Advisor fee:

•	will be earned with respect to each and every Mortgage Loan (other than the Non-Serviced Mortgage Loan), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred, and

•	in the case of each such Mortgage Loan, will—

4.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be an Actual/360 Basis,

5.	accrue at a Trust Advisor fee rate, on a loan-by-loan basis,

6.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

7.	be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate with respect to any distribution date will be with respect to each Mortgage Loan (other than the One South Wacker Drive Mortgage Loan), 0.00156%, per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the Trust Advisor consulting fee. The Trust Advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver. In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Trust Advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related Mortgage Loan documents. In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such Trust Advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such Trust Advisor consulting fee.

In connection with the Non-Serviced Loan Combination, the Trust Advisor will have no duty to consult with the Special Servicer or the Other Special Servicer under such other securitization, and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to the Non-Serviced Mortgage Loan. We anticipate that any Other Trust Advisor appointed under such other securitization will be entitled to compensation with respect to the Non-Serviced Mortgage Loan that is materially consistent with the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement with respect to the Mortgage Loans as described above. See “—Servicing of the Loan Combinations” and “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments—Fees and Expenses” in this prospectus supplement.

Investment of Accounts. Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or

REO account maintained by it, in Permitted Investments. See “—Accounts—Collection Account” above. The Master Servicer or Special Servicer—

•	will be entitled to retain any interest or other income earned on those funds, and

•	will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the Master Servicer, the Special Servicer, Certificate Administrator and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan or Loan Combinations and any related Mortgaged Properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be Servicing Advances. The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances. Subject to the limitations described below, the Master Servicer will be required to make Servicing Advances relating to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) and/or REO Properties (other than any REO Property acquired with respect to the Non-Serviced Loan Combination). Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Loan Combination) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination). If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance, upon which the Master Servicer will be deemed to have made the Servicing Advance. Notwithstanding the foregoing, the Master Servicer need not reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such Servicing Advance, like other nonrecoverable advances, may be reimbursed to the Special Servicer from amounts on deposit in the Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, Companion Loan or related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, Serviced Companion Loan or REO Property. If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan, Serviced Loan Combination or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Loans and the Trust’s interest in any REO Properties on deposit in the Collection Account from time to time subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s pro rata share of the advance or interest. The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance will be reimbursable (subject to the conditions all described in this prospectus supplement) in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable Servicing Advance (including interest accrued thereon) will be made first from the principal portion of current P&I Advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that such amounts representing Mortgage Pool principal are insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections on or in respect of Mortgage Loans, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate Certificate Principal Balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current P&I Advances and payments and other collections of principal on all the Mortgage Loans and the Trust’s interests in REO Properties after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable Servicing Advances (as described in the prior paragraph) and/or nonrecoverable P&I Advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of a Loan Combination, subject to the additional provisions described further below). If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of P&I Advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to the Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account and/or the related Companion Loan Collection Account, as applicable, any servicing expense that, if advanced by the Master Servicer or Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, Companion Loan or REO Property. This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity. The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and the Trust’s interest in any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates(in the case of a Loan Combination, subject to the additional provisions described further below). Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account and/or the related Loan Combination Collection Account) and that advance or interest thereon is paid from general collections on deposit in the Collection Account as described above, then the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to the Non-Serviced Loan Combination, we anticipate that each of the related Other Master Servicer, the Other Special Servicer and the Other Trustee will service and administer the related Non-Serviced Mortgage Loan on terms materially consistent with the terms of the Pooling and Servicing Agreement, that each will be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and that such amount will be reimbursable pro rata from payments allocable to such Mortgage Loan pursuant to the related intercreditor agreement. See “—Servicing of the Loan Combinations” in this prospectus supplement.

Trust Advisor Expenses. The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (in addition to the Trust Advisor ongoing fee and the Trust Advisor consulting fee), which we refer to as “Trust Advisor Expenses”. In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable on the Principal Balance Certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of Trust Advisor Expenses for such distribution date, in each case, allocable to the Principal Balance Certificates (other than the Control-Eligible Certificates) other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation among the Holders of the various Classes of Certificates.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than the Non-Serviced Mortgage Loan) and Loan Combination, the Master Servicer or the Special Servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or

Loan Combination or a further encumbrance of the related Mortgaged Property. However, subject to the related Mortgage Loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, or if a Loan Combination is involved, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received a Rating Agency Confirmation. Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

With respect to the Non-Serviced Mortgage Loan, the Other Master Servicer or the Other Special Servicer, as applicable, will be required to service the Non-Serviced Mortgage Loan on terms expected to be materially consistent with those described above. See “—Servicing of the Loan Combinations” in this prospectus supplement.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loan and Non-Serviced Companion Loan), to the extent the transfer is allowed under the terms of related Mortgage Loan documents (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower (with respect to a transaction as to which a Rating Agency Confirmation is not otherwise required under the Pooling and Servicing Agreement). However, subject to the terms of the related Mortgage Loan documents and applicable law, if—

•	the subject Mortgage Loan alone – or together with all other Mortgage Loans that have the same or a known affiliated borrower – is one of the 10 largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance); has a Cut-off Date Principal Balance in excess of $20,000,000; or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate Mortgage Pool balance, or a Loan Combination is involved; and

•	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change of control of the borrower (for these purposes, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing), then the Master Servicer may not consent to the transfer unless it has received a Rating Agency Confirmation unless the Mortgage Loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation. In addition, the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the Special Servicer prior to consenting to the transfers of interests in borrowers that such Master Servicer is otherwise entitled to consent to as described above.

Inspections

The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing the Non-Serviced Mortgage Loan) every calendar year beginning in 2014, or every second calendar year beginning in 2015 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000. However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or the Non-Serviced Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year not earlier than 2014 so long as such Mortgage Loan continues to be on the CREFC Servicer Watch List. Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject mortgage loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property). The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances. Each of the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the Master Servicer, if prepared by the Special Servicer).

Required Appraisals

The Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or any Serviced Companion Loan, unless—

•	an appraisal had previously been obtained within the prior nine months, and

•	the Special Servicer has no knowledge of changed circumstances that in the judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform either a limited appraisal and a summary report or an internal valuation of the related Mortgaged Property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan, (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative and (iii) the Voting Rights of the certificateholder.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior

Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the subject mortgage loan have ceased, and

•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Majority Subordinate Certificateholder, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period and, if applicable, the allocation of Voting Rights among the respective Classes of Principal Balance Certificates, (i) the Appraised Value of the related Mortgaged Property used to calculate the Appraisal Reduction Amount will be determined on an “as-is” basis and (ii) the Appraisal Reduction Amount so calculated with respect to any Mortgage Loan will be notionally allocable between the respective Classes of Principal Balance Certificates in reverse order of their alphanumeric designations (in each case until the Certificate Principal Balance thereof is notionally reduced to zero) and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB will be treated as a single Class in such notional allocation.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative. The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative. Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, will recalculate the applicable Appraisal Reduction Amount on the basis of such information and second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

•	the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan will be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there will be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, will be effective); and

•	if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal will be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the Holder (or group of Holders) of Certificates representing a majority of the aggregate Voting Rights of the Classes of Principal Balance Certificates(reduced by any Appraisal Reduction Amounts allocated thereto) to less than 25% of each such Class’s initial Certificate Principal Balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard. Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information. If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such Class will have its related Certificate Principal Balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect. With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any 12-month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than the Non-Serviced Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described above; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

•	will generally equal the excess, if any, of “x” over “y” where—

3.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)	to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest or Excess Interest, accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the Trust’s interest in the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

4.	“y” is equal to the sum of:

(a)	the excess, if any, of 90% of the resulting Appraised Value of the Trust’s interest in the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

•	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

•	may be applied toward the reduction of the Stated Principal Balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the Stated Principal Balance of the subject Mortgage Loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any Mortgage Loan,

•	the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

•	either—

1.	no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s reasonable judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan. After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to any Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the Loan Combination as if it were a single “Mortgage Loan” owned by the Trust Fund, the resulting amount will then be allocated to the related Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Companion Loan.

In connection with the foregoing, each Mortgage Loan that is part of a single cross-collateralized group, if any, will be treated separately (in each case as a single Mortgage Loan without regard to the cross-collateralization and cross-default provisions) for purposes of calculating an Appraisal Reduction Amount.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described under “The Pooling and Servicing Agreement—Required Appraisals” in this prospectus supplement.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan) and any Serviced Companion Loan, any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Companion Loan by the Special Servicer in a manner that—

1.	materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Companion Loan;

2.	except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.	in the judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Companion Loan, or materially reduces the likelihood of timely payment of amounts due thereon;

•	the related Mortgaged Property becomes an REO Property;

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the related Mortgaged Property;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the related borrower fails to make when due any monthly debt service payment (other than a Balloon Payment) or any other payment (other than a Balloon Payment) required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; and

•

the related borrower fails to make when due any Balloon Payment and the borrower does not deliver to the Master Servicer, on or before the Due Date of the Balloon Payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 120 days after the date on which the Balloon Payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to the Non-Serviced Mortgage Loan, any applicable Appraisal Reduction Amount will be determined by the Other Master Servicer or the Other Special Servicer, as applicable, on terms expected to be materially consistent with those described above. See “—Servicing of the Loan Combinations” in this prospectus supplement.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Mortgage Loan or the related Serviced Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

•	if all the following conditions are satisfied—

(a) delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a Mortgage Loan or Loan Combination or under the Pooling and Servicing Agreement,

(b) the party required to obtain such Rating Agency Confirmations under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any Rating Agency for such Rating Agency Confirmation, and

(c) within ten business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

•	then all the following provisions shall apply:

(i) in the case of (c)(I) above, such Requesting Party will be required to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again;

(ii) if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm (by direct communication, without the requirement to post such communication on the Rule 17g-5 Information Provider’s Website to the extent such communication solely relates to such confirmation) that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II) then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed to be granted if the Subordinate Class Representative does not respond within five business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the Master Servicer or Special Servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; (ii) KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; or (iii) the applicable replacement is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(iii) in connection with any determination made by the Requesting Party above, the Special Servicer will be required to obtain the consent of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer; and

(iv) promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail, to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any CMBS backed by the related Companion Loan if the holder of the Companion Loan has notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable Rule 17g-5 information provider and the location of the applicable Rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any CMBS backed by the related Companion Loan, that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such CMBS (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency and, if a Loan Combination is involved, the CMBS backed by the related Companion Loan are no longer rated by a hired rating agency for such CMBS, then, no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, provided that no amendment to such provisions may be made without the consent of the depositor for any CMBS backed by a Companion Loan. “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer and the Certificate Administrator is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the depositor (among other persons) on or before the date specified in the Pooling and Servicing Agreement, an officer’s Certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the depositor, any master servicer or special servicer with respect to any securitization of the Non-Serviced Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the Stated Principal Balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer required by a Mortgage Loan seller to be retained by the Master Servicer.

“Servicing Function Participant” means any person, other than the Master Servicer and the Special Servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the Stated Principal Balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any mortgage loan), the Trust Advisor, the Certificate Administrator, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, will (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Certificate Administrator and the depositor (among other persons), a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require each of the Master Servicer and Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the Master Servicer or Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the Master Servicer or the Special Servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A-” by Fitch and “A-” by S&P, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee, the Certificateholders or the holder of any Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment. None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust. Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties. For the purposes of indemnification of the Master Servicer or Special Servicer and limitation of liability, the Master Servicer or Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement. Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the mortgage loans in such Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the related Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Companion Loan included in the related Loan Combination, but, to the extent that the amount on deposit in the relevant Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to a Companion Loan, such payment or reimbursement shall be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account. The applicable Master Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to the related Serviced Companion Loan. Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this prospectus supplement. The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to the Non-Serviced Loan Combination, the related depositor and the Other Master Servicer or Other Special Servicer will be entitled to indemnification with respect to amounts related to the Non-Serviced Loan Combination pursuant to provisions that are expected to be materially consistent with those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Mortgage Loan’s pro rata share of any such amounts.

The Depositor, the Trust Advisor, the Master Servicer and the Special Servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account. Insofar as any losses, liabilities or expenses described above relate in whole or in part to any Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the mortgage loans in such Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Mortgage Loan are insufficient therefor) and the related Companion Loan Collection Account pro rata according to the related Loan Combination intercreditor agreement and based on the respective outstanding principal balances of the Mortgage Loan and the Companion Loan included in the related Loan Combination, but, to the extent that the amount on deposit in the relevant Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to a Companion Loan, such payment or reimbursement shall be made from general collections on deposit in the Collection Account. In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account. The applicable Master Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the Loan Combination intercreditor agreement to obtain reimbursement from the holder of the Serviced Companion Loan for the payment or reimbursement made from the Collection Account as described above with respect to that holder’s allocable share of a loss, liability or expense. In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor will have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement will be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor will have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words will be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor will not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) will be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) will be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision hereof that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders will be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders and, if applicable, the Companion Loan holders, and such measurement basis will be construed to refer to no particular Class of Certificates or particular Certificateholders or particular Companion Loan holder or owner, and (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(i) the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, the Companion Loan Collection Account or the REO account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

(ii) any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

(iii) any failure by the Master Servicer or the Special Servicer, as the case may be, to timely make any Servicing Advance required to be made by that party under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement;

(iv) any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or with respect to a Serviced Loan Combination, by the holder of the affected Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(v) any breach on the part of the Master Servicer or Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders or the holder of an affected Companion Loan, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or with respect to a Serviced Loan Combination, by the holder of the affected Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

(vi) the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

(vii) KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or CMBS backed by a Serviced Companion Loan, or (B) placed one or more Classes of Certificates or securities backed by a Serviced Companion Loan on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement will not have been withdrawn by KBRA within 60 days of such actual knowledge by the Master Servicer or the Special Servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such Master Servicer or such Special Servicer as the sole or a material factor in such rating action;

(viii) the Master Servicer ceases to have a Master Servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or the Special Servicer ceases to have a Special Servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

(ix) both (i) the Trustee receives written notice from Fitch (which the Trustee will forward to the Master Servicer or the Special Servicer, as the case may be, and the Certificate Administrator) that the continuation of such Master Servicer or Special Servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates or securities backed by a Serviced Companion Loan and citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the Trustee’s receipt of such notice;

(x) the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, is not reinstated to such status on such list within 60 days; or

(xi) any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or servicing function participant (such a sub-servicer or servicing function participant, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable, (other than a Designated Sub-Servicer) is required to deliver (any Sub-Servicing Entity that defaults as described in this bullet point will be terminated at the direction of the depositor according to the Pooling and Servicing Agreement).

When a single entity acts as two or more of the capacities of the master servicer and the special servicer, a Servicer Termination Event (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and (i) at the direction of Certificateholders entitled to not less than 25% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts), (ii) in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, or (iii) if a Servicer Termination Event on the part of the Master Servicer or the Special Servicer has occurred under clause (xi) in the definition of “Servicer Termination Event” above, at the direction of the Depositor, the Trustee will be required to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a Certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer”, the Trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

•	appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the Holders of Certificates entitled to a majority of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in clause (vii), (viii), (ix) or (x) under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as Master Servicer for a period of 45 days.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of a Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the Certificates.

Waivers of Servicer Termination Events

In general, Certificateholders entitled to at least 66-2/3% of the Voting Rights (determined without notionally reducing the Certificate Principal Balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates affected by any Servicer Termination Event, and with respect to the related Serviced Loan Combination, each holder of a Serviced Companion Loan affected by the Servicer Termination Event, may waive the Servicer Termination Event. However, the Servicer Termination Events described in the clause (i), (ii), (vii) and (ix) under the definition of “Servicer Termination Event” that appears in this prospectus supplement may only be waived by all of the Holders of the affected Classes of Certificates and, with respect to the related Serviced Loan Combination, all holders of the affected Companion Loans. No person other than the depositor will be entitled to waive any Servicer Termination Event described in the last bullet under the definition of “Servicer Termination Event” in this prospectus supplement without the prior consent of the Depositor and the depositor for any CMBS backed by a Serviced Companion Loan. No person other than the Depositor will be entitled to waive any Servicer Termination Event described in clause (xi) in the definition of “Servicer Termination Event” without the prior consent of the Depositor. Furthermore, if the Trustee and/or the Certificate Administrator is required to spend any monies in connection with any Servicer Termination Event, then that Servicer Termination Event may not be waived unless and until the Trustee and/or the Certificate Administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement. If a Servicer Termination Event by the Master Servicer is waived in connection with a Serviced Loan Combination, the holder of the related Companion Loan may require that the Master Servicer appoint a sub-servicer to service the Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor Special Servicer. It will be a condition to such appointment that (i) a Rating Agency Confirmation be delivered as to the appointment, and (ii) the successor Special Servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of Holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) requesting a vote to terminate the Special Servicer and appoint a successor Special Servicer, (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be paid from the Trust Fund) and (iii) delivery by such Holders to the Certificate Administrator of a Rating Agency Confirmation (to be obtained at the expenses solely of such Certificateholders), the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of Holders of Principal Balance Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Certificate Administrator will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer that was proposed by the Certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor Special Servicer being a Qualified Replacement Special Servicer. This will also be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination. If a proposed termination and replacement of the Special Servicer by

Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect (except that the Certificate Administrator will be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the then-current Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement Special Servicer. The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders. The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate Certificate Principal Balances of the Certificates) of all Principal Balance Certificates on an aggregate basis. In the event the Holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the applicable rating agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation. In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each Rating Agency and each hired rating agency for any CMBS backed by a Companion Loan (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer. This will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement will have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person, (b) no event or circumstance constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor Special Servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor Special Servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor Special Servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a Prohibited Party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in clause (xi) of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Events” above, unless the appointment of such person as successor Special Servicer has been expressly approved by depositor acting in its reasonable discretion.

With respect to the Non-Serviced Mortgage Loan, during any “subordinate control period”, the majority subordinate certificateholder under the Other Pooling and Servicing Agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to the Non-Serviced Mortgage Loan, during any “collective consultation period” or “senior consultation period” under the Other Pooling and Servicing Agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be materially consistent with those in the Pooling and Servicing Agreement.

In addition, with respect to the Non-Serviced Mortgage Loan, during any “senior consultation period” under the Other Pooling and Servicing Agreement, if the Other Trust Advisor determines that the Other Special Servicer is not performing its duties under the Other Pooling and Servicing Agreement in accordance with the related servicing standard, such Other Trust Advisor will have the right to recommend the replacement of such Other Special Servicer pursuant to terms expected to be materially consistent with those in the Pooling and Servicing Agreement. See “—Servicing of the Loan Combinations” in this prospectus supplement.

Resignation of the Master Servicer and the Special Servicer

Each of the Master Servicer and the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer if it is a resigning Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, (v) the successor accepts appointment in writing prior to the effectiveness of such resignation and (vi) the successor is not a Prohibited Party at the time of such appointment unless the depositor consents to the appointment in its reasonable discretion.

The resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

Neither the Master Servicer nor the Special Servicer will be permitted to resign except as described above.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than the Non-Serviced Mortgage Loan), any Serviced Companion Loan or REO Property (other than any REO Property acquired with respect to the Non-Serviced Loan Combination) (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a Mortgage Loan (or Serviced Companion Loan), or the sale of a Mortgage Loan (or Serviced Companion Loan), the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan (or Serviced Companion Loan) based on its outstanding Stated Principal Balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion. The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative. In the event the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the Special Servicer in the exercise of such discretion, the Trust Advisor and the Special Servicer will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion. During any Collective Consultation Period, the Special Servicer

will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations. During any Collective Consultation Period, in the event that the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer shall perform its calculations in accordance with such agreement. Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, which must post the report to the Certificate Administrator’s Website, and to the holder of any related Serviced Companion Loan. No other action is required in connection with such circumstances.

Maintenance of Insurance

In the case of each Mortgage Loan and Serviced Loan Combination (including any Specially Serviced Mortgage Loan but excluding the Non-Serviced Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower(s) to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

•

a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the outstanding principal balance of the Mortgage Loan or Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related Mortgage Loan documents.

Notwithstanding the foregoing, however:

•

the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan or Serviced Loan Combination, pursuant to the related Mortgage Loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

•

the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related Mortgaged Property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, however, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related REO Mortgage Loan and, if applicable, REO Companion Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any Mortgage Loan with an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents. However, the Special Servicer will not be required in any event to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest or to the extent coverage is not available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the Master Servicer or Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than the Non-Serviced Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch and “A-” by S&P or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or that Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (and, if a Loan Combination is involved, the Companion Loan Collection Account, with the deposit to the Collection Account and the Companion Loan Collection Account to be pro rata according to the principal balances of the related mortgage loans), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained under the related Mortgage Loan documents (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). With respect to the Non-Serviced Mortgage Loan, the Other Master Servicer or the Other Special Servicer, as applicable, will service the Non-Serviced Mortgage Loan and any related REO Property on terms expected to be materially consistent with those described above. See “—Servicing of the Loan Combinations” in this prospectus supplement.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings” means, (i) with respect to any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least “A-” by Fitch (or, if not rated by Fitch, an equivalent rating by (A) at least two NRSRO’s (which may include S&P, KBRA and/or Moody’s) or (B) one NRSRO (which may include S&P, KBRA and/or Moody’s) and A.M. Best Company)), “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P) and “A-” by S&P, and (ii) in the case of fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following: (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch or (d) “A:X” by A.M. Best Company; provided, however, that an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ratings set forth in this clause (ii) if a rating agency confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or the consent of any holders of the Companion Loans, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to cause the provisions of the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made herein (or, in the private placement memorandum relating to the non-offered certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement, (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) subject to the delivery of an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III or the Grantor Trust, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a) any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an independent opinion of counsel to that effect;

(b) no such amendment will adversely affect any holder of a Serviced Companion Loan related to any Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c) no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

With respect to clause (x) above, in Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), District Judge Pauley of the United States District Court for the Southern District of New York held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling. Additionally, in Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)), District Judge Forrest of the United States District Court for the Southern District of New York held that the TIA applies to the mortgage-backed securities issued under various pooling and servicing agreements similar to the Pooling and Servicing Agreement because the certificates are debt for purposes of the TIA. The Depositor is not aware of any other case law to the effect that the TIA is applicable to agreements similar to the Pooling and Servicing Agreement other than the two rulings referenced above. The Depositor understands that District Judge Pauley has not decided a motion to reconsider his ruling or to certify the order for interlocutory appeal to the Second Circuit. The Depositor also understands that District Judge Forrest has instructed the defendants to address, inter alia, the TIA issues in the defendants’ motion to dismiss the amended complaint, which should be fully briefed by the end of January 2013. If there is an affirmation of the foregoing two rulings by the applicable court or on appeal by any higher court or a change by the Division of Corporation Finance of the Securities and Exchange Commission of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA. Depending on the circumstances, rulings by lower courts similar to the foregoing two rulings, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder, to the extent necessary to comply with the TIA and at the expense of the Depositor. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action). Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of (1) the Holders of Certificates entitled to not less than 66-2/3% of the Voting Rights allocated to each Class that is materially affected by the amendment and (2) the holders of the Companion Loans materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of any Serviced Companion Loan without the consent of the holder of such Serviced Companion Loan, (ii) reduce the aforesaid percentage of aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the Holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III or the Grantor Trust under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the Holders of all Certificates of the Class(es) affected thereby and the consent of the holders of any affected Serviced Companion Loans, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, or (vi) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects any Serviced Companion Loan without the consent of the holder of such Serviced Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property interest remaining in the Trust Fund,

2.	the purchase of all of the Mortgage Loans and interests in REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single Holder of all the Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund with the consent of the Master Servicer.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder. The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer and the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

•

within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

•

if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desires to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single Holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

•	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.	the Appraised Value of all interests in REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

•	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then outstanding Certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single Holder of all of the Certificates for all of the Mortgage Loans and interests in REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the Holder of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the applicable Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement. No such exchange may occur until the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates has been reduced to zero.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required Mortgage Loan or Companion Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the Special Servicer will be required to monitor any Mortgage Loan or Companion Loan (other than the Non-Serviced Mortgage Loan and Non-Serviced Companion Loan, which will be monitored by the Other Special Servicer) that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer (or the Other Special Servicer) is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the Special Servicer (or the Other Special Servicer) can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders and any holder of the related Companion Loan, if applicable, may vary considerably depending on the particular Mortgage Loan or Loan Combination, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and/or Companion Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or Companion Loan or to foreclose on the Mortgaged Property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans” in the accompanying prospectus.

If a default on a Mortgage Loan has occurred, the Special Servicer (or the Other Special Servicer), on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard (or, with respect to the Other Special Servicer, the servicing standard under the Other Pooling and Servicing Agreement). The Special Servicer (or the Other Special Servicer) may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

(i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the accompanying prospectus.

If title to any Mortgaged Property is acquired pursuant to a default or deed-in-lieu of foreclosure, the Special Servicer (or the Other Special Servicer), on behalf of the Trust Fund, will be required to sell the

Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer (or the Other Special Servicer) will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer (or the Other Special Servicer), on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer (or the Other Special Servicer) of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard (or, with respect to the Other Special Servicer, the servicing standard under the Other Pooling and Servicing Agreement).

If liquidation proceeds collected and allocable with respect to a defaulted Mortgage Loan are less than the outstanding Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer (or the Other Special Servicer) with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer (or the Other Special Servicer) will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such liquidation proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan (other than the Non-Serviced Mortgage Loan) becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the Special Servicer will use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the Certificateholders in such manner as will be reasonably likely to realize a fair price. The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will give the Trustee, the Certificate Administrator, the Master Servicer and, prior to the occurrence of a Senior Consultation Period, the Subordinate Class Representative and the Majority Subordinate Certificateholder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event will the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is so making an offer. The cost of any such appraisal will be covered by, and will be reimbursable as, a Servicing Advance. Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer will require that all offers be submitted to the Trustee in writing and be accompanied by a refundable deposit (which shall be held by the Certificate Administrator on behalf of the Trustee) of cash in an amount equal to 5% of the offer amount. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.

Notwithstanding the provisions described above, in connection with any sale of a Mortgage Loan that is part of a Serviced Loan Combination, the Special Servicer will be required to sell such Mortgage Loan with the related Serviced Companion Loan as a whole loan and will require that all offers be submitted to the Trustee in writing and be accompanied by a refundable deposit of cash (which will be held by the Certificate Administrator on behalf of the Trustee) in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Whether any cash offer constitutes a fair price for such Serviced Loan Combination will be determined by the Trustee in accordance with the procedures set forth in the Pooling and Servicing Agreement; provided, that no offer from an interested person (as defined in the related intercreditor agreement) will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any such offer constitutes a fair price for any such Serviced Loan Combination, the Trustee will be supplied with and may rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. The Trustee will instruct the appraiser to take into account (in addition to the results of any appraisal and updated appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan Combination, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the related Serviced Companion Loan without the written consent of the holder of the related Serviced Companion Loan unless the Special Servicer has delivered to the holder of such Serviced Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Loan Combination; (b) at least 10 days prior to the proposed sale, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale, a copy of the most recent appraisal for the Serviced Loan Combination, and any documents in the servicing file requested by the holder of the related Serviced Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the Majority Subordinate Certificateholder, the Subordinate Class Representative (during any Subordinate Control Period), the holder of the related Serviced Companion Loan or a representative thereof will be permitted to bid at any sale of the Serviced Loan Combination.

If the Non-Serviced Loan Combination serviced under another securitization becomes a “defaulted mortgage loan” under the related pooling and servicing agreement (which term is expected to be defined under that agreement in substantially the same manner as “Defaulted Mortgage Loan” is defined under the Pooling and Servicing Agreement), the entire Non-Serviced Loan Combination will be subject to sale under provisions under such pooling and servicing agreement that are expected to be materially consistent with the provisions of the Pooling and Servicing Agreement described above, subject, however, to the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness—The Loan Combinations”.

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to the Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it will deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee. In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer. Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash (which will be held by the Certificate Administrator on behalf of the Trustee) in an amount equal to 5% of the offer amount. In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it or the Master Servicer may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Purchase Price for any REO Property will in all cases be deemed a fair price. No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received. In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the

Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust and the holder of any applicable REO Companion Mortgage Loan in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee will have any liability to any Certificateholder with respect to the purchase price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

•

the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•

would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each REO Property and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property. The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of Code Section 860G(c), or

•	a tax on prohibited transactions under Code Section 860F.

To the extent that income the Trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions,

that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from its interest in an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any affiliate of any of the preceding entities.

Modifications, Waivers, Amendments and Consents

The Special Servicer, with respect to a Specially Serviced Mortgage Loan, or the Master Servicer, with respect to any other Mortgage Loan (other than the Non-Serviced Mortgage Loan), may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

•	modify, waive or amend any term of any Mortgage Loan or Loan Combination;

•	extend the maturity of any Mortgage Loan or Loan Combination;

•	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan or Loan Combination;

•	defer or forgive the payment of late payment charges on any Mortgage Loan or Loan Combination;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan or Loan Combination;

•	permit the release, addition or substitution of collateral securing any Mortgage Loan or Loan Combination;

•	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan or Loan Combination; or

•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

•

Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan or Loan Combination, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

•

With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan or Loan Combination, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan or Loan Combination, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or Loan Combination,

3.	unless a material default on the Mortgage Loan or Loan Combination has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan or Loan Combination at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

•	Neither the Master Servicer nor the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Loan Combination, to a date beyond the earlier of—

4.	two years prior to the rated final distribution date, and

5.	if the Mortgage Loan or Loan Combination is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease or space lease, ten years, prior to the end of the then current term of the related ground lease or space lease, plus any unilateral options to extend.

•

Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Companion Loan), if doing so would result in an Adverse REMIC Event.

•

Subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan (or any related Serviced Companion Loan) that is not a Specially Serviced Mortgage Loan unless all related fees and expenses are paid by the borrower.

•

The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Companion Loan), unless the Special Servicer has first—

6.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)	there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

7.	received, at the expense of the related borrower to the extent permitted to be charged by the lender under the related Mortgage Loan documents a Rating Agency Confirmation with respect to such addition or substitution of real estate collateral.

•

With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or Loan Combination or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan or Loan Combination other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan or Loan Combination.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan or Loan Combination, such a lien release will be permitted only if the related Mortgage Loan or Loan Combination will continue to be “principally secured by an interest in real property” after the lien is released (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)), or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. In addition, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the Master Servicer will not be required to seek the consent of, or provide prior notice to, the Special Servicer or any Certificateholder or obtain any Rating Agency Confirmation in order to approve the following modifications, waivers or amendments of Mortgage Loans that are not Specially Serviced Mortgage Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a Mortgaged Property including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; (iii) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; (iv) grants of other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that (1) do not involve a ground lease or lease of an outparcel and (2) affect an area less than the greater of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) approval of annual budgets to operate the Mortgaged Property; (vi) grants of any waiver or consent that the Master Servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approval of a change of the property manager at the request of the related borrower (provided that the related Mortgaged Property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the Pooling and Servicing Agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related Mortgage Loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the Mortgage Pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgaged Property securing a Mortgage Loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) modifications to cure any ambiguity in, or to correct or supplement any provision of any intercreditor agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that the Subordinate Class Representative’s consent will be required for any such modification during any Subordinate Control Period; provided that any modification, waiver, consent or amendment described in clauses (i) – (ix) above (a) would not constitute a “significant modification” of the subject Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b)(2), would not cause any Mortgage Loan or Companion Loan to cease to be treated as “principally secured by an interest in real property” (within the meaning of Treasury Regulations Section 1.860G-2(b)(7)) and would not otherwise constitute an Adverse REMIC Event with respect to any of REMIC I, REMIC II or REMIC III, and (b) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral will be solely based on the real property included therein and exclude personal property and going concern value, if any.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the Mortgage Loans and Loan Combinations must be in writing. Each of the Master Servicer and the Special Servicer must deliver to the Certificate Administrator for deposit in the related Mortgage File, an original counterpart of the agreement relating to a modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with a

Serviced Loan Combination, at least five business days after the time period provided for in the related intercreditor agreement) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent will be deemed to have been granted. If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

With respect to the Non-Serviced Mortgage Loan, the Non-Serviced Mortgage Loan will be subject to the provisions of the pooling and servicing agreement related to such securitization in respect of modifications that are expected to be materially consistent with the provisions set forth above. See “—Servicing of the Loan Combinations” in this prospectus supplement.

“Material Action” means, for any Serviced Mortgage Loan or Serviced Companion Loan, any of the following actions:

1.	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Loan Combination or any extension of the maturity date of a Mortgage Loan or Loan Combination;

3.	following a default or an event of default with respect to a Mortgage Loan or Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Loan Combination or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.	any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.	any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

7.	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Loan Combination or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.	any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

9.	any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.

any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a Mortgage Loan or Loan Combination for which the lender is required to consent or approve such changes under the Mortgage Loan documents);

11.	releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

12.	any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Loan Combination other than pursuant to the specific terms of such Mortgage Loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.	any determination by the Master Servicer to transfer a Mortgage Loan or Loan Combination to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the mortgaged property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Mortgage Loan.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The “Majority Subordinate Certificateholder” will be the Holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Class E, Class F and Class G Certificates that has an aggregate Certificate Principal Balance (as reduced by any Appraisal Reduction Amounts allocable to such Class) that is at least equal to 25% of its total initial Certificate Principal Balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Class E, Class F and Class G Certificates that has an aggregate Certificate Principal Balance (without regard to Appraisal Reduction Amounts) that is at least equal to 25% of its total initial Certificate Principal Balance.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to act as or appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor. Any such waiver will remain effective with respect to such holder and such Class of Certificates until such time as that Majority Subordinate Certificateholder has (i) sold or transferred a majority of the Class E Certificates (by Certificate Principal Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Trust Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates (such sale and certification, a “Class E Transfer”). Following any such Class E Transfer, the successor Majority Subordinate Certificateholder will again have the rights of the Majority Subordinate Certificateholder as described in this prospectus supplement without regard to any prior waiver by the predecessor Majority Subordinate Certificateholder. The successor Majority Subordinate Certificateholder will also have the right to irrevocably waive its right to appoint a Subordinate Class Representative or to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of any of the rights of the Subordinate Class Representative. No successor Majority Subordinate Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to the Class E Transfer that had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such Mortgage Loan becomes a Corrected Mortgage Loan.

Whenever such an “opt-out” by a Majority Subordinate Certificateholder is in effect:

•	a Senior Consultation Period will be deemed to have occurred and continue; and

•

the rights of the Majority Subordinate Certificateholder to appoint a Subordinate Class Representative and the rights of the Subordinate Class Representative will not be operative (notwithstanding whether a Subordinate Control Period or Collective Consultation Period is or would otherwise then be in effect).

A “Subordinate Control Period” will exist as long as the Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to such Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates (unless a Senior Consultation Period is deemed to occur generally or with respect to a particular Mortgage Loan, pursuant to clause (ii) of the definition of “Senior Consultation Period”).

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to the Non-Serviced Mortgage Loan), and appoint itself or an affiliate or another person as the successor Special Servicer. With respect to the Non-Serviced Mortgage Loan, the subordinate class representative with respect to such securitization is expected to be have a right to terminate such Other Special Servicer that is materially consistent with the right described above. See “—Servicing of the Loan Combinations” in this prospectus supplement. It will be a condition to such appointment that Rating Agency Confirmation be obtained. It is anticipated that Eightfold Real Estate Capital Fund II, L.P., or an affiliate, will purchase all the Class E, Class F and Class G Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative. The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”). This right may be exercised at any time and from time to time. The Subordinate Class Representative may resign at any time. The initial Subordinate Class Representative will be Eightfold Real Estate Capital Fund II, L.P. or an affiliate. The Subordinate Class Representative may not be a borrower or an affiliate of a borrower. The provisions summarized below will be subject to the right of certain Majority Subordinate Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to the Non-Serviced Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the Master Servicer has requested approval from the Special Servicer, within any shorter period during which that Special Servicer is initially entitled to withhold consent without being deemed to have approved the action). However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders as a collective whole. Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to the Non-Serviced Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement. During a Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to remove the existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to the Non-Serviced Mortgage Loan). With respect to the Non-Serviced Mortgage Loan, the Subordinate Class Representative will be permitted to request that the subordinate class representative with respect to such securitization consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are expected to be materially consistent with the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

A “Collective Consultation Period” will exist as long as both (i) the aggregate Certificate Principal Balance of the Class E Certificates (as reduced by any Appraisal Reduction Amounts allocable to that Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates and (ii) the aggregate Certificate Principal Balance of the Class E Certificates (without regard to any Appraisal Reduction Amounts allocable to that Class) is at least 25% of the initial Certificate Principal Balance of the Class E Certificates (unless a Senior Consultation Period is deemed to occur generally or with respect to a particular Mortgage Loan, pursuant to clause (ii) of the definition of “Senior Consultation Period”).

A “Senior Consultation Period” will exist as long as either (i) the Certificate Principal Balance of the Class E Certificates (without regard to the allocation of any Appraisal Reduction Amounts to such Class) is less than 25% of the initial Certificate Principal Balance of the Class E Certificates or (ii) the then-Majority Subordinate Certificateholder (during such time as the Class E Certificates are the most subordinate Class among the Control-Eligible Certificates that have a Certificate Principal Balance (without regard to the allocation of any Appraisal Reduction Amounts) equal to at least 25% of its initial Certificate Principal Balance) has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Senior Consultation Period will be deemed to exist with respect to any Mortgage Loan that became a Specially Serviced Mortgage Loan prior to a Class E Transfer and had not also become a Corrected Mortgage Loan prior to such Class E Transfer until such time as such Mortgage Loan becomes a Corrected Mortgage Loan; provided further that with respect to the Non-Serviced Mortgage Loan, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to the Non-Serviced Mortgage Loan). During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove the existing Special Servicer. With respect to the Non-Serviced Mortgage Loan, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have no effect on the rights of the subordinate class representative with respect to such other securitization.

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

•	require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, Loan Combination or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•

expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Companion Loan included in either Loan Combination that we describe in this prospectus supplement.

With respect to the Non-Serviced Mortgage Loan, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization. See “—Servicing of the Loan Combinations” in this prospectus supplement.

When reviewing this “The Pooling and Servicing Agreement” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

Liability to Borrowers. In general, any and all expenses of the Subordinate Class Representative are to be borne by the Holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund. However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of Holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the Holders of the Class E, Class F and/or Class G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the Holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the Holders of the Class E, Class F and/or Class G Certificates over the interests of the Holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph. With respect to the Non-Serviced Mortgage Loan, we anticipate that substantially similar provisions will apply with respect to the subordinate class representative under such other securitization. See “—Servicing of the Loan Combinations” in this prospectus supplement.

The Trust Advisor

General. The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust. During a Collective Consultation Period or Senior Consultation Period, the Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of and report regarding the Special Servicer delivered to the Certificate Administrator. The review and report generally will be based on: (a) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (b) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult with the Special Servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard. The Trust Advisor will have no liability to any Certificateholders, or any particular Certificateholder, or any particular Companion Loan holder or owner, for actions taken or not taken under the Pooling and Servicing Agreement. No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement. The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Risks Related to the Offered Certificates—Your Lack of Control Over the Trust and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” above. For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

Notwithstanding any contrary provision described herein, the Trust Advisor will have no duty with respect to the One South Wacker Drive Mortgage Loan or the related Companion Loan or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to the One South Wacker Drive Mortgage Loan.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of, (1) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (2) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer, and (b) during a Senior Consultation Period, in addition to the applicable information described above, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be provided to the

Certificate Administrator for the benefit of the Certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans and with respect to each Final Asset Status Report during the prior calendar year; provided, however, that during any Subordinate Control Period, such assessment will relate solely to Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued. No annual report or Trust Advisor meeting with the Special Servicer will be required with respect to any calendar year in which no asset status report is prepared in connection with any Specially Serviced Mortgage Loan or REO Property. The Trust Advisor will provide the Master Servicer, the Special Servicer and the Subordinate Class Representative and each Companion Loan holder with a copy of such annual report. Each of the Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report produced by the Trust Advisor at least ten days prior to the delivery thereof to the Certificate Administrator. In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment. Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

The form of annual report is attached to this prospectus supplement as Annex G. In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement. During such annual meeting, the Trust Advisor will discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and may discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing they are in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans. The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer. The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform-level information for each annual meeting.

Subordinate Control Period. With respect to all Mortgage Loans (other than the Non-Serviced Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be very limited and generally will not involve an assessment of any actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report. The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then Holders of the Control-Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement and to the trustee or certificate administrator, if any, appointed for the benefit of a Companion Loan holder or under a Privileged Information exception, to the extent expressly required by the Pooling and Servicing Agreement and under the circumstances described in the following sentence. If the Trust Advisor, the Trust Advisor’s subcontractors or the Trust Advisor’s affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer) receives any Privileged Information from the Trust Advisor or its affiliates and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, but the Trust Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative. The Trust Advisor will be required to provide comments to the

Special Servicer in respect of the asset status reports, if any, within ten business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Holders of Control-Eligible Certificates and any related Companion Loan holder), as a collective whole. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Material Actions (regardless of whether such Material Actions are covered by an asset status report). Any such consultation during a Collective Consultation Period will be in addition to any consultation with the Subordinate Class Representative. Notwithstanding the provision described in the preceding sentence or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, and the Trust Advisor will not be required, in connection with any Trust Advisor annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative. The Special Servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders and any related Companion Loan holder as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or Loan Combination or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Fees. The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than the Non-Serviced Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The Trust Advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Indemnification of the Trust Advisor and Related Persons. The Trust Advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” above.

Certain Restrictions on the Trust Advisor and Its Affiliates. The Pooling and Servicing Agreement will prohibit the Trust Advisor from making any principal investment in any Certificate or interest therein; provided, however, that such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate of the Trust Advisor or (ii) pursuant to investments by an affiliate of the Trust Advisor if the Trust Advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the Trust Advisor under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the Trust Fund and the Trust Advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, the Pooling and Servicing Agreement will impose an obligation on the Trust Advisor not, and to cause its affiliates not, to enter into any transaction as a result of which (i) the Special Servicer or any affiliate thereof would be obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof in connection with the Pooling and Servicing Agreement (other than compensation to which the Trust Advisor is entitled under the Pooling and Servicing Agreement) (x) in connection with the Trust Advisor’s obligations under the Pooling and Servicing Agreement or (y) in consideration of the appointment or continuation of such person or entity as the Special Servicer, (ii) the Special Servicer would be entitled to receive any compensation from the Trust Advisor in connection with the Pooling and Servicing Agreement or (iii) the Special Servicer would be entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment or continuation of such person or entity as Special Servicer under the Pooling and Servicing Agreement unless, in the case of each provision described in the foregoing clauses (i) through (iii), the transaction is approved by Certificateholders representing 100% of the Voting Rights.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of Holders of Certificates evidencing not less than 25% of the aggregate Certificate Principal Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Trust Advisor with a replacement Trust Advisor selected by such Certificateholders, (ii) payment by such requesting Holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such Holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency and each hired rating agency for any CMBS backed by a Companion Loan from each Rating Agency that the appointment of such replacement Trust Advisor will not result in a downgrade of the Certificates (which confirmations will be obtained at the expense of such Holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of Holders of at least 75% of the aggregate Certificate Principal Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of Classes to which such Appraisal Reduction Amounts are allocable), the Certificate Administrator will immediately replace the Trust Advisor with the replacement Trust Advisor. If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Principal Balances of the Principal Balance Certificates), the Trustee will, terminate the Trust Advisor. In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement Trust Advisor pursuant to the terms of the Pooling and Servicing Agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement Trust Advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which will be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement Trust Advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement Trust Advisor. The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor). During a Subordinate Control Period, the identity of the replacement Trust Advisor will be subject to the reasonable approval of the Subordinate Class Representative.

Any replacement Trust Advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than the Non-Serviced Mortgage Loan), the Special Servicer must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

•

a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related Mortgaged Property or properties;

•	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

•	the Appraised Value of the related Mortgaged Property or properties, together with the assumptions used in the calculation thereof; and

•	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website). During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders. In the event that, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative. Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period referenced above if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such ten business day period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative. The foregoing does not relieve the Special Servicer of its duties to comply with the Servicing Standard.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator. Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report will be considered to be a Final Asset

Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor. Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” above.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

•

require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•

expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

With respect to the Non-Serviced Loan Combination, the related Non-Serviced Mortgage Loan will be subject to the provisions of the related pooling and servicing agreement, which may provide for the production, delivery and review of asset status reports by the related subordinate class representative and any related Other Trust Advisor for the Non-Serviced Loan Combination by the Other Special Servicer under such agreement that are expected to be materially consistent with the provisions set forth above. See “—Servicing of the Loan Combinations” in this prospectus supplement.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to, and prior to, Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer will not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered Holders or from those parties that cannot receive such statement electronically, provide by first Class mail, on each distribution date to each registered Holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the depositor, a report (a “Distribution Date

Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the Holders of each Class of Principal Balance Certificates in reduction of the Certificate Principal Balance of the Certificates;

2.	the amount of the distribution on the distribution date to the Holders of each Class of interest-bearing Certificates allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of P&I Advances made in respect of the Mortgage Pool for the distribution date;

4.	the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate Stated Principal Balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.	the number and aggregate Stated Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the amount of the distribution on the distribution date to the Holders of any Class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

10.	the total interest distributable for each Class of interest-bearing Certificates for the distribution date;

11.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

12.	the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

13.	the total outstanding Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

14.	the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

15.	the number and related Stated Principal Balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

16.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

17.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

18.	the amount of the distribution on the distribution date to the Holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

19.	the aggregate unpaid Stated Principal Balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

20.	with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

21.	with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

22.	the aggregate amount of interest on P&I Advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

23.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

24.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

25.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

26.	a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the depositor;

27.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

28.	the amount of the distribution on the distribution date to the Holders of the Class R Certificates.

On each distribution date, the Certificate Administrator will make available to the general public on the Certificate Administrator’s website a copy of the Distribution Date Statement.

“Certificate Administrator’s Website” means www.ctslink.com.

Book-Entry Certificates. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement for information regarding the ability of Holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Information Available Electronically. The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the

Distribution Date Statements, and the SEC Filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website:

•	The following documents, which must be made available under a tab or heading designated “deal documents”:

(A) the prospectus supplement that relates to the Offered Certificates;

(B) the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto; and

(C) the CREFC loan setup file delivered to the Certificate Administrator;

•

The following documents, which must be made available under a tab or heading designated “SEC filings”: each report on Form 10-D, 10-K or 8-K that has been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

•	The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A) the Distribution Date Statements;

(B) the CREFC Reports (other than the CREFC loan setup file) delivered to the Certificate Administrator; and

(C) the annual reports prepared by the Trust Advisor;

•	The following documents, which must be made available under a tab or heading designated “additional documents”:

(A) summaries of Final Asset Status Reports;

(B) inspection reports; and

(C) appraisals;

•	The following documents, which must be made available under a tab or heading designated “special notices”:

(A) notice of final payment on the Certificates;

(B) notice of termination of the Master Servicer or the Special Servicer;

(C) notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

(D) notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

(E) officer’s Certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F) any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

(G) any Assessment of Compliance delivered to the Certificate Administrator;

(H) any Attestation Reports delivered to the Certificate Administrator;

(I) any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction Amount calculations as described under “The Pooling and Servicing Agreement—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

(J) any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

(K) any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

(L) any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

•	An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

•	An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and other NRSROs will not have access to the Investor Registry.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Sponsors, the Subordinate Class Representative, the Trust Advisor, any “master servicer” under any pooling and servicing agreement related to a Serviced Companion Loan, any person who provides the Certificate Administrator with an Investor Certification and any Rating Agency or other NRSRO that delivers an NRSRO certification to the Certificate Administrator, which Investor Certification and NRSRO certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person. The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, (ii) answering the inquiry would be in violation of applicable law or the loan documents, (iii) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special

Servicer, as applicable, or (iv) answering the inquiry is otherwise not advisable, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and other NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and other NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and other NRSROs through the facilities of a website.

“CREFC” means the Commercial Real Estate Finance Council.

“CREFC Reports” collectively refer to the following electronic files: (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve/LOC report, (xvi) CREFC advance recovery report, and (xvii) CREFC reconciliation of funds report.

Other Information. The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, a manager of a Mortgaged Property or an affiliate of a the foregoing, an agent of a borrower, Rating Agency or another NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan documents):

(A) any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C) the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D) any other information that may be necessary to satisfy the requirements of subsection d(4)(i) of Rule 144A under the Securities Act; and

(E) each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it will be required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-177891). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay the purchase price of the Mortgage Loans included in the Trust.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations” ) promulgated by the U.S. Department of the Treasury. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Elections will be made to treat designated portions of the Issuing Entity as three separate real estate Mortgage investment conduits (“REMIC I”, “REMIC II” and “REMIC III”, respectively, and each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code (the “REMIC Provisions”). REMIC I will hold the Mortgage Loans (exclusive of the Excess Interest), the proceeds of those Mortgage Loans, and any property (including a beneficial interest in real property in the case of the Non-Serviced Loan Combination) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the “REMIC I Regular Interests”) to REMIC II and the uncertificated REMIC I residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC I. REMIC II will hold the REMIC I Regular Interests and will issue several uncertificated classes of regular interests (the “REMIC II Regular Interests” to REMIC III, and the uncertificated REMIC II residual interest, represented by the Class R Certificates, as the sole class of residual interests in REMIC II. REMIC III will hold the REMIC II Regular Interests, and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class X-A, Class X-B, Class B, Class C, Class D, Class E, Class F and Class G Certificates (the “Regular Certificates”) as classes of regular interests in REMIC III and the uncertificated REMIC III residual interest, represented by the Class R Certificates, as the sole class of residual interests in the REMIC III. The Class X-A Certificates will represent seven classes of regular interests in REMIC III, and the Class X-B Certificates will represent two classes of regular interests in REMIC III.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate and timely elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, the Other Pooling and Servicing Agreement and any intercreditor agreement and (3) compliance with applicable changes in the law, including any amendments to the Code or applicable Treasury Regulations, for federal income tax purposes, (a) REMIC I, REMIC II and REMIC III will each qualify as a REMIC, (b) the REMIC I Regular Interests will evidence “regular interests” in REMIC I, the REMIC II Regular Interests will evidence “regular interests” in REMIC II, and the Regular Certificates will evidence the “regular interests” in REMIC III and (c) the Class R Certificates will represent the sole Class of “residual interests” in each REMIC within the meaning of the REMIC Provisions.

In addition, on the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that the portions of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest distribution account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”). Accordingly, the Class V Certificates will evidence undivided beneficial interests in the Grantor Trust.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including any original issue discount (“OID”), if any) on the Offered Certificates will be interest described in Code

Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMICs would be so treated. For the purposes of the foregoing tests, the REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the REMIC qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. The Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties. As of the Cut-off Date, Mortgage Loans representing approximately 2.6% of the Cut-off Date Pool Balance by allocated loan amount are secured by multifamily properties. Investors should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. Mortgage Loans that have been defeased with “government securities” will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute “evidence of indebtedness” within the meaning of Code Section 582(c)(i). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3). See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Status of REMIC Certificates” in the prospectus.

Because they represent regular interests in a REMIC, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that each Mortgage Loan with an Anticipated Repayment Date is assumed to repay in full on that date (the “Prepayment Assumption”). Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Code Section 1272(a)(6). The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

Prepayment premiums or yield maintenance charges actually collected will be distributed among the Holders of the respective Classes of Certificates as described under “Description of the Offered Certificates—Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the Holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the Holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

It is anticipated that for federal income tax purposes each Class of Offered Certificates will be issued at a premium.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX-ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor issued substantially identical individual exemptions to each of RBS Securities Inc. and Wells Fargo Securities, LLC (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by RBS Securities Inc. and Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc. (the “Exemption Rating Agencies”). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Primary Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Issuing Entity and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized Stated Principal Balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the Mortgage Loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings required by the Exemption. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the Issuing Entity meet the following requirements: (1) the Issuing Entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage Loans.

The U.S. Department of Labor has proposed an amendment to the Exemption that would modify the definition of “rating agency” contained in the Exemption. If the amendment is adopted as proposed, one of the results would be the inclusion of KBRA in the definition of “rating agency” in the Exemption, and consequently the inclusion of KBRA in the term “Exemption Rating Agencies” as used herein, in each case as of the date the amendment is published in final form. No assurances can be provided as to whether the amendment will be adopted as proposed or otherwise, or as to the date of adoption. Plan fiduciaries should consult with their advisors regarding the amendment.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute “securities” for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See “ERISA Considerations” in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretative uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a Class of Offered Certificates by an NRSRO to less than “investment grade” (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity, market value and regulatory characteristics of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions. See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
RBS Securities Inc.	$24,337,707	$104,078,520	$17,490,053	$37,371,907	$156,123,760
Wells Fargo Securities, LLC	40,785,293	174,415,480	29,309,947	62,628,093	261,633,240
Citigroup Global Markets Inc.	0	0	0	0	0

Total	$65,123,000	$278,494,000	$46,800,000	$100,000,000	$417,757,000

Underwriter	Class A-SB	Class A-S	Class B	Class C
RBS Securities Inc.	$36,345,675	$50,323,516	$34,890,787	$22,142,108
Wells Fargo Securities, LLC	60,908,325	84,332,484	58,470,213	37,105,892
Citigroup Global Markets Inc.	0	0	0	0

Total	$97,254,000	$134,656,000	$93,361,000	$59,248,000

RBS Securities Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. are the underwriters of this offering. RBS Securities Inc. is acting as sole bookrunning manager with respect to 37.4% of each Class of Offered Certificates and Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 62.6% of each Class of Offered Certificates. RBS Securities Inc. and Wells Fargo Securities, LLC will act as co-lead and co-bookrunning managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased. We expect to receive from this offering approximately $1,329,496,715 in sale proceeds, plus accrued interest on the Offered Certificates from and including February 1, 2013, before deducting expenses payable by us of approximately $5 million.

The underwriters have advised us that they will offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment for the Offered Certificates on or about February 12, 2013.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The Depositor and The Royal Bank of Scotland plc have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any such secondary market may be terminated at any time.

RBS Securities Inc., one of the underwriters, is an affiliate of the Depositor and The Royal Bank of Scotland, a Mortgage Loan Seller, Sponsor and Originator. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, a Mortgage Loan Seller, Sponsor and Originator, as well as the Master Servicer, Certificate Administrator, tax administrator, Certificate Registrar and Custodian.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of RBS Securities Inc. and Wells Fargo Securities, LLC, which are two of the underwriters and are the co-lead managers and co-bookrunners for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of RBS Securities Inc., of the purchase price for the Offered Certificates and the following payments: (i) the payment by the depositor to The Royal Bank of Scotland, an affiliate of RBS Securities Inc., in that affiliate’s capacity as mortgage loan seller, of the purchase price for the mortgage loans to be sold to the depositor by The Royal Bank of Scotland; (ii) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the mortgage loans to be sold to the depositor by Wells Fargo Bank; (iii) the payment by Liberty Island Group I LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Liberty Island Group I LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by Liberty Island Group I LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Liberty Island Group I LLC in connection with the sale of those mortgage loans to the depositor by Liberty Island Group I LLC; (iv) the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to C-III Commercial Mortgage LLC in connection with the sale of those mortgage loans to the depositor by C-III Commercial Mortgage LLC; and (v) the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by Basis Real Estate Capital II, LLC under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Basis Real Estate Capital II, LLC in connection with the sale of those mortgage loans to the depositor by Basis Real Estate Capital II, LLC.

As result of the circumstances described above, RBS Securities Inc. and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See the immediately preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors— Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “Transaction Parties—The Sponsors” and “—The Originators” and “—Affiliations and Certain Relationships” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham  & Taft LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Colorado and North Carolina, and representing approximately 17.0% and 12.9%, respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Colorado. Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee. Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently. As a result, the process described below relates only to mortgage loans secured by a deed of trust to the public trustee. Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county in which the property is located a notice of election and demand for sale. Within ten (10) working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five (5) consecutive weeks. During the publication period a summary proceeding is brought in the district court to obtain an order authorizing sale from the court. The issues before the court are generally limited to whether a default has occurred under the indebtedness or the security instrument and any other issues required to be examined pursuant to the Servicemembers Civil Relief Act. A court order authorizing the sale is a prerequisite to the public trustee’s sale. Under Colorado law the borrower, a guarantor or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen (15) days prior to the scheduled foreclosure sale. At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender. An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee’s deed, typically takes approximately one hundred ten (110) to one hundred twenty-five (125) days to complete for non-agricultural property and approximately two hundred fifteen (215) to two hundred thirty (230) days to complete for agricultural property. Neither the owner, nor any other person who is liable for a deficiency, has any redemption period following the foreclosure sale. However, a holder of a lien that is junior to the one being foreclosed, if any, does have a redemption period following the foreclosure sale. The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid. Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at the regular rate specified. In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.

North Carolina. Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

Other Aspects. Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade credit ratings from each of the Rating Agencies.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on the Offered Certificates addresses the likelihood of the timely receipt by their Holders of interest and, except in the case of a Class of interest-only Certificates, the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. A rating takes into consideration the credit quality of the related pool of Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make payments required under the Offered Certificates. A securities rating on the Offered Certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related Mortgage Loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of the related Mortgage Loans, the tax attributes of the Offered Certificates or of the Issuing Entity, the allocation of prepayment interest shortfalls, or whether any compensating interest payments will be made or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or permitted charges. See “Risk Factors” in this prospectus supplement. In addition, a securities rating on the Offered Certificates does not represent an assessment of the yield to maturity that investors may experience. The “Rated Final Distribution Date” for each Class of Offered Certificates will be the distribution date in March 2045.

In addition, any ratings downgrade of any Class of Offered Certificates below an investment grade rating by the Rating Agencies could adversely affect the ability of a benefit plan or other investor to purchase or retain, or the regulatory characteristics of, those Offered Certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Other NRSROs that we have not hired to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the Rating Agencies. The issuance of unsolicited ratings on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to the Rating Agencies and certain other NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor hired the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the Depositor selected the other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to an agreement or a subscription agreement between the Depositor and/or subscribers and the respective Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

Ratings on the Offered Certificates may be lowered, qualified or withdrawn at any time. A rating is based on each Rating Agency’s independent evaluation of the Mortgage Loans and the availability of any credit enhancement for the Offered Certificates. A rating, or a change or withdrawal of a rating, by one Rating Agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other Rating Agency. See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

INDEX OF SIGNIFICANT DEFINITIONS

Page
2010 PD Amending Directive	vii
2011 Wells CMS Assessment	S-203
2011 Wells Corporate Trust Assessment	S-200
Acceptable Insurance Default	S-306
Acting General Counsel’s Opinion	S-102
Actual/360	D-1
Actual/360 Basis	S-139
Additional Servicer	S-294
Additional Trust Fund Expense	S-227
Administrative Fee Rate	S-216
ADR	D-1
Adverse REMIC Event	S-157
ALTA	S-171
Anticipated Repayment Date	S-149
Appraisal Reduction Amount	S-289
Appraisal Trigger Event	S-291
Appraisal-Reduced Interest Amount	S-225
Appraised Value	D-1
ARD Loans	S-149
Article 122a	S-53
Assessment of Compliance	S-295
Assumption Application Fees	S-277
Assumption Fees	S-277
ASTs	S-129
Attestation Report	S-295
Authorized Collection Account Withdrawal	S-267
Available Distribution Amount	S-221
Balloon Payment	D-1
Bankruptcy Code	S-51
Base Interest Fraction	S-222
Basis	S-189
Basis Data Tape	S-194
Basis Deal Team	S-194
Basis Investment	S-189
Basis Mortgage Loans	S-189
Basis Real Estate Capital	S-188
B-Piece Buyer	S-98
C3CM	S-174
C3CM Mortgage Loans	S-174
C3MF	S-175
Cash Flow Analysis	D-2
Certificate Administrator	S-199
Certificate Administrator’s Website	S-334
Certificate Owners	S-240
Certificate Principal Balance	S-211
Certificate Registrar	S-239
Certificateholder	S-230
Certificates	S-210
C-III Capital Group	S-174
C-III Parent	S-174

Page
City of Manhattan Mortgage Loan	S-127
Class	S-210
Class A-SB Planned Principal Balance	S-219
Class E Transfer	S-321
Clearstream	S-43, S-239
Clearstream Participants	S-240
Closing Date	S-107
CMBS	S-50
Code	S-44
Collection Account	S-267
Collective Consultation Period	S-323
Companion Loan	S-116
Companion Loan Collection Account	S-267
Concord Mills Companion Loan	S-119
Concord Mills Controlling Note Holder	S-120
Concord Mills Intercreditor Agreement	S-119
Concord Mills Loan Combination	S-119
Concord Mills Mortgage Loan	S-119
Concord Mills Mortgaged Property	S-119
Concord Mills Non-Controlling Note Holder	S-121
Concord Mills Noteholders	S-119
Control-Eligible Certificates	S-217
Corrected Mortgage Loan	S-263
CPR	S-250
CRE Loans	S-165
CREFC	S-337
CREFC Reports	S-337
Custodian	S-152
Cut-off Date	S-106
Cut-off Date Loan-to-Value Ratio	D-3
Cut-off Date LTV Ratio	D-3
Cut-off Date Pool Balance	S-106
Cut-off Date Principal Balance	S-106
D(#)	D-1
D(#) or @%	D-2
Debt Service Coverage Ratio	D-3
Default Interest	S-156
Defaulted Mortgage Loan	S-217
Defeasance Deposit	S-143
Defeasance Loans	S-143
Defeasance Lock-Out Period	S-143
Defeasance Option	S-143
Definitive Certificate	S-238
Demand Entities	S-166
Depositor	S-107, S-196
Depositories	S-239
Designated Sub-Servicer	S-294
Designated Trust Advisor Expenses	S-230
Dexia	S-166
Disclosable Special Servicer Fees	S-276

Discount Rate	S-222
Distribution Account	S-269
Distribution Date Statement	S-333
DSCR	D-3
DTC	S-43, S-238
DTC Participants	S-239
Due Date	S-139
EDGAR	S-338
EEA	S-53
Effective Gross Income	D-2
Encino Courtyard Mezzanine Loan	S-126
Encino Courtyard Mortgage Loan	S-126
ERISA	S-341
ERISA Plan	S-341
Euroclear	S-43, S-239
Euroclear Operator	S-241
Euroclear Participants	S-241
Excess Interest	S-211
Excess Liquidation Proceeds	S-272
Excess Liquidation Proceeds Account	S-272
Exchange Act	S-127, S-239
Excluded Plan	S-342
Exemption	S-341
Exemption Rating Agencies	S-342
FDIC	S-102
FIEL	viii
Final Asset Status Report	S-331
Fitch	S-202
FLSA	S-132
Forgivable Note	S-125
Form 8-K	S-158
FSMA	viii
Grantor Trust	S-45, S-339
GRTR of @% or YM(#)	D-2
High Net Worth Companies, Unincorporated Associations, etc	viii
Holder	S-230
Indirect Participants	S-239
Initial Rate	S-149
Interest Reserve Account	S-271
Interested Person	S-316
Investor Certification	S-231
Investor Q&A Forum	S-336
Investor Registry	S-336
IRS	S-45
Issuing Entity	S-106, S-197
JEMB	S-189
KBRA	S-207
L(#)	D-1
Largest Tenant	D-4
Largest Tenant Lease Expiration Date	D-4
Liberty Island	S-182
Liberty Island Data Tape	S-187
Liberty Island Deal Team	S-187
Liberty Island Mortgage Loans	S-183
Liberty Island’s Parent	S-182

Loan Combination	S-116
Loan Per Unit	D-4
Lock-out Period	D-4
Loss of Value Payment	S-156
Loss of Value Reserve Fund	S-272
LTV Ratio at Maturity	D-4
LUST	S-131
Majority Subordinate Certificateholder	S-321
Manhattan Hilton Mortgage Loan	S-127
Master Servicer	S-200
Material Action	S-320
Maturity Date Balloon Payment	D-1
Midland	S-203
Minot Hotel Portfolio Mezzanine Loan	S-126
Minot Hotel Portfolio Mortgage Loan	S-126
Modification Fees	S-277
Moody’s	S-202
Morningstar	S-202
Mortgage	S-106
Mortgage File	S-152
Mortgage File Checklist	S-155
Mortgage Loan Purchase Agreement	S-152
Mortgage Loan Schedule	S-259
Mortgage Loan Sellers	S-107, S-158
Mortgage Loans	S-106
Mortgage Note	S-106
Mortgage Pass-Through Rate	S-215
Mortgage Pool	S-106
Mortgaged Property	S-106
Most Recent NOI	D-4
Net Aggregate Prepayment Interest Shortfall	S-213
Non-Serviced Companion Loan	S-116
Non-Serviced Loan Combination	S-116
Non-Serviced Mortgage Loan	S-116
Northstar	S-128
Notional Amount	S-211
NRSROs	S-127
O(#)	D-1
OCC	S-158
Occupancy Rate	D-5
Offered Certificates	S-210
Offsetting Modification Fees	S-277
OID	S-339
OID Regulations	S-340
OLA	S-102
One South Wacker Drive Mortgaged Property	S-122
One South Wacker Drive Companion Loan	S-122
One South Wacker Drive Controlling Note Holder	S-123
One South Wacker Drive Intercreditor Agreement	S-122
One South Wacker Drive Loan Combination	S-122

One South Wacker Drive Mortgage Loan	S-122
One South Wacker Drive Non-Controlling Note Holder	S-124
One South Wacker Drive Noteholders	S-122
One South Wacker Drive Pooling and Servicing Agreement	S-122
One South Wacker Drive Securitization Date	S-122
Originator	S-166
Originators	S-107, S-197
Other Certificate Administrator	S-242
Other Master Servicer	S-264
Other Pooling and Servicing Agreement	S-264
Other Special Servicer	S-265
Other Trust Advisor	S-265
Other Trustee	S-244
P&I Advance	S-231
Pads	D-9
PAR	S-183, S-205
Participants	S-239
PCR	S-170
Permitted Investments	S-270
Permitted Special Servicer/Affiliate Fees	S-277
PL	S-138, S-162
Plan	S-341
PMCC	S-182, S-205
PML	S-138, S-162, S-178, S-185
Pooling and Servicing Agreement	S-258
Prepayment Assumption	S-340
Prepayment Interest Excess	S-213
Prepayment Interest Shortfall	S-213
Prepayment Premium	S-222
Prepayment Provisions	D-1
Principal Balance Certificates	S-211
Principal Distribution Amount	S-216, S-217
Privileged Information	S-326
Privileged Person	S-336
Prohibited Party	S-243
Prospectus Directive	vii
Purchase Price	S-155
PWP	S-182
Qualified Insurer	S-307
Qualified Replacement Special Servicer	S-302
Rated Final Distribution Date	S-347
Rating Agencies	S-127
Rating Agency Confirmation	S-293
REA	S-65
Realized Losses	S-229
Recovered Interest Amounts	S-214
Regular Certificates	S-339
Regulation AB	S-152, S-200
Release Date	S-143
Relevant Member State	vii
Relevant Persons	viii
Remaining Term to Maturity	D-5

REMIC	S-339
REMIC I	S-339
REMIC I Regular Interests	S-339
REMIC II	S-339
REMIC II Regular Interests	S-339
REMIC III	S-339
REMIC Provisions	S-339
REMIC Regulations	S-339
REO Account	S-210
REO Companion Mortgage Loan	S-264
REO Mortgage Loan	S-264
REO Property	S-210
Repayable Note	S-125
Republic Plaza Companion Loan	S-116
Republic Plaza Controlling Note Holder	S-118
Republic Plaza Intercreditor Agreement	S-116
Republic Plaza Loan Combination	S-116
Republic Plaza Mortgage Loan	S-116
Republic Plaza Mortgaged Property	S-116
Republic Plaza Non-Controlling Note Holder	S-118
Republic Plaza Noteholders	S-116
Requesting Party	S-292
Required Claims-Paying Ratings	S-307
Responsible Repurchase Party	S-58, S-156
Restricted Group	S-342
Revised Rate	S-149
RevPAR	D-5
RHP Western	S-128
RMBS	S-200
Rooms	D-9
Rule 15Ga-1	S-173
Rule 17g-5	S-233
Rule 17g-5 Information Provider	S-293
Rule 17g-5 Information Provider’s Website	S-294
Rules	S-240
S&P	S-202
Sandy Shops Mortgaged Property	S-145
SEC	S-158
Securities Act	S-152, S-200
SEL	S-138, S-162, S-185
Senior Consultation Period	S-323
Serviced Companion Loan	S-116
Serviced Loan Combination	S-116
Serviced Mortgage Loan	S-116
Servicer Termination Events	S-298
Servicing Advances	S-223
Servicing Function Participant	S-294
Servicing Standard	S-260
Servicing Transfer Event	S-262
Similar Law	S-341
Simon Property	S-131
Single-Purpose Entity	E-1-12
Special Servicer	S-203
Specially Serviced Mortgage Loan	S-262

Sponsors	S-107, S-158
St. Helen Shops Mortgaged Property	S-145
Stated Principal Balance	D-5
static pool data	S-64
Structuring Assumptions	D-5
Subordinate Class Representative	S-322
Subordinate Control Period	S-322
Sub-Servicing Entity	S-300
Terms and Conditions	S-241
The Royal Bank of Scotland	S-167
The Royal Bank of Scotland Data Tape	S-172
The Royal Bank of Scotland Deal Team	S-171
Third Party Report	S-107
TIA	S-308
TIA Applicability Determination	S-308
Total Expenses	D-2
Trailing 12 NOI	D-4
Tranche A	S-128
Tranche B	S-128
Trimont	S-207
TRIPRA	S-90
trust	S-3
Trust Advisor	S-207
Trust Advisor Expenses	S-229, S-285
trust fund	S-3
Trust Fund	S-106
Trustee	S-198
U.S. Bank	S-198
U/W DSCR	D-3
U/W NCF	D-7
U/W NCF Debt Yield	D-8
U/W NOI	D-8
U/W NOI Debt Yield	D-9
UCC	S-203

Underwriter Entities	S-94
Underwritten Debt Service Coverage Ratio	D-3
Underwritten DSCR	D-3
Underwritten NCF	D-7
Underwritten NCF Debt Yield	D-8
Underwritten Net Cash Flow	D-7
Underwritten Net Operating Income	D-8
Underwritten NOI	D-8
Underwritten NOI Debt Yield	D-9
Unicco	S-131
Units	D-9
UST’s	S-130
USTs	S-129
Voting Rights	S-230
WAC	S-2
WAC minus 0.056%	S-1
WAC Rate	S-215
Wachovia	S-200
Wachovia Bank	S-158
Weighted Average Mortgage Loan Rate	D-9
Wells Fargo Bank	S-158, S-199
Wells Fargo Bank Data Tape	S-164
Wells Fargo Bank Deal Team	S-164
WFRBS 2012-C10 Pooling and Servicing Agreement	S-117
Workout Fee Projected Amount	S-275
Yield Maintenance Charge	S-223
Yield Maintenance Discount Rate	S-143
YM Group A	S-222
YM Group B	S-222
YM Groups	S-222
YM(#)	D-2

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

AND MORTGAGED PROPERTIES

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type
1	Republic Plaza	WFB		370 17th Street; 303 16th Street; 400 15th Street	Denver	CO	80202	Office	CBD
2	Concord Mills	RBS		8111 Concord Mills Boulevard	Concord	NC	28027	Retail	Regional Mall
3	RHP Portfolio I	RBS		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community
3.01	Harmony Road	RBS		2500 East Harmony Road	Fort Collins	CO	80528	Manufactured Housing Community	Manufactured Housing Community
3.02	The Meadows	RBS		14470 East 13th Avenue	Aurora	CO	80011	Manufactured Housing Community	Manufactured Housing Community
3.03	Mountainside Estates	RBS		17190 Mount Vernon Road	Golden	CO	80401	Manufactured Housing Community	Manufactured Housing Community
3.04	Eastview	RBS		601 El Camino Road	Gillette	WY	82716	Manufactured Housing Community	Manufactured Housing Community
3.05	Sheridan	RBS		5305 North Sheridan Boulevard	Arvada	CO	80002	Manufactured Housing Community	Manufactured Housing Community
3.06	Countryside of Greeley	RBS		2036 1st Avenue	Greeley	CO	80631	Manufactured Housing Community	Manufactured Housing Community
3.07	Westview	RBS		3201 Echeta Road	Gillette	WY	82716	Manufactured Housing Community	Manufactured Housing Community
3.08	Loveland	RBS		4105 North Garfield Avenue	Loveland	CO	80538	Manufactured Housing Community	Manufactured Housing Community
3.09	Terrace	RBS		351 North Forest Drive	Casper	WY	82609	Manufactured Housing Community	Manufactured Housing Community
3.10	Highview	RBS		4901 South Douglas Highway	Gillette	WY	82716	Manufactured Housing Community	Manufactured Housing Community
3.11	Cimmaron	RBS		300 East Prosser Road	Cheyenne	WY	82007	Manufactured Housing Community	Manufactured Housing Community
3.12	Castle Acres	RBS		1713 West US Highway 50	O’Fallon	IL	62269	Manufactured Housing Community	Manufactured Housing Community
3.13	Enchanted Village	RBS		246 Wonderland Drive	Alton	IL	62002	Manufactured Housing Community	Manufactured Housing Community
3.14	Shady Lane	RBS		6791 Highway 2	Commerce City	CO	80022	Manufactured Housing Community	Manufactured Housing Community
3.15	Northern Hills	RBS		1901 West Shady Grove Road	Springdale	AR	72764	Manufactured Housing Community	Manufactured Housing Community
3.16	Terrace II	RBS		350 North Forest Drive	Casper	WY	82609	Manufactured Housing Community	Manufactured Housing Community
3.17	Western Park	RBS		2575 West 6th Street	Springdale	AR	72704	Manufactured Housing Community	Manufactured Housing Community
3.18	Plainview	RBS		3650 Harvey Place	Casper	WY	82601	Manufactured Housing Community	Manufactured Housing Community
4	515 Madison Avenue	WFB		515 Madison Avenue	New York	NY	10022	Office	CBD
5	Brennan Industrial Portfolio II	RBS		Various	Various	Various	Various	Various	Various
5.01	Kraco	RBS		2411 and 2415 North Santa Fe Avenue; 419, 439, 505, 507, 514, 520, 531, and 537 East Euclid Avenue; and 430 East Carlin Avenue	Compton	CA	90222	Industrial	Flex
5.02	Wincup - Arizona	RBS		7980 West Buckeye Road	Tolleson	AZ	85043	Industrial	Flex
5.03	World’s Finest Chocolate	RBS		4801 South Lawndale Avenue	Chicago	IL	60632	Industrial	Flex
5.04	Oracle - Polo	RBS		220 Polo Road	Winston-Salem	NC	27105	Industrial	Flex
5.05	Plaid - Decatur	RBS		2331 Mellon Court	Decatur	GA	30035	Industrial	Flex
5.06	Northwest Mailing	RBS		5401-5501 West Grand Avenue	Chicago	IL	60639	Industrial	Flex
5.07	Wincup - Georgia	RBS		4600-4680 Lewis Road	Stone Mountain	GA	30083	Industrial	Flex
5.08	Universal Pool - Armory	RBS		300 West Armory Drive	South Holland	IL	60473	Industrial	Flex
5.09	Plaid - Norcross	RBS		3225 Westech Drive	Norcross	GA	30092	Office	Suburban
5.10	Angstrom Graphics	RBS		4437 East 49th Street	Cleveland	OH	44125	Industrial	Flex
5.11	Lyons	RBS		11301 and 11401 Electron Drive	Louisville	KY	40299	Industrial	Flex
5.12	Fitz Manufacturing	RBS		6625 Iron Horse Boulevard	North Richland Hills	TX	76180	Industrial	Flex
5.13	Phillips & Temro	RBS		9700 West 74th Street	Eden Prairie	MN	55344	Industrial	Flex
5.14	Aramsco	RBS		1480 Grandview Avenue	Thorofare	NJ	08066	Industrial	Flex
5.15	M.P. Pumps	RBS		34800 Bennett Drive	Fraser	MI	48026	Industrial	Flex
5.16	Microfinish	RBS		4001 Gratiot Street	St. Louis	MO	63110	Industrial	Flex
5.17	Shale Inland	RBS		9500, 9521, 9545-9555 Ainslie Street & 9550 Kelvin Lane	Schiller Park	IL	60176	Industrial	Flex
5.18	Universal Pool - 166th St	RBS		2 West 166th Street	South Holland	IL	60473	Industrial	Flex
5.19	Sitel	RBS		1417 North Magnolia Avenue	Ocala	FL	34475	Office	Suburban
6	One South Wacker Drive	WFB		One South Wacker Drive	Chicago	IL	60606	Office	CBD
7	Encana Oil & Gas	WFB		5851 Legacy Circle	Plano	TX	75024	Office	Suburban
8	Salt Lake City FBI Building	RBS		5425 West Amelia Earhart Drive	Salt Lake City	UT	84116	Office	Suburban
9	Starwood Capital Hotel Portfolio II	WFB		Various	Various	Various	Various	Hospitality	Various
9.01	Residence Inn - Williamsburg	WFB		1648 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service
9.02	Hilton Garden Inn - Edison	WFB		50 Raritan Center Parkway	Edison	NJ	08837	Hospitality	Full Service
9.03	Holiday Inn - Norwich	WFB		10 Laura Boulevard	Norwich	CT	06360	Hospitality	Full Service
9.04	Hampton Inn - Carlisle	WFB		1164 Harrisburg Pike	Carlisle	PA	17013	Hospitality	Limited Service
9.05	Springhill Suites - Williamsburg	WFB		1644 Richmond Road	Williamsburg	VA	23185	Hospitality	Limited Service
9.06	Fairfield Inn - Laurel	WFB		13700 Baltimore Avenue	Laurel	MD	20707	Hospitality	Limited Service
9.07	Hampton Inn - Danville	WFB		97 Old Valley School Road	Danville	PA	17821	Hospitality	Limited Service
9.08	Hampton Inn - Shamokin Dam	WFB		3 Stetler Avenue	Shamokin Dam	PA	17876	Hospitality	Limited Service
10	Holiday Inn National Airport	WFB		2650 Jefferson Davis Highway	Arlington	VA	22202	Hospitality	Full Service
11	Encino Courtyard	RBS		17401 Ventura Boulevard	Encino	CA	91316	Retail	Anchored
12	Doubletree Asheville	RBS		115 Hendersonville Road	Asheville	NC	28803	Hospitality	Full Service
13	Midland Odessa Self Storage Portfolio	WFB		Various	Various	TX	Various	Self Storage	Self Storage
13.01	Loop 250	WFB		2504 North Loop 250 West	Midland	TX	79707	Self Storage	Self Storage
13.02	Grandview	WFB		5306 North Grandview Avenue	Odessa	TX	79762	Self Storage	Self Storage
13.03	Midkiff	WFB		3111 Caldera Boulevard	Midland	TX	79705	Self Storage	Self Storage
13.04	West County Road	WFB		3125 Kermit Highway	Odessa	TX	79764	Self Storage	Self Storage
14	Community Corporate Center	LIG I		445 Hutchinson Avenue	Columbus	OH	43235	Office	Suburban
15	Rivercrest Realty Portfolio	WFB		Various	Various	Various	Various	Retail	Shadow Anchored
15.01	Piedmont Plaza	WFB		165 Walton Drive	Gaffney	SC	29341	Retail	Shadow Anchored
15.02	Peppers Ferry Centre	WFB		7373 Peppers Ferry Boulevard	Radford	VA	24141	Retail	Shadow Anchored
15.03	Tidewater Plaza	WFB		1675 North Howe Street	Southport	NC	28461	Retail	Shadow Anchored
15.04	Boiling Springs Centre	WFB		4000 SC Highway 9	Boiling Springs	SC	29316	Retail	Shadow Anchored
15.05	Garber’s Crossing	WFB		2160 John Wayland Highway	Harrisonburg	VA	22801	Retail	Shadow Anchored
16	Safeguard Self Storage Portfolio	WFB		Various	Various	FL	Various	Self Storage	Self Storage
16.01	Safeguard - Palm Harbor	WFB		31100 US Highway 19 North	Palm Harbor	FL	34684	Self Storage	Self Storage
16.02	Safeguard - St. Petersburg	WFB		2501 22nd Avenue North	Saint Petersburg	FL	33713	Self Storage	Self Storage
16.03	Safeguard - Carrollwood	WFB		3708 West Bearss Avenue	Tampa	FL	33618	Self Storage	Self Storage
17	Minot Hotel Portfolio	RBS		Various	Minot	ND	58701	Hospitality	Various
17.01	Holiday Inn Riverside	RBS		2100 East Burdick Expressway	Minot	ND	58701	Hospitality	Full Service
17.02	Holiday Inn Express	RBS		300 37th Avenue Southwest	Minot	ND	58701	Hospitality	Limited Service
18	Coppertree Apartments	RBS		2202 Fair Oaks Drive	Speedway	IN	46224	Multifamily	Garden
19	Self Storage 1 - West LA	WFB		11820 West Olympic Boulevard	Los Angeles	CA	90064	Self Storage	Self Storage
20	Manteca Marketplace	CIIICM		1223, 1417, 1431, 1453, and 1497 West Yosemite Avenue	Manteca	CA	95337	Retail	Anchored
21	Duda Southeast Retail Portfolio	LIG I		Various	Various	Various	Various	Retail	Single Tenant
21.01	Walgreens - Memphis	LIG I		2145 Union Avenue	Memphis	TN	38104	Retail	Single Tenant
21.02	Christian Brothers Automotive-Grayson	LIG I		2547 Loganville Highway	Grayson	GA	30017	Retail	Single Tenant
21.03	Christian Brothers Automotive- Collierville	LIG I		381 East Poplar Avenue	Collierville	TN	38017	Retail	Single Tenant
21.04	Christian Brothers Automotive- Lake Worth	LIG I		6531 Lake Worth Boulevard	Lake Worth	TX	76135	Retail	Single Tenant
21.05	Christian Brothers Automotive- Schertz	LIG I		205 FM 3009	Schertz	TX	78154	Retail	Single Tenant
21.06	Dollar General - Hazel Green	LIG I		101 Twin Rivers Road	Hazel Green	AL	35750	Retail	Single Tenant
21.07	Dollar General - Hackleburg	LIG I		34939 US Highway 43	Hackleburg	AL	35564	Retail	Single Tenant
21.08	Dollar General - Montgomery	LIG I		1200 West Boulevard	Montgomery	AL	36108	Retail	Single Tenant

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type
21.09	Dollar General - Jonesborough	LIG I		2276 Gray Station Sulpher Springs Road	Jonesborough	TN	37659	Retail	Single Tenant
21.10	Dollar General - Pell City	LIG I		9 Old Drive-In Road	Pell City	AL	35125	Retail	Single Tenant
22	Columbia Square	WFB		1200-1220 North Columbia Center Boulevard; 7500 West Quinalt Avenue	Kennewick	WA	99336	Retail	Anchored
23	Milestone Crossing	LIG I		Southeast Quadrant of Interstate 25 and Founders Parkway	Castle Rock	CO	80104	Retail	Shadow Anchored
24	US Playing Card	WFB		300 Gap Way	Erlanger	KY	41018	Industrial	Warehouse
25	Homewood Suites Ayrsley	RBS		1921 Ayrsley Town Boulevard	Charlotte	NC	28273	Hospitality	Full Service
26	Clipper Mill	WFB		2002, 2010, 2031 and 2081 Clipper Park Road	Baltimore	MD	21211	Mixed Use	Office/ Multifamily/ Retail
27	Weston Southern Exposure Portfolio	WFB		Various	Various	Various	Various	Retail	Shadow Anchored
27.01	Liberty Square Shopping Center	WFB		1587 Liberty Drive	Thomasville	NC	27360	Retail	Shadow Anchored
27.02	Centre at Evans	WFB		4435-4467 Washington Road	Evans	GA	30809	Retail	Shadow Anchored
27.03	Shoppes at Thomson	WFB		2219-2237 Harrison Road	Thomson	GA	30824	Retail	Shadow Anchored
27.04	Roxboro Commons	WFB		1012, 1019, 1021, 1049 Durham Road	Roxboro	NC	27573	Retail	Shadow Anchored
28	Hilton Garden Inn Indianapolis	Basis		6930 Intech Boulevard	Indianapolis	IN	46278	Hospitality	Limited Service
29	Manhattan Hilton Garden Inn & Conference Center	Basis		410 South 3rd Street	Manhattan	KS	66502	Hospitality	Full Service
30	Meadows Building	WFB		5646 Milton Street	Dallas	TX	75206	Office	Suburban
31	First Choice Storage	LIG I		Various	Various	TX	Various	Self Storage	Self Storage
31.01	Buda Storage	LIG I		1001 West Goforth Street	Buda	TX	78610	Self Storage	Self Storage
31.02	Austin Storage	LIG I		10220 Highway 290 West	Austin	TX	78736	Self Storage	Self Storage
31.03	Boern Storage	LIG I		38835 Interstate 10 West	Boerne	TX	78006	Self Storage	Self Storage
31.04	Spring Branch Storage	LIG I		4715 US Highway 281 North	Spring Branch	TX	78070	Self Storage	Self Storage
32	24 Hour Fitness - Livermore	WFB		2650 Kitty Hawk Road	Livermore	CA	94551	Retail	Single Tenant
33	Bridgeworks	RBS		224-238 5th Avenue	San Diego	CA	92101	Retail	Unanchored
34	Home 2 Suites - Baltimore	RBS		8 East Pleasant Street	Baltimore	MD	21202	Hospitality	Limited Service
35	120-160 Pine Street; 100-120 Battery Street	WFB		120-160 Pine Street; 100-120 Battery Street	San Francisco	CA	94111	Mixed Use	Office/Retail
36	County Square Shopping Center	LIG I		508-510 Contra Costa Boulevard	Pleasant Hill	CA	94523	Retail	Anchored
37	Eagle Pond Townhomes	WFB		590 Pheasant Lane; 400 Duck Lane	Walled Lake	MI	48390	Multifamily	Garden
38	Lakes Brand	Basis		1255 Lakes Parkway	Lawrenceville	GA	30043	Office	Suburban
39	Peachtree Plaza	WFB		5150, 5180, 5192 East Kings Canyon Road	Fresno	CA	93727	Retail	Shadow Anchored
40	May Manor MHC	CIIICM		340 North Brunnell Parkway	Lakeland	FL	33815	Manufactured Housing Community	Manufactured Housing Community
41	Hampton Inn Swansboro	CIIICM		215 Old Hammock Road	Swansboro	NC	28584	Hospitality	Limited Service
42	Marketplace at South Mountain	LIG I		2445 East Baseline Road	Phoenix	AZ	85042	Retail	Anchored
43	Hampton Inn & Suites - Peoria	WFB		7806 North Route 91	Peoria	IL	61615	Hospitality	Limited Service
44	Ridgebrook Village & Valley Hills MHC	CIIICM		2737 West Washington Center Road	Fort Wayne	IN	46818	Manufactured Housing Community	Manufactured Housing Community
45	Holiday Inn Express - Cincinnati	RBS		5505 Rybolt Road	Cincinnati	OH	45248	Hospitality	Limited Service
46	Pine West Storage Center	WFB		400 Northwest 172nd Avenue	Pembroke Pines	FL	33029	Self Storage	Self Storage
47	Avalon Retail Center	WFB		6920 - 7002 Lake Plaza Drive	Indianapolis	IN	46220	Retail	Unanchored
48	Arabia Courtyards	RBS		82451 Highway 111, Buildings A, C & D	Indio	CA	92201	Retail	Anchored
49	Dollar Self Storage	CIIICM		275 East Ocotillo Road	Chandler	AZ	85248	Self Storage	Self Storage
50	1 Mission	RBS		4033 Goldfinch Street, 810-890 West Washington Street, & 4010 Falcon Street	San Diego	CA	92103	Retail	Unanchored
51	Country Club Apartments	LIG I		4087-4129 Burnell Road	Columbus	OH	43224	Multifamily	Garden
52	Ann Arbor Student Housing	WFB		Various	Ann Arbor	MI	48104	Multifamily	Student Housing
52.01	1315 Hill Street	WFB		1315 Hill Street	Ann Arbor	MI	48104	Multifamily	Student Housing
52.02	1364 Geddes Avenue	WFB		1364 Geddes Avenue	Ann Arbor	MI	48104	Multifamily	Student Housing
52.03	727 South Forest Avenue	WFB		727 South Forest Avenue	Ann Arbor	MI	48104	Multifamily	Student Housing
53	2801 Magazine Street	WFB		2801 Magazine Street	New Orleans	LA	70115	Retail	Unanchored
54	Security Public Storage – Napa	WFB		211 Devlin Road	Napa	CA	94558	Self Storage	Self Storage
55	St. Bernardine’s	CIIICM		1850 N. Riverside Avenue	Rialto	CA	92376	Office	Medical
56	Morningside Estates	CIIICM		12465 Morningside Drive	Dade City	FL	33525	Manufactured Housing Community	Manufactured Housing Community
57	St. Helen Shops	CIIICM	Crossed Portfolio A	2296-2298 Gable Road	St. Helens	OR	97051	Retail	Shadow Anchored
58	Sandy Shops	CIIICM	Crossed Portfolio A	US Hwy 26 & 362nd	Sandy	OR	97055	Retail	Shadow Anchored
59	Holiday Inn Express Alliance	Basis		2341 West State Street	Alliance	OH	44601	Hospitality	Limited Service
60	Cedar Walk Market	WFB		16709, 16715, 16721 Ardrey Kell Road	Charlotte	NC	28277	Retail	Unanchored
61	MNSC - Lake Brantley	WFB		2800 West State Road 434	Longwood	FL	32701	Self Storage	Self Storage
62	MNSC - Lakehurst	WFB		6040 Lakehurst Drive	Orlando	FL	32819	Self Storage	Self Storage
63	MNSC - Lake Mary	WFB		3725 Lake Mary Boulevard	Lake Mary	FL	32746	Self Storage	Self Storage
64	Storage Depot - General McMullen	WFB		1750 South General McMullen	San Antonio	TX	78237	Self Storage	Self Storage
65	Marquis Chase Apartments	WFB		671 and 657 Hambrick Road	Stone Mountain	GA	30083	Multifamily	Garden
66	Sunset Village	CIIICM		3715 14th Street West	Bradenton	FL	34205	Manufactured Housing Community	Manufactured Housing Community
67	Sherwood/Bay Breeze	CIIICM		1725 Massey Tompkins Road & 3422 McKinney Road	Baytown	TX	77521	Manufactured Housing Community	Manufactured Housing Community
67.01	Sherwood	CIIICM		1725 Massey Tompkins Road	Baytown	TX	77521	Manufactured Housing Community	Manufactured Housing Community
67.02	Bay Breeze	CIIICM		3422 McKinney Road	Baytown	TX	77521	Manufactured Housing Community	Manufactured Housing Community
68	MNSC Apopka-Kissimmee	WFB		Various	Various	FL	Various	Self Storage	Self Storage
68.01	MNSC - Kissimmee	WFB		1701 Dyer Boulevard	Kissimmee	FL	34741	Self Storage	Self Storage
68.02	MNSC - Apopka	WFB		108 West Main Street	Apopka	FL	32703	Self Storage	Self Storage
69	Howard Apartments	CIIICM		1625 West Howard	Chicago	IL	60626	Mixed Use	Multifamily/ Retail
70	Gale Valley Estates MHC	Basis		353 East Michigan Avenue	Galesburg	MI	49053	Manufactured Housing Community	Manufactured Housing Community
71	Indian River Plaza	WFB		3661 Sangani Boulevard	Diberville	MS	39540	Retail	Shadow Anchored
72	Walgreens - Bixby	WFB		11118 South Memorial Drive	Bixby	OK	74008	Retail	Single Tenant
73	Keystone MHC	CIIICM		1564 Kent Dairy Road	Alabaster	AL	35007	Manufactured Housing Community	Manufactured Housing Community
74	Walgreens - St. George	WFB		391 West Saint George Boulevard	Saint George	UT	84770	Retail	Single Tenant
75	Shoppes at Yukon	CIIICM		601-615 North High Street	Columbus	OH	43215	Retail	Unanchored
76	Vista West MHC	CIIICM		3800 Golder Avenue	Odessa	TX	79764	Manufactured Housing Community	Manufactured Housing Community
77	Storage Depot – Arlington	WFB		3414 South Collins	Arlington	TX	76014	Self Storage	Self Storage
78	Independence Plaza	WFB		18675 East 39th Street	Independence	MO	64057	Retail	Shadow Anchored
79	Town & Country Self Storage	CIIICM		3101 Old Sterlington Road	Monroe	LA	71203	Self Storage	Self Storage
80	Periwinkle MHC	CIIICM		2728 West Colter Street	Phoenix	AZ	85017	Manufactured Housing Community	Manufactured Housing Community
81	Deerpark Self Storage	CIIICM		132 Deer Park Road	Port Angeles	WA	98362	Self Storage	Self Storage
82	Storage Depot – Temple	WFB		3824 General Bruce Drive	Temple	TX	76502	Self Storage	Self Storage

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/ SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date
1	Republic Plaza	WFB	1982	2002	1,302,107	Sq. Ft.	215	155,000,000	155,000,000	10.8%	134,861,696	N	11/2/2012	1/1/2013	12/1/2015	1/1/2016	12/1/2022
2	Concord Mills	RBS	1999		1,285,834	Sq. Ft.	183	125,000,000	125,000,000	8.7%	125,000,000	N	10/15/2012	12/1/2012	11/1/2022		11/1/2022
3	RHP Portfolio I	RBS	Various		3,302	Pads	36,573	120,763,000	120,763,000	8.4%	102,822,414	N	12/6/2012	2/1/2013	1/1/2015	2/1/2015	1/1/2023
3.01	Harmony Road	RBS	1972		485	Pads		24,351,000	24,351,000	1.7%
3.02	The Meadows	RBS	1965		303	Pads		17,984,000	17,984,000	1.3%
3.03	Mountainside Estates	RBS	1954		224	Pads		12,321,000	12,321,000	0.9%
3.04	Eastview	RBS	1969		214	Pads		9,110,500	9,110,500	0.6%
3.05	Sheridan	RBS	1956		112	Pads		6,916,500	6,916,500	0.5%
3.06	Countryside of Greeley	RBS	1972		174	Pads		6,683,000	6,683,000	0.5%
3.07	Westview	RBS	1970		130	Pads		5,824,500	5,824,500	0.4%
3.08	Loveland	RBS	1968		113	Pads		5,456,000	5,456,000	0.4%
3.09	Terrace	RBS	1977		112	Pads		4,525,500	4,525,500	0.3%
3.10	Highview	RBS	1976		95	Pads		4,246,000	4,246,000	0.3%
3.11	Cimmaron	RBS	1960		154	Pads		4,240,000	4,240,000	0.3%
3.12	Castle Acres	RBS	1965		167	Pads		4,105,500	4,105,500	0.3%
3.13	Enchanted Village	RBS	1967		520	Pads		3,272,500	3,272,500	0.2%
3.14	Shady Lane	RBS	1948		64	Pads		2,970,500	2,970,500	0.2%
3.15	Northern Hills	RBS	1955		180	Pads		2,925,500	2,925,500	0.2%
3.16	Terrace II	RBS	1975		70	Pads		2,660,500	2,660,500	0.2%
3.17	Western Park	RBS	1965		114	Pads		1,704,500	1,704,500	0.1%
3.18	Plainview	RBS	1978		71	Pads		1,466,000	1,466,000	0.1%
4	515 Madison Avenue	WFB	1931	2010	324,265	Sq. Ft.	370	120,000,000	120,000,000	8.4%	103,445,675	N	12/21/2012	2/1/2013	1/1/2016	2/1/2016	1/1/2023
5	Brennan Industrial Portfolio II	RBS	Various	Various	3,913,170	Sq. Ft.	30	118,410,523	118,410,523	8.2%	118,410,523	N	11/8/2012	1/1/2013	12/1/2017		12/1/2017
5.01	Kraco	RBS	1956	1970	364,440	Sq. Ft.		19,241,103	19,241,103	1.3%
5.02	Wincup - Arizona	RBS	1988	2010	322,070	Sq. Ft.		13,475,250	13,475,250	0.9%
5.03	World’s Finest Chocolate	RBS	1950	1982	434,252	Sq. Ft.		10,754,286	10,754,286	0.7%
5.04	Oracle - Polo	RBS	1962	1999	437,911	Sq. Ft.		8,292,462	8,292,462	0.6%
5.05	Plaid - Decatur	RBS	1980		282,514	Sq. Ft.		7,903,753	7,903,753	0.6%
5.06	Northwest Mailing	RBS	1953	2006	228,032	Sq. Ft.		7,320,689	7,320,689	0.5%
5.07	Wincup - Georgia	RBS	1966	1974	220,380	Sq. Ft.		6,608,055	6,608,055	0.5%
5.08	Universal Pool - Armory	RBS	1970		240,255	Sq. Ft.		5,895,422	5,895,422	0.4%
5.09	Plaid - Norcross	RBS	2000		71,620	Sq. Ft.		5,830,637	5,830,637	0.4%
5.10	Angstrom Graphics	RBS	1938	1999	231,505	Sq. Ft.		5,798,245	5,798,245	0.4%
5.11	Lyons	RBS	1981	2003	172,758	Sq. Ft.		5,182,789	5,182,789	0.4%
5.12	Fitz Manufacturing	RBS	1975	2000	129,000	Sq. Ft.		4,049,054	4,049,054	0.3%
5.13	Phillips & Temro	RBS	1979	2012	101,680	Sq. Ft.		3,935,680	3,935,680	0.3%
5.14	Aramsco	RBS	1973		99,783	Sq. Ft.		3,287,831	3,287,831	0.2%
5.15	M.P. Pumps	RBS	1984		81,769	Sq. Ft.		2,801,945	2,801,945	0.2%
5.16	Microfinish	RBS	1976	1996	144,786	Sq. Ft.		2,461,825	2,461,825	0.2%
5.17	Shale Inland	RBS	1950		193,789	Sq. Ft.		2,137,900	2,137,900	0.1%
5.18	Universal Pool - 166th St	RBS	1964	2006	109,814	Sq. Ft.		1,813,976	1,813,976	0.1%
5.19	Sitel	RBS	1960	2012	46,812	Sq. Ft.		1,619,621	1,619,621	0.1%
6	One South Wacker Drive	WFB	1982	2000	1,193,448	Sq. Ft.	138	70,000,000	70,000,000	4.9%	70,000,000	N	12/6/2012	2/1/2013	1/1/2018		1/1/2018
7	Encana Oil & Gas	WFB	2012		318,582	Sq. Ft.	207	66,000,000	66,000,000	4.6%	66,000,000	Y	12/18/2012	2/1/2013	1/1/2023		1/1/2023	1/1/2033
8	Salt Lake City FBI Building	RBS	2012		163,040	Sq. Ft.	287	46,800,000	46,800,000	3.3%	46,800,000	Y	12/19/2012	2/1/2013	1/1/2020		1/1/2020	1/1/2043
9	Starwood Capital Hotel Portfolio II	WFB	Various	Various	846	Rooms	50,236	42,500,000	42,500,000	3.0%	39,567,659	N	12/20/2012	2/1/2013	1/1/2014	2/1/2014	1/1/2018
9.01	Residence Inn - Williamsburg	WFB	1999	2012	108	Rooms		7,435,000	7,435,000	0.5%
9.02	Hilton Garden Inn - Edison	WFB	2002		132	Rooms		6,225,000	6,225,000	0.4%
9.03	Holiday Inn - Norwich	WFB	1975	2007	134	Rooms		6,160,000	6,160,000	0.4%
9.04	Hampton Inn - Carlisle	WFB	1997	2010	97	Rooms		5,775,000	5,775,000	0.4%
9.05	Springhill Suites - Williamsburg	WFB	2000	2012	120	Rooms		4,820,000	4,820,000	0.3%
9.06	Fairfield Inn - Laurel	WFB	1988	2006	109	Rooms		4,500,000	4,500,000	0.3%
9.07	Hampton Inn - Danville	WFB	1998	2007	71	Rooms		3,905,000	3,905,000	0.3%
9.08	Hampton Inn - Shamokin Dam	WFB	1995	2010	75	Rooms		3,680,000	3,680,000	0.3%
10	Holiday Inn National Airport	WFB	1973	1999	280	Rooms	96,316	27,000,000	26,968,536	1.9%	21,899,916	N	12/18/2012	2/1/2013		2/1/2013	1/1/2023
11	Encino Courtyard	RBS	1989	2002	99,677	Sq. Ft.	257	25,600,000	25,569,693	1.8%	20,714,857	N	12/19/2012	2/6/2013		2/6/2013	1/6/2023
12	Doubletree Asheville	RBS	1989	2008	197	Rooms	105,735	20,900,000	20,829,782	1.5%	15,350,352	N	11/21/2012	1/1/2013		1/1/2013	12/1/2022
13	Midland Odessa Self Storage Portfolio	WFB	Various		361,940	Sq. Ft.	54	19,500,000	19,500,000	1.4%	17,767,872	N	12/12/2012	2/1/2013	1/1/2018	2/1/2018	1/1/2023
13.01	Loop 250	WFB	2004		102,275	Sq. Ft.		5,830,000	5,830,000	0.4%
13.02	Grandview	WFB	2006		88,990	Sq. Ft.		5,400,000	5,400,000	0.4%
13.03	Midkiff	WFB	2008		104,455	Sq. Ft.		4,300,000	4,300,000	0.3%
13.04	West County Road	WFB	2006		66,220	Sq. Ft.		3,970,000	3,970,000	0.3%
14	Community Corporate Center	LIG I	1988	2008	255,371	Sq. Ft.	61	15,600,000	15,580,521	1.1%	12,518,606	N	12/7/2012	2/1/2013		2/1/2013	1/1/2023
15	Rivercrest Realty Portfolio	WFB	Various		152,473	Sq. Ft.	99	15,030,000	15,030,000	1.0%	12,549,127	N	12/20/2012	2/1/2013	7/1/2014	8/1/2014	1/1/2023
15.01	Piedmont Plaza	WFB	2000		33,066	Sq. Ft.		3,006,000	3,006,000	0.2%
15.02	Peppers Ferry Centre	WFB	1999		30,108	Sq. Ft.		3,006,000	3,006,000	0.2%
15.03	Tidewater Plaza	WFB	2000		30,208	Sq. Ft.		3,006,000	3,006,000	0.2%
15.04	Boiling Springs Centre	WFB	1999		29,983	Sq. Ft.		3,006,000	3,006,000	0.2%
15.05	Garber’s Crossing	WFB	1999		29,108	Sq. Ft.		3,006,000	3,006,000	0.2%
16	Safeguard Self Storage Portfolio	WFB	Various		225,569	Sq. Ft.	66	15,000,000	15,000,000	1.0%	13,649,728	N	11/28/2012	1/1/2013	12/1/2017	1/1/2018	12/1/2022
16.01	Safeguard - Palm Harbor	WFB	2001		83,350	Sq. Ft.		7,100,000	7,100,000	0.5%
16.02	Safeguard - St. Petersburg	WFB	1987		66,694	Sq. Ft.		4,100,000	4,100,000	0.3%
16.03	Safeguard - Carrollwood	WFB	1999		75,525	Sq. Ft.		3,800,000	3,800,000	0.3%
17	Minot Hotel Portfolio	RBS	Various	Various	238	Rooms	62,922	15,000,000	14,975,522	1.0%	13,270,863	N	12/27/2012	2/1/2013		2/1/2013	1/1/2018
17.01	Holiday Inn Riverside	RBS	1982	2011	172	Rooms		9,480,519	9,465,048	0.7%
17.02	Holiday Inn Express	RBS	2007		66	Rooms		5,519,481	5,510,474	0.4%
18	Coppertree Apartments	RBS	1969	2011	772	Units	18,233	14,110,000	14,075,619	1.0%	11,371,114	N	11/29/2012	1/1/2013		1/1/2013	12/1/2022
19	Self Storage 1 - West LA	WFB	2008		76,728	Sq. Ft.	182	14,000,000	13,965,202	1.0%	11,247,163	N	11/29/2012	1/1/2013		1/1/2013	12/1/2022
20	Manteca Marketplace	CIIICM	1972		169,076	Sq. Ft.	80	13,600,000	13,566,935	0.9%	10,963,908	N	11/27/2012	1/5/2013		1/5/2013	12/5/2022
21	Duda Southeast Retail Portfolio	LIG I	Various		100,412	Sq. Ft.	134	13,500,000	13,500,000	0.9%	5,599,497	Y	1/9/2013	3/1/2013		3/1/2013	2/1/2023	2/1/2028
21.01	Walgreens - Memphis	LIG I	2004		28,398	Sq. Ft.		5,438,000	5,438,000	0.4%
21.02	Christian Brothers Automotive- Grayson	LIG I	2011		4,980	Sq. Ft.		1,274,000	1,274,000	0.1%
21.03	Christian Brothers Automotive- Collierville	LIG I	2011		4,922	Sq. Ft.		1,245,000	1,245,000	0.1%
21.04	Christian Brothers Automotive- Lake Worth	LIG I	2011		5,094	Sq. Ft.		1,188,000	1,188,000	0.1%
21.05	Christian Brothers Automotive- Schertz	LIG I	2011		4,980	Sq. Ft.		1,016,000	1,016,000	0.1%
21.06	Dollar General - Hazel Green	LIG I	2011		12,406	Sq. Ft.		801,000	801,000	0.1%
21.07	Dollar General - Hackleburg	LIG I	2011		12,406	Sq. Ft.		704,000	704,000	0.0%
21.08	Dollar General - Montgomery	LIG I	2011		9,100	Sq. Ft.		640,000	640,000	0.0%

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/ SF(3)(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date
21.09	Dollar General - Jonesborough	LIG I	2011		9,026	Sq. Ft.		630,000	630,000	0.0%
21.10	Dollar General - Pell City	LIG I	2011		9,100	Sq. Ft.		564,000	564,000	0.0%
22	Columbia Square	WFB	1979		100,018	Sq. Ft.	131	13,125,000	13,108,249	0.9%	10,495,430	N	12/3/2012	2/1/2013		2/1/2013	1/1/2023
23	Milestone Crossing	LIG I	1997		47,752	Sq. Ft.	253	12,100,000	12,085,836	0.8%	9,807,731	N	12/27/2012	2/1/2013		2/1/2013	1/1/2023
24	US Playing Card	WFB	1978	2009	769,604	Sq. Ft.	16	12,000,000	11,956,058	0.8%	10,492,371	N	11/30/2012	1/1/2013		1/1/2013	12/1/2017
25	Homewood Suites Ayrsley	RBS	2011		122	Rooms	96,558	11,800,000	11,780,033	0.8%	8,648,633	N	12/14/2012	2/1/2013		2/1/2013	1/1/2023
26	Clipper Mill	WFB	1890	2006	141,318	Sq. Ft.	83	11,750,000	11,701,165	0.8%	10,654,066	N	10/12/2012	12/1/2012		12/1/2012	11/1/2017
27	Weston Southern Exposure Portfolio	WFB	Various		137,920	Sq. Ft.	84	11,650,000	11,630,492	0.8%	8,558,092	N	12/3/2012	2/1/2013		2/1/2013	1/1/2023
27.01	Liberty Square Shopping Center	WFB	2001		38,660	Sq. Ft.		3,600,000	3,593,972	0.3%
27.02	Centre at Evans	WFB	2002		38,360	Sq. Ft.		2,912,500	2,907,623	0.2%
27.03	Shoppes at Thomson	WFB	2002		31,960	Sq. Ft.		2,587,500	2,583,167	0.2%
27.04	Roxboro Commons	WFB	2002		28,940	Sq. Ft.		2,550,000	2,545,730	0.2%
28	Hilton Garden Inn Indianapolis	Basis	2009		122	Rooms	92,468	11,300,000	11,281,144	0.8%	8,307,246	N	12/28/2012	2/1/2013		2/1/2013	1/1/2023
29	Manhattan Hilton Garden Inn & Conference Center	Basis	2011		135	Rooms	81,388	11,000,000	10,987,383	0.8%	8,943,357	N	12/20/2012	2/1/2013		2/1/2013	1/1/2023
30	Meadows Building	WFB	1954	Various	165,950	Sq. Ft.	66	11,000,000	10,981,709	0.8%	8,092,793	N	12/14/2012	2/1/2013		2/1/2013	1/1/2023
31	First Choice Storage	LIG I	Various		244,782	Sq. Ft.	43	10,600,000	10,587,479	0.7%	8,580,180	N	12/20/2012	2/5/2013		2/5/2013	1/5/2023
31.01	Buda Storage	LIG I	2008		78,490	Sq. Ft.		3,615,104	3,610,833	0.3%
31.02	Austin Storage	LIG I	2008		55,621	Sq. Ft.		2,840,438	2,837,083	0.2%
31.03	Boern Storage	LIG I	2006		66,646	Sq. Ft.		2,517,661	2,514,688	0.2%
31.04	Spring Branch Storage	LIG I	2002		44,025	Sq. Ft.		1,626,797	1,624,875	0.1%
32	24 Hour Fitness - Livermore	WFB	1997	2012	68,525	Sq. Ft.	152	10,400,000	10,400,000	0.7%	7,085,922	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
33	Bridgeworks	RBS	2000		18,569	Sq. Ft.	556	10,320,000	10,320,000	0.7%	8,737,192	N	12/20/2012	2/1/2013	1/1/2015	2/1/2015	1/1/2023
34	Home 2 Suites - Baltimore	RBS	1962	2011	95	Rooms	106,199	10,100,000	10,088,872	0.7%	8,259,817	N	12/20/2012	2/1/2013		2/1/2013	1/1/2023
35	120-160 Pine Street; 100-120 Battery Street	WFB	1956		95,134	Sq. Ft.	105	10,000,000	9,976,117	0.7%	8,083,971	N	11/30/2012	1/1/2013		1/1/2013	12/1/2022
36	County Square Shopping Center	LIG I	1982		52,324	Sq. Ft.	184	9,650,000	9,638,447	0.7%	7,795,147	N	12/28/2012	2/1/2013		2/1/2013	1/1/2023
37	Eagle Pond Townhomes	WFB	1997		216	Units	42,521	9,200,000	9,184,513	0.6%	6,750,666	N	12/21/2012	2/1/2013		2/1/2013	1/1/2023
38	Lakes Brand	Basis	1999		113,031	Sq. Ft.	80	9,000,000	9,000,000	0.6%	7,284,558	N	1/11/2013	3/1/2013		3/1/2013	2/1/2023
39	Peachtree Plaza	WFB	2008		35,350	Sq. Ft.	254	9,000,000	8,977,728	0.6%	7,235,374	N	11/21/2012	1/1/2013		1/1/2013	12/1/2022
40	May Manor MHC	CIIICM	1964		297	Pads	25,455	7,560,000	7,560,000	0.5%	6,283,875	N	12/14/2012	2/5/2013	1/5/2014	2/5/2014	1/5/2023
41	Hampton Inn Swansboro	CIIICM	2011		98	Rooms	71,315	7,000,000	6,988,883	0.5%	5,200,078	N	12/20/2012	2/1/2013		2/1/2013	1/1/2023
42	Marketplace at South Mountain	LIG I	2008		56,663	Sq. Ft.	123	7,000,000	6,984,915	0.5%	5,744,925	N	11/9/2012	1/1/2013		1/1/2013	12/1/2022
43	Hampton Inn & Suites - Peoria	WFB	2009		78	Rooms	86,736	6,800,000	6,765,418	0.5%	5,014,200	N	10/26/2012	12/1/2012		12/1/2012	11/1/2022
44	Ridgebrook Village & Valley Hills MHC	CIIICM	1970		739	Pads	8,976	6,650,000	6,633,179	0.5%	6,059,395	N	11/15/2012	1/5/2013		1/5/2013	12/5/2017
45	Holiday Inn Express - Cincinnati	RBS	1977	2008	115	Rooms	57,300	6,600,000	6,589,509	0.5%	4,902,027	N	12/13/2012	2/1/2013		2/1/2013	1/1/2023
46	Pine West Storage Center	WFB	1997		81,044	Sq. Ft.	80	6,500,000	6,491,614	0.5%	5,188,518	N	12/28/2012	2/1/2013		2/1/2013	1/1/2023
47	Avalon Retail Center	WFB	2006		82,662	Sq. Ft.	79	6,500,000	6,489,492	0.5%	4,810,802	N	12/28/2012	2/1/2013		2/1/2013	1/1/2023
48	Arabia Courtyards	RBS	2008		32,770	Sq. Ft.	192	6,300,000	6,300,000	0.4%	5,115,513	N	1/14/2013	3/1/2013		3/1/2013	2/1/2023
49	Dollar Self Storage	CIIICM	2008		106,325	Sq. Ft.	57	6,045,000	6,037,811	0.4%	4,888,108	N	12/7/2012	2/5/2013		2/5/2013	1/5/2023
50	1 Mission	RBS	1913	2010	24,084	Sq. Ft.	219	5,280,000	5,280,000	0.4%	4,489,013	N	12/19/2012	2/1/2013	1/1/2015	2/1/2015	1/1/2023
51	Country Club Apartments	LIG I	1972		257	Units	20,156	5,180,000	5,180,000	0.4%	4,221,118	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
52	Ann Arbor Student Housing	WFB	Various		19	Units	254,713	4,850,000	4,839,548	0.3%	3,980,411	N	11/7/2012	1/1/2013		1/1/2013	12/1/2022
52.01	1315 Hill Street	WFB	2006		7	Units		1,900,000	1,895,906	0.1%
52.02	1364 Geddes Avenue	WFB	1963		8	Units		1,575,000	1,571,606	0.1%
52.03	727 South Forest Avenue	WFB	2007		4	Units		1,375,000	1,372,037	0.1%
53	2801 Magazine Street	WFB	1999		22,596	Sq. Ft.	195	4,400,000	4,395,056	0.3%	3,588,171	N	12/3/2012	2/1/2013		2/1/2013	1/1/2023
54	Security Public Storage – Napa	WFB	2004		58,180	Sq. Ft.	75	4,350,000	4,339,377	0.3%	3,504,408	N	11/14/2012	1/1/2013		1/1/2013	12/1/2022
55	St. Bernardine’s	CIIICM	1993		34,709	Sq. Ft.	121	4,200,000	4,200,000	0.3%	3,468,827	N	1/2/2013	3/1/2013		3/1/2013	2/1/2023
56	Morningside Estates	CIIICM	2000		399	Pads	10,401	4,150,000	4,150,000	0.3%	3,803,689	N	11/30/2012	1/9/2013	1/9/2013	2/9/2013	12/1/2017
57	St. Helen Shops	CIIICM	2007		10,724	Sq. Ft.	178	2,200,000	2,197,635	0.2%	1,805,405	N	12/4/2012	2/1/2013		2/1/2013	1/1/2023
58	Sandy Shops	CIIICM	2006		11,633	Sq. Ft.	178	1,775,000	1,773,092	0.1%	1,456,634	N	12/4/2012	2/1/2013		2/1/2013	1/1/2023
59	Holiday Inn Express Alliance	Basis	2000	2012	70	Rooms	52,846	3,705,000	3,699,200	0.3%	2,760,434	N	12/31/2012	2/1/2013		2/1/2013	1/1/2023
60	Cedar Walk Market	WFB	2007		19,313	Sq. Ft.	186	3,600,000	3,595,729	0.3%	2,912,029	N	12/5/2012	2/1/2013		2/1/2013	1/1/2023
61	MNSC - Lake Brantley	WFB	1973		79,952	Sq. Ft.	44	3,540,000	3,540,000	0.2%	2,829,594	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
62	MNSC - Lakehurst	WFB	1989		89,675	Sq. Ft.	39	3,500,000	3,500,000	0.2%	2,797,621	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
63	MNSC - Lake Mary	WFB	1996		86,380	Sq. Ft.	41	3,500,000	3,500,000	0.2%	2,797,621	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
64	Storage Depot - General McMullen	WFB	2006		68,350	Sq. Ft.	51	3,500,000	3,496,333	0.2%	2,882,552	N	12/13/2012	2/1/2013		2/1/2013	1/1/2023
65	Marquis Chase Apartments	WFB	1983	2011	212	Units	16,471	3,500,000	3,491,845	0.2%	2,840,041	N	11/30/2012	1/1/2013		1/1/2013	12/1/2022
66	Sunset Village	CIIICM	1955		220	Pads	14,524	3,200,000	3,195,360	0.2%	2,420,565	N	12/12/2012	2/5/2013		2/5/2013	1/5/2023
67	Sherwood/Bay Breeze	CIIICM	Various	Various	168	Pads	18,712	3,150,000	3,143,540	0.2%	2,602,896	N	11/15/2012	1/5/2013		1/5/2013	12/5/2022
67.01	Sherwood	CIIICM	1998		101	Pads		1,893,750	1,889,866	0.1%
67.02	Bay Breeze	CIIICM	1960	2003	67	Pads		1,256,250	1,253,674	0.1%
68	MNSC Apopka-Kissimmee	WFB	Various		149,028	Sq. Ft.	21	3,090,000	3,090,000	0.2%	2,469,900	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
68.01	MNSC - Kissimmee	WFB	1993		80,115	Sq. Ft.		1,861,023	1,861,023	0.1%
68.02	MNSC - Apopka	WFB	1985		68,913	Sq. Ft.		1,228,977	1,228,977	0.1%
69	Howard Apartments	CIIICM	1913	2001	39,272	Sq. Ft.	76	3,000,000	3,000,000	0.2%	2,252,074	N	1/11/2013	3/1/2013		3/1/2013	2/1/2023
70	Gale Valley Estates MHC	Basis	1975	2005	226	Units	12,832	2,900,000	2,900,000	0.2%	2,330,288	N	1/4/2013	3/1/2013		3/1/2013	2/1/2023
71	Indian River Plaza	WFB	2000		32,600	Sq. Ft.	88	2,875,000	2,868,392	0.2%	2,337,636	N	11/20/2012	1/1/2013		1/1/2013	12/1/2022
72	Walgreens - Bixby	WFB	2002		14,490	Sq. Ft.	193	2,800,000	2,796,926	0.2%	2,290,988	N	12/11/2012	2/1/2013		2/1/2013	1/1/2023
73	Keystone MHC	CIIICM	1987		170	Pads	15,851	2,700,000	2,694,646	0.2%	2,241,032	N	11/30/2012	1/1/2013		1/1/2013	12/1/2022
74	Walgreens - St. George	WFB	2002		14,490	Sq. Ft.	183	2,650,000	2,645,508	0.2%	1,941,541	N	12/11/2012	2/1/2013		2/1/2013	1/1/2023
75	Shoppes at Yukon	CIIICM	1929	2006	11,996	Sq. Ft.	197	2,360,000	2,357,597	0.2%	1,951,191	N	12/21/2012	2/5/2013		2/5/2013	1/5/2023
76	Vista West MHC	CIIICM	1970		190	Pads	12,316	2,345,000	2,339,958	0.2%	1,925,181	N	11/15/2012	1/5/2013		1/5/2013	12/5/2022
77	Storage Depot – Arlington	WFB	1998		56,550	Sq. Ft.	39	2,200,000	2,197,695	0.2%	1,811,890	N	12/13/2012	2/1/2013		2/1/2013	1/1/2023
78	Independence Plaza	WFB	1974		28,706	Sq. Ft.	66	1,890,000	1,883,684	0.1%	1,553,575	N	10/31/2012	12/1/2012		12/1/2012	11/1/2022
79	Town & Country Self Storage	CIIICM	2001		52,495	Sq. Ft.	35	1,835,000	1,835,000	0.1%	1,369,550	N	1/11/2013	3/1/2013		3/1/2013	2/1/2023
80	Periwinkle MHC	CIIICM	1979		63	Pads	28,413	1,790,000	1,790,000	0.1%	1,456,694	N	1/14/2013	3/1/2013		3/1/2013	2/1/2023
81	Deerpark Self Storage	CIIICM	2007		37,115	Sq. Ft.	47	1,750,000	1,750,000	0.1%	1,456,833	N	1/10/2013	3/1/2013		3/1/2013	2/1/2023
82	Storage Depot – Temple	WFB	1996		57,325	Sq. Ft.	19	1,100,000	1,098,848	0.1%	905,945	N	12/13/2012	2/1/2013		2/1/2013	1/1/2023

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
1	Republic Plaza	WFB	4.240%	0.002%	0.003%	0.020%	4.215%	Actual/360	761,599.63	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34
2	Concord Mills	RBS	3.836%	0.002%	0.003%	0.020%	3.811%	Actual/360	405,133.10	Interest-only, Balloon	Actual/360	120	117	120	117
3	RHP Portfolio I	RBS	4.387%	0.002%	0.003%	0.020%	4.362%	Actual/360	603,806.91	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB	3.860%	0.002%	0.003%	0.020%	3.835%	Actual/360	563,255.40	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35
5	Brennan Industrial Portfolio II	RBS	3.878%	0.002%	0.003%	0.020%	3.853%	Actual/360	387,978.11	Interest-only, Balloon	Actual/360	60	58	60	58
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB	3.750%	0.000%	0.003%	0.020%	3.727%	Actual/360	221,788.20	Interest-only, Balloon	Actual/360	60	59	60	59
7	Encana Oil & Gas	WFB	4.240%	0.002%	0.003%	0.020%	4.215%	Actual/360	236,438.89	Interest-only, ARD	Actual/360	120	119	120	119
8	Salt Lake City FBI Building	RBS	3.470%	0.002%	0.003%	0.020%	3.445%	Actual/360	137,209.58	Interest-only, ARD	Actual/360	84	83	84	83
9	Starwood Capital Hotel Portfolio II	WFB	4.280%	0.002%	0.003%	0.020%	4.255%	Actual/360	209,821.57	Interest-only, Amortizing Balloon	Actual/360	60	59	12	11
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB	4.600%	0.002%	0.003%	0.020%	4.575%	Actual/360	138,413.96	Amortizing Balloon		120	119	0	0
11	Encino Courtyard	RBS	4.530%	0.002%	0.003%	0.020%	4.505%	Actual/360	130,168.17	Amortizing Balloon		120	119	0	0
12	Doubletree Asheville	RBS	4.523%	0.002%	0.003%	0.020%	4.498%	Actual/360	116,442.00	Amortizing Balloon		120	118	0	0
13	Midland Odessa Self Storage Portfolio	WFB	4.240%	0.002%	0.003%	0.020%	4.215%	Actual/360	95,814.15	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I	4.290%	0.002%	0.003%	0.060%	4.225%	Actual/360	77,108.37	Amortizing Balloon		120	119	0	0
15	Rivercrest Realty Portfolio	WFB	4.160%	0.002%	0.003%	0.020%	4.135%	Actual/360	73,148.82	Interest-only, Amortizing Balloon	Actual/360	120	119	18	17
15.01	Piedmont Plaza	WFB
15.02	Peppers Ferry Centre	WFB
15.03	Tidewater Plaza	WFB
15.04	Boiling Springs Centre	WFB
15.05	Garber’s Crossing	WFB
16	Safeguard Self Storage Portfolio	WFB	4.160%	0.002%	0.003%	0.020%	4.135%	Actual/360	73,002.81	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS	4.677%	0.002%	0.003%	0.020%	4.652%	Actual/360	84,889.00	Amortizing Balloon		60	59	0	0
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS	4.410%	0.002%	0.003%	0.020%	4.385%	Actual/360	70,740.74	Amortizing Balloon		120	118	0	0
19	Self Storage 1 - West LA	WFB	4.320%	0.002%	0.003%	0.020%	4.295%	Actual/360	69,446.51	Amortizing Balloon		120	118	0	0
20	Manteca Marketplace	CIIICM	4.420%	0.002%	0.003%	0.020%	4.395%	Actual/360	68,264.25	Amortizing Balloon		120	118	0	0
21	Duda Southeast Retail Portfolio	LIG I	4.420%	0.002%	0.003%	0.090%	4.325%	Actual/360	102,722.99	Amortizing Balloon, ARD		120	120	0	0
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB	4.190%	0.002%	0.003%	0.020%	4.165%	Actual/360	64,106.92	Amortizing Balloon		120	119	0	0
23	Milestone Crossing	LIG I	4.580%	0.002%	0.003%	0.110%	4.465%	Actual/360	61,885.43	Amortizing Balloon		120	119	0	0
24	US Playing Card	WFB	4.020%	0.002%	0.003%	0.020%	3.995%	Actual/360	63,473.02	Amortizing Balloon		60	58	0	0
25	Homewood Suites Ayrsley	RBS	4.470%	0.002%	0.003%	0.060%	4.405%	Actual/360	65,387.46	Amortizing Balloon		120	119	0	0
26	Clipper Mill	WFB	3.950%	0.002%	0.003%	0.020%	3.925%	Actual/360	55,758.13	Amortizing Balloon		60	57	0	0
27	Weston Southern Exposure Portfolio	WFB	4.530%	0.002%	0.003%	0.050%	4.475%	Actual/360	64,953.03	Amortizing Balloon		120	119	0	0
27.01	Liberty Square Shopping Center	WFB
27.02	Centre at Evans	WFB
27.03	Shoppes at Thomson	WFB
27.04	Roxboro Commons	WFB
28	Hilton Garden Inn Indianapolis	Basis	4.550%	0.002%	0.003%	0.020%	4.525%	Actual/360	63,130.20	Amortizing Balloon		120	119	0	0
29	Manhattan Hilton Garden Inn & Conference Center	Basis	4.670%	0.002%	0.003%	0.020%	4.645%	Actual/360	56,851.98	Amortizing Balloon		120	119	0	0
30	Meadows Building	WFB	4.570%	0.002%	0.003%	0.040%	4.525%	Actual/360	61,579.44	Amortizing Balloon		120	119	0	0
31	First Choice Storage	LIG I	4.540%	0.002%	0.003%	0.060%	4.475%	Actual/360	53,960.87	Amortizing Balloon		120	119	0	0
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB	4.900%	0.002%	0.003%	0.020%	4.875%	Actual/360	64,443.33	Amortizing Balloon		120	120	0	0
33	Bridgeworks	RBS	4.180%	0.002%	0.003%	0.020%	4.155%	Actual/360	50,346.18	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23
34	Home 2 Suites - Baltimore	RBS	4.845%	0.002%	0.003%	0.020%	4.820%	Actual/360	53,266.27	Amortizing Balloon		120	119	0	0
35	120-160 Pine Street; 100-120 Battery Street	WFB	4.500%	0.002%	0.003%	0.020%	4.475%	Actual/360	50,668.53	Amortizing Balloon		120	118	0	0
36	County Square Shopping Center	LIG I	4.480%	0.002%	0.003%	0.110%	4.365%	Actual/360	48,780.52	Amortizing Balloon		120	119	0	0
37	Eagle Pond Townhomes	WFB	4.500%	0.002%	0.003%	0.060%	4.435%	Actual/360	51,136.59	Amortizing Balloon		120	119	0	0
38	Lakes Brand	Basis	4.540%	0.002%	0.003%	0.020%	4.515%	Actual/360	45,815.83	Amortizing Balloon		120	120	0	0
39	Peachtree Plaza	WFB	4.340%	0.002%	0.003%	0.020%	4.315%	Actual/360	44,750.07	Amortizing Balloon		120	118	0	0
40	May Manor MHC	CIIICM	4.480%	0.002%	0.003%	0.020%	4.455%	Actual/360	38,215.62	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11
41	Hampton Inn Swansboro	CIIICM	4.830%	0.002%	0.003%	0.020%	4.805%	Actual/360	40,230.98	Amortizing Balloon		120	119	0	0
42	Marketplace at South Mountain	LIG I	4.950%	0.002%	0.003%	0.060%	4.885%	Actual/360	37,363.90	Amortizing Balloon		120	118	0	0
43	Hampton Inn & Suites - Peoria	WFB	4.630%	0.002%	0.003%	0.020%	4.605%	Actual/360	38,300.12	Amortizing Balloon		120	117	0	0
44	Ridgebrook Village & Valley Hills MHC	CIIICM	4.240%	0.002%	0.003%	0.020%	4.215%	Actual/360	32,675.08	Amortizing Balloon		60	58	0	0
45	Holiday Inn Express - Cincinnati	RBS	4.825%	0.002%	0.003%	0.020%	4.800%	Actual/360	37,913.01	Amortizing Balloon		120	119	0	0
46	Pine West Storage Center	WFB	4.140%	0.002%	0.003%	0.070%	4.065%	Actual/360	31,558.90	Amortizing Balloon		120	119	0	0
47	Avalon Retail Center	WFB	4.730%	0.002%	0.003%	0.040%	4.685%	Actual/360	36,982.89	Amortizing Balloon		120	119	0	0
48	Arabia Courtyards	RBS	4.634%	0.002%	0.003%	0.020%	4.609%	Actual/360	32,424.73	Amortizing Balloon		120	120	0	0
49	Dollar Self Storage	CIIICM	4.510%	0.002%	0.003%	0.020%	4.485%	Actual/360	30,665.06	Amortizing Balloon		120	119	0	0
50	1 Mission	RBS	4.333%	0.002%	0.003%	0.020%	4.308%	Actual/360	26,231.63	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23
51	Country Club Apartments	LIG I	4.740%	0.002%	0.003%	0.060%	4.675%	Actual/360	26,990.12	Amortizing Balloon		120	120	0	0
52	Ann Arbor Student Housing	WFB	4.950%	0.002%	0.003%	0.080%	4.865%	Actual/360	25,887.85	Amortizing Balloon		120	118	0	0
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB	4.760%	0.002%	0.003%	0.020%	4.735%	Actual/360	22,979.01	Amortizing Balloon		120	119	0	0
54	Security Public Storage – Napa	WFB	4.400%	0.002%	0.003%	0.020%	4.375%	Actual/360	21,783.10	Amortizing Balloon		120	118	0	0
55	St. Bernardine’s	CIIICM	5.150%	0.002%	0.003%	0.020%	5.125%	Actual/360	22,933.10	Amortizing Balloon		120	120	0	0
56	Morningside Estates	CIIICM	4.500%	0.002%	0.003%	0.020%	4.475%	Actual/360	21,027.44	Interest-only, Amortizing Balloon	Actual/360	60	58	1	0
57	St. Helen Shops	CIIICM	4.950%	0.002%	0.003%	0.020%	4.925%	Actual/360	11,742.94	Amortizing Balloon		120	119	0	0
58	Sandy Shops	CIIICM	4.950%	0.002%	0.003%	0.020%	4.925%	Actual/360	9,474.42	Amortizing Balloon		120	119	0	0
59	Holiday Inn Express Alliance	Basis	4.910%	0.002%	0.003%	0.020%	4.885%	Actual/360	21,465.23	Amortizing Balloon		120	119	0	0
60	Cedar Walk Market	WFB	4.520%	0.002%	0.003%	0.020%	4.495%	Actual/360	18,283.48	Amortizing Balloon		120	119	0	0
61	MNSC - Lake Brantley	WFB	4.180%	0.002%	0.003%	0.020%	4.155%	Actual/360	17,269.91	Amortizing Balloon		120	120	0	0
62	MNSC - Lakehurst	WFB	4.180%	0.002%	0.003%	0.020%	4.155%	Actual/360	17,074.77	Amortizing Balloon		120	120	0	0
63	MNSC - Lake Mary	WFB	4.180%	0.002%	0.003%	0.020%	4.155%	Actual/360	17,074.77	Amortizing Balloon		120	120	0	0
64	Storage Depot - General McMullen	WFB	5.060%	0.002%	0.003%	0.020%	5.035%	Actual/360	18,917.31	Amortizing Balloon		120	119	0	0
65	Marquis Chase Apartments	WFB	4.610%	0.002%	0.003%	0.090%	4.515%	Actual/360	17,963.48	Amortizing Balloon		120	118	0	0
66	Sunset Village	CIIICM	5.330%	0.002%	0.003%	0.020%	5.305%	Actual/360	19,327.26	Amortizing Balloon		120	119	0	0
67	Sherwood/Bay Breeze	CIIICM	5.160%	0.002%	0.003%	0.020%	5.135%	Actual/360	17,219.24	Amortizing Balloon		120	118	0	0
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB	4.180%	0.002%	0.003%	0.020%	4.155%	Actual/360	15,074.58	Amortizing Balloon		120	120	0	0
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM	5.120%	0.002%	0.003%	0.020%	5.095%	Actual/360	17,748.08	Amortizing Balloon		120	120	0	0
70	Gale Valley Estates MHC	Basis	4.330%	0.002%	0.003%	0.020%	4.305%	Actual/360	14,402.40	Amortizing Balloon		120	120	0	0
71	Indian River Plaza	WFB	4.670%	0.002%	0.003%	0.020%	4.645%	Actual/360	14,859.04	Amortizing Balloon		120	118	0	0
72	Walgreens - Bixby	WFB	4.860%	0.002%	0.003%	0.020%	4.835%	Actual/360	14,792.35	Amortizing Balloon		120	119	0	0
73	Keystone MHC	CIIICM	5.300%	0.002%	0.003%	0.020%	5.275%	Actual/360	14,993.23	Amortizing Balloon		120	118	0	0
74	Walgreens - St. George	WFB	4.460%	0.002%	0.003%	0.020%	4.435%	Actual/360	14,669.46	Amortizing Balloon		120	119	0	0
75	Shoppes at Yukon	CIIICM	5.180%	0.002%	0.003%	0.020%	5.155%	Actual/360	12,929.87	Amortizing Balloon		120	119	0	0
76	Vista West MHC	CIIICM	4.960%	0.002%	0.003%	0.020%	4.935%	Actual/360	12,531.20	Amortizing Balloon		120	118	0	0
77	Storage Depot – Arlington	WFB	5.060%	0.002%	0.003%	0.020%	5.035%	Actual/360	11,890.88	Amortizing Balloon		120	119	0	0
78	Independence Plaza	WFB	5.000%	0.002%	0.003%	0.070%	4.925%	Actual/360	10,145.93	Amortizing Balloon		120	117	0	0
79	Town & Country Self Storage	CIIICM	4.960%	0.002%	0.003%	0.020%	4.935%	Actual/360	10,684.51	Amortizing Balloon		120	120	0	0
80	Periwinkle MHC	CIIICM	4.700%	0.002%	0.003%	0.020%	4.675%	Actual/360	9,283.62	Amortizing Balloon		120	120	0	0
81	Deerpark Self Storage	CIIICM	5.400%	0.002%	0.003%	0.020%	5.375%	Actual/360	9,826.79	Amortizing Balloon		120	120	0	0
82	Storage Depot – Temple	WFB	5.060%	0.002%	0.003%	0.020%	5.035%	Actual/360	5,945.44	Amortizing Balloon		120	119	0	0

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions (5)	Grace Period Default (Days) (6)	Grace Period Late (Days) (6)	Appraised Value ($) (7)	Appraisal Date(7)	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)	LTV Ratio at Maturity or ARD(4) (7)	Cut- off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)
1	Republic Plaza	WFB	360	360	2	L(26),D(90),O(4)	5	5	535,400,000	10/8/2012	1.67	1.55	52.3%	45.5%	9.8%	9.1%
2	Concord Mills	RBS	00		3	L(27),D(86),O(7)	5	5	435,000,000	9/24/2012	3.27	3.13	54.0%	54.0%	12.7%	12.2%
3	RHP Portfolio I	RBS	360	360	1	L(25),GRTR 1% or YM(90),O(5)	5	5	163,800,000	Various	1.49	1.47	73.7%	62.8%	8.9%	8.8%
3.01	Harmony Road	RBS							32,400,000	10/14/2012
3.02	The Meadows	RBS							24,600,000	10/14/2012
3.03	Mountainside Estates	RBS							16,700,000	10/14/2012
3.04	Eastview	RBS							12,660,000	9/18/2012
3.05	Sheridan	RBS							9,400,000	10/14/2012
3.06	Countryside of Greeley	RBS							9,100,000	10/14/2012
3.07	Westview	RBS							7,900,000	9/18/2012
3.08	Loveland	RBS							7,320,000	10/14/2012
3.09	Terrace	RBS							5,850,000	10/13/2012
3.10	Highview	RBS							5,600,000	9/18/2012
3.11	Cimmaron	RBS							6,050,000	10/13/2012
3.12	Castle Acres	RBS							5,450,000	9/16/2012
3.13	Enchanted Village	RBS							4,600,000	9/16/2012
3.14	Shady Lane	RBS							3,800,000	10/14/2012
3.15	Northern Hills	RBS							4,300,000	10/16/2012
3.16	Terrace II	RBS							3,400,000	10/13/2012
3.17	Western Park	RBS							2,500,000	10/16/2012
3.18	Plainview	RBS							2,170,000	10/13/2012
4	515 Madison Avenue	WFB	360	360	1	L(25),D(91),O(4)	5	5	230,000,000	12/4/2012	1.64	1.61	52.2%	45.0%	9.3%	9.1%
5	Brennan Industrial Portfolio II	RBS	0	0	2	L(26),GRTR 1% or YM(30),O(4)	5	5	182,075,000	Various	2.94	2.50	65.0%	65.0%	11.5%	9.8%
5.01	Kraco	RBS							29,600,000	10/9/2012
5.02	Wincup - Arizona	RBS							20,800,000	10/8/2012
5.03	World’s Finest Chocolate	RBS							16,600,000	10/8/2012
5.04	Oracle - Polo	RBS							12,300,000	10/9/2012
5.05	Plaid - Decatur	RBS							12,200,000	10/10/2012
5.06	Northwest Mailing	RBS							11,300,000	10/8/2012
5.07	Wincup - Georgia	RBS							10,200,000	10/10/2012
5.08	Universal Pool - Armory	RBS							9,100,000	10/9/2012
5.09	Plaid - Norcross	RBS							9,000,000	10/10/2012
5.10	Angstrom Graphics	RBS							8,950,000	10/10/2012
5.11	Lyons	RBS							8,000,000	10/8/2012
5.12	Fitz Manufacturing	RBS							6,250,000	10/5/2012
5.13	Phillips & Temro	RBS							6,075,000	10/5/2012
5.14	Aramsco	RBS							5,075,000	10/9/2012
5.15	M.P. Pumps	RBS							4,225,000	10/9/2012
5.16	Microfinish	RBS							3,800,000	10/10/2012
5.17	Shale Inland	RBS							3,300,000	10/8/2012
5.18	Universal Pool - 166th St	RBS							2,800,000	10/9/2012
5.19	Sitel	RBS							2,500,000	10/9/2012
6	One South Wacker Drive	WFB	0	0	1	L(25),D(31),O(4)	5	5	226,000,000	10/25/2012	2.62	2.40	73.0%	73.0%	10.0%	9.1%
7	Encana Oil & Gas	WFB	0	0	1	L(48),GRTR 1% or YM(68),O(4)	5	0	120,000,000	11/21/2012	2.54	2.52	55.0%	55.0%	10.9%	10.8%
8	Salt Lake City FBI Building	RBS	0	0	1	L(25),GRTR 1% or YM(55),O(4)	5	5	78,000,000	10/17/2012	2.98	2.96	60.0%	60.0%	10.5%	10.4%
9	Starwood Capital Hotel Portfolio II	WFB	360	360	1	L(25),D or GRTR 1% or YM(28),O(7)	5	5	75,100,000	Various	2.51	2.14	56.6%	52.7%	14.9%	12.7%
9.01	Residence Inn-Williamsburg	WFB							12,500,000	11/18/2012
9.02	Hilton Garden Inn - Edison	WFB							11,000,000	11/18/2012
9.03	Holiday Inn - Norwich	WFB							11,500,000	11/19/2012
9.04	Hampton Inn - Carlisle	WFB							10,200,000	11/19/2012
9.05	Springhill Suites - Williamsburg	WFB							9,000,000	11/18/2012
9.06	Fairfield Inn - Laurel	WFB							7,500,000	11/8/2012
9.07	Hampton Inn - Danville	WFB							6,900,000	11/19/2012
9.08	Hampton Inn - Shamokin Dam	WFB							6,500,000	11/19/2012
10	Holiday Inn National Airport	WFB	360	359	1	L(25),D(91),O(4)	5	5	45,700,000	11/6/2012	2.14	1.87	59.0%	47.9%	13.2%	11.5%
11	Encino Courtyard	RBS	360	359	1	L(25),D(91),O(4)	0	0	36,600,000	9/13/2012	1.50	1.42	69.9%	56.6%	9.2%	8.7%
12	Doubletree Asheville	RBS	300	298	2	L(26),D(90),O(4)	0	0	35,300,000	10/9/2012	1.96	1.74	59.0%	43.5%	13.2%	11.7%
13	Midland Odessa Self Storage Portfolio	WFB	360	360	1	L(25),D(91),O(4)	5	5	32,950,000	10/23/2012	1.93	1.89	59.2%	53.9%	11.4%	11.1%
13.01	Loop 250	WFB							9,800,000	10/23/2012
13.02	Grandview	WFB							8,400,000	10/23/2012
13.03	Midkiff	WFB							8,300,000	10/23/2012
13.04	West County Road	WFB							6,450,000	10/23/2012
14	Community Corporate Center	LIG I	360	359	1	L(25),D(91),O(4)	5	5	20,800,000	10/16/2012	2.03	1.56	74.9%	60.2%	12.0%	9.3%
15	Rivercrest Realty Portfolio	WFB	360	360	1	L(25),D(91),O(4)	5	5	20,040,000	Various	1.77	1.61	75.0%	62.6%	10.3%	9.4%
15.01	Piedmont Plaza	WFB							4,250,000	11/6/2012
15.02	Peppers Ferry Centre	WFB							4,100,000	11/8/2012
15.03	Tidewater Plaza	WFB							4,040,000	10/21/2012
15.04	Boiling Springs Centre	WFB							3,850,000	11/6/2012
15.05	Garber’s Crossing	WFB							3,800,000	11/8/2012
16	Safeguard Self Storage Portfolio	WFB	360	360	2	L(26),D(90),O(4)	5	5	25,500,000	10/24/2012	1.81	1.72	58.8%	53.5%	10.6%	10.0%
16.01	Safeguard - Palm Harbor	WFB							11,700,000	10/24/2012
16.02	Safeguard - St. Petersburg	WFB							6,300,000	10/24/2012
16.03	Safeguard - Carrollwood	WFB							7,500,000	10/24/2012
17	Minot Hotel Portfolio	RBS	300	299	1	L(25),D(32),O(3)	0	0	25,100,000	Various	2.77	2.43	59.7%	52.9%	18.9%	16.5%
17.01	Holiday Inn Riverside	RBS							16,200,000	10/2/2012
17.02	Holiday Inn Express	RBS							8,900,000	10/3/2012
18	Coppertree Apartments	RBS	360	358	2	L(26),D(90),O(4)	5	5	24,000,000	10/6/2012	1.68	1.44	58.6%	47.4%	10.1%	8.7%
19	Self Storage 1 - West LA	WFB	360	358	2	L(26),D(90),O(4)	5	5	21,000,000	10/15/2012	1.71	1.68	66.5%	53.6%	10.2%	10.0%
20	Manteca Marketplace	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	19,550,000	10/1/2012	1.78	1.64	69.4%	56.1%	10.8%	9.9%
21	Duda Southeast Retail Portfolio	LIG I	180	180	0	L(25),D(91),O(4)	5	5	23,585,000	Various	1.27	1.21	57.2%	23.7%	11.6%	11.0%
21.01	Walgreens - Memphis	LIG I							9,500,000	11/2/2012
21.02	Christian Brothers Automotive- Grayson	LIG I							2,225,000	11/14/2012
21.03	Christian Brothers Automotive- Collierville	LIG I							2,175,000	11/12/2012
21.04	Christian Brothers Automotive- Lake Worth	LIG I							2,075,000	11/9/2012
21.05	Christian Brothers Automotive- Schertz	LIG I							1,775,000	11/7/2012
21.06	Dollar General - Hazel Green	LIG I							1,400,000	11/2/2012
21.07	Dollar General - Hackleburg	LIG I							1,230,000	11/12/2012
21.08	Dollar General -Montgomery	LIG I							1,120,000	11/2/2012

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(5)	Grace Period Default (Days)(6)	Grace Period Late (Days)(6)	Appraised Value ($)(7)	Appraisal Date(7)	UW NOI DSCR (x)(4)	UW NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(7)	LTV Ratio at Maturity or ARD(4)(7)	Cut- off Date UW NOI Debt Yield(4)	Cut-off Date UW NCF Debt Yield(4)
21.09	Dollar General - Jonesborough	LIG I							1,100,000	11/10/2012
21.10	Dollar General - Pell City	LIG I							985,000	11/2/2012
22	Columbia Square	WFB	360	359	1	L(25),GRTR 1% or YM(88),O(7)	5	5	17,100,000	8/15/2012	1.70	1.55	76.7%	61.4%	10.0%	9.1%
23	Milestone Crossing	LIG I	360	359	1	L(25),D(88),O(7)	5	5	19,830,000	10/31/2012	1.54	1.43	60.9%	49.5%	9.5%	8.8%
24	US Playing Card	WFB	300	298	2	L(26),D(28),O(6)	5	5	20,300,000	10/11/2012	1.99	1.73	58.9%	51.7%	12.7%	11.0%
25	Homewood Suites Ayrsley	RBS	300	299	1	L(25),D(91),O(4)	0	0	20,900,000	11/14/2012	1.96	1.79	56.4%	41.4%	13.1%	11.9%
26	Clipper Mill	WFB	360	357	3	L(27),GRTR 1% or YM(29),O(4)	5	5	20,100,000	8/31/2012	1.82	1.62	58.2%	53.0%	10.4%	9.3%
27	Weston Southern Exposure Portfolio	WFB	300	299	1	L(25),D(91),O(4)	5	5	15,550,000	Various	1.71	1.58	74.8%	55.0%	11.5%	10.6%
27.01	Liberty Square Shopping Center	WFB							4,800,000	9/21/2012
27.02	Centre at Evans	WFB							3,900,000	9/20/2012
27.03	Shoppes at Thomson	WFB							3,450,000	9/20/2012
27.04	Roxboro Commons	WFB							3,400,000	9/24/2012
28	Hilton Garden Inn Indianapolis	Basis	300	299	1	L(25),D(93),O(2)	5	5	16,900,000	11/19/2012	1.81	1.60	66.8%	49.2%	12.1%	10.8%
29	Manhattan Hilton Garden Inn & Conference Center	Basis	360	359	1	L(25),D(93),O(2)	5	5	21,000,000	10/15/2012	2.45	2.13	52.3%	42.6%	15.2%	13.2%
30	Meadows Building	WFB	300	299	1	L(25),D(91),O(4)	5	5	15,850,000	9/5/2012	1.91	1.57	69.3%	51.1%	12.8%	10.6%
31	First Choice Storage	LIG I	360	359	1	L(25),D(91),O(4)	0	0	16,420,000	11/5/2012	1.86	1.80	64.5%	52.3%	11.4%	11.0%
31.01	Buda Storage	LIG I							5,600,000	11/5/2012
31.02	Austin Storage	LIG I							4,400,000	11/5/2012
31.03	Boern Storage	LIG I							3,900,000	11/5/2012
31.04	Spring Branch Storage	LIG I							2,520,000	11/5/2012
32	24 Hour Fitness - Livermore	WFB	264	264	0	L(24),D(92),O(4)	5	5	16,000,000	11/14/2012	1.55	1.43	65.0%	44.3%	11.6%	10.6%
33	Bridgeworks	RBS	360	360	1	L(25),D(91),O(4)	0	5	17,200,000	11/16/2012	1.65	1.58	60.0%	50.8%	9.7%	9.2%
34	Home 2 Suites - Baltimore	RBS	360	359	1	L(25),D(91),O(4)	0	0	17,400,000	11/2/2012	1.88	1.70	58.0%	47.5%	11.9%	10.7%
35	120-160 Pine Street; 100- 120 Battery Street	WFB	360	358	2	L(26),D(90),O(4)	5	5	28,800,000	9/25/2012	1.84	1.48	34.6%	28.1%	11.2%	9.0%
36	County Square Shopping Center	LIG I	360	359	1	L(25),D(91),O(4)	5	5	15,340,000	10/2/2012	1.71	1.59	62.8%	50.8%	10.4%	9.7%
37	Eagle Pond Townhomes	WFB	300	299	1	L(25),D(88),O(7)	5	5	15,100,000	9/10/2012	1.76	1.64	60.8%	44.7%	11.8%	10.9%
38	Lakes Brand	Basis	360	360	0	L(24),D(92),O(4)	5	5	13,300,000	12/13/2012	1.79	1.57	67.7%	54.8%	10.9%	9.6%
39	Peachtree Plaza	WFB	360	358	2	L(26),D(90),O(4)	5	5	12,900,000	10/19/2012	1.61	1.52	69.6%	56.1%	9.6%	9.1%
40	May Manor MHC	CIIICM	360	360	1	L(25),D(91),O(4)	0	0	10,700,000	11/12/2012	1.46	1.43	70.7%	58.7%	8.9%	8.7%
41	Hampton Inn Swansboro	CIIICM	300	299	1	L(25),D(92),O(3)	0	0	11,300,000	10/17/2012	1.93	1.73	61.8%	46.0%	13.3%	11.9%
42	Marketplace at South Mountain	LIG I	360	358	2	L(26),D(90),O(4)	5	5	12,820,000	8/5/2012	1.55	1.45	54.5%	44.8%	10.0%	9.3%
43	Hampton Inn & Suites - Peoria	WFB	300	297	3	L(27),D(89),O(4)	5	5	11,200,000	6/25/2012	2.16	1.93	60.4%	44.8%	14.7%	13.1%
44	Ridgebrook Village & Valley Hills MHC	CIIICM	360	358	2	L(26),D(31),O(3)	0	0	8,850,000	10/24/2012	1.82	1.71	75.0%	68.5%	10.8%	10.1%
45	Holiday Inn Express - Cincinnati	RBS	300	299	1	L(25),D(91),O(4)	5	5	9,800,000	11/1/2012	1.97	1.74	67.2%	50.0%	13.6%	12.0%
46	Pine West Storage Center	WFB	360	359	1	L(25),D(91),O(4)	5	5	10,370,000	11/26/2012	1.92	1.88	62.6%	50.0%	11.2%	11.0%
47	Avalon Retail Center	WFB	300	299	1	L(25),D(91),O(4)	5	0	9,700,000	11/17/2012	1.83	1.62	66.9%	49.6%	12.5%	11.1%
48	Arabia Courtyards	RBS	360	360	0	L(24),D(91),O(5)	0	0	9,410,000	11/1/2012	1.84	1.71	67.0%	54.4%	11.3%	10.6%
49	Dollar Self Storage	CIIICM	360	359	1	L(25),D(91),O(4)	0	0	8,300,000	10/25/2012	1.69	1.65	72.7%	58.9%	10.3%	10.1%
50	Mission	RBS	360	360	1	L(25),D(91),O(4)	0	5	8,800,000	11/7/2012	1.88	1.81	60.0%	51.0%	11.2%	10.8%
51	Country Club Apartments	LIG I	360	360	0	L(24),D(92),O(4)	5	5	8,000,000	10/4/2012	1.90	1.62	64.8%	52.8%	11.9%	10.1%
52	Ann Arbor Student Housing	WFB	360	358	2	L(26),D(90),O(4)	5	5	6,950,000	9/17/2012	1.52	1.50	69.6%	57.3%	9.7%	9.6%
52.01	1315 Hill Street	WFB							2,850,000	9/17/2012
52.02	1364 Geddes Avenue	WFB							2,100,000	9/17/2012
52.03	727 South Forest Avenue	WFB							2,000,000	9/17/2012
53	2801 Magazine Street	WFB	360	359	1	L(25),D(91),O(4)	5	5	6,750,000	9/1/2012	1.68	1.58	65.1%	53.2%	10.5%	9.9%
54	Security Public Storage – Napa	WFB	360	358	2	L(26),D(90),O(4)	5	5	6,660,000	10/12/2012	1.69	1.66	65.2%	52.6%	10.2%	10.0%
55	St. Bernardine’s	CIIICM	360	360	0	L(24),GRTR 1% or YM(92),O(4)	5	5	7,400,000	7/27/2012	1.59	1.41	56.8%	46.9%	10.4%	9.2%
56	Morningside Estates	CIIICM	360	359	2	L(26),D(28),O(6)	0	0	5,870,000	10/24/2012	1.80	1.73	70.7%	64.8%	11.0%	10.5%
57	St. Helen Shops	CIIICM	360	359	1	L(25),GRTR 1% or YM(89),O(6)	0	0	3,210,000	8/30/2012	1.86	1.74	61.1%	50.2%	11.9%	11.2%
58	Sandy Shops	CIIICM	360	359	1	L(25),GRTR 1% or YM(89),O(6)	0	0	3,290,000	9/4/2012	1.86	1.74	61.1%	50.2%	11.9%	11.2%
59	Holiday Inn Express Alliance	Basis	300	299	1	L(25),D(91),O(4)	5	5	6,500,000	12/4/2012	2.37	2.10	56.9%	42.5%	16.5%	14.6%
60	Cedar Walk Market	WFB	360	359	1	L(25),D(91),O(4)	5	5	5,160,000	10/19/2012	1.77	1.66	69.7%	56.4%	10.8%	10.1%
61	MNSC - Lake Brantley	WFB	360	360	0	L(24),D(92),O(4)	5	5	5,800,000	11/7/2012	2.17	2.11	61.0%	48.8%	12.7%	12.4%
62	MNSC - Lakehurst	WFB	360	360	0	L(24),D(92),O(4)	5	5	6,200,000	11/7/2012	2.38	2.32	56.5%	45.1%	13.9%	13.6%
63	MNSC - Lake Mary	WFB	360	360	0	L(24),D(92),O(4)	5	5	8,200,000	11/7/2012	2.80	2.74	42.7%	34.1%	16.4%	16.1%
64	Storage Depot - General McMullen	WFB	360	359	1	L(25),D(91),O(4)	5	5	5,000,000	10/15/2012	1.69	1.64	69.9%	57.7%	11.0%	10.7%
65	Marquis Chase Apartments	WFB	360	358	2	L(26),D(90),O(4)	5	5	5,850,000	10/18/2012	2.01	1.62	59.7%	48.5%	12.4%	10.0%
66	Sunset Village	CIIICM	300	299	1	L(25),GRTR 1% or YM(91),O(4)	0	0	4,920,000	7/26/2012	1.54	1.49	64.9%	49.2%	11.2%	10.8%
67	Sherwood/ Bay Breeze	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	4,500,000	9/18/2012	1.71	1.67	69.9%	57.8%	11.2%	11.0%
67.01	Sherwood	CIIICM							2,705,357	9/18/2012
67.02	Bay Breeze	CIIICM							1,794,643	9/18/2012
68	MNSC Apopka- Kissimmee	WFB	360	360	0	L(24),D(92),O(4)	5	5	8,800,000	11/7/2012	3.89	3.77	35.1%	28.1%	22.8%	22.1%
68.01	MNSC - Kissimmee	WFB							5,300,000	11/7/2012
68.02	MNSC - Apopka	WFB							3,500,000	11/7/2012
69	Howard Apartments	CIIICM	300	300	0	L(24),D(94),O(2)	0	0	4,820,000	8/29/2012	1.62	1.51	62.2%	46.7%	11.5%	10.7%
70	Gale Valley Estates MHC	Basis	360	360	0	L(24),D(94),O(2)	5	5	6,220,000	11/9/2012	2.51	2.44	46.6%	37.5%	15.0%	14.6%
71	Indian River Plaza	WFB	360	358	2	L(26),D(90),O(4)	5	5	4,500,000	9/5/2012	2.00	1.82	63.7%	51.9%	12.4%	11.3%
72	Walgreens - Bixby	WFB	360	359	1	L(25),D(91),O(4)	5	5	4,550,000	8/24/2012	1.69	1.68	61.5%	50.4%	10.7%	10.7%
73	Keystone MHC	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	4,500,000	6/28/2012	2.29	2.25	59.9%	49.8%	15.3%	15.0%
74	Walgreens - St. George	WFB	300	299	1	L(25),D(91),O(4)	5	5	4,900,000	10/21/2012	1.70	1.69	54.0%	39.6%	11.3%	11.3%
75	Shoppes at Yukon	CIIICM	360	359	1	L(25),D(91),O(4)	0	0	3,450,000	10/3/2012	1.71	1.56	68.3%	56.6%	11.2%	10.3%
76	Vista West MHC	CIIICM	360	358	2	L(26),D(90),O(4)	0	0	3,500,000	7/18/2012	1.83	1.77	66.9%	55.0%	11.8%	11.4%
77	Storage Depot – Arlington	WFB	360	359	1	L(25),D(91),O(4)	5	5	3,130,000	10/12/2012	1.81	1.75	70.2%	57.9%	11.7%	11.4%
78	Independence Plaza	WFB	360	357	3	L(27),D(89),O(4)	5	5	2,800,000	10/5/2012	2.11	1.86	67.3%	55.5%	13.6%	12.0%
79	Town & Country Self Storage	CIIICM	300	300	0	L(24),GRTR 1% or YM(93),O(3)	0	0	2,700,000	11/15/2012	1.64	1.58	68.0%	50.7%	11.4%	11.0%
80	Periwinkle MHC	CIIICM	360	360	0	L(24),D(93),O(3)	0	0	2,460,000	11/26/2012	1.67	1.64	72.8%	59.2%	10.4%	10.2%
81	Deerpark Self Storage	CIIICM	360	360	0	L(24),D(92),O(4)	0	0	2,600,000	3/15/2012	1.60	1.55	67.3%	56.0%	10.8%	10.5%
82	Storage Depot – Temple	WFB	360	359	1	L(25),D(91),O(4)	5	5	1,770,000	10/12/2012	1.75	1.63	62.1%	51.2%	11.3%	10.6%

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(8)	UW Expenses ($)(8)	UW Net Operating Income ($)(8)	UW Replacement ($)(8)	UW TI/LC ($)(8)	UW Net Cash Flow ($)(8)	Occupancy Rate(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR
1	Republic Plaza	WFB	43,855,093	16,311,223	27,543,870	260,421	1,739,756	25,543,693	94.5%	9/30/2012
2	Concord Mills	RBS	41,169,453	11,273,235	29,896,218	321,459	956,034	28,618,726	98.3%	10/10/2012
3	RHP Portfolio I	RBS	16,420,264	5,619,292	10,800,972	172,067	0	10,628,905	83.7%	11/14/2012
3.01	Harmony Road	RBS	3,208,970	1,047,386	2,161,585	25,273	0	2,136,311	97.1%	11/14/2012
3.02	The Meadows	RBS	2,318,797	731,571	1,587,226	15,789	0	1,571,436	96.0%	11/14/2012
3.03	Mountainside Estates	RBS	1,469,152	426,792	1,042,359	11,673	0	1,030,687	82.1%	11/14/2012
3.04	Eastview	RBS	1,077,288	290,917	786,371	11,152	0	775,220	96.7%	11/14/2012
3.05	Sheridan	RBS	812,580	226,900	585,680	5,836	0	579,844	97.3%	11/14/2012
3.06	Countryside of Greeley	RBS	888,412	301,836	586,576	9,067	0	577,509	97.1%	11/14/2012
3.07	Westview	RBS	665,638	156,693	508,945	6,774	0	502,171	97.7%	11/14/2012
3.08	Loveland	RBS	708,817	219,898	488,918	5,888	0	483,030	100.0%	11/14/2012
3.09	Terrace	RBS	561,214	154,419	406,795	5,836	0	400,959	99.1%	11/14/2012
3.10	Highview	RBS	481,698	113,660	368,038	4,950	0	363,088	96.8%	11/14/2012
3.11	Cimmaron	RBS	621,224	264,145	357,079	8,025	0	349,054	85.7%	11/14/2012
3.12	Castle Acres	RBS	735,301	289,186	446,114	8,702	0	437,412	85.6%	11/14/2012
3.13	Enchanted Village	RBS	1,043,258	647,145	396,113	27,097	0	369,015	45.4%	11/14/2012
3.14	Shady Lane	RBS	382,151	107,432	274,719	3,335	0	271,384	89.1%	11/14/2012
3.15	Northern Hills	RBS	575,188	313,267	261,922	9,380	0	252,542	67.8%	11/14/2012
3.16	Terrace II	RBS	344,747	95,822	248,925	3,648	0	245,278	98.6%	11/14/2012
3.17	Western Park	RBS	273,382	121,011	152,371	5,941	0	146,431	64.0%	11/14/2012
3.18	Plainview	RBS	252,447	111,212	141,235	3,700	0	137,535	80.3%	11/14/2012
4	515 Madison Avenue	WFB	19,305,538	8,189,640	11,115,898	64,853	157,916	10,893,129	98.7%	9/14/2012
5	Brennan Industrial Portfolio II	RBS	14,885,025	1,216,548	13,668,477	1,375,225	663,125	11,630,127	100.0%	2/1/2013
5.01	Kraco	RBS	2,508,161	105,472	2,402,689	125,674	51,871	2,225,144	100.0%	2/1/2013
5.02	Wincup - Arizona	RBS	1,723,012	79,024	1,643,988	111,063	45,840	1,487,085	100.0%	2/1/2013
5.03	World’s Finest Chocolate	RBS	1,352,398	75,566	1,276,832	149,748	61,807	1,065,277	100.0%	2/1/2013
5.04	Oracle - Polo	RBS	970,473	64,358	906,115	151,010	62,328	692,777	100.0%	2/1/2013
5.05	Plaid - Decatur	RBS	893,473	51,437	842,035	97,423	40,210	704,402	100.0%	2/1/2013
5.06	Northwest Mailing	RBS	884,117	47,438	836,679	78,635	32,455	725,589	100.0%	2/1/2013
5.07	Wincup - Georgia	RBS	747,609	42,819	704,790	75,996	31,366	597,428	100.0%	2/1/2013
5.08	Universal Pool - Armory	RBS	728,595	43,606	684,989	82,850	34,195	567,944	100.0%	2/1/2013
5.09	Plaid - Norcross	RBS	650,140	29,737	620,403	24,698	10,194	585,511	100.0%	2/1/2013
5.10	Angstrom Graphics	RBS	726,184	42,936	683,248	79,833	32,950	570,465	100.0%	2/1/2013
5.11	Lyons	RBS	673,677	37,349	636,328	59,574	24,589	552,165	100.0%	2/1/2013
5.12	Fitz Manufacturing	RBS	484,411	50,090	434,321	70,285	124,524	239,512	100.0%	2/1/2013
5.13	Phillips & Temro	RBS	492,646	27,064	465,582	35,064	14,472	416,046	100.0%	2/1/2013
5.14	Aramsco	RBS	411,328	24,496	386,832	34,409	14,202	338,221	100.0%	2/1/2013
5.15	M.P. Pumps	RBS	352,628	21,505	331,123	28,197	11,639	291,287	100.0%	2/1/2013
5.16	Microfinish	RBS	331,110	46,568	284,542	49,928	20,608	214,006	100.0%	2/1/2013
5.17	Shale Inland	RBS	519,387	371,225	148,162	66,827	27,582	53,753	100.0%	2/1/2013
5.18	Universal Pool - 166th St	RBS	223,279	19,539	203,740	37,868	15,630	150,242	100.0%	2/1/2013
5.19	Sitel	RBS	212,397	36,318	176,079	16,143	6,663	153,273	100.0%	2/1/2013
6	One South Wacker Drive	WFB	29,760,653	13,298,741	16,461,911	238,690	1,172,946	15,050,276	82.0%	9/17/2012
7	Encana Oil & Gas	WFB	11,558,165	4,355,883	7,202,282	63,716	0	7,138,566	100.0%	2/1/2013
8	Salt Lake City FBI Building	RBS	6,368,884	1,466,725	4,902,159	32,608	0	4,869,551	100.0%	2/1/2013
9	Starwood Capital Hotel Portfolio II	WFB	23,466,077	17,146,658	6,319,418	0	0	5,380,775	63.1%	10/31/2012	110	70
9.01	Residence Inn - Williamsburg	WFB	2,888,503	1,947,746	940,758	0	0	825,217	55.8%	10/31/2012	118	72
9.02	Hilton Garden Inn - Edison	WFB	4,526,951	3,798,526	728,425	0	0	547,347	72.0%	10/31/2012	111	79
9.03	Holiday Inn - Norwich	WFB	3,853,125	3,122,400	730,725	0	0	576,600	50.7%	10/31/2012	116	59
9.04	Hampton Inn - Carlisle	WFB	2,896,614	1,786,401	1,110,213	0	0	994,349	70.1%	10/31/2012	118	82
9.05	Springhill Suites - Williamsburg	WFB	2,512,926	1,918,224	594,702	0	0	494,185	55.9%	10/31/2012	95	57
9.06	Fairfield Inn - Laurel	WFB	2,634,157	1,876,261	757,896	0	0	652,530	66.6%	10/31/2012	98	66
9.07	Hampton Inn - Danville	WFB	2,035,937	1,341,743	694,194	0	0	612,756	68.8%	10/31/2012	114	78
9.08	Hampton Inn - Shamokin Dam	WFB	2,117,864	1,355,358	762,506	0	0	677,791	72.5%	10/31/2012	110	77
10	Holiday Inn National Airport	WFB	11,096,100	7,549,700	3,546,400	0	0	3,102,556	62.6%	10/31/2012	135	85
11	Encino Courtyard	RBS	3,342,457	1,002,405	2,340,052	22,926	95,334	2,221,792	95.5%	12/1/2012
12	Doubletree Asheville	RBS	7,714,369	4,974,689	2,739,680	0	0	2,431,105	74.8%	9/30/2012	124	93
13	Midland Odessa Self Storage Portfolio	WFB	3,499,349	1,275,650	2,223,699	54,291	0	2,169,408	89.6%	11/27/2012
13.01	Loop 250	WFB	1,004,325	346,231	658,094	15,341	0	642,752	95.5%	11/27/2012
13.02	Grandview	WFB	964,381	337,588	626,793	13,349	0	613,444	96.3%	11/27/2012
13.03	Midkiff	WFB	796,829	306,455	490,373	15,668	0	474,705	73.6%	11/27/2012
13.04	West County Road	WFB	733,815	285,376	448,439	9,933	0	438,506	96.6%	11/27/2012
14	Community Corporate Center	LIG I	4,424,975	2,548,346	1,876,629	72,387	358,072	1,446,170	86.3%	10/29/2012
15	Rivercrest Realty Portfolio	WFB	2,041,636	490,036	1,551,600	54,211	81,665	1,415,724	96.6%	10/11/2012
15.01	Piedmont Plaza	WFB	475,313	129,783	345,531	12,982	19,012	313,537	100.0%	10/11/2012
15.02	Peppers Ferry Centre	WFB	378,770	99,136	279,635	9,906	15,150	254,578	100.0%	10/11/2012
15.03	Tidewater Plaza	WFB	370,634	77,811	292,822	9,308	14,826	268,689	89.4%	10/11/2012
15.04	Boiling Springs Centre	WFB	447,514	120,613	326,901	11,471	17,900	297,530	93.3%	10/11/2012
15.05	Garber’s Crossing	WFB	369,405	62,694	306,711	10,544	14,776	281,390	100.0%	10/11/2012
16	Safeguard Self Storage Portfolio	WFB	2,775,687	1,191,050	1,584,636	77,207	0	1,507,429	88.2%	10/22/2012
16.01	Safeguard - Palm Harbor	WFB	1,179,871	456,420	723,452	30,956	0	692,495	92.9%	10/22/2012
16.02	Safeguard - St. Petersburg	WFB	798,263	334,123	464,139	17,000	0	447,139	80.1%	10/22/2012
16.03	Safeguard - Carrollwood	WFB	797,553	400,508	397,045	29,251	0	367,794	90.3%	10/22/2012
17	Minot Hotel Portfolio	RBS	8,785,777	5,962,035	2,823,742	0	0	2,472,311	81.2%	7/31/2012	115	86
17.01	Holiday Inn Riverside	RBS	6,471,777	4,771,570	1,700,207	0	0	1,441,336	77.4%	7/31/2012	110	83
17.02	Holiday Inn Express	RBS	2,314,000	1,190,465	1,123,535	0	0	1,030,975	91.1%	7/31/2012	128	96
18	Coppertree Apartments	RBS	3,898,145	2,476,065	1,422,080	198,404	0	1,223,676	87.3%	11/1/2012
19	Self Storage 1 - West LA	WFB	2,063,103	641,430	1,421,673	18,197	0	1,403,476	89.6%	10/31/2012
20	Manteca Marketplace	CIIICM	2,059,646	598,158	1,461,488	25,361	91,920	1,344,207	90.2%	9/25/2012
21	Duda Southeast Retail Portfolio	LIG I	1,991,165	426,164	1,565,001	14,964	59,017	1,491,020	100.0%	2/1/2013
21.01	Walgreens - Memphis	LIG I	758,259	198,852	559,407	4,232	19,410	535,765	100.0%	2/1/2013
21.02	Christian Brothers Automotive- Grayson	LIG I	182,660	28,590	154,070	742	5,577	147,751	100.0%	2/1/2013
21.03	Christian Brothers Automotive- Collierville	LIG I	180,602	24,371	156,231	734	5,595	149,902	100.0%	2/1/2013
21.04	Christian Brothers Automotive- Lake Worth	LIG I	184,358	37,709	146,649	759	5,473	140,417	100.0%	2/1/2013
21.05	Christian Brothers Automotive- Schertz	LIG I	149,009	22,925	126,084	742	4,940	120,402	100.0%	2/1/2013
21.06	Dollar General - Hazel Green	LIG I	127,624	25,695	101,929	1,849	4,310	95,770	100.0%	2/1/2013
21.07	Dollar General - Hackleburg	LIG I	116,626	28,074	88,552	1,849	4,140	82,563	100.0%	2/1/2013
21.08	Dollar General - Montgomery	LIG I	100,335	18,109	82,226	1,356	3,257	77,613	100.0%	2/1/2013

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(8)	UW Expenses ($)(8)	UW Net Operating Income ($)(8)	UW Replacement ($)(8)	UW TI/LC ($)(8)	UW Net Cash Flow ($)(8)	Occupancy Rate(8)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR
21.09	Dollar General - Jonesborough	LIG I	101,451	23,505	77,946	1,345	3,189	73,412	100.0%	2/1/2013
21.10	Dollar General - Pell City	LIG I	90,241	18,333	71,908	1,356	3,124	67,428	100.0%	2/1/2013
22	Columbia Square	WFB	1,620,215	314,482	1,305,733	36,564	78,835	1,190,334	100.0%	10/16/2012
23	Milestone Crossing	LIG I	1,870,717	727,990	1,142,726	14,803	63,859	1,064,065	74.1%	12/5/2012
24	US Playing Card	WFB	1,961,288	444,505	1,516,783	123,105	76,679	1,316,999	100.0%	9/30/2012
25	Homewood Suites Ayrsley	RBS	3,454,450	1,913,399	1,541,051	0	0	1,402,873	81.5%	10/31/2012	102	77
26	Clipper Mill	WFB	2,558,159	1,342,369	1,215,790	28,264	100,394	1,087,133	97.6%	1/1/2013
27	Weston Southern Exposure Portfolio	WFB	1,694,830	361,407	1,333,424	36,400	67,793	1,229,230	93.4%	10/11/2012
27.01	Liberty Square Shopping Center	WFB	515,007	97,488	417,519	10,438	20,600	386,480	100.0%	10/11/2012
27.02	Centre at Evans	WFB	440,808	123,727	317,080	10,357	17,632	289,091	80.4%	10/11/2012
27.03	Shoppes at Thomson	WFB	381,120	79,171	301,949	8,949	15,245	277,756	95.0%	10/11/2012
27.04	Roxboro Commons	WFB	357,895	61,020	296,875	6,656	14,316	275,903	100.0%	10/11/2012
28	Hilton Garden Inn Indianapolis	Basis	3,867,619	2,497,059	1,370,560	0	0	1,215,855	68.7%	10/31/2012	106	73
29	Manhattan Hilton Garden Inn & Conference Center	Basis	5,495,479	3,821,081	1,674,398	0	0	1,454,579	67.5%	9/30/2012	110	74
30	Meadows Building	WFB	2,795,529	1,384,877	1,410,652	37,597	268,292	1,158,764	99.1%	9/30/2012
31	First Choice Storage	LIG I	1,876,152	673,697	1,202,455	36,428	0	1,166,028	83.0%	9/30/2012
31.01	Buda Storage	LIG I	600,878	207,306	393,572	11,484	0	382,088	75.5%	9/30/2012
31.02	Austin Storage	LIG I	489,019	197,728	291,291	8,343	0	282,948	78.0%	9/30/2012
31.03	Boern Storage	LIG I	461,021	145,268	315,753	9,997	0	305,756	87.2%	9/30/2012
31.04	Spring Branch Storage	LIG I	325,234	123,395	201,839	6,604	0	195,236	96.3%	9/30/2012
32	24 Hour Fitness - Livermore	WFB	1,747,280	545,798	1,201,481	16,446	77,928	1,107,108	100.0%	2/1/2013
33	Bridgeworks	RBS	1,298,281	300,115	998,167	3,714	41,683	952,770	100.0%	11/6/2012
34	Home 2 Suites - Baltimore	RBS	2,912,259	1,711,903	1,200,356	0	0	1,083,866	70.7%	10/31/2012	110	78
35	120-160 Pine Street; 100-120 Battery Street	WFB	2,587,735	1,469,569	1,118,166	21,738	193,723	902,705	87.4%	10/31/2012
36	County Square Shopping Center	LIG I	1,349,994	348,381	1,001,613	10,465	57,775	933,373	100.0%	11/16/2012
37	Eagle Pond Townhomes	WFB	2,107,842	1,026,694	1,081,148	77,328	0	1,003,820	99.1%	8/29/2012
38	Lakes Brand	Basis	1,455,055	473,363	981,692	31,649	84,800	865,242	80.9%	1/11/2013
39	Peachtree Plaza	WFB	1,143,321	278,442	864,879	7,070	41,321	816,487	83.5%	11/1/2012
40	May Manor MHC	CIIICM	1,087,523	415,887	671,636	14,850	0	656,786	98.7%	10/31/2012
41	Hampton Inn Swansboro	CIIICM	2,480,533	1,547,546	932,987	0	0	833,766	72.8%	10/31/2012	93	68
42	Marketplace at South Mountain	LIG I	1,146,625	450,133	696,492	11,333	36,372	648,787	67.9%	8/31/2012
43	Hampton Inn & Suites - Peoria	WFB	2,685,405	1,692,986	992,419	0	0	885,003	75.6%	7/31/2012	122	92
44	Ridgebrook Village & Valley Hills MHC	CIIICM	1,596,240	883,130	713,110	41,384	0	671,726	81.6%	10/16/2012
45	Holiday Inn Express - Cincinnati	RBS	2,534,495	1,639,436	895,059	0	0	793,679	64.4%	9/30/2012	92	59
46	Pine West Storage Center	WFB	1,264,398	538,535	725,863	12,157	0	713,706	91.3%	10/31/2012
47	Avalon Retail Center	WFB	1,132,276	317,978	814,298	16,564	80,327	717,407	100.0%	12/28/2012
48	Arabia Courtyards	RBS	1,007,557	293,087	714,470	5,243	43,195	666,032	91.6%	1/8/2013
49	Dollar Self Storage	CIIICM	946,369	323,553	622,816	15,724	0	607,092	82.8%	10/11/2012
50	1 Mission	RBS	808,166	214,868	593,298	7,002	15,192	571,104	86.0%	11/1/2012
51	Country Club Apartments	LIG I	1,472,314	857,818	614,496	89,410	0	525,086	92.2%	10/23/2012
52	Ann Arbor Student Housing	WFB	737,355	265,887	471,468	5,199	0	466,269	100.0%	10/1/2012
52.01	1315 Hill Street	WFB	300,391	115,093	185,298	1,939	0	183,359	100.0%	10/1/2012
52.02	1364 Geddes Avenue	WFB	237,129	76,589	160,540	2,104	0	158,436	100.0%	10/1/2012
52.03	727 South Forest Avenue	WFB	199,835	74,205	125,630	1,156	0	124,474	100.0%	10/1/2012
53	2801 Magazine Street	WFB	663,453	200,000	463,454	4,971	22,388	436,094	87.6%	10/31/2012
54	Security Public Storage – Napa	WFB	767,317	325,453	441,864	8,849	0	433,016	86.0%	9/14/2012
55	St. Bernardine’s	CIIICM	775,006	336,382	438,624	8,677	43,206	386,741	100.0%	8/31/2012
56	Morningside Estates	CIIICM	778,988	323,716	455,272	19,950	0	435,322	65.9%	9/27/2012
57	St. Helen Shops	CIIICM	330,050	86,508	243,542	1,716	15,147	226,679	94.4%	10/1/2012
58	Sandy Shops	CIIICM	337,114	107,535	229,580	1,745	10,645	217,190	79.2%	7/25/2012
59	Holiday Inn Express Alliance	Basis	1,752,330	1,141,327	611,003	0	0	540,910	67.9%	10/31/2012	100	68
60	Cedar Walk Market	WFB	535,420	147,249	388,171	3,863	19,503	364,805	93.8%	12/1/2012
61	MNSC - Lake Brantley	WFB	823,290	373,981	449,309	11,378	0	437,931	81.0%	12/6/2012
62	MNSC - Lakehurst	WFB	853,436	365,785	487,651	11,849	0	475,802	96.5%	12/6/2012
63	MNSC - Lake Mary	WFB	985,106	410,397	574,710	12,710	0	562,000	93.8%	12/6/2012
64	Storage Depot - General McMullen	WFB	581,288	198,150	383,138	10,208	0	372,931	91.1%	11/1/2012
65	Marquis Chase Apartments	WFB	1,295,468	862,553	432,915	83,316	0	349,599	91.0%	11/20/2012
66	Sunset Village	CIIICM	733,939	376,794	357,145	11,000	0	346,145	92.7%	10/1/2012
67	Sherwood/Bay Breeze	CIIICM	699,074	346,415	352,658	8,400	0	344,258	93.5%	Various
67.01	Sherwood	CIIICM	428,050	232,560	195,490	5,050	0	190,440	91.1%	11/1/2012
67.02	Bay Breeze	CIIICM	271,023	113,856	157,168	3,350	0	153,818	97.0%	10/1/2012
68	MNSC Apopka-Kissimmee	WFB	1,353,479	649,629	703,850	21,147	0	682,703	91.5%	12/6/2012
68.01	MNSC - Kissimmee	WFB	811,800	357,932	453,868	11,035	0	442,833	92.7%	12/6/2012
68.02	MNSC - Apopka	WFB	541,679	291,697	249,983	10,112	0	239,871	90.2%	12/6/2012
69	Howard Apartments	CIIICM	556,808	211,849	344,959	13,804	9,192	321,963	95.9%	1/7/2013
70	Gale Valley Estates MHC	Basis	807,988	374,213	433,775	11,300	0	422,475	98.0%	10/23/2012
71	Indian River Plaza	WFB	496,954	140,685	356,269	6,520	24,450	325,299	78.5%	10/31/2012
72	Walgreens - Bixby	WFB	309,430	9,283	300,147	2,174	0	297,974	100.0%	2/1/2013
73	Keystone MHC	CIIICM	527,422	114,919	412,503	8,500	0	404,003	94.1%	9/30/2012
74	Walgreens - St. George	WFB	309,188	9,276	299,912	2,174	0	297,738	100.0%	2/1/2013
75	Shoppes at Yukon	CIIICM	370,244	105,457	264,788	1,818	21,240	241,730	100.0%	1/14/2012
76	Vista West MHC	CIIICM	519,030	243,385	275,645	9,500	0	266,145	97.9%	11/1/2012
77	Storage Depot – Arlington	WFB	418,420	160,281	258,139	8,483	0	249,656	89.2%	11/1/2012
78	Independence Plaza	WFB	392,771	136,046	256,724	8,325	21,778	226,621	90.2%	10/4/2012
79	Town & Country Self Storage	CIIICM	326,520	116,450	210,070	7,874	0	202,196	83.5%	10/10/2012
80	Periwinkle MHC	CIIICM	310,949	124,678	186,271	3,200	0	183,071	92.1%	9/1/2012
81	Deerpark Self Storage	CIIICM	364,211	175,478	188,733	5,422	0	183,311	85.3%	10/30/2012
82	Storage Depot – Temple	WFB	258,141	133,562	124,580	8,599	0	115,981	71.1%	11/1/2012

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	Republic Plaza	WFB	TTM 6/30/2012	41,215,798	16,083,596	25,132,202	0	25,132,202
2	Concord Mills	RBS	TTM 8/31/2012	40,534,139	11,586,478	28,947,661	0	28,947,661
3	RHP Portfolio I	RBS	TTM 10/31/2012	16,135,520	5,500,931	10,634,589	0	10,634,589
3.01	Harmony Road	RBS	TTM 10/31/2012	3,120,050	1,017,225	2,102,825	0	2,102,825
3.02	The Meadows	RBS	TTM 10/31/2012	2,260,707	711,831	1,548,876	0	1,548,876
3.03	Mountainside Estates	RBS	TTM 10/31/2012	1,491,023	414,283	1,076,740	0	1,076,740
3.04	Eastview	RBS	TTM 10/31/2012	1,055,426	276,956	778,470	0	778,470
3.05	Sheridan	RBS	TTM 10/31/2012	792,050	215,982	576,068	0	576,068
3.06	Countryside of Greeley	RBS	TTM 10/31/2012	854,143	309,575	544,568	0	544,568
3.07	Westview	RBS	TTM 10/31/2012	660,083	149,194	510,889	0	510,889
3.08	Loveland	RBS	TTM 10/31/2012	679,450	212,329	467,121	0	467,121
3.09	Terrace	RBS	TTM 10/31/2012	556,361	148,297	408,064	0	408,064
3.10	Highview	RBS	TTM 10/31/2012	492,289	109,432	382,857	0	382,857
3.11	Cimmaron	RBS	TTM 10/31/2012	623,844	293,799	330,045	0	330,045
3.12	Castle Acres	RBS	TTM 10/31/2012	715,031	277,784	437,247	0	437,247
3.13	Enchanted Village	RBS	TTM 10/31/2012	1,022,765	622,537	400,228	0	400,228
3.14	Shady Lane	RBS	TTM 10/31/2012	378,035	104,225	273,810	0	273,810
3.15	Northern Hills	RBS	TTM 10/31/2012	573,729	303,840	269,889	0	269,889
3.16	Terrace II	RBS	TTM 10/31/2012	338,796	92,073	246,723	0	246,723
3.17	Western Park	RBS	TTM 10/31/2012	262,389	109,766	152,623	0	152,623
3.18	Plainview	RBS	TTM 10/31/2012	259,349	131,803	127,546	0	127,546
4	515 Madison Avenue	WFB	TTM 10/31/2012	18,391,145	7,014,532	11,376,613	0	11,376,613
5	Brennan Industrial Portfolio II	RBS	Actual 2011	16,671,189	1,627,694	15,043,495	0	15,043,495
5.01	Kraco	RBS	Actual 2011	2,651,100	173,264	2,477,836	0	2,477,836
5.02	Wincup - Arizona	RBS	Actual 2011	1,794,014	89,401	1,704,613	0	1,704,613
5.03	World’s Finest Chocolate	RBS	Actual 2011	1,439,873	86,285	1,353,588	0	1,353,588
5.04	Oracle - Polo	RBS	Actual 2011	1,025,023	40,051	984,972	0	984,972
5.05	Plaid - Decatur	RBS	Actual 2011	939,863	58,578	881,285	0	881,285
5.06	Northwest Mailing	RBS	Actual 2011	934,830	49,674	885,156	0	885,156
5.07	Wincup - Georgia	RBS	Actual 2011	778,034	37,252	740,782	0	740,782
5.08	Universal Pool - Armory	RBS	Actual 2011	835,852	28,875	806,977	0	806,977
5.09	Plaid - Norcross	RBS	Actual 2011	683,895	43,055	640,840	0	640,840
5.10	Angstrom Graphics	RBS	Actual 2011	1,217,086	38,233	1,178,853	0	1,178,853
5.11	Lyons	RBS	Actual 2011	702,844	43,719	659,125	0	659,125
5.12	Fitz Manufacturing	RBS	Actual 2011	537,766	36,335	501,431	0	501,431
5.13	Phillips & Temro	RBS	Actual 2011	390,888	21,335	369,553	0	369,553
5.14	Aramsco	RBS	Actual 2011	432,336	21,415	410,921	0	410,921
5.15	M.P. Pumps	RBS	Actual 2011	371,550	24,369	347,181	0	347,181
5.16	Microfinish	RBS	Actual 2011	340,322	52,885	287,437	0	287,437
5.17	Shale Inland	RBS	Actual 2011	520,000	484,051	35,949	0	35,949
5.18	Universal Pool - 166th St	RBS	Actual 2011	256,148	28,319	227,829	0	227,829
5.19	Sitel	RBS	Actual 2011	819,765	270,598	549,167	0	549,167
6	One South Wacker Drive	WFB	TTM 8/31/2012	23,452,295	12,811,375	10,640,920	0	10,640,920
7	Encana Oil & Gas	WFB	NAV	NAV	NAV	NAV	NAV	NAV
8	Salt Lake City FBI Building	RBS	NAV	NAV	NAV	NAV	NAV	NAV
9	Starwood Capital Hotel Portfolio II	WFB	TTM 10/31/2012	23,289,732	17,138,377	6,151,356	931,588	5,219,768	110	69
9.01	Residence Inn - Williamsburg	WFB	TTM 10/31/2012	2,653,621	1,857,721	795,900	106,145	689,755	118	66
9.02	Hilton Garden Inn - Edison	WFB	TTM 10/31/2012	4,589,792	3,826,426	763,366	183,591	579,775	111	80
9.03	Holiday Inn - Norwich	WFB	TTM 10/31/2012	3,857,459	3,174,204	683,255	154,298	528,957	116	59
9.04	Hampton Inn - Carlisle	WFB	TTM 10/31/2012	2,950,686	1,776,292	1,174,394	118,027	1,056,367	118	83
9.05	Springhill Suites - Williamsburg	WFB	TTM 10/31/2012	2,350,750	1,852,497	498,254	94,030	404,224	95	53
9.06	Fairfield Inn - Laurel	WFB	TTM 10/31/2012	2,643,796	1,890,560	753,236	105,752	647,484	98	66
9.07	Hampton Inn - Danville	WFB	TTM 10/31/2012	2,041,500	1,360,571	680,929	81,660	599,269	114	78
9.08	Hampton Inn - Shamokin Dam	WFB	TTM 10/31/2012	2,202,128	1,400,106	802,022	88,085	713,937	110	80
10	Holiday Inn National Airport	WFB	TTM 10/31/2012	11,119,776	7,557,461	3,562,315	365,196	3,197,119	135	85
11	Encino Courtyard	RBS	TTM 9/30/2012	3,103,293	998,039	2,105,254	0	2,105,254
12	Doubletree Asheville	RBS	TTM 9/30/2012	7,736,005	4,968,651	2,767,354	0	2,767,354	124	93
13	Midland Odessa Self Storage Portfolio	WFB	TTM 9/30/2012	3,684,735	1,370,539	2,314,196	0	2,314,196
13.01	Loop 250	WFB	TTM 9/30/2012	1,066,043	379,597	686,446	0	686,446
13.02	Grandview	WFB	TTM 9/30/2012	1,020,765	375,570	645,195	0	645,195
13.03	Midkiff	WFB	TTM 9/30/2012	814,591	309,983	504,608	0	504,608
13.04	West County Road	WFB	TTM 9/30/2012	783,336	305,389	477,947	0	477,947
14	Community Corporate Center	LIG I	TTM 8/31/2012	3,925,516	2,424,109	1,501,407	0	1,501,407
15	Rivercrest Realty Portfolio	WFB	TTM 9/30/2012	2,047,704	484,345	1,563,359	0	1,563,359
15.01	Piedmont Plaza	WFB	TTM 9/30/2012	479,982	126,412	353,570	0	353,570
15.02	Peppers Ferry Centre	WFB	TTM 9/30/2012	436,600	101,449	335,151	0	335,151
15.03	Tidewater Plaza	WFB	TTM 9/30/2012	300,652	75,721	224,931	0	224,931
15.04	Boiling Springs Centre	WFB	TTM 9/30/2012	428,542	117,234	311,308	0	311,308
15.05	Garber’s Crossing	WFB	TTM 9/30/2012	401,928	63,529	338,399	0	338,399
16	Safeguard Self Storage Portfolio	WFB	TTM 9/30/2012	2,695,505	954,903	1,740,602	0	1,740,602
16.01	Safeguard - Palm Harbor	WFB	TTM 9/30/2012	1,102,103	341,577	760,526	0	760,526
16.02	Safeguard - St. Petersburg	WFB	TTM 9/30/2012	759,919	295,273	464,646	0	464,646
16.03	Safeguard - Carrollwood	WFB	TTM 9/30/2012	833,483	318,053	515,430	0	515,430
17	Minot Hotel Portfolio	RBS	TTM 7/31/2012	9,432,760	6,102,436	3,330,324	0	3,330,324	115	94
17.01	Holiday Inn Riverside	RBS	TTM 7/31/2012	6,615,725	4,715,185	1,900,540	0	1,900,540	110	86
17.02	Holiday Inn Express	RBS	TTM 7/31/2012	2,817,035	1,387,251	1,429,784	0	1,429,784	128	116
18	Coppertree Apartments	RBS	TTM 8/30/2012	3,531,455	2,461,133	1,070,322	0	1,070,322
19	Self Storage 1 - West LA	WFB	TTM 10/31/2012	1,936,968	497,072	1,439,896	0	1,439,896
20	Manteca Marketplace	CIIICM	TTM 10/31/2012	1,647,269	583,315	1,063,954	0	1,017,828
21	Duda Southeast Retail Portfolio	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.01	Walgreens - Memphis	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Christian Brothers Automotive- Grayson	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Christian Brothers Automotive- Collierville	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Christian Brothers Automotive- Lake Worth	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Christian Brothers Automotive- Schertz	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Dollar General - Hazel Green	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.07	Dollar General - Hackleburg	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.08	Dollar General - Montgomery	LIG I	NAV	NAV	NAV	NAV	NAV	NAV

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
21.09	Dollar General - Jonesborough	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.10	Dollar General - Pell City	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
22	Columbia Square	WFB	TTM 9/30/2012	1,534,374	301,204	1,233,170	107,686	1,125,484
23	Milestone Crossing	LIG I	TTM 9/30/2012	1,961,573	691,744	1,269,829	0	1,269,829
24	US Playing Card	WFB	Actual 2011	2,058,751	461,014	1,597,736	0	1,597,736
25	Homewood Suites Ayrsley	RBS	TTM 10/31/2012	3,798,727	1,999,671	1,799,056	0	1,799,056	102	83
26	Clipper Mill	WFB	TTM 8/31/2012	2,831,612	1,261,718	1,569,894	0	1,569,894
27	Weston Southern Exposure Portfolio	WFB	Annualized 8 8/31/2012	1,768,897	341,962	1,426,935	116,643	1,310,292
27.01	Liberty Square Shopping Center	WFB	Annualized 8 8/31/2012	564,747	100,463	464,285	40,035	424,250
27.02	Centre at Evans	WFB	Annualized 8 8/31/2012	406,566	103,854	302,712	14,876	287,837
27.03	Shoppes at Thomson	WFB	Annualized 8 8/31/2012	416,069	75,368	340,701	31,748	308,954
27.04	Roxboro Commons	WFB	Annualized 8 8/31/2012	381,515	62,277	319,238	29,985	289,253
28	Hilton Garden Inn Indianapolis	Basis	TTM 10/31/2012	3,876,657	2,560,394	1,316,263	155,066	1,161,197	106	73
29	Manhattan Hilton Garden Inn & Conference Center	Basis	TTM 9/30/2012	5,505,352	3,812,360	1,692,992	220,214	1,472,778	110	74
30	Meadows Building	WFB	TTM 10/31/2012	2,830,557	1,409,908	1,420,649	423,480	997,169
31	First Choice Storage	LIG I	TTM 10/31/2012	1,774,026	629,612	1,144,414	0	1,144,414
31.01	Buda Storage	LIG I	TTM 10/31/2012	530,518	205,937	324,581	0	324,581
31.02	Austin Storage	LIG I	TTM 10/31/2012	496,947	180,075	316,872	0	316,872
31.03	Boern Storage	LIG I	TTM 10/31/2012	436,508	131,516	304,992	0	304,992
31.04	Spring Branch Storage	LIG I	TTM 10/31/2012	310,053	112,084	197,969	0	197,969
32	24 Hour Fitness - Livermore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Bridgeworks	RBS	TTM 10/31/2012	1,222,380	171,288	1,051,092	0	1,051,092
34	Home 2 Suites - Baltimore	RBS	TTM 10/31/2012	2,920,351	1,482,565	1,437,786	0	1,437,786	110	78
35	120-160 Pine Street; 100-120 Battery Street	WFB	TTM 9/30/2012	2,502,380	1,430,699	1,071,681	0	1,071,681
36	County Square Shopping Center	LIG I	Actual 2012	1,060,032	233,195	826,837	0	826,837
37	Eagle Pond Townhomes	WFB	TTM 11/30/2012	2,370,987	1,064,243	1,306,744	75,600	1,231,144
38	Lakes Brand	Basis	TTM 11/30/2012	934,862	293,925	640,937	0	640,937
39	Peachtree Plaza	WFB	TTM 9/30/2012	903,566	191,609	711,957	13,778	698,179
40	May Manor MHC	CIIICM	TTM 10/31/2012	1,088,444	369,894	718,550	0	718,550
41	Hampton Inn Swansboro	CIIICM	TTM 10/31/2012	2,484,001	1,495,538	988,463	0	988,463	93	67
42	Marketplace at South Mountain	LIG I	TTM 8/31/2012	965,689	430,505	535,184	0	535,184
43	Hampton Inn & Suites - Peoria	WFB	TTM 7/31/2012	2,719,156	1,619,925	1,099,231	0	1,099,231	122	92
44	Ridgebrook Village & Valley Hills MHC	CIIICM	TTM 9/30/2012	1,591,408	829,252	762,156	0	762,156
45	Holiday Inn Express - Cincinnati	RBS	TTM 9/30/2012	2,534,900	1,640,923	893,977	0	893,977	92	59
46	Pine West Storage Center	WFB	TTM 10/31/2012	1,263,463	545,739	717,724	12,156	705,568
47	Avalon Retail Center	WFB	TTM 9/30/2012	1,180,562	317,004	866,558	0	866,558
48	Arabia Courtyards	RBS	TTM 9/30/2012	1,091,198	279,795	811,403	0	811,403
49	Dollar Self Storage	CIIICM	TTM 10/31/2012	946,228	314,841	631,387	0	631,387
50	1 Mission	RBS	TTM 9/30/2012	1,519,497	204,773	1,314,724	0	1,314,724
51	Country Club Apartments	LIG I	TTM 10/31/2012	1,364,629	719,165	645,464	0	645,464
52	Ann Arbor Student Housing	WFB	TTM 9/30/2012	770,235	190,961	579,274	0	579,274
52.01	1315 Hill Street	WFB	TTM 9/30/2012	310,380	91,753	218,627	0	218,627
52.02	1364 Geddes Avenue	WFB	TTM 9/30/2012	246,630	40,656	205,974	0	205,974
52.03	727 South Forest Avenue	WFB	TTM 9/30/2012	213,225	58,552	154,673	0	154,673
53	2801 Magazine Street	WFB	TTM 10/31/2012	594,451	111,354	483,097	0	483,097
54	Security Public Storage – Napa	WFB	TTM 9/30/2012	767,185	322,084	445,102	3,423	441,679
55	St. Bernardine’s	CIIICM	TTM 8/31/2012	923,162	329,700	593,462	0	593,462
56	Morningside Estates	CIIICM	TTM 10/31/2012	771,783	286,895	484,888	0	484,888
57	St. Helen Shops	CIIICM	TTM 7/31/2012	304,767	87,383	217,384	0	217,384
58	Sandy Shops	CIIICM	TTM 7/31/2012	329,481	101,700	227,781	0	227,781
59	Holiday Inn Express Alliance	Basis	TTM 10/31/2012	1,750,442	1,088,693	661,749	0	661,749	100	68
60	Cedar Walk Market	WFB	TTM 10/31/2012	603,785	151,124	452,661	0	452,661
61	MNSC - Lake Brantley	WFB	TTM 10/31/2012	838,840	371,507	467,334	0	467,334
62	MNSC - Lakehurst	WFB	TTM 10/31/2012	878,331	365,008	513,323	0	513,323
63	MNSC - Lake Mary	WFB	TTM 10/31/2012	1,018,041	408,576	609,466	0	609,466
64	Storage Depot - General McMullen	WFB	TTM 9/30/2012	593,622	195,133	398,509	0	398,509
65	Marquis Chase Apartments	WFB	TTM 9/30/2012	1,316,113	829,903	486,211	0	486,211
66	Sunset Village	CIIICM	TTM 10/31/2012	727,662	372,600	355,062	0	355,062
67	Sherwood/Bay Breeze	CIIICM	Annualized 9 9/30/2012	716,377	345,815	370,562	13,884	356,678
67.01	Sherwood	CIIICM	Annualized 9 9/30/2012	442,568	236,272	206,297	13,884	192,413
67.02	Bay Breeze	CIIICM	Annualized 9 9/30/2012	273,809	109,543	164,266	0	164,266
68	MNSC Apopka-Kissimmee	WFB	TTM 10/31/2012	1,386,193	655,230	730,963	0	730,963
68.01	MNSC - Kissimmee	WFB	TTM 10/31/2012	831,046	362,198	468,848	0	468,848
68.02	MNSC - Apopka	WFB	TTM 10/31/2012	555,147	293,032	262,114	0	262,114
69	Howard Apartments	CIIICM	TTM 9/30/2012	349,531	206,092	143,439	0	143,439
70	Gale Valley Estates MHC	Basis	TTM 9/30/2012	965,924	389,870	576,054	0	576,054
71	Indian River Plaza	WFB	TTM 10/31/2012	365,090	130,307	234,783	0	234,783
72	Walgreens - Bixby	WFB	Actual 2011	319,000	0	319,000	0	319,000
73	Keystone MHC	CIIICM	TTM 9/30/2012	538,286	71,227	467,059	0	467,059
74	Walgreens - St. George	WFB	Actual 2011	318,750	0	318,750	0	318,750
75	Shoppes at Yukon	CIIICM	TTM 8/31/2012	387,173	112,000	275,173	0	275,173
76	Vista West MHC	CIIICM	Annualized 10 10/31/2012	543,969	243,494	300,475	0	300,475
77	Storage Depot – Arlington	WFB	TTM 9/30/2012	418,976	156,579	262,397	0	262,397
78	Independence Plaza	WFB	TTM 9/30/2012	421,322	126,177	295,145	0	295,145
79	Town & Country Self Storage	CIIICM	Annualized 10 10/31/2012	320,984	79,077	241,906	0	241,906
80	Periwinkle MHC	CIIICM	TTM 8/31/2012	305,949	109,622	196,327	0	196,327
81	Deerpark Self Storage	CIIICM	TTM 9/30/2012	369,280	152,169	217,111	0	217,111
82	Storage Depot – Temple	WFB	TTM 9/30/2012	258,740	131,736	127,004	0	127,004

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
1	Republic Plaza	WFB	Actual 2011	40,582,035	16,323,922	24,258,113	0	24,258,113
2	Concord Mills	RBS	Actual 2011	40,350,697	11,465,015	28,885,682	0	28,885,682
3	RHP Portfolio I	RBS	Actual 2011	15,403,615	5,313,385	10,090,230	0	10,090,230
3.01	Harmony Road	RBS	Actual 2011	2,851,553	943,392	1,908,161	0	1,908,161
3.02	The Meadows	RBS	Actual 2011	2,147,432	762,586	1,384,846	0	1,384,846
3.03	Mountainside Estates	RBS	Actual 2011	1,429,759	414,770	1,014,989	0	1,014,989
3.04	Eastview	RBS	Actual 2011	989,053	292,457	696,596	0	696,596
3.05	Sheridan	RBS	Actual 2011	741,700	203,188	538,512	0	538,512
3.06	Countryside of Greeley	RBS	Actual 2011	792,534	278,735	513,799	0	513,799
3.07	Westview	RBS	Actual 2011	616,877	136,631	480,246	0	480,246
3.08	Loveland	RBS	Actual 2011	629,875	208,870	421,005	0	421,005
3.09	Terrace	RBS	Actual 2011	527,380	146,727	380,653	0	380,653
3.10	Highview	RBS	Actual 2011	463,262	94,848	368,414	0	368,414
3.11	Cimmaron	RBS	Actual 2011	605,438	236,852	368,586	0	368,586
3.12	Castle Acres	RBS	Actual 2011	678,495	265,474	413,021	0	413,021
3.13	Enchanted Village	RBS	Actual 2011	1,084,685	575,805	508,880	0	508,880
3.14	Shady Lane	RBS	Actual 2011	370,443	97,626	272,817	0	272,817
3.15	Northern Hills	RBS	Actual 2011	608,068	311,060	297,008	0	297,008
3.16	Terrace II	RBS	Actual 2011	323,774	94,018	229,756	0	229,756
3.17	Western Park	RBS	Actual 2011	268,391	120,804	147,587	0	147,587
3.18	Plainview	RBS	Actual 2011	274,896	129,542	145,354	0	145,354
4	515 Madison Avenue	WFB	Actual 2011	17,094,479	7,740,638	9,353,841	0	9,353,841
5	Brennan Industrial Portfolio II	RBS	Actual 2010	14,303,219	667,131	13,636,088	0	13,636,088
5.01	Kraco	RBS	Actual 2010	2,586,436	13,829	2,572,607	0	2,572,607
5.02	Wincup - Arizona	RBS	Actual 2010	1,385,947	15,221	1,370,726	0	1,370,726
5.03	World’s Finest Chocolate	RBS	Actual 2010	1,407,350	136,540	1,270,810	0	1,270,810
5.04	Oracle - Polo	RBS	Actual 2010	995,162	6,454	988,708	0	988,708
5.05	Plaid - Decatur	RBS	Actual 2010	921,434	9,683	911,751	0	911,751
5.06	Northwest Mailing	RBS	Actual 2010	530,400	3,992	526,408	0	526,408
5.07	Wincup - Georgia	RBS	Actual 2010	755,373	2,530	752,843	0	752,843
5.08	Universal Pool - Armory	RBS	Actual 2010	589,000	1,386	587,614	0	587,614
5.09	Plaid - Norcross	RBS	Actual 2010	670,486	3,120	667,366	0	667,366
5.10	Angstrom Graphics	RBS	Actual 2010	729,011	13,556	715,455	0	715,455
5.11	Lyons	RBS	Actual 2010	341,184	5,393	335,791	0	335,791
5.12	Fitz Manufacturing	RBS	Actual 2010	676,269	8,584	667,685	0	667,685
5.13	Phillips & Temro	RBS	Actual 2010	379,500	4,630	374,870	0	374,870
5.14	Aramsco	RBS	Actual 2010	185,951	8,321	177,630	0	177,630
5.15	M.P. Pumps	RBS	Actual 2010	360,732	1,743	358,989	0	358,989
5.16	Microfinish	RBS	Actual 2010	368,631	82,802	285,829	0	285,829
5.17	Shale Inland	RBS	Actual 2010	769,653	267,047	502,606	0	502,606
5.18	Universal Pool - 166th St	RBS	Actual 2010	180,500	985	179,515	0	179,515
5.19	Sitel	RBS	Actual 2010	470,200	81,315	388,885	0	388,885
6	One South Wacker Drive	WFB	Actual 2011	21,798,374	12,327,150	9,471,224	0	9,471,224
7	Encana Oil & Gas	WFB	NAV	NAV	NAV	NAV	NAV	NAV
8	Salt Lake City FBI Building	RBS	NAV	NAV	NAV	NAV	NAV	NAV
9	Starwood Capital Hotel Portfolio II	WFB	Actual 2011	23,511,170	16,628,326	6,882,844	940,720	5,942,124	109	70
9.01	Residence Inn - Williamsburg	WFB	Actual 2011	3,003,515	1,874,155	1,129,360	120,324	1,009,036	116	75
9.02	Hilton Garden Inn - Edison	WFB	Actual 2011	4,386,081	3,673,279	712,802	175,454	537,348	111	74
9.03	Holiday Inn - Norwich	WFB	Actual 2011	4,034,224	3,104,110	930,114	161,369	768,745	121	61
9.04	Hampton Inn - Carlisle	WFB	Actual 2011	2,761,864	1,665,871	1,095,993	110,475	985,518	114	78
9.05	Springhill Suites -Williamsburg	WFB	Actual 2011	2,522,053	1,832,395	689,658	100,961	588,697	93	57
9.06	Fairfield Inn - Laurel	WFB	Actual 2011	2,635,060	1,895,772	739,288	105,402	633,886	97	65
9.07	Hampton Inn - Danville	WFB	Actual 2011	2,077,071	1,307,466	769,605	83,083	686,522	114	80
9.08	Hampton Inn - Shamokin Dam	WFB	Actual 2011	2,091,302	1,275,278	816,024	83,652	732,372	113	76
10	Holiday Inn National Airport	WFB	Actual 2011	10,983,463	7,422,124	3,561,339	279,670	3,281,669	133	85
11	Encino Courtyard	RBS	Actual 2011	2,809,585	993,690	1,815,895	0	1,815,895
12	Doubletree Asheville	RBS	Actual 2011	7,044,918	4,672,059	2,372,859	0	2,372,859	120	84
13	Midland Odessa Self Storage Portfolio	WFB	Actual 2011	3,200,175	1,233,406	1,966,769	0	1,966,769
13.01	Loop 250	WFB	Actual 2011	980,446	361,925	618,521	0	618,521
13.02	Grandview	WFB	Actual 2011	877,563	361,245	516,318	0	516,318
13.03	Midkiff	WFB	Actual 2011	649,136	210,747	438,389	0	438,389
13.04	West County Road	WFB	Actual 2011	693,030	299,489	393,541	0	393,541
14	Community Corporate Center	LIG I	Actual 2011	3,629,887	2,110,447	1,519,440	0	1,519,440
15	Rivercrest Realty Portfolio	WFB	Actual 2011	2,052,494	487,422	1,565,072	0	1,565,072
15.01	Piedmont Plaza	WFB	Actual 2011	448,392	124,514	323,878	0	323,878
15.02	Peppers Ferry Centre	WFB	Actual 2011	429,332	96,634	332,698	0	332,698
15.03	Tidewater Plaza	WFB	Actual 2011	322,883	83,693	239,190	0	239,190
15.04	Boiling Springs Centre	WFB	Actual 2011	449,533	117,511	332,022	0	332,022
15.05	Garber’s Crossing	WFB	Actual 2011	402,354	65,070	337,284	0	337,284
16	Safeguard Self Storage Portfolio	WFB	Actual 2011	2,624,654	1,002,791	1,621,862	0	1,621,862
16.01	Safeguard - Palm Harbor	WFB	Actual 2011	1,059,121	352,086	707,035	0	707,035
16.02	Safeguard - St. Petersburg	WFB	Actual 2011	756,263	312,360	443,903	0	443,903
16.03	Safeguard - Carrollwood	WFB	Actual 2011	809,270	338,346	470,924	0	470,924
17	Minot Hotel Portfolio	RBS	Actual 2011	6,619,478	4,856,477	1,763,001	0	1,763,001	90	79
17.01	Holiday Inn Riverside	RBS	Actual 2011	4,248,019	3,695,599	552,420	0	552,420	84	71
17.02	Holiday Inn Express	RBS	Actual 2011	2,371,459	1,160,878	1,210,581	0	1,210,581	106	98
18	Coppertree Apartments	RBS	NAV	NAV	NAV	NAV	NAV	NAV
19	Self Storage 1 - West LA	WFB	Actual 2011	1,735,602	437,156	1,298,446	0	1,298,446
20	Manteca Marketplace	CIIICM	Actual 2011	1,851,767	554,996	1,296,771	0	1,255,267
21	Duda Southeast Retail Portfolio	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.01	Walgreens - Memphis	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Christian Brothers Automotive - Grayson	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Christian Brothers Automotive - Collierville	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Christian Brothers Automotive - Lake Worth	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Christian Brothers Automotive - Schertz	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Dollar General - Hazel Green	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.07	Dollar General - Hackleburg	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.08	Dollar General - Montgomery	LIG I	NAV	NAV	NAV	NAV	NAV	NAV

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR
21.09	Dollar General - Jonesborough	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.10	Dollar General - Pell City	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
22	Columbia Square	WFB	Actual 2011	1,523,309	310,720	1,212,589	50,581	1,162,008
23	Milestone Crossing	LIG I	Actual 2011	2,065,792	676,697	1,389,095	0	1,389,095
24	US Playing Card	WFB	Actual 2010	1,958,726	332,511	1,626,215	0	1,626,215
25	Homewood Suites Ayrsley	RBS	Actual 2011	2,058,250	1,153,619	904,631	0	904,631	116	55
26	Clipper Mill	WFB	Actual 2011	2,464,294	1,202,130	1,262,164	0	1,262,164
27	Weston Southern Exposure Portfolio	WFB	Actual 2011	1,809,848	346,316	1,463,532	34,721	1,428,811
27.01	Liberty Square Shopping Center	WFB	Actual 2011	560,160	98,855	461,305	13,191	448,114
27.02	Centre at Evans	WFB	Actual 2011	452,517	108,667	343,850	15,822	328,028
27.03	Shoppes at Thomson	WFB	Actual 2011	416,285	76,490	339,795	0	339,795
27.04	Roxboro Commons	WFB	Actual 2011	380,886	62,304	318,582	5,708	312,874
28	Hilton Garden Inn Indianapolis	Basis	Actual 2011	3,326,108	2,339,210	986,898	133,044	853,854	98	60
29	Manhattan Hilton Garden Inn & Conference Center	Basis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Meadows Building	WFB	Actual 2011	2,624,962	1,366,828	1,258,134	325,866	932,268
31	First Choice Storage	LIG I	Actual 2011	1,545,344	658,063	887,281	0	887,281
31.01	Buda Storage	LIG I	Actual 2011	418,223	199,175	219,048	0	219,048
31.02	Austin Storage	LIG I	Actual 2011	464,691	189,119	275,572	0	275,572
31.03	Boern Storage	LIG I	Actual 2011	382,552	142,925	239,627	0	239,627
31.04	Spring Branch Storage	LIG I	Actual 2011	279,878	126,844	153,034	0	153,034
32	24 Hour Fitness - Livermore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Bridgeworks	RBS	Actual 2011	1,173,265	140,005	1,033,260	0	1,033,260
34	Home 2 Suites - Baltimore	RBS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	120-160 Pine Street; 100-120 Battery Street	WFB	Actual 2011	2,420,841	1,376,580	1,044,261	0	1,044,261
36	County Square Shopping Center	LIG I	Actual 2011	1,693,306	255,536	1,437,770	0	1,437,770
37	Eagle Pond Townhomes	WFB	Actual 2011	2,158,894	1,100,797	1,058,097	121,400	936,697
38	Lakes Brand	Basis	Actual 2011	874,135	288,997	585,138	0	585,138
39	Peachtree Plaza	WFB	Actual 2011	722,695	168,628	554,067	322,113	231,954
40	May Manor MHC	CIIICM	Actual 2011	1,053,842	339,073	714,769	0	714,769
41	Hampton Inn Swansboro	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42	Marketplace at South Mountain	LIG I	Actual 2011	996,092	412,440	583,652	0	583,652
43	Hampton Inn & Suites - Peoria	WFB	Actual 2011	2,478,741	1,543,846	934,895	0	934,895	119	84
44	Ridgebrook Village & Valley Hills MHC	CIIICM	Actual 2011	1,617,784	804,777	813,007	0	813,007
45	Holiday Inn Express - Cincinnati	RBS	Actual 2011	2,324,459	1,670,545	653,914	0	653,914	90	54
46	Pine West Storage Center	WFB	Actual 2011	1,219,205	552,778	666,427	0	666,427
47	Avalon Retail Center	WFB	Actual 2011	1,162,950	304,751	858,199	0	858,199
48	Arabia Courtyards	RBS	Actual 2011	1,091,004	262,678	828,326	0	828,326
49	Dollar Self Storage	CIIICM	Actual 2011	864,384	331,714	532,670	0	532,670
50	1 Mission	RBS	Actual 2011	722,803	187,075	535,728	0	535,728
51	Country Club Apartments	LIG I	Actual 2011	1,359,899	735,783	624,116	0	624,116
52	Ann Arbor Student Housing	WFB	Actual 2011	758,873	181,595	577,278	0	577,278
52.01	1315 Hill Street	WFB	Actual 2011	319,599	89,539	230,060	0	230,060
52.02	1364 Geddes Avenue	WFB	Actual 2011	240,477	34,778	205,699	0	205,699
52.03	727 South Forest Avenue	WFB	Actual 2011	198,797	57,278	141,519	0	141,519
53	2801 Magazine Street	WFB	Actual 2011	595,260	106,917	488,343	0	488,343
54	Security Public Storage – Napa	WFB	Actual 2011	760,253	306,663	453,590	18,686	434,904
55	St. Bernardine’s	CIIICM	Actual 2011	881,033	361,467	519,566	0	497,299
56	Morningside Estates	CIIICM	Actual 2011	769,644	258,821	510,823	0	510,823
57	St. Helen Shops	CIIICM	Actual 2011	294,393	82,214	212,179	0	212,179
58	Sandy Shops	CIIICM	Actual 2011	296,672	100,655	196,017	0	196,017
59	Holiday Inn Express Alliance	Basis	Actual 2011	1,619,734	934,416	685,318	0	685,318	96	63
60	Cedar Walk Market	WFB	Actual 2011	575,560	136,465	439,095	0	439,095
61	MNSC - Lake Brantley	WFB	Actual 2011	858,408	386,955	471,453	0	471,453
62	MNSC - Lakehurst	WFB	Actual 2011	841,380	414,816	426,564	0	426,564
63	MNSC - Lake Mary	WFB	Actual 2011	1,027,801	410,497	617,304	0	617,304
64	Storage Depot - General McMullen	WFB	Actual 2011	537,462	179,242	358,220	0	358,220
65	Marquis Chase Apartments	WFB	Actual 2011	1,232,909	834,549	398,360	0	398,360
66	Sunset Village	CIIICM	Actual 2011	735,104	357,627	377,477	0	377,477
67	Sherwood/Bay Breeze	CIIICM	Actual 2011	717,591	344,612	372,979	5,730	367,249
67.01	Sherwood	CIIICM	Actual 2011	450,867	235,419	215,448	5,730	209,718
67.02	Bay Breeze	CIIICM	Actual 2011	266,724	109,193	157,531	0	157,531
68	MNSC Apopka-Kissimmee	WFB	Actual 2011	1,407,036	681,357	725,679	0	725,679
68.01	MNSC - Kissimmee	WFB	Actual 2011	865,882	372,876	493,006	0	493,006
68.02	MNSC - Apopka	WFB	Actual 2011	541,154	308,481	232,673	0	232,673
69	Howard Apartments	CIIICM	Actual 2009	487,098	197,271	289,827	0	289,827
70	Gale Valley Estates MHC	Basis	Actual 2011	899,843	360,596	539,247	0	539,247
71	Indian River Plaza	WFB	Actual 2011	355,956	139,385	216,571	0	216,571
72	Walgreens - Bixby	WFB	Actual 2010	319,000	0	319,000	0	319,000
73	Keystone MHC	CIIICM	Actual 2011	512,391	84,692	427,699	0	427,699
74	Walgreens - St. George	WFB	Actual 2010	318,750	0	318,750	0	318,750
75	Shoppes at Yukon	CIIICM	Actual 2011	339,983	99,111	240,872	0	240,872
76	Vista West MHC	CIIICM	TTM 9/30/2012	497,198	236,417	260,781	0	260,781
77	Storage Depot – Arlington	WFB	Actual 2011	370,594	153,919	216,675	0	216,675
78	Independence Plaza	WFB	Actual 2011	383,301	135,887	247,414	0	247,414
79	Town & Country Self Storage	CIIICM	Actual 2011	321,561	81,208	240,353	0	240,353
80	Periwinkle MHC	CIIICM	Actual 2011	294,077	112,464	181,613	0	181,613
81	Deerpark Self Storage	CIIICM	Actual 2011	350,915	152,679	198,236	0	198,236
82	Storage Depot – Temple	WFB	Actual 2011	251,069	127,754	123,315	0	123,315

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
1	Republic Plaza	WFB	Actual 2010	40,793,000	16,038,637	24,754,363	0	24,754,363
2	Concord Mills	RBS	Actual 2010	39,088,086	11,240,111	27,847,975	0	27,847,975
3	RHP Portfolio I	RBS	Actual 2010	14,823,216	4,946,057	9,877,159	0	9,877,159
3.01	Harmony Road	RBS	Actual 2010	2,574,811	842,216	1,732,595	0	1,732,595
3.02	The Meadows	RBS	Actual 2010	2,081,115	687,810	1,393,305	0	1,393,305
3.03	Mountainside Estates	RBS	Actual 2010	1,313,716	364,093	949,623	0	949,623
3.04	Eastview	RBS	Actual 2010	957,146	245,124	712,022	0	712,022
3.05	Sheridan	RBS	Actual 2010	710,195	185,270	524,925	0	524,925
3.06	Countryside of Greeley	RBS	Actual 2010	767,488	237,727	529,761	0	529,761
3.07	Westview	RBS	Actual 2010	608,124	107,038	501,086	0	501,086
3.08	Loveland	RBS	Actual 2010	585,718	176,687	409,031	0	409,031
3.09	Terrace	RBS	Actual 2010	508,640	148,556	360,084	0	360,084
3.10	Highview	RBS	Actual 2010	448,280	77,674	370,606	0	370,606
3.11	Cimmaron	RBS	Actual 2010	581,920	216,257	365,663	0	365,663
3.12	Castle Acres	RBS	Actual 2010	665,524	259,186	406,338	0	406,338
3.13	Enchanted Village	RBS	Actual 2010	1,160,681	685,667	475,014	0	475,014
3.14	Shady Lane	RBS	Actual 2010	363,800	93,916	269,884	0	269,884
3.15	Northern Hills	RBS	Actual 2010	620,975	316,526	304,449	0	304,449
3.16	Terrace II	RBS	Actual 2010	314,932	105,055	209,877	0	209,877
3.17	Western Park	RBS	Actual 2010	271,561	98,347	173,214	0	173,214
3.18	Plainview	RBS	Actual 2010	288,590	98,908	189,682	0	189,682
4	515 Madison Avenue	WFB	Actual 2010	14,030,227	7,212,562	6,817,665	0	6,817,665
5	Brennan Industrial Portfolio II	RBS	Actual 2009	9,996,643	447,146	9,549,497	0	9,549,497
5.01	Kraco	RBS	Actual 2009	2,523,356	15,533	2,507,823	0	2,507,823
5.02	Wincup - Arizona	RBS	Actual 2009	943,635	89,682	853,953	0	853,953
5.03	World’s Finest Chocolate	RBS	Actual 2009	782,796	4,210	778,586	0	778,586
5.04	Oracle - Polo	RBS	Actual 2009	966,177	1,502	964,675	0	964,675
5.05	Plaid - Decatur	RBS	Actual 2009	268,647	5,372	263,275	0	263,275
5.06	Northwest Mailing	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.07	Wincup - Georgia	RBS	Actual 2009	727,947	100,922	627,025	0	627,025
5.08	Universal Pool - Armory	RBS	Actual 2009	534,000	3,285	530,715	0	530,715
5.09	Plaid - Norcross	RBS	Actual 2009	211,623	3,959	207,664	0	207,664
5.10	Angstrom Graphics	RBS	Actual 2009	671,355	61,339	610,016	0	610,016
5.11	Lyons	RBS	Actual 2009	303,780	4,118	299,662	0	299,662
5.12	Fitz Manufacturing	RBS	Actual 2009	209,917	1,911	208,006	0	208,006
5.13	Phillips & Temro	RBS	Actual 2009	28,565	1,627	26,938	0	26,938
5.14	Aramsco	RBS	NAV	NAV	NAV	NAV	NAV	NAV
5.15	M.P. Pumps	RBS	Actual 2009	350,226	2,024	348,202	0	348,202
5.16	Microfinish	RBS	Actual 2009	477,050	140,943	336,107	0	336,107
5.17	Shale Inland	RBS	Actual 2009	425,470	3,130	422,340	0	422,340
5.18	Universal Pool - 166th St	RBS	Actual 2009	153,226	2,090	151,136	0	151,136
5.19	Sitel	RBS	Actual 2009	418,873	5,499	413,374	0	413,374
6	One South Wacker Drive	WFB	Actual 2010	27,151,778	10,377,396	16,774,382	0	16,774,382
7	Encana Oil & Gas	WFB	NAV	NAV	NAV	NAV	NAV	NAV
8	Salt Lake City FBI Building	RBS	NAV	NAV	NAV	NAV	NAV	NAV
9	Starwood Capital Hotel Portfolio II	WFB	Actual 2010	21,536,505	15,743,723	5,792,782	865,843	4,926,939	105	64
9.01	Residence Inn - Williamsburg	WFB	Actual 2010	2,900,973	1,906,101	994,872	116,216	878,656	110	72
9.02	Hilton Garden Inn - Edison	WFB	Actual 2010	3,865,717	3,480,645	385,072	154,629	230,443	108	66
9.03	Holiday Inn - Norwich	WFB	Actual 2010	3,339,991	2,736,769	603,222	137,727	465,495	110	50
9.04	Hampton Inn - Carlisle	WFB	Actual 2010	2,603,632	1,586,916	1,016,716	104,145	912,571	107	73
9.05	Springhill Suites - Williamsburg	WFB	Actual 2010	2,530,280	1,845,047	685,233	101,290	583,943	91	57
9.06	Fairfield Inn - Laurel	WFB	Actual 2010	2,488,932	1,780,904	708,028	99,557	608,471	94	61
9.07	Hampton Inn - Danville	WFB	Actual 2010	1,886,776	1,198,249	688,527	75,471	613,056	109	73
9.08	Hampton Inn - Shamokin Dam	WFB	Actual 2010	1,920,204	1,209,092	711,112	76,808	634,304	114	69
10	Holiday Inn National Airport	WFB	Actual 2010	12,104,720	7,701,201	4,403,519	229,501	4,174,018	144	95
11	Encino Courtyard	RBS	Actual 2010	2,969,967	957,939	2,012,028	0	2,012,028
12	Doubletree Asheville	RBS	Actual 2010	6,735,578	4,631,143	2,104,435	0	2,104,435	119	79
13	Midland Odessa Self Storage Portfolio	WFB	Actual 2010	2,745,274	1,225,712	1,519,562	0	1,519,562
13.01	Loop 250	WFB	Actual 2010	900,439	367,171	533,268	0	533,268
13.02	Grandview	WFB	Actual 2010	799,913	360,191	439,722	0	439,722
13.03	Midkiff	WFB	Actual 2010	458,447	214,171	244,276	0	244,276
13.04	West County Road	WFB	Actual 2010	586,475	284,179	302,296	0	302,296
14	Community Corporate Center	LIG I	Actual 2010	2,489,301	1,908,687	580,614	0	580,614
15	Rivercrest Realty Portfolio	WFB	Actual 2010	2,079,648	478,388	1,601,260	0	1,601,260
15.01	Piedmont Plaza	WFB	Actual 2010	437,347	120,980	316,367	0	316,367
15.02	Peppers Ferry Centre	WFB	Actual 2010	408,693	90,484	318,209	0	318,209
15.03	Tidewater Plaza	WFB	Actual 2010	371,899	73,873	298,026	0	298,026
15.04	Boiling Springs Centre	WFB	Actual 2010	464,545	122,837	341,708	0	341,708
15.05	Garber’s Crossing	WFB	Actual 2010	397,164	70,214	326,950	0	326,950
16	Safeguard Self Storage Portfolio	WFB	Actual 2010	2,580,535	1,131,954	1,448,581	0	1,448,581
16.01	Safeguard - Palm Harbor	WFB	Actual 2010	1,022,565	388,896	633,668	0	633,668
16.02	Safeguard - St. Petersburg	WFB	Actual 2010	768,047	345,105	422,941	0	422,941
16.03	Safeguard - Carrollwood	WFB	Actual 2010	789,924	397,952	391,971	0	391,971
17	Minot Hotel Portfolio	RBS	Actual 2010	7,686,634	5,321,999	2,364,635	0	2,364,635	82	70
17.01	Holiday Inn Riverside	RBS	Actual 2010	5,581,986	4,199,757	1,382,229	0	1,382,229	77	63
17.02	Holiday Inn Express	RBS	Actual 2010	2,104,648	1,122,242	982,406	0	982,406	97	86
18	Coppertree Apartments	RBS	NAV	NAV	NAV	NAV	NAV	NAV
19	Self Storage 1 - West LA	WFB	Actual 2010	1,477,289	428,886	1,048,403	0	1,048,403
20	Manteca Marketplace	CIIICM	Actual 2010	1,942,900	456,851	1,486,049	0	1,456,572
21	Duda Southeast Retail Portfolio	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.01	Walgreens - Memphis	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Christian Brothers Automotive- Grayson	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Christian Brothers Automotive- Collierville	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Christian Brothers Automotive- Lake Worth	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Christian Brothers Automotive- Schertz	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Dollar General - Hazel Green	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.07	Dollar General - Hackleburg	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.08	Dollar General - Montgomery	LIG I	NAV	NAV	NAV	NAV	NAV	NAV

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR
21.09	Dollar General - Jonesborough	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
21.10	Dollar General - Pell City	LIG I	NAV	NAV	NAV	NAV	NAV	NAV
22	Columbia Square	WFB	Actual 2010	1,549,464	305,907	1,243,557	98,815	1,144,742
23	Milestone Crossing	LIG I	Actual 2010	2,017,473	659,534	1,357,940	0	1,357,940
24	US Playing Card	WFB	Actual 2009	2,020,165	322,885	1,697,279	0	1,697,279
25	Homewood Suites Ayrsley	RBS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26	Clipper Mill	WFB	Actual 2010	2,422,076	1,269,663	1,152,413	0	1,152,413
27	Weston Southern Exposure Portfolio	WFB	Actual 2010	1,752,262	359,623	1,392,639	31,257	1,361,382
27.01	Liberty Square Shopping Center	WFB	Actual 2010	567,771	98,929	468,842	1,160	467,682
27.02	Centre at Evans	WFB	Actual 2010	390,099	112,488	277,611	30,097	247,514
27.03	Shoppes at Thomson	WFB	Actual 2010	412,919	84,769	328,150	0	328,150
27.04	Roxboro Commons	WFB	Actual 2010	381,473	63,437	318,036	0	318,036
28	Hilton Garden Inn Indianapolis	Basis	Actual 2010	2,681,709	1,947,485	734,224	107,268	626,956	97	49
29	Manhattan Hilton Garden Inn & Conference Center	Basis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
30	Meadows Building	WFB	Actual 2010	2,735,885	1,368,927	1,366,958	315,682	1,051,276
31	First Choice Storage	LIG I	Actual 2010	1,154,430	677,321	477,109	0	477,109
31.01	Buda Storage	LIG I	Actual 2010	231,447	197,321	34,126	0	34,126
31.02	Austin Storage	LIG I	Actual 2010	330,464	226,826	103,638	0	103,638
31.03	Boern Storage	LIG I	Actual 2010	325,850	126,912	198,938	0	198,938
31.04	Spring Branch Storage	LIG I	Actual 2010	266,669	126,262	140,407	0	140,407
32	24 Hour Fitness - Livermore	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Bridgeworks	RBS	Actual 2010	1,107,025	145,442	961,583	0	961,583
34	Home 2 Suites - Baltimore	RBS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	120-160 Pine Street; 100-120 Battery Street	WFB	Actual 2010	2,459,622	1,365,110	1,094,512	0	1,094,512
36	County Square Shopping Center	LIG I	Actual 2010	1,272,556	331,528	941,028	0	941,028
37	Eagle Pond Townhomes	WFB	Actual 2010	1,729,427	1,039,431	689,996	20,000	669,996
38	Lakes Brand	Basis	Actual 2010	814,393	302,190	512,203	0	512,203
39	Peachtree Plaza	WFB	Actual 2010	440,296	152,263	288,033	269,114	18,919
40	May Manor MHC	CIIICM	Actual 2010	1,008,209	330,329	677,880	0	677,880
41	Hampton Inn Swansboro	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42	Marketplace at South Mountain	LIG I	Actual 2010	918,056	430,607	487,449	0	487,449
43	Hampton Inn & Suites - Peoria	WFB	Actual 2010	1,933,932	1,313,052	620,880	0	620,880	116	67
44	Ridgebrook Village & Valley Hills MHC	CIIICM	Actual 2010	1,662,794	806,858	855,936	0	855,936
45	Holiday Inn Express - Cincinnati	RBS	Actual 2010	2,143,536	1,559,346	584,190	0	584,190	89	51
46	Pine West Storage Center	WFB	Actual 2010	1,195,888	557,732	638,156	0	638,156
47	Avalon Retail Center	WFB	Actual 2010	1,003,615	350,518	653,097	0	653,097
48	Arabia Courtyards	RBS	Actual 2010	1,106,584	257,493	849,091	0	849,091
49	Dollar Self Storage	CIIICM	Actual 2010	797,870	318,586	479,283	0	479,283
50	1 Mission	RBS	Actual 2010	723,854	129,892	593,962	0	593,962
51	Country Club Apartments	LIG I	Actual 2010	1,286,595	729,177	557,418	0	557,418
52	Ann Arbor Student Housing	WFB	Actual 2010	705,349	190,297	515,052	0	515,052
52.01	1315 Hill Street	WFB	Actual 2010	290,265	101,747	188,518	0	188,518
52.02	1364 Geddes Avenue	WFB	Actual 2010	227,817	29,725	198,092	0	198,092
52.03	727 South Forest Avenue	WFB	Actual 2010	187,267	58,825	128,442	0	128,442
53	2801 Magazine Street	WFB	Actual 2010	477,783	109,751	368,032	0	368,032
54	Security Public Storage – Napa	WFB	Actual 2010	689,403	338,580	350,823	11,809	339,014
55	St. Bernardine’s	CIIICM	Actual 2010	779,092	318,164	460,928	0	460,928
56	Morningside Estates	CIIICM	Actual 2010	702,536	268,161	434,375	0	434,375
57	St. Helen Shops	CIIICM	Actual 2010	275,784	83,141	192,643	0	192,643
58	Sandy Shops	CIIICM	Actual 2010	291,244	99,657	191,587	0	191,587
59	Holiday Inn Express Alliance	Basis	Actual 2010	1,224,757	832,661	392,096	0	392,096	91	48
60	Cedar Walk Market	WFB	Actual 2010	466,947	130,372	336,575	0	336,575
61	MNSC - Lake Brantley	WFB	Actual 2010	824,713	376,221	448,492	0	448,492
62	MNSC - Lakehurst	WFB	Actual 2010	801,888	351,457	450,431	0	450,431
63	MNSC - Lake Mary	WFB	Actual 2010	1,032,451	420,877	611,574	0	611,574
64	Storage Depot - General McMullen	WFB	Actual 2010	519,705	179,768	339,937	0	339,937
65	Marquis Chase Apartments	WFB	NAV	NAV	NAV	NAV	NAV	NAV
66	Sunset Village	CIIICM	Actual 2010	706,573	329,798	376,775	0	376,775
67	Sherwood/Bay Breeze	CIIICM	Actual 2010	685,588	326,551	359,037	10,515	348,522
67.01	Sherwood	CIIICM	Actual 2010	415,169	221,000	194,170	10,515	183,655
67.02	Bay Breeze	CIIICM	Actual 2010	270,419	105,552	164,867	0	164,867
68	MNSC Apopka-Kissimmee	WFB	Actual 2010	1,307,819	668,320	639,499	0	639,499
68.01	MNSC - Kissimmee	WFB	Actual 2010	802,073	390,531	411,542	0	411,542
68.02	MNSC - Apopka	WFB	Actual 2010	505,746	277,789	227,957	0	227,957
69	Howard Apartments	CIIICM	Actual 2008	490,063	208,506	281,557	0	281,557
70	Gale Valley Estates MHC	Basis	Actual 2010	809,223	359,993	449,230	0	449,230
71	Indian River Plaza	WFB	Actual 2010	535,404	148,870	386,534	0	386,534
72	Walgreens - Bixby	WFB	Actual 2009	319,000	0	319,000	0	319,000
73	Keystone MHC	CIIICM	Actual 2010	484,345	67,792	416,553	0	416,553
74	Walgreens - St. George	WFB	Actual 2009	318,750	0	318,750	0	318,750
75	Shoppes at Yukon	CIIICM	Actual 2010	317,474	104,672	212,802	0	212,802
76	Vista West MHC	CIIICM	Actual 2010	362,664	189,708	172,956	0	172,956
77	Storage Depot – Arlington	WFB	Actual 2010	346,070	169,487	176,583	0	176,583
78	Independence Plaza	WFB	Actual 2010	327,272	139,209	188,063	0	188,063
79	Town & Country Self Storage	CIIICM	Actual 2010	319,677	84,681	234,996	0	234,996
80	Periwinkle MHC	CIIICM	Actual 2010	299,874	105,533	194,341	0	194,341
81	Deerpark Self Storage	CIIICM	Actual 2010	292,360	150,142	142,219	0	142,219
82	Storage Depot – Temple	WFB	Actual 2010	211,101	116,039	95,062	0	95,062

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(17)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(9)(10)	2nd Largest Tenant Name(8)(9)(10)(17)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date(9)(10)
1	Republic Plaza	WFB	N	Encana Oil & Gas (USA) Inc. — IG AVG	452,972	34.8%	4/30/2019	DCP Midstream	153,983	11.8%	Various
2	Concord Mills	RBS	N	Bass Pro Shops Outdoor	134,790	10.5%	9/10/2014	Burlington Coat Factory	100,498	7.8%	1/31/2015
3	RHP Portfolio I	RBS	N
3.01	Harmony Road	RBS	N
3.02	The Meadows	RBS	N
3.03	Mountainside Estates	RBS	N
3.04	Eastview	RBS	N
3.05	Sheridan	RBS	N
3.06	Countryside of Greeley	RBS	N
3.07	Westview	RBS	N
3.08	Loveland	RBS	N
3.09	Terrace	RBS	N
3.10	Highview	RBS	N
3.11	Cimmaron	RBS	N
3.12	Castle Acres	RBS	N
3.13	Enchanted Village	RBS	N
3.14	Shady Lane	RBS	N
3.15	Northern Hills	RBS	N
3.16	Terrace II	RBS	N
3.17	Western Park	RBS	N
3.18	Plainview	RBS	N
4	515 Madison Avenue	WFB	N	Pro-Travel	39,200	12.1%	Various	Memorial Sloan Kettering	22,600	7.0%	6/30/2023
5	Brennan Industrial Portfolio II	RBS	Y	Various	Various	Various	Various
5.01	Kraco	RBS	Y	Kraco	364,440	100.0%	8/31/2028
5.02	Wincup - Arizona	RBS	Y	Wincup - Arizona	322,070	100.0%	12/31/2026
5.03	World’s Finest Chocolate	RBS	Y	World’s Finest Chocolate	434,252	100.0%	7/31/2027
5.04	Oracle - Polo	RBS	Y	Oracle Flexible Packaging	437,911	100.0%	7/31/2030
5.05	Plaid - Decatur	RBS	Y	Plaid - Decatur	282,514	100.0%	10/31/2024
5.06	Northwest Mailing	RBS	Y	Northwest Mailing	228,032	100.0%	5/31/2023
5.07	Wincup - Georgia	RBS	Y	Wincup - Georgia	220,380	100.0%	12/31/2026
5.08	Universal Pool - Armory	RBS	Y	Universal Pool - Armory	240,255	100.0%	8/31/2027
5.09	Plaid - Norcross	RBS	Y	Plaid - Norcross	71,620	100.0%	10/31/2024
5.10	Angstrom Graphics	RBS	Y	Angstrom Graphics	231,505	100.0%	1/31/2029
5.11	Lyons	RBS	Y	Lyons	172,758	100.0%	10/31/2027
5.12	Fitz Manufacturing	RBS	Y	Fitz Manufacturing	129,000	100.0%	4/30/2031
5.13	Phillips & Temro	RBS	Y	Phillips & Temro	101,680	100.0%	12/31/2024
5.14	Aramsco	RBS	Y	Aramsco	99,783	100.0%	8/31/2024
5.15	M.P. Pumps	RBS	Y	M.P. Pumps	81,769	100.0%	6/30/2023
5.16	Microfinish	RBS	Y	Microfinish	144,786	100.0%	2/28/2031
5.17	Shale Inland	RBS	Y	Shale Inland	193,789	100.0%	9/30/2023
5.18	Universal Pool - 166th St	RBS	Y	Universal Pool - 166th St.	109,814	100.0%	8/31/2027
5.19	Sitel	RBS	Y	Sitel	46,812	100.0%	5/31/2027
6	One South Wacker Drive	WFB	N	RSM McGladrey	132,627	11.1%	5/31/2021	Fannie Mae	70,207	5.9%	2/28/2019
7	Encana Oil & Gas	WFB	N	Encana Oil & Gas	318,582	100.0%	6/30/2027
8	Salt Lake City FBI Building	RBS	N	Federal Bureau of Investigation	163,040	100.0%	10/23/2032
9	Starwood Capital Hotel Portfolio II	WFB	N
9.01	Residence Inn - Williamsburg	WFB	N
9.02	Hilton Garden Inn - Edison	WFB	N
9.03	Holiday Inn - Norwich	WFB	N
9.04	Hampton Inn - Carlisle	WFB	N
9.05	Springhill Suites - Williamsburg	WFB	N
9.06	Fairfield Inn - Laurel	WFB	N
9.07	Hampton Inn - Danville	WFB	N
9.08	Hampton Inn - Shamokin Dam	WFB	N
10	Holiday Inn National Airport	WFB	N
11	Encino Courtyard	RBS	N	Bed Bath & Beyond	30,000	30.1%	1/31/2018	LA Fitness	24,747	24.8%	12/31/2016
12	Doubletree Asheville	RBS	N
13	Midland Odessa Self Storage Portfolio	WFB	N
13.01	Loop 250	WFB	N
13.02	Grandview	WFB	N
13.03	Midkiff	WFB	N
13.04	West County Road	WFB	N
14	Community Corporate Center	LIG I	N	Pearson Education, Inc.	42,787	16.8%	12/31/2016	Kinder Morgan Bulk Terminal, Inc.	24,250	9.5%	1/31/2021
15	Rivercrest Realty Portfolio	WFB	N	Dollar Tree	Various	Various	Various	Various	Various	Various	Various
15.01	Piedmont Plaza	WFB	N	Dollar Tree	8,000	24.2%	8/31/2015	Shoe Show	6,000	18.1%	11/30/2017
15.02	Peppers Ferry Centre	WFB	N	Dollar Tree	4,500	14.9%	9/30/2014	Cato	4,000	13.3%	1/31/2015
15.03	Tidewater Plaza	WFB	N	Dollar Tree	8,041	26.6%	8/31/2017	Cato	4,160	13.8%	1/31/2013
15.04	Boiling Springs Centre	WFB	N	Dollar Tree	8,018	26.7%	6/30/2022	Cato	4,160	13.9%	1/31/2015
15.05	Garber’s Crossing	WFB	N	Dollar Tree	9,500	32.6%	8/31/2017	Cato	3,600	12.4%	MTM
16	Safeguard Self Storage Portfolio	WFB	N
16.01	Safeguard - Palm Harbor	WFB	N
16.02	Safeguard - St. Petersburg	WFB	N
16.03	Safeguard -Carrollwood	WFB	N
17	Minot Hotel Portfolio	RBS	N
17.01	Holiday Inn Riverside	RBS	N
17.02	Holiday Inn Express	RBS	N
18	Coppertree Apartments	RBS	N
19	Self Storage 1 - West LA	WFB	N
20	Manteca Marketplace	CIIICM	N	Save Mart Supermarkets	34,860	20.6%	9/30/2013	Big Lots	30,751	18.2%	1/31/2020
21	Duda Southeast Retail Portfolio	LIG I	N	Various	Various	Various	Various
21.01	Walgreens - Memphis	LIG I	N	WG Memphis, LLC	28,398	100.0%	4/22/2035
21.02	Christian Brothers Automotive- Grayson	LIG I	N	CBA Grayson, LLC	4,980	100.0%	5/15/2027
21.03	Christian Brothers Automotive- Collierville	LIG I	N	CBA Collierville, LLC	4,922	100.0%	5/15/2027
21.04	Christian Brothers Automotive- Lake Worth	LIG I	N	CBA Lake Worth, LLC	5,094	100.0%	5/15/2027
21.05	Christian Brothers Automotive- Schertz	LIG I	N	CBA Schertz, LLC	4,980	100.0%	5/15/2027
21.06	Dollar General - Hazel Green	LIG I	N	DGS Hazel Green, LLC	12,406	100.0%	7/1/2026
21.07	Dollar General - Hackleburg	LIG I	N	DGS Hackleburg, LLC	12,406	100.0%	4/30/2027
21.08	Dollar General - Montgomery	LIG I	N	DGS West Boulevard Montgomery, LLC	9,100	100.0%	5/1/2027

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(17)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date(9)(10)	2nd Largest Tenant Name(8)(9)(10)(17)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date(9)(10)
21.09	Dollar General -Jonesborough	LIG I	N	DGS Jonesborough, LLC	9,026	100.0%	5/1/2027
21.10	Dollar General - Pell City	LIG I	N	DGS Pell City, LLC	9,100	100.0%	11/1/2026
22	Columbia Square	WFB	N	TJ Maxx	32,262	32.3%	1/31/2016	Bed Bath & Beyond	31,002	31.0%	1/31/2016
23	Milestone Crossing	LIG I	N	Castle Pines Wine & Spirits	3,990	8.4%	7/31/2014	Washington Mutual	3,500	7.3%	9/30/2014
24	US Playing Card	WFB	N	US Playing Card	572,204	74.4%	6/30/2017	Alstom Power	197,400	25.6%	5/31/2023
25	Homewood Suites Ayrsley	RBS	N
26	Clipper Mill	WFB	N	John Gutierrez	20,000	14.2%	2/28/2019	G1440 LLC	13,063	9.2%	1/31/2014
27	Weston Southern Exposure Portfolio	WFB	N	Dollar Tree	Various	Various	Various	Various	Various	Various	Various
27.01	Liberty Square Shopping Center	WFB	N	Dollar Tree	10,000	25.9%	8/31/2017	Shoe Department	5,200	13.5%	8/31/2017
27.02	Centre at Evans	WFB	N	Dollar Tree	10,500	27.4%	5/31/2018	CATO	4,160	10.8%	1/31/2017
27.03	Shoppes at Thomson	WFB	N	Dollar Tree	6,000	18.8%	9/30/2017	CATO	5,120	16.0%	1/31/2013
27.04	Roxboro Commons	WFB	N	Dollar Tree	8,000	27.6%	9/30/2017	Aaron Rents	6,000	20.7%	10/31/2017
28	Hilton Garden Inn Indianapolis	Basis	N
29	Manhattan Hilton Garden Inn & Conference Center	Basis	N
30	Meadows Building	WFB	N	Jenevein & Collins	14,585	8.8%	3/31/2015	Andy Jones Commercial In	7,686	4.6%	10/31/2014
31	First Choice Storage	LIG I	N
31.01	Buda Storage	LIG I	N
31.02	Austin Storage	LIG I	N
31.03	Boern Storage	LIG I	N
31.04	Spring Branch Storage	LIG I	N
32	24 Hour Fitness - Livermore	WFB	N	24 Hour Fitness	68,525	100.0%	5/31/2033
33	Bridgeworks	RBS	N	King’s Seafood III, L.P.	8,702	46.9%	5/31/2015	Lulu Lounge, Inc.	2,369	12.8%	12/31/2015
34	Home 2 Suites - Baltimore	RBS	N
35	120-160 Pine Street; 100-120 Battery Street	WFB	N	Forell/Elsesser Engineers	13,603	14.3%	3/31/2014	Robinson Mills & Williams	13,117	13.8%	5/31/2017
36	County Square Shopping Center	LIG I	N	Big 5	11,000	21.0%	1/31/2017	Bio-Medical Applications of California Inc. (Diablo Renal Services)	10,245	19.6%	12/31/2016
37	Eagle Pond Townhomes	WFB	N
38	Lakes Brand	Basis	N	The Brand Banking Co.	44,538	39.4%	7/31/2020	Brand Mortgage Group	17,410	15.4%	6/30/2023
39	Peachtree Plaza	WFB	N	CVS Pharmacy - Leased Fee	13,225	37.4%	1/31/2030	Goodwill Industries of San Joaquin Valley Inc.	10,306	29.2%	8/31/2021
40	May Manor MHC	CIIICM	N
41	Hampton Inn Swansboro	CIIICM	N
42	Marketplace at South Mountain	LIG I	N	PetSmart, Inc.	20,087	35.4%	6/30/2019	Pan Asia	3,505	6.2%	10/31/2018
43	Hampton Inn & Suites - Peoria	WFB	N
44	Ridgebrook Village & Valley Hills MHC	CIIICM	N
45	Holiday Inn Express - Cincinnati	RBS	N
46	Pine West Storage Center	WFB	N
47	Avalon Retail Center	WFB	N	Entenmann’s Sales Company, Inc.	19,172	23.2%	2/28/2017	Feldman Flooring, LLC dba Big Bob’s Flooring Outlet	10,462	12.7%	2/28/2018
48	Arabia Courtyards	RBS	N	Rite Aid	17,272	52.7%	1/31/2028	Coin Operated Laundromat	3,520	10.7%	5/31/2018
49	Dollar Self Storage	CIIICM	N
50	1 Mission	RBS	N	Prudential California Realty	4,903	20.4%	8/31/2017	Brooklyn Girl Eatery Bar & Pantry	4,808	20.0%	1/31/2022
51	Country Club Apartments	LIG I	N
52	Ann Arbor Student Housing	WFB	N
52.01	1315 Hill Street	WFB	N
52.02	1364 Geddes Avenue	WFB	N
52.03	727 South Forest Avenue	WFB	N
53	2801 Magazine Street	WFB	N	Floor & Décor	5,500	24.3%	2/28/2015	Bedding Plus	4,400	19.5%	4/30/2017
54	Security Public Storage – Napa	WFB	N
55	St. Bernardine’s	CIIICM	N	Renal Advantage Inc	7,708	22.2%	5/31/2014	Pinnacle Medical Group Inc	6,400	18.4%	2/28/2017
56	Morningside Estates	CIIICM	N
57	St. Helen Shops	CIIICM	N	Happy Garden	1,850	17.3%	2/28/2015	Starbucks	1,798	16.8%	2/28/2018
58	Sandy Shops	CIIICM	N	Burger King	2,647	22.8%	1/31/2027	Subway	1,804	15.5%	3/31/2017
59	Holiday Inn Express Alliance	Basis	N
60	Cedar Walk Market	WFB	N	Buffalo Wings and Rings	4,800	24.9%	1/31/2021	Lorenzo’s Pizzeria	3,000	15.5%	2/28/2015
61	MNSC - Lake Brantley	WFB	N
62	MNSC - Lakehurst	WFB	N
63	MNSC - Lake Mary	WFB	N
64	Storage Depot - General McMullen	WFB	N
65	Marquis Chase Apartments	WFB	N
66	Sunset Village	CIIICM	N
67	Sherwood/Bay Breeze	CIIICM	N
67.01	Sherwood	CIIICM	N
67.02	Bay Breeze	CIIICM	N
68	MNSC Apopka-Kissimmee	WFB	N
68.01	MNSC - Kissimmee	WFB	N
68.02	MNSC - Apopka	WFB	N
69	Howard Apartments	CIIICM	N	Shiekh Shoes	2,875	7.3%	4/30/2017	Howard Area Community Center	2,750	7.0%	6/30/2014
70	Gale Valley Estates MHC	Basis	N
71	Indian River Plaza	WFB	N	Blockbuster, Inc.	4,766	14.6%	6/30/2016	Bedding Plus	3,600	11.0%	6/30/2017
72	Walgreens - Bixby	WFB	N	Walgreens	14,490	100.0%	10/31/2077
73	Keystone MHC	CIIICM	N
74	Walgreens - St. George	WFB	N	Walgreens	14,490	100.0%	12/31/2077
75	Shoppes at Yukon	CIIICM	N	Marcella’s Restaurant	5,000	41.7%	5/31/2017	Three Dog Bakery	1,701	14.2%	8/31/2018
76	Vista West MHC	CIIICM	N
77	Storage Depot – Arlington	WFB	N
78	Independence Plaza	WFB	N	Famous Footwear	8,400	29.3%	1/31/2015	Trek Bike Store	5,843	20.4%	7/31/2016
79	Town & Country Self Storage	CIIICM	N
80	Periwinkle MHC	CIIICM	N
81	Deerpark Self Storage	CIIICM	N
82	Storage Depot – Temple	WFB	N

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date(9)(10)	4th Largest Tenant Name(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date(9)
1	Republic Plaza	WFB	Wheeler Trigg O’Donnell LLP	77,264	5.9%	1/31/2023	Samson Resources	61,932	4.8%	3/31/2021
2	Concord Mills	RBS	AMC Theatres	83,732	6.5%	9/30/2019	Dave & Buster’s	53,077	4.1%	8/28/2014
3	RHP Portfolio I	RBS
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB	Hartman Rare Art	11,000	3.4%	1/31/2014	March of Dimes	8,600	2.7%	6/30/2023
5	Brennan Industrial Portfolio II	RBS
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB	Century Business Services	59,774	5.0%	5/31/2013	Aetna	54,348	4.6%	3/31/2015
7	Encana Oil & Gas	WFB
8	Salt Lake City FBI Building	RBS
9	Starwood Capital Hotel Portfolio II	WFB
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB
11	Encino Courtyard	RBS	LyteSpeed Learning	5,300	5.3%	MTM	RAMLA USA	4,307	4.3%	3/31/2022
12	Doubletree Asheville	RBS
13	Midland Odessa Self Storage Portfolio	WFB
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I	Equity Inc.	23,126	9.1%	1/31/2015	Amerassist Holding Company, Ltd.	13,621	5.3%	3/31/2015
15	Rivercrest Realty Portfolio	WFB	Various	Various	Various	Various	Various	Various	Various	Various
15.01	Piedmont Plaza	WFB	Cato	4,160	12.6%	1/31/2016	A to Z Liquor	3,213	9.7%	7/31/2017
15.02	Peppers Ferry Centre	WFB	Hallmark Cards	3,600	12.0%	2/28/2013	King Buffet	3,000	10.0%	5/31/2017
15.03	Tidewater Plaza	WFB	CardSmart	4,000	13.2%	3/31/2015	Shoe Show	3,200	10.6%	5/31/2015
15.04	Boiling Springs Centre	WFB	Fuji Express	3,500	11.7%	2/28/2014	The Shoe Dept.	3,500	11.7%	10/31/2014
15.05	Garber’s Crossing	WFB	San Juan Mexican Restaurant	2,400	8.2%	11/30/2013	Virginia A.B.C.	2,400	8.2%	5/31/2014
16	Safeguard Self Storage Portfolio	WFB
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS
19	Self Storage 1 - West LA	WFB
20	Manteca Marketplace	CIIICM	Rite Aid	21,440	12.7%	9/30/2017	In-Shape Health Club	19,431	11.5%	10/31/2022
21	Duda Southeast Retail Portfolio	LIG I
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(9)(10)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date(9)(10)	4th Largest Tenant Name(9)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date(9)
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB	FedEx Kinko’s	7,990	8.0%	4/30/2017	Mattress Land	4,180	4.2%	5/31/2016
23	Milestone Crossing	LIG I	Key Bank	2,752	5.8%	6/30/2020	Lepeep Grill of Castle Rock	2,466	5.2%	10/31/2013
24	US Playing Card	WFB
25	Homewood Suites Ayrsley	RBS
26	Clipper Mill	WFB	People Encouraging People	10,079	7.1%	2/28/2017	Law Offices of Arnol	8,193	5.8%	6/30/2013
27	Weston Southern Exposure Portfolio	WFB	Various	Various	Various	Various	Various	Various	Various	Various
27.01	Liberty Square Shopping Center	WFB	CATO	4,160	10.8%	1/31/2013	Catherine’s	4,000	10.3%	8/31/2017
27.02	Centre at Evans	WFB	Carefree Pools & Spas	4,000	10.4%	10/31/2015	Maryland Fried Chicken	2,500	6.5%	11/30/2016
27.03	Shoppes at Thomson	WFB	Hibbett Sports	5,000	15.6%	11/30/2017	It’s Fashion!	3,040	9.5%	1/31/2013
27.04	Roxboro Commons	WFB	CATO	4,640	16.0%	1/31/2013	Vesuvio’s Italian Restaurant	3,800	13.1%	12/31/2017
28	Hilton Garden Inn Indianapolis	Basis
29	Manhattan Hilton Garden Inn & Conference Center	Basis
30	Meadows Building	WFB	Allmand Firm	5,572	3.4%	10/31/2014	Pocketstop	5,544	3.3%	6/30/2013
31	First Choice Storage	LIG I
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB
33	Bridgeworks	RBS	Linda Jones Enterprises, Inc.	2,271	12.2%	8/31/2014	M.A.C. Cosmetics, Inc.	1,983	10.7%	7/31/2018
34	Home 2 Suites - Baltimore	RBS
35	120-160 Pine Street; 100-120 Battery Street	WFB	Otis Mcallister, Inc.	12,212	12.8%	4/30/2016	Mckesson Corporation	7,804	8.2%	12/31/2017
36	County Square Shopping Center	LIG I	Japan Store	2,571	4.9%	6/30/2017	Pho Hoa Phat Vietnamese Restaurant	2,408	4.6%	5/31/2017
37	Eagle Pond Townhomes	WFB
38	Lakes Brand	Basis	Gerdau Ameristeel US	10,985	9.7%	3/31/2017	HBPE, LLC	7,138	6.3%	3/31/2014
39	Peachtree Plaza	WFB	KOS MMA LLC	4,503	12.7%	1/31/2018	T-Mobile West Corp.	3,010	8.5%	3/31/2016
40	May Manor MHC	CIIICM
41	Hampton Inn Swansboro	CIIICM
42	Marketplace at South Mountain	LIG I	Verizon Wireless	3,000	5.3%	8/31/2013	Chipotle Mexican Grill	2,500	4.4%	8/31/2018
43	Hampton Inn & Suites - Peoria	WFB
44	Ridgebrook Village & Valley Hills MHC	CIIICM
45	Holiday Inn Express - Cincinnati	RBS
46	Pine West Storage Center	WFB
47	Avalon Retail Center	WFB	Tuesday Morning, Inc.	9,012	10.9%	1/31/2015	Karen and Jim, Inc. dba KJ’s Bar & Grill	6,640	8.0%	7/31/2017
48	Arabia Courtyards	RBS	Diego’s Mexican Grill	2,000	6.1%	3/31/2015	Thanh T Vu Salon (Sublessee)	1,500	4.6%	5/13/2013
49	Dollar Self Storage	CIIICM
50	1 Mission	RBS	Sotheby’s International Realty	3,565	14.8%	9/30/2015	Global Weath Partners	2,094	8.7%	2/28/2015
51	Country Club Apartments	LIG I
52	Ann Arbor Student Housing	WFB
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB	Helm Paint	2,700	11.9%	6/30/2015	Radio Shack	2,553	11.3%	5/31/2014
54	Security Public Storage – Napa	WFB
55	St. Bernardine’s	CIIICM	Gary M. Freestone O.D.	4,542	13.1%	Various	Inland Healthcare Group	3,185	9.2%	1/31/2019
56	Morningside Estates	CIIICM
57	St. Helen Shops	CIIICM	Subway	1,740	16.2%	12/31/2013	Lori’s	1,488	13.9%	6/28/2015
58	Sandy Shops	CIIICM	Dazzle Nails	1,250	10.7%	12/31/2017	TCBY	1,207	10.4%	10/31/2016
59	Holiday Inn Express Alliance	Basis
60	Cedar Walk Market	WFB	Blink	2,000	10.4%	12/31/2013	Bagel Bin	1,800	9.3%	9/30/2013
61	MNSC - Lake Brantley	WFB
62	MNSC - Lakehurst	WFB
63	MNSC - Lake Mary	WFB
64	Storage Depot - General McMullen	WFB
65	Marquis Chase Apartments	WFB
66	Sunset Village	CIIICM
67	Sherwood/Bay Breeze	CIIICM
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM	P&J Footwear Corp.	2,400	6.1%	7/31/2014	Jamaica Jerk	1,873	4.8%	12/31/2014
70	Gale Valley Estates MHC	Basis
71	Indian River Plaza	WFB	D’Iberville Medical Spa, LLC	3,000	9.2%	4/30/2017	Payless Shoesource	2,800	8.6%	8/31/2014
72	Walgreens - Bixby	WFB
73	Keystone MHC	CIIICM
74	Walgreens - St. George	WFB
75	Shoppes at Yukon	CIIICM	Le Chocoholique	1,688	14.1%	6/30/2017	Brigade Clothing	1,646	13.7%	10/31/2014
76	Vista West MHC	CIIICM
77	Storage Depot – Arlington	WFB
78	Independence Plaza	WFB	Rosies Bridal	3,263	11.4%	2/28/2014	KC 180 Fitness LLC	2,000	7.0%	8/31/2013
79	Town & Country Self Storage	CIIICM
80	Periwinkle MHC	CIIICM
81	Deerpark Self Storage	CIIICM
82	Storage Depot – Temple	WFB

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(9)	5th Largest Tenant Sq. Ft.(9)	5th Largest Tenant % of NRA(9)	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
1	Republic Plaza	WFB	Venoco, Inc.	47,205	3.6%	3/31/2014	10/5/2012	10/5/2012
2	Concord Mills	RBS	T.J. Maxx & More	51,937	4.0%	1/31/2015	9/24/2012	9/25/2012
3	RHP Portfolio I	RBS					10/9/2012	Various
3.01	Harmony Road	RBS					10/9/2012	10/8/2012
3.02	The Meadows	RBS					10/9/2012	10/8/2012
3.03	Mountainside Estates	RBS					10/9/2012	10/8/2012
3.04	Eastview	RBS					10/9/2012	9/24/2012
3.05	Sheridan	RBS					10/9/2012	10/8/2012
3.06	Countryside of Greeley	RBS					10/9/2012	10/8/2012
3.07	Westview	RBS					10/9/2012	10/9/2012
3.08	Loveland	RBS					10/9/2012	10/9/2012
3.09	Terrace	RBS					10/9/2012	10/8/2012
3.10	Highview	RBS					10/9/2012	10/9/2012
3.11	Cimmaron	RBS					10/9/2012	10/8/2012
3.12	Castle Acres	RBS					10/9/2012	10/8/2012
3.13	Enchanted Village	RBS					10/9/2012	10/8/2012
3.14	Shady Lane	RBS					10/9/2012	10/8/2012
3.15	Northern Hills	RBS					10/9/2012	10/8/2012
3.16	Terrace II	RBS					10/9/2012	10/8/2012
3.17	Western Park	RBS					10/9/2012	10/8/2012
3.18	Plainview	RBS					10/9/2012	10/8/2012
4	515 Madison Avenue	WFB	US Athletic Training	8,450	2.6%	2/28/2020	11/28/2012	11/29/2012
5	Brennan Industrial Portfolio II	RBS					Various	Various
5.01	Kraco	RBS					10/29/2012	10/29/2012
5.02	Wincup - Arizona	RBS					10/3/2012	10/4/2012
5.03	World’s Finest Chocolate	RBS					10/29/2012	10/29/2012
5.04	Oracle - Polo	RBS					10/4/2012	10/4/2012
5.05	Plaid - Decatur	RBS					10/29/2012	11/1/2012
5.06	Northwest Mailing	RBS					10/29/2012	11/1/2012
5.07	Wincup - Georgia	RBS					10/29/2012	11/1/2012
5.08	Universal Pool - Armory	RBS					10/29/2012	10/29/2012
5.09	Plaid - Norcross	RBS					10/29/2012	10/29/2012
5.10	Angstrom Graphics	RBS					10/4/2012	10/5/2012
5.11	Lyons	RBS					10/29/2012	10/29/2012
5.12	Fitz Manufacturing	RBS					10/29/2012	11/1/2012
5.13	Phillips & Temro	RBS					10/29/2012	10/29/2012
5.14	Aramsco	RBS					10/5/2012	10/5/2012
5.15	M.P. Pumps	RBS					10/5/2012	10/3/2012
5.16	Microfinish	RBS					10/29/2012	10/10/2012
5.17	Shale Inland	RBS					10/9/2012	10/8/2012
5.18	Universal Pool - 166th St	RBS					10/29/2012	11/1/2012
5.19	Sitel	RBS					10/29/2012	10/29/2012
6	One South Wacker Drive	WFB	Pretzel & Stouffer Chartered	52,501	4.4%	4/30/2021	11/2/2012	11/2/2012
7	Encana Oil & Gas	WFB					10/25/2012	10/25/2012
8	Salt Lake City FBI Building	RBS					12/7/2012	10/29/2012
9	Starwood Capital Hotel Portfolio II	WFB					Various	11/27/2012
9.01	Residence Inn - Williamsburg	WFB					11/27/2012	11/27/2012
9.02	Hilton Garden Inn - Edison	WFB					11/26/2012	11/27/2012
9.03	Holiday Inn - Norwich	WFB					11/27/2012	11/27/2012
9.04	Hampton Inn - Carlisle	WFB					11/27/2012	11/27/2012
9.05	Springhill Suites - Williamsburg	WFB					11/27/2012	11/27/2012
9.06	Fairfield Inn - Laurel	WFB					11/27/2012	11/27/2012
9.07	Hampton Inn - Danville	WFB					11/27/2012	11/27/2012
9.08	Hampton Inn - Shamokin Dam	WFB					11/27/2012	11/27/2012
10	Holiday Inn National Airport	WFB					11/12/2012	11/13/2012
11	Encino Courtyard	RBS	Mockingbird Enterprises	4,281	4.3%	4/30/2016	10/19/2012	10/19/2012
12	Doubletree Asheville	RBS					10/17/2012	10/18/2012
13	Midland Odessa Self Storage Portfolio	WFB					10/24/2012	Various
13.01	Loop 250	WFB					10/24/2012	10/26/2012
13.02	Grandview	WFB					10/24/2012	10/25/2012
13.03	Midkiff	WFB					10/24/2012	10/25/2012
13.04	West County Road	WFB					10/24/2012	10/25/2012
14	Community Corporate Center	LIG I	Provident Life and Accident Insurance Company, a Tennessee Corporation	13,427	5.3%	8/31/2015	10/26/2012	10/26/2012
15	Rivercrest Realty Portfolio	WFB	Various	Various	Various	Various	11/14/2012	11/9/2012
15.01	Piedmont Plaza	WFB	RadioShack	2,500	7.6%	2/29/2016	11/14/2012	11/9/2012
15.02	Peppers Ferry Centre	WFB	Shoe Show	2,800	9.3%	4/30/2015	11/14/2012	11/9/2012
15.03	Tidewater Plaza	WFB	ATMC Wireless	2,500	8.3%	1/31/2015	11/14/2012	11/9/2012
15.04	Boiling Springs Centre	WFB	RadioShack	2,400	8.0%	1/31/2016	11/14/2012	11/9/2012
15.05	Garber’s Crossing	WFB	A-C Chiropractic	2,400	8.2%	6/30/2014	11/14/2012	11/9/2012
16	Safeguard Self Storage Portfolio	WFB					10/26/2012	10/26/2012
16.01	Safeguard - Palm Harbor	WFB					10/26/2012	10/26/2012
16.02	Safeguard - St. Petersburg	WFB					10/26/2012	10/26/2012
16.03	Safeguard - Carrollwood	WFB					10/26/2012	10/26/2012
17	Minot Hotel Portfolio	RBS					12/21/2012	12/21/2012
17.01	Holiday Inn Riverside	RBS					12/21/2012	12/21/2012
17.02	Holiday Inn Express	RBS					12/21/2012	12/21/2012
18	Coppertree Apartments	RBS					10/16/2012	10/16/2012
19	Self Storage 1 - West LA	WFB					10/23/2012	10/19/2012
20	Manteca Marketplace	CIIICM	Dollar Tree	9,174	5.4%	3/31/2016	10/9/2012	10/5/2012
21	Duda Southeast Retail Portfolio	LIG I					Various	Various
21.01	Walgreens - Memphis	LIG I					11/26/2012	11/30/2012
21.02	Christian Brothers Automotive- Grayson	LIG I					11/14/2012	11/14/2012
21.03	Christian Brothers Automotive- Collierville	LIG I					11/26/2012	12/7/2012
21.04	Christian Brothers Automotive- Lake Worth	LIG I					11/14/2012	11/14/2012
21.05	Christian Brothers Automotive- Schertz	LIG I					11/14/2012	11/14/2012
21.06	Dollar General - Hazel Green	LIG I					11/14/2012	11/14/2012
21.07	Dollar General - Hackleburg	LIG I					11/14/2012	11/14/2012
21.08	Dollar General - Montgomery	LIG I					11/14/2012	11/14/2012

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(9)	5th Largest Tenant Sq. Ft.(9)	5th Largest Tenant % of NRA(9)	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)
21.09	Dollar General - Jonesborough	LIG I					11/14/2012	11/14/2012
21.10	Dollar General - Pell City	LIG I					11/15/2012	11/15/2012
22	Columbia Square	WFB	Men’s Wearhouse	4,014	4.0%	7/31/2015	8/16/2012	9/14/2012	11/21/2012; 11/23/2012
23	Milestone Crossing	LIG I	Radio Shack	2,400	5.0%	7/31/2016	12/5/2012	12/5/2012
24	US Playing Card	WFB					10/18/2012	10/19/2012
25	Homewood Suites Ayrsley	RBS					11/27/2012	11/28/2012
26	Clipper Mill	WFB	Biohabitats, Inc	7,645	5.4%	11/30/2017	8/31/2012	9/12/2012
27	Weston Southern Exposure Portfolio	WFB	Various	Various	Various	Various	9/21/2012	Various	Various
27.01	Liberty Square Shopping Center	WFB	Shoe Show	3,000	7.8%	8/31/2017	9/21/2012	9/19/2012
27.02	Centre at Evans	WFB	Palm Beach Tan	1,800	4.7%	2/28/2017	9/21/2012	9/20/2012
27.03	Shoppes at Thomson	WFB	Shoe Show	3,000	9.4%	10/31/2017	9/21/2012	9/20/2012	11/16/2012
27.04	Roxboro Commons	WFB	Shoe Show	3,000	10.4%	10/31/2017	9/21/2012	9/20/2012
28	Hilton Garden Inn Indianapolis	Basis					11/26/2012	11/27/2012
29	Manhattan Hilton Garden Inn & Conference Center	Basis					10/17/2012	10/17/2012
30	Meadows Building	WFB	Carrell Partners & Yost	5,392	3.2%	12/31/2014	9/12/2012	9/11/2012
31	First Choice Storage	LIG I					11/9/2012	11/8/2012
31.01	Buda Storage	LIG I					11/9/2012	11/8/2012
31.02	Austin Storage	LIG I					11/9/2012	11/8/2012
31.03	Boern Storage	LIG I					11/9/2012	11/8/2012
31.04	Spring Branch Storage	LIG I					11/9/2012	11/8/2012
32	24 Hour Fitness - Livermore	WFB					11/26/2012	11/26/2012
33	Bridgeworks	RBS	Caren Sonboleh	1,346	7.2%	10/31/2015	11/29/2012	11/29/2012
34	Home 2 Suites - Baltimore	RBS					11/12/2012	11/15/2012
35	120-160 Pine Street; 100-120 Battery Street	WFB	Employment Law Learning	5,750	6.0%	1/31/2013	10/5/2012	10/2/2012
36	County Square Shopping Center	LIG I	Beauty Systems Group	2,250	4.3%	8/31/2017	10/10/2012	10/10/2012
37	Eagle Pond Townhomes	WFB					9/21/2012	9/24/2012
38	Lakes Brand	Basis	Capin Crouse, LLP	4,966	4.4%	7/6/2015	12/19/2012	12/19/2012
39	Peachtree Plaza	WFB	Mountain Mike’s Pizza	2,500	7.1%	10/31/2022	1/26/2012	1/24/2012
40	May Manor MHC	CIIICM					11/19/2012	11/21/2012
41	Hampton Inn Swansboro	CIIICM					10/25/2012	10/25/2012
42	Marketplace at South Mountain	LIG I	Ono Hawaiian BBQ	2,200	3.9%	10/31/2018	8/6/2012	8/9/2012
43	Hampton Inn & Suites - Peoria	WFB					6/26/2012	6/21/2012
44	Ridgebrook Village & Valley Hills MHC	CIIICM					10/24/2012	10/24/2012
45	Holiday Inn Express - Cincinnati	RBS					11/7/2012	11/7/2012
46	Pine West Storage Center	WFB					11/27/2012	11/27/2012
47	Avalon Retail Center	WFB	Pet Centers of Indiana, Inc.	5,608	6.8%	9/30/2017	12/5/2012	12/5/2012
48	Arabia Courtyards	RBS	Dragon Sushi	1,251	3.8%	6/30/2015	11/12/2012	11/12/2012
49	Dollar Self Storage	CIIICM					10/31/2012	10/26/2012
50	1 Mission	RBS	Olivetto Café & Wine Bar	1,837	7.6%	3/31/2018	11/9/2012	11/13/2012
51	Country Club Apartments	LIG I					10/4/2012	10/8/2012
52	Ann Arbor Student Housing	WFB					9/20/2012	9/20/2012
52.01	1315 Hill Street	WFB					9/20/2012	9/20/2012
52.02	1364 Geddes Avenue	WFB					9/20/2012	9/20/2012
52.03	727 South Forest Avenue	WFB					9/20/2012	9/20/2012
53	2801 Magazine Street	WFB	Starbucks	2,553	11.3%	7/31/2014	9/18/2012	9/18/2012
54	Security Public Storage – Napa	WFB					10/17/2012	10/17/2012
55	St. Bernardine’s	CIIICM	Hedyeh Golshan M.D.	2,449	7.1%	12/31/2014	8/9/2012	8/10/2012
56	Morningside Estates	CIIICM					11/12/2012	11/9/2012
57	St. Helen Shops	CIIICM	The Cellular Connection	1,355	12.6%	9/30/2017	9/6/2012	9/10/2012
58	Sandy Shops	CIIICM	Papa Murphy’s	1,206	10.4%	1/31/2017	9/6/2012	9/10/2012
59	Holiday Inn Express Alliance	Basis					12/10/2012	12/12/2012
60	Cedar Walk Market	WFB	Gentle Care Cleaners	1,800	9.3%	8/31/2018	10/25/2012	10/18/2012	11/13/2012
61	MNSC - Lake Brantley	WFB					11/21/2012	11/20/2012
62	MNSC - Lakehurst	WFB					11/21/2012	11/20/2012
63	MNSC - Lake Mary	WFB					11/21/2012	11/20/2012
64	Storage Depot - General McMullen	WFB					10/22/2012	10/25/2012
65	Marquis Chase Apartments	WFB					10/29/2012	10/29/2012
66	Sunset Village	CIIICM					7/31/2012	7/31/2012
67	Sherwood/Bay Breeze	CIIICM					9/28/2012	9/28/2012
67.01	Sherwood	CIIICM					9/28/2012	9/28/2012
67.02	Bay Breeze	CIIICM					9/28/2012	9/28/2012
68	MNSC Apopka-Kissimmee	WFB					11/21/2012	11/21/2012
68.01	MNSC - Kissimmee	WFB					11/21/2012	11/21/2012
68.02	MNSC - Apopka	WFB					11/21/2012	11/21/2012
69	Howard Apartments	CIIICM	Sol Café	1,512	3.9%	11/30/2017	9/4/2012	8/30/2012
70	Gale Valley Estates MHC	Basis					11/19/2012	11/19/2012
71	Indian River Plaza	WFB	South Mississippi Urgent Care	2,734	8.4%	10/31/2016	10/1/2012	10/1/2012
72	Walgreens - Bixby	WFB					9/4/2012	9/4/2012
73	Keystone MHC	CIIICM					7/5/2012	7/5/2012
74	Walgreens - St. George	WFB					11/5/2012	11/5/2012
75	Shoppes at Yukon	CIIICM	Ambushed Salon	1,144	9.5%	2/28/2019	10/4/2012	10/5/2012
76	Vista West MHC	CIIICM					9/28/2012	9/28/2012
77	Storage Depot – Arlington	WFB					10/25/2012	10/25/2012
78	Independence Plaza	WFB	Nick Gray	1,600	5.6%	3/31/2015	10/2/2012	4/16/2012
79	Town & Country Self Storage	CIIICM					11/27/2012	12/3/2012
80	Periwinkle MHC	CIIICM					11/27/2012	11/28/2012
81	Deerpark Self Storage	CIIICM					5/23/2012	5/23/2012
82	Storage Depot – Temple	WFB					10/25/2012	10/25/2012

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML%	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose(11)	Engineering Escrow / Deferred Maintenance ($)(12)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Republic Plaza	WFB			N	Y	Refinance	74,688	3,495,886	499,412	Cash
2	Concord Mills	RBS			N	Y	Refinance	0	0	Springing
3	RHP Portfolio I	RBS			N	Y	Acquisition	261,732	246,124	42,704	Cash
3.01	Harmony Road	RBS			N	Y
3.02	The Meadows	RBS			N	Y
3.03	Mountainside Estates	RBS			N	Y
3.04	Eastview	RBS			N	Y
3.05	Sheridan	RBS			N	Y
3.06	Countryside of Greeley	RBS			N	Y
3.07	Westview	RBS			N	Y
3.08	Loveland	RBS			N	Y
3.09	Terrace	RBS			N	Y
3.10	Highview	RBS			N	Y
3.11	Cimmaron	RBS			N	Y
3.12	Castle Acres	RBS			N	Y
3.13	Enchanted Village	RBS			N	Y
3.14	Shady Lane	RBS			N	Y
3.15	Northern Hills	RBS			N	Y
3.16	Terrace II	RBS			N	Y
3.17	Western Park	RBS			N	Y
3.18	Plainview	RBS			N	Y
4	515 Madison Avenue	WFB			N	Y	Refinance	0	228,177	228,177	Cash
5	Brennan Industrial Portfolio II	RBS	Various	Various	N	Y	Acquisition	0	0	Springing
5.01	Kraco	RBS	10/29/2012	19.0%	N	Y
5.02	Wincup - Arizona	RBS			N	Y
5.03	World’s Finest Chocolate	RBS			N	Y
5.04	Oracle - Polo	RBS			N	Y
5.05	Plaid - Decatur	RBS			N	Y
5.06	Northwest Mailing	RBS			N	Y
5.07	Wincup - Georgia	RBS			N	Y
5.08	Universal Pool - Armory	RBS			N	Y
5.09	Plaid - Norcross	RBS			N	Y
5.10	Angstrom Graphics	RBS			N	Y
5.11	Lyons	RBS			N	Y
5.12	Fitz Manufacturing	RBS			N	Y
5.13	Phillips & Temro	RBS			N	Y
5.14	Aramsco	RBS			N	Y
5.15	M.P. Pumps	RBS			N	Y
5.16	Microfinish	RBS			N	Y
5.17	Shale Inland	RBS			N	Y
5.18	Universal Pool - 166th St	RBS			N	Y
5.19	Sitel	RBS			N	Y
6	One South Wacker Drive	WFB			N	Y	Acquisition	0	4,492,124	226,941	Cash
7	Encana Oil & Gas	WFB			N	Y	Acquisition	0	0	0
8	Salt Lake City FBI Building	RBS	12/7/2012	4.0%	N	Y	Acquisition	0	0	Springing
9	Starwood Capital Hotel Portfolio II	WFB			N	Y	Acquisition	0	147,826	74,974	Cash
9.01	Residence Inn - Williamsburg	WFB			N	Y
9.02	Hilton Garden Inn - Edison	WFB			N	Y
9.03	Holiday Inn - Norwich	WFB			N	Y
9.04	Hampton Inn - Carlisle	WFB			N	Y
9.05	Springhill Suites - Williamsburg	WFB			N	Y
9.06	Fairfield Inn - Laurel	WFB			N	Y
9.07	Hampton Inn - Danville	WFB			N	Y
9.08	Hampton Inn - Shamokin Dam	WFB			N	Y
10	Holiday Inn National Airport	WFB			N	Y	Refinance	0	144,748	36,184	Cash
11	Encino Courtyard	RBS	10/19/2012	11.0%	N	Y	Refinance	7,800	162,300	18,033	Cash
12	Doubletree Asheville	RBS			N	Y	Refinance	0	16,911	16,911	Cash
13	Midland Odessa Self Storage Portfolio	WFB			N	Y	Acquisition	0	0	Springing
13.01	Loop 250	WFB			N	Y
13.02	Grandview	WFB			N	Y
13.03	Midkiff	WFB			N	Y
13.04	West County Road	WFB			N	Y
14	Community Corporate Center	LIG I			N	Y	Acquisition	129,219	458,693	65,528	Cash
15	Rivercrest Realty Portfolio	WFB			N	Y Y	Refinance	0	16,058	16,065	Cash
15.01	Piedmont Plaza	WFB			N	Y
15.02	Peppers Ferry Centre	WFB			N	Y
15.03	Tidewater Plaza	WFB			N	Y
15.04	Boiling Springs Centre	WFB			N	Y
15.05	Garber’s Crossing	WFB			N	Y
16	Safeguard Self Storage Portfolio	WFB			N	Y	Acquisition	0	0	Springing
16.01	Safeguard - Palm Harbor	WFB			N	Y
16.02	Safeguard - St. Petersburg	WFB			N	Y
16.03	Safeguard - Carrollwood	WFB			N	Y
17	Minot Hotel Portfolio	RBS			N	Y	Acquisition	3,125	40,566	20,283	Cash
17.01	Holiday Inn Riverside	RBS			N	Y
17.02	Holiday Inn Express	RBS			N	Y
18	Coppertree Apartments	RBS			N	Y	Refinance	344,626	21,239	21,239	Cash
19	Self Storage 1 - West LA	WFB	10/24/2012	12.0%	N	Y	Refinance	0	16,437	5,479	Cash
20	Manteca Marketplace	CIIICM	10/9/2012	8.0%	N	Y	Refinance	18,188	51,320	17,107	Cash
21	Duda Southeast Retail Portfolio	LIG I	Various	Various	N	Y	Acquisition	0	0	Springing
21.01	Walgreens - Memphis	LIG I	12/7/2012	7.0%	N	Y
21.02	Christian Brothers Automotive- Grayson	LIG I			N	Y
21.03	Christian Brothers Automotive- Collierville	LIG I	12/19/2012	6.0%	N	Y
21.04	Christian Brothers Automotive- Lake Worth	LIG I			N	Y
21.05	Christian Brothers Automotive- Schertz	LIG I			N	Y
21.06	Dollar General - Hazel Green	LIG I			N	Y
21.07	Dollar General - Hackleburg	LIG I			N	Y
21.08	Dollar General - Montgomery	LIG I			N	Y

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML%	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose(11)	Engineering Escrow / Deferred Maintenance ($)(12)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
21.09	Dollar General - Jonesborough	LIG I			N	Y
21.10	Dollar General - Pell City	LIG I			N	Y
22	Columbia Square	WFB			N	Y	Refinance	190,063	56,748	14,187	Cash
23	Milestone Crossing	LIG I			N	Y	Refinance	0	221,250	24,583	Cash
24	US Playing Card	WFB			N	Y	Refinance	0	0	Springing
25	Homewood Suites Ayrsley	RBS			N	Y	Refinance	0	25,853	12,926	Cash
26	Clipper Mill	WFB			N	Y	Refinance	0	39,492	9,873	Cash
27	Weston Southern Exposure Portfolio	WFB			N	Y	Refinance	58,781	13,042	13,038	Cash
27.01	Liberty Square Shopping Center	WFB			N	Y
27.02	Centre at Evans	WFB			N	Y
27.03	Shoppes at Thomson	WFB			N	Y
27.04	Roxboro Commons	WFB			N	Y
28	Hilton Garden Inn Indianapolis	Basis			N	Y	Refinance	56,075	57,892	14,473	Cash
29	Manhattan Hilton Garden Inn & Conference Center	Basis			N	Y	Refinance	0	81,838	27,279	Cash
30	Meadows Building	WFB			N	Y	Refinance	241,313	45,398	22,699	Cash
31	First Choice Storage	LIG I			N	Y	Refinance	0	14,110	14,110	Cash
31.01	Buda Storage	LIG I			N	Y
31.02	Austin Storage	LIG I			N	Y
31.03	Boern Storage	LIG I			N	Y
31.04	Spring Branch Storage	LIG I			N	Y
32	24 Hour Fitness - Livermore	WFB	11/26/2012	13.0%	N	Y	Refinance	0	0	Springing
33	Bridgeworks	RBS	11/29/2012	10.0%	N	Y	Acquisition	0	69,116	17,279	Cash
34	Home 2 Suites - Baltimore	RBS			N	Y	Refinance	0	41,995	10,499	Cash
35	120-160 Pine Street; 100-120 Battery Street	WFB	10/4/2012	13.0%	N	Y	Refinance	0	42,339	14,113	Cash
36	County Square Shopping Center	LIG I	10/10/2012	13.0%	N	Y	Refinance	29,281	14,507	14,507	Cash
37	Eagle Pond Townhomes	WFB			N	Y	Refinance	0	142,106	20,301	Cash
38	Lakes Brand	Basis			N	Y	Various	5,625	40,094	6,682	Cash
39	Peachtree Plaza	WFB	1/26/2012	7.0%	N	Y	Refinance	0	15,660	5,220; Springing	Cash
40	May Manor MHC	CIIICM			N	Y	Acquisition	0	26,373	8,791	Cash
41	Hampton Inn Swansboro	CIIICM			N	Y	Refinance	0	5,001	5,001	Cash
42	Marketplace at South Mountain	LIG I			N	Y	Refinance	0	65,757	13,151	Cash
43	Hampton Inn & Suites - Peoria	WFB			N	Y	Refinance	0	38,460	12,820	Cash
44	Ridgebrook Village & Valley Hills MHC	CIIICM			N	Y	Acquisition	32,500	22,916	11,458	Cash
45	Holiday Inn Express - Cincinnati	RBS			N	Y	Refinance	56,450	33,216	4,745	Cash
46	Pine West Storage Center	WFB			N	Y	Refinance	0	33,666	11,222	Cash
47	Avalon Retail Center	WFB			N	Y	Refinance	0	29,091	9,697	Cash
48	Arabia Courtyards	RBS	11/12/2012	12.0%	N	Y	Refinance	4,125	0	12,234	Cash
49	Dollar Self Storage	CIIICM			N	Y	Refinance	0	28,130	5,626	Cash
50	1 Mission	RBS	11/13/2012	13.0%	N	Y	Acquisition	3,750	69,116	17,280	Cash
51	Country Club Apartments	LIG I			N	Y	Refinance	204,896	56,246	14,061	Cash
52	Ann Arbor Student Housing	WFB			N	Y	Refinance	0	59,445	9,908	Cash
52.01	1315 Hill Street	WFB			N	Y
52.02	1364 Geddes Avenue	WFB			N	Y
52.03	727 South Forest Avenue	WFB			N	Y
53	2801 Magazine Street	WFB			N	Y	Refinance	0	3,660	3,660	Cash
54	Security Public Storage – Napa	WFB	10/17/2012	15.0%	N	Y	Refinance	0	0	Springing
55	St. Bernardine’s	CIIICM	9/11/2012	15.0%	N	Y	Refinance	16,525	4,578	4,578	Cash
56	Morningside Estates	CIIICM			N	Y	Acquisition	0	0	6,179	Cash
57	St. Helen Shops	CIIICM	9/6/2012	10.0%	N	Y	Refinance	0	7,399	1,850	Cash
58	Sandy Shops	CIIICM	9/6/2012	10.0%	N	Y	Refinance	0	15,071	3,768	Cash
59	Holiday Inn Express Alliance	Basis			N	Y	Acquisition	0	25,676	4,279	Cash
60	Cedar Walk Market	WFB			N	Y	Acquisition	0	8,172	4,086	Cash
61	MNSC - Lake Brantley	WFB			N	Y	Refinance	294,544	17,506	5,837	Cash
62	MNSC - Lakehurst	WFB			N	Y	Refinance	0	15,842	5,280	Cash
63	MNSC - Lake Mary	WFB			N	Y	Refinance	0	18,895	6,300	Cash
64	Storage Depot - General McMullen	WFB			N	Y	Refinance	0	4,691	4,691	Cash
65	Marquis Chase Apartments	WFB			N	Y	Refinance	0	13,461	4,487	Cash
66	Sunset Village	CIIICM			N	Y	Refinance	25,074	21,504	7,168	Cash
67	Sherwood/Bay Breeze	CIIICM			N	Y	Various	0	9,130	3,043	Cash
67.01	Sherwood	CIIICM			N	Y
67.02	Bay Breeze	CIIICM			N	Y
68	MNSC Apopka-Kissimmee	WFB			N	Y	Refinance	32,031	17,854	6,892	Cash
68.01	MNSC - Kissimmee	WFB			N	Y
68.02	MNSC - Apopka	WFB			N	Y
69	Howard Apartments	CIIICM			N	Y	Refinance	3,225	27,444	5,489	Cash
70	Gale Valley Estates MHC	Basis			N	Y	Refinance	0	0	5,383	Cash
71	Indian River Plaza	WFB			N	Y	Refinance	0	31,020	2,820	Cash
72	Walgreens - Bixby	WFB			N	N	Refinance	0	0	Springing
73	Keystone MHC	CIIICM			N	Y	Refinance	0	3,097	1,032	Cash
74	Walgreens - St. George	WFB			N	N	Refinance	0	0	Springing
75	Shoppes at Yukon	CIIICM			N	Y	Refinance	0	4,287	4,287	Cash
76	Vista West MHC	CIIICM			N	Y	Acquisition	39,375	2,786	929	Cash
77	Storage Depot – Arlington	WFB			N	Y	Refinance	0	3,632	3,632	Cash
78	Independence Plaza	WFB			N	Y	Acquisition	58,131	5,138	5,138	Cash
79	Town & Country Self Storage	CIIICM			N	Y	Refinance	5,906	1,879	939	Cash
80	Periwinkle MHC	CIIICM			N	Y	Refinance	16,744	883	883	Cash
81	Deerpark Self Storage	CIIICM	5/23/2012	9.0%	N	Y	Refinance	625	12,013	2,002	Cash
82	Storage Depot – Temple	WFB			N	Y	Refinance	0	11,012	2,753	Cash

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)(13)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
1	Republic Plaza	WFB	0	Springing			27,217	27,217	0	Cash
2	Concord Mills	RBS	0	Springing			0	Springing	646,000
3	RHP Portfolio I	RBS	89,791	22,448	Cash		2,288,268	Springing	500,000	Cash
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB	0	Springing			1,000,000	5,404	150,000	Cash
5	Brennan Industrial Portfolio II	RBS	60,985	8,712; Springing	Cash		0	0	0
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB	0	Springing			5,000,000	19,891	0	Cash
7	Encana Oil & Gas	WFB	0	0			0	0	0
8	Salt Lake City FBI Building	RBS	0	Springing			0	0	0
9	Starwood Capital Hotel Portfolio II	WFB	0	Springing			0	78,220	0	Cash
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB	0	Springing			0	36,987	0	Cash
11	Encino Courtyard	RBS	7,640	1,910	Cash		0	2,077	0	Cash
12	Doubletree Asheville	RBS	42,020	0	Cash		0	25,790	0	Cash
13	Midland Odessa Self Storage Portfolio	WFB	0	Springing			0	Springing	0
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I	48,908	4,446	Cash		6,032	6,032	0	Cash
15	Rivercrest Realty Portfolio	WFB	0	Springing			0	4,523	0	Cash
15.01	Piedmont Plaza	WFB
15.02	Peppers Ferry Centre	WFB
15.03	Tidewater Plaza	WFB
15.04	Boiling Springs Centre	WFB
15.05	Garber’s Crossing	WFB
16	Safeguard Self Storage Portfolio	WFB	0	Springing			0	Springing	0
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS	56,075	14,249	Cash		0	29,288	0	Cash
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS	39,857	13,286	Cash		19,300	19,300	0	Cash
19	Self Storage 1 - West LA	WFB	0	Springing			0	1,516	36,394	Cash
20	Manteca Marketplace	CIIICM	5,702	2,851	Cash		2,113	2,113	0	Cash
21	Duda Southeast Retail Portfolio	LIG I	0	Springing			0	Springing	0
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(13)	Replacement Reserve Cap ($)(13)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB	0	Springing			0	3,172	76,138	Cash
23	Milestone Crossing	LIG I	16,822	1,869	Cash		1,250	1,250	0	Cash
24	US Playing Card	WFB	0	Springing			0	Springing	0
25	Homewood Suites Ayrsley	RBS	9,498	3,166	Cash		0	12,660	0	Cash
26	Clipper Mill	WFB	0	Springing			0	2,355	0	Cash
27	Weston Southern Exposure Portfolio	WFB	8,465	1,693	Cash		0	3,033	0	Cash
27.01	Liberty Square Shopping Center	WFB
27.02	Centre at Evans	WFB
27.03	Shoppes at Thomson	WFB
27.04	Roxboro Commons	WFB
28	Hilton Garden Inn Indianapolis	Basis	17,127	1,713	Cash		0	12,892	0	Cash
29	Manhattan Hilton Garden Inn & Conference Center	Basis	13,705	Springing	Cash		0	15,509	0	Cash
30	Meadows Building	WFB	0	Springing			0	3,133	0	Cash
31	First Choice Storage	LIG I	32,125	2,471	Cash		3,000	3,000	0	Cash
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB	11,256	1,608	Cash		0	1,371	32,892	Cash
33	Bridgeworks	RBS	352	176	Cash		0	387	0	Cash
34	Home 2 Suites - Baltimore	RBS	19,159	1,474	Cash		4,514	4,514	0	Cash
35	120-160 Pine Street; 100-120 Battery Street	WFB	0	Springing			0	1,812	43,476	Cash
36	County Square Shopping Center	LIG I	21,992	2,444	Cash		149,499	10,465	0	Cash
37	Eagle Pond Townhomes	WFB	0	Springing			0	6,444	154,656	Cash
38	Lakes Brand	Basis	4,360	1,453	Cash		0	2,637	0	Cash
39	Peachtree Plaza	WFB	0	Springing			0	589	14,140	Cash
40	May Manor MHC	CIIICM	4,386	2,193	Cash		1,238	1,238	0	Cash
41	Hampton Inn Swansboro	CIIICM	15,936	1,992	Cash		8,268	8,268	0	Cash
42	Marketplace at South Mountain	LIG I	8,495	1,062	Cash		950	950	0	Cash
43	Hampton Inn & Suites - Peoria	WFB	0	Springing			0	8,951; Springing	322,248	Cash
44	Ridgebrook Village & Valley Hills MHC	CIIICM	4,052	2,026	Cash		3,449	3,449	100,000	Cash
45	Holiday Inn Express - Cincinnati	RBS	17,834	1,513	Cash		8,427	8,427	0	Cash
46	Pine West Storage Center	WFB	22,162	4,432	Cash		0	1,013	0	Cash
47	Avalon Retail Center	WFB	4,902	1,634	Cash		16,564	1,380	0	Cash
48	Arabia Courtyards	RBS	10,310	1,050	Cash		683	683	24,579	Cash
49	Dollar Self Storage	CIIICM	4,191	524	Cash		1,323	1,323	20,000	Cash
50	1 Mission	RBS	780	780	Cash		0	417	0	Cash
51	Country Club Apartments	LIG I	22,642	3,235	Cash		7,451	7,451	0	Cash
52	Ann Arbor Student Housing	WFB	0	Springing			0	433	0	Cash
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB	16,550	2,529	Cash		0	414	0	Cash
54	Security Public Storage – Napa	WFB	0	Springing			0	Springing	0
55	St. Bernardine’s	CIIICM	528	528	Cash		868	868	0	Cash
56	Morningside Estates	CIIICM	2,031	2,031	Cash		1,663	1,663	0	Cash
57	St. Helen Shops	CIIICM	3,451	288	Cash		143	143	0	Cash
58	Sandy Shops	CIIICM	3,406	284	Cash		165	165	0	Cash
59	Holiday Inn Express Alliance	Basis	4,050	2,025	Cash		0	5,841	0	Cash
60	Cedar Walk Market	WFB	1,048	524	Cash		0	322	0	Cash
61	MNSC - Lake Brantley	WFB	0	Springing			200,000	948	0	Cash
62	MNSC - Lakehurst	WFB	0	Springing			0	987	0	Cash
63	MNSC - Lake Mary	WFB	0	Springing			0	1,059	0	Cash
64	Storage Depot - General McMullen	WFB	0	Springing			0	851	0	Cash
65	Marquis Chase Apartments	WFB	15,324	5,108	Cash		0	6,943	500,000	Cash
66	Sunset Village	CIIICM	3,831	1,916	Cash		917	917	0	Cash
67	Sherwood/Bay Breeze	CIIICM	3,851	1,925	Cash		700	700	0	Cash
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB	0	Springing			0	1,763	0	Cash
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM	1,685	1,685	Cash		1,150	1,150	0	Cash
70	Gale Valley Estates MHC	Basis	3,525	1,175	Cash		0	942	0	Cash
71	Indian River Plaza	WFB	0	871	Cash		0	543	0	Cash
72	Walgreens - Bixby	WFB	0	Springing			0	Springing	0
73	Keystone MHC	CIIICM	13,801	1,255	Cash		708	708	0	Cash
74	Walgreens - St. George	WFB	0	Springing			0	Springing	0
75	Shoppes at Yukon	CIIICM	1,025	102	Cash		152	152	0	Cash
76	Vista West MHC	CIIICM	1,246	623	Cash		792	792	0	Cash
77	Storage Depot – Arlington	WFB	0	Springing			0	707	0	Cash
78	Independence Plaza	WFB	0	Springing			0	694	0	Cash
79	Town & Country Self Storage	CIIICM	3,262	544	Cash		656	656	23,731	Cash
80	Periwinkle MHC	CIIICM	3,612	301	Cash		267	267	0	Cash
81	Deerpark Self Storage	CIIICM	2,341	260	Cash		452	452	0	Cash
82	Storage Depot – Temple	WFB	0	Springing			0	717	0	Cash

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(12)(14)	TI/LC Reserve Cap ($)(12)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Republic Plaza	WFB	0	140,000	5,000,000	Cash		0	0
2	Concord Mills	RBS	0	Springing	1,800,000			0	0
3	RHP Portfolio I	RBS	0	0	0			0	0
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB	8,800,000	40,533	2,000,000	Cash		0	0
5	Brennan Industrial Portfolio II	RBS	0	0	0			0	0
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB	10,000,000	99,454	5,000,000	Cash		0	0
7	Encana Oil & Gas	WFB	0	0	0			0	0
8	Salt Lake City FBI Building	RBS	0	0	0			0	0
9	Starwood Capital Hotel Portfolio II	WFB	0	0	0			0	0
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB	0	0	0			0	0
11	Encino Courtyard	RBS	0	7,309	263,124	Cash		0	0
12	Doubletree Asheville	RBS	0	0	0			0	0
13	Midland Odessa Self Storage Portfolio	WFB	0	0	0			0	0
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I	134,000	34,000	500,000	Cash		0	0
15	Rivercrest Realty Portfolio	WFB	200,000	9,530	500,000	Cash		0	0
15.01	Piedmont Plaza	WFB
15.02	Peppers Ferry Centre	WFB
15.03	Tidewater Plaza	WFB
15.04	Boiling Springs Centre	WFB
15.05	Garber’s Crossing	WFB
16	Safeguard Self Storage Portfolio	WFB	0	0	0			0	0
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS	0	0	0			0	0
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS	0	0	0			0	0
19	Self Storage 1 - West LA	WFB	0	0	0			0	0
20	Manteca Marketplace	CIIICM	8,125	8,125	292,500	Cash		0	0
21	Duda Southeast Retail Portfolio	LIG I	0	Springing	0			0	0
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(12)(14)	TI/LC Reserve Cap ($)(12)(14)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB	0	6,570; Springing	236,505	Cash		0	0
23	Milestone Crossing	LIG I	8,000	8,000	192,000	Cash		0	0
24	US Playing Card	WFB	0	0	0			0	0
25	Homewood Suites Ayrsley	RBS	0	0	0			0	0
26	Clipper Mill	WFB	0	11,250	270,000	Cash		0	0
27	Weston Southern Exposure Portfolio	WFB	100,000	5,833	210,000	Cash		0	0
27.01	Liberty Square Shopping Center	WFB
27.02	Centre at Evans	WFB
27.03	Shoppes at Thomson	WFB
27.04	Roxboro Commons	WFB
28	Hilton Garden Inn Indianapolis	Basis	0	0	0			0	0
29	Manhattan Hilton Garden Inn & Conference Center	Basis	0	0	0			0	0
30	Meadows Building	WFB	540,000	Springing	0	LoC	Comerica Bank	0	0
31	First Choice Storage	LIG I	0	0	0			0	0
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB	454,000	0	0	Cash		0	0
33	Bridgeworks	RBS	0	1,225	0	Cash		0	0
34	Home 2 Suites - Baltimore	RBS	0	0	0			0	0
35	120-160 Pine Street; 100-120 Battery Street	WFB	0	11,956; Springing	320,000	Cash		0	0
36	County Square Shopping Center	LIG I	5,000	5,000	275,000	Cash		0	0
37	Eagle Pond Townhomes	WFB	0	0	0			0	0
38	Lakes Brand	Basis	0	7,067	250,000	Cash		0	0
39	Peachtree Plaza	WFB	0	2,679	225,000	Cash		0	0
40	May Manor MHC	CIIICM	0	0	0			0	0
41	Hampton Inn Swansboro	CIIICM	0	0	0			0	0
42	Marketplace at South Mountain	LIG I	4,000	4,000	150,000	Cash		0	0
43	Hampton Inn & Suites - Peoria	WFB	0	0	0			0	0
44	Ridgebrook Village & Valley Hills MHC	CIIICM	0	0	0			0	0
45	Holiday Inn Express - Cincinnati	RBS	0	0	0			0	0
46	Pine West Storage Center	WFB	0	0	0			0	0
47	Avalon Retail Center	WFB	82,622	6,902	248,460	Cash		0	0
48	Arabia Courtyards	RBS	2,068	2,068	49,622	Cash		0	0
49	Dollar Self Storage	CIIICM	0	0	0			0	0
50	1 Mission	RBS	0	1,251	0	Cash		0	0
51	Country Club Apartments	LIG I	0	0	0			0	0
52	Ann Arbor Student Housing	WFB	0	0	0			0	0
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB	100,000	1,873	200,000	Cash		0	0
54	Security Public Storage – Napa	WFB	0	0	0			0	0
55	St. Bernardine’s	CIIICM	104,709	3,615	130,140	Cash		0	0
56	Morningside Estates	CIIICM	0	0	0			0	0
57	St. Helen Shops	CIIICM	1,262	1,262	45,441	Cash		0	0
58	Sandy Shops	CIIICM	26,027	1,027	37,000	Cash		0	0
59	Holiday Inn Express Alliance	Basis	0	0	0			0	0
60	Cedar Walk Market	WFB	0	11,000	150,000	Cash		0	0
61	MNSC - Lake Brantley	WFB	0	0	0			0	0
62	MNSC - Lakehurst	WFB	0	0	0			0	0
63	MNSC - Lake Mary	WFB	0	0	0			0	0
64	Storage Depot - General McMullen	WFB	0	0	0			0	0
65	Marquis Chase Apartments	WFB	0	0	0			0	0
66	Sunset Village	CIIICM	0	0	0			0	0
67	Sherwood/Bay Breeze	CIIICM	0	0	0			0	0
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB	0	0	0			0	0
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM	0	766	0			0	0
70	Gale Valley Estates MHC	Basis	0	0	0			0	0
71	Indian River Plaza	WFB	0	2,038	0	Cash		0	0
72	Walgreens - Bixby	WFB	0	Springing	0			0	0
73	Keystone MHC	CIIICM	0	0	0			0	0
74	Walgreens - St. George	WFB	0	Springing	0			0	0
75	Shoppes at Yukon	CIIICM	2,000	2,000	150,000	Cash		0	0
76	Vista West MHC	CIIICM	0	0	0			0	0
77	Storage Depot – Arlington	WFB	0	0	0			0	0
78	Independence Plaza	WFB	0	1,815	0	Cash		0	0
79	Town & Country Self Storage	CIIICM	0	0	0			0	0
80	Periwinkle MHC	CIIICM	0	0	0			0	0
81	Deerpark Self Storage	CIIICM	0	0	0			0	0
82	Storage Depot – Temple	WFB	0	0	0			0	0

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description(12)(15)	Other Escrow I (Initial) ($)(12)(15)	Other Escrow I (Monthly) ($)(12)(15)	Other Escrow I Cap ($)(12)(15)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Republic Plaza	WFB	Existing TILC Reserve	2,358,462	0	0	Cash
2	Concord Mills	RBS		0	0	0
3	RHP Portfolio I	RBS		0	0	0
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB		0	0	0
5	Brennan Industrial Portfolio II	RBS	Tenant Security Deposits	1,656,605	0	0	Cash
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB	Tenant Specific TILC Reserve	2,952,312	0	0	Cash
7	Encana Oil & Gas	WFB	Rent Reserve	1,226,030	0	0	Cash
8	Salt Lake City FBI Building	RBS		0	0	0
9	Starwood Capital Hotel Portfolio II	WFB		0	0	0
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB	PIP Reserve	2,765,580	0	0	Cash
11	Encino Courtyard	RBS	LA Fitness Reserve	0	Springing	0
12	Doubletree Asheville	RBS	PIP Reserve	2,483,546	0	0	Cash
13	Midland Odessa Self Storage Portfolio	WFB		0	0	0
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I		0	0	0
15	Rivercrest Realty Portfolio	WFB	Rent Concession Reserve	107,241	0	0	Cash
15.01	Piedmont Plaza	WFB
15.02	Peppers Ferry Centre	WFB
15.03	Tidewater Plaza	WFB
15.04	Boiling Springs Centre	WFB
15.05	Garber’s Crossing	WFB
16	Safeguard Self Storage Portfolio	WFB		0	0	0
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS	PIP Reserve	2,557,500	0	0	Cash
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS		0	0	0
19	Self Storage 1 - West LA	WFB		0	0	0
20	Manteca Marketplace	CIIICM	In-Shape Reserve	750,000	0	0	Cash
21	Duda Southeast Retail Portfolio	LIG I		0	0	0
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description(12)(15)	Other Escrow I (Initial) ($)(12)(15)	Other Escrow I (Monthly) ($)(12)(15)	Other Escrow I Cap ($)(12)(15)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB	Men’s Warehouse TI Reserve	264,699	0	0	Cash
23	Milestone Crossing	LIG I	Mattress Firm Leasing Reserve	35,000	0	0	Cash
24	US Playing Card	WFB		0	0	0
25	Homewood Suites Ayrsley	RBS		0	0	0
26	Clipper Mill	WFB	Biohabitats Rent Concession Reserve	11,582	0	0	Cash
27	Weston Southern Exposure Portfolio	WFB	Rent Concession Reserve	83,125	0	0	Cash
27.01	Liberty Square Shopping Center	WFB
27.02	Centre at Evans	WFB
27.03	Shoppes at Thomson	WFB
27.04	Roxboro Commons	WFB
28	Hilton Garden Inn Indianapolis	Basis	Seasonality Reserve	90,000	0	0	Cash
29	Manhattan Hilton Garden Inn & Conference Center	Basis	City of Manhattan Loan Reserve	33,333	8,333	0	Cash
30	Meadows Building	WFB		0	0	0
31	First Choice Storage	LIG I		0	0	0
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB	Rent Concession Reserve	259,634	0	0	Cash
33	Bridgeworks	RBS		0	0	0
34	Home 2 Suites - Baltimore	RBS	Seasonality Reserve	5,558	0	0	Cash
35	120-160 Pine Street; 100-120 Battery Street	WFB		0	0	0
36	County Square Shopping Center	LIG I		0	0	0
37	Eagle Pond Townhomes	WFB		0	0	0
38	Lakes Brand	Basis		0	0	0
39	Peachtree Plaza	WFB	Rent Concession Reserve	12,050	0	0	Cash
40	May Manor MHC	CIIICM		0	0	0
41	Hampton Inn Swansboro	CIIICM		0	0	0
42	Marketplace at South Mountain	LIG I	Divine Tacos Reserve	500,000	0	0	Cash
43	Hampton Inn & Suites - Peoria	WFB	Seasonality Reserve	20,397	Springing	0	Cash
44	Ridgebrook Village & Valley Hills MHC	CIIICM	Water Meter Installation Reserve	150,000	0	0	Cash
45	Holiday Inn Express - Cincinnati	RBS	Seasonality Reserve	40,000	Springing	0	Cash
46	Pine West Storage Center	WFB		0	0	0
47	Avalon Retail Center	WFB	Entenmann’s Reserve	0	Springing	0
48	Arabia Courtyards	RBS		0	0	0
49	Dollar Self Storage	CIIICM		0	0	0
50	1 Mission	RBS		0	0	0
51	Country Club Apartments	LIG I		0	0	0
52	Ann Arbor Student Housing	WFB		0	0	0
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB		0	0	0
54	Security Public Storage – Napa	WFB		0	0	0
55	St. Bernardine’s	CIIICM		0	0	0
56	Morningside Estates	CIIICM	Seasonality Reserve	110,000	Various *	150,000	Cash
57	St. Helen Shops	CIIICM	Uncross Reserve	0	Springing	0
58	Sandy Shops	CIIICM	Uncross Reserve	0	Springing	0
59	Holiday Inn Express Alliance	Basis	Seasonality Reserve	0	8,333	50,000	Cash
60	Cedar Walk Market	WFB		0	0	0
61	MNSC - Lake Brantley	WFB		0	0	0
62	MNSC - Lakehurst	WFB		0	0	0
63	MNSC - Lake Mary	WFB		0	0	0
64	Storage Depot - General McMullen	WFB		0	0	0
65	Marquis Chase Apartments	WFB		0	0	0
66	Sunset Village	CIIICM		0	0	0
67	Sherwood/Bay Breeze	CIIICM		0	0	0
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB		0	0	0
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM		0	0	0
70	Gale Valley Estates MHC	Basis		0	0	0
71	Indian River Plaza	WFB	Tenant Specific TILC Reserve	107,116	0	0	Cash
72	Walgreens - Bixby	WFB		0	0	0
73	Keystone MHC	CIIICM		0	0	0
74	Walgreens - St. George	WFB		0	0	0
75	Shoppes at Yukon	CIIICM		0	0	0
76	Vista West MHC	CIIICM		0	0	0
77	Storage Depot – Arlington	WFB		0	0	0
78	Independence Plaza	WFB		0	0	0
79	Town & Country Self Storage	CIIICM		0	0	0
80	Periwinkle MHC	CIIICM		0	0	0
81	Deerpark Self Storage	CIIICM	County Road Improvement Reserve	72,518	0	0
82	Storage Depot – Temple	WFB		0	0	0

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Reserve Description(12)	Other Escrow II (Initial) ($)(12)	Other Escrow II (Monthly) ($)(12)	Other Escrow II Cap ($)(12)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest
1	Republic Plaza	WFB	Rent Concession Reserve	238,060	0	0	Cash			Fee
2	Concord Mills	RBS		0	0	0				Fee
3	RHP Portfolio I	RBS		0	0	0				Fee
3.01	Harmony Road	RBS								Fee
3.02	The Meadows	RBS								Fee
3.03	Mountainside Estates	RBS								Fee
3.04	Eastview	RBS								Fee
3.05	Sheridan	RBS								Fee
3.06	Countryside of Greeley	RBS								Fee
3.07	Westview	RBS								Fee
3.08	Loveland	RBS								Fee
3.09	Terrace	RBS								Fee
3.10	Highview	RBS								Fee
3.11	Cimmaron	RBS								Fee
3.12	Castle Acres	RBS								Fee
3.13	Enchanted Village	RBS								Fee
3.14	Shady Lane	RBS								Fee
3.15	Northern Hills	RBS								Fee
3.16	Terrace II	RBS								Fee
3.17	Western Park	RBS								Fee
3.18	Plainview	RBS								Fee
4	515 Madison Avenue	WFB		0	0	0				Fee
5	Brennan Industrial Portfolio II	RBS		0	0	0				Fee
5.01	Kraco	RBS								Fee
5.02	Wincup - Arizona	RBS								Fee
5.03	World’s Finest Chocolate	RBS								Fee
5.04	Oracle - Polo	RBS								Fee
5.05	Plaid - Decatur	RBS								Fee
5.06	Northwest Mailing	RBS								Fee
5.07	Wincup - Georgia	RBS								Fee
5.08	Universal Pool - Armory	RBS								Fee
5.09	Plaid - Norcross	RBS								Fee
5.10	Angstrom Graphics	RBS								Fee
5.11	Lyons	RBS								Fee
5.12	Fitz Manufacturing	RBS								Fee
5.13	Phillips & Temro	RBS								Fee
5.14	Aramsco	RBS								Fee
5.15	M.P. Pumps	RBS								Fee
5.16	Microfinish	RBS								Fee
5.17	Shale Inland	RBS								Fee
5.18	Universal Pool - 166th St	RBS								Fee
5.19	Sitel	RBS								Fee
6	One South Wacker Drive	WFB	Rent Concession Reserve	2,188,982	0	0	Cash			Fee
7	Encana Oil & Gas	WFB		0	0	0				Fee
8	Salt Lake City FBI Building	RBS		0	0	0				Fee
9	Starwood Capital Hotel Portfolio II	WFB		0	0	0				Various
9.01	Residence Inn - Williamsburg	WFB								Fee
9.02	Hilton Garden Inn - Edison	WFB								Leasehold
9.03	Holiday Inn - Norwich	WFB								Fee
9.04	Hampton Inn - Carlisle	WFB								Fee
9.05	Springhill Suites - Williamsburg	WFB								Fee
9.06	Fairfield Inn - Laurel	WFB								Fee
9.07	Hampton Inn - Danville	WFB								Fee
9.08	Hampton Inn - Shamokin Dam	WFB								Fee
10	Holiday Inn National Airport	WFB		0	0	0				Fee
11	Encino Courtyard	RBS		0	0	0				Fee
12	Doubletree Asheville	RBS	Seasonality Reserve	200,000	20,000	200,000	Cash			Fee
13	Midland Odessa Self Storage Portfolio	WFB		0	0	0				Fee
13.01	Loop 250	WFB								Fee
13.02	Grandview	WFB								Fee
13.03	Midkiff	WFB								Fee
13.04	West County Road	WFB								Fee
14	Community Corporate Center	LIG I		0	0	0				Fee
15	Rivercrest Realty Portfolio	WFB		0	0	0				Fee
15.01	Piedmont Plaza	WFB								Fee
15.02	Peppers Ferry Centre	WFB								Fee
15.03	Tidewater Plaza	WFB								Fee
15.04	Boiling Springs Centre	WFB								Fee
15.05	Garber’s Crossing	WFB								Fee
16	Safeguard Self Storage Portfolio	WFB		0	0	0				Fee
16.01	Safeguard - Palm Harbor	WFB								Fee
16.02	Safeguard - St. Petersburg	WFB								Fee
16.03	Safeguard - Carrollwood	WFB								Fee
17	Minot Hotel Portfolio	RBS		0	0	0				Fee
17.01	Holiday Inn Riverside	RBS								Fee
17.02	Holiday Inn Express	RBS								Fee
18	Coppertree Apartments	RBS		0	0	0				Fee
19	Self Storage 1 - West LA	WFB		0	0	0				Fee
20	Manteca Marketplace	CIIICM		0	0	0				Fee
21	Duda Southeast Retail Portfolio	LIG I		0	0	0				Fee
21.01	Walgreens - Memphis	LIG I								Fee
21.02	Christian Brothers Automotive- Grayson	LIG I								Fee
21.03	Christian Brothers Automotive- Collierville	LIG I								Fee
21.04	Christian Brothers Automotive- Lake Worth	LIG I								Fee
21.05	Christian Brothers Automotive- Schertz	LIG I								Fee
21.06	Dollar General - Hazel Green	LIG I								Fee
21.07	Dollar General - Hackleburg	LIG I								Fee
21.08	Dollar General - Montgomery	LIG I								Fee

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Reserve Description(12)	Other Escrow II (Initial) ($)(12)	Other Escrow II (Monthly) ($)(12)	Other Escrow II Cap ($)(12)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest
21.09	Dollar General - Jonesborough	LIG I								Fee
21.10	Dollar General - Pell City	LIG I								Fee
22	Columbia Square	WFB	Men’s Warehouse Rent Reserve	26,694	0	0	Cash			Fee
23	Milestone Crossing	LIG I		0	0	0				Fee
24	US Playing Card	WFB		0	0	0				Fee
25	Homewood Suites Ayrsley	RBS		0	0	0				Fee
26	Clipper Mill	WFB	Woodberry Kitchen (Initial) / G1440 (Monthly-Cap) Reserve	36,975	17,417	261,260	Cash			Fee
27	Weston Southern Exposure Portfolio	WFB	Tenant Specific TI Reserve	127,000	0	0	Cash			Fee
27.01	Liberty Square Shopping Center	WFB								Fee
27.02	Centre at Evans	WFB								Fee
27.03	Shoppes at Thomson	WFB								Fee
27.04	Roxboro Commons	WFB								Fee
28	Hilton Garden Inn Indianapolis	Basis		0	0	0				Fee
29	Manhattan Hilton Garden Inn & Conference Center	Basis	Seasonality Reserve	56,852	0	0	Cash			Fee
30	Meadows Building	WFB		0	0	0				Fee
31	First Choice Storage	LIG I		0	0	0				Fee
31.01	Buda Storage	LIG I								Fee
31.02	Austin Storage	LIG I								Fee
31.03	Boern Storage	LIG I								Fee
31.04	Spring Branch Storage	LIG I								Fee
32	24 Hour Fitness - Livermore	WFB		0	0	0				Fee
33	Bridgeworks	RBS		0	0	0				Fee
34	Home 2 Suites - Baltimore	RBS		0	0	0				Fee
35	120-160 Pine Street; 100-120 Battery Street	WFB		0	0	0				Fee
36	County Square Shopping Center	LIG I		0	0	0				Fee
37	Eagle Pond Townhomes	WFB		0	0	0				Fee
38	Lakes Brand	Basis		0	0	0				Fee
39	Peachtree Plaza	WFB		0	0	0				Fee
40	May Manor MHC	CIIICM		0	0	0				Fee
41	Hampton Inn Swansboro	CIIICM		0	0	0				Fee
42	Marketplace at South Mountain	LIG I	Zoyo Yogurt Reserve	42,000	0	0	Cash			Fee
43	Hampton Inn & Suites - Peoria	WFB		0	0	0				Fee
44	Ridgebrook Village & Valley Hills MHC	CIIICM		0	0	0				Fee
45	Holiday Inn Express - Cincinnati	RBS		0	0	0				Fee
46	Pine West Storage Center	WFB		0	0	0				Fee
47	Avalon Retail Center	WFB		0	0	0				Fee
48	Arabia Courtyards	RBS		0	0	0				Fee
49	Dollar Self Storage	CIIICM		0	0	0				Fee
50	1 Mission	RBS		0	0	0				Fee
51	Country Club Apartments	LIG I		0	0	0				Fee
52	Ann Arbor Student Housing	WFB		0	0	0				Fee
52.01	1315 Hill Street	WFB								Fee
52.02	1364 Geddes Avenue	WFB								Fee
52.03	727 South Forest Avenue	WFB								Fee
53	2801 Magazine Street	WFB		0	0	0				Fee
54	Security Public Storage – Napa	WFB		0	0	0				Fee
55	St. Bernardine’s	CIIICM		0	0	0				Fee
56	Morningside Estates	CIIICM	Advance Rent Reserve	0	Springing	0				Fee
57	St. Helen Shops	CIIICM		0	0	0				Fee
58	Sandy Shops	CIIICM		0	0	0				Fee
59	Holiday Inn Express Alliance	Basis		0	0	0				Fee
60	Cedar Walk Market	WFB		0	0	0				Fee
61	MNSC - Lake Brantley	WFB		0	0	0				Fee
62	MNSC - Lakehurst	WFB		0	0	0				Fee
63	MNSC - Lake Mary	WFB		0	0	0				Fee
64	Storage Depot - General McMullen	WFB		0	0	0				Fee
65	Marquis Chase Apartments	WFB		0	0	0				Fee
66	Sunset Village	CIIICM		0	0	0				Fee
67	Sherwood/Bay Breeze	CIIICM		0	0	0				Fee
67.01	Sherwood	CIIICM								Fee
67.02	Bay Breeze	CIIICM								Fee
68	MNSC Apopka-Kissimmee	WFB		0	0	0				Fee
68.01	MNSC - Kissimmee	WFB								Fee
68.02	MNSC - Apopka	WFB								Fee
69	Howard Apartments	CIIICM		0	0	0				Fee
70	Gale Valley Estates MHC	Basis		0	0	0				Fee
71	Indian River Plaza	WFB	D’Iberville Med Spa / Bedding Plus Rent Reserve	D’Iberville Med Spa - $50,000 / Bedding Plus - $17,274	0	0	Cash			Fee
72	Walgreens - Bixby	WFB		0	0	0				Fee
73	Keystone MHC	CIIICM		0	0	0				Fee
74	Walgreens - St. George	WFB		0	0	0				Fee
75	Shoppes at Yukon	CIIICM		0	0	0				Fee
76	Vista West MHC	CIIICM		0	0	0				Fee
77	Storage Depot – Arlington	WFB		0	0	0				Fee
78	Independence Plaza	WFB		0	0	0				Fee
79	Town & Country Self Storage	CIIICM		0	0	0				Fee
80	Periwinkle MHC	CIIICM		0	0	0				Fee
81	Deerpark Self Storage	CIIICM		0	0	0				Fee
82	Storage Depot – Temple	WFB		0	0	0				Fee

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)(16)	Whole Loan Debt Service ($)(16)	Subordinate Secured Debt Cut-off Date Balance ($)(16)	Whole Loan UW NOI DSCR (x)(16)	Whole Loan UW NCF DSCR (x)(16)	Whole Loan Cut-off Date LTV Ratio(16)	Whole Loan Cut-off Date UW NOI Debt Yield(16)	Whole Loan Cut-off Date UW NCF Debt Yield(16)
1	Republic Plaza	WFB				Hard/Upfront Cash Management
2	Concord Mills	RBS				Hard/Springing Cash Management
3	RHP Portfolio I	RBS				Soft/Springing Cash Management
3.01	Harmony Road	RBS
3.02	The Meadows	RBS
3.03	Mountainside Estates	RBS
3.04	Eastview	RBS
3.05	Sheridan	RBS
3.06	Countryside of Greeley	RBS
3.07	Westview	RBS
3.08	Loveland	RBS
3.09	Terrace	RBS
3.10	Highview	RBS
3.11	Cimmaron	RBS
3.12	Castle Acres	RBS
3.13	Enchanted Village	RBS
3.14	Shady Lane	RBS
3.15	Northern Hills	RBS
3.16	Terrace II	RBS
3.17	Western Park	RBS
3.18	Plainview	RBS
4	515 Madison Avenue	WFB				Soft/Springing Cash Management
5	Brennan Industrial Portfolio II	RBS				Hard/Springing Cash Management
5.01	Kraco	RBS
5.02	Wincup - Arizona	RBS
5.03	World’s Finest Chocolate	RBS
5.04	Oracle - Polo	RBS
5.05	Plaid - Decatur	RBS
5.06	Northwest Mailing	RBS
5.07	Wincup - Georgia	RBS
5.08	Universal Pool - Armory	RBS
5.09	Plaid - Norcross	RBS
5.10	Angstrom Graphics	RBS
5.11	Lyons	RBS
5.12	Fitz Manufacturing	RBS
5.13	Phillips & Temro	RBS
5.14	Aramsco	RBS
5.15	M.P. Pumps	RBS
5.16	Microfinish	RBS
5.17	Shale Inland	RBS
5.18	Universal Pool - 166th St	RBS
5.19	Sitel	RBS
6	One South Wacker Drive	WFB				Hard/Upfront Cash Management
7	Encana Oil & Gas	WFB				Hard/Upfront Cash Management
8	Salt Lake City FBI Building	RBS				Hard/Springing Cash Management
9	Starwood Capital Hotel Portfolio II	WFB	Various	Various	Various	Soft/Springing Cash Management
9.01	Residence Inn - Williamsburg	WFB
9.02	Hilton Garden Inn - Edison	WFB	9/30/2076	$250,470	Every 5 years per lease schedule
9.03	Holiday Inn - Norwich	WFB
9.04	Hampton Inn - Carlisle	WFB
9.05	Springhill Suites - Williamsburg	WFB
9.06	Fairfield Inn - Laurel	WFB
9.07	Hampton Inn - Danville	WFB
9.08	Hampton Inn - Shamokin Dam	WFB
10	Holiday Inn National Airport	WFB				Hard/Springing Cash Management
11	Encino Courtyard	RBS				Hard/Springing Cash Management
12	Doubletree Asheville	RBS				Springing (Without Established Account)
13	Midland Odessa Self Storage Portfolio	WFB				Hard/Springing Cash Management
13.01	Loop 250	WFB
13.02	Grandview	WFB
13.03	Midkiff	WFB
13.04	West County Road	WFB
14	Community Corporate Center	LIG I				Hard/Springing Cash Management
15	Rivercrest Realty Portfolio	WFB				Hard/Springing Cash Management
15.01	Piedmont Plaza	WFB
15.02	Peppers Ferry Centre	WFB
15.03	Tidewater Plaza	WFB
15.04	Boiling Springs Centre	WFB
15.05	Garber’s Crossing	WFB
16	Safeguard Self Storage Portfolio	WFB				Hard/Springing Cash Management
16.01	Safeguard - Palm Harbor	WFB
16.02	Safeguard - St. Petersburg	WFB
16.03	Safeguard - Carrollwood	WFB
17	Minot Hotel Portfolio	RBS				Hard/Springing Cash Management
17.01	Holiday Inn Riverside	RBS
17.02	Holiday Inn Express	RBS
18	Coppertree Apartments	RBS				Hard/Springing Cash Management
19	Self Storage 1 - West LA	WFB				None
20	Manteca Marketplace	CIIICM				Springing (With Established Account)
21	Duda Southeast Retail Portfolio	LIG I				Hard/Springing Cash Management
21.01	Walgreens - Memphis	LIG I
21.02	Christian Brothers Automotive- Grayson	LIG I
21.03	Christian Brothers Automotive- Collierville	LIG I
21.04	Christian Brothers Automotive- Lake Worth	LIG I
21.05	Christian Brothers Automotive- Schertz	LIG I
21.06	Dollar General - Hazel Green	LIG I
21.07	Dollar General - Hackleburg	LIG I
21.08	Dollar General - Montgomery	LIG I

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases	Lockbox	Whole Loan Cut- off Date Balance ($)(16)	Whole Loan Debt Service ($)(16)	Subordinate Secured Debt Cut-off Date Balance ($)(16)	Whole Loan UW NOI DSCR (x)(16)	Whole Loan UW NCF DSCR (x)(16)	Whole Loan Cut-off Date LTV Ratio(16)	Whole Loan Cut-off Date UW NOI Debt Yield(16)	Whole Loan Cut-off Date UW NCF Debt Yield(16)
21.09	Dollar General - Jonesborough	LIG I
21.10	Dollar General - Pell City	LIG I
22	Columbia Square	WFB				Soft/Springing Cash Management
23	Milestone Crossing	LIG I				None
24	US Playing Card	WFB				Hard/Upfront Cash Management
25	Homewood Suites Ayrsley	RBS				Springing (Without Established Account)
26	Clipper Mill	WFB				Springing (Without Established Account)
27	Weston Southern Exposure Portfolio	WFB				Springing (Without Established Account)
27.01	Liberty Square Shopping Center	WFB
27.02	Centre at Evans	WFB
27.03	Shoppes at Thomson	WFB
27.04	Roxboro Commons	WFB
28	Hilton Garden Inn Indianapolis	Basis				Hard/Springing Cash Management
29	Manhattan Hilton Garden Inn & Conference Center	Basis				Hard/Springing Cash Management	20,387,383	65,185	9,400,000	2.14	1.86	97.1%	8.2%	7.1%
30	Meadows Building	WFB				Soft/Springing Cash Management
31	First Choice Storage	LIG I				Soft/Springing Cash Management
31.01	Buda Storage	LIG I
31.02	Austin Storage	LIG I
31.03	Boern Storage	LIG I
31.04	Spring Branch Storage	LIG I
32	24 Hour Fitness - Livermore	WFB				Hard/Upfront Cash Management
33	Bridgeworks	RBS				Hard/Springing Cash Management
34	Home 2 Suites - Baltimore	RBS				Hard/Springing Cash Management
35	120-160 Pine Street; 100-120 Battery Street	WFB				None
36	County Square Shopping Center	LIG I				None
37	Eagle Pond Townhomes	WFB				None
38	Lakes Brand	Basis				Hard/Springing Cash Management
39	Peachtree Plaza	WFB				None
40	May Manor MHC	CIIICM				Springing (Without Established Account)
41	Hampton Inn Swansboro	CIIICM				Springing (With Established Account)
42	Marketplace at South Mountain	LIG I				Hard/Springing Cash Management
43	Hampton Inn & Suites - Peoria	WFB				Soft/Springing Cash Management
44	Ridgebrook Village & Valley Hills MHC	CIIICM				Springing (With Established Account)
45	Holiday Inn Express - Cincinnati	RBS				Hard/Springing Cash Management
46	Pine West Storage Center	WFB				None
47	Avalon Retail Center	WFB				Springing (Without Established Account)
48	Arabia Courtyards	RBS				Hard/Springing Cash Management
49	Dollar Self Storage	CIIICM				None
50	1 Mission	RBS				Hard/Springing Cash Management
51	Country Club Apartments	LIG I				None
52	Ann Arbor Student Housing	WFB				None
52.01	1315 Hill Street	WFB
52.02	1364 Geddes Avenue	WFB
52.03	727 South Forest Avenue	WFB
53	2801 Magazine Street	WFB				None
54	Security Public Storage – Napa	WFB				None
55	St. Bernardine’s	CIIICM				Hard/Upfront Cash Management
56	Morningside Estates	CIIICM				Springing (With Established Account)
57	St. Helen Shops	CIIICM				Hard/Springing Cash Management
58	Sandy Shops	CIIICM				Hard/Springing Cash Management
59	Holiday Inn Express Alliance	Basis				Hard/Springing Cash Management
60	Cedar Walk Market	WFB				Soft/Springing Cash Management
61	MNSC - Lake Brantley	WFB				None
62	MNSC - Lakehurst	WFB				None
63	MNSC - Lake Mary	WFB				None
64	Storage Depot - General McMullen	WFB				None
65	Marquis Chase Apartments	WFB				None
66	Sunset Village	CIIICM				Springing (With Established Account)
67	Sherwood/Bay Breeze	CIIICM				Springing (With Established Account)
67.01	Sherwood	CIIICM
67.02	Bay Breeze	CIIICM
68	MNSC Apopka-Kissimmee	WFB				None
68.01	MNSC - Kissimmee	WFB
68.02	MNSC - Apopka	WFB
69	Howard Apartments	CIIICM				Springing (With Established Account)
70	Gale Valley Estates MHC	Basis				Springing (Without Established Account)
71	Indian River Plaza	WFB				Soft/Springing Cash Management
72	Walgreens - Bixby	WFB				Hard/Upfront Cash Management
73	Keystone MHC	CIIICM				Springing (With Established Account)
74	Walgreens - St. George	WFB				Hard/Upfront Cash Management
75	Shoppes at Yukon	CIIICM				Springing (With Established Account)
76	Vista West MHC	CIIICM				Springing (With Established Account)
77	Storage Depot – Arlington	WFB				None
78	Independence Plaza	WFB				Hard/Springing Cash Management
79	Town & Country Self Storage	CIIICM				Springing (Without Established Account)
80	Periwinkle MHC	CIIICM				None
81	Deerpark Self Storage	CIIICM				Springing (With Established Account)
82	Storage Depot – Temple	WFB				None

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(17)	Affiliated Sponsors	Mortgage Loan Number
1	Republic Plaza	WFB		Brookfield Office Properties Inc.		1
2	Concord Mills	RBS		Simon Property Group, L.P.; Kan Am Group		2
3	RHP Portfolio I	RBS		RHP Properties Inc.; Northstar Realty Finance Corporation		3
3.01	Harmony Road	RBS				3.01
3.02	The Meadows	RBS				3.02
3.03	Mountainside Estates	RBS				3.03
3.04	Eastview	RBS				3.04
3.05	Sheridan	RBS				3.05
3.06	Countryside of Greeley	RBS				3.06
3.07	Westview	RBS				3.07
3.08	Loveland	RBS				3.08
3.09	Terrace	RBS				3.09
3.10	Highview	RBS				3.10
3.11	Cimmaron	RBS				3.11
3.12	Castle Acres	RBS				3.12
3.13	Enchanted Village	RBS				3.13
3.14	Shady Lane	RBS				3.14
3.15	Northern Hills	RBS				3.15
3.16	Terrace II	RBS				3.16
3.17	Western Park	RBS				3.17
3.18	Plainview	RBS				3.18
4	515 Madison Avenue	WFB		Jeffrey Gural		4
5	Brennan Industrial Portfolio II	RBS		USIP-Brennan Ventures II, LLC	Group A	5
5.01	Kraco	RBS			Group A	5.01
5.02	Wincup - Arizona	RBS			Group A	5.02
5.03	World’s Finest Chocolate	RBS			Group A	5.03
5.04	Oracle - Polo	RBS			Group A	5.04
5.05	Plaid - Decatur	RBS			Group A	5.05
5.06	Northwest Mailing	RBS			Group A	5.06
5.07	Wincup - Georgia	RBS			Group A	5.07
5.08	Universal Pool - Armory	RBS			Group A	5.08
5.09	Plaid - Norcross	RBS			Group A	5.09
5.10	Angstrom Graphics	RBS			Group A	5.10
5.11	Lyons	RBS			Group A	5.11
5.12	Fitz Manufacturing	RBS			Group A	5.12
5.13	Phillips & Temro	RBS			Group A	5.13
5.14	Aramsco	RBS			Group A	5.14
5.15	M.P. Pumps	RBS			Group A	5.15
5.16	Microfinish	RBS			Group A	5.16
5.17	Shale Inland	RBS			Group A	5.17
5.18	Universal Pool - 166th St	RBS			Group A	5.18
5.19	Sitel	RBS			Group A	5.19
6	One South Wacker Drive	WFB		Various		6
7	Encana Oil & Gas	WFB		Cole Credit Property Trust III, Inc.		7
8	Salt Lake City FBI Building	RBS		Gatehouse Bank	Group A	8
9	Starwood Capital Hotel Portfolio II	WFB		Various		9
9.01	Residence Inn - Williamsburg	WFB				9.01
9.02	Hilton Garden Inn - Edison	WFB				9.02
9.03	Holiday Inn - Norwich	WFB				9.03
9.04	Hampton Inn - Carlisle	WFB				9.04
9.05	Springhill Suites - Williamsburg	WFB				9.05
9.06	Fairfield Inn - Laurel	WFB				9.06
9.07	Hampton Inn - Danville	WFB				9.07
9.08	Hampton Inn - Shamokin Dam	WFB				9.08
10	Holiday Inn National Airport	WFB		B.F. Saul Real Estate Investment Trust		10
11	Encino Courtyard	RBS	2,500,000	Levy Affiliated Holdings, LLC		11
12	Doubletree Asheville	RBS		Biltmore Farms, LLC		12
13	Midland Odessa Self Storage Portfolio	WFB		Corporate Property Associates 17 Global Incorporated	Group B	13
13.01	Loop 250	WFB			Group B	13.01
13.02	Grandview	WFB			Group B	13.02
13.03	Midkiff	WFB			Group B	13.03
13.04	West County Road	WFB			Group B	13.04
14	Community Corporate Center	LIG I		Raymond Massa, Thomas Marmaros, Maher Cherfan		14
15	Rivercrest Realty Portfolio	WFB		Jonathan Gaines; Stanley Werb		15
15.01	Piedmont Plaza	WFB				15.01
15.02	Peppers Ferry Centre	WFB				15.02
15.03	Tidewater Plaza	WFB				15.03
15.04	Boiling Springs Centre	WFB				15.04
15.05	Garber’s Crossing	WFB				15.05
16	Safeguard Self Storage Portfolio	WFB		Corporate Property Associates 17 Global Incorporated	Group B	16
16.01	Safeguard - Palm Harbor	WFB			Group B	16.01
16.02	Safeguard - St. Petersburg	WFB			Group B	16.02
16.03	Safeguard - Carrollwood	WFB			Group B	16.03
17	Minot Hotel Portfolio	RBS	3,512,582	Steven J. Kaplan; James R. Smith; Derick Rackham; Andreas Bremer		17
17.01	Holiday Inn Riverside	RBS				17.01
17.02	Holiday Inn Express	RBS				17.02
18	Coppertree Apartments	RBS		Jared Kushner		18
19	Self Storage 1 - West LA	WFB		Gray Cardiff individually and as Trustee of The Gray E. and Linda Pasche Cardiff Revocable Inter Vivos Trust		19
20	Manteca Marketplace	CIIICM		Sunny Bhullar		20
21	Duda Southeast Retail Portfolio	LIG I		A. Duda & Sons, Inc.		21
21.01	Walgreens - Memphis	LIG I				21.01
21.02	Christian Brothers Automotive- Grayson	LIG I				21.02
21.03	Christian Brothers Automotive- Collierville	LIG I				21.03
21.04	Christian Brothers Automotive- Lake Worth	LIG I				21.04
21.05	Christian Brothers Automotive- Schertz	LIG I				21.05
21.06	Dollar General - Hazel Green	LIG I				21.06
21.07	Dollar General - Hackleburg	LIG I				21.07
21.08	Dollar General - Montgomery	LIG I				21.08

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A— CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(17)	Affiliated Sponsors	Mortgage Loan Number
21.09	Dollar General - Jonesborough	LIG I				21.09
21.10	Dollar General - Pell City	LIG I				21.1
22	Columbia Square	WFB		Stephen B. Jaeger individually and as Trustee of the Stephen B. Jaeger Living Trust		22
23	Milestone Crossing	LIG I		David H. Feinberg		23
24	US Playing Card	WFB		W.P. Carey Inc.	Group B	24
25	Homewood Suites Ayrsley	RBS		Thomas B. Henson		25
26	Clipper Mill	WFB		Rose Smart Growth Investment Fund I, L.P.		26
27	Weston Southern Exposure Portfolio	WFB		Legacy Properties Group, Inc.; Martin S. Wald; John E. Fisher		27
27.01	Liberty Square Shopping Center	WFB				27.01
27.02	Centre at Evans	WFB				27.02
27.03	Shoppes at Thomson	WFB				27.03
27.04	Roxboro Commons	WFB				27.04
28	Hilton Garden Inn Indianapolis	Basis		Greg Friedman		28
29	Manhattan Hilton Garden Inn & Conference Center	Basis		Richard E. Huffman		29
30	Meadows Building	WFB		Moses Libitzky		30
31	First Choice Storage	LIG I		Glen Daniel & John Williamson, JR.		31
31.01	Buda Storage	LIG I				31.01
31.02	Austin Storage	LIG I				31.02
31.03	Boern Storage	LIG I				31.03
31.04	Spring Branch Storage	LIG I				31.04
32	24 Hour Fitness - Livermore	WFB		Various		32
33	Bridgeworks	RBS		Paragon Real Estate Fund, LLC	Group C	33
34	Home 2 Suites - Baltimore	RBS		Amit N. Patel		34
35	120-160 Pine Street; 100-120 Battery Street	WFB		Philip Ouyang; Victoria Yuen Yee Ouyang		35
36	County Square Shopping Center	LIG I		Neal W. Smither		36
37	Eagle Pond Townhomes	WFB		Harold J. Etkin; Johanne Etkin Finley; Helen B. Etkin		37
38	Lakes Brand	Basis		Morgan Family Trust/Brand Mortgage		38
39	Peachtree Plaza	WFB		DeWayne Zinkin		39
40	May Manor MHC	CIIICM		Michael Gottlieb		40
41	Hampton Inn Swansboro	CIIICM		Harbor Island Holdings		41
42	Marketplace at South Mountain	LIG I		Shahrod Yari		42
43	Hampton Inn & Suites - Peoria	WFB		Mark Petersen		43
44	Ridgebrook Village & Valley Hills MHC	CIIICM		Gabriel J. Cahill		44
45	Holiday Inn Express - Cincinnati	RBS		Sanjiv Mehrotra; Katen Patel; Sejal Patel		45
46	Pine West Storage Center	WFB		Richard Collum; Thomas Cotter		46
47	Avalon Retail Center	WFB		Brian C. Pahud		47
48	Arabia Courtyards	RBS		John Bonutto		48
49	Dollar Self Storage	CIIICM		Stadium Properties, LLC		49
50	1 Mission	RBS		Paragon Real Estate Fund, LLC	Group C	50
51	Country Club Apartments	LIG I		Donald G. Jones & T. Thomas Mills		51
52	Ann Arbor Student Housing	WFB		Thomas A. Stegeman		52
52.01	1315 Hill Street	WFB				52.01
52.02	1364 Geddes Avenue	WFB				52.02
52.03	727 South Forest Avenue	WFB				52.03
53	2801 Magazine Street	WFB		Michael G. Bisciotti		53
54	Security Public Storage – Napa	WFB		Various		54
55	St. Bernardine’s	CIIICM		The Chang Family		55
56	Morningside Estates	CIIICM		Richard O’Brien		56
57	St. Helen Shops	CIIICM		Gary Gilbert	Group D	57
58	Sandy Shops	CIIICM		Gary Gilbert	Group D	58
59	Holiday Inn Express Alliance	Basis		Jason Selch and Lawrence Heller		59
60	Cedar Walk Market	WFB		Various		60
61	MNSC - Lake Brantley	WFB		Wm. Michael Mikkelson	Group E	61
62	MNSC - Lakehurst	WFB		Wm. Michael Mikkelson	Group E	62
63	MNSC - Lake Mary	WFB		Wm. Michael Mikkelson	Group E	63
64	Storage Depot - General McMullen	WFB		John Troy Drennan	Group F	64
65	Marquis Chase Apartments	WFB		Blair G. Schlossberg; Nava Manoah		65
66	Sunset Village	CIIICM		Bradley P. Dressler		66
67	Sherwood/Bay Breeze	CIIICM		Park Asset Management, LLC		67
67.01	Sherwood	CIIICM				67.01
67.02	Bay Breeze	CIIICM				67.02
68	MNSC Apopka-Kissimmee	WFB		Wm. Michael Mikkelson	Group E	68
68.01	MNSC - Kissimmee	WFB			Group E	68.01
68.02	MNSC - Apopka	WFB			Group E	68.02
69	Howard Apartments	CIIICM		CIG Howard Commercial		69
70	Gale Valley Estates MHC	Basis		Peter G. Kostishak		70
71	Indian River Plaza	WFB		Henry S. Miller Investment Co.		71
72	Walgreens - Bixby	WFB		Various		72
73	Keystone MHC	CIIICM		Kimbrell Homes, Inc.		73
74	Walgreens - St. George	WFB		George A. Morgan individually and as Trustee of the Morgan Survivor’s Trust		74
75	Shoppes at Yukon	CIIICM		Plaza Properties, Inc.		75
76	Vista West MHC	CIIICM		Richard Nodel		76
77	Storage Depot – Arlington	WFB		John Troy Drennan	Group F	77
78	Independence Plaza	WFB		Kenneth Levy; The Levy Family Trust		78
79	Town & Country Self Storage	CIIICM		Matt Ricciardella		79
80	Periwinkle MHC	CIIICM		Charles H. Keith		80
81	Deerpark Self Storage	CIIICM		Deer Park Self Storage, LLC		81
82	Storage Depot – Temple	WFB		John Troy Drennan	Group F	82

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A FOOTNOTES

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Prospectus Supplement for additional information on all mortgage loans and “Top Fifteen Loan Summaries” for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”), “LIG I” denotes Liberty Island Group I LLC, “Basis” denotes Basis Real Estate Capital II, LLC. and “CIIICM” denotes C-III Commercial Mortgage LLC. RBSFP was the originator of mortgage loan #11 (Encino Courtyard), mortgage loan #33 (Bridgeworks), mortgage loan #48 (Arabia Courtyards) and mortgage loan #50 (1 Mission). RBSFP and The Royal Bank of Scotland plc were co-originators of mortgage loan #5 (Brennan Industrial Portfolio II). The Royal Bank of Scotland plc was the sole originator of all other RBS loans.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

For mortgage loan #57 (St. Helen Shops) and mortgage loan #58 (Sandy Shops), which are cross-collateralized, the cross-collateralization arrangement may be terminated in connection with (a) either (i) the satisfaction of certain leasing or escrow requirements or (ii) the sale of either related mortgaged property to a bona fide third party and (b) the satisfaction of certain additional conditions, including, but not limited to, debt service coverage ratio and loan-to-value ratio requirements set forth in the related loan documents.

(3)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #1 (Republic Plaza), the collateral includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block southwest of the office property.

For mortgage loan #14 (Community Corporate Center), the Number of Units will increase to 256,495 square feet from 255,371 square feet due to remeasurement of the property’s leasable areas. The Number of Units will increase as older leases at the property expire.

For mortgage loan #26 (Clipper Mill), the Number of Units includes 100,100 square feet of office space, 36,288 square feet of multifamily space (36 units) and 4,930 square feet of restaurant space.

For mortgage loan #35 (120-160 Pine Street; 100-120 Battery Street), the Number of Units includes 75,248 square feet of office space and 11,703 square feet of retail space.

For mortgage loan #39 (Peachtree Plaza), the Number of Units excludes the largest tenant (13,225 square feet) as the improvements built on the pad site are owned by the respective tenant.

For Mortgage Loan #49 (Dollar Self Storage), the Number of Units excludes a manager’s apartment on site and a leasing office.

For mortgage loan #64 (Storage Depot – General McMullen), the Number of Units includes 7,500 square feet of office and retail space.

For Mortgage Loan #69 (Howard Apartments), the Number of Units includes 24,672 square feet of multifamily space (40 units) and 14,600 square feet of retail space.

(4)	For mortgage loan #1 (Republic Plaza), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off date principal balance of $280,000,000. Note A-1 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“Republic Plaza Mortgage Loan Combination”). The Note A-2 mortgage loan is the controlling interest in the Republic Plaza Mortgage Loan Combination.

For mortgage loan #2 (Concord Mills), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $235,000,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“Concord Mills Mortgage Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the Concord Mills Mortgage Loan Combination.

For mortgage loan #6 (One South Wacker Drive), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off date principal balance of $165,000,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balance per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (“One South Wacker Drive Mortgage Loan Combination”). The Note A-1 mortgage loan is the non-controlling interest in the One South Wacker Drive Mortgage Loan Combination.

For Mortgage Loan #56 (Morningside Estates), the first month and two days of payments are on an interest-only basis. The loan then pays full fixed rate P&I thereafter.

For mortgage loan #67 (Sherwood/Bay Breeze), the Original Balance and Cut-off Date Balance allocable to each related mortgaged property (in each case, a manufactured housing community) is based upon the respective number of pads at such mortgaged property relative to the total number of pads at both related mortgaged properties.

(5)	For mortgage loan #7 (Encana Oil & Gas), the yield maintenance premium is calculated based on an amount equal to the greater of (i) 1% of any applicable prepayment; and (ii) the sum of the present values, using a discount rate equal to 25 basis points plus a periodic Treasury yield, of interest payments (assuming an interest rate equal to the difference (if such difference is greater than zero) of (x) the interest rate prior to the ARD and (y) a periodic Treasury yield plus 25 basis points) through the maturity date on the principal amount of the mortgage loan being prepaid.

For mortgage loan #9 (Starwood Capital Hotel Portfolio II), the borrower may obtain partial release of the Hilton Garden Inn – Edison mortgaged property prior to the lockout release date in connection with a cure of certain ground lease-related default or termination events and the satisfaction of other related conditions.

For mortgage loan #57 (St. Helen Shops), such mortgage loan is cross-collateralized and cross-defaulted with mortgage loan #58 (Sandy Shops). If the related borrowers request termination of the cross-collateralization and cross-default provisions in connection with a sale of either of the mortgaged properties securing mortgage loan #57 and mortgage loan #58, then (even during the prepayment lockout period) mortgage loan #57 must be prepaid by no less than 15% of the principal balance thereof, and may be prepaid in full, concurrently with the sale.

(6)	For mortgage loans #13 (Midland Odessa Self Storage Portfolio), #16 (Safeguard Self Storage Portfolio) and #24 (US Playing Card), the borrower is not required to pay any late charge (i) with respect to the first two delinquent payments during any 12 month calendar period or (ii) with respect to the first two delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

For mortgage loan #71 (Indian River Plaza), the mortgaged property is located in Mississippi, which has a 15 day statutory grace period.

(7)	For mortgage loans #12 (Doubletree Asheville) and #17 (Minot Hotel Portfolio), the appraised value of the properties is based on completion of renovations associated with a property improvement plan. In each case, all funds associated with such renovations have been either paid at closing or reserved and all repairs are scheduled to be completed within 12 months of the Cut-off date.

For mortgage loan #24 (US Playing Card), the “as-is” appraised market value of $20,300,000 incorporates tenant purchase option of $18,000,000 on July 1, 2017. The appraised value without the purchase option is $19,900,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD, without the purchase option, are 60.1% and 52.7%, respectively.

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A FOOTNOTES

For mortgage loan #67 (Sherwood/Bay Breeze), the Appraised Value allocable to each related mortgaged property (in each case, a manufactured housing community) is based upon the respective number of pads at such mortgaged property relative to the total number of pads at both related mortgaged properties. In connection with the origination of such mortgage loan, a single Appraised Value was calculated for the two related mortgaged properties (which are being operated as a single manufactured housing community).

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #6 (One South Wacker Drive), the second largest tenant (70,207 square feet), representing 5.9% of net rentable square feet, was placed into conservatorship of the Federal Housing Finance Agency (“FHFA”) on September 7, 2008 after the global financial crisis. The FHFA will act as the conservator until the agency has been stabilized. The third largest tenant (59,774 square feet), representing 5.0% of net rentable square feet, has given notice of vacancy at the end of the lease term. The tenant is currently subleasing its space to three subtenants occupying 23,903 square feet, two of which have entered into direct leases with the borrower which commence upon the expiration of the third largest tenant’s lease term. The third largest tenant’s rent and 15,931 square feet associated with the two subtenants who executed direct leases has been excluded from the third largest tenant’s square feet and UW Revenues. These two subtenants with direct leases were underwritten based on their direct leases.

For mortgage loan #7 (Encana Oil & Gas), the only tenant (318,582 square feet), representing 100% of net rentable square feet, is paying reduced rent through June 30, 2014 as a result of the tenant’s decision to delay occupancy of the third and fourth floors. There is a $1,226,030 reserve representing the rent abatement.

For mortgage loan #15 (Rivercrest Realty Portfolio), the largest tenant at the Boiling Springs Centre mortgaged property (8,018 square feet), representing 26.7% of net rentable square feet, has free rent until March 31, 2014. There is a $107,241 reserve representing 15 months of free base rent.

For Mortgage Loan #20 (Manteca Marketplace), the fourth largest tenant (19,431 square feet), representing 11.5% of net rentable square feet, is included in underwritten income and has executed its lease but is not in occupancy or paying rent. The tenant is scheduled to take their space by the end of January 2013 and to commence rental payments in March 2013. There is a $750,000 reserve of which $550,000 will be released when the tenant is in occupancy and paying rent. Rents payable by such tenant have been taken into account in the calculation of UW Revenues, UW Net Operating Income and UW Net Cash Flow.

For mortgage loan #22 (Columbia Square), the fifth largest tenant (4,014 square feet), representing 4.0% of net rentable square feet, has executed a lease for 1,500 square feet of expansion space but has not taken occupancy or commenced paying rent on the expansion space. The tenant is expected to commence paying rent on February 22, 2013. There is a $26,694 reserve representing the difference between the current rent and the rent including the expansion space.

For mortgage loan #27 (Weston Southern Exposure Portfolio), the largest tenant at the Centre at Evans mortgaged property (10,500 square feet), representing 7.6% of net rentable square feet for the mortgage loan, has executed a lease but is not in occupancy or paying rent. The tenant also has three months of free rent commencing on the rent commencement date. The estimated delivery date is February 1, 2013 and the estimated rent commencement date is June 1, 2013. There is an $83,125 reserve to cover the free and abated rent period. The fourth largest tenant at the Shoppes at Thomson mortgaged property (3,040 square feet), representing 2.2% of net rentable square feet for the mortgage loan is currently dark and has been underwritten as vacant.

For mortgage loan #32 (24 Hour Fitness – Livermore), the only tenant (68,525 square feet), representing 100% of net rentable square feet, is in occupancy but does not commence paying rent until April 22, 2013. There is a $259,634 reserve to cover the free rent period.

For mortgage loan #71 (Indian River Plaza), the second largest tenant (3,600 square feet), representing 11.0% of net rentable square feet, has free rent until March 21, 2013. There is a $17,274 reserve to cover the outstanding free rent period. The third largest tenant (3,000 square feet), representing 9.2% of net rentable square feet, is paying rent but is not in occupancy. There is a $50,000 reserve which will be released once the tenant is open for business and paying full rent for two consecutive months.

(9)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Republic Plaza), the largest tenant (452,972 square feet), representing 34.8% of net rentable square feet, has a one time right to surrender no less than one full floor and no more than two full floors at any time after February 1, 2013 provided that the tenant is not subleasing more than 20% of their net rentable square feet to a non-related party, the space given back is on 18th floor or higher and payment of six months’ rent and all unamortized tenant improvements and leasing commissions. The second largest tenant (153,983 square feet), representing 11.8% of net rentable square feet, may terminate its lease for 10,543 square feet of temporary space if the tenant renews its lease or otherwise expands to the 21st floor of the building. The tenant must provide the landlord with at least three months written notice. The third largest tenant (77,264 square feet), representing 5.9% of net rentable square feet), has a one time right on January 31, 2019 to exercise a contraction option of no less than 10,000 square feet and no more than a full floor (25,221 square feet) on either the lowest or highest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017 and notice of the contraction space at least 210 days prior to January 31, 2019. The tenant must also pay a termination fee equal to $48.19 per square foot of the contraction space and all related unamortized tenant improvements and leasing commissions. The fourth largest tenant (61,932 square feet), representing 4.8% of net rentable square feet, may terminate its lease at any time after March 31, 2017 as long as they are not in default under the lease and not subleasing more than 50% of their leased premises. Tenant shall provide written notice by October 29, 2016 and pay a termination fee of three months base rent and occupancy costs plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #5 (Brennan Industrial Portfolio II), the single tenant at the Sitel mortgaged property has the right to terminate its lease, upon providing 180 days written notice to the landlord, on May 31, 2015, May 31, 2018, May 31, 2021 and May 31, 2024.

For mortgage loan #6 (One South Wacker Drive), the second largest tenant (70,207 square feet), representing 5.9% of net rentable square feet, may terminate its lease effective February 28, 2014 upon providing written notice no later than February 28, 2013 and payment of a termination fee equal to all unamortized transaction costs and three months of rent. The fifth largest tenant (52,501 square feet), representing 4.4% of net rentable square feet, may terminate its lease on May 1, 2016 upon providing written notice no later than May 1, 2015 and payment of a termination fee equal to $70 per rentable square foot. The tenant may also terminate its lease on May 1, 2018 upon providing written notice no later than May 1, 2017 and payment of a termination fee equal to $40 per rentable square foot.

For mortgage loan #7 (Encana Oil & Gas), the only tenant (318,582 square feet), representing 100% of net rentable square feet, may terminate its lease as of June 30, 2024 upon providing written notice by January 1, 2023 and payment of all unamortized tenant improvements and leasing commissions, a $4,318,326 termination fee and 18 months of base rent due immediately after the termination date.

For mortgage loan #24 (US Playing Card), the second largest tenant (197,400 square feet), representing 25.6% of net rentable square feet, may terminate its lease as of May 31, 2019 upon providing written notice on or before May 31, 2018 and payment of $1,200,000.

For mortgage loan #26 (Clipper Mill), the third largest tenant (10,079 square feet), representing 7.1% of net rentable square feet, may terminate its lease as of February 28, 2015 upon providing written notice on or before February 28, 2014 and payment of four months of base rent. The fifth largest tenant (7,645 square feet), representing 5.4% of net rentable square feet, may terminate its lease at any time after December 1, 2015 upon providing at least six months written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #35 (120-160 Pine Street; 100-120 Battery Street), the fourth largest tenant (7,804 square feet), representing 8.2% of net rentable square feet, has a one time option to terminate its lease anytime between September 2015 and March 2016 upon providing at least nine months written notice and payment of all unamortized tenant improvements, leasing commissions and free base rent.

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A FOOTNOTES

For mortgage loan #47 (Avalon Retail Center), the second largest tenant (10,462 square feet), representing 12.7% of net rentable square feet, may terminate its lease anytime after April 30, 2013 upon providing at least six months written notice and payment of six months base rent.

For mortgage loan #57 (St. Helen Shops), the second largest tenant (1,798 square feet), representing 16.8% of net rentable square feet, has the right to terminate its lease upon 180-day prior written notice.

For mortgage loan #72 (Walgreens – Bixby), the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease effective as of October 31, 2027 and every 60 months thereafter upon providing six months written notice.

For mortgage loan #74 (Walgreens – St. George), the only tenant (14,490 square feet), representing 100% of net rentable square feet, may terminate its lease effective as of December 31, 2027 and every 60 months thereafter upon providing six months written notice.

For mortgage loan #75 (Shoppes at Yukon), the largest tenant (5,000 square feet), representing 41.7% of net rentable square feet, may terminate its lease on May 31, 2014, if annual sales are less than $2 million.

For mortgage loan #78 (Independence Plaza), the largest tenant (8,400 square feet), representing 29.3% of net rentable square feet, has a one time right to go dark at any time. The tenant must continue to pay minimum rent and all other charges due under the lease and the landlord may recapture the space after 90 days.

(10)	For mortgage loan #1 (Republic Plaza), the second largest tenant (153,983 square feet), representing 11.8% of net rentable square feet, has multiple leases that expire as follows: 10,543 square feet expire on September 14, 2014 and 143, 440 square feet expire on May 31, 2016.

For mortgage loan #4 (515 Madison Avenue), the largest tenant (39,200 square feet), representing 12.1% of net rentable square feet, has multiple leases that expire as follows: 23,500 square feet expire on November 30, 2013 and 15,700 square feet expire on November 30, 2018.

For mortgage loan #6 (One South Wacker Drive), the third largest tenant (59,774 square feet), representing 5.0% of net rentable square feet, subleases its space to three subtenants occupying 23,903 square feet, two of which have entered into direct leases with the borrower which commence upon the expiration of the third largest tenant’s lease term. The two subtenants with direct leases (15,931 square feet) were underwritten based on their direct leases. The one subtenant that has not entered into a direct lease (8,778 square feet) has a total annual base rent of $215,061 ($24.50 per square foot) expiring May 31, 2013.

For mortgage loan #24 (US Playing Card), on June 1, 2013 the second largest tenant (197,400 square feet), representing 25.6% of net rentable square feet, will automatically convert to a subtenant of the largest tenant (572,204 square feet), representing 74.4% of net rentable square feet.

For mortgage loan #26 (Clipper Mill), the second largest tenant (13,063 square feet), representing 9.2% of net rentable square feet, subleases 5,622 square feet for a total annual base rent of $129,306 ($23.00 per square foot) expiring January 31, 2014.

For mortgage loan #39 (Peachtree Plaza), the largest tenant (13,225 square feet), representing 37.4% of net rentable square feet, subleases its space in a sale-leaseback transaction for total annual base rent and expiration date equal to the lease terms.

For mortgage loan #55 (St. Bernadine’s), the third largest tenant (4,542 square feet), representing 13.1% of net rentable square feet, has multiple leases that expire as follows: 517 square feet are leased month-to-month and 4,025 square feet expiring on September 30, 2017.

(11)	For mortgage loan #38 (Lakes Brand), the proceeds of the mortgage loan were used to refinance the existing mortgage on Buildings 100 and 200 and to provide acquisition financing for Building 300.

(12)	For mortgage loan #1 (Republic Plaza), the Engineering Escrow / Deferred Maintenance, Monthly TI/LC Reserve, Other Escrow I (Initial) and Other Escrow II Reserve are all secured by a guaranty.

(13)	For mortgage loan #9 (Starwood Capital Hotel Portfolio II), as long as the mortgaged properties are managed under a management agreement in accordance with the loan agreement, the Monthly Replacement Reserve will be 4% of total revenue as calculated pursuant to the terms of the management agreement in effect.

For mortgage loans #10 (Holiday Inn National Airport), #12 (Doubletree Asheville), #25 (Homewood Suites Ayrsley) and #45 (Holiday Inn Express—Cincinnati), the Monthly Replacement Reserve is equal to 1/12th of 4% of the prior year’s gross revenue. In the case of mortgage loans #10 (Holiday Inn National Airport), #12 (Doubletree Asheville) and #25 (Homewood Suites Ayrsley), the Monthly Replacement Reserve is re-assessable at any time at the lender’s discretion.

For mortgage loan #17 (Minot Hotel Portfolio) the Monthly Replacement Reserve is 4% of the prior month’s revenue on each payment date during the loan term.

For mortgage loan #34 (Home 2 Suites—Baltimore) the Monthly Replacement Reserve is 1/12th of 2% of the prior year’s gross revenue for the first twelve payment dates, 1/12th of 3% of the prior year’s gross revenue for the following twelve payment dates, and 1/12th of 4% of the prior year’s gross revenue thereafter.

For mortgage loan #43 (Hampton Inn & Suites – Peoria), the Monthly Replacement Reserve will be adjusted based on the annual operating statements for the property and will be the greater of the Monthly Replacement Reserve immediately prior to the adjustment, 1/12 of 4% of room revenue from the property for the prior fiscal year and 1/12 of the percentage of room revenue from the property for the prior fiscal year as may be required by the franchise agreement.

For mortgage loan #47 (Avalon Retail Center), the Monthly Replacement Reserve and Monthly TI/LC Reserve will commence on the monthly payment date occurring in February 2014.

(14)	For mortgage loans #11 (Encino Courtyard), the lender has the right to adjust the Monthly TI/LC Reserve to reflect future changes in leasing. The TI/LC reserve is capped at 36 times the monthly reserve. $263,124 reflects the cap based on the current Monthly TI/LC Reserve.

For mortgage loan #15 (Rivercrest Realty Portfolio), the Monthly TI/LC Reserve will decrease to $6,353 on the monthly payment date occurring in February 2014.

(15)	For Mortgage Loan #56 (Morningside Estates), the Seasonality Reserve will be collected as follows: $110,000 at loan closing, $30,000 in October 2013, $55,000 in November 2013, $25,000 in December 2013 and $10,000 in each month from January to April for the remaining term of the loan.

(16)	For mortgage loan #29 (Manhattan Hilton Garden Inn & Conference Center), aggregate subordinate secured debt of $9,500,000 (original principal balance) from the City of Manhattan, Kansas is comprised of (a) $4,500,000 in the form of a forgivable note (the “Forgivable Note”) and (b) $5,000,000 (balance as of Cut-off Date $4,900,000) in the form of a repayable note (the “Repayable Note”). There is no debt service attributed to the Forgivable Note; annual principal payments of $100,000 are required on the Repayable Note. The calculation of the Whole Loan UW NOI Debt Yield, the Whole Loan UW NCF Debt Yield and the Whole Loan Cut-Off Date LTV Ratio are based on a Whole Loan Cut-off Date Balance that includes the Forgivable Note balance of $4,500,000. If the Forgivable Note is not included in the Whole Loan Cut-Off Date Balance, then the Whole Loan UW NOI Debt Yield would be 10.5%, the Whole Loan UW NCF Debt Yield would be 9.2% and the Whole Loan Cut-Off Date LTV Ratio would be 75.7% based on the “As-is” Appraised Value of $21,000,000. If the “As-is” Appraised Value (including the value of the below market financing) of $23,000,000 were applied then the Whole Loan Cut-Off Date LTV Ratio would be 69.1%.

WFRBS Commercial Mortgage Trust 2013-C11

ANNEX A FOOTNOTES

(17)	For mortgage loan #6 (One South Wacker Drive), the sponsors are: HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC.

For mortgage loan #8 (Salt Lake City FBI Building), in order to facilitate a Shari’ah compliant loan structure, there is no nonrecourse carveout guarantor under the loan documents but certain obligations are recourse to the borrower.

For mortgage loan #9 (Starwood Capital Hotel Portfolio II), the sponsors are: Starwood U.S. Opportunity Fund VIII – J, L.P.; Starwood Global Opportunity Fund VIII – J, L.P.; Starwood U.S. Opportunity Fund VIII-1, L.P.; Starwood Global Opportunity Fund VIII, L.P.; Starwood Capital Hospitality Fund II U.S., L.P. and Starwood Capital Hospitality Fund II Global, L.P.

For mortgage loan #32 (24 Hour Fitness—Livermore), the sponsors are: Rudy P. Nodar; Rudy P. Nodar and Susan Nodar as co-trustees of The Nodar Living Trust; Mark S. Maron; and Mark S. Maron and Susan L. Maron as trustees of The Maron Living Trust.

For mortgage loan #38 (Lakes Brand), members of the mortgage loan’s sponsor currently have a non-controlling ownership interest in the largest tenant, The Brand Banking Co., and the second largest tenant, Brand Mortgage.

For mortgage loan #54 (Security Public Storage—Napa), the sponsors are: Michael B. Eisler; Benjamin D. Eisler; Shirley E. Eisler; Michael Bradley Eisler Revocable Trust; Eisler Revocable Trust and BACO Realty Corporation.

For mortgage loan #60 (Cedar Walk Market), the sponsors are: Exemption Trust of the Johnson Family Trust; Survivor’s Trust of the Johnson Family Trust; Ruth E. Johnson; Rodney V. Johnson and Julie A. Johnson.

For mortgage loan #72 (Walgreens—Bixby), the sponsors are: Stanley Praver; Marian Praver; The Stanley and Marian Praver Trust of 1985; Edwin Praver; Joan Praver; and the Edwin and Joan Praver Trust of 1985.

ANNEX B

TOP FIFTEEN LOAN SUMMARIES

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FLOOR	Tenants	NRSF
56	Poseidon Concepts 3,555 SF 3/31/2019; North Shore Energy 5,548 SF 3/31/2016; Vacant 804 SF; Vert. TV 50 SF 12/31/2016; Freeport Commodities 3,147 SF 4/30/2015; Poseidon 3,357 SF 3/31/2019	16,461
55	Merrill Lynch, Pierce, Fenner 24,497 SF 2/28/2018	24,497
54	The Gary Williams Company 25,002 SF 7/31/2013	25,002
53	The Gary Williams Co/Intl 13,630 SF 7/31/2013; Krendl, Krendl 8,283 SF 4/30/2017; Merrill 2,255 SF 2/28/2018; Vacant 99 SF	24,237
52	Morrison & Foerster 24,311 SF 11/30/2015	24,311
51	Morgan Stanley 17,767 SF 3/31/2014; Scotia 1,695 SF 6/30/2014; Vacant 2,349 SF; Gulfco 3,493 SF 2/28/2015	25,304
50	Encana Oil & Gas 24,716 SF 4/30/2019	24,716
49	Vacant 18,088 SF; Berenbaum 5,747 SF 8/31/2019; Mer. En. 1,180 SF 11/30/2016	25,015
48	Berenbaum, Weinshienk & Eason 24,705 SF 8/31/2019	24,705
47	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
46	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
45	Wheeler Trigg O'Donnel 25,221 SF 1/31/2023	25,221
44	Arnold & Porter LLP 25,221 SF 4/30/2020	25,221
43	Vacant 24,684 SF	24,684
42	Samson Resource Company 25,221 SF 3/31/2021	25,221
41	UBS Financial Services 25,221 SF 2/28/2023	25,221
40	Encana Oil & Gas 24,808 SF 4/30/2019	24,808
39	Venoco, Inc. 23,296 SF 3/31/2014	23,869
38	Sunshine Silver Mines 6,200 SF 7/31/2017	6,200
37	Brookfield Management 3,793 SF 5/31/2016; Vacant 2,094 SF	5,887
36	Unicorn Capital 24,392 SF 9/30/2018	24,392
35	Bennington 9,554 SF 1/31/2020; Enterprise Products 6,643 SF 9/30/2017; B. Allen 1,269 SF 10/31/2014; B of A 5,980 SF 10/31/2013	23,446
34	Fetter Logic 9,014 SF 4/30/2019; Ernst & Young 4,470 SF 10/31/2021; DCP Mainstream 10,543 SF 9/14/2014; Vacant 455 SF	24,482
33	Ernst & Young 24,463 SF 10/31/2021	24,463
32	JPMorgan & Chase 23,935 SF 10/31/2021; Vacant 219 SF	24,154
31	The Milestone Group 11,062 SF 8/31/2016; Samson Resources 12,795 SF 3/31/2021; Vacant 107 SF	23,964
30	Samson Resource Company 23,916 SF 3/31/2021; Vacant 557 SF	24,473
29	Venoco, Inc. 23,909 SF 3/31/2014	23,909
28	Citigroup Global Markets 23,904 SF 6/30/2015	23,904
27	DCP Mainstream 23,909 SF 5/31/2016	23,909
26	DCP Mainstream 23,904 SF 5/31/2016	23,904
25	DCP Mainstream 23,893 SF 5/31/2016	23,893
24	DCP Mainstream 23,905 SF 5/31/2016	23,905
23	DCP Mainstream 23,883 SF 5/31/2016	23,883
22	DCP Mainstream 23,883 SF 5/31/2016	23,883
21	R.R. Donnelley & Sons 9,997 SF 1/31/2013; Vacant 7,434 SF; Citigroup Global 5,866 SF 6/30/2015	23,297
20	Encana Oil & Gas 11,188 SF 4/30/2019	11,188
19	Cypress 1,800 SF 7/31/2013; Vacant 3,756 SF; M. Stanley 300 SF 3/31/2014; A. Porter 264 SF 4/30/2020; Edge Connex 100 SF 7/31/2017; McImetro 120 SF 11/30/2015; Cogent Comm. 24 SF 6/30/2017; Level 3 317 SF 3/31/2015 & 7/31/2013	6,689
18	Encana Oil & Gas 23,101 SF 4/30/2019	23,101
17	Encana Oil & Gas 22,051 SF 4/30/2019	22,051
16	Encana Oil & Gas 23,096 SF 4/30/2019	23,098
15	Encana Oil & Gas 23,115 SF 4/30/2019	23,115
14	Encana Oil & Gas 23,126 SF 4/30/2019	23,126
13	Encana Oil & Gas 23,126 SF 4/30/2019	23,126
12	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
11	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
10	Encana Oil & Gas 23,134 SF 4/30/2019	23,134
9	Encana Oil & Gas 23,135 SF 4/30/2019	23,135
8	Encana Oil & Gas 23,144 SF 4/30/2019	23,144
7	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
6	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
5	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
4	Encana Oil & Gas 23,154 SF 4/30/2019	23,154
3	Encana Oil & Gas 23,164 SF 4/30/2019	23,164
2	Encana Oil & Gas 23,182 SF 4/30/2019	23,182
Concourse Retail	Barber Architecture 11,121 SF MTM; Ridley McGreevy & Weisz 6,718 SF 9/30/2016; Firstbank 4,815 SF 12/31/2022; Noodles & Co. [illegible]; Beauty Design [illegible]; [illegible]; Various Concourse Retail 13,628 SF 2/28/2013-12/31/2019; Vacant 10,266 SF	55,333

Vacant	2013	2015	2017	MTM
2012	2014	2016	2018+

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Republic Plaza
370 17th Street; 303 16th Street; 400 15th Street
Denver, CO 80202
DENVER
LoDo
Downtown
Five Points
Capitol Hill
Civic Center
Lincoln Park
Baker Historic District
South Platte River
City of Cuernavaca Park
Commons Park
Centennial Park
Crescent Park
Curtis Park
Lincoln Park
Civic Center Park
Sunken Gardens Park
Coors Field
Union Station
Auraria Campus
Sports Authority Field at Mile High
Denver Health Medical Center
Westminster
Broomfield
Thornton
Arvada
Commerce City
Wheat Ridge
Lakewood
Aurora
Englewood
Littleton
Centennial
Highlands Ranch
Brighton Blvd.
Speer Blvd.
Auraria Pkwy.
Colfax at Auraria
W. Colfax Ave.
E. Colfax Ave.
W. 14th Ave.
E. 14th Ave.
W. 13th Ave.
E. 13th Ave.
E. 17th Ave.
E. 20th Ave.
E. 10th Ave.
W. 8th Ave.
E. 8th Ave.
W. 6th Ave.
E. 6th Ave.
W. 20th Ave.
W. 23rd Ave.
Broadway
Lincoln St.
Grant St.
Pearl St.
Corona St.
Downing St.
Washington St.
Kalamath St.
Santa Fe Dr.
Cherry Creek
RTD Light Rail
25
40
287
6

No. 1 – Republic Plaza

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance(1):	$155,000,000
Cut-off Date Principal Balance(1):	$155,000,000
% of Initial Pool Balance:	10.8%

Loan Purpose:	Refinance

Borrower Name:	BOP Republic Plaza I LLC; BOP Republic Plaza II LLC
Sponsor:	Brookfield Office Properties Inc.
Mortgage Rate:	4.240%

Note Date:	November 2, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	December 1, 2022

IO Period:	36 months

Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$3,495,886	$499,412	NAP
Insurance	$0	Springing	NAP

Replacement Reserves	$27,217	$27,217	NAP

Deferred Maintenance(3)	$74,688	$0	NAP

TI/LC(3)	$0	$140,000	$5,000,000

Tenants Specific TI/LC Reserve(3)	$2,358,462	$0	NAP

Free Rent Reserve(3)	$238,060	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type(3):	Office

Specific Property Type:	CBD
Location:	Denver, CO
Size:	1,302,107 SF
Cut-off Date Principal
Balance Per Unit/SF(1):	$215.04

Year Built/Renovated:	1982/2002

Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	94.3% (12/31/2009)
2nd Most Recent Occupancy (As of):	94.2% (12/31/2010)
Most Recent Occupancy (As of):	92.1% (12/31/2011)
Current Occupancy (As of):	94.5% (9/30/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$24,754,363 (12/31/2010)
2nd Most Recent NOI (As of):	$24,258,113 (12/31/2011)
Most Recent NOI (As of):	$25,547,352 (TTM 9/30/2012)

U/W Revenues:	$43,855,093
U/W Expenses:	$16,311,223
U/W NOI:	$27,543,870
U/W NCF:	$25,543,693
U/W NOI DSCR(1):	1.67x
U/W NCF DSCR(1):	1.55x
U/W NOI Debt Yield(1):	9.8%

U/W NCF Debt Yield(1):	9.1%

As-Is Appraised Value:	$535,400,000

As-Is Appraisal Valuation Date:	October 8, 2012

Cut-off Date LTV Ratio(1):	52.3%

LTV Ratio at Maturity or ARD(1):	45.5%

(1)	The Republic Plaza Loan Combination, totalling $280,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and will be contributed to the WFRBS 2013-C11 Trust. Note A-1 had an original balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Republic Plaza Loan Combination.
(2)	See “Escrows” section.
(3)	In lieu of escrow deposits, the Republic Plaza Loan Combination sponsor posted a guaranty for all of the following: outstanding tenant improvements and leasing commissions, monthly tenant improvement and leasing commissions escrow deposits, a deferred maintenance deposit and outstanding free rent. See “Sponsor’s Reserves Guaranty” section.
(4)	The collateral for the Republic Plaza Loan Combination also includes a non-contiguous 12-story parking garage with approximately 1,275 stalls located one block from the Republic Plaza property.

The Mortgage Loan. The mortgage loan (the “Republic Plaza Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) that are secured by a first mortgage encumbering a 56-story office building and a non-contiguous 12-story parking garage structure located in Denver, Colorado (the “Republic Plaza Property”). The Republic Plaza Loan Combination was originated on November 2, 2012 by Wells Fargo Bank, National Association. The Republic Plaza Loan Combination had an original balance of $280,000,000, has a Cut-off Date Balance of $280,000,000 and accrues interest at an interest rate of 4.240% per annum. The Republic Plaza Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Republic Plaza Loan Combination matures on December 1, 2022.

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Note A-2, which represents the controlling interest in the Republic Plaza Loan Combination and will be contributed to the WFRBS 2013-C11 Trust, had an original principal balance of $155,000,000 and has an outstanding principal balance as of the Cut-off Date of $155,000,000 (the “Republic Plaza Mortgage Loan”). Note A-1 had an original principal balance of $125,000,000 and was contributed to the WFRBS 2012-C10 Trust (the “Republic Plaza Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The Loan Combinations – The Republic Plaza Loan Combination” and “The Pooling and Servicing Agreement – Servicing of the Loan Combinations” in the Prospectus Supplement.

Following the lockout period, the borrower has the right to defease the Republic Plaza Loan Combination in whole, or in part, on any due date before the scheduled maturity date. In addition, the Republic Plaza Loan Combination is prepayable without penalty on or after September 1, 2022.
Sources and Uses

Sources			Uses
Original loan combination amount	$280,000,000	100.0%	Loan payoff(1)	$162,714,963	58.1%
			Reserves	3,529,103	1.3
			Closing costs	1,556,156	0.6
			Return of equity	112,199,778	40.0

Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Republic Plaza Property was previously securitized in JPMCC 2004-C2.

The Property. The Republic Plaza Property is a 56-story class A office building containing approximately 1,302,107 of rentable square feet (the “Office Building”) and a non-contiguous 12-story parking garage (the “Tremont Garage”) located one block southwest of the Office Building all located in the central business district of Denver, Colorado. Built in 1982, the Office Building is the tallest building in Denver and is situated on a 2.3-acre parcel. The Tremont Garage provides approximately 1,275 parking spaces and was also built in 1982. Additional parking is provided by a subterranean parking structure at the Office Building, which accounts for approximately 206 spaces and a combined parking ratio of 1.1 spaces per 1,000 square feet of rentable area. The Republic Plaza Property serves as the United States headquarters for Encana Oil & Gas, DCP Midstream, LP and Wheeler Trigg O’Donnell LLP. Tenancy also includes several wealth management divisions for financial institutions such as Merrill Lynch, Citigroup, Bank of America, Morgan Stanley and UBS. As of September 30, 2012, the Republic Plaza Property was 94.5% leased to 58 tenants.

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The following table presents certain information relating to the tenancies at the Republic Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Encana Oil & Gas(2)	NR/Baa2/BBB	452,972	34.8%	$20.55	$9,308,575	(3)	36.0%	4/30/2019	(4)(5)
DCP Midstream, LP(6)	BBB-/NR/BBB-	153,983	11.8%	$24.06	$3,704,405		14.3%	5/31/2016	(7)(8)
Wheeler Trigg O’Donnell LLP	NR/NR/NR	77,264	5.9%	$20.61	$1,592,420		6.2%	1/31/2023	(9)
Venoco, Inc.	NR/NR/NR	47,205	3.6%	$22.85	$1,078,799		4.2%	3/31/2014
Samson Resources	NR/NR/NR	61,932	4.8%	$17.17	$1,063,466		4.1%	3/31/2021	(10)
The Gary Williams Company	NR/NR/NR	38,612	3.0%	$20.13	$777,230		3.0%	7/31/2013
Merrill Lynch	A/Baa2/A-	26,752	2.1%	$24.00	$642,048		2.5%	2/28/2018
Citigroup Global Markets	A/Baa2/A-	29,770	2.3%	$20.03	$596,293	(11)	2.3%	6/30/2015	(12)

Total Major Tenants		888,490	68.2%	$21.12	$18,763,235		72.6%

Non-Major Tenants		342,507	26.3%	$20.65	$7,072,674		24.4%

Occupied Collateral Total		1,230,997	94.5%	$20.99	$25,835,908		100.0%

Vacant Space		71,110	5.5%

Collateral Total		1,302,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Encana Corporation, the parent company of Encana Oil & Gas, is a North American energy company focusing on natural gas, oil and natural gas liquids. Encana Oil & Gas is the American exploration and production subsidiary of Encana Corporation.
(3)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term and assuming no surrender of floors described below. The current in-place rent is $17.50 per square foot, resulting in $7,927,010 of annual base rent.
(4)	On or after February 1, 2013, Encana Oil & Gas (“Encana”) has a one-time right to surrender one or two full floors with 12 months notice provided (i) the tenant is not subleasing more than 20% of leased square footage; (ii) the surrendered floors are on floor 18 or higher; and (iii) Encana will pay an amount equal to six months of rent for surrendered spaces plus the unamortized cost of the landlord concessions as outlined in the lease agreement.
(5)	Encana Oil & Gas has two, five-year lease extension options remaining. If Encana does not renew its lease for 452,927 square feet for a term of no less than five years from the lease expiration date, or replacement lease(s) approved by the lender are not signed prior to June 30, 2017, the Republic Plaza sponsor is required to post an escrow, letter of credit or a guaranty for $18,118,880 less any actual tenant improvements and leasing costs in connection with a replacement lease(s) or a renewed Encana lease for a portion of the 452,297 square feet.
(6)	DCP Midstream, LP is the second-largest natural gas gatherer and processor, the largest natural gas liquids producer, and one of the largest marketers of natural gas and natural gas by-products in the United States. They are headquartered at the Republic Plaza Property.
(7)	DCP Midstream, LP has a lease extension option remaining that may be exercised as two, five-year extension options or one extension option of more than five years. 10,543 square feet expires on September 14, 2014.
(8)	DCP Midstream, LP may terminate its lease with respect to 10,543 square feet if the tenant renews its lease or expands on the 21st floor.
(9)	Prior to January 31, 2019, the tenant has a one-time right to terminate its lease for one floor (25,221 square feet) of its leased space on either the highest or lowest floor occupied by the tenant. The tenant must provide notice of contraction no later than December 31, 2017. The tenant must also pay a termination fee equal to $48.19 per square foot of the contracted space and all related unamortized tenant improvements and leasing commissions.
(10)	Samson Resources may terminate its lease any time after March 31, 2017 so as long as it is not in default under the terms of its lease and not subleasing more than 50% of its leased square footage.
(11)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $18.50 per square foot, resulting in $550,745 of annual base rent.
(12)	Citigroup Global Markets has the right to terminate their lease with respect to 5,866 square feet after December 31, 2013.

REPUBLIC PLAZA

The following table presents certain information relating to the lease rollover schedule at the Republic Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	11,121	0.9%	11,121	0.9%	$155,694	0.6%	$14.00
2013	20	62,740	4.8%	73,861	5.7%	$1,338,160	5.2%	$21.33
2014	13	81,845	6.3%	155,706	12.0%	$1,758,307	6.8%	$21.48
2015	12	63,465	4.9%	219,171	16.8%	$1,355,588	5.2%	$21.36
2016	17	173,324	13.3%	392,495	30.1%	$4,121,196	16.0%	$23.78
2017	6	22,230	1.7%	414,725	31.9%	$452,425	1.8%	$20.35
2018	11	54,538	4.2%	469,263	36.0%	$1,142,484	4.4%	$20.95
2019	28	501,315	38.5%	970,578	74.5%	$10,207,506	39.5%	$20.36
2020	7	38,286	2.9%	1,008,864	77.5%	$881,196	3.4%	$23.02
2021	13	114,800	8.8%	1,123,664	86.3%	$2,159,058	8.4%	$18.81
2022	3	4,848	0.4%	1,128,512	86.7%	$117,012	0.5%	$24.14
2023	5	102,485	7.9%	1,230,997	94.5%	$2,147,282	8.3%	$20.95
Thereafter	0	0	0.0%	1,230,997	94.5%	$0	0.0%	$0.00
Vacant	0	71,110	5.5%	1,302,107	100.0%	$0	0.0%	$0.00

Total/Weighted Average	136	1,302,107	100.0%			$25,835,908	100.0%	$20.99

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Republic Plaza Property:

Historical Occupancy(1)

12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012
98%	98%	94%	94%	92%	95%

(1)	Information obtained from borrower rent rolls.

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011	12/31/2012
$18.59	$18.27	$19.09	$19.16

(1)	Information obtained from borrower operating statements.

REPUBLIC PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Republic Plaza Property:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W(1)		U/W $ per SF
Base Rent	$22,407,289	$22,898,843	$24,313,768	$25,835,908		$19.84
Grossed Up Vacant Space	0	0	0	1,563,230		1.20
Total Reimbursables	14,724,359	14,633,467	14,590,988	15,515,162		11.92
Other Income	3,661,351	3,049,725	3,219,752	3,132,723		2.41
Less Vacancy & Credit Loss	0	0	0	(2,191,931	)(2)	(1.68)

Effective Gross Income	$40,793,000	$40,582,035	$42,124,508	$43,855,093		$33.68

Total Operating Expenses	$16,038,637	$16,323,922	$16,577,156	$16,311,223		$12.53

Net Operating Income	$24,754,363	$24,258,113	$25,547,352	$27,543,870		$21.15
TI/LC	0	0	0	1,739,755		1.34
Capital Expenditures	0	0	0	260,421		0.20

Net Cash Flow	$24,754,363	$24,258,113	$25,547,352	$25,543,693		$19.62

NOI DSCR(3)	1.50x	1.47x	1.55x	1.67x
NCF DSCR(3)	1.50x	1.47x	1.55x	1.55x
NOI DY(3)	8.8%	8.7%	9.1%	9.8%
NCF DY(3)	8.8%	8.7%	9.1%	9.1%

(1)	The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending June 30, 2012 is primarily attributable to a new lease executed by Wheeler Trigg O’Donnell LLP in June 2012 and the averaging of Encana’s base rent through its lease term.
(2)	The underwritten economic vacancy is 8.0%. The Republic Plaza Property was 94.5% physically occupied as of September 30, 2012.
(3)	DSCRs and debt yields are based on the Republic Plaza Loan Combination.

Appraisal. As of the appraisal valuation date of October 8, 2012, the Republic Plaza Property had an “as-is” appraised value of $535,400,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 5, 2012, there was no evidence of any recognized environmental conditions at the Republic Plaza Property.

Market Overview and Competition. According to the appraisal, the Republic Plaza Property is located at the northwest corner of 16th Street and Tremont Place in the central business district of Denver, Colorado. The Republic Plaza Property is located approximately 24 miles from Denver International Airport, the fifth busiest airport in the nation, and the second largest in the world by land area. Access to the Republic Plaza Property is provided by the 16th Street Mall Shuttle and the Denver Regional Transport District bus line as well as Union Station, which is located approximately one mile away from the Republic Plaza Property. Denver’s central location in the country allows it to serve as a major transportation hub for the western United States and the largest employers are in the trade, transportation and utilities industries. As of year-end 2011, the unemployment rate for the Denver metropolitan statistical area was approximately 8.6%.

According to the appraisal, the Republic Plaza Property is located within the central business district office submarket, and the appraiser identified a competitive set that contains approximately 4.7 million square feet of office space. The submarket vacancy and market rental rate for the appraiser’s competitive set is approximately 9.9% and $26.11 per square foot on a triple net basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the Republic Plaza Property:

Competitive Set(1)

	Republic Plaza (Subject)	Tabor Center	1801 California Street	Wells Fargo Center	1900 Sixteenth Street	1800 Larimer Street	Seventeenth Street Plaza
Location	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO	Denver, CO
Distance from Subject	—	1.3 miles	0.7 miles	0.1 miles	1.4 miles	1.1 miles	1.3 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2002	1985/2000	1982/NAP	1983/NAP	2009/NAP	2010/NAP	1982/NAP
Number of Stories	56	30	52	52	18	22	32
Total GLA	1,302,107 SF	571,722 SF	1,317,046 SF	1,204,089 SF	400,538 SF	495,518 SF	666,653 SF
Total Occupancy	95%	98%	40%	88%	87%	88%	90%

(1)	Information obtained from the appraisal dated October 8, 2012.

REPUBLIC PLAZA

The Borrower. The borrower is comprised of two tenants-in-common (“TIC”), BOP Republic Plaza I LLC and BOP Republic Plaza II LLC. Each TIC is a single purpose entity with two independent directors and the loan documents prohibit additional TIC sponsors. Each TIC is owned and controlled by Brookfield Office Properties Inc., the guarantor of certain nonrecourse carveouts under the Republic Plaza Loan Combination.

The Sponsor. The sponsor for the Republic Plaza Loan Combination is Brookfield Office Properties Inc. (“BOP”). BOP is a publically traded REIT (NYSE: BPO) headquartered in Toronto, Ontario and has ownership interests in 108 properties totaling approximately 78 million square feet located in the downtown core markets of New York, Washington DC, Houston, Los Angeles, Denver, Toronto, Calgary, Ottawa, Melbourne and Sydney.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $3,495,886 for taxes and $27,217 for replacement reserves. The loan documents provide for monthly deposits of $499,412 for real estate taxes and $27,217 for replacement reserves. The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Sponsor’s Reserves Guaranty. So long as the Reserve Guaranty Conditions (as defined below) remain satisfied, the Republic Plaza sponsor may deliver a guaranty to the lender and will have no obligation to make any initial or monthly deposits for the following escrows: (i) a $2,358,462 initial deposit for existing tenant improvements and leasing costs associated with executed leases for the following tenants: Merrill Lynch ($675,560), Samson Resources ($455,021), Wheeler Trigg O’Donnell LLP ($378,315), Poseidon ($50,000), Sunshine Silver Mines ($30,000) and Bennington ($8,266); (ii) an initial deposit of $238,060 for future rent credits or abatements associated with executed leases for the following tenants: Unicom ($157,308), Enterprise Resources ($47,452) and Bennington ($33,300); (iii) an initial deposit of $74,688 for immediate repairs; and (iv) monthly deposits of $140,000 for tenant improvements and leasing commissions.

If at any time the Reserve Guaranty Conditions are not satisfied, the Republic Plaza sponsor will, within 10 days of the lender’s written demand, deposit with the lender an amount that would equal the amount that would have accumulated in each of the reserve accounts (subject to a cap of $5,000,000 for the tenant improvement and leasing commissions escrow) covered by the Republic Plaza sponsor’s guaranty and reserve amounts that would not have been required to be distributed to the Republic Plaza sponsor.

“Reserve Guaranty Conditions” means (i) no event of default has occurred and is continuing; (ii) the long-term credit rating of the Republic Plaza sponsor is rated above BBB- by any of the rating agencies; (iii) no permitted property transfer has occurred; and (iv) the Republic Plaza sponsor owns not less than 10 percent of the indirect legal and beneficial interests in the Republic Plaza borrower.

Lockbox and Cash Management. The Republic Plaza Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Republic Plaza Property be deposited into the lockbox account within three business days of receipt.

Upon the occurrence of a Cash Trap Event Period (as defined below) or an Encana Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NOI debt service coverage ratio falling below 1.32x as tested with respect to each calendar quarter. A Cash Trap Event Period will expire, with respect to clause (i), upon the cure of such event of default, or with respect to clause (ii), the NOI debt service coverage ratio being at least 1.42x for two consecutive calendar quarters.

In the event, the Cash Trap Event Period is caused by clause (ii) above and an event of default has not occurred or is continuing, the Republic Plaza sponsor may deliver a letter of credit in an amount that would reduce the outstanding principal balance of the Republic Plaza Loan Combination by an amount to cause the NOI debt service coverage ratio to be 1.42x or greater in order to cure a Cash Trap Event Period.

An “Encana Cash Trap Event Period” will occur on June 30, 2017 if Encana does not renew its lease for 452,927 square feet for a term of no less than five years from its lease expiration date, or replacement lease(s) approved by the lender are not signed for 452,927 square feet prior to June 30, 2017. An Encana Cash Trap Event Period will expire upon (i) the date that funds in the Encana cash trap subaccount equal $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; (ii) the date the borrower delivers a letter of credit equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet; or (iii) provided the Reserve Guaranty Conditions are satisfied, the date the borrower delivers to the lender a guaranty equal to $18,118,880 less any tenant improvements or leasing commissions associated with the releasing of a portion of the expiring 452,927 square feet.

REPUBLIC PLAZA

Property Management. The Republic Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Republic Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Republic Plaza Companion Loan. The borrower parties are expected to change with a TIC assumption (permitted two months after the issuance of the series 2013-C11 Certificates): BOP Republic Plaza I LLC will assume the debt and obligations of BOP Republic Plaza II LLC.

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 certificates, the Republic Plaza borrower is permitted to release the Tremont Garage parcel in connection with a partial defeasance subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the borrower will execute documents to amend and restate the Republic Plaza Loan Combination into four substitute notes, two (the “Defeased Notes”) having a total principal balance equal to $10,132,500 (the “Release Price”) and the other notes (the “Undefeased Notes”) having a total principal balance equal to the excess of (a) the principal amount of the Republic Plaza Loan Combination existing immediately prior to the applicable partial release date, over (b) the amount of the Defeased Notes (the “Undefeased Notes”). The Defeased Notes and the Undefeased Notes will have identical terms and the monthly debt service payment amount shall be divided between the Defeased Notes and the Undefeased Notes in the same proportion in each of the WFRBS 2012-C10 and WFRBS 2013-C11 trusts. The Defeased Notes and the Undefeased Notes will be cross defaulted and cross collateralized; and (iii) immediately after the release of the Tremont Garage parcel, the debt yield will be greater than the debt yield immediately prior to the proposed partial release date.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Republic Plaza Property; provided, however, if TRIPRA is discontinued or not renewed, the borrower will be required to carry terrorism coverage in an amount at least equal to the lesser of (i) the outstanding principal balance of the Republic Plaza Loan Combination or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the Republic Plaza Property for a 12-month period from the date of casualty plus the full replacement cost. The loan documents also require business interruption insurance covering no less than the 36-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

CONCORD MILLS

CONCORD MILLS

CONCORD MILLS

Kannapolis Lake
IREDELL COUNTY
ROWAN COUNTY
Enochville
Davidson
KANNAPOLIS AMTRAK
Lake Fisher
Kannapolis
Mooresville Rd
Huntersville
CABARRUS COUNTY
Carolina Mall
CMC - Northeast Medical Center
Concord
MECKLENBURG COUNTY
Concord Regional Airport
Concord Mills
8111 Concord Mills Boulevard
Concord, NC 28027
Lowe's Motor Speedway
Harrisburg
Verizon Wireless Amphitheater
University Research Park
Village at University Place
University of North Carolina-Charlotte
Charlotte
University City
AMTRAK
North Park Center
Mooresville
Cornelius
Huntersville
Harrisburg
Charlotte
Concord
Kannapolis

No. 2 – Concord Mills

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment
(Fitch/KBRA/S&P):	NR/BBB-/NR
Original Principal Balance(1):	$125,000,000
Cut-off Date Principal Balance(1):	$125,000,000
% of Initial Pool Balance:	8.7%

Loan Purpose:	Refinance

Borrower Name:	Mall at Concord Mills Limited Partnership
Sponsor:	Simon Property Group, L.P.; Kan Am Group
Mortgage Rate:	3.836%
Note Date:	October 15, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	November 1, 2022
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	3 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(27),D(86),O(7)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$0	Springing	$646,000
TI/LC Reserve	$0	Springing	$1,800,000

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail

Specific Property Type:	Regional Mall
Location:	Concord, NC
Size:	1,285,834 SF
Cut-off Date Principal
Balance Per Unit/SF(1):	$182.76

Year Built/Renovated:	1999/NAP

Title Vesting:	Fee

Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	92.1% (12/31/2009)
2nd Most Recent Occupancy (As of):	95.9% (12/31/2010)
Most Recent Occupancy (As of):	96.6% (12/31/2011)
Current Occupancy (As of)(3):	98.3% (10/10/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$27,847,975 (12/31/2010)
2nd Most Recent NOI (As of):	$28,885,682 (12/31/2011)
Most Recent NOI (As of):	$28,947,661 (TTM 8/31/2012)

U/W Revenues:	$41,169,453

U/W Expenses:	$11,273,235

U/W NOI:	$29,896,218
U/W NCF:	$28,618,726
U/W NOI DSCR(1):	3.27x
U/W NCF DSCR(1):	3.13x
U/W NOI Debt Yield(1):	12.7%
U/W NCF Debt Yield(1):	12.2%
As-Is Appraised Value:	$435,000,000

As-Is Appraisal Valuation Date:	September 24, 2012

Cut-off Date LTV Ratio(1):	54.0%
LTV Ratio at Maturity or ARD(1):	54.0%

(1)	The Concord Mills Loan Combination, totalling $235,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and was contributed to the WFRBS 2012-C10 Trust. Note A-1 had an original balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and will be contributed to the WFRBS 2013-C11 Trust. All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Concord Mills Loan Combination.
(2)	See “Escrows” section.
(3)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The Mortgage Loan. The mortgage loan (the “Concord Mills Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Concord, North Carolina (the “Concord Mills Property”). The Concord Mills Loan Combination was originated on October 15, 2012 by The Royal Bank of Scotland. The Concord Mills Loan Combination had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.836% per annum. The Concord Mills Loan Combination had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the Concord Mills Loan Combination. The Concord Mills Loan Combination matures on November 1, 2022.

Note A-1 had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000, will be contributed to the WFRBS 2013-C11 Trust, and represents the controlling interest in the Concord Mills Loan Combination (the “Concord Mills Mortgage Loan”). Note A-2 was contributed to the WFRBS 2012-C10 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000 (the “Concord Mills Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The Loan Combinations” and “The Pooling and Servicing Agreement – Servicing of the Loan Combinations” in the Prospectus Supplement.

CONCORD MILLS

Following the lockout period, the borrower will have the right to defease the Concord Mills Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Concord Mills Loan Combination is prepayable without penalty on or after May 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$235,000,000	100.0%	Loan payoff(1)	$155,524,336	66.2%
			Closing costs	883,389	0.4
			Return of equity	78,592,275	33.4

Total Sources	$235,000,000	100.0%	Total Uses	$235,000,000	100.0%

(1)	The Concord Mills Property was previously securitized in JPMCC 2003-C1.

The Property. The Concord Mills Property is an approximately 1.3 million square foot single-level, regional mall located across Interstate 85 from the Charlotte Motor Speedway in Concord, North Carolina, approximately 14 miles north of the Charlotte, North Carolina central business district. The Concord Mills Property is anchored by Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres and Dave & Buster’s. The Concord Mills Property opened in 1999 and as of October 10, 2012, the Concord Mills Property was 98.3% leased by approximately 151 tenants, excluding seasonal and temporary tenants. In-line stores include Saks Fifth Avenue Off 5th, Michael Kors, Polo Ralph Lauren Factory Store, Coach, Tommy Hilfiger, Forever 21, Nike Factory Outlet and more than 145 other retailers and restaurants. The five largest tenants, Bass Pro Shops Outdoor, Burlington Coat Factory, AMC Theatres, Dave & Buster’s and TJ Maxx & More (representing aggregately 33.0% of net rentable area and 20.6% of base rent), have been at the Concord Mills Property since it was developed in 1999. In aggregate, tenants representing a total of 48.8% of net rentable area have been at the Concord Mills Property since it was developed in 1999.

For the trailing 12-month period ending July 31, 2012, tenants had comparable in-line average sales (tenants occupying less than 10,000 square feet) of $417 per square foot. Occupancy costs for comparable tenants occupying less than 10,000 square feet averaged 11.0% for the trailing 12-month period ending July 31, 2012.

The following table presents certain information relating to the tenancies at the Concord Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)		Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants

Bass Pro Shops Outdoor	NR/NR/NR	134,790	10.5%	$9.09	$1,225,000	5.1%	$348		2.6%	9/10/2014	(5)
Burlington Coat Factory	NR/B3/B-	100,498	7.8%	$5.50	$552,739	2.3%	$109		7.9%	1/31/2015	(6)

Total Anchor Tenants		235,288	18.3%	$7.56	$1,777,739	7.4%

Major Tenants

AMC Theatres	NR/NR/NR	83,732	6.5%	$21.00	$1,758,372	7.3%		(7)	19.2%	9/30/2019
Dave & Buster’s	NR/NR/NR	53,077	4.1%	$18.00	$955,386	4.0%	$148		15.4%	8/28/2014
Forever 21	NR/NR/NR	29,367	2.3%	$25.54	$750,000	3.1%	$398		6.4%	6/30/2022
T.J. Maxx & More	NR/A3/A	51,937	4.0%	$9.25	$480,417	2.0%	$227		5.7%	1/31/2015
Bed Bath & Beyond	NR/NR/BBB+	35,515	2.8%	$10.25	$364,029	1.5%	$243		5.5%	1/31/2015
Best Buy	BB+/Baa2/BB+	35,807	2.8%	$9.00	$322,263	1.3%	NAP	(8)	NAV	1/31/2021

Total Major Tenants		289,435	22.5%	$16.00	$4,630,467	19.2%

Non-Major Tenants		738,697	57.4%	$23.93	$17,675,703	73.4%

Occupied Collateral(9)		1,263,420	98.3%	$19.06	$24,083,909	100.0%

Vacant Space		22,414	1.7%

Collateral Total		1,285,834	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual Underwritten Base Rent includes contractual rent steps through June 2013.
(3)	Sales and Occupancy Costs are for the trailing 12-month period ending July 31, 2012.
(4)	Occupancy Costs include base rent, reimbursements and percentage rent as applicable.
(5)	Bass Pro Shops Outdoor has seven, five-year extension options remaining.
(6)	Burlington Coat Factory has three, five-year extension options remaining.
(7)	AMC Theatres operates with 24 screens at the Concord Mills Property and had sales per screen of $432,755 for the trailing 12-month period ending July 31, 2012.
(8)	Best Buy is not required to report sales under its lease.
(9)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the occupancy, inclusive of these tenants, was 99.4%.

CONCORD MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Concord Mills Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009		2010		2011		TTM 7/31/2012
Bass Pro Shops Outdoor	$333		$330		$347		$348
Burlington Coat Factory	$122		$116		$117		$109
AMC Theatres		(2)		(2)		(2)		(2)
Dave & Buster’s	$147		$139		$139		$148
Forever 21(3)	$565		$565		$691		$398
TJ Maxx & More	$234		$240		$236		$227
Bed Bath & Beyond	$227		$213		$232		$243
Best Buy(4)	NAV		NAV		NAV		NAV

Total In-line (<10,000 square feet)(5)	$357		$387		$389		$417
Occupancy Costs(5)	12.5%		11.6%		11.8%		11.0%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for AMC Theatres (24 screens) were $381,609, $423,684, $524,930 and $432,755 in 2009, 2010, 2011 and the trailing 12-month period ending July 31, 2012, respectively.
(3)	In 2012, Forever 21 expanded its space from 6,735 square feet (0.5% of net rentable square footage) to 29,367 square feet (2.3% of net rentable square footage). The TTM sales per square foot is based on the larger space, while 2009, 2010 and 2011 sales are based on the smaller space.
(4)	Best Buy is not required to report sales.
(5)	Represents tenants less than 10,000 square feet who were in occupancy since July 31, 2010, the date which is two years before the end of the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Concord Mills Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	6	11,287	0.9%	11,287	0.9%	$461,889	$40.92
2013	9	30,695	2.4%	41,982	3.3%	$531,534	$17.32
2014	27	311,345	24.2%	353,327	27.5%	$4,968,410	$15.96
2015	21	294,281	22.9%	647,608	50.4%	$4,140,120	$14.07
2016	16	83,196	6.5%	730,804	56.8%	$1,742,723	$20.95
2017	19	75,644	5.9%	806,448	62.7%	$2,208,596	$29.20
2018	6	48,458	3.8%	854,906	66.5%	$1,257,428	$25.95
2019	12	167,501	13.0%	1,022,407	79.5%	$3,534,195	$21.10
2020	9	39,627	3.1%	1,062,034	82.6%	$1,022,813	$25.81
2021	11	95,691	7.4%	1,157,725	90.0%	$1,824,284	$19.06
2022	13	70,735	5.5%	1,228,460	95.5%	$1,976,407	$27.94
2023	2	34,960	2.7%	1,263,420	98.3%	$415,510	$11.89
Thereafter	0	0	0.0%	1,263,420	98.3%	$0	$0.00
Vacant(4)	0	22,414	1.7%	1,285,834	100.0%	$0	$0.00

Total/Weighted Average	151	1,285,834	100.0%			$24,083,909	$19.06

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending July 31, 2012, the average occupancy, inclusive of these tenants, was 99.4%.

The following table presents historical occupancy percentages at the Concord Mills Property:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	96%	97%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is presented exclusive of temporary and seasonal tenants.

CONCORD MILLS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Concord Mills Property:

Cash Flow Analysis

			TTM
	2010	2011	8/31/2012	U/W		U/W $ per SF
Base Rent	$22,574,643	$23,060,961	$23,346,699	$24,083,909		$18.73
Grossed Up Vacant Space	0	0	0	1,026,037		0.80
Percentage Rent(1)	625,318	493,317	579,610	942,075		0.73
Total Reimbursables	10,763,810	11,760,012	11,954,838	12,299,356		9.57
Other Income	5,055,387	5,006,296	4,860,357	4,860,357		3.78
Less Vacancy & Credit Loss	68,928	30,110	(207,365)	(2,042,281	)(2)	(1.59)

Effective Gross Income	$39,088,086	$40,350,696	$40,534,139	$41,169,453		$32.02

Total Operating Expenses	$11,240,111	$11,465,014	$11,586,478	$11,273,235		$8.77

Net Operating Income	$27,847,975	$28,885,682	$28,947,661	$29,896,218		$23.25
TI/LC	0	0	0	956,034		0.74
Capital Expenditures	0	0	0	321,459		0.25

Net Cash Flow	$27,847,975	$28,885,682	$28,947,661	$28,618,726		$22.26

NOI DSCR(3)	3.05x	3.16x	3.17x	3.27x
NCF DSCR(3)	3.05x	3.16x	3.17x	3.13x
NOI DY(3)	11.9%	12.3%	12.3%	12.7%
NCF DY(3)	11.9%	12.3%	12.3%	12.2%

(1)	Percentage Rent includes $481,355 of percentage rent in lieu of base rent and $460,720 of percentage overage rent.
(2)	The underwritten economic vacancy is 4.9%. The Concord Mills Property was 98.3% physically occupied as of October 10, 2012.
(3)	DSCRs and debt yields are based on the Concord Mills Loan Combination.

Appraisal. As of the appraisal valuation date of September 24, 2012, the Concord Mills Property had an “as-is” appraised value of $435,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 25, 2012, there was no evidence of any recognized environmental conditions at the Concord Mills Property.

Market Overview and Competition. The Concord Mills Property is located in Concord, North Carolina, approximately 14 miles northeast of the Charlotte central business district. The Concord Mills Property is located in a commercial area approximately two miles west of Charlotte Motor Speedway, and 1.5 miles north of the intersection of Interstate 85 and Interstate 485.

According to the appraisal, population within a 15-mile radius of the Concord Mills Property (the primary trade area) was reported as 828,654 in 2012, representing a 2.7% compounded annual growth rate since 2000. Within the same radius, average household income was recorded as $66,287 in 2012, representing a 1.0% compounded annual growth rate since 2000, which is in line with both the Charlotte central business district and national average household income of $69,255 and $67,303, respectively.

The appraiser estimated triple net market rent for in-line retail suites under 10,000 square feet to be $25.83 per square foot, excluding kiosk, restaurant and jewellery tenants. Additionally, based on an average of comparable properties, the appraiser projected a vacancy rate of four percent based on historical occupancy at the Concord Mills Property and the occupancy levels of competitive properties.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Concord Mills Property:

Competitive Set(1)

	Concord Mills (Subject)	Afton Ridge SC	Shoppes at University Place	Carolina Mall	Northlake Mall
Location	Concord, NC	Concord, NC	Charlotte, NC	Concord, NC	Charlotte, NC
Distance from Subject	—	5.0 miles	6.0 miles	10.0 miles	11.0 miles
Property Type	Regional Mall	Anchored	Anchored	Regional Mall	Regional Mall
Year Built/Renovated	1999/NAP	2006/NAP	1984/2011	1972/1999	2005/NAP
Anchors	Bass Pro Shops Outdoor, Burlington Coat, AMC Theatre, TJ Maxx	Target, Dick’s, Best Buy, Marshall’s	Dick’s, Office Depot, Old Navy, TJ Maxx	Belk, JC Penney, Sears	Belk, Dick’s, Dillard’s, Hecht’s, AMC Theatres
Total GLA	1,285,834 SF	503,366 SF	801,295 SF	554,270 SF	1,096,719 SF
Total Occupancy	98%	98%	76%	99%	98%

(1)	Information obtained from the appraisal dated October 4, 2012.

CONCORD MILLS

The Borrower. The borrower is Mall at Concord Mills Limited Partnership, a Delaware limited partnership which is 99.0% owned by Concord Mills Mall Limited Partnership, the limited partner, and 1.0% owned by Mall at Concord Mills GP, LLC, the general partner of the borrower. Concord Mills GP, LLC is, in turn, 100.0% owned by Concord Mills Limited Partnership, the limited partner. The borrower is a single purpose entity with two independent directors and is 59.3% owned by entities owned and controlled by Simon Property Group, L.P. (“SPG”) and 40.7% owned by entities owned and controlled by the Kan Am Group. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Concord Mills Loan Combination. Simon Property Group, L.P. is the sole guarantor of certain nonrecourse carveouts under the Concord Mills Loan Combination.

The Sponsor. The sponsor for the Concord Mills Loan Combination is a joint venture between SPG and Kan Am Group. SPG is a large real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 337 properties comprising approximately 245 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,500 people in the United States and is headquartered in Indianapolis, Indiana. Kan Am Group, founded in 1978 and based in Germany, is a private asset manager of international real estate investments.

Escrows. No monthly tax escrow is required so long as (i) no Lockbox Event (as defined below) has occurred or is continuing under the Concord Mills Loan Combination and (ii) borrower delivers satisfactory evidence that tax payments are being made in a timely manner. No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under the Concord Mills Loan Combination and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserve is required so long as no Lockbox Event has occurred or is continuing.

Lockbox and Cash Management. The Concord Mills Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Lockbox Event all funds on deposit in the lockbox account are swept into the property manager’s operating account on a weekly basis. During a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or on each business day during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring (i) the occurrence and continuance of an event of default; (ii) the commencement of any bankruptcy action against the borrower or the property manager; or (iii) as of the last day of any calendar quarter during the Concord Mills Loan Combination term, the debt service coverage ratio is less than 1.50x for two consecutive calendar quarters. If a Lockbox Event is triggered by (i) above, the Lockbox Event will end with the acceptance by the lender of a cure of such event of default. If a Lockbox Event is triggered by (ii) above, the Lockbox Event will end upon replacement of the manager by the borrower with an acceptable replacement manager. Finally, if a Lockbox Event is triggered by (iii) above, the Lockbox Event will end upon the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters.

Property Management. The Concord Mills Property is managed by an affiliate of the borrower.

Assumption. Other than during the period that is 60 days prior to and 60 days following a securitization, the borrower has the right to transfer the entire Concord Mills Property or greater than 50% of the aggregate interests in the borrower in one or a series of related transactions to one or more Qualified Transferees (as defined below), without the consent of the lender, subject to certain conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Concord Mills Mortgage Loan; (ii) the lender receives written confirmation from Fitch, KBRA and S&P that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer. If the transfer is not to a Qualified Transferee, the lender may not unreasonably withhold, condition or delay its consent to any other transfer of the entire Concord Mills Property or entire interest in the borrower under the Concord Mills Loan Combination, provided that certain conditions set forth in the Concord Mills Mortgage Loan documents are met.

A “Qualified Transferee” is (a) any person or its affiliate (provided that such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates at least five “regional malls” totaling at least in the aggregate 10,000,000 square feet of gross leasable area; or (b) any person who has a net worth in excess of $1,000,000,000; or (c) any person, provided that the lender has received written confirmation from Fitch, KBRA and S&P that the assumption to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates and similar confirmations with respect to the ratings of any securities backed by the Concord Mills Companion Loan. In no event, however, may a person be deemed a Qualified Transferee if such person (a) is an embargoed person, (b) is or has during the previous 10 years been subject of a bankruptcy proceeding or (c) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release. The borrower may obtain a release of certain immaterial or non-income producing portions of the Concord Mills Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

CONCORD MILLS

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Concord Mills Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

RHP PORTFOLIO I

RHP PORTFOLIO I

Missoula
Great Falls
Helena
MONTANA
Bozeman
Billings
YELLOWSTONE NATIONAL PARK
IDAHO
Idaho Falls
Pocatello
WYOMING
Gillette
Casper
Great Salt Lake
Salt Lake City
Provo
ROCKY MOUNTAINS
Cheyenne
Ft. Collins
UTAH
Grand Junction
Aurora
Denver
ARCHES NATL. PARK
CAPITAL REEF NATL. PARK
COLORADO
Colorado Springs
Pueblo
Durango
GRAND CANYON NATL. PARK
ARIZONA
Flagstaff
Santa Fe
Albuquerque
NEW MEXICO
NORTH DAKOTA
Bismarck
Fargo
SOUTH DAKOTA
Rapid City
Pierre
Sioux Falls
NEBRASKA
Omaha
Lincoln
KANSAS
Topeka
Wichita
Kansas City
OKLAHOMA
Tulsa
Oklahoma City
Amarillo
Lubbock
Wichita Falls
Abilene
Fort Worth
Dallas
TEXAS
MINNESOTA
Duluth
Minneapolis
Saint Paul
Sioux City
IOWA
Des Moines
MISSOURI
St. Louis
Jefferson City
Springfield
Fayetteville
ARKANSAS
Little Rock
Shreveport
LOUISIANA
Lake Superior
CANADA
WISCONSIN
Green Bay
Milwaukee
Madison
Lake Michigan
MICHIGAN
Lake Huron
Grand Rapids
Lansing
Detroit
Chicago
ILLINOIS
Peoria
Springfield
INDIANA
Indianapolis
OHIO
Cincinnati
Louisville
KENTUCKY
Nashville
TENNESSEE
Memphis
MISSISSIPPI
Jackson
ALABAMA
Birmingham
Montgomery
RHP Portfolio I
Harmony Road — Fort Collins, CO
The Meadows — Aurora, CO
Mountainside Estates — Golden, CO
Eastview — Gillette, WY
Sheridan — Arvada, CO
Countryside of Greeley — Greeley, CO
Westview — Gillette, WY
Loveland — Loveland, CO
Terrace — Casper, WY
Highview — Gillette, WY
Cimarron — Cheyenne, WY
Castle Acres — O'Fallon, IL
Enchanted Village — Alton, IL
Shady Lane — Commerce City, CO
Northern Hills — Springdale, AR
Terrace II — Casper, WY
Western Park — Springdale, AR
Plainview — Casper, WY

No. 3 – RHP Portfolio I

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$120,763,000

Cut-off Date Principal Balance:	$120,763,000
% of Initial Pool Balance:	8.4%

Loan Purpose:	Acquisition

Borrower Name(1):	Various
Sponsors:	RHP Properties Inc.; Northstar Realty
Finance Corporation

Mortgage Rate:	4.387%

Note Date:	December 6, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),GRTR 1% or YM(90),O(5)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Permitted Future Mezzanine

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$246,124	$42,704	NAP
Insurance	$89,791	$22,448	NAP
Replacement Reserves	$2,288,268	Springing	$500,000
Deferred Maintenance	$261,732	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Manufactured Housing Community

Specific Property Type:	Manufactured Housing Community

Location:	Various – See Table
Size:	3,302 pads
Cut-off Date Principal
Balance Per Pad:	$36,573
Year Built/Renovated:	Various – See Table

Title Vesting:	Fee

Property Manager:	Newbury Management Company
3rd Most Recent Occupancy (As of):	84.9% (12/31/2009)
2nd Most Recent Occupancy (As of):	82.8% (12/31/2010)
Most Recent Occupancy (As of):	82.4% (12/31/2011)
Current Occupancy (As of):	83.7% (11/14/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$9,877,159 (12/31/2010)
2nd Most Recent NOI (As of):	$10,090,230 (12/31/2011)
Most Recent NOI (As of):	$10,634,589 (TTM 10/31/2012)

U/W Revenues:	$16,420,264
U/W Expenses:	$5,619,292
U/W NOI:	$10,800,972
U/W NCF:	$10,628,905
U/W NOI DSCR :	1.49x
U/W NCF DSCR:	1.47x
U/W NOI Debt Yield:	8.9%
U/W NCF Debt Yield:	8.8%
As-Is Appraised Value:	$163,800,000
As-Is Appraisal Valuation Date(3):	Various
Cut-off Date LTV Ratio:	73.7%
LTV Ratio at Maturity or ARD:	62.8%

(1)	The borrower is comprised of 18 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from September 16, 2012 to October 16, 2012.

The Mortgage Loan. The mortgage loan (the “RHP Portfolio I Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 manufactured housing communities totaling 3,302 pads and located in four states (the “RHP Portfolio I Properties”). The RHP Portfolio I Mortgage Loan was originated on December 6, 2012 by The Royal Bank of Scotland. The RHP Portfolio I Mortgage Loan had an original principal balance of $120,763,000, has an outstanding principal balance as of the Cut-off Date of $120,763,000 and accrues interest at an interest rate of 4.387% per annum. The RHP Portfolio I Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The RHP Portfolio I Mortgage Loan matures on January 1, 2023.

Following the lockout period (except in the case of the Early Release Properties (as defined below)), the borrower has the right to prepay the RHP Portfolio I Mortgage Loan either in whole or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio I Mortgage Loan is prepayable without penalty on or after September 1, 2022.

RHP PORTFOLIO I

Sources and Uses

Sources			Uses
Original loan amount	$120,763,000	74.9%	Purchase price	$157,060,000	97.4%
Equity	40,432,695	25.1	Reserves	2,885,915	1.8
			Closing costs	1,249,780	0.8

Total Sources	$161,195,695	100.0%	Total Uses	$161,195,695	100.0%

The Properties. The RHP Portfolio I Mortgage Loan is secured by the fee interest in 18 manufactured housing communities (“MHC”) totaling 3,302 pads and located in Colorado, Wyoming, Illinois and Arkansas. The RHP Portfolio I Properties were acquired by the sponsors as a part of a 36 property portfolio in December of 2012. The remaining 18 properties in the portfolio (“RHP Portfolio II Properties”) are not collateral for the RHP Portfolio I Mortgage Loan. The RHP Portfolio I Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio I Properties were developed between 1948 and 1978 and have an average age of 43 years. Public utilities are provided in all but one of the RHP Portfolio I Properties (Sheridan). The Sheridan property is served by private well water.

The following table presents certain information relating to the RHP Portfolio I Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Harmony Road – Fort Collins, CO	$24,351,000	20.2%	97.1%	1972/NAP	485	$32,400,000

The Meadows – Aurora, CO	$17,984,000	14.9%	96.0%	1965/NAP	303	$24,600,000

Mountainside Estates – Golden, CO	$12,321,000	10.2%	82.1%	1954/NAP	224	$16,700,000

Eastview – Gillette, WY	$9,110,500	7.5%	96.7%	1969/NAP	214	$12,660,000

Sheridan – Arvada, CO	$6,916,500	5.7%	97.3%	1956/NAP	112	$9,400,000

Countryside of Greeley – Greeley, CO	$6,683,000	5.5%	97.1%	1972/NAP	174	$9,100,000

Westview – Gillette, WY	$5,824,500	4.8%	97.7%	1970/NAP	130	$7,900,000

Loveland – Loveland, CO	$5,456,000	4.5%	100.0%	1968/NAP	113	$7,320,000

Terrace – Casper, WY	$4,525,500	3.7%	99.1%	1977/NAP	112	$5,850,000

Highview – Gillette, WY	$4,246,000	3.5%	96.8%	1976/NAP	95	$5,600,000

Cimmaron – Cheyenne, WY	$4,240,000	3.5%	85.7%	1960/NAP	154	$6,050,000

Castle Acres – O’Fallon, IL	$4,105,500	3.4%	85.6%	1965/NAP	167	$5,450,000

Enchanted Village – Alton, IL	$3,272,500	2.7%	45.4%	1967/NAP	520	$4,600,000

Shady Lane – Commerce City, CO	$2,970,500	2.5%	89.1%	1948/NAP	64	$3,800,000

Northern Hills – Springdale, AR	$2,925,500	2.4%	67.8%	1955/NAP	180	$4,300,000

Terrace II – Casper, WY	$2,660,500	2.2%	98.6%	1975/NAP	70	$3,400,000

Western Park – Springdale, AR	$1,704,500	1.4%	64.0%	1965/NAP	114	$2,500,000

Plainview – Casper, WY	$1,466,000	1.2%	80.3%	1978/NAP	71	$2,170,000

Total/Weighted Average	$120,763,000	100.0%	83.7%		3,302	$163,800,000

The following table presents historical occupancy percentages at the RHP Portfolio I Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
85%	83%	82%

(1)	Information obtained from the borrower.

RHP PORTFOLIO I

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio I Properties:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W		U/W $ per Pad
Base Rent	$13,006,532	$13,456,447	$14,067,867	$14,365,288		$4,350
Grossed Up Vacant Space	0	0	0	2,312,561		700
Total Reimbursables	0	0	0	0		0
Other Income	2,200,625	2,207,916	2,323,719	2,316,069		701
Less Vacancy & Credit Loss	(383,941)	(260,748)	(256,066)	(2,573,654	)(1)	(779)

Effective Gross Income	$14,823,216	$15,403,615	$16,135,520	$16,420,264		$4,973

Total Operating Expenses	$4,946,057	$5,313,385	$5,500,931	$5,619,292		$1,702

Net Operating Income	$9,877,159	$10,090,230	$10,634,589	$10,800,972		$3,271
TI/LC	0	0	0	0		0
Capital Expenditures	0	0	0	172,067		52

Net Cash Flow	$9,877,159	$10,090,230	$10,634,589	$10,628,905		$3,219

NOI DSCR	1.36x	1.39x	1.47x	1.49x
NCF DSCR	1.36x	1.39x	1.47x	1.47x
NOI DY	8.2%	8.4%	8.8%	8.9%
NCF DY	8.2%	8.4%	8.8%	8.8%

(1)	The underwritten economic vacancy is 15.4%. The RHP Portfolio I Properties were 83.7% physically occupied as of October 31, 2012.

Appraisal. As of the appraisal valuation dates ranging from September 16, 2012, to October 16, 2012, the RHP Portfolio I Properties had an aggregate “as-is” appraised value of $163,800,000.

Environmental Matters. According to the Phase I environmental site assessments dated from September 24, 2012 to October 9, 2012, there was no evidence of any recognized environmental conditions at the RHP Portfolio I Properties.

The Borrower. The borrower is comprised of 18 separate limited liability companies, each of which is a single purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio I Mortgage Loan. Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio I Mortgage Loan.

The Sponsors. The sponsors are Northstar Realty Finance Corporation (“Northstar”) and RHP Properties, Inc. Northstar is a publicly traded REIT (NYSE: NRF) and has approximately $7.0 billion of commercial real estate assets under management as of December 31, 2011. RHP Properties, Inc. is the nation’s second largest private owner and operator of manufactured housing communities. RHP Properties, Inc. currently owns and manages a total of 120 communities with over 28,000 housing units and sites across 21 states, with a combined value of approximately $1.0 billion. Northstar owns 85.0% of the borrower while affiliates of RHP Properties, Inc. own the remaining 15.0%. Northstar is the managing member of the borrower and Newbury Management Company (owned by Ross Partrich of RHP Properties, Inc.) is the asset and property manager of the RHP Portfolio I Properties.

Escrows. The loan documents provide for upfront escrows in the amount of $246,124 for real estate taxes, $89,791 for insurance premiums and $261,732 for immediate repairs. In addition, $2,288,268 was held back from loan proceeds in a lender controlled account to fund for maintenance, repairs and/or replacements at the RHP Portfolio I Properties over the term of the RHP Portfolio I Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $42,704 for real estate taxes and $22,448 for insurance premiums. Additionally, the loan documents provide for a $13,758 monthly replacement reserve escrow beginning on February 1, 2016. The replacement reserve escrow will be capped at $500,000, exclusive of the initial deposit of $2,288,268.

Lockbox and Cash Management. The RHP Portfolio I Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the property manager is obligated to deposit all revenues into such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence and continuance of an event of default or (ii) if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in (i) above, if the event of default has been cured, or, with respect to matters in (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio I Mortgage Loan and any approved mezzanine loan that is outstanding.

RHP PORTFOLIO I

Property Management. The RHP Portfolio I Properties are currently managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer all of the RHP Portfolio I Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing and (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Following the second anniversary of the closing date of the Series 2013-C11 Certificates (except in the case of Early Release Properties) and in connection with a bona fide third party sale of an individual RHP Portfolio I property or a sale to an affiliate of RHP Properties, Inc. (but not to an affiliate of Northstar or the borrower), the borrower may obtain the release of an individual property from the lien of the RHP Portfolio I Mortgage Loan (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the then current allocated loan amount for the individual property to be released, together with applicable yield maintenance premium (or 110% of the allocated loan amount for Early Release Properties); (ii) all applicable REMIC requirements are satisfied; and (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio I Properties is not less than the greater of (x) the debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x. The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio I Properties and the actual debt service constant of the loan at closing.

The “Early Release Properties” can be released at any time. They are the Enchanted Village property, the Shady Lane property, the Northern Hills property and the Western Park property.

Real Estate Substitution. At any time before December 6, 2021, the borrower may obtain a release of any individual RHP Portfolio I property from the lien of the mortgage in connection with a substitution of a different parcel subject to lender consent and the satisfaction of certain conditions, including without limitation: (i) no event of default exists at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio I Mortgage Loan; (iii) the fair market value of the new property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) lender receives written confirmation from Fitch, KBRA and S&P that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the WFRBS 2013-C11 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio I Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio II Properties; and (ix) the geographic diversity of the RHP Portfolio I Properties must not be diminished, in the lender’s discretion, as the result of a substitution.

Subordinate and Mezzanine Indebtedness. Northstar Realty Finance Corporation (“Northstar”), which indirectly owns 85% of the membership interests in the borrowers, was granted a preferred equity interest in a parent of the borrowers, RHP Western Portfolio Group, LLC. See “Description of the Mortgage Pool – Additional Indebtedness – Additional Financing and Preferred Equity” in the Prospectus Supplement. Northstar has the ability to convert a portion of its preferred equity in the borrower into a mezzanine loan during the term of the RHP Portfolio I Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio I Mortgage Loan and will be secured by the equity interests in the borrowers that own the RHP Portfolio I Properties; (ii) the mezzanine loan must not exceed $31,600,000; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x. Additionally, at Northstar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by both the equity in the borrower of the RHP Portfolio I Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio II Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio I Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio I Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

515 MADISON AVENUE

515 MADISON AVENUE

515 MADISON AVENUE

FLOOR
NRSF
ROOF ROOF
42 3,690
41 3,794
40 3,000
39 3,000
38 3,000
37 3,956
36 3,794
35 3,956
34 3,794
33 3,313
32 3,794
31 3,956
30 3,000
29 3,794
28 3,794
27 3,156
26 3,956
25 3,952
24 3,797
23 5,403
22 5,973
21 7,318
20 8,600
19 8,270
18 7,967
17 9,455
16 9,856
15 11,564
14 11,818
13 14,988
12 13,032
11 12,643
10 11,500
9 12,000
8 15,700
7 12,822
6 15,247
5 12,740
4 15,727
3 12,250
2 11,000
1 7,886
B 1,716

515 MADISON AVENUE

515 Madison Avenue
515 Madison Avenue
New York, NY 10022
MANHATTAN
CENTRAL PARK
The Pond
Upper East Side
Barneys New York
Mt. Vernon Hotel Museum and Garden
QUEENSBOROUGH BRIDGE
N Q R
Central Park South
5TH AVE./ 59TH ST
59TH ST./ LEXINGTON
E. 59th St.
W. 58th St.
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Lexington Ave.
3rd Ave.
E. 58th St.
W. 57th St.
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
E. 57th St.
FDR Drive
Carnegie Hall
57TH ST.
Niketown New York
E. 56th St.
57TH ST./ 7TH AVE.
The Peninsula New York
St. Regis New York
Madison Ave.
Park Ave.
2nd Ave.
1st Ave.
Sutton Pl.
CitiSpire Center
W. 55th St.
E. 55th St.
7th Ave.
6th Ave.
5th Ave.
W. 54th St.
E. 54th St.
Museum of Modern Art
St. Thomas Church
Citigroup Center
W. 53rd St.
E. 53rd St.
7TH AVE./ 53RD ST.
W. 52nd St.
The Paley Center for Media
666 Fifth Avenue
5TH AVE./ 53RD ST.
53RD ST.
E. 52nd St.
W. 51st St.
E. 51st St.
Midtown
St. Patrick's Cathedral
LEXINGTON/ 53RD ST.
W. 50th St.
Radio City Music Hall
E. 50th St.
ROCKEFELLER CENTER
Saks Fifth Avenue
N Q R
W. 49th St.
E. 49th St.
GE Building
Rockefeller Plaza
W. 48th St.
E. 48th St.
49TH ST.
Morgan Stanley Bldg.
ROCKEFELLER CTR.
W. 47th St.
PLAZA DISTRICT
Japan Society
E. 47th St.
Theatre District
East Side
W. 46th St.
E. 46th St.
East River
Lyceum Theatre
W. 45th St.
E. 45th St.
TIMES SQUARE
United Nations Headquarters
MetLife Building
W. 44th St.
E. 44th St.
Paramount Communications
Grand Central Terminal (Metro North)
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
W. 43rd St.
Chrysler Building
E. 43rd St.
W. 42nd St.
42ND ST.
E. 42nd St.
BRYANT PARK
GRAND CENTRAL
TIMES SQ.
Bryant Park
New York Public Library
Daily News
E. 41st St.
QUEENS-MIDTOWN TUNNEL
W. 40th St.
E. 40th St.
Metropolitan Opera
Lefcourt Manhattan Bldg.
Republic Bank Tower
W. 39th St.
E. 39th St.
Fashion Center Bldg.
Garment District
W. 38th St.
Murray Hill
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
FERRY TO LONG ISLAND CITY
E. 34th St.
LONG ISLAND RAILROAD
E. 33rd St.
33RD ST./ LEXINGTON
E. 32nd St.
NYU Medical Center
E. 31st St.
Kips Bay
E. 30th St.
NYU School of Medicine
E. 29th St.
E. 28th St.
Bellevue Hospital Center
28TH ST./ LEXINGTON
E. 27th St.
North Bergen
Secaucus
West New York
Hudson River
Upper West Side
Central Park
Upper East Side
MANHATTAN
Weehawken
Union City
NEW YORK CITY
Astoria
West Side
East Side
Long Island City
NEW JERSEY
Midtown
QUEENS
Hoboken
Chelsea
Greenwich Village
East River
SoHo
Jersey City
Chinatown
Financial District
BROOKLYN

No. 4 – 515 Madison Avenue

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$120,000,000
Cut-off Date Principal Balance:	$120,000,000
% of Initial Pool Balance:	8.4%

Loan Purpose:	Refinance

Borrower Name:	515 Madison LLC
Sponsors:	Jeffrey Gural

Mortgage Rate:	3.860%

Note Date:	December 21, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023

IO Period:	36 months

Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$228,177	$228,177	NAP
Insurance	$0	Springing	NAP
Replacement Reserves	$1,000,000	Springing	$150,000
TI/LC	$8,800,000	Springing	$2,000,000

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	CBD
Location:	New York, NY
Size:	324,265 SF
Cut-off Date Principal
Balance Per Unit/SF:	$370.07
Year Built/Renovated:	1931/2010
Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	91.9% (12/31/2009)
2nd Most Recent Occupancy (As of):	89.5% (12/31/2010)
Most Recent Occupancy (As of):	97.3% (12/31/2011)
Current Occupancy (As of):	98.7% (9/14/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$6,817,665 (12/31/2010)
2nd Most Recent NOI (As of):	$9,353,841 (12/31/2011)
Most Recent NOI (As of):	$11,376,613 (TTM 10/31/2012)

U/W Revenues:	$19,305,538
U/W Expenses:	$8,189,640
U/W NOI:	$11,115,898
U/W NCF:	$10,893,129
U/W NOI DSCR:	1.64x
U/W NCF DSCR:	1.61x
U/W NOI Debt Yield:	9.3%
U/W NCF Debt Yield:	9.1%

As-Is Appraised Value:	$230,000,000

As-Is Appraisal Valuation Date:	December 4, 2012

Cut-off Date LTV Ratio:	52.2%

LTV Ratio at Maturity or ARD:	45.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “515 Madison Avenue Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 42-story office building located in New York, New York (the “515 Madison Avenue Property”). The 515 Madison Avenue Mortgage Loan was originated on December 21, 2012 by Wells Fargo Bank, National Association. The 515 Madison Avenue Mortgage Loan had an original balance of $120,000,000, has an outstanding principal balance as of the Cut-off Date of $120,000,000 and accrues interest at an interest rate of 3.860% per annum. The 515 Madison Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 515 Madison Avenue Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the 515 Madison Avenue Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the 515 Madison Avenue Mortgage Loan is prepayable without penalty on or after October 1, 2022.

515 MADISON AVENUE

Sources and Uses

Sources			Uses
Original loan amount	$120,000,000	100.0%	Loan payoff	$72,725,820	60.6%
			Partner buyout	29,859,645	24.9
			Reserves	10,028,177	8.4
			Closing costs	6,333,244	5.3
			Return of equity	1,053,115	0.9

Total Sources	$120,000,000	100.0%	Total Uses	$120,000,000	100.0%

The Property. The 515 Madison Avenue Property is a 42-story, class B office building containing approximately 324,265 square feet located at the intersection of 53rd Street and Madison Avenue in the Plaza District of Midtown Manhattan. The 515 Madison Avenue Property was constructed in 1931 and a substantial renovation was completed in 2010. The renovation totaled approximately $8.0 million and included a lobby renovation, elevator modernization, new windows, new cooling tower, mechanical upgrades and new entrances. The 515 Madison Avenue Property also contains 8,701 square feet of ground floor retail space. The 515 Madison Avenue Property serves as the headquarters for Pro-Travel International. With annual sales of over $850.0 million, Pro-Travel International is one of the largest privately held full service travel agencies in the United States. Memorial Sloan Kettering’s space also houses the Sillerman Center for Rehabilitation, a state-of-the-art facility that provides services tailored to the special needs of people who are undergoing or have recently completed cancer treatment. Over the last 15 years, the 515 Madison Avenue Property has an average occupancy of approximately 97.5%. As of September 14, 2012, the 515 Madison Avenue Property was 98.7% leased to 91 tenants.

The following table presents certain information relating to the tenancies at the 515 Madison Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Pro-Travel International	NR/NR/NR	39,200	12.1%	$44.31	$1,736,800	9.8%	Various	(3)
Memorial Sloan-Kettering	AA/Aa3/AA-	22,600	7.0%	$66.23	$1,496,798	8.5%	6/30/2023
Davidoff	NR/NR/NR	2,656	0.8%	$232.20	$616,723	3.5%	4/30/2021
Europa Cafe	NR/NR/NR	1,990	0.6%	$284.77	$566,692	3.2%	3/31/2017
Hartman Rare Art	NR/NR/NR	11,000	3.4%	$49.96	$549,560	3.1%	1/31/2014
March of Dimes	NR/NR/NR	8,600	2.7%	$56.28	$484,008	2.7%	6/30/2023
Wildes and Weinberg	NR/NR/NR	7,997	2.5%	$53.06	$424,321	2.4%	5/31/2017

Total Major Tenants		94,043	29.0%	$62.47	$5,874,902	33.3%

Non-Major Tenants		225,913	69.7%	$52.09	$11,768,328	66.7%

Occupied Collateral Total		319,956	98.7%	$55.14	$17,643,230	100.0%

Vacant Space		4,309	1.3%

Collateral Total		324,265	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through June 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.
(3)	Pro-Travel International leases two spaces: 23,500 square feet with Annual U/W Base Rent of $928,250 ($39.50 per square foot) and a Lease Expiration Date of November 30, 2013 and 15,700 square feet with Annual U/W Base Rent of $808,550 ($51.50 per square foot) and a Lease Expiration Date of November 30, 2018. Pro-Travel International has a contractual renewal option for the 23,500 square feet space at a rent of $52.25 per square feet exercisable no later than February 28, 2013.

515 MADISON AVENUE

The following table presents certain information relating to the lease rollover schedule at the 515 Madison Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,680	1.1%	3,680	1.1%	$160,359	$43.58
2013	15	53,618	16.5%	57,298	17.7%	$2,366,869	$44.14
2014	15	48,959	15.1%	106,257	32.8%	$2,446,403	$49.97
2015	12	24,673	7.6%	130,930	40.4%	$1,279,886	$51.87
2016	5	11,003	3.4%	141,933	43.8%	$585,887	$53.25
2017	13	50,543	15.6%	192,476	59.4%	$3,057,089	$60.48
2018	5	26,635	8.2%	219,111	67.6%	$1,500,058	$56.32
2019	0	0	0.0%	219,111	67.6%	$0	$0.00
2020	6	22,529	6.9%	241,640	74.5%	$1,028,065	$45.63
2021	6	22,928	7.1%	264,568	81.6%	$1,657,681	$72.30
2022	5	16,014	4.9%	280,582	86.5%	$828,836	$51.76
2023	3	32,200	10.2%	313,782	96.8%	$2,111,639	$63.60
Thereafter	2	6,174	1.9%	319,956	98.7%	$620,459	$100.50
Vacant	0	4,309	1.3%	324,265	100.0%	$0	$0.00

Total/Weighted Average	91	324,265	100.0%			$17,643,230	$55.14

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 515 Madison Avenue Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
92%	90%	97%

(1)	Information obtained from a third party market resource.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 515 Madison Avenue Property:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W		U/W $ per SF
Base Rent	$11,810,472	$14,750,278	$15,881,982	$17,643,230		$54.41
Grossed Up Vacant Space	0	0	0	256,775		0.79
Total Reimbursables(1)	2,143,056	2,224,086	2,360,545	2,151,915		6.64
Other Income	76,700	120,114	148,618	148,618		0.46
Less Vacancy & Credit Loss	0	0	0	(895,000	)(1)	(2.76)

Effective Gross Income	$14,030,227	$17,094,479	$18,391,145	$19,305,538		$59.54

Total Operating Expenses	$7,212,562	$7,740,638	$7,014,532	$8,189,640		$25.26

Net Operating Income	$6,817,665	$9,353,841	$11,376,613	$11,115,898		$34.28
TI/LC	0	0	0	157,916		0.49
Capital Expenditures	0	0	0	64,853		0.20

Net Cash Flow	$6,817,665	$9,353,841	$11,376,613	$10,893,129		$33.59

NOI DSCR	1.01x	1.38x	1.68x	1.64x
NCF DSCR	1.01x	1.38x	1.68x	1.61x
NOI DY	5.7%	7.8%	9.5%	9.3%
NCF DY	5.7%	7.8%	9.5%	9.1%

(1)	The underwritten economic vacancy is 5.0%. The 515 Madison Avenue Property was 98.7% physically occupied as of September 14, 2012.

Appraisal. As of the appraisal valuation date of December 4, 2012, the 515 Madison Avenue Property had an “as-is” appraised value of $230,000,000.

515 MADISON AVENUE

Environmental Matters. According to the Phase I environmental site assessment dated November 29, 2012, there was no evidence of any recognized environmental conditions at the 515 Madison Avenue Property.

Market Overview and Competition. According to the appraisal, the 515 Madison Avenue Property is located at the intersection of Madison Avenue and East 53rd Street in the Plaza District of Midtown Manhattan in New York, New York, directly above the E (Eighth Avenue Local) and V (Sixth Avenue Local) subway lines. Rockefeller Center, Grand Central Terminal, Central Park and the high-end retailers of Fifth Avenue are all located within close proximity. The 515 Madison Avenue Property is accessible from all major Manhattan commuter transportation hubs. According to the appraisal, the Plaza District office submarket contains approximately six million square feet of class B office space. The vacancy rate and average asking rental rate are 7.5% and $59.27 per square foot on a full service gross basis, respectively, as of the third quarter 2012.

The following table presents certain information relating to comparable office properties for the 515 Madison Avenue Property:

Competitive Set(1)

	515 Madison Avenue (Subject)	444 Madison Avenue	477 Madison Avenue	485 Madison Avenue	488 Madison Avenue	509 Madison Avenue	600 Fifth Avenue
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Distance from Subject	—	0.2 miles	0.1 miles	0.1 miles	0.1 miles	0.1 miles	0.4 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1931/2010	1933/2009	1953/NAV	1928/2004	1949/NAV	1929/NAV	1952/NAV
Number of Stories	42	42	24	25	24	23	28
Total GLA	324,265 SF	401,686 SF	245,250 SF	264,000 SF	385,000 SF	109,559 SF	350,000 SF
Total Occupancy	99%	89%	83%	97%	96%	92%	88%

(1)	Information obtained from the appraisal dated December 7, 2012.

The Borrower. The borrower is 515 Madison LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 515 Madison Avenue Mortgage Loan. Jeffrey Gural, one of the principals of the borrowing entity, is the guarantor of certain nonrecourse carveouts under the 515 Madison Avenue Mortgage Loan.

The Sponsor. The sponsor for the 515 Madison Avenue Mortgage Loan is Jeffrey Gural. Mr. Gural’s commercial real estate portfolio totals 41 properties, primarily located throughout the New York City metropolitan area with a market value of approximately $3.4 billion. Mr. Gural is the chairman of Newmark Grubb Knight Frank, a full-service commercial real estate firm with more than 240 offices worldwide. Mr. Gural is responsible for the managing and leasing of the approximately eight million square feet of properties in which Newmark Grubb Knight Frank’s partners have ownership. Mr. Gural has one property in special servicing that matured in May 2010. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. The loan documents provide for an upfront reserve at closing in the amount of $1,000,000 for future capital expenditures. Should the replacement reserve balance fall below $150,000, monthly impounds of $5,404 will commence. There is an upfront $8,800,000 escrow for future tenant improvement and leasing costs (“TI/LC”). Should the TI/LC reserve balance fall below $2,000,000, monthly impounds of $40,533 will commence. Monthly escrow deposits for insurance are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management. The 515 Madison Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposit all rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 515 Madison Avenue Property be deposited into the lockbox account within two business days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all tenants will be directed to pay their rents directly into the lockbox account. Other than during a Cash Trap Event Period, all excess funds on deposit are distributed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt yield falling below 7.0% for two consecutive calendar quarters. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default or (ii) in the case of the NCF debt yield falling below 7.0%, the NCF debt yield being at least 7.5% for two consecutive calendar quarters.

Property Management. The 515 Madison Avenue Property is managed by an affiliate of the borrower.

515 MADISON AVENUE

Assumption. No assumptions are permitted, however the borrower has a right to certain permitted equity transfers of the 515 Madison Avenue Property, provided that (i) no event of default has occurred and is continuing; (ii) certain minimum equity requirements by the owners and principals of the borrowing entity have been met, as further defined in the loan documents; and (iii) certain other conditions are satisfied. Such permitted transfers include but are not limited to: (a) transfers among existing direct or indirect owners of the borrower and (b) transfers of not more than 49% of the interest in the borrower provided that any such transfer will not result in a change of management control.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. ATC0-515, LLC (“ATCO”), the indirect owner of 40% of the membership interest in the borrower, has pledged such interest to Carol Gold, Harry Subin and Strand Associates, a Pennsylvania limited partnership or any assignee thereof pursuant to a Purchase Money Pledge and Security Agreement dated as of December 31, 2009, as further detailed in the loan documents.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 515 Madison Avenue Property; provided, however, that if TRIPRA is discontinued or not renewed, the borrower will not be required to spend more than two times the amount of the property insurance and business income coverage required by the loan documents on terrorism insurance at the time terrorism coverage is excluded. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

BRENNAN INDUSTRIAL PORTFOLIO II

BRENNAN INDUSTRIAL PORTFOLIO II

CANADA
MEXICO
Vancouver
Calgary
Seattle
Portland
Winnipeg
Québec
Montreal
Ottawa
Toronto
Boston
Boise
Minneapolis
Milwaukee
Chicago
Detroit
Cleveland
New York
Philadelphia
Baltimore
Washington DC
Pittsburgh
Salt Lake City
San Francisco
Sacramento
San Jose
Omaha
Denver
Indianapolis
Kansas City
St. Louis
Louisville
Norfolk
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
Oklahoma City
Memphis
Nashville
Charlotte
Atlanta
Charleston
El Paso
Fort Worth
Dallas
Austin
San Antonio
Houston
New Orleans
Jacksonville
Orlando
Tampa
Miami
Chihuahua
Monterrey
Guadalajara
Mexico City
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
BAHAMAS
CUBA
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Brennan Industrial Portfolio II
Wincup - Arizona
Tolleson, AZ
World's Finest Chocolate
Chicago, IL
Winston-Salem, NC
Plaid - Decatur
Decatur, GA
Northwest Mailing
Chicago, IL
Wincup - Georgia
Stone Mountain, GA
Universal Pool - Armory
South Holland, IL
Plaid - Norcross
Norcross, GA
Cleveland, OH
Lyons
Louisville, KY
Fitz Manufacturing
North Richland Hills, TX
Phillips & Temro
Eden Prairie, MN
Thorofare, NJ
M.P. Pumps
Fraser, MI
St. Louis, MO
Schiller Park, IL
Universal Pool - 159th St
South Holland, IL
Ocala, FL

No. 5 – Brennan Industrial Portfolio II

Loan Information
Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$118,410,523
Cut-off Date Principal Balance:	$118,410,523
% of Initial Pool Balance:	8.2%

Loan Purpose:	Acquisition

Borrower Name(1):	Various
Sponsor:	USIP-Brennan Ventures II, LLC
Mortgage Rate:	3.878%
Note Date:	November 8, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	December 1, 2017

IO Period:	60 months

Loan Term (Original):	60 months
Seasoning:	2 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),GRTR 1% or YM(30),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(2):

Type:	Initial	Monthly	Cap (If Any)
Tax	$0	Springing	NAP
Insurance	$60,985	$8,712	NAP
Tenant Security Deposits	$1,656,605	$0	NAP
Seller Leasing Reserve	$8,823,238	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Various

Specific Property Type:	Various – See Table
Location:	Various – See Table
Size:	3,913,170 SF
Cut-off Date Principal
Balance Per Unit/SF:	$30.26
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	Brennan Management LLC
3rd Most Recent Occupancy (As of):	100.0%(12/31/2009)
2nd Most Recent Occupancy (As of):	98.8%(12/31/2010)
Most Recent Occupancy (As of):	98.8%(12/31/2011)
Current Occupancy (As of):	100.0%(2/1/2013)
Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$9,549,497(12/31/2009)
2nd Most Recent NOI (As of):	$13,636,088(12/31/2010)
Most Recent NOI (As of):	$15,043,495(12/31/2011)

U/W Revenues:	$14,885,025
U/W Expenses:	$1,216,548
U/W NOI:	$13,668,478
U/W NCF:	$11,630,127
U/W NOI DSCR :	2.94x
U/W NCF DSCR:	2.50x
U/W NOI Debt Yield:	11.5%
U/W NCF Debt Yield:	9.8%
As-Is Appraised Value:	$182,075,000
As-Is Appraisal Valuation Date(3):	Various
Cut-off Date LTV Ratio:	65.0%
LTV Ratio at Maturity or ARD:	65.0%

(1)	The borrower is comprised of 19 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from October 5, 2012 to October 10, 2012.

The Mortgage Loan. The mortgage loan (the “Brennan Industrial Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 17 industrial buildings and two office buildings located in 13 states (the “Brennan Industrial Portfolio II Properties”). The Brennan Industrial Portfolio II Mortgage Loan was originated on November 8, 2012 by The Royal Bank of Scotland. The Brennan Industrial Portfolio II Mortgage Loan had an original principal balance of $118,410,523, has an outstanding principal balance as of the Cut-off Date of $118,410,523 and accrues interest at an interest rate of 3.878% per annum. The Brennan Industrial Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments through the term of the Brennan Industrial Portfolio II Mortgage Loan. The Brennan Industrial Portfolio II Mortgage Loan matures on December 1, 2017.

Following the lockout period (or at any time with respect to a release of the Sitel property), the borrower has the right to prepay the Brennan Industrial Portfolio II Mortgage Loan either in whole or in part (see “Partial Release” section), provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal amount being prepaid. In addition, the Brennan Industrial Portfolio II Mortgage Loan is prepayable without penalty on or after September 1, 2017.

BRENNAN INDUSTRIAL PORTFOLIO II

Sources and Uses

Sources			Uses
Original loan amount	$118,410,523	65.1%	Purchase price	$178,053,111	97.9%
Sponsor’s new cash contribution	63,534,726	34.9	Reserves	1,732,589	1.0
			Closing costs	2,159,549	1.2

Total Sources	$181,945,249	100.0%	Total Uses	$181,945,249	100.0%

The Properties. The Brennan Industrial Portfolio II Mortgage Loan is secured by the fee interest in 17 industrial properties and two office properties totaling 3,913,170 rentable square feet and located in 13 states. The Brennan Industrial Portfolio II Properties range in size from 46,812 square feet to 437,911 square feet. All of the Brennan Industrial Portfolio II Properties are occupied by single tenants, and as of February 1, 2013, the Brennan Industrial Portfolio II Properties were 100.0% occupied. On average, tenants have occupied their respective spaces in the Brennan Industrial Portfolio II Properties for 18 years. Of the 19 Brennan Industrial Portfolio II Properties 15 are headquarters facilities for their respective tenants. Of the 19 Brennan Industrial Portfolio II Properties: four are occupied primarily by metals tenants; two are occupied by printing/mailing tenants; two are occupied by tenants manufacturing products used in automobiles or planes; two are occupied by tenants manufacturing styrofoam or packing products; two are occupied by craft products tenants; two are occupied by pool/hot tub and game room furniture tenants; and the remaining five are occupied by tenants in various other industries.

The following table presents certain information relating to the Brennan Industrial Portfolio II Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Kraco – Compton, CA	Flex	$19,241,103	16.2%	100.0%	1956/1970	364,440	$29,600,000
Wincup – Arizona – Tolleson, AZ	Flex	$13,475,250	11.4%	100.0%	1988/2010	322,070	$20,800,000
World’s Finest Chocolate – Chicago, IL	Flex	$10,754,286	9.1%	100.0%	1950/1982	434,252	$16,600,000
Oracle – Polo – Winston-Salem, NC	Flex	$8,292,462	7.0%	100.0%	1962/1999	437,911	$12,300,000
Plaid – Decatur – Decatur, GA	Flex	$7,903,753	6.7%	100.0%	1980/NAP	282,514	$12,200,000
Northwest Mailing – Chicago, IL	Flex	$7,320,689	6.2%	100.0%	1953/2006	228,032	$11,300,000
Wincup – Georgia – Stone Mountain, GA	Flex	$6,608,055	5.6%	100.0%	1966/1974	220,380	$10,200,000
Universal Pool – Armory – South Holland, IL	Flex	$5,895,422	5.0%	100.0%	1970/NAP	240,255	$9,100,000
Plaid – Norcross – Norcross, GA	Office	$5,830,637	4.9%	100.0%	2000/NAP	71,620	$9,000,000
Angstrom Graphics – Cleveland, OH	Flex	$5,798,245	4.9%	100.0%	1938/1999	231,505	$8,950,000
Lyons – Louisville, KY	Flex	$5,182,789	4.4%	100.0%	1981/2003	172,758	$8,000,000
Fitz Manufacturing – North Richland Hills, TX	Flex	$4,049,054	3.4%	100.0%	1975/2000	129,000	$6,250,000
Phillips & Temro – Eden Prairie, MN	Flex	$3,935,680	3.3%	100.0%	1979/2012	101,680	$6,075,000
Aramsco – Thorofare, NJ	Flex	$3,287,831	2.8%	100.0%	1973/NAP	99,783	$5,075,000
M.P. Pumps – Fraser, MI	Flex	$2,801,945	2.4%	100.0%	1984/NAP	81,769	$4,225,000
Microfinish – St. Louis, MO	Flex	$2,461,825	2.1%	100.0%	1976/1996	144,786	$3,800,000
Shale Inland – Schiller Park, IL	Flex	$2,137,900	1.8%	100.0%	1950/NAP	193,789	$3,300,000
Universal Pool – 166th St – South Holland, IL	Flex	$1,813,976	1.5%	100.0%	1964/2006	109,814	$2,800,000
Sitel – Ocala, FL	Office	$1,619,621	1.4%	100.0%	1960/2012	46,812	$2,500,000

Total/Weighted Average		$118,410,523	100.0%	100.0%		3,913,170	$182,075,000

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents certain information relating to the tenancies at the Brennan Industrial Portfolio II Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kraco	NR/NR/NR	364,440	9.3%	$7.58	$2,762,292	16.9%	8/31/2028
Wincup	NR/NR/NR	542,450	13.9%	$5.02	$2,720,949	16.6%	12/31/2026
Plaid	NR/NR/NR	354,134	9.0%	$4.80	$1,700,014	10.4%	10/31/2024
World’s Finest Chocolate	NR/NR/NR	434,252	11.1%	$3.43	$1,489,425	9.1%	7/31/2027
Oracle Flexible Packaging	NR/NR/NR	437,911	11.2%	$2.44	$1,068,803	6.5%	7/31/2030
Universal Pool	NR/NR/NR	350,069	8.9%	$2.99	$1,048,319	6.4%	8/31/2027
Northwest Mailing	NR/NR/NR	228,032	5.8%	$4.27	$973,697	5.9%	5/31/2023
Angstrom Graphics	NR/NR/NR	231,505	5.9%	$3.45	$799,762	4.9%	1/31/2029
Lyons	NR/NR/NR	172,758	4.4%	$4.29	$741,935	4.5%	10/31/2027
Shale Inland	NR/NR/NR	193,789	5.0%	$2.95	$572,012	3.5%	9/30/2023
Fitz Manufacturing	NR/NR/NR	129,000	3.3%	$4.29	$552,920	3.4%	4/30/2031
Phillips & Temro	NR/NR/NR	101,680	2.6%	$5.34	$542,562	3.3%	12/31/2024
Aramsco	NR/NR/NR	99,783	2.5%	$4.54	$453,004	2.8%	8/31/2024
M.P. Pumps	NR/NR/NR	81,769	2.1%	$4.75	$388,357	2.4%	6/30/2023
Microfinish	NR/NR/NR	144,786	3.7%	$2.36	$341,695	2.1%	2/28/2031
Sitel	NR/NR/NR	46,812	1.2%	$4.53	$212,244	1.3%	5/31/2027(1)

Occupied Collateral		3,913,170	100.0%	$4.18	$16,367,989	100.0%

Vacant Space		0	0.0%

Collateral Total		3,913,170	100.0%

(1)	Sitel has the right to terminate its lease, upon provision of 180 days notice, on May 31, 2015, May 31, 2018, May 31, 2021 or May 31, 2024.

The following table presents certain information relating to the lease rollover schedule at the Brennan Industrial Portfolio II Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	19	3,913,170	100.0%	3,913,170	100.0%	$16,367,989	$4.18
Vacant	0	0	0.0%	3,913,170	100.0%	$0	$0.00

Total/Weighted Average	19	3,913,170	100.0%			$16,367,989	$4.18

(1)	Information obtained from the underwritten rent roll.
(2)	The termination option for Sitel (as referenced above) is not considered in the Lease Expiration Schedule.

BRENNAN INDUSTRIAL PORTFOLIO II

The following table presents historical occupancy percentages at the Brennan Industrial Portfolio II Properties:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010(3)	12/31/2011(3)
100%	99%	99%

(1)	Information obtained from the borrower.
(2)	The historical occupancies above represent occupancy on each date specified rather than an average over that particular year.
(3)	The vacancy in 2010 and 2011 reflects the space currently occupied by Sitel (1.2% of NRA). The previous tenant terminated its lease in August 2010 and Sitel took occupancy in June 2012.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brennan Industrial Portfolio II Properties:

Cash Flow Analysis

	2009	2010	2011	U/W		U/W $ per SF
Base Rent(1)	$9,686,474	$13,782,592	$15,940,803	$16,367,989		$4.18
Grossed Up Vacant Space	0	0	0	0		0.00
Total Reimbursables	5,416	17,524	12,196	64,220		0.02
Other Income	304,753	503,103	718,190	0		0.00
Less Vacancy & Credit Loss	0	0	0	(1,547,184	)(2)	(0.40)

Effective Gross Income	$9,996,643	$14,303,219	$16,671,189	$14,885,025		$3.80

Total Operating Expenses	$447,146	$667,131	$1,627,694	$1,216,548		$0.31

Net Operating Income	$9,549,497	$13,636,088	$15,043,495	$13,668,478		$3.49
TI/LC	0	0	0	663,125		0.17
Capital Expenditures	0	0	0	1,375,225		0.35

Net Cash Flow	$9,549,497	$13,636,088	$15,043,495	$11,630,127		$2.97

NOI DSCR	2.05x	2.93x	3.23x	2.94x
NCF DSCR	2.05x	2.93x	3.23x	2.50x
NOI DY	8.1%	11.5%	12.7%	11.5%
NCF DY	8.1%	11.5%	12.7%	9.8%

(1)	Underwritten Base Rent is greater than 2009 and 2010 because the historical cash flows reflect periods of short-term vacancy at three properties, reduced rental collections at three properties and do not reflect full rent for several tenants that did not take occupancy until late 2009 or early 2010.
(2)	The underwritten economic vacancy is 9.4%. The Brennan Industrial Portfolio II Properties is 100.0% physically occupied as of February 1, 2013.

Appraisal. As of the appraisal valuation dates ranging from October 5, 2012 to October 10, 2012, the Brennan Industrial Portfolio II Properties had an aggregate “as-is” appraised value of $182,075,000.

Environmental Matters. According to the Phase I environmental site assessments dated from October 3, 2012 to November 1, 2012, 10 of the Brennan Industrial Portfolio II Properties were found to have Recognized Environmental Conditions (“RECs”); however, no Phase II investigations were recommended for any of the Brennan Industrial Portfolio II Properties. The potential exposure from these RECs is mitigated in part by environmental indemnities in each lease under which the applicable tenants have agreed to indemnify the borrower against any losses, claims or judgments arising from environmental issues, for the life of their respective leases, other than any losses, claims or judgments (i) caused directly by the borrower or affiliates thereof or (ii) caused after the surrender of the premises. In addition, environmental insurance policies are in place at nine of the 10 Brennan Industrial Portfolio II Properties with RECs (the tenth property did not require insurance). The insurance policies cover both known and unknown environmental issues that pre-date issuance of the policies and the lender is named as an additional insured on all policies. All policies are provided by “A” rated insurance carriers and extend at least eighteen months beyond the term of the Brennan Industrial Portfolio II Mortgage Loan with expiries ranging from August 28, 2018 to November 7, 2022. In the case of the policy related to the tenant, Kraco, pre-existing pollution conditions coverage extends through August 28, 2018 and new pollution coverage expires on August 28, 2013. The borrower is required to extend the new pollution conditions coverage through the term of the Brennan Industrial II Portfolio Mortgage Loan upon the August 28, 2013 expiry. The new owner of the Brennan Industrial Portfolio II Properties is required to conduct a baseline environmental assessment of the MP Pumps property to qualify for the Michigan statutory defense to liability. The borrower, pursuant to the terms of the loan documents, completed a baseline environmental assessment of the MP Pumps property. For more information, see “Description of the Mortgage Pool – Assessments of Property Value and Condition – Environmental Assessments” in the Prospectus Supplement.

The Borrower. The borrower is comprised of 19 separate single-purpose borrowing entities, each with the same managing member, RHP Western SPE-1, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brennan Industrial Portfolio II Mortgage Loan. Michael Brennan, Robert Vanecko, Samuel Mandarino, Scott McKibben, Allen Crosswell, Tod Greenwood and Troy MacMane serve as the guarantors of certain nonrecourse carveouts under the Brennan Industrial Portfolio II Mortgage Loan. Certain indirect investors in the transaction are members of the Islamic faith and require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Brennan Industrial Portfolio II Properties to 19 individual master

BRENNAN INDUSTRIAL PORTFOLIO II

lessees which are ultimately controlled by the nonrecourse carveout guarantors. See “Risk Factors – Risks Related to the Mortgage Loans and Mortgaged Properties – Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Lending Structure” in the Prospectus Supplement.

The Sponsor. The sponsor, USIP-Brennan Ventures II, LLC, is a joint venture between Brennan Investment Group, LLC and certain investors brought in by Gatehouse Bank plc (“Gatehouse”) and Arch Street Capital Advisors. Collectively, the managing principals of Brennan Investment Group, LLC have invested in over 4,000 properties in more than 60 cities in the United States, Europe and Canada throughout the course of their careers. Currently, Brennan Investment Group, LLC manages over 4.5 million square feet of industrial assets. Gatehouse is a public limited company in the United Kingdom and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory. Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange. Arch Street Capital Advisors, LLC assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services. Arch Street Capital Advisors, LLC has advised clients on more than $4.0 billion of acquisitions, dispositions and financings. Arch Street Capital Advisors, LLC advised Gatehouse on this acquisition and has a participation interest in the venture.

Escrows. The loan documents provide for upfront escrows in the amount of $60,985 for insurance and $1,656,605 for tenant security deposits related to the Kraco, Northwest Mailing and Fitz Manufacturing tenants. The insurance escrow relates to the borrower’s umbrella insurance policy on the portfolio. Tenants are responsible for payment and maintenance of their own insurance and real estate taxes (with the exception of the Shale Inland tenant) and escrows for such payments will spring in the event that the borrower fails to provide evidence of full and timely payment or in the event of a default under any tenant lease or under the Brennan Industrial Portfolio II Mortgage Loan. The tenant security deposits will be held by the lender for the term of the Brennan Industrial Portfolio II Mortgage Loan.

The loan documents provide for ongoing monthly reserves in the amount of $8,712 for insurance.

Additionally, at closing, approximately $8.8 million of the $178.1 million purchase price was held in escrow at the title company to address any lost rental income and leasing costs associated with any tenants’ monetary defaults or early terminations over a 30—month period from the date of acquisition. At the end of such period, any amounts remaining in such escrow will be paid to the prior owner of the Brennan Industrial Portfolio II Properties.

Lockbox and Cash Management. The Brennan Industrial Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing or (ii) if the debt service coverage ratio is less than 1.30x. A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when the Brennan Industrial Portfolio II Properties have achieved a debt service coverage ratio of at least 1.30x for two consecutive calendar quarters.

Property Management. The Brennan Industrial Portfolio II Properties are managed by an affiliate of Brennan Investment Group, LLC.

Assumption. The borrower has the right to transfer all, but not less than all, of the Brennan Industrial Portfolio II Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, property manager and management agreement are satisfactory to the lender and applicable rating agencies and (iii) the lender has received confirmation from Fitch, KBRA and S&P that such assumption will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 Certificates, the borrower may obtain the release of an individual property (except for the Sitel property which may be released at any time) from the lien of the mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including but not limited to: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party (as defined below) or an affiliate of a Restricted Party; (ii) the borrower will provide the lender a written request at least 20 days prior to the proposed release date; (iii) no event of default has occurred or is continuing at the time that the release occurs; (iv) payment by the borrower in an amount equal to 120% of the allocated loan amount for the individual property to be released (110% for the Sitel property), along with any applicable yield maintenance or prepayment premium; and (v) after such release, the debt service coverage ratio of the remaining properties must not be less than 1.50x, provided that if such ratio is less than 1.50x but at least 1.30x, the borrower may still obtain such release by either (a) if the net sales proceeds for the applicable property being released exceeds the required release amount, making an additional payment of principal (together with any applicable yield maintenance premium) in an amount equal to the lesser of (x) the remaining net sales proceeds and (y) the amount that would cause the ratio to be no less than 1.50x or (b) if the net sales proceeds for the applicable property being released do not exceed the required release amount, by making an additional payment of principal (together with any applicable yield maintenance premium) in an amount that would cause the ratio to be no less than 1.50x.

BRENNAN INDUSTRIAL PORTFOLIO II

A “Restricted Party” means the borrower, any principal or the guarantor or any affiliate thereof under the Brennan Industrial Portfolio II Mortgage Loan.

Expansion Release: On any business day, the Brennan Industrial Portfolio II borrower may obtain the release of the Wincup Expansion Parcel (as defined below) from the lien of the mortgage encumbering the Wincup – Georgia property (and the related loan documents), upon the satisfaction of certain conditions including but not limited to the following: (i) the Wincup tenant exercised its expansion option pursuant to the terms of its lease; (ii) the borrower provides 20 days prior written notice, accompanied by all related purchase documents; (iii) the Brennan Industrial Portfolio II borrower pays the lender 100% of the net sales proceeds with respect to the Wincup Expansion Parcel together with the applicable yield maintenance premium; (iv) the improvements to be constructed on the Wincup Expansion Parcel are free standing and in no way connected to existing improvements on the Wincup – Georgia property; (v) the lender has received confirmation from Fitch, KBRA and S&P that the release of the Wincup Expansion Parcel will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Series 2013-C11 Certificates; and (vi) the lender has received an opinion of counsel stating that the release of the Wincup Expansion Parcel will not adversely affect the status of the Series 2013-C11 Certificates.

The “Wincup Expansion Parcel” is a specific parcel of the Wincup – Georgia property as further described in the loan documents. No value was attributed to this parcel in the appraisal of the Wincup – Georgia property.

Real Estate Substitution. The borrower may obtain a release of any of the individual Brennan Industrial Portfolio II Properties from the lien of the mortgage in connection with a substitution of a different property subject to lender consent with 30 days notice and the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred or is continuing; (ii) the allocated loan amount for all properties substituted into the Brennan Industrial Portfolio II Mortgage Loan may not exceed 25% of the original principal amount of the Brennan Industrial Portfolio II Mortgage Loan; (iii) after giving effect to such substitution, the loan-to-value ratio of the Brennan Industrial Portfolio II Properties must not exceed the lesser of the loan-to-value ratio immediately prior to such substitution or 64.8%; (iv) after giving effect to such substitution, the debt service coverage ratio of the Brennan Industrial Portfolio II Properties must not be less than the greater of the debt service coverage ratio immediately prior to such substitution or 1.50x; (v) the lender receives written confirmation from Fitch, KBRA and S&P that the substitution will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2013-C11 Certificates; and (vi) at no time will the total number of properties secured by the Brennan Industrial Portfolio II Mortgage Loan exceed 25 and borrower may not request more than six substitutions.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brennan Industrial Portfolio II Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

ONE SOUTH WACKER DRIVE

ONE SOUTH WACKER DRIVE

ONE SOUTH WACKER DRIVE

FLOOR	Tenants	NRSF
39	First Analysis, 24,744 SF, 9/30/2014	24,744
38	Stout, Risius, Ross, 24,760 SF, 4/30/2018	24,760
37	Tetra Tech, 26,362 SF, 12/31/2015	26,362
36	PLS Financial, 26,196 SF, 9/30/2023	26,196
35	Atlantic Trust Group, Inc., 26,195 SF, 9/30/2019	26,195
34	CRA International, 26,196 SF, 7/31/2018	26,196
33	CRA International, 15,446 SF, 7/31/2018; The Hays Group of Illinois, LLC, 10,745 SF, 5/31/2021; Vacant (Storage), 191 SF	26,382
32	PLS Financial, 12,295 SF, 9/30/2023; Vacant, 14,108 SF	26,403
31	Vacant, 26,405 SF	26,405
30	Vacant, 11,549 SF; Vacant, 13,604 SF	25,153
29	Big Time Software, 7,197 SF, 5/31/2017; Vacant, 2,261 SF; York Risk Services Group, Inc., 6,593 SF, 9/30/2015; Vacant, 8,697 SF; York Risk Services (Storage), 314 SF, 9/30/2015; Vacant (Storage), 292 SF	25,354
28	Schopf & Weiss, 28,498 SF, 11/30/2017	28,498
27	Macquarie Group (Sublet By Zack's Investment), 14,428 SF, 1/31/2017; First Mercury Financial, 10,708 SF, 6/30/2015; Vacant, 5,663 SF; Vacant (Storage), 361 SF	31,161
26	Pretzel & Stouffer Chartered, 20,208 SF, 4/30/2021; Vacant, 9,067 SF; Pretzel & Stouffer (Storage), 370 SF, 4/30/2021	29,645
25	Pretzel & Stouffer Chartered, 31,923 SF, 4/30/2021	31,923
24	Attorney's Title, 31,991 SF, 7/31/2016	31,991
23	Tishman Construction Corporation, 11,022 SF, 3/31/2016; First Nonprofit Insurance Company, 20,970 SF, 3/31/2021	31,992
22 TRANSFER FLOOR	Liberty Mutual Insurance Company, 15,175 SF, 1/31/2016; Southwest Securities, 4,365 SF, 8/31/2016; Factiva, 4,934 SF, 3/31/2016; Office of the Building, 4,037 SF, 12/31/2013; Vacant, 2,627 SF; Tetra Tech (Storage), 363 SF, 12/31/2015; Worldcom, 150 SF, 8/31/2018	31,651 TRANSFER FLOOR
21	Dow Jones & Company, Inc., 31,523 SF, 4/30/2016	31,523
20	Office Of Thrift Supervision, 16,118 SF, 11/30/2018; Vacant, 7,037 SF; Legacy Capital, 2,876 SF, 9/14/2014; Kutak Rock, 5,719 SF, 3/31/2014	31,750
19	Invenergy, 31,545 SF, 12/31/2017; Invenergy (Storage), 229 SF, 12/31/2017	31,774
18	Century Business Services, 31,523 SF, 5/31/2013	31,523
17	Century Business Services, 19,470 SF, 5/31/2013; Major Lindsay & Africa, 11,389 SF, 11/30/2018	30,859
16	Vacant, 7,256 SF; Century Business Services, 8,781 SF, 5/31/2013; Weinstein, 4,542 SF, 4/30/2024; Vacant, 9,482 SF; Vacant (Storage), 184 SF	30,245
15	Fannie Mae, 33,531 SF, 2/28/2019	33,531
14	Fannie Mae, 35,999 SF, 2/28/2019	35,999
13	Aetna, 17,634 SF, 3/31/2015; United States Fire Insurance, 17,198 SF, 9/30/2025	34,832
12	Aetna, 36,714 SF, 3/31/2015	36,714
11	Hearst Communications, Inc., 19,779 SF, 10/31/2020; Vacant, 2,015 SF; Mid-City Card & Gift, 251 SF, 12/31/2013; Vacant (Storage), 174 SF	22,219
10	Vacant, 16,147 SF; Vacant, 3,300 SF; Vacant (Storage), 92 SF; RSM McGladrey (Storage), 756 SF; Vacant (Storage), 1,489 SF; Vacant (Storage), 696 SF; Fannie Mae (Storage), 677 SF, 2/28/2019; Vacant, 712 SF	23,869
9	HNTB, 30,639 SF, 5/31/2023; Vacant, 6,584 SF	37,223
8	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
7	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
6	RSM McGladrey, 36,983 SF, 5/31/2021	36,983
5	Vacant, 14,591 SF; RSM McGladrey, 20,922 SF, 5/31/2021; Vacant (Storage), 111 SF	35,624
4	Sungard Systems International, Inc., 35,721 SF, 9/30/2014	35,721
3	Rise Interactive, 14,917 SF, 1/31/2018; Wings Associates, 1,543 SF, 6/30/2014; Vacant, 5,019 SF; Health Club, 5,200 SF; Vacant (Storage), 201 SF	26,880
2	Wings Associates, 15,424 SF, 6/30/2014; Vacant (Storage), 190 SF	15,614
MEZZ	Vacant, Suite 100 17,856 SF; Vacant, Suite 110 7,866 SF; Ricoh Corporation, 2,679 SF, 7/31/2016; Vacant (Storage), 185 SF	28,586
1	Mid City Card & Gift, 1,009 SF, 12/31/2013; Ricoh Corporation, 468 SF, 7/31/2016; Radio Shack, 2,345 SF, 8/31/2015; MB Financial Bank, 1,916 SF, 6/30/2014; Lloyd's, 13,248 SF, 5/31/2020; Ricoh Corporation, 3,514 SF, 7/31/2016	22,500
P1	Sungard SF, 60 SF, 9/30/2014; Lloyd's (Storage), 60 SF, 5/31/2020; Vacant (Storage), 3,172 SF; Vacant (Storage), 134 SF; Vacant (Storage), 442 SF; Vacant (Storage), 62 SF; Vacant (Storage), 78 SF; Bike Room (Storage), 314 SF	4,322

Vacant / 2012-2013 · 2014-2015 / 2016-2017 · 2018-2019 / 2020-2021 · 2022-2023 / 2024+ · OTHER / Vacant Storage

ONE SOUTH WACKER DRIVE

One South Wacker Drive
One South Wacker Drive
Chicago, IL 60606
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
Chicago Loop
West Loop
Greektown
MILLENNIUM PARK
GRANT PARK
Printers Row
South Loop
Near South Side
Burnham Park
Lake Michigan
Lake Shore Drive
Kennedy Expwy
Chicago River
Merchandise Mart
Hyatt Center
Willis (Sears) Tower
AT&T Corporate Center
Chicago Board of Trade
Chicago Mercantile Exchange
Union Station
Ogilvie Transportation Center
Daley Plaza
City Hall
Chicago Theatre
Chicago Cultural Center
Cloud Gate
Art Institute of Chicago
Chicago Symphony Center
Auditorium Theatre
Buckingham Fountain
Field Museum
Shedd Aquarium
Soldier Field
Navy Pier
Northwestern Memorial Hospital
John Hancock Center
Water Tower Place
Museum of Contemporary Art Chicago
Jane Addams Memorial Park
Chicago Yacht Club
University of Illinois Chicago

No. 6 – One South Wacker Drive

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance(1):	$70,000,000
Cut-off Date Principal Balance(1):	$70,000,000
% of Initial Pool Balance:	4.9%

Loan Purpose:	Acquisition

Borrower Name:	1 South Wacker Financial Associates, LLC
Sponsors(2):	Various

Mortgage Rate:	3.750%

Note Date:	December 6, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2018

IO Period:	60 months

Loan Term (Original):	60 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(31),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$4,492,124	$226,941	NAP
Insurance	$0	Springing	NAP

Replacement Reserves	$0	$19,891	NAP

Initial Capital Improvements Reserve	$5,000,000	$0	NAP

TI/LC	$10,000,000	Springing	$5,000,000

Rent Concession Reserve	$2,188,982	$0	NAP

Tenant Specific TI/LC Reserve	$2,952,312	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	CBD
Location:	Chicago, IL
Size:	1,193,448 SF
Cut-off Date Principal
Balance Per Unit/SF(1):	$138.25

Year Built/Renovated:	1982/2000

Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent Occupancy (As of):	80.6%(12/31/2009)
2nd Most Recent Occupancy (As of):	82.8%(12/31/2010)
Most Recent Occupancy (As of):	78.3%(12/31/2011)
Current Occupancy (As of)(4):	82.0%(9/17/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$16,774,382(12/31/2010)
2nd Most Recent NOI (As of):	$9,471,224(12/31/2011)
Most Recent NOI (As of):	$10,640,920 (TTM 8/31/2012)

U/W Revenues:	$29,760,653
U/W Expenses:	$13,298,741
U/W NOI:	$16,461,911
U/W NCF:	$15,050,276
U/W NOI DSCR(1):	2.62x
U/W NCF DSCR(1):	2.40x
U/W NOI Debt Yield(1):	10.0%
U/W NCF Debt Yield(1):	9.1%

As-Is Appraised Value:	$226,000,000

As-Is Appraisal Valuation Date:	October 25, 2012

Cut-off Date LTV Ratio(1):	73.0%

LTV Ratio at Maturity or ARD(1):	73.0%

(1)	The One South Wacker Drive Loan Combination, totalling $165,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and will be contributed to the WFRBS 2013-C11 Trust. Note A-2 had an original balance of $95,000,000 and is expected to be contributed to a future trust. All presented statistical information related to balances per square foot, loan-to-value ratio, debt service coverage ratio, and debt yields are based on the One South Wacker Drive Loan Combination.
(2)	The sponsors are HGGP Capital, LLC; HGGP Capital II, LLC; HGGP Capital III, LLC; HGGP Capital IV, LLC; HGGP Capital V, LLC; HGGP Capital VI, LLC; HGGP Capital VII, LLC and HGGP Capital VIII, LLC, each of which are subsidiaries of Harbor Group International LLC.
(3)	See “Escrows” section.
(4)	Current Occupancy includes Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease upon expiration on May 31, 2013.

The Mortgage Loan. The mortgage loan (the “One South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 40-story office building located in the central business district of Chicago, Illinois (the “One South Wacker Drive Property”). The One South Wacker Drive Loan Combination was originated on December 6, 2012 by Wells Fargo Bank, National Association. The One South Wacker Drive Loan Combination had an original balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.750% per annum. The One South Wacker Drive Loan Combination had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the One South Wacker Drive Loan Combination. The One South Wacker Drive Loan Combination matures on January 1, 2018.

ONE SOUTH WACKER DRIVE

Note A-1 will be contributed to the WFRBS 2013-C11 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off Date of $70,000,000 (the “One South Wacker Drive Mortgage Loan”). Note A-2 had an original principal balance of $95,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the One South Wacker Drive Loan Combination (the “One South Wacker Drive Companion Loan”). See “Description of the Mortgage Pool – Additional Indebtedness – The One South Wacker Drive Loan Combination” and “The Pooling and Servicing Agreement – Servicing of the Loan Combinations” in the Prospectus Supplement.

Following the lockout period, the borrower has the right to defease the One South Wacker Drive Loan Combination in whole, but not in part, on any due date before the scheduled maturity date. In addition, the One South Wacker Drive Loan Combination is prepayable without penalty on or after October 1, 2017.

Sources and Uses

Sources			Uses
Original loan combination amount	$165,000,000	65.8%	Purchase price	$221,000,000	88.1%
Sponsor’s new cash contribution	85,863,324	34.2	Reserves	24,633,418	9.8
			Closing costs	5,229,906	2.1

Total Sources	$250,863,324	100.0%	Total Uses	$250,863,324	100.0%

The Property. The One South Wacker Drive Property is a 40-story, class B+ office building containing approximately 1,193,448 square feet located in the central business district of Chicago, Illinois. Built in 1982 and designed by the architect Helmut Jahn, the One South Wacker Drive Property is situated on a 1.1-acre parcel and includes a 129-space subterranean parking structure. The One South Wacker Drive Property contains 25,179 square feet of retail space, including Lloyd’s, a West Loop restaurant. The One South Wacker Drive Property serves as the headquarters for RSM McGladrey, the fifth largest United States provider of assurance, tax and consulting services. Tenancy also includes a variety of professional services firms and investment-grade rated tenants that make up approximately 21.2% of the net rentable area. In 2012, the borrower began a capital improvement program that will create a new atrium and winter garden, renovate the lobby (including the addition of a building concierge station), and update the elevators, common corridors and restrooms. As of September 17, 2012, the One South Wacker Drive Property was 82.0% leased to 45 tenants.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the One South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF(2)		Annual U/W Base Rent(2)		% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
RSM McGladrey	NR/NR/NR	132,627		11.1%	$16.46		$2,182,466		11.7%	5/31/2021
Fannie Mae	AAA/Aaa/AA+(3)	70,207		5.9%	$19.04	(4)	$1,337,062	(4)	7.2%	2/28/2019	(5)
Century Business Services	NR/NR/NR	59,774	(6)	5.0%	$21.67		$1,295,303	(6)	6.9%	5/31/2013	(7)
CRA International	NR/NR/NR	41,642		3.5%	$26.49		$1,103,096		5.9%	7/31/2018
Aetna	A/Baa1/A-	54,348		4.6%	$17.62	(8)	$957,612	(8)	5.1%	3/31/2015
Pretzel & Stouffer Chartered	NR/NR/NR	52,501		4.4%	$17.57		$922,366		4.9%	4/30/2021	(9)
Dow Jones & Company	BBB+/NR/BBB+	31,523		2.6%	$23.68	(10)	$746,538	(10)	4.0%	4/30/2016

Total Major Tenants		442,622		37.1%	$19.30		$8,544,443		45.7%

Non-Major Tenants		535,761		44.9%	$18.92		$10,136,685		54.3%

Occupied Collateral Total		978,383		82.0%	$19.09		$18,681,127		100.0%

Vacant Space		215,065		18.0%

Collateral Total		1,193,448		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes contractual rent steps through April 2013 and the average rent over the lesser of the lease term or loan term for investment grade rated tenants, unless otherwise noted below.
(3)	Ratings are those of the United States whether or not the lease obligations are backed by the full faith and credit of the United States. Fannie Mae was placed into conservatorship of the Federal Housing Finance Agency (“FHFA”) on September 7, 2008, after the global financial crisis. The FHFA will act as the conservator until the agency has been stabilized.
(4)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term and assuming the termination option described below is not exercised. The current in-place rent is $17.73 per square foot, resulting in $1,244,770 of annual base rent.
(5)	On or after March 1, 2014, Fannie Mae has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to their unamortized leasing costs plus three months base rent.
(6)	Major, Lindsey & Africa (11,389 square feet), Weinstein (4,542 square feet) and SKTYII (8,788 square feet) are current sublessees of Century Business Services. Major, Lindsey & Africa and Weinstein (the “Subtenants”) have executed direct leases that will commence June 1, 2013 upon the lease expiration of Century Business Services. The Subtenants have been underwritten based on their direct lease terms and Century Business Services NRSF and applicable Annual U/W Base Rent have been reduced by the Subtenants combined NRSF and Annual U/W Base Rent, respectively.
(7)	Century Business Services has given notice that they will not renew their lease and will vacate at lease expiration.
(8)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $17.25 per square foot, resulting in $937,503 of annual base rent.
(9)	On or after May 1, 2016, Pretzel & Stouffer has a one-time right to terminate their lease with 12 months notice and payment of a fee equal to $70.00 per square foot ($3,675,070 based on current square footage). The tenant also has a one-time right to terminate on May 1, 2018 with 12 months notice and payment of a fee equal to $40.00 per square foot ($2,100,040 based on current square footage).
(10)	The Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the lease term. The current in-place rent is $22.51 per square foot, resulting in $709,499 of annual base rent.

ONE SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the One South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	6	65,071	5.5%	65,071	5.5%	$1,442,743	$22.17
2014	8	73,019	6.1%	138,090	11.6%	$1,489,907	$20.40
2015	10	101,033	8.5%	239,123	20.0%	$1,900,652	$18.81
2016	10	105,671	8.9%	344,794	28.9%	$2,173,454	$20.57
2017	9	81,897	6.9%	426,691	35.8%	$1,507,508	$18.41
2018	8	84,216	7.1%	510,907	42.8%	$1,940,060	$23.04
Thereafter	26	467,476	39.2%	978,383	82.0%	$8,226,803	$17.60
Vacant	0	215,065	18.0%	1,193,448	100.0%	$0	$0.00

Total/Weighted Average	77	1,193,448	100.0%			$18,681,127	$19.09

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One South Wacker Drive Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
81%	83%	78%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W(1)		U/W $ per SF
Base Rent	$16,438,455	$16,697,689	$16,045,787	$18,681,127		$15.65
Grossed Up Vacant Space	0	0	0	3,824,105		3.20
Total Reimbursables(1)	10,941,134	5,690,603	7,912,136	10,519,526		8.81
Other Income	635,474	390,602	436,378	560,000		0.47
Less Vacancy & Credit Loss	(863,285)	(980,520)	(942,006)	(3,824,105	)(2)	(3.20)

Effective Gross Income	$27,151,778	$21,798,374	$23,452,295	$29,760,653		$24.94

Total Operating Expenses	$10,377,396	$12,327,150	$12,811,375	$13,298,741		$11.14

Net Operating Income	$16,774,382	$9,471,224	$10,640,920	$16,461,911		$13.79
TI/LC	0	0	0	1,172,946		0.98
Capital Expenditures	0	0	0	238,690		0.20

Net Cash Flow	$16,774,382	$9,471,224	$10,640,920	$15,050,276		$12.61

NOI DSCR(3)	2.67x	1.51x	1.70x	2.62x
NCF DSCR(3)	2.67x	1.51x	1.70x	2.40x
NOI DY(3)	10.2%	5.7%	6.4%	10.0%
NCF DY(3)	10.2%	5.7%	6.4%	9.1%

(1)	The increase in U/W Net Operating Income from the Net Operating Income for trailing 12 months ending August 31, 2012 and 2011 is primarily attributable to tax reimbursement reconciliation. Real estate taxes are paid one year in arrears, whereas tenants’ tax reimbursements are based upon the landlord’s estimate of the current year’s real estate tax expense (based upon the prior year’s taxes). Given that tax appeals are common in Cook County (Chicago), tax reimbursement adjustments are commonly realized one year following an appeal. Successful tax appeals resulted in tax credits for the calendar years 2009 and 2010 of approximately $1.4 million and $1.6 million, respectively. These credits were both included in the 2011 Total Reimbursables. Due to the 2010 real estate tax recoveries being billed at a higher tax estimate, the 2010 reimbursement income was approximately $1.6 million higher than normal. Also, because the 2011 real estate tax recoveries included both tax credits, the 2011 Total Reimbursables was lower than normal by approximately $3.0 million. Real estate tax reimbursements were also lower than normal for the trailing 12 months ending August 31, 2012, as the reconciliations were realized in December 2011. Total Reimbursables have been underwritten at a normalized level, reimbursing occupied tenants’ share of underwritten real estate taxes.
(2)	The underwritten economic vacancy is 17.0%. The One South Wacker Drive Property was 82.0% physically occupied as of September 17, 2012. Vacancy does not include Century Business Services (59,774 square feet or 5.0% of net rentable area), which has given notice that they will not renew their lease, which expires May 31, 2013.
(3)	DSCRs and debt yields are based on the One South Wacker Drive Loan Combination.

ONE SOUTH WACKER DRIVE

Appraisal. As of the appraisal valuation date of October 25, 2012, the One South Wacker Drive Property had an “as-is” appraised value of $226,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 2, 2012, there was no evidence of any recognized environmental conditions at the One South Wacker Drive Property.

Market Overview and Competition. According to the appraisal, the One South Wacker Drive Property is located at the southeast corner of the intersection of South Wacker Drive and West Madison Street in the central business district of Chicago, Illinois. The One South Wacker Drive Property is located two blocks northeast of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago. Furthermore, Ogilvie Transportation Center, which services three commuter rail (Metra) lines, is located two blocks west of the One South Wacker Drive Property. Metra operates commuter rail service between the Chicago central business district and northeast Illinois. Six of Metra’s 11 routes operate into and out of Union Station with nearly 130,000 passengers passing through the station on an average weekday and more than 42,000 each weekend. The One South Wacker Drive Property is also within walking distance of multiple stops for all five of the Chicago Transit Authority’s Elevated Train Lines. The third phase of “Revive Wacker Drive” reconstruction was recently completed by the City of Chicago at a total cost of approximately $300.0 million. The north-south portion of both Lower and Upper Wacker Drive was completely rebuilt, modernizing and creating safer, nicer and more efficient roadways for all travelers. As of March 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.9%. 2012 population within a three-mile and five-mile radius of the One South Wacker Drive Property were 334,526 and 794,140, respectively. The average household income within the same three-mile and five-mile radii was $91,189 and $78,406, respectively.

According to the appraisal, the One South Wacker Drive Property is located within the West Loop office submarket, which contains approximately 35.5 million square feet of office space. The submarket vacancy and market rental rate for the West Loop submarket is approximately 13.0% and $35.43 per square foot on a full service gross basis, respectively, as of the second quarter of 2012.

The following table presents certain information relating to comparable office properties for the One South Wacker Drive Property:

Competitive Set(1)

	One South Wacker Drive (Subject)	101 North Wacker Drive	10, 20 and 30 South Wacker Drive	311 South Wacker Drive	123 North Wacker Drive	191 North Wacker Drive	300 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	—	0.1 miles	0.5 miles	0.6 miles	0.2 miles	0.3 miles	0.6 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2000	1980/NAV	1983 & 1987/NAV	1990/NAV	1986/NAV	2003/NAV	1971/NAV
Number of Stories	40	24	10 & 40	65	30	37	35
Total GLA	1,193,448 SF	599,503 SF	2,351,265 SF	1,276,850 SF	540,621 SF	732,000 SF	512,436 SF
Total Occupancy	82%	94%	89%	92%	77%	94%	87%

(1)	Information obtained from the appraisal dated November 1, 2012.

The Borrower. The borrower is 1 South Wacker Financial Associates, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One South Wacker Drive Loan Combination. Through various entities, Harbor Group International LLC owns 51.0% of the borrower with the remaining 49.0% owned by Clal Insurance Enterprises Holdings Ltd., an Israeli diversified financial services and insurance company. HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC and HGGP Capital VIII, LLC (collectively, the “One South Wacker Drive Mortgage Loan Sponsors”) are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the One South Wacker Drive Loan Combination.

The Sponsor. The One South Wacker Drive Mortgage Loan Sponsors are subsidiaries of Harbor Group International LLC (“Harbor”). Harbor’s holdings include over 90 properties with a total market value of approximately $3.8 billion, which includes approximately 10.5 million square feet of office, retail and hotel space, as well as approximately 24,500 multifamily units. Excluding the One South Wacker Drive Property, Harbor’s Chicago office portfolio totals approximately 1.9 million square feet across three properties: 2 North LaSalle, 300 South Wacker and the Burnham Center. Beginning in 2005, Harbor had various mortgage loan defaults and restructurings, and is currently in loan modification discussions on other mortgage loans. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Default History, Prior Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $4,492,124 for taxes. There are also upfront escrows in the amount of $2,188,982 for rent concessions for the following tenants: PLS Group ($843,820), HNTB

($818,673), Major Lindsey Africa ($167,014), Big Time Software ($137,429), Weinstein ($120,198), The Hays Group ($62,242) and Rise Interactive ($39,606). There is an upfront escrow in the amount of $2,952,312 for existing tenant improvements and leasing costs (“TI/LC”) for the following tenants: HNTB ($1,747,069), RSM McGladrey ($657,221), Stout Risius Ross ($247,600), Major Lindsey Africa ($184,929), Weinstein ($79,286), Southwest Securities ($34,920) and Kutak Rock ($1,287). The loan documents also provide for upfront escrows at closing in the amount of $5,000,000 for a capital improvement program and $10,000,000 for future tenant improvement and leasing costs. Should the TI/LC reserve balance fall below $5,000,000, monthly impounds of $99,454 will commence.

ONE SOUTH WACKER DRIVE

The loan documents provide for monthly deposits of $226,941 for real estate taxes and $19,891 for replacement reserves. The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management. The One South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the One South Wacker Drive Property be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.75x as tested with respect to each calendar quarter. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the NCF debt service coverage ratio falling below 1.75x, the NCF debt service coverage ratio being at least 1.85x for two consecutive calendar quarters.

Property Management. The One South Wacker Drive Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the One South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates, and similar confirmations with respect to the ratings of any securities backed by the One South Wacker Drive Companion Loan.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One South Wacker Drive Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

ENCANA OIL & GAS

ENCANA OIL & GAS

Encana Oil & Gas
5851 Legacy Circle
Plano, TX 75024
FRISCO
The Colony
PLANO
CARROLLTON
DALLAS
Far North Dallas
DENTON COUNTY
COLLIN COUNTY
DALLAS COUNTY
Sam Rayburn Tollway
Dallas North Tollway
Pres. George Bush Turnpike
Warren Pkwy.
Baylor Medical Center at Frisco
The Centre at Preston Ridge
Dr. Pepper Arena
Stonebriar Centre
Dr. Pepper Ballpark
IKEA
Turner Street Park
Stonebriar Country Club
N. Colony Blvd.
S. Colony Blvd.
Paige Rd.
McDermott Rd.
Rent-A-Center Headquarters
McAfee
Headquarters Dr.
PepsiCo Corporate Headquarters
Heritage Yards at Plano
Hedgcoxe Rd.
J.C. Penney Corporate Headquarters
Headquarters Drive
Legacy Town Center
Computer Associates
Children's Medical Ctr. at Legacy
Frito-Lay North American Headquarters
Legacy Dr.
Beal Bank
The Campus at Legacy
Bank of America Home Mortgage
Ericsson North American Headquarters
HP Services Headquarters
Tennyson Pkwy.
Crossmark Headquarters
Plano Pkwy.
Spring Creek Pkwy.
Parkwood Blvd.
Preston Rd.
Ohio Dr.
Coit Rd.
Custer Rd.
Carpenter Park
Windhaven Dr.
Windhaven Pkwy.
Spring Creek Pkwy.
Lakeside Market
Willow Bend Dr.
Preston Meadow Dr.
Preston Meadow Park
Parker Rd.
Midway Rd.
Communications Pkwy.
TX Health Presbyterian Hospital
Prestonwood Country Club
Gleneagles Country Club
The Shops at Willow Bend
Polo Towne Crossing
Preston Towne Crossing
Park Blvd.
Preston Sheppard Place
Preston Park Village
Hebron Pkwy.
International Pkwy.
Plano Pkwy.
Branch Hollow Park
Oak Creek Park
Marsh Ln.
Rosemeade Pkwy.
Rosemeade Park
Greenbelt Park
Kate Jackson Park
Frankford Rd.
Kelly Blvd.
Trinity Mills Rd.
Dallas-Ft. Worth Intl. Airport 17 miles
Dallas Love Field 11 miles
121
289
190
DENTON
FRISCO
McKinney
Allen
PLANO
Flower Mound
Lewisville
Carrollton
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
Grapevine
Euless
IRVING
DALLAS
FORT WORTH
ARLINGTON
GRAND PRAIRIE
MESQUITE
DeSoto
Lancaster
Mansfield

No. 7 – Encana Oil & Gas

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$66,000,000
Cut-off Date Principal Balance:	$66,000,000
% of Initial Pool Balance:	4.6%

Loan Purpose:	Acquisition

Borrower Name:	Cole of Plano (Legacy) TX, LLC
Sponsor:	Cole Credit Property Trust III, Inc.

Mortgage Rate:	4.240%

Note Date:	December 18, 2012
Anticipated Repayment Date:	January 1, 2023
Maturity Date:	January 1, 2033

IO Period:	120 months

Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360
Call Protection:	L(48),GRTR 1% or YM(68),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)

Rent Reserve	$1,226,030	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Plano, TX
Size:	318,582 SF
Cut-off Date Principal
Balance Per Unit/SF:	$207.17
Year Built/Renovated:	2012/NAP
Title Vesting:	Fee
Property Manager:	Self-managed

3rd Most Recent Occupancy (As of)(2):	NAV
2nd Most Recent Occupancy (As of)(2):	NAV
Most Recent Occupancy (As of)(2):	NAV
Current Occupancy (As of)(3):	100.0%(2/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of)(2):	NAV
2nd Most Recent NOI (As of)(2):	NAV
Most Recent NOI (As of)(2):	NAV

U/W Revenues:	$11,558,165
U/W Expenses:	$4,355,883
U/W NOI:	$7,202,282
U/W NCF:	$7,138,566
U/W NOI DSCR:	2.54x
U/W NCF DSCR:	2.52x
U/W NOI Debt Yield:	10.9%

U/W NCF Debt Yield:	10.8%

As-Is Appraised Value:	$120,000,000

As-Is Appraisal Valuation Date:	November 21, 2012

Cut-off Date LTV Ratio:	55.0%

LTV Ratio at Maturity or ARD:	55.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and NOI is not available as the property was built in 2012.
(3)	Encana Oil & Gas is delaying occupancy of the third and fourth floors (representing approximately 16.7% of the net rentable area) which remain in shell form. Encana Oil & Gas will be responsible for funding its own improvements for that space.

The Mortgage Loan. The mortgage loan (the “Encana Oil & Gas Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant office building in Plano, Texas (the “Encana Oil & Gas Property”). The Encana Oil & Gas Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association. The Encana Oil & Gas Mortgage Loan had an original principal balance of $66,000,000, has an outstanding principal balance as of the Cut-off Date of $66,000,000 and accrues interest at an interest rate of 4.240% per annum. The Encana Oil & Gas Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”). The ARD is January 1, 2023, and the final maturity date is January 1, 2033. In the event the Encana Oil & Gas Mortgage Loan is not paid off on or before the ARD, the borrower will be required to make payments of interest-only based on an interest rate equal to the greater of (i) the initial mortgage rate plus 5.0% and (ii) the sum of (a) the greater of (x) the offer side on the ARD of the 10-year swap yield (as described in the loan documents) and (y) the treasury rate as of the ARD and (b) 5.0%. The ARD automatically triggers a Cash Trap Event Period (as defined below) whereby all excess cash flow will be used to pay down the principal balance of the Encana Oil & Gas Mortgage Loan (see “Lockbox and Cash Management” section).

Following the lockout period, the borrower has the right to voluntarily prepay the Encana Oil & Gas Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Encana Oil & Gas Mortgage Loan is prepayable without penalty on or after October 1, 2022.

ENCANA OIL & GAS

Sources and Uses

Sources			Uses
Original loan amount	$66,000,000	54.3%	Purchase price	$120,000,000	98.6%
Rent credit	1,226,030	1.0	Reserves	1,226,030	1.0
Sponsor’s new cash contribution	54,423,350	44.7	Closing costs	423,350	0.3

Total Sources	$121,649,380	100.0%	Total Uses	$121,649,380	100.0%

The Property. The Encana Oil & Gas Property is a 12-story class A single-tenant office building containing approximately 318,582 rentable square feet and a contiguous seven-story parking garage located within the Legacy Town Center area of the Legacy Business Park in Plano, Texas. Constructed as a build-to-suit project in 2012, the property serves as the regional headquarters for Encana Oil & Gas, the exploration and production subsidiary of Encana Corporation, which is one of the largest natural gas producers in North America. The Encana Oil & Gas Property houses the company’s Mid-Continent Business Unit, which has relocated and expanded from its former North Dallas location. The Encana Oil & Gas Property is an architecturally distinctive office property with interior finishes including limestone, granite and marble as well as wood paneling and modular glass office walls. In addition, the building has 10-foot finished ceilings throughout, a unique interior staircase with glass guardrails and six high-speed elevators. The Encana Oil & Gas Property is situated on a 3.4-acre parcel and has a total of 1,280 parking spaces, accounting for a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of February 1, 2013, the Encana Oil & Gas Property was 100.0% leased by Encana Oil & Gas. Please see footnote (1) to the Major Tenant table below regarding current occupancy status.

The following table presents certain information relating to the tenant at the Encana Oil & Gas Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Encana Oil & Gas(1)	NR/Baa2/BBB(2)	318,582	100.0%	$23.95	$7,631,428	(1)	100.0%	6/30/2027	(3)

Total Major Tenant		318,582	100.0%	$23.95	$7,631,428		100.0%

(1)	Annual U/W Base Rent was derived by averaging the annual rent including contractual rental increases through the loan term. Encana Oil & Gas is currently paying a reduced rent through June 30, 2014 as a result of the tenant’s decision to delay occupancy of the third and fourth floors (representing approximately 16.7% of the net rentable area), which remain in shell form. Encana Oil & Gas will be responsible for funding its own improvements for the third and fourth floors, and an upfront reserve was established for the remaining amount of the reduced rent period (see “Escrows” section). In deriving the average rent over the loan term, Encana Oil & Gas was assumed to be paying full rent at the time of origination. Encana Oil & Gas’s full rent as of July 1, 2014 is $7,270,447, or $22.82 per square foot.
(2)	The ratings shown represent those of Encana Corporation, the parent company of Encana Oil & Gas. Encana Corporation does not guarantee Encana Oil & Gas’s lease.
(3)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million. The termination fee is equal to approximately 89.7% of the tenant’s remaining scheduled contractual rent from the termination option date through the lease expiration date, as outlined in the lease.

The following table presents certain information relating to the lease rollover schedule at the Encana Oil & Gas Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring		Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0		0	0.0%	0	0.0%	$0	$0.00
2013	0		0	0.0%	0	0.0%	$0	$0.00
2014	0		0	0.0%	0	0.0%	$0	$0.00
2015	0		0	0.0%	0	0.0%	$0	$0.00
2016	0		0	0.0%	0	0.0%	$0	$0.00
2017	0		0	0.0%	0	0.0%	$0	$0.00
2018	0		0	0.0%	0	0.0%	$0	$0.00
2019	0		0	0.0%	0	0.0%	$0	$0.00
2020	0		0	0.0%	0	0.0%	$0	$0.00
2021	0		0	0.0%	0	0.0%	$0	$0.00
2022	0		0	0.0%	0	0.0%	$0	$0.00
2023	0		0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	(2)	318,582	100.0%	318,582	100.0%	$7,631,428	$23.95
Vacant	0		0	0.0%	318,582	100.0%	$0	$0.00

Total/Weighted Average	1		318,582	100.0%			$7,631,428	$23.95

(1)	Information obtained from the underwritten rent roll.
(2)	Encana Oil & Gas has the right to terminate its lease on June 30, 2024 with 18 months notice and the payment of a termination fee of approximately $23.0 million. The termination fee is equal to approximately 89.7% of the tenant’s remaining scheduled contractual rent from the termination option date through the lease expiration date, as outlined in the lease.

ENCANA OIL & GAS

The following table presents historical occupancy percentages at the Encana Oil & Gas Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011

NAV	NAV	NAV

(1)	Historical occupancies are not available as the building was constructed in 2012.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Encana Oil & Gas Property:

Cash Flow Analysis(1)

	U/W		U/W $ per SF
Base Rent	$7,631,428		$23.95
Grossed Up Vacant Space	0		0.00
Total Reimbursables	4,155,680		13.04
Other Income	0		0.00
Less Vacancy & Credit Loss	(228,943	)(2)	(0.72)

Effective Gross Income	$11,558,165		$36.28

Total Operating Expenses	$4,355,883		$13.67

Net Operating Income	$7,202,282		$22.61
TI/LC	0		0.00
Capital Expenditures	63,716		0.20

Net Cash Flow	$7,138,566		$22.41

NOI DSCR	2.54x
NCF DSCR	2.52x
NOI DY	10.9%
NCF DY	10.8%

(1)	Historical financials are not available as the building was constructed in 2012.
(2)	The underwritten economic vacancy is 3.0%. The Encana Oil & Gas Property is 100.0% leased as of February 1, 2013.

Appraisal. As of the appraisal valuation date of November 21, 2012, the Encana Oil & Gas Property had an “as-is” appraised value of $120,000,000.

Environmental Matters. According to the Phase I environmental assessment dated October 25, 2012, there was no evidence of any recognized environmental conditions at the Encana Oil & Gas Property.

Market Overview and Competition. According to the appraisal, the Encana Oil & Gas Property is located within the Legacy Business Park development in Plano, Texas, approximately 20 miles north of the Dallas central business district and approximately 18 miles northeast of the Dallas Fort Worth International Airport. The Encana Oil & Gas Property is located one block east of the Dallas North Tollway, which provides direct access to the Dallas central business district and extends through the communities of Dallas, Addison, Plano and Frisco. The Legacy Business Park is a master-planned, 2,665-acre, mixed-use development, which has over 12 million square feet of office space and is home to many notable tenants’ national or regional headquarters including JC Penney, Rent-A-Center, Frito-Lay, Ericsson, Dr. Pepper Snapple Group, HP Enterprise Services (formerly EDS), PepsiCo, Capital One, Alliance Data, Bank of America Home Loans, McAfee and Pizza Hut/Yum! Restaurants International, among others. Situated within Legacy Business Park is Legacy Town Center, a pedestrian-oriented mixed-use development, which features urban style homes, retail establishments, a 400-room full-service Marriott hotel, casual and upscale restaurants, and open spaces in a community setting. In total, Legacy Town Center has over 3,300 residences including luxury apartments, lofts and townhomes, and more than 40,000 people work in the surrounding Legacy Business Park.

According to a third party market research report, the Encana Oil & Gas Property is located within the Upper Tollway/West Plano submarket, which has a total inventory of 55 class A buildings totaling approximately 13.5 million square feet. As of the third quarter of 2012, the submarket vacancy was 6.2% with average asking rents of $27.20 per square foot on a triple net basis. The submarket has experienced positive net absorption of approximately 213,000 square feet year-to-date.

ENCANA OIL & GAS

The following table presents certain information relating to comparable office properties for the Encana Oil & Gas Property:

Competitive Set(1)

	Encana Oil & Gas (Subject)	Legacy Corporate Center	Granite Park III	Campus at Legacy	Plaza at Legacy	One Legacy Circle
Location	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX	Plano, TX
Distance from Subject	—	0.6 miles	1.1 miles	2.2 miles	0.9 miles	1.5 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	1999/NAP	2006/NAP	1982/2007	2001/NAP	2008/NAP
Total GLA	318,582 SF	254,482 SF	361,271 SF	379,404 SF	215,499 SF	214,110 SF
Total Occupancy	100%	100%	97%	100%	46%	100%

(1)	Information obtained from the appraisal dated November 21, 2012.

The Borrower. The borrower is Cole of Plano (Legacy) TX, LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Encana Oil & Gas Mortgage Loan. Cole Credit Property Trust III, Inc. (“CCPT III”), the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Encana Oil & Gas Mortgage Loan.

The Sponsor. The sponsor, CCPT III, is a non-traded public REIT that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of single-tenant income producing properties throughout the United States. As of November 30, 2012, CCPT III’s portfolio included 1,975 properties in 47 states totaling 71.3 million square feet with a combined acquisition cost of approximately $11.7 billion.

Escrows. The loan documents provide for an upfront escrow in the amount of $1,226,030, which was a credit from the seller and represents the remaining amount of reduced rent Encana Oil & Gas received for year one and year two of its lease due to its decision to delay occupancy of the third and fourth floors of the Encana Oil & Gas Property (representing approximately 16.7% of the net rentable area). The unoccupied space remains in shell form, and Encana Oil & Gas will be responsible for funding its own improvements for this space. Encana Oil & Gas will commence paying full rent on July 1, 2014. Provided no event of default has occurred and is continuing, lender will disburse an amount equal to one-third of the reserve amount ($408,677) on each of the monthly payment dates occurring in June 2013, January 2014 and July 2014.

Lockbox and Cash Management. The Encana Oil & Gas Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay its rent directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Encana Oil & Gas Property be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day (the “Excess Cash Flow Account”).

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) Encana Oil & Gas’s credit rating from S&P falling below ‘BBB-’; or (iii) the ARD. A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to circumstances in clause (ii), (a) Encana Oil & Gas being issued a rating from S&P of ‘BBB-’ or better; (b) the Encana Oil & Gas Property being re-leased to one or more replacement tenants, each of which (1) has a credit rating from S&P of ‘BBB-’ or better, or is otherwise acceptable to lender; (2) executes a lease containing terms and conditions acceptable to the lender; (3) has taken occupancy and has commenced paying rent; and (4) has delivered an estoppel agreement acceptable to the lender; or (c) the balance of the Excess Cash Flow Account being equal to or greater than $10.0 million. A Cash Trap Event Period triggered by the occurrence of the ARD will not expire.

Property Management. The Encana Oil & Gas Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Encana Oil & Gas Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Right of First Refusal and Right of First Offer. Encana Oil & Gas has a right of first refusal (“ROFR”) and a right of first offer (“ROFO”) to purchase the Encana Oil & Gas Property. Neither the ROFR nor the ROFO is extinguished by a foreclosure of the Encana Oil & Gas Property; however, neither the ROFR nor the ROFO apply to a foreclosure or deed in lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

ENCANA OIL & GAS

Ground Lease. None.

Terrorism Insurance. The loan documents require that the borrower maintain insurance against loss for acts of terrorism in an amount equal to the full replacement cost of the Encana Oil & Gas Property; provided, however, that the borrower is not required to pay premiums in excess of 200% of the current year’s stand alone terrorism policy premium. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

SALT LAKE CITY FBI BUILDING

SALT LAKE CITY FBI BUILDING

OGDEN
SALT LAKE CITY
West Valley City
West Jordan
Sandy
Orem
PROVO
Bountiful
DAVIS COUNTY
North Salt Lake
Center St.
W. 2300 North
WASATCH-CACHE NATL. FOREST
Salt Lake City International Airport
W. 600 North
Utah State Fairgrounds
Amelia Earhart Dr.
TRAX AIRPORT LINE
Salt Lake City FBI Building
5425 West Amelia Earhart Drive
Salt Lake City, UT 84116
W. 700 South
SALT LAKE COUNTY
Downtown
Indiana Ave.
Jordan Park
California Ave.
SALT LAKE CITY
W. 1700 South
Bonneville Race Park
W. 2700 South
Lake Park Blvd.
Parkway Blvd.
WEST VALLEY CITY
W. 3100 South
W. 3500 South
W. 4100 South
South Salt Lake
Jordan River Nature Park
TAYLORSVILLE
FRONTRUNNER
TRAX MAIN LINE

No. 8 – Salt Lake City FBI Building

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment
(Fitch/KBRA/S&P):	BBB-/NR/NR
Original Principal Balance:	$46,800,000
Cut-off Date Principal Balance:	$46,800,000
% of Initial Pool Balance:	3.3%

Loan Purpose:	Acquisition

Borrower Name:	SLK Funding Corp.
Sponsor:	Gatehouse Bank
Mortgage Rate:	3.470%

Note Date:	December 19, 2012
Anticipated Repayment Date:	January 1, 2020
Maturity Date:	January 1, 2043

IO Period:	84 months

Loan Term (Original):	84 months
Seasoning:	1 month
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360
Call Protection:	L(25),GRTR 1% or YM(55),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$0	Springing	NAP
Insurance	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Salt Lake City, UT
Size:	163,040 SF
Cut-off Date Principal
Balance Per Unit/SF:	$287.05
Year Built/Renovated:	2012/NAP
Title Vesting:	Fee
Property Manager:	CBRE, Inc.

3rd Most Recent Occupancy (As of)(2):	NAV
2nd Most Recent Occupancy (As of)(2):	NAV
Most Recent Occupancy (As of)(2):	NAV
Current Occupancy (As of):	100.0% (2/1/2013)

Underwriting and Financial Information:

3rd Most Recent NOI (As of)(2):	NAV
2nd Most Recent NOI (As of)(2):	NAV
Most Recent NOI (As of)(2):	NAV

U/W Revenues:	$6,368,884
U/W Expenses:	$1,466,725
U/W NOI:	$4,902,159
U/W NCF:	$4,869,551
U/W NOI DSCR:	2.98x
U/W NCF DSCR:	2.96x
U/W NOI Debt Yield:	10.5%
U/W NCF Debt Yield:	10.4%
As-Is Appraised Value:	$78,000,000
As-Is Appraisal Valuation Date:	October 17, 2012
Cut-off Date LTV Ratio:	60.0%
LTV Ratio at Maturity or ARD:	60.0%

(1)	See “Escrows” section.
(2)	Historical occupancy and NOI is not available as the property was built in 2012.

The Mortgage Loan. The mortgage loan (the “Salt Lake City FBI Building Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a recently constructed, regional headquarters office for the Federal Bureau of Investigation located in Salt Lake City, Utah (the “Salt Lake City FBI Building Property”). The Salt Lake City FBI Building Mortgage Loan was originated on December 19, 2012 by The Royal Bank of Scotland. The Salt Lake City FBI Building Mortgage Loan had an original principal balance of $46,800,000, has an outstanding principal balance as of the Cut-off Date of $46,800,000 and accrues interest at an interest rate of 3.470% per annum. The Salt Lake City FBI Building Mortgage Loan had an initial term of 84 months, has a remaining term of 83 months as of the Cut-off Date and requires payments of interest-only through the Anticipated Repayment Date (“ARD”). The ARD is January 1, 2020 and the final maturity date is January 1, 2043. In the event the Salt Lake City FBI Building Mortgage Loan is not paid in full on or before the ARD, the Salt Lake City FBI Building Mortgage Loan will accrue interest at an interest rate of 6.470% per annum and will have a remaining term of 276 months. The occurrence of the ARD without the repayment of the Salt Lake City FBI Mortgage Loan automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to voluntarily prepay the Salt Lake City FBI Building Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Salt Lake City FBI Building Mortgage Loan is prepayable without penalty on or after October 1, 2019.

SALT LAKE CITY FBI BUILDING

Sources and Uses

Sources			Uses
Original loan amount	$46,800,000	59.8%	Purchase price	$77,141,000	98.6%
Sponsor’s new cash contribution	31,413,310	40.2	Closing costs	1,072,310	1.4

Total Sources	$78,213,310	100.0%	Total Uses	$78,213,310	100.0%

The Property. The Salt Lake City FBI Building Property is a four-story class A office building containing approximately 163,040 net square feet, an adjacent single-story annex building, a guard station and a three-story parking garage located approximately seven miles west of the central business district of Salt Lake City, Utah. The Salt Lake City FBI Building Property was built to suit in 2012 for the Federal Bureau of Investigation and serves as their regional headquarters. The Salt Lake City FBI Building Property features a full security fence, x-ray machines at building entrances, 24-hour closed-circuit televised security coverage and a perimeter intrusion detection system. As currently configured, the primary building can be expanded by approximately 47,000 square feet. Situated on a 7.48-acre parcel, the Salt Lake City FBI Building Property includes a total of 264 parking spaces, for a parking ratio of 1.6 spaces per 1,000 square feet.

The following table presents certain information relating to the tenancies at the Salt Lake City FBI Building Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF		Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
Federal Bureau of Investigation	AAA/Aaa/AA+	163,040	100.0%	$24.69	(2)	$4,025,425	100.0%	10/23/2032

Total Major Tenant		163,040	100.0%	$24.69		$4,025,425	100.0%

(1)	The tenant’s lease is backed by the full faith and credit of the United States government. The credit rating listed reflects the credit rating of the United States government.
(2)	If the tenant should cease operations at a portion of the Salt Lake City FBI Building Property at any time during the lease term, the full obligations of the lease will remain in effect for the duration of the lease term, however the base rental rate will be reduced by $1.35 per square foot, to a rental rate of $23.34 per square foot, for the portion of the Salt Lake City FBI Building Property which is vacated for the remainder of the lease term. The tenant has no termination rights or extension options and is not subject to appropriations clauses.

The following table presents certain information relating to the lease rollover schedule at the Salt Lake City FBI Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	163,040	100.0%	163,040	100.0%	$4,025,425	$24.69
Vacant	0	0	0.0%	0	0.0%	$0	$0.00

Total/Weighted Average	1	163,040	100.0%			$4,025,425	$24.69

(1)	Information obtained from the tenant’s lease.

SALT LAKE CITY FBI BUILDING

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Salt Lake City FBI Building Property:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$4,025,425	$24.69
Grossed Up Vacant Space	0	0.00
Total Reimbursables	1,574,053	9.65
Other Income	769,406	4.72
Less Vacancy & Credit Loss	0 (2)	0.00

Effective Gross Income	$6,368,884	$39.06
Total Operating Expenses	$1,466,725	$9.00

Net Operating Income	$4,902,159	$30.07
TI/LC	0	0.00
Capital Expenditures	32,608	0.20

Net Cash Flow	$4,869,551	$29.87

NOI DSCR	2.98x
NCF DSCR	2.96x
NOI DY	10.5%
NCF DY	10.4%

(1)	No historical financial information is available as the Salt Lake City FBI Building Property was constructed in 2012 and built-to-suit for the single tenant, the Federal Bureau of Investigation.
(2)	No vacancy was underwritten. The Salt Lake City FBI Building Property is 100.0% physically occupied as of February 1, 2013.

Appraisal. As of the appraisal valuation date of October 17, 2012, the Salt Lake City FBI Building Property had an “as-is” appraised value of $78,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated October 29, 2012, there was no evidence of any recognized environmental conditions at the Salt Lake City FBI Building Property.

Market Overview and Competition. The Salt Lake City FBI Building Property is located on West Amelia Earhart Drive, approximately two miles west of the Salt Lake City International Airport and approximately seven miles west of the central business district of Salt Lake City, Utah. The Salt Lake City FBI Building Property is located within the International Center, a business park which includes hotels, restaurants and office buildings. Access to the Salt Lake City FBI Building Property is provided by Interstate 80, which is in close proximity to the Salt Lake City FBI Building Property and serves as a major thoroughfare in Salt Lake City. According to the appraisal, the estimated 2012 population and median household income of Salt Lake County were 1,053,386 and $57,133, respectively.

According to the appraisal, the Salt Lake City FBI Building Property is located within the suburban submarket of the Salt Lake County office market. As of the end of 2011, the class A submarket vacancy rate was 9.3%. The average annual class A rental rate reported in the suburban submarket in Salt Lake City in 2011 was $22.53, on a full service gross basis. Based on an analysis of competitive rental properties, the appraiser concluded an annual market rental rate for the Salt Lake City FBI Building Property of $26.00 per square foot on a full service gross basis.

The following table presents certain information relating to comparable office properties for the Salt Lake City FBI Building Property:

Competitive Set(1)

	Salt Lake City FBI Building (Subject)	Xactware Office Campus	FLSmidth Phase II Office	Falcon Hill — Building 1575	Thanksgiving Park II	Riverpark 11	Vivint Office Building
Location	Salt Lake City, UT	Lehi, UT	Midvale, UT	Hill Air Force Base, UT	Lehi, UT	South Jordan, UT	Provo, UT
Distance from Subject	—	45.9 miles	16.9 miles	34.6 miles	30.7 miles	21.6 miles	8.1 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2012/NAP	2013/NAP	2013/NAP	2012/NAP	2011/NAP	2011/NAP	2003/NAV
Number of Stories	4	4	4	5	5	5	3
Total GLA	163,040 SF	200,000 SF	78,058 SF	149,312 SF	36,932 SF	117,687 SF	125,225 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated December 7, 2012.

The Borrower. The borrower is a Delaware corporation with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Salt Lake City FBI Building Mortgage Loan. Certain indirect owners of the master lessee are members of the Islamic faith and require a Shari’ah compliant loan structure. In order to facilitate a Shari’ah compliant loan structure: (i) there is no nonrecourse carveout guarantor under the loan documents, but certain obligations are recourse to the borrower and (ii) the borrower master leases the Salt Lake City FBI Building to a master lessee, the

SALT LAKE CITY FBI BUILDING

ownership interests in which are then syndicated to individual investors by Gatehouse Bank PLC (“Gatehouse”). See “Risk Factors – Risks Related to the Mortgage Loans and Mortgaged Properties—Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Lending Structure” in the Prospectus Supplement.

The Sponsor. Gatehouse, the sponsor, is advised by Arch Street Capital Advisors, LLC. Gatehouse is a public limited company in the United Kingdom, and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services, and Shari’ah advisory. Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company that is listed on the Kuwait Stock Exchange. Arch Street Capital Advisors assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services. Arch Street Capital Advisors has advised clients on more than $4.0 billion of acquisitions, dispositions and financings.

Escrows. Monthly tax and insurance escrows are not required as long as no event of default has occurred and is continuing.

Lockbox and Cash Management. The Salt Lake City FBI Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the tenant is directed to pay its rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Salt Lake City FBI Building Property be deposited into the lockbox account within one business day of receipt.

Upon the occurrence of a Cash Management Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts and the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.30x as tested with respect to each calendar quarter; (iii) the commencement of a Lease Sweep Period (as defined below) or (iv) the commencement of a Purchase Price Sweep Period (as defined below). A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.30x has been achieved for two consecutive calendar quarters; with respect to the matters described in clause (iii) above, when such Lease Sweep Period has ended; and with respect to the matters described in clause (iv) above, when such Purchase Price Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) the tenant has not given notice of its exercise of a renewal option under its lease by the date required under its lease; (ii) the tenant’s lease is surrendered, cancelled or terminated prior to lease expiration; (iii) after the date which is five years after closing, the tenant discontinues or gives notice to discontinue its operations on greater than fifty percent of net rentable area; (iv) the tenant’s credit rating is downgraded below BBB+ by S&P (or its functional equivalent by any other rating agency); or (v) a payment default under the tenant’s lease is uncured past all notice and cure periods under the lease (excluding a payment default as a result of administrative complications in connection with the transition of the Salt Lake City FBI Building Property to the borrower). A Lease Sweep Period will end when the lender determines that sufficient funds have accumulated in reserve to pay for all anticipated expenses associated with releasing the space or: with respect to the matters described in clause (i), (ii) and (iii) above, when the Salt Lake City FBI Building Property has been fully leased pursuant to a replacement lease(s) approved by the lender and all leasing costs have been paid; with respect to the matters described in clause (iv) above, when such credit rating has been restored to at least BBB+ by S&P (or its functional equivalent by any other rating agency) or with respect to the matters described in clause (v) above, when such event of default has been cured and no other payment default has occurred for a period of three consecutive months following such cure.

Purchase Price Adjustment. Pursuant to the purchase and sale agreement, within 120 days following October 23, 2013, the purchase price of $77.14 million paid by the borrower to acquire the Salt Lake City FBI Building Property will be adjusted based on actual NOI for the preceding year. Given this, the Salt Lake City FBI Building Mortgage Loan was structured to mitigate risks associated with an increase or decrease in such purchase price. The “Purchase Price Sweep Period” will commence: (i) in the case of an increase in purchase price, within thirty days of the borrower’s failure to pay any judgment brought by seller for a failure to pay such increase within the time constraints set forth in the purchase and sale agreement and (ii) in the case of a decrease in purchase price, if the ratio of the principal balance of the Salt Lake City FBI Building Mortgage Loan to the purchase price exceeds 62%, upon borrower failure to rebalance the Salt Lake City FBI Building Mortgage Loan such so that the ratio of the Salt Lake City FBI Building Mortgage Loan to the purchase price is less than 62% within ninety days of the decrease in purchase price. The borrower may rebalance the loan through posting the rebalancing amount in cash or by paying down the loan. The Purchase Price Sweep Period will end upon the payment date immediately following: (1) with respect to the matter described in clause (a) above, the earlier of (x) the borrower’s payment in full of the purchase price adjustment together with an applicable yield maintenance premium or (y) the determination by the lender that sufficient funds have accumulated in the cash collateral account to pay the purchase price adjustment and (2) with respect to the matter described in clause (b) above, upon the determination by the lender that the funds in an amount sufficient to pay down the Salt Lake City FBI Building Mortgage Loan to a mortgage loan to purchase price ratio of 62% or less have accumulated in the cash collateral account.

Property Management. The Salt Lake City FBI Building Property is managed by CBRE, Inc. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to $5,000 per month.

Assumption. The borrower has the right to transfer the Salt Lake City FBI Building Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental

SALT LAKE CITY FBI BUILDING

indemnity by an affiliate of the transferee and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Salt Lake City FBI Building Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

STARWOOD CAPITAL HOTEL PORTFOLIO II

STARWOOD CAPITAL HOTEL PORTFOLIO II

CANADA
Kingston
Watertown
Toronto
Lake Ontario
Niagara Falls
Buffalo
Rochester
Syracuse
Rome
Utica
Schenectady
Albany
NEW YORK
ADIRONDACK STATE PARK
Burlington
Montpelier
VERMONT
MAINE
WHITE MTN. NATL. FOREST
Portland
NEW HAMPSHIRE
Concord
GREEN MTN. NATL. FOREST
Manchester
Lowell
Boston
MASS.
Worcester
Springfield
Hartford
RI
Providence
CATSKILL STATE PARK
Binghamton
Elmira
CONN.
Waterbury
Norwich
New Haven
Bridgeport
Yonkers
New York
Newark
Edison
ALLEGHENY NATL. FOREST
PENNSYLVANIA
Scranton
Wilkes-Barre
Williamsport
Danville
Shamokin Dam
State College
Altoona
Allentown
Reading
Trenton
NEW JERSEY
Carlisle
Harrisburg
Chester
Philadelphia
Hagerstown
MARYLAND
Wilmington
Atlantic City
Atlantic Ocean
WEST VIRGINIA
Baltimore
Laurel
Dover
Arlington
Annapolis
DELAWARE
Alexandria
Washington
SHENANDOAH NATL. PARK
Charlottesville
GEORGE WASHINGTON NATL. FOREST
VIRGINIA
Richmond
Lynchburg
Williamsburg
Petersburg
Newport News
Norfolk
Virginia Beach
NORTH CAROLINA
Durham
Starwood Capital Hotel Portfolio II
1 Residence Inn - Williamsburg 1648 Richmond Road Williamsburg, VA
2 Hilton Garden Inn - Edison 50 Raritan Center Parkway Edison, NJ
3 Holiday Inn - Norwich 10 Laura Boulevard Norwich, CT
4 Hampton Inn - Carlisle 1164 Harrisburg Pike Carlisle, PA
5 Springhill Suites - Williamsburg 1644 Richmond Road Williamsburg, VA
6 Fairfield Inn - Laurel 13700 Baltimore Avenue Laurel, MD
7 Hampton Inn - Danville 97 Old Valley School Road Danville, PA
8 Hampton Inn - Shamokin Dam 3 Stetler Avenue Shamokin Dam, PA

No. 9 – Starwood Capital Hotel Portfolio II

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$42,500,000
Cut-off Date Principal Balance:	$42,500,000
% of Initial Pool Balance:	3.0%

Loan Purpose:	Acquisition

Borrower Names(1):	Various

Sponsors(2):	Various

Mortgage Rate:	4.280%
Note Date:	December 20, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2018
IO Period:	12 months
Loan Term (Original):	60 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D or GRTR 1% or YM(28),O(7)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(3):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$147,826	$74,974	NAP
Insurance	$0	Springing	NAP
FF&E	$0	$78,220	NAP

Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Hospitality

Specific Property Type:	Various – See Table
Location:	Various – See Table
Size:	846 rooms
Cut-off Date Principal
Balance Per Room:	$50,236
Year Built/Renovated:	Various/Various – See Table
Title Vesting(4):	Various
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	60.1%(12/31/2009)
2nd Most Recent Occupancy (As of):	61.2%(12/31/2010)
Most Recent Occupancy (As of):	63.6%(12/31/2011)
Current Occupancy (As of):	63.1%(10/31/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$5,792,782(12/31/2010)
2nd Most Recent NOI (As of):	$6,882,844(12/31/2011)
Most Recent NOI (As of):	$6,151,356 (TTM 10/31/2012)
U/W Revenues:	$23,466,077
U/W Expenses:	$17,146,658
U/W NOI:	$6,319,418
U/W NCF:	$5,380,775
U/W NOI DSCR:	2.51x
U/W NCF DSCR:	2.14x
U/W NOI Debt Yield:	14.9%
U/W NCF Debt Yield:	12.7%

As-Is Appraised Value:	$75,100,000

As-Is Appraisal Valuation Date(5):	Various

Cut-off Date LTV Ratio:	56.6%
LTV Ratio at Maturity or ARD:	52.7%

(1)	The borrower is comprised of eight separate limited liability companies.
(2)	The loan sponsors are Starwood U.S. Opportunity Fund VIII-J, L.P., Starwood Global Opportunity Fund VIII-J, L.P., Starwood U.S. Opportunity Fund VIII-1, L.P., Starwood Global Opportunity Fund VIII, L.P., Starwood Capital Hospitality Fund II U.S., L.P., and Starwood Capital Hospitality Fund II Global, L.P. The loan sponsors are owned by Starwood Capital Group.
(3)	See “Escrows” section.
(4)	The Hilton Garden Inn – Edison, NJ property is a leasehold interest. The remaining seven properties are fee interests.
(5)	The As-Is Appraisal Valuation Dates range from November 8, 2012 to November 19, 2012.

The Mortgage Loan. The mortgage loan (the “Starwood Capital Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in six limited service hotels and one full service hotel and the leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland (the “Starwood Capital Hotel Portfolio II Properties”). The Starwood Capital Hotel Portfolio II Mortgage Loan was originated on December 20, 2012 by Wells Fargo Bank, National Association. The Starwood Capital Hotel Portfolio II Mortgage Loan had an original principal balance of $42,500,000, has an outstanding principal balance as of the Cut-off Date of $42,500,000 and accrues interest at an interest rate of 4.280% per annum. The Starwood Capital Hotel Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments for the first 12 months following origination and thereafter will require payments of principal and interest based on a 30-year amortization schedule. The Starwood Capital Hotel Portfolio II Mortgage Loan matures on January 1, 2018.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Following the lockout period, the borrower has the right to either (i) defease the Starwood Capital Hotel Portfolio II Mortgage Loan in whole or in part, or (ii) voluntarily prepay the Starwood Capital Hotel Portfolio II Mortgage Loan in whole or in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Starwood Capital Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after July 1, 2017.

Sources and Uses

Sources			Uses
Original loan amount	$42,500,000	78.6%	Purchase price	$53,350,000	98.6%
Sponsor’s new cash contribution	11,583,921	21.4	Reserves	147,826	0.3
			Closing costs	586,095	1.1

Total Sources	$54,083,921	100.0%	Total Uses	$54,083,921	100.0%

The Properties. The Starwood Capital Hotel Portfolio II Mortgage Loan is secured by the borrower’s fee interest in six limited service hotels and one full service hotel and the leasehold interest in one full service hotel located in Pennsylvania, Virginia, New Jersey, Connecticut and Maryland. The Starwood Capital Hotel Portfolio II Properties comprise a total of 846 rooms.

The following table presents certain information relating to the Starwood Capital Hotel Portfolio II Properties:

Property Name—Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Residence Inn – Williamsburg, VA	Limited Service	$7,435,000	17.5%	108	$68,843	1999/2012	$12,500,000
Hilton Garden Inn – Edison, NJ	Full Service	$6,225,000	14.6%	132	$47,159	2002/NAP	$11,000,000
Holiday Inn – Norwich, CT	Full Service	$6,160,000	14.5%	134	$45,970	1975/2007	$11,500,000
Hampton Inn – Carlisle, PA	Limited Service	$5,775,000	13.6%	97	$59,536	1997/2010	$10,200,000
Springhill Suites – Williamsburg, VA	Limited Service	$4,820,000	11.3%	120	$40,167	2000/2012	$9,000,000
Fairfield Inn – Laurel, MD	Limited Service	$4,500,000	10.6%	109	$41,284	1988/2006	$7,500,000
Hampton Inn – Danville, PA	Limited Service	$3,905,000	9.2%	71	$55,000	1998/2007	$6,900,000
Hampton Inn – Shamokin Dam, PA	Limited Service	$3,680,000	8.7%	75	$49,067	1995/2010	$6,500,000

Total/Weighted Average		$42,500,000	100.0%	846	$50,236		$75,100,000

Residence Inn – Williamsburg, VA (17.5% of Portfolio Cut-off Date Principal Balance)

The property is a 108-room, limited service hotel located in Williamsburg, Virginia. The property was built in 1999 and renovated in 2012, and amenities include an outdoor pool, fitness room, all-purpose sport court, complimentary breakfast, business center and free high-speed internet access. The Residence Inn – Williamsburg, VA’s franchise agreement expires in August 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents. Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide. The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg. Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions. According to the appraisal, the property’s competitive set consists of six hotels, including the subject property, with a total of 690 rooms. The demand segment for the competitive market is estimated at 48% leisure, 26% commercial, 15% extended-stay and 11% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Residence Inn – Williamsburg, VA)(1)

	Competitive Set			Residence Inn – Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	51.4%	$102.14	$52.52	55.8%	$116.41	$64.96	108.5%	114.0%	123.7%
10/31/2011 TTM	48.1%	$98.16	$47.22	63.5%	$114.33	$72.58	132.0%	116.5%	153.7%
10/31/2010 TTM	51.4%	$92.83	$47.71	67.2%	$108.78	$73.07	130.7%	117.2%	153.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hilton Garden Inn – Edison, NJ (14.6% of Portfolio Cut-off Date Principal Balance)

The property is a 132-room, full service hotel located in Edison, New Jersey. The property was built in 2002 and amenities include an indoor pool, restaurant, fitness center, business center and meeting facilities. The Hilton Garden Inn – Edison, NJ’s franchise agreement expires in April 2022.

Edison, New Jersey is located in central New Jersey, approximately 32 miles southwest of New York City, approximately 68 miles north of Philadelphia and approximately 197 miles north of Washington, D.C. Primary access to the area is provided by Interstate 287 and the New Jersey Turnpike (Interstate 95), which provide access from the surrounding areas of New York City as well as northern and central New Jersey. Edison serves as a primary suburban commercial hub in proximity to major urban areas, and commercial, industrial and single tenant office developments provide substantial traffic into and through the area. According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 907 rooms. The demand segment for the competitive market is estimated at 59% commercial, 25% meeting and group and 16% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hilton Garden Inn – Edison, NJ)(1)

	Competitive Set			Hilton Garden Inn – Edison, NJ			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	63.3%	$84.91	$53.74	72.0%	$111.21	$80.05	113.7%	131.0%	148.9%
10/31/2011 TTM	60.4%	$84.18	$50.86	64.4%	$111.18	$71.57	106.5%	132.1%	140.7%
10/31/2010 TTM	54.7%	$85.30	$46.65	61.1%	$107.04	$65.42	111.8%	125.5%	140.3%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Holiday Inn – Norwich, CT (14.5% of Portfolio Cut-off Date Principal Balance)

The property is a 134-room, full service hotel located in Norwich, Connecticut. The property was built in 1975 and renovated in 2007, and amenities include an indoor pool, business center, restaurant and lounge, and approximately 7,400 square feet of meeting space. The Holiday Inn – Norwich, CT’s franchise agreement expires in February 2022.

Norwich, Connecticut is located in New London County, approximately 41 miles southeast of Hartford and approximately 17 miles north of the coast of the Atlantic Ocean. Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C. The property is located approximately eight miles from Foxwoods Casino, a 4.7 million square foot facility with approximately 340,000 square feet of gaming space. In addition, the Mohegan Sun Resort and Casino, a major destination for entertainment, gaming, shopping and conventions, is located just south of the property. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 774 rooms. The demand segment for the competitive market is estimated at 56% leisure, 35% commercial and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Holiday Inn – Norwich, CT)(1)

	Competitive Set			Holiday Inn – Norwich, CT			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	49.0%	$110.57	$54.16	50.7%	$116.01	$58.80	103.5%	104.9%	108.6%
10/31/2011 TTM	52.6%	$112.36	$59.05	48.7%	$119.24	$58.01	92.6%	106.1%	98.3%
10/31/2010 TTM	53.6%	$106.61	$57.11	47.3%	$109.09	$51.63	88.4%	102.3%	90.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hampton Inn – Carlisle, PA (13.6% of Portfolio Cut-off Date Principal Balance)

The property is a 97-room, limited service hotel located in Carlisle, Pennsylvania. The property was built in 1997 and renovated in 2010, and amenities include an indoor pool and business center. The Hampton Inn – Carlisle, PA’s franchise agreement expires in February 2022.

Carlisle, Pennsylvania is located in Cumberland County, approximately 23 miles southwest of Harrisburg. The property benefits from easy accessibility via Interstate 76 and Interstate 81, which provide north-south access from Harrisburg. In addition to a variety of local businesses and restaurants, Carlisle is home to the headquarters office of Giant Food Stores, which is located just west of the property. Also located west of the property is The United States Army War College, a 500-acre facility that caters to high-level military personnel and civilians and prepares them for strategic leadership responsibilities. The facility is the U.S. Army’s most senior military educational institution, and there are approximately 600 students in attendance at any given time. According to the appraisal, the property’s primary competitive set consists of eight hotels, including the subject property, with a total of 713 rooms. The demand segment for the competitive market is estimated at 63% commercial, 24% leisure and 14% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Carlisle, PA)(1)

	Competitive Set			Hampton Inn – Carlisle, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	60.7%	$87.69	$53.20	70.1%	$118.26	$82.90	115.5%	134.9%	155.8%
10/31/2011 TTM	56.6%	$88.44	$50.05	67.8%	$113.39	$76.89	119.8%	128.2%	153.6%
10/31/2010 TTM	56.6%	$86.14	$48.72	68.0%	$106.03	$72.15	120.3%	123.1%	148.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Springhill Suites – Williamsburg, VA (11.3% of Portfolio Cut-off Date Principal Balance)

The property is a 120-room, limited service hotel located in Williamsburg, Virginia. The property was built in 2000 and renovated in 2012, and amenities include an indoor pool, business center and complimentary high speed internet access. The Springhill Suites –Williamsburg, VA’s franchise agreement expires in November 2019.

Located halfway between Richmond and the Chesapeake Bay on the Virginia Peninsula, Williamsburg is part of the greater Hampton Roads metropolitan area of southeastern Virginia, which contains over 1.5 million residents. Over 95% of the world’s shipping lines call on the Port of Hampton Roads, linking this area to more than 250 ports in over 100 locations worldwide. The property benefits from its location along Richmond Road, a primary entertainment and commercial district, which also leads into Colonial Williamsburg. Approximately 2.1 million overnight tourists travel to Williamsburg each year for its theme parks and other local attractions. According to the appraisal, the property’s primary competitive set consists of five hotels, including the subject property, with a total of 583 rooms. The demand segment for the competitive market is estimated at 46% commercial, 38% leisure, 9% meeting and group and 7% extended-stay.

Subject and Market Historical Occupancy, ADR and RevPAR

(Springhill Suites – Williamsburg, VA)(1)

	Competitive Set			Springhill Suites —Williamsburg, VA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	61.3%	$99.22	$60.86	55.9%	$93.51	$52.31	91.2%	94.3%	86.0%
10/31/2011 TTM	57.6%	$95.95	$55.24	59.8%	$92.02	$55.03	103.9%	95.9%	99.6%
10/31/2010 TTM	58.3%	$93.59	$54.55	64.6%	$90.15	$58.27	110.9%	96.3%	106.8%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Fairfield Inn – Laurel, MD (10.6% of Portfolio Cut-off Date Principal Balance)

The property is a 109-room, limited service hotel located in Laurel, Maryland. The property was built in 1988 and renovated in 2006 and amenities include an outdoor pool, fitness room, business center and complimentary high speed internet access. The Fairfield Inn – Laurel, MD’s franchise agreement expires in April 2019.

Laurel, Maryland is located in northern Prince George’s County, approximately 21 miles southwest of Baltimore and approximately 23 miles northeast of Washington, D.C. Primary access to the area is provided by Interstate 95, which services some of the largest urban areas in the country including Boston, New York City, Philadelphia, Baltimore and Washington, D.C. The NASA Goddard Space Flight Center, which is one of the primary research facilities for NASA and employs approximately 10,000 workers, is located approximately three miles south of the property. In addition, the University of Maryland, which has an enrollment of approximately 36,000 students, is located approximately eight miles south of the property. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 705 rooms. The demand segment for the competitive set is estimated at 45% commercial, 24% leisure, 21% government and 10% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Fairfield Inn – Laurel, MD)(1)

	Competitive Set			Fairfield Inn–Laurel, MD			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	57.3%	$78.49	$44.98	66.6%	$98.14	$65.36	116.2%	125.0%	145.3%
10/31/2011 TTM	53.0%	$79.67	$42.19	67.6%	$96.61	$65.29	127.6%	121.3%	154.8%
10/31/2010 TTM	53.9%	$81.90	$44.11	65.4%	$92.89	$60.72	121.4%	113.4%	137.7%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

Hampton Inn – Danville, PA (9.2% of Portfolio Cut-off Date Principal Balance)

The property is a 71-room, limited service hotel located in Danville, Pennsylvania. The property was built in 1998 and renovated in 2007, and amenities include an indoor pool, business center and exercise center. The Hampton Inn – Danville, PA’s franchise agreement expires in February 2022.

Danville, Pennsylvania is located approximately 66 miles northeast of Harrisburg and approximately 71 miles southwest of Scranton. Primary access to the area is provided by Interstate 80 and U.S. Route 54. The property is located approximately three miles from the Geisinger Medical Center, which serves as the primary tertiary care hospital for central Pennsylvania and is the primary place of practice for approximately 551 physicians. In addition, the property is located approximately 11 miles from the Bloomsburg Fairground, a 234-acre facility containing 20 buildings which hosts numerous events attracting visitors year-round. According to the appraisal, the property’s primary competitive set consists of six hotels, including the subject property, with a total of 579 rooms. The demand segment for the competitive market is estimated at 63% leisure, 25% commercial and 12% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Danville, PA)(1)

	Competitive Set			Hampton Inn – Danville, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	46.4%	$75.79	$35.18	68.8%	$113.90	$78.36	148.2%	150.3%	222.8%
10/31/2011 TTM	47.9%	$73.52	$35.20	69.1%	$113.55	$78.43	144.3%	154.4%	222.8%
10/31/2010 TTM	44.7%	$70.87	$31.69	66.1%	$108.98	$72.08	147.9%	153.8%	227.4%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Hampton Inn – Shamokin Dam, PA (8.7% of Portfolio Cut-off Date Principal Balance)

The property is a 75-room, limited service hotel located in Shamokin Dam, Pennsylvania. The property was built in 1995 and renovated in 2010, and amenities include an indoor pool, business center and exercise facility. The Hampton Inn – Shamokin Dam, PA’s franchise agreement expires in February 2022.

Shamokin Dam, Pennsylvania is located approximately 51 miles northeast of Harrisburg with primary access to the area provided by Interstate 80 and Interstate 76. The property is located south of the Monroe Marketplace, an approximately 700,000 square foot open-air retail power center with tenants including Dick’s Sporting Goods, Best Buy and Famous Footwear. Also located in the area are Susquehanna University and Bucknell University, which have a total combined enrollment of approximately 5,800 students. According to the appraisal, the property’s primary competitive set consists of seven properties, including the subject property, with a total of 587 rooms. The demand segment for the competitive market is estimated at 49% commercial, 26% leisure and 25% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR

(Hampton Inn – Shamokin Dam, PA)(1)

	Competitive Set			Hampton Inn–Shamokin Dam, PA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2012 TTM	48.9%	$96.48	$47.19	72.3%	$110.07	$79.61	147.9%	114.1%	168.7%
10/31/2011 TTM	50.5%	$94.10	$47.51	64.0%	$114.22	$73.07	126.7%	121.4%	153.8%
10/31/2010 TTM	46.2%	$91.44	$42.27	62.8%	$113.09	$71.07	135.9%	123.7%	168.1%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.

The following table presents historical occupancy percentages at the Starwood Capital Hotel Portfolio II Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
60%	61%	64%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Capital Hotel Portfolio II Properties:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W	U/W $ per Room
Occupancy	61.2%	63.6%	63.1%	63.8%
ADR	$104.80	$109.43	$109.54	$109.54
RevPAR	$64.11	$69.57	$69.16	$69.93

Total Revenue	$21,536,505	$23,511,170	$23,289,732	$23,466,077	$27,738
Total Department Expenses	6,261,192	6,660,002	6,739,260	6,809,152	8,049

Gross Operating Profit	$15,275,313	$16,851,168	$16,550,472	$16,656,925	$19,689

Total Undistributed Expenses	8,255,304	8,761,528	9,070,733	9,090,549	10,745

Profit Before Fixed Charges	$7,020,009	$8,089,640	$7,479,739	$7,566,375	$8,944

Total Fixed Charges	1,227,227	1,206,796	1,328,383	1,246,957	1,474

Net Operating Income	$5,792,782	$6,882,844	$6,151,356	$6,319,418	$7,470

FF&E	865,843	940,720	931,589	938,643	1,110

Net Cash Flow	$4,926,939	$5,942,124	$5,219,768	$5,380,775	$6,360

NOI DSCR	2.30x	2.73x	2.44x	2.51x
NCF DSCR	1.96x	2.36x	2.07x	2.14x
NOI DY	13.6%	16.2%	14.5%	14.9%
NCF DY	11.6%	14.0%	12.3%	12.7%

Appraisal. As of the appraisal valuation dates ranging from November 8, 2012 to November 19, 2012, the Starwood Capital Hotel Portfolio II Properties had an aggregate “as-is” appraised value of $75,100,000.

STARWOOD CAPITAL HOTEL PORTFOLIO II

Environmental Matters. According to the Phase I environmental assessments dated November 27, 2012, there was no evidence of any recognized environmental conditions at seven of the Starwood Capital Hotel Portfolio II Properties.

With respect to the Hampton Inn – Carlisle, PA property, the Phase I environmental assessment identified recognized environmental conditions related to historical uses at the property and a neighboring property that was identified as a leaking underground storage tank (“LUST”) site. The assessment recommended (i) a limited subsurface investigation to determine the presence or absence of soil and/or groundwater contamination, (ii) a Tier II Vapor Encroachment Screening and (iii) a file review to determine the extent and status of underground storage tanks and contamination associated with the adjacent LUST site. A Phase II environmental assessment was performed in response to the aforementioned findings and recommended no further action.

The Borrower. The borrower is comprised of eight limited liability companies, each of which is a single purpose entity and has at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Capital Hotel Portfolio II Mortgage Loan. The six sponsor entities, which are owned by Starwood Capital Group, are the guarantors of certain nonrecourse carveouts under the Starwood Capital Hotel Portfolio II Mortgage Loan.

The Sponsors. The sponsor consists of six entities which are owned by Starwood Capital Group. Starwood Capital Group has invested over $12.0 billion of equity since 1991 in all asset classes and levels of the capital structure. As of September 30, 2012, these investments have included over 2,200 hotels, 64,400 multifamily and condominium units, 32.8 million square feet of office, 23 million square feet of retail and 9.3 million square feet of industrial space.

Escrows. The loan documents provide for an initial deposit of $147,826 for real estate taxes as well as monthly deposits of $74,974 for real estate taxes. The loan documents also provide for an ongoing monthly FF&E reserve equal to 4.0% of total revenue (initially $78,220). The loan documents do not require monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing and (ii) the borrower provides the lender evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Guaranty of Scheduled PIP. In lieu of a deposit for costs associated with the upcoming Property Improvement Plan (“PIP”) work at all of the Starwood Portfolio II Properties except for Residence Inn—Williamsburg, VA and Springhill Suites—Williamsburg, VA, where PIPs have already been completed, the sponsor delivered a guaranty to the lender in connection with the completion of all PIP work, as required by the franchisors, within the time periods set forth in the loan documents. The sponsor’s total estimated cost of the remaining PIP work is approximately $7.8 million with an outside estimated completion date of February 23, 2014.

Lockbox and Cash Management. The Starwood Capital Hotel Portfolio II Mortgage Loan requires a lender-controlled lockbox account (“Primary Cash Management Account”), which is already in place, and that the borrower directs the manager to deliver all receipts payable with respect to the Starwood Capital Hotel Portfolio II Properties (after the payment of certain expenses, as outlined in the loan documents) directly into the Primary Cash Management Account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the Primary Cash Management Account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the Primary Cash Management Account are disbursed to the borrower.

Furthermore, if the management agreement is terminated at any property, the borrower is required to set up a new lockbox account (“Clearing Account”) for such property, which shall remain in effect until a new qualified manager, as outlined in the loan documents, is in place. All amounts on deposit in the Clearing Account will be swept each business day to the Primary Cash Management Account.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the actual debt service coverage ratio falling below 1.50x. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the actual debt service coverage ratio falling below 1.50x, the actual debt service coverage ratio being at least 1.55x for two consecutive calendar quarters.

Property Management. The Starwood Capital Hotel Portfolio II Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Starwood Capital Hotel Portfolio II Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and S&P that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C11 Certificates.

Right of First Refusal. With respect to three properties (Residence Inn—Williamsburg, VA; Springfield Suites—Williamsburg, VA; and Fairfield Inn—Laurel, MD), Marriott International, Inc., as franchisor, has a right of first refusal (“ROFR”) to acquire the related property if there is a transfer of the hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service hotels or 50 limited service hotels). The ROFRs are not extinguished by a foreclosure; however, the ROFRs do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Following the second anniversary of the issuance of the Series 2013-C11 Certificates (with the exception of the Hilton Garden Inn—Edison, NJ property, which is permitted to be released at any time), the borrower is permitted to release any individual property in connection with either (i) the payment of all applicable yield maintenance premiums or prepayment premiums or (ii) a partial defeasance. The aforementioned partial release or partial defeasance is subject to certain conditions, including (a) following the release, the outstanding loan balance is equal to or greater than $29,750,000; (b) having principal balance reduced by

STARWOOD CAPITAL HOTEL PORTFOLIO II

120% of the released property’s allocated loan balance; (c) the debt service coverage ratio with respect to the remaining properties shall be no less than the greater of 2.14x and the debt service coverage ratio immediately prior to the release; and (d) rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and S&P assigned to the Series 2013-C11 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The borrower’s interest in the Hilton Garden Inn—Edison, NJ property is a leasehold interest. The ground lease expiration date is September 30, 2076.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Capital Hotel Portfolio II Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an six-month extended period of indemnity.

HOLIDAY INN NATIONAL AIRPORT

HOLIDAY INN NATIONAL AIRPORT

Holiday Inn National Airport
2650 Jefferson Davis Highway
Arlington, VA 22202
Georgetown
North Capitol
Chinatown
Downtown
Foggy Bottom
Capitol Hill
Rosslyn
Roosevelt Island
ARLINGTON NATIONAL CEMETERY
Potomac River
Tidal Basin
WASHINGTON D.C.
Southwest/ Waterfront
ARLINGTON
ARLINGTON COUNTY
Fort Myer
The Pentagon
PENTAGON CITY
Crystal City
Reagan National Airport
REAGAN NATIONAL
Anacostia River
Anacostia
Anacostia Naval Station
VIRGINIA
Potomac River
Bolling Air Force Base
Congress Heights
ALEXANDRIA
Seminary Hill
Old Town
BLUE LINE METRO
BLUE, YELLOW LINES
KING STREET
BRADDOCK ROAD
G. Washington Mem. Pkwy
THE NATIONAL MALL
Germantown
Gaithersburg
Rockville
Wheaton
Leesburg
Sterling
Ashburn
Reston
Bethesda
Silver Spring
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Manassas
Woodbridge
Dale City

No. 10 – Holiday Inn National Airport

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR

Original Principal Balance:	$27,000,000

Cut-off Date Principal Balance:	$26,968,536
% of Initial Pool Balance:	1.9%

Loan Purpose:	Refinance

Borrower Name:	Crystal City Hospitality Corp.
Sponsor:	B.F. Saul Real Estate Investment Trust

Mortgage Rate:	4.600%

Note Date:	December 18, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves(1):

Type:	Initial	Monthly	Cap (If Any)
Taxes	$144,748	$36,184	NAP
Insurance	$0	Springing	NAP
FF&E	$0	$36,987	NAP
PIP Reserve	$2,765,580	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Hospitality

Specific Property Type:	Full Service

Location:	Arlington, VA

Size:	280 rooms

Cut-off Date Principal Balance Per Unit/Room:	$96,316
Year Built/Renovated:	1973/1999

Title Vesting:	Fee

Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	70.1%(12/31/2009)
2nd Most Recent Occupancy (As of):	66.0%(12/31/2010)
Most Recent Occupancy (As of):	64.0%(12/31/2011)
Current Occupancy (As of):	62.6% (TTM 10/31/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$4,403,519(12/31/2010)
2nd Most Recent NOI (As of):	$3,561,339(12/31/2011)
Most Recent NOI (As of):	$3,562,315 (TTM 10/31/2012)

U/W Revenues:	$11,096,100
U/W Expenses:	$7,549,700
U/W NOI:	$3,546,400
U/W NCF:	$3,102,556
U/W NOI DSCR:	2.14x
U/W NCF DSCR:	1.87x
U/W NOI Debt Yield:	13.2%
U/W NCF Debt Yield:	11.5%
As-Is Appraised Value:	$45,700,000
As-Is Appraisal Valuation Date:	November 6, 2012
Cut-off Date LTV Ratio:	59.0%
LTV Ratio at Maturity or ARD:	47.9%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Holiday Inn National Airport Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Arlington, Virginia (the “Holiday Inn National Airport Property”). The Holiday Inn National Airport Mortgage Loan was originated on December 18, 2012 by Wells Fargo Bank, National Association. The Holiday Inn National Airport Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $26,968,536 and accrues interest at an interest rate of 4.600% per annum. The Holiday Inn National Airport Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Holiday Inn National Airport Mortgage Loan matures on January 1, 2023.

Following the lockout period, the borrower has the right to defease the Holiday Inn National Airport Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Holiday Inn National Airport Mortgage Loan is prepayable without penalty on or after October 1, 2022.

HOLIDAY INN NATIONAL AIRPORT

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$9,470,523	35.1%
			Reserves	2,910,328	10.8
			Closing costs	326,095	1.2
			Return of equity	14,293,054	52.9

Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	The Holiday Inn National Airport Property was previously securitized in JPMCC 2003-PM1A.

The Property. The Holiday Inn National Airport Property is a 280-room, 18-story, full service hotel located in Arlington, Virginia. The Holiday Inn National Airport Property was built in 1973 and renovated in 1999. Amenities at the Holiday Inn National Airport Property include 4,885 square feet of meeting/ballroom space, a restaurant, a lounge, an exercise room and a gift shop. The Holiday Inn National Airport Property offers 145 king guestrooms, 134 double guestrooms and one one-bedroom suite. Each guestroom features a 32-inch flat-panel television, an armoire, a desk, an ironing board and a coffee maker; while deluxe rooms also feature a larger living space, with a microwave and a small refrigerator. As part of the Property Improvement Plan (“PIP”) to be completed by December 31, 2015, the restaurant, the lounge, meeting space and pool area will undergo a complete redevelopment. In addition, the guestrooms and lobby will be upgraded. The franchise agreement between the Crystal City Hospitality Corp. and Intercontinental Hotel Group expires October 22, 2029.

Operating History and Underwritten Net Cash Flow. The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Holiday Inn National Airport Property:

Cash Flow Analysis

	2010	2011	TTM 10/31/2012	U/W	U/W $ per Room
Occupancy	66.0%	64.0%	62.6%	62.6%
ADR	$143.74	$132.58	$134.96	$134.96
RevPAR	$94.89	$84.79	$84.50	$84.50

Total Revenue	$12,104,720	$10,983,463	$11,119,776	$11,096,100	$39,629
Total Department Expenses	3,432,331	3,287,083	3,430,149	3,424,517	12,230

Gross Operating Profit	$8,672,389	$7,696,380	$7,689,627	$7,671,583	$27,399

Total Undistributed Expenses	3,796,220	3,577,649	3,585,575	3,583,446	12,798

Profit Before Fixed Charges	$4,876,169	$4,118,731	$4,104,052	$4,088,137	$14,600

Total Fixed Charges	472,650	557,392	541,737	541,737	1,935

Net Operating Income	$4,403,519	$3,561,339	$3,562,315	$3,546,400	$12,666
FF&E	229,501	279,670	365,196	443,844	1,585

Net Cash Flow	$4,174,018	$3,281,669	$3,197,119	$3,102,556	$11,081

NOI DSCR	2.65x	2.14x	2.14x	2.14x
NCF DSCR	2.51x	1.98x	1.92x	1.87x
NOI DY	16.3%	13.2%	13.2%	13.2%
NCF DY	15.5%	12.2%	11.9%	11.5%

Appraisal. As of the appraisal valuation date of November 6, 2012, the Holiday Inn National Airport Property had an “as-is” appraised value of $45,700,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 13, 2012, a limited subsurface investigation was recommended due to the former onsite presence of gasoline underground storage tanks. In lieu of the additional investigation, the borrower obtained a $2,000,000 environmental insurance policy with a term of 10 years with a three-year tail. See “Description of the Mortgage Pool – Assessments of Property Value and Condition – Environmental Assessments” in the Prospectus Supplement.

Market Overview and Competition. The Holiday Inn National Airport Property is located within Crystal City in Arlington, Virginia, within the Washington-Baltimore-Northern Virginia metropolitan statistical area. The Holiday Inn National Airport Property is less than a half mile from the Ronald Reagan Washington National Airport, less than one mile from Interstate 395 and within walking distance to the Crystal City Metro Station, which provides convenient train access to downtown Washington, D.C. The location of the Holiday Inn National Airport Property benefits from numerous demand generators including the Pentagon, Ronald Reagan Washington National Airport, the tourist attractions in Washington, D.C., as well as various business and government agencies located in the area including the Environmental Protection Agency, Boeing, Raytheon and Lockheed Martin.

HOLIDAY INN NATIONAL AIRPORT

The following table presents certain information relating to the Holiday Inn National Airport Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Holiday Inn National Airport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy(2)	ADR	RevPAR(2)	Occupancy	ADR	RevPAR
10/31/2012 TTM	73.2%	$129.34	$94.71	62.6%	$138.45	$86.69	85.5%	107.0%	91.5%
10/31/2011 TTM	71.3%	$133.96	$95.47	63.7%	$139.11	$88.62	89.4%	103.8%	92.8%
10/31/2010 TTM	71.7%	$137.54	$98.68	67.2%	$146.27	$98.28	93.7%	106.3%	99.6%

(1)	Information obtained from a third party hospitality report dated November 19, 2012.
(2)	Occupancy and RevPAR decrease can be attributed to 625 rooms of new supply added to the Crystal City market in 2011—the 300-room Renaissance and 325 rooms Residence Inn by Marriott. The impact of the additional supply, coupled with the Defense Department BRAC (Base Realignment and Closure) in which the Defense Department vacated a significant amount of office space over the past couple years and caused a drop in occupancy and ADR. The Holiday Inn National Airport Property has absorbed the impact of these events as evidenced by the TTM October 2012 RevPAR of $84.50 remaining relatively flat against the December 31, 2011 RevPAR of $84.79.

The Borrower. The borrower is Crystal City Hospitality Corp., a Virginia corporation and a single purpose entity with an independent director. B.F. Saul Real Estate Investment Trust, the sponsor, is the guarantor of certain nonrecourse carveouts under the Holiday Inn National Airport Mortgage Loan.

The Sponsor. The loan sponsor is the B.F. Saul Real Estate Investment Trust, which is managed and 57.0% owned by the B.F. Saul Company. The remaining 43.0% of the B.F. Saul Real Estate Investment Trust is owned by other entities which are all ultimately owned and controlled by B.F. Saul II and his immediate family. The B.F. Saul Company was founded in 1892 and is based in Bethesda, Maryland. The company focuses on the ownership, development and construction of commercial real estate. The B.F. Saul Real Estate Investment Trust owns and manages 18 business class hotels in Virginia, Maryland, Florida and Michigan. As of December 31, 2011, the B.F. Saul Real Estate Investment Trust reported $1.15 billion in total assets and $322.4 million net worth.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $144,748 for real estate taxes and ongoing monthly escrows in the amount of $36,184. Ongoing monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents. The borrower is required to deposit an amount equal to one-twelfth of 4.0% of the annual gross revenues received over the prior 12-month period for FF&E expenditures. The first monthly FF&E deposit shall be $36,987. Additionally, the loan documents provide for an upfront escrow of $2,765,580 for PIP expenditures.

Lockbox and Cash Management. The Holiday Inn National Airport Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower and the property manager will cause all credit card receipts to be deposited directly into such lockbox. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Trap Event Period” will exist upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.55x at the end of any calendar quarter. A Cash Trap Event Period will expire upon (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the debt service coverage falling below 1.55x, the debt service coverage ratio being at least 1.55x for two consecutive calendar quarters. The determination of the debt service coverage ratio will occur on April 1st, July 1st, October 1st and January 1st of each year using trailing 12-month information.

Property Management. The Holiday Inn National Airport Property is self-managed.

Assumption. The borrower has a two-time right to transfer the Holiday Inn National Airport Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and its principals satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength, and general business standing; (ii) execution of recourse guaranty and an environmental indemnity by an affiliate of the transferee and (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, KBRA and S&P assigned to the Series 2013-C11 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. A pledge by any member, partner or shareholder of the borrower of its indirect (but not direct) ownership interest in the borrower is permitted in favor of one or more Permitted Pledge Banks (as defined below) as security for the direct obligations of such member, partner or shareholder.

A “Permitted Pledge Bank” means a commercial bank, insurance company, trust company, investment bank pension fund or pension advisory firm or other financial institution with significant real estate experience involving properties similar to the Holiday Inn National Airport Property.

Ground Lease. None.

HOLIDAY INN NATIONAL AIRPORT

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Holiday Inn National Airport Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

No. 11 – Encino Courtyard

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$25,600,000
Cut-off Date Principal Balance:	$25,569,693
% of Initial Pool Balance:	1.8%

Loan Purpose:	Refinance

Borrower Name:	Encino Courtyard, LLC
Sponsor:	Levy Affiliated Holdings, LLC

Mortgage Rate:	4.530%

Note Date:	December 19, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 6, 2023
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$162,300	$18,033	NAP
Insurance	$7,640	$1,910	NAP
Replacement Reserves	$0	$2,077	NAP
TI/LC Reserve(2)	$0	$7,309	$263,124	(2)
Deferred Maintenance	$7,800	$0	NAP
LA Fitness Expansion Reserve(3)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Retail

Specific Property Type:	Anchored
Location:	Encino, CA
Size(4):	99,677 SF
Cut-off Date Principal Balance Per Unit/SF:	$256.53
Year Built/Renovated:	1989/2002
Title Vesting:	Fee
Property Manager:	Silver Platinum Realty Management Inc.
3rd Most Recent Occupancy (As of):	90.3%(12/31/2009)
2nd Most Recent Occupancy (As of):	89.2%(12/31/2010)
Most Recent Occupancy (As of):	97.5%(12/31/2011)
Current Occupancy (As of):	95.5%(12/1/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$2,012,028(12/31/2010)
2nd Most Recent NOI (As of):	$1,815,895(12/31/2011)
Most Recent NOI (As of):	$2,105,254 (TTM 9/30/2012)

U/W Revenues:	$3,342,457
U/W Expenses:	$1,002,405
U/W NOI:	$2,340,052
U/W NCF:	$2,221,792
U/W NOI DSCR :	1.50x
U/W NCF DSCR:	1.42x
U/W NOI Debt Yield:	9.2%
U/W NCF Debt Yield:	8.7%
As-Is Appraised Value:	$36,600,000
As-Is Appraisal Valuation Date:	September 13, 2012
Cut-off Date LTV Ratio:	69.9%
LTV Ratio at Maturity or ARD:	56.6%

(1)	The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,500,000 (the “Encino Courtyard Mezzanine Loan”). As of the Cut-off Date, taking into account both the Encino Courtyard mortgage loan and the Encino Courtyard Mezzanine Loan, the total debt U/W NCF DSCR is 1.17x, the total debt Cut-off Date LTV ratio is 76.7% and the total debt U/W NCF Debt Yield is 7.9%. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $25,600,000 senior financing.
(2)	The lender has the right to adjust the monthly TI/LC reserve to reflect future changes in leasing. The TI/LC reserve is capped at 36 times the monthly reserve. $263,124 reflects the cap based on the current monthly TI/LC reserve.
(3)	The LA Fitness Expansion Reserve will spring, in the amount of $60,300, within 10 days of the execution of either a modification of the existing lease with LA Fitness or the execution of a new lease, in either such case consistent with the letter of intent discussed below.
(4)	The net rentable square footage shown does not include 10,600 square feet of new construction expansion space which is currently unleasable. LA Fitness has executed a letter of intent to take occupancy in this space for a 15-year term beginning in 2013.

The Encino Courtyard mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 99,677 square foot anchored retail center located in Encino, California (the “Encino Courtyard Property”) approximately 20 miles northwest of downtown Los Angeles. The Encino Courtyard Property is anchored by Bed Bath & Beyond and LA Fitness. The Encino Courtyard Property was built in 1989, renovated in 2002 and was subsequently acquired by the sponsor in 2007. Parking at the Encino Courtyard Property consists of both subterranean garage parking and surface parking totaling approximately 429 parking spaces, or approximately 4.3 spaces per 1,000 square feet. As of December 1, 2012, the Encino Courtyard Property was 95.5% leased to 20 tenants. Additionally, there is currently an executed letter of intent with LA Fitness to expand its space by approximately 15,900 square feet, comprised of 5,300 square feet of space currently occupied by LyteSpeed Learning and 10,600 square feet of new construction space.

ENCINO COURTYARD

Sources and Uses

Sources			Uses
Original loan amount	$25,600,000	91.1%	Loan payoff	$27,178,556	96.7%
Mezzanine loan amount	2,500,000	8.9	Closing costs	749,740	2.7
Sponsor’s new cash contribution	6,036	0.0	Reserves	177,740	0.6

Total Sources	$28,106,036	100.0%	Total Uses	$28,106,036	100.0%

The following table presents certain information relating to the tenancies at the Encino Courtyard Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
LA Fitness(4)(5)	NR/NR/NR	24,747	24.8%	$36.44	$901,667	35.4%	NAV	NAV	12/31/2016	(5)
Bed Bath & Beyond	NR/NR/BBB+	30,000	30.1%	$20.42	$612,482	24.0%	NAV	NAV	1/31/2018	(6)

Total Anchor Tenants		54,747	54.9%	$27.66	$1,514,149	59.4%

Major Tenants
Western Bagel Baking	NR/NR/NR	2,347	2.4%	$46.34	$108,768	4.3%	$433	13.5%	5/31/2016
RAMLA USA	NR/NR/NR	4,307	4.3%	$24.10	$103,808	4.1%	NAV	NAV	3/31/2022
Mockingbird Enterprises	NR/NR/NR	4,281	4.3%	$21.60	$92,470	3.6%	NAV	NAV	4/30/2016
Butterfly Loft, LLC	NR/NR/NR	3,379	3.4%	$22.80	$77,041	3.0%	NAV	NAV	5/15/2016
Identity Salon, Inc.	NR/NR/NR	2,366	2.4%	$25.20	$59,623	2.3%	NAV	NAV	4/30/2014
LyteSpeed Learning	NR/NR/NR	5,300	5.3%	$10.98	$58,200	2.3%	NAV	NAV	MTM

Total Major Tenants		21,980	22.1%	$22.74	$499,910	19.6%

Non-Major Tenants		18,448	18.5%	$28.93	$533,667	20.9%

Occupied Collateral		95,175	95.5%	$26.77	$2,547,726	100.0%

Vacant Space		4,502	4.5%

Collateral Total		99,677	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The underwritten base rent includes contractual rent steps through June of 2013.
(3)	The only tenant required to report sales is Western Bagel Baking. Sales are as of year-end 2011 and occupancy costs reflect 2011 sales and current base rent and reimbursement charges.
(4)	LA Fitness has executed a letter of intent to expand its space by approximately 15,900 square feet, comprised of 5,300 square feet of space currently occupied by LyteSpeed Learning and 10,600 square feet of new construction expansion space. Pursuant to the letter of intent, the total 15,900 square feet will be leased for a term of 15 years under the terms of the letter of intent. No rent has been underwritten from this space.
(5)	LA Fitness has three five-year extension options remaining.
(6)	Bed Bath & Beyond has three, five-year extension options remaining.

ENCINO COURTYARD

The following table presents certain information relating to the lease rollover schedule at the Encino Courtyard Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	3	9,011	9.0%	9,011	9.0%	$125,141	$13.89
2013	2	3,461	3.5%	12,472	12.5%	$84,648	$24.46
2014	3	4,337	4.4%	16,809	16.9%	$127,288	$29.35
2015	1	1,020	1.0%	17,829	17.9%	$35,300	$34.61
2016	8	40,983	41.1%	58,812	59.0%	$1,393,678	$34.01
2017	1	2,056	2.1%	60,868	61.1%	$65,381	$31.80
2018	1	30,000	30.1%	90,868	91.2%	$612,482	$20.42
2019	0	0	0.0%	90,868	91.2%	$0	$0.00
2020	0	0	0.0%	90,868	91.2%	$0	$0.00
2021	0	0	0.0%	90,868	91.2%	$0	$0.00
2022	1	4,307	4.3%	95,175	95.5%	$103,808	$24.10
2023	0	0	0.0%	95,175	95.5%	$0	$0.00
Thereafter	0	0	0.0%	95,175	95.5%	$0	$0.00
Vacant	0	4,502	4.5%	99,677	100.0%	$0	$0.00

Total/Weighted Average	20	99,677	100.0%			$2,547,726	$26.77

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	LyteSpeed Learning (5,300 square feet) is on a month-to-month lease and plans to vacate its space. LA Fitness has executed a letter of intent on this space and an additional 10,600 square feet of new construction space for a 15-year term extending to 2028. The new construction expansion space is not included in the square footage presented in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Encino Courtyard Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
90%	89%	98%

(1)	Information obtained from the borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Encino Courtyard Property:

Cash Flow Analysis(1)

	2010	2011	TTM 9/30/2012	U/W(2)		U/W $ per SF
Base Rent	$2,041,362	$2,067,259	$2,247,573	$2,547,726		$25.56
Grossed Up Vacant Space	0	0	0	193,586		1.94
Percentage Rent	0	0	0	0		0.00
Total Reimbursables	917,613	733,815	833,004	805,439		8.08
Other Income	10,992	8,511	22,716	8,511		0.09
Less Vacancy & Credit Loss	0	0	0	(212,805	)(3)	(2.13)

Effective Gross Income	$2,969,967	$2,809,585	$3,103,293	$3,342,457		$33.53

Total Operating Expenses	$957,939	$993,690	$998,039	$1,002,405		$10.06

Net Operating Income	$2,012,028	$1,815,895	$2,105,254	$2,340,052		$23.48
TI/LC	0	0	0	95,334		0.96
Capital Expenditures	0	0	0	22,926		0.23

Net Cash Flow	$2,012,028	$1,815,895	$2,105,254	$2,221,792		$22.29

NOI DSCR	1.29x	1.16x	1.35x	1.50x
NCF DSCR	1.29x	1.16x	1.35x	1.42x
NOI DY	7.9%	7.1%	8.2%	9.2%
NCF DY	7.9%	7.1%	8.2%	8.7%

(1)	The underwritten net operating income is higher than historical net operating income due in large part to approximately $335,138 in rental income (8.4% of net rentable area and 10.0% of underwritten effective gross income) from six tenants whose leases began after September 30, 2011, and thus were not fully reflected in the trailing 12-month operating statements as of September 30, 2012.
(2)	No income was underwritten for the 10,600 square feet of new construction space which LA Fitness has signed a letter of intent to occupy for a 15-year term extending to 2028.
(3)	The underwritten economic vacancy is 6.0%. The Encino Courtyard Property was 95.5% physically occupied as of December 1, 2012.

No. 12 – Doubletree Asheville

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$20,900,000
Cut-off Date Principal Balance:	$20,829,782
% of Initial Pool Balance:	1.5%

Loan Purpose:	Refinance

Borrower Name:	BFHG II, LLC
Sponsor:	Biltmore Farms, LLC
Mortgage Rate:	4.523%
Note Date:	November 21, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	December 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$16,911	$16,911	NAP
Insurance	$42,020	$0	NAP
Replacement Reserve	$0	$25,790	NAP
PIP Reserve(1)	$2,483,546	$0	NAP
Seasonality Reserve(2)	$200,000	$20,000	$200,000

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality

Specific Property Type:	Full Service
Location:	Asheville, NC
Size:	197 rooms

Cut-off Date Principal Balance Per Room:	$105,735
Year Built/Renovated:	1989/2008
Title Vesting:	Fee
Property Manager:	Self-managed
3rd Most Recent Occupancy (As of):	67.3%(12/31/2009)
2nd Most Recent Occupancy (As of):	66.9%(12/31/2010)
Most Recent Occupancy (As of):	70.0%(12/31/2011)
Current Occupancy (As of):	74.8%(9/30/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$2,104,435(12/31/2010)
2nd Most Recent NOI (As of):	$2,372,859(12/31/2011)

Most Recent NOI (As of):	$2,767,354 (TTM 9/30/2012)

U/W Revenues:	$7,714,369
U/W Expenses:	$4,974,689
U/W NOI:	$2,739,680
U/W NCF:	$2,431,105
U/W NOI DSCR:	1.96x
U/W NCF DSCR:	1.74x
U/W NOI Debt Yield:	13.2%
U/W NCF Debt Yield:	11.7%
As-Is Appraised Value:	$35,300,000
As-Is Appraisal Valuation Date:	October 9, 2012
Cut-off Date LTV Ratio:	59.0%
LTV Ratio at Maturity or ARD:	43.5%

(1)	The Property Improvement Plan (“PIP”) is expected to cost approximately $2.8 million and is expected to be completed by the end of the first quarter of 2013. The $2,483,546 initial PIP Reserve deposit represents the remaining cost of the PIP.
(2)	The lender may adjust the Seasonality Reserve Cap annually, provided such cap does not exceed $200,000. Monthly deposits are required each calendar month other than January and February, provided that the lender may adjust or waive altogether the Seasonality Reserve and the monthly deposits required to be made therein and disburse any excess to the borrower at anytime following the completion of the PIP which commenced on the closing of the loan.

The Doubletree Asheville mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel containing a total of 197 rooms located in Asheville, North Carolina (the “Doubletree Asheville Property”). Located adjacent to the Biltmore Estate, the Doubletree Asheville Property was built in 1989, originally with 160 rooms, and, in 2008, was expanded by 37 rooms in a concierge tower. The five-story Doubletree Asheville Property amenities include an indoor swimming pool and whirlpool, an exercise room and 7,290 square feet of meeting and group space. All guestrooms include a dresser with a 38-inch flat-panel television, an armchair, a work desk and chair, a coffeemaker and high-speed internet access. Suites comprise two rooms, with additional amenities such as a second television in the living area and additional seating. The Doubletree Asheville Property is located approximately nine miles to the north of the Asheville Regional Airport. Asheville, North Carolina is a tourist destination that, according to the appraisal, has over three million overnight leisure visitors each year that have an economic impact of more than $2.0 billion annually. The Doubletree Asheville Property’s franchise agreement expires in October 2016 and will be extended by 10 years upon the completion of the PIP.

DOUBLETREE ASHEVILLE

Sources and Uses

Sources			Uses
Original loan amount	$20,900,000	99.1%	Loan payoff	$17,523,540	83.1%
Sponsor’s new cash contribution	186,859	0.9	Closing costs	820,842	3.9
			Reserves	2,742,477	13.0

Total Sources	$21,086,859	100.0%	Total Uses	$21,086,859	100.0%

Operating History and Underwritten Net Cash Flow: The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Doubletree Asheville Property:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W	U/W $ per Room
Occupancy	66.9%	70.0%	74.8%	74.8%
ADR	$118.53	$120.38	$123.84	$123.84
RevPAR	$79.30	$84.27	$92.63	$92.63

Total Revenue	$6,735,578	$7,044,918	$7,736,005	$7,714,369	$39,159
Total Department Expenses	2,405,100	2,292,958	2,525,129	2,518,227	12,783

Gross Operating Profit	$4,330,478	$4,751,960	$5,210,876	$5,196,142	$26,376

Total Undistributed Expenses	2,025,528	2,181,678	2,249,262	2,243,228	11,387

Profit Before Fixed Charges	$2,304,950	$2,570,282	$2,961,614	$2,952,914	$14,989

Total Fixed Charges	200,515	197,423	194,260	213,234	1,082

Net Operating Income	$2,104,435	$2,372,859	$2,767,354	$2,739,680	$13,907
FF&E	0	0	0	308,575	1,566

Net Cash Flow	$2,104,435	$2,372,859	$2,767,354	$2,431,105	$12,341

NOI DSCR	1.51x	1.70x	1.98x	1.96x
NCF DSCR	1.51x	1.70x	1.98x	1.74x
NOI DY	10.1%	11.4%	13.2%	13.2%
NCF DY	10.1%	11.4%	13.2%	11.7%

The following table presents certain information relating the historical performance of the Doubletree Asheville Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Doubletree Asheville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
9/30/2012 TTM	66.6%	$118.83	$79.13	75.0%	$123.50	$92.64	112.6%	103.9%	117.1%
9/30/2011 TTM	65.1%	$112.29	$73.06	68.5%	$119.08	$81.58	105.3%	106.1%	111.7%
9/30/2010 TTM	62.2%	$109.22	$67.89	66.6%	$118.89	$79.14	107.1%	108.9%	116.6%

(1)	Data provided by a third party hospitality market research report dated October 18, 2012.

No. 13 – Midland Odessa Self Storage Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$19,500,000
Cut-off Date Principal Balance:	$19,500,000
% of Initial Pool Balance:	1.4%

Loan Purpose:	Acquisition

Borrower Name:	Odessa Storage 17 (TX) LLC
Sponsor:	Corporate Property Associates 17
Global Incorporated

Mortgage Rate:	4.240%

Note Date:	December 12, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023

IO Period:	60 months

Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves(3)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Self Storage

Specific Property Type:	Self Storage
Location:	Various – See Table Below
Size:	361,940 SF
Cut-off Date Principal
Balance Per Unit/SF:	$53.88
Year Built/Renovated:	Various – See Table Below

Title Vesting:	Fee

Property Manager:	CubeSmart Asset Management, LLC

3rd Most Recent Occupancy (As of):	65.7%(12/31/2009)
2nd Most Recent Occupancy (As of):	68.0%(12/31/2010)
Most Recent Occupancy (As of):	78.1%(12/31/2011)
Current Occupancy (As of):	89.6%(11/27/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,519,562(12/31/2010)
2nd Most Recent NOI (As of):	$1,966,769(12/31/2011)
Most Recent NOI (As of):	$2,314,196 (TTM 9/30/2012)

U/W Revenues:	$3,499,349
U/W Expenses:	$1,275,650
U/W NOI:	$2,223,699
U/W NCF:	$2,169,408
U/W NOI DSCR :	1.93x
U/W NCF DSCR:	1.89x
U/W NOI Debt Yield:	11.4%
U/W NCF Debt Yield:	11.1%

As-Is Appraised Value:	$32,950,000

As-Is Appraisal Valuation Date:	October 23, 2012

Cut-off Date LTV Ratio:	59.2%

LTV Ratio at Maturity or ARD:	53.9%

(1)	Monthly tax escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that taxes have been paid.
(2)	Monthly insurance escrows are not required as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Midland Odessa Self Storage Portfolio is insured in accordance with the loan documents.
(3)	Upon the occurrence of an event of default, the borrower is required to commence monthly deposits of $4,524 into the Replacement Reserves escrow. After a cure of such event of default, the lender is required to disburse the Replacement Reserve funds to the borrower to be used for capital expenditures.

The Midland Odessa Self Storage Portfolio mortgage loan is evidenced by a single promissory note encumbering four self storage properties totaling 361,940 rentable square feet located in Midland and Odessa, Texas (the “Midland Odessa Self Storage Portfolio Properties”). As of November 27, 2012, the weighted average occupancy of the Midland Odessa Self Storage Portfolio Properties was 89.6%. The Midland Odessa Self Storage Portfolio Properties were built between 2004 and 2008 and feature security cameras, electronically controlled entry gates and exterior security lighting.

Sources and Uses

Sources			Uses
Original loan amount	$19,500,000	58.6%	Purchase price	$32,600,000	98.0%
Sponsor’s new cash contribution	13,770,748	41.4	Closing costs	670,748	2.0

Total Sources	$33,270,748	100.0%	Total Uses	$33,270,748	100.0%

MIDLAND ODESSA SELF STORAGE PORTFOLIO

The following table presents certain information relating to the Midland Odessa Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance(1)(2)	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Number of Units	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Loop 250 – Midland, TX	$5,830,000	29.9%	95.5%	680	2004/NAP	102,275	$9,800,000
Grandview – Odessa, TX	$5,400,000	27.7%	96.3%	669	2006/NAP	88,990	$8,400,000
Midkiff – Midland, TX	$4,300,000	22.1%	73.6%	679	2008/NAP	104,455	$8,300,000
West County Road – Odessa, TX	$3,970,000	20.4%	96.6%	513	2006/NAP	66,220	$6,450,000

Total/Weighted Average	$19,500,000	100.0%	89.6%	2,541		361,940	$32,950,000

(1)	Following the defeasance lockout period, the borrower is permitted to partially release any Midland Odessa Self Storage Portfolio property in connection with a partial defeasance, subject to certain conditions including: (i) no event of default will have occurred and be continuing; (ii) defeasance of a portion of the loan in an amount equal to 115% of the allocated loan amount for the released property; (iii) the loan-to-value ratio with respect to the remaining Midland Odessa Self Storage Portfolio properties shall be no greater than 60%; (iv) the NCF debt service coverage ratio with respect to the remaining properties shall be no less than 1.90x; and (v) the lender receives rating agency confirmation from Fitch, KBRA and S&P that the release will not result in a downgrade, withdrawal or qualification of the respective rating then assigned to any of the Series 2013-C11 Certificates.
(2)	The borrower may obtain a release of any individual Midland Odessa Self Storage Portfolio property from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation that: (i) no event of default will have occurred and be continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the applicable substitution property, and the loan-to-value ratio of the remaining properties must be no greater than 60%; (iii) the substituted property will be equal or superior to that of the released property as to physical condition, building use and quality, and market attributes as determined by the lender in accordance with the loan documents; (iv) in the twelve months prior to the substitution, the (a) NCF debt service coverage ratio of the remaining Midland Odessa Self Storage Portfolio properties must be greater than or equal to the NCF debt service coverage ratio of the properties prior to the substitution, and (b) the NCF debt service coverage ratio of the substitute property must be greater than or equal to the NCF debt service coverage ratio for the applicable individual property; and (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

The following table presents information relating to the historical occupancy for the Midland Odessa Self Storage Portfolio Properties:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
66%	68%	78%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Midland Odessa Self Storage Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 9/31/2012	U/W		U/W $ per SF
Base Rent	$2,697,262	$3,147,263	$3,621,795	$3,436,409		$9.49
Grossed Up Vacant Space	0	0	0	643,975		1.78
Concessions	0	0	0	0		0.00
Other Income	48,012	52,912	62,940	62,940		0.17
Less Vacancy & Credit Loss	0	0	0	(643,975	)(1)	(1.78)

Effective Gross Income	$2,745,274	$3,200,175	$3,684,735	$3,499,349		$9.67

Total Operating Expenses	$1,225,712	$1,233,406	$1,370,539	$1,275,650		$3.52

Net Operating Income	$1,519,562	$1,966,769	$2,314,196	$2,223,699		$6.14
Replacement Reserves	0	0	0	54,291		0.15

Net Cash Flow	$1,519,562	$1,966,769	$2,314,196	$2,169,408		$5.99

NOI DSCR	1.32x	1.71x	2.01x	1.93x
NCF DSCR	1.32x	1.71x	2.01x	1.89x
NOI DY	7.8%	10.1%	11.9%	11.4%
NCF DY	7.8%	10.1%	11.9%	11.1%

(1)	The underwritten economic vacancy is 17.3%. The Midland Odessa Self Storage Portfolio Properties were 89.6% physically occupied as of November 27, 2012.

No. 14 – Community Corporate Center

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC

Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$15,600,000
Cut-off Date Principal Balance:	$ 15,580,521
% of Initial Pool Balance:	1.1%

Loan Purpose:	Acquisition

Borrower Name:	445 Hutchinson LP
Sponsor:	Raymond Massa, Thomas Marmaros, Maher Cherfan

Mortgage Rate:	4.290%

Note Date:	December 7, 2012

Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023
IO Period:	None

Loan Term (Original):	120 months

Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$458,693	$65,528	NAP
Insurance	$48,908	$4,446	NAP
Replacement Reserves	$6,032	$6,032	NAP
TI/LC	$134,000	$34,000	$500,000
Deferred Maintenance	$129,219	NAP	NAP
Reserve

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Columbus, OH
Size:	255,371 SF
Cut-off Date Principal
Balance Per Unit/SF:	$61.01
Year Built/Renovated:	1988/2008

Title Vesting:	Fee

Property Manager:	445 Hutchinson Management LLC

3rd Most Recent Occupancy (As of):	75.4% (12/31/2009)
2nd Most Recent Occupancy (As of):	69.3% (12/31/2010)
Most Recent Occupancy (As of):	83.0% (12/31/2011)
Current Occupancy (As of):	86.3% (10/29/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$580,614 (12/31/2010)
2nd Most Recent NOI (As of):	$1,519,440 (12/31/2011)
Most Recent NOI (As of):	$1,501,407 (TTM 8/31/2012)

U/W Revenues:	$4,424,975
U/W Expenses:	$2,548,346
U/W NOI:	$1,876,629
U/W NCF:	$1,446,170
U/W NOI DSCR:	2.03x
U/W NCF DSCR:	1.56x
U/W NOI Debt Yield:	12.0%
U/W NCF Debt Yield:	9.3%

As-Is Appraised Value:	$20,800,000

As-Is Appraisal Valuation Date:	October 16, 2012

Cut-off Date LTV Ratio:	74.9%

LTV Ratio at Maturity or ARD:	60.2%

The Community Corporate Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a suburban office building in Columbus, Ohio (the “Community Corporate Center Property”). The Community Corporate Center Property contains 255,371 rentable square feet. The Community Corporate Center Property, located approximately ten miles south of the Columbus central business district, was built in 1988, renovated in 2008 and is situated on a 7.9-acre parcel along Interstate 270 and Hutchinson Avenue. The building is L-shaped, with two wings that spur off of the central core and features a three-story atrium in the interior corner of the bend. Additionally, the building includes an accent striped red granite exterior and a central stone water feature in the atrium. Parking is provided by subterranean parking area as well as additional parking spaces surrounding the building, which account for 787 total spaces and a parking ratio of 3.1 spaces per 1,000 square feet of rentable area. As of October 29, 2012, the Community Corporate Center Property was 86.3% leased to 25 tenants.

COMMUNITY CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$15,600,000	71.9%	Purchase price	$20,550,000	94.7%
Sponsor’s new cash contribution	6,107,087	28.1	Closing costs	776,852	3.6
			Upfront Reserves	380,235	1.8

Total Sources	$21,707,087	100.0%	Total Uses	$21,707,087	100.0%

The following table presents certain information relating to the tenancies at the Community Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Pearson Education, Inc.	NR/NR/NR	42,787	16.8%	$12.00	$513,444	21.3%	12/31/2016
Equity Inc.	NR/NR/NR	23,126	9.1%	$12.57	$290,612	12.1%	1/31/2015
Kinder Morgan Bulk Terminal, Inc.	NR/NR/NR	24,250	9.5%	$9.48	$229,798	9.6%	1/31/2021
Provident Insurance Co.(1)	NR/NR/NR	13,427	5.3%	$10.00	$134,270	5.6%	8/31/2015
Amerassist Holding Company, Ltd.	NR/NR/NR	13,621	5.3%	$9.75	$132,805	5.5%	3/31/2015

Total Major Tenants		117,211	45.9%	$11.10	$1,300,930	54.1%

Non-Major Tenants		103,118	40.4%	$10.71	$1,104,307	45.9%

Occupied Collateral Total		220,329	86.3%	$10.92	$2,405,237	100.0%

Vacant Space		35,042	13.7%

Collateral Total		255,371	100.0%

(1)	The full name of the tenant is Provident Life and Accident Insurance Company, a Tennessee Corporation.

COMMUNITY CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Community Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	2	2,138	0.8%	2,138	0.8%	$0	$0.00
2013	3	21,304	8.3%	23,442	9.2%	$241,286	$11.33
2014	4	21,050	8.2%	44,492	17.4%	$251,968	$11.97
2015	7	63,402	24.8%	107,894	42.2%	$689,250	$10.87
2016	5	61,562	24.1%	169,456	66.4%	$711,254	$11.55
2017	0	0	0.0%	169,456	66.4%	$0	$0.00
2018	1	9,940	3.9%	179,396	70.2%	$89,460	$9.00
2019	1	10,156	4.0%	189,552	74.2%	$126,950	$12.50
2020	0	0	0.0%	189,552	74.2%	$0	$0.00
2021	2	30,777	12.1%	220,329	86.3%	$295,068	$9.59
2022	0	0	0.0%	220,329	86.3%	$0	$0.00
2023	0	0	0.0%	220,329	86.3%	$0	$0.00
Thereafter	0	0	0.0%	220,329	86.3%	$0	$0.00
Vacant	0	35,042	13.7%	255,371	100.0%	$0	$0.00

Total/Weighted Average	25	255,371	100.0%			$2,405,237	$10.92

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	MTM tenants include conference/training room and management office, consisting of 1,364 square feet and 774 square feet respectively. They are considered in occupancy but no income was underwritten.

The following table presents historical occupancy percentages at the Community Corporate Center Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011
75%	69%	83%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Community Corporate Center Property:

Cash Flow Analysis

	2010	2011	TTM 8/31/2012	U/W		U/W $ per SF
Base Rent	$1,580,009	$1,883,473	$1,960,817	$2,405,237		$9.42
Grossed Up Vacant Space	0	0	0	375,650		1.47
Parking	2,922	2,200	1,400	1,400		0.01
Total Reimbursables	866,402	1,691,219	1,902,883	2,114,652		8.28
Other Income	39,968	52,995	60,416	42,500		0.17
Less Vacancy & Credit Loss	0	0	0	(514,464	)(1)	(2.01)

Effective Gross Income	$2,489,301	$3,629,887	$3,925,516	$4,424,975		$17.33

Total Operating Expenses	$1,908,687	$2,110,447	$2,424,109	$2,548,346		$9.98

Net Operating Income	$580,614	$1,519,440	$1,501,407	$1,876,629		$7.35
TI/LC	0	0	0	358,072		1.40
Capital Expenditures	0	0	0	72,387		0.28

Net Cash Flow	$580,614	$1,519,440	$1,501,407	$1,446,170		$5.66

NOI DSCR	0.63x	1.64x	1.62x	2.03x
NCF DSCR	0.63x	1.64x	1.62x	1.56x
NOI DY	3.7%	9.8%	9.6%	12.0%
NCF DY	3.7%	9.8%	9.6%	9.3%

(1)	The underwritten economic vacancy is 18.5%. The Community Corporate Center Property was 86.3% physically occupied as of October 29, 2012.

No. 15 – Rivercrest Realty Portfolio

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment
(Fitch/KBRA/S&P):	NR/NR/NR
Original Principal Balance:	$15,030,000
Cut-off Date Principal Balance:	$15,030,000
% of Initial Pool Balance:	1.0%

Loan Purpose:	Refinance
Borrower Name(1):	Various
Sponsors:	Jonathan Gaines; Stanley Werb

Mortgage Rate:	4.160%

Note Date:	December 20, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2023

IO Period:	18 months

Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$16,058	$16,065	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$4,523	NAP
TI/LC	$200,000	$9,530	$500,000
Dollar Tree Reserve(3)	$107,241	$0	NAP

Property Information
Single Asset/Portfolio:	Portfolio
Property Type:	Retail
Specific Property Type:	Shadow Anchored
Location:	Various – See Table
Size:	152,473 SF
Cut-off Date Principal Balance Per Unit/SF:	$98.57
Year Built/Renovated:	Various – See Table
Title Vesting:	Fee
Property Manager:	Rivercrest Realty Associates, LLC
3rd Most Recent Occupancy (As of):	91.7%(12/31/2009)
2nd Most Recent Occupancy (As of):	93.7%(12/31/2010)
Most Recent Occupancy (As of):	94.2%(12/31/2011)
Current Occupancy (As of):	96.6%(10/11/2012)

Underwriting and Financial Information:

3rd Most Recent NOI (As of):	$1,601,260 (12/31/2010)
2nd Most Recent NOI (As of):	$1,565,072 (12/31/2011)
Most Recent NOI (As of):	$1,563,359 (TTM 9/30/2012)
U/W Revenues:	$2,041,636
U/W Expenses:	$490,037
U/W NOI:	$1,551,600
U/W NCF:	$1,415,724
U/W NOI DSCR:	1.77x
U/W NCF DSCR:	1.61x
U/W NOI Debt Yield:	10.3%
U/W NCF Debt Yield:	9.4%
As-Is Appraised Value:	$20,040,000
As-Is Appraisal Valuation Date(4):	Various
Cut-off Date LTV Ratio:	75.0%
LTV Ratio at Maturity or ARD:	62.6%

(1)	The borrower is comprised of five separate limited liability companies.
(2)	Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the Rivercrest Realty Portfolio Properties are insured in accordance with the loan documents.
(3)	The Dollar Tree Reserve represents the remaining 15 months of free rent at the Boiling Springs Centre property.
(4)	The As-Is Appraisal Valuation Dates range from October 21, 2012 to November 8, 2012.

The Rivercrest Realty Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering five shadow anchored retail properties located in South Carolina, Virginia and North Carolina (the “Rivercrest Realty Portfolio Properties”). The Rivercrest Realty Portfolio Properties contain 152,473 square feet, were built between 1999 and 2000 and each property is shadow anchored by Wal-Mart Supercenters. As of October 11, 2012, the Rivercrest Realty Portfolio Properties were 96.6% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$15,030,000	100.0%	Loan payoff(1)	$11,207,613	74.6%
			Reserves	323,299	2.2
			Closing costs	334,960	2.2
			Return of equity	3,164,128	21.1

Total Sources	$15,030,000	100.0%	Total Uses	$15,030,000	100.0%

(1)	The Rivercrest Realty Portfolio Properties were previously securitized in the following transactions: Piedmont Plaza, Peppers Ferry Centre and Garber’s Crossing – CSFB 2001-CK1; Tidewater Plaza – CSFB 2001-CF2; and Boiling Springs Centre – FUBOA 2001-C1.

RIVERCREST REALTY PORTFOLIO

The following table presents certain information relating to the Rivercrest Realty Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut- off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Piedmont Plaza – Gaffney, SC	$3,006,000	20.0%	100.0%	2000/NAP	33,066	$4,250,000
Peppers Ferry Centre – Radford, VA	$3,006,000	20.0%	100.0%	1999/NAP	30,108	$4,100,000
Tidewater Plaza – Southport, NC	$3,006,000	20.0%	89.4%	2000/NAP	30,208	$4,040,000
Boiling Springs Centre – Boiling Springs, SC	$3,006,000	20.0%	93.3%	1999/NAP	29,983	$3,850,000
Garber’s Crossing – Harrisonburg, VA	$3,006,000	20.0%	100.0%	1999/NAP	29,108	$3,800,000

Total/Weighted Average	$15,030,000	100.0%	96.6%		152,473	$20,040,000

The following table presents certain information relating to the tenancies at the Rivercrest Realty Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant NRSF	%of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent		% of Total Annual U/W Base Rent	Sales PSF(1)		Occupancy Cost(1)(2)		Lease Expiration Date

Major Tenants—Collateral
Dollar Tree(3)	NR/NR/NR	38,059	25.0%	$9.99	$380,318	(4)	21.8%	Various	(4)	Various	(4)	Various	(4)
Cato	NR/NR/NR	20,080	13.2%	$11.08	$222,480	(5)	12.7%	$147	(5)	9.5	%(5)	Various	(5)
Shoe Show	NR/NR/NR	12,000	7.9%	$11.02	$132,200	(6)	7.6%	$146	(6)	9.1	%(6)	Various	(6)
RadioShack	NR/NR/NR	7,400	4.9%	$11.17	$82,650	(7)	4.7%	NAV		NAV		Various	(7)
Sally Beauty Supply	NR/NR/NR	4,400	2.9%	$13.82	$60,800	(8)	3.5%	$256	(8)	6.9	%(8)	Various	(8)

Total Major Tenants		81,939	53.7%	$10.72	$878,448		50.3%
Non-Major Tenants		65,321	42.8%	$13.27	$867,085		49.7%

Occupied Collateral Total		147,260	96.6%	$11.85	$1,745,533		100.0%

Vacant Space		5,213	3.4%

Collateral Total		152,473	100.0%

(1)	Sales and occupancy costs are for the 12-month period ending December 31, 2011.
(2)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(3)	Dollar Tree at the Boiling Springs Centre has a free rent period until March 2014. At closing, the borrower deposited $107,241, which represents the remaining 15 months of free rent, which will be released to the borrower over the first 15 monthly payment dates.
(4)	Dollar Tree leases five spaces: Garber’s Crossing (9,500 square feet, 5.4% of U/W Base Rent, lease expires 8/31/2017); Boiling Springs Centre (8,018 square feet, 4.8% of U/W Base Rent, $169 Sales PSF, 8.2% occupancy cost, lease expires 6/30/2022); Piedmont Plaza (8,000 square feet, 4.8% U/W Base Rent, $122 Sales PSF, 11.3% occupancy cost, lease expires 8/31/2015); Tidewater Plaza (8,041 square feet, 4.3% U/W Base Rent, lease expires 8/31/2017); and Peppers Ferry Centre (4,500 square feet, 2.4% U/W Base Rent, $129 Sales PSF, 7.4% occupancy cost, lease expires 9/30/2014). Sales were not reported at the Garber’s Crossing and Tidewater Plaza properties.
(5)	Cato leases five spaces: Boiling Springs Centre (4,160 square feet, 3.1% U/W Base Rent, $196 Sales PSF, 8.4% occupancy cost, lease expires 1/31/2015); Piedmont Plaza (4,160 square feet, 3.1% U/W Base Rent, $145 Sales PSF, 11.3% occupancy cost, lease expires 1/31/2016); Peppers Ferry Centre (4,000 square feet, 2.6% U/W Base Rent, $162 Sales PSF, 8.8% occupancy cost, lease expires 1/31/2015); Tidewater Plaza (4,160 square feet, 2.3% U/W Base Rent, $111 Sales PSF, 10.4% occupancy cost, lease expires 1/31/2015); and Garber’s Crossing (3,600 square feet, 1.6% U/W Base Rent, $116 Sales PSF, 8.3% occupancy cost and a month-to-month lease term).
(6)	Shoe Show leases three spaces: Piedmont Plaza (6,000 square feet, 3.6% U/W Base Rent, $138 Sales PSF, 10.1% occupancy cost, lease expires 11/30/2017); Tidewater Plaza (3,200 square feet, 2.2% U/W Base Rent, $151 Sales PSF, 9.3% occupancy cost, lease expires 5/31/2015); and Peppers Ferry Centre (2,800 square feet, 1.8% U/W Base Rent, $159 Sales, 6.9% occupancy cost, lease expires 4/30/2015).
(7)	RadioShack leases three spaces: Piedmont Plaza (2,500 square feet, 1.9% U/W Base Rent, lease expires 2/29/2016); Boiling Springs Centre (2,400 square feet, 1.5% U/W Base Rent, lease expires 1/31/2016); and Peppers Ferry Centre (2,500 square feet, 1.3% U/W Base Rent, lease expires 3/31/2014).
(8)	Sally Beauty Supply leases three spaces: Boiling Springs Centre (1,600 square feet, 1.2% U/W Base Rent, $325 Sales PSF, 5.2% occupancy cost, lease expires 10/31/2014); Piedmont Plaza (1,500 square feet, 1.2% U/W Base Rent, $208 Sales PSF, 8.3% occupancy cost, lease expires 1/31/2017); and Peppers Ferry Centre (1,300 square feet, 1.0% U/W Base Rent, $225 Sales PSF, 7.5% occupancy cost, lease expires 9/30/2013).

RIVERCREST REALTY PORTFOLIO

The following table presents certain information relating to the historical sales and occupancy costs at the Rivercrest Realty Portfolio Properties:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2009		2010		2011
Dollar Tree	$90	(2)	$73	(2)	$77	(2)
Cato	$144	(3)	$144	(3)	$147	(3)
Shoe Show	$142	(4)	$156	(4)	$146	(4)
Radio Shack	NAV		NAV		NAV
Sally Beauty Supply	$230	(5)	$238	(5)	$256	(5)
Occupancy Cost(6)	NAP		NAP		NAP

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Piedmont Plaza (2009: $114 Sales PSF, 2010: $115 Sales PSF, 2011: $122 Sales PSF); Peppers Ferry Centre (2009: $119 Sales PSF, 2010: $124 Sales PSF, 2011: $129 Sales PSF); Tidewater Plaza (2009: $84 Sales PSF); and Boiling Springs Centre (2009: $161 Sales PSF, 2010: $160 Sales PSF, 2011: $169 Sales PSF). Sales were not reported at the Garber’s Crossing property and were only reported for 2009 at Tidewater Plaza property.
(3)	Cato leases five spaces: Piedmont Plaza (2009: $148 Sales PSF, 2010: $145 Sales PSF, 2011: $145 Sales PSF); Peppers Ferry Centre (2009: $149 Sales PSF, 2010: $150 Sales PSF, 2011: $162 Sales PSF); Tidewater Plaza (2009: $121 Sales PSF, 2010: $111 Sales PSF, 2011: $111 Sales PSF); Boiling Springs Centre (2009: 186 Sales PSF, 2010: 196 Sales PSF, 2011: $196 Sales PSF); and Garber’s Crossing (2009: $111 Sales PSF, 2010: $112 Sales PSF, 2011: $116 Sales PSF).
(4)	Shoe Show leases three spaces: Piedmont Plaza (2009: $139 Sales PSF, 2010: $145 Sales PSF, 2011: $138 Sales PSF); Peppers Ferry Centre (2009: $138 Sales PSF, 2010: $164 Sales PSF, 2011: $159 Sales); and Tidewater Plaza (2009: $151 Sales PSF, 2010: $171 Sales PSF, 2011: $151 Sales PSF).
(5)	Sally Beauty Supply leases three spaces: Piedmont Plaza (2009: $184 Sales PSF, 2010: $197 Sales PSF, 2011: $208 Sales PSF); Peppers Ferry Centre (2009: $200 Sales PSF, 2010: $204 Sales PSF, 2011: $225 Sales PSF); and Boiling Springs Centre (2009: $298 Sales PSF, 2010: $304 Sales PSF, 2011: $325 Sales PSF).
(6)	Occupancy cost not shown as not all tenants are required to report sales figures.

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Realty Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	5,100	3.3%	5,100	3.3%	$43,800	$8.59
2013	6	11,311	7.4%	16,411	10.8%	$159,975	$14.14
2014	13	32,310	21.2%	48,721	32.0%	$396,555	$12.27
2015	13	40,020	26.2%	88,741	58.2%	$474,337	$11.85
2016	5	13,059	8.6%	101,800	66.8%	$164,218	$12.58
2017	8	33,954	22.3%	135,754	89.0%	$372,667	$10.98
2018	1	1,488	1.0%	137,242	90.0%	$20,832	$14.00
2019	1	2,000	1.3%	139,242	91.3%	$28,960	$14.48
2020	0	0	0.0%	139,242	91.3%	$0	$0.00
2021	0	0	0.0%	139,242	91.3%	$0	$0.00
2022	1	8,018	5.3%	147,260	96.6%	$84,189	$10.50
2023	0	0	0.0%	147,260	96.6%	$0	$0.00
Thereafter	0	0	0.0%	147,260	96.6%	$0	$0.00
Vacant	0	5,213	3.4%	152,473	100.0%	$0	$0.00

Total/Weighted Average	50	152,473	100.0%			$1,745,533	$11.85

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Rivercrest Realty Portfolio Properties:

Historical Occupancy(1)(2)

12/31/2009	12/31/2010	12/31/2011
92%	94%	94%

(1)	Information obtained from the borrower.
(2)	Historical occupancy at each property is as follows: Piedmont Plaza (2009: 84.2%, 2010: 84.2%, 2011: 85.2%); Peppers Ferry Centre (2009: 94.7%, 2010: 99.1%, 2011: 100.0%); Tidewater Plaza (2009: 90.0%, 2010: 95.0%, 2011: 93.8%); Boiling Springs Centre (2009: 93.3%, 2010: 91.1%, 2011: 92.9%); and Garber’s Crossing (2009: 97.3%, 2010: 100.0%, 2011: 100.0%).

RIVERCREST REALTY PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Realty Portfolio Properties:

Cash Flow Analysis

	2010	2011	TTM 9/30/2012	U/W		U/W $ per SF
Base Rent	$1,710,257	$1,683,703	$1,675,631	$1,745,533		$11.45
Grossed Up Vacant Space	0	0	0	73,583		0.48
Percentage Rent	0	0	0	0		0.00
Total Reimbursables	359,615	357,167	355,597	355,597		2.33
Other Income	9,776	11,624	21,392	24,765		0.16
Less Vacancy & Credit Loss	0	0	(4,916)	(157,841	)(1)	(1.04)

Effective Gross Income	$2,079,648	$2,052,494	$2,047,704	$2,041,636		$13.39

Total Operating Expenses	$478,388	$487,422	$484,345	$490,036		$3.21

Net Operating Income	$1,601,260	$1,565,072	$1,563,359	$1,551,600		$10.18
TI/LC	0	0	0	81,665		0.54
Capital Expenditures	0	0	0	54,211		0.36

Net Cash Flow	$1,601,260	$1,565,072	$1,563,359	$1,415,724		$9.29

NOI DSCR	1.82x	1.78x	1.78x	1.77x
NCF DSCR	1.82x	1.78x	1.78x	1.61x
NOI DY	10.7%	10.4%	10.4%	10.3%
NCF DY	10.7%	10.4%	10.4%	9.4%

(1)	The underwritten economic vacancy is 8.7%. The Rivercrest Realty Portfolio Properties were 96.6% physically occupied as of October 11, 2012.

ANNEX C

MORTGAGE POOL INFORMATION

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Wells Fargo Bank, National Association	38	712,905,232	49.6	4.194	107	352	1.84		10.8	10.1	58.6	51.4
The Royal Bank of Scotland(1)	14	536,782,553	37.4	4.101	100	346	2.27		11.3	10.5	63.2	57.9
C-III Commercial Mortgage LLC	18	75,213,636	5.2	4.741	110	347	1.64		11.1	10.5	67.6	55.5
Liberty Island Group I LLC	7	73,557,198	5.1	4.517	119	326	1.51		11.0	9.9	63.6	47.4
Basis Real Estate Capital II, LLC	5	37,867,727	2.6	4.601	119	336	1.86		13.4	11.9	60.3	47.1

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

(1)

The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) 9 mortgage loans, having an aggregate cut-off date principal balance of $370,902,337 and representing approximately 25.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by The Royal Bank of Scotland plc, (b) 4 mortgage loans, having an aggregate cut-off date principal balance of $47,469,693 and representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated, and are being sold to the issuing entity, only by RBS Financial Products Inc. and (c) 1 mortgage loan, having a cut-off date principal balance of $118,410,523 and representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was jointly originated, and is being sold to the issuing entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc.

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	11	505,012,487	35.2	4.027	106	358	1.95		10.1	9.5	57.8	52.8
CBD	3	345,000,000	24.0	4.008	106	360	1.74		9.7	9.1	56.5	50.9
Suburban	7	155,812,487	10.8	4.037	105	341	2.43		11.1	10.4	60.7	57.2
Medical	1	4,200,000	0.3	5.150	120	360	1.41		10.4	9.2	56.8	46.9
Retail	41	318,395,404	22.2	4.244	118	335	2.16		11.4	10.8	61.7	52.6
Regional Mall	1	125,000,000	8.7	3.836	117	0	3.13		12.7	12.2	54.0	54.0
Anchored	6	75,168,239	5.2	4.492	119	359	1.53		10.0	9.3	68.4	55.3
Shadow Anchored	15	56,446,857	3.9	4.464	119	347	1.58		10.6	9.8	69.3	55.5
Unanchored	6	32,437,874	2.3	4.504	119	347	1.63		10.8	10.1	63.7	52.0
Single Tenant	13	29,342,434	2.0	4.636	120	238	1.38		11.5	10.9	60.1	35.0
Hospitality	20	173,454,282	12.1	4.551	99	330	1.95		14.2	12.5	58.8	48.0
Full Service	7	92,415,783	6.4	4.539	105	332	1.95		14.2	12.5	57.6	46.6
Limited Service	13	81,038,499	5.6	4.565	92	329	1.94		14.2	12.4	60.0	49.7
Manufactured Housing Community	28	155,169,684	10.8	4.450	115	359	1.53		9.4	9.3	72.4	61.7
Manufactured Housing Community	28	155,169,684	10.8	4.450	115	359	1.53		9.4	9.3	72.4	61.7
Industrial	18	122,916,323	8.6	3.892	58	298	2.43		11.6	9.9	64.4	63.7
Flex	17	110,960,265	7.7	3.878	58	0	2.50		11.5	9.8	65.0	65.0
Warehouse	1	11,956,058	0.8	4.020	58	298	1.73		12.7	11.0	58.9	51.7
Self Storage	25	99,929,359	7.0	4.369	119	358	1.88		11.6	11.3	61.6	51.8
Self Storage	25	99,929,359	7.0	4.369	119	358	1.88		11.6	11.3	61.6	51.8
Multifamily	7	36,771,525	2.6	4.569	119	344	1.54		10.9	9.7	61.6	48.9
Garden	4	31,931,977	2.2	4.511	119	341	1.55		11.1	9.7	60.4	47.6
Student Housing	3	4,839,548	0.3	4.950	118	358	1.50		9.7	9.6	69.6	57.3
Mixed Use	3	24,677,282	1.7	4.315	89	350	1.55		10.9	9.3	49.1	42.2
Office/Multifamily/Retail	1	11,701,165	0.8	3.950	57	357	1.62		10.4	9.3	58.2	53.0
Office/Retail	1	9,976,117	0.7	4.500	118	358	1.48		11.2	9.0	34.6	28.1
Multifamily/Retail	1	3,000,000	0.2	5.120	120	300	1.51		11.5	10.7	62.2	46.7

Total/Weighted Average:	153	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

(1)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Colorado	9	243,767,836	17.0	4.303	118	360	1.52		9.5	9.0	59.5	51.1
North Carolina	9	185,632,590	12.9	4.034	115	306	2.70		12.6	11.9	56.8	52.4
California	13	141,774,603	9.9	4.406	111	351	1.68		10.5	9.6	63.8	52.9
Southern	7	84,875,999	5.9	4.331	105	359	1.77		10.3	9.5	65.5	56.3
Northern	6	56,898,604	4.0	4.518	119	341	1.55		10.7	9.7	61.1	47.9
Texas	19	125,598,616	8.7	4.366	117	340	2.17		11.3	10.8	59.4	54.2
New York	1	120,000,000	8.4	3.860	119	360	1.61		9.3	9.1	52.2	45.0
Illinois	10	115,065,691	8.0	3.909	68	325	2.31		10.6	9.5	70.1	68.1
Florida	13	51,646,594	3.6	4.300	112	356	1.97		12.0	11.6	60.0	51.1
Utah	2	49,445,508	3.4	3.523	85	299	2.89		10.5	10.4	59.7	58.9
Virginia	5	45,235,536	3.1	4.455	103	359	1.91		13.3	11.5	60.5	51.2
Georgia	8	39,599,080	2.8	4.201	88	330	2.04		11.4	9.9	66.3	58.5
Ohio	6	39,205,071	2.7	4.490	110	341	1.79		12.6	10.5	68.7	56.3
Indiana	4	38,479,434	2.7	4.476	108	331	1.56		11.2	10.0	65.2	51.9
Wyoming	7	32,073,000	2.2	4.387	119	360	1.47		8.9	8.8	73.7	62.8
Arizona	4	28,287,976	2.0	4.330	90	359	2.00		10.8	9.8	64.5	58.3
Maryland	3	26,290,037	1.8	4.350	81	358	1.74		11.7	10.4	57.8	50.8
Michigan	6	19,726,007	1.4	4.497	110	326	1.85		11.7	11.0	61.5	49.6
Kentucky	2	17,138,847	1.2	3.977	58	298	1.96		12.3	10.6	60.7	55.7
North Dakota	2	14,975,522	1.0	4.677	59	299	2.43		18.9	16.5	59.7	52.9
Washington	2	14,858,249	1.0	4.333	119	359	1.55		10.1	9.3	75.6	60.8
Pennsylvania	3	13,360,000	0.9	4.280	59	360	2.14		14.9	12.7	56.6	52.7
Kansas	1	10,987,383	0.8	4.670	119	359	2.13		15.2	13.2	52.3	42.6
New Jersey	2	9,512,831	0.7	4.141	59	360	2.26		13.7	11.7	59.5	57.0
Tennessee	3	7,313,000	0.5	4.420	120	180	1.21		11.6	11.0	57.2	23.7
Louisiana	2	6,230,056	0.4	4.819	119	342	1.58		10.8	10.2	66.0	52.5
Connecticut	1	6,160,000	0.4	4.280	59	360	2.14		14.9	12.7	56.6	52.7
South Carolina	2	6,012,000	0.4	4.160	119	360	1.61		10.3	9.4	75.0	62.6
Alabama	5	5,403,646	0.4	4.859	119	269	1.73		13.4	13.0	58.5	36.7
Arkansas	2	4,630,000	0.3	4.387	119	360	1.47		8.9	8.8	73.7	62.8
Missouri	2	4,345,509	0.3	4.364	84	357	2.22		12.4	10.8	66.0	60.9
Oregon	2	3,970,726	0.3	4.950	119	359	1.74		11.9	11.2	61.1	50.2
Minnesota	1	3,935,680	0.3	3.878	58	0	2.50		11.5	9.8	65.0	65.0
Mississippi	1	2,868,392	0.2	4.670	118	358	1.82		12.4	11.3	63.7	51.9
Oklahoma	1	2,796,926	0.2	4.860	119	359	1.68		10.7	10.7	61.5	50.4

Total/Weighted Average:	153	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

(1)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1,098,848 - 2,000,000	6	10,130,623	0.7	5.007	119	348	1.67		11.6	10.9	66.7	54.0
2,000,001 - 3,000,000	10	25,998,357	1.8	4.877	119	346	1.83		12.3	11.8	61.0	49.1
3,000,001 - 4,000,000	10	34,252,006	2.4	4.625	119	347	2.10		13.8	13.1	58.8	46.9
4,000,001 - 5,000,000	5	21,923,981	1.5	4.756	107	359	1.57		10.3	9.8	65.6	55.0
5,000,001 - 6,000,000	2	10,460,000	0.7	4.535	119	360	1.72		11.5	10.5	62.4	51.9
6,000,001 - 7,000,000	9	59,280,821	4.1	4.615	112	331	1.71		12.0	11.0	65.2	51.7
7,000,001 - 8,000,000	1	7,560,000	0.5	4.480	119	360	1.43		8.9	8.7	70.7	58.7
8,000,001 - 9,000,000	2	17,977,728	1.3	4.440	119	359	1.55		10.3	9.4	68.6	55.4
9,000,001 - 14,000,000	19	216,739,633	15.1	4.444	112	325	1.61		11.4	10.4	62.1	47.9
14,000,001 - 19,000,000	5	74,661,662	5.2	4.338	107	347	1.75		12.4	10.8	65.6	55.5
19,000,001 - 29,000,000	4	92,868,012	6.5	4.488	119	346	1.72		11.7	10.7	62.0	50.6
29,000,001 - 49,000,000	2	89,300,000	6.2	3.855	72	360	2.57		12.6	11.5	58.4	56.5
49,000,001 - 69,000,000	1	66,000,000	4.6	4.240	119	0	2.52		10.9	10.8	55.0	55.0
69,000,001 - 89,000,000	1	70,000,000	4.9	3.750	59	0	2.40		10.0	9.1	73.0	73.0
109,000,001 - 129,000,000	4	484,173,523	33.7	3.990	104	360	2.19		10.6	10.0	61.2	56.7
149,000,001 - 155,000,000	1	155,000,000	10.8	4.240	118	360	1.55		9.8	9.1	52.3	45.5

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.21 - 1.30	1	13,500,000	0.9	4.420	120	180	1.21		11.6	11.0	57.2	23.7
1.41 - 1.50	11	219,650,088	15.3	4.507	119	354	1.46		9.4	8.9	68.1	56.6
1.51 - 1.60	15	268,855,942	18.7	4.338	118	351	1.56		10.3	9.4	59.5	49.3
1.61 - 1.70	19	237,642,096	16.5	4.164	116	355	1.63		10.1	9.6	59.0	49.2
1.71 - 1.80	14	109,323,303	7.6	4.476	106	327	1.74		12.2	11.1	62.2	50.7
1.81 - 1.90	6	62,992,225	4.4	4.434	119	359	1.87		12.2	11.3	60.0	50.6
1.91 - 2.00	1	6,765,418	0.5	4.630	117	297	1.93		14.7	13.1	60.4	44.8
2.01 - 2.10	1	3,699,200	0.3	4.910	119	299	2.10		16.5	14.6	56.9	42.5
2.11 - 2.20	3	57,027,383	4.0	4.349	74	360	2.14		14.8	12.8	56.0	50.5
2.21 - 2.30	1	2,694,646	0.2	5.300	118	358	2.25		15.3	15.0	59.9	49.8
2.31 - 2.40	2	73,500,000	5.1	3.770	62	360	2.40		10.2	9.3	72.2	71.7
2.41 - 2.50	3	136,286,045	9.5	3.975	59	309	2.49		12.4	10.6	64.0	63.1
2.51 - 2.70	1	66,000,000	4.6	4.240	119	0	2.52		10.9	10.8	55.0	55.0
2.71 - 2.90	1	3,500,000	0.2	4.180	120	360	2.74		16.4	16.1	42.7	34.1
2.91 - 3.00	1	46,800,000	3.3	3.470	83	0	2.96		10.5	10.4	60.0	60.0
3.01 - 3.77	2	128,090,000	8.9	3.844	117	360	3.15		12.9	12.4	53.5	53.4

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
8.9 - 8.9	2	128,323,000	8.9	4.392	119	360	1.47		8.9	8.8	73.5	62.6
9.0 - 9.9	7	336,792,805	23.4	4.150	118	360	1.56		9.6	9.1	54.9	46.9
10.0 - 10.9	22	340,408,610	23.7	4.102	98	359	2.13		10.4	9.9	64.5	59.4
11.0 - 11.9	26	269,960,174	18.8	4.289	91	324	2.02		11.5	10.3	63.1	55.2
12.0 - 12.9	9	191,189,160	13.3	4.032	114	322	2.62		12.6	11.6	58.5	53.5
13.0 - 13.9	7	78,540,427	5.5	4.590	119	323	1.82		13.3	11.8	59.6	45.8
14.0 - 14.9	2	49,265,418	3.4	4.328	67	351	2.11		14.9	12.8	57.1	51.6
15.0 - 15.9	3	16,582,030	1.2	4.713	119	359	2.20		15.2	13.7	52.5	42.9
16.0 - 16.9	2	7,199,200	0.5	4.555	119	329	2.41		16.5	15.3	50.0	38.4
17.0 - 18.9	1	14,975,522	1.0	4.677	59	299	2.43		18.9	16.5	59.7	52.9
19.0 - 22.8	1	3,090,000	0.2	4.180	120	360	3.77		22.8	22.1	35.1	28.1

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)		Weighted Average
Range of Underwritten NCF Debt Yields (%)			Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
8.7 - 8.9	5	180,054,148	12.5	4.426	119	360	1.46		9.1	8.8	71.0	59.7
9.0 - 9.9	18	600,729,204	41.8	4.070	98	360	1.85		10.2	9.3	60.2	54.3
10.0 - 10.9	27	269,824,936	18.8	4.306	110	334	2.08		11.1	10.5	62.2	54.5
11.0 - 11.9	18	154,092,696	10.7	4.501	114	319	1.74		12.4	11.3	60.3	46.6
12.0 - 12.9	5	179,513,193	12.5	3.996	103	353	2.81		13.3	12.3	55.4	53.5
13.0 - 13.9	3	21,252,801	1.5	4.577	119	339	2.10		14.8	13.2	55.6	43.7
14.0 - 14.9	2	6,599,200	0.5	4.655	119	326	2.25		15.8	14.6	52.4	40.3
15.0 - 15.9	1	2,694,646	0.2	5.300	118	358	2.25		15.3	15.0	59.9	49.8
16.0 - 16.9	2	18,475,522	1.3	4.583	71	311	2.49		18.4	16.4	56.5	49.3
17.0 - 22.1	1	3,090,000	0.2	4.180	120	360	3.77		22.8	22.1	35.1	28.1

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
34.6 - 35.0	1	9,976,117	0.7	4.500	118	358	1.48		11.2	9.0	34.6	28.1
35.1 - 40.0	1	3,090,000	0.2	4.180	120	360	3.77		22.8	22.1	35.1	28.1
40.1 - 45.0	1	3,500,000	0.2	4.180	120	360	2.74		16.4	16.1	42.7	34.1
45.1 - 50.0	1	2,900,000	0.2	4.330	120	360	2.44		15.0	14.6	46.6	37.5
50.1 - 55.0	7	486,617,806	33.9	4.064	118	359	2.11		10.7	10.2	53.1	48.7
55.1 - 60.0	20	292,861,278	20.4	4.255	96	334	2.01		12.5	11.3	58.6	50.2
60.1 - 65.0	18	216,202,964	15.1	4.227	86	331	2.12		11.5	10.2	63.9	57.6
65.1 - 70.0	21	146,697,235	10.2	4.602	119	344	1.59		10.9	10.1	68.3	54.2
70.1 - 75.0	11	261,372,698	18.2	4.215	100	356	1.75		9.7	9.1	73.5	64.9
75.1 - 76.7	1	13,108,249	0.9	4.190	119	359	1.55		10.0	9.1	76.7	61.4

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or the ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
23.7 - 25.0	1	13,500,000	0.9	4.420	120	180	1.21		11.6	11.0	57.2	23.7
25.1 - 30.0	2	13,066,117	0.9	4.424	118	358	2.02		13.9	12.1	34.7	28.1
30.1 - 35.0	1	3,500,000	0.2	4.180	120	360	2.74		16.4	16.1	42.7	34.1
35.1 - 40.0	2	5,545,508	0.4	4.392	120	331	2.08		13.2	13.0	50.1	38.5
40.1 - 45.0	9	200,631,244	14.0	4.175	119	339	1.67		10.8	10.2	54.7	44.4
45.1 - 50.0	17	279,681,355	19.5	4.419	118	351	1.62		10.8	9.9	56.2	46.7
50.1 - 55.0	27	423,160,357	29.5	4.203	107	346	2.32		12.2	11.4	58.5	53.5
55.1 - 60.0	15	133,566,294	9.3	4.215	106	359	2.04		10.2	9.8	66.5	58.0
60.1 - 65.0	6	287,042,292	20.0	4.153	93	360	1.91		10.3	9.3	70.3	63.5
65.1 - 70.0	1	6,633,179	0.5	4.240	58	358	1.71		10.8	10.1	75.0	68.5
70.1 - 73.0	1	70,000,000	4.9	3.750	59	0	2.40		10.0	9.1	73.0	73.0

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.470% - 3.750%	2	116,800,000	8.1	3.638	69	0	2.62		10.2	9.6	67.8	67.8
3.751% - 4.000%	4	375,111,688	26.1	3.860	97	360	2.40		11.2	10.4	57.0	54.6
4.001% - 4.250%	14	332,669,099	23.2	4.217	115	357	1.84		10.6	10.0	56.5	50.3
4.251% - 4.500%	18	310,383,000	21.6	4.383	110	347	1.62		10.7	9.9	65.9	54.3
4.501% - 4.750%	20	207,416,262	14.4	4.585	115	335	1.73		12.4	11.1	64.1	50.8
4.751% - 5.000%	14	66,812,277	4.7	4.885	119	327	1.64		12.0	11.0	62.5	48.5
5.001% - 5.250%	7	19,494,013	1.4	5.119	119	350	1.58		11.1	10.5	65.3	53.2
5.251% - 5.400%	3	7,640,006	0.5	5.335	119	334	1.77		12.6	12.2	63.7	51.0

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
Range of Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	8	280,326,447	19.5	3.977	58	341	2.32		12.0	10.5	65.2	63.5
84	1	46,800,000	3.3	3.470	83	0	2.96		10.5	10.4	60.0	60.0
120	73	1,109,199,899	77.2	4.307	119	348	1.84		10.9	10.2	60.1	51.0

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
57 - 60	8	280,326,447	19.5	3.977	58	341	2.32		12.0	10.5	65.2	63.5
61 - 84	1	46,800,000	3.3	3.470	83	0	2.96		10.5	10.4	60.0	60.0
85 - 120	73	1,109,199,899	77.2	4.307	119	348	1.84		10.9	10.2	60.1	51.0

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Original Amortization Terms

				Weighted Average
Range of Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	5	426,210,523	29.7	3.856	88	0	2.72		11.4	10.6	61.0	61.0
180 - 240	1	13,500,000	0.9	4.420	120	180	1.21		11.6	11.0	57.2	23.7
241 - 300	18	154,227,623	10.7	4.607	108	296	1.75		13.3	11.9	62.9	47.7
301 - 360	58	842,388,201	58.6	4.322	114	360	1.65		10.5	9.8	60.9	51.6

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	5	426,210,523	29.7	3.856	88	0	2.72		11.4	10.6	61.0	61.0
180 - 240	1	13,500,000	0.9	4.420	120	180	1.21		11.6	11.0	57.2	23.7
241 - 300	18	154,227,623	10.7	4.607	108	296	1.75		13.3	11.9	62.9	47.7
301 - 360	58	842,388,201	58.6	4.322	114	360	1.65		10.5	9.8	60.9	51.6

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

(1)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Interest-only, Amortizing Balloon	11	515,103,000	35.9	4.190	113	360	1.62		10.0	9.5	59.4	51.6
Amortizing Balloon	65	481,512,823	33.5	4.554	113	339	1.71		11.9	10.8	63.2	50.4
Interest-only, Balloon	3	313,410,523	21.8	3.833	82	0	2.73		11.6	10.6	62.4	62.4
Interest-only, ARD	2	112,800,000	7.9	3.921	104	0	2.70		10.7	10.6	57.1	57.1
Amortizing Balloon, ARD	1	13,500,000	0.9	4.420	120	180	1.21		11.6	11.0	57.2	23.7

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	60	835,691,491	58.2	4.281	117	347	1.87		11.1	10.4	58.1	49.0
Acquisition	20	588,491,315	41.0	4.111	90	347	2.13		11.0	10.2	65.3	60.4
Various	2	12,143,540	0.8	4.700	119	359	1.60		11.0	10.0	68.3	55.6

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2013-C11

Annex C: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Hard/Springing Cash Management	25	536,795,847	37.4	4.114	100	341	2.32		11.9	10.8	61.0	55.4
Soft/Springing Cash Management	9	331,169,975	23.1	4.194	111	357	1.64		10.2	9.7	63.0	53.7
Hard/Upfront Cash Management	8	322,998,492	22.5	4.166	103	350	1.94		10.3	9.6	58.1	53.6
None	21	120,815,970	8.4	4.491	119	354	1.72		11.2	10.5	60.9	49.0
Springing (Without Established Account)	8	74,725,964	5.2	4.443	109	316	1.69		12.0	10.9	62.5	48.5
Springing (With Established Account)	11	49,820,099	3.5	4.751	105	343	1.69		11.6	10.8	67.7	55.8

Total/Weighted Average:	82	$1,436,326,346	100.0%	4.215%	106	347	1.97	x	11.1%	10.3%	61.1%	53.7%

WFRBS Commercial Mortgage Trust 2012-C9

Annex C: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	Percent by Aggregate Cut-off Date Principal Balance (%)
Tax Escrow	67	$986,627,955	68.7%	70	$999,977,955	69.6%	12	$379,326,120	26.4%
Insurance Escrow	48	584,615,341	40.7	47	555,666,567	38.7	34	912,240,520	63.5
Replacement Reserve	34	648,117,326	45.1	70	889,614,955	61.9	9	315,500,869	22.0
TI/LC Reserve(1)	18	323,611,725	33.3	29	562,510,773	57.9	6	164,900,259	17.0

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed use and industrial properties.

WFRBS Commercial Mortgage Trust 2012-C9

Annex C: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)(3)

Prepayment Restriction	February 2013	February 2014	February 2015	February 2016	February 2017	February 2018	February 2019	February 2020	February 2021	February 2022	February 2023
Locked Out	100.00%	100.00%	5.52%	4.71%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	68.76%	69.56%	69.40%	77.00%	76.85%	80.25%	80.14%	80.02%	0.00%
Yield Maintenance	0.00%	0.00%	25.72%	25.74%	30.60%	23.00%	23.15%	19.75%	19.86%	19.98%	0.00%
Prepayment Premium	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance Outstanding (in millions)	$1,436.33	$1,427.13	$1,416.46	$1,402.62	$1,384.18	$1,092.71	$1,073.90	$1,007.43	$986.97	$965.48	$0.00

Percent of Aggregate Cut-off Date Pool Balance	100.00%	99.36%	98.62%	97.65%	96.37%	76.08%	74.77%	70.14%	68.72%	67.22%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2)	Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.
(3)

Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool - Certain Terms of the Mortgage Loans —Voluntary Prepayments Generally” and “—Certain Terms of the Mortgage Loans—Partial Releases and Property Substitutions” in the Prospectus Supplement.

ANNEX D

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The information in Annex A, Annex B and Annex C with respect to the Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Cut-off Date Pool Balance or as an aggregate Cut-off Date Principal Balance, the percentages and balances are based on (in circumstances where multiple Mortgaged Properties secure a single Mortgage Loan) the allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the relative Appraised Values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus supplement.

(1)	“Actual/360” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

(2)	“ADR” means, for any hospitality property, average daily rate.

(3)	“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the Cut-off Date. The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise. See the footnotes to Annex A of this prospectus supplement.

(4)	“Maturity Date Balloon Payment” or “Balloon Payment” means, for any Mortgage Loan, the payment of principal due upon its stated maturity date or the principal balance outstanding as of the Anticipated Repayment Date, as applicable.

(5)	“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict or otherwise relate to the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property (or, if applicable, the release of one or more of the related Mortgaged Properties).

•

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“D(#) or @%” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property (or, if applicable, the release of one or more of the related Mortgaged Properties) or during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(6)	“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:

•

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Effective Gross Income.

•

“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

Selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Analysis contained in the Summaries of the 15 largest Mortgage Loans attached as Annex C to this prospectus supplement. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(7)	“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan and any related Companion Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Cut-off Date Loan-to-Value Ratio is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group. See also the footnotes to Annex A in this prospectus supplement. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. The current value of a Mortgaged Property may be less than the Appraised Value determined in connection with origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the loan-to-value ratio that we present in this prospectus supplement, even after taking into account amortization since origination. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Accurately Reflect Current or Future Market Value of each Property” in this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a current or future sale of that property.

(8)	“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “Underwritten DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Properties to the annual debt service for the related Mortgage Loan and any related Companion Loan as shown in Annex A to this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten Debt Service Coverage Ratio is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group. In the case of Mortgage Loans (or Companion Loans) with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity (or, in the case of each ARD Loan, its related Anticipated Repayment Date), 12 months of principal and interest payments is used as the annual debt service. In the case of any Mortgage Loan (or Companion Loans) that provides for payments of interest-only through maturity (or, in the case of each ARD Loan, its related Anticipated Repayment Date), 12 months of interest-only payments is used as the annual debt service.
In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a

Mortgaged Property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(9)	“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

(10)	“Largest Tenant Lease Expiration Date” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

(11)	“Loan Per Unit” means the Cut-off Date Principal Balance per unit of measure.

(12)	“Lock-out Period” means, with respect to a Mortgage Loan, the period during which voluntary principal prepayments are prohibited (even if the Mortgage Loan may be defeased during that period).

(13)	“LTV Ratio at Maturity” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon or hyperamortizing Mortgage Loan and any related Companion Loan scheduled to be outstanding on the scheduled maturity date or anticipated payment date, as applicable, assuming no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, LTV Ratio at Maturity is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group. No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a current or future sale of that property. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. The current value of a Mortgaged Property may be less than the Appraised Value determined in connection with origination, the value of a property may decline in the future and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Appraisals May Not Accurately Reflect the Current or Future Value of each Property” in this prospectus supplement.

(14)	“Most Recent NOI” and “Trailing 12 NOI” (for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

(15)	“Occupancy Rate” means: (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented ending on the date of determination, depending on borrower reporting. In the case of some of the Mortgaged Properties, the calculation of Occupancy Rate was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A to this prospectus supplement.

(16)	“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the stated maturity date or Anticipated Repayment Date.

(17)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(18)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

•

will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•

will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(19)	“Structuring Assumptions” means, collectively, the following assumptions regarding the certificates and the Mortgage Loans:

•

except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

•	the initial aggregate Certificate Principal Balance or Notional Amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•

no Additional Trust Fund Expenses (including trust advisor expenses) arise, no servicing advances are made under the pooling and servicing agreement and the only expenses of the Trust consist of the trustee fees, certain servicing fees (including any applicable primary or sub-servicing fees) and the trust advisor fees, each as set forth on Annex A to this prospectus supplement;

•	there are no modifications, extensions, accelerations, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•

each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•

all monthly debt service payments on the Mortgage Loans are timely received by the master servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the Trust is paid in full on its respective Anticipated Repayment Date;

•

except as described in the second succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•

except as described in the next succeeding bullet, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•

except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•

no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “The Pooling and Servicing Agreement—Termination of the Pooling and Servicing Agreement”;

•	no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	distributions on the offered certificates are made on the 15th day of each month, commencing in March 2013; and

•	the offered certificates are settled with investors on February 12, 2013.

(20)	“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease or space lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial mortgaged property other than multifamily, manufactured housing community, self-storage and hospitality properties, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by any anchor or single tenant or other large creditworthy tenant may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, as such may be adjusted to take into account mitigating factors with respect to the related Mortgaged Property and/or the market area, and (c) 5%. In determining revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period. In the case of manufactured housing communities with leased homes owned by the borrower or an affiliate, the related Mortgage Loan Seller generally underwrote only the paid rental income without regard to the leased home.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements supplied by the related borrower and/or appraiser’s estimates except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 7% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.35 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 (or, in limited cases, $500) per residential unit per year, depending on the condition of the property (and may be zero);

(c) in the case of manufactured housing community properties, generally not more than approximately $50-75 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues. In circumstances where a sole tenant is responsible for all repairs and maintenance at a Mortgaged Property, the annual replacement reserves may be $0. In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, mortgaged properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, or other third party provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. The calculation of Underwritten Net Cash Flow for some of the Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid in full commencing at the end of such period; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of executed leases. We cannot assure you that the assumptions and calculations made with respect to any Mortgaged Property will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

(21)	“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the Underwritten NCF for the related Mortgaged Property or Properties divided by the Cut-off Date Principal Balance of that Mortgage Loan; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten NCF Debt Yield is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.

(22)

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net

Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in this prospectus supplement.

(23)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” generally means, with respect to any Mortgage Loan, the Underwritten NOI for the related Mortgaged Property or Properties divided by the Cut-off Date Principal Balance of that Mortgage Loan; provided that, in the case of any Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, Underwritten NOI Debt Yield is calculated on an aggregate basis for all the Mortgage Loans in that cross-collateralized group.

(24)	“Units”, “Rooms” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community, the number of pads.

(25)	“Weighted Average Mortgage Loan Rate” means the weighted average of the mortgage loan rates as of the Cut-off Date.

ANNEX E

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ANNEX E-1

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will make with respect to the Mortgage Loans that it is selling to the Depositor the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2 for the applicable Mortgage Loan Seller. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the trust fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import will mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

1.	Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the Mortgage File for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and Certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.

Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. Mortgage Loan Seller has full right and

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authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller shall provide, or, if neither (A) nor (B) is applicable, the Mortgage Loan Seller shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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6.	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its subsidiary is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its subsidiary, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related borrower. Each related mortgage is a legal, valid and enforceable first lien on the related borrower’s fee (or if identified on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (8) below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.

Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and

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assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which items (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower other than as disclosed in the Prospectus.

10.	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.

Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by borrower and necessary to operate such Mortgaged

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Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.	Condition of Property. Mortgage Loan Seller or the Originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except to the extent as to all statements in (a) and (b) above) (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan, the amount necessary to effect the necessary; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or servicing file and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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14.	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.	No Holdbacks. The principal amount of the Mortgage Loan stated on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.

Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P (collectively the “Insurance Rating

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Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by borrower included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

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21.	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Mortgage Loan Seller.

22.	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.

Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the

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Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization that provides coverage for loss of use to undamaged portions of the Mortgaged Property arising from the application of laws or ordinances, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.	Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.

Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the borrower; (ii) borrower or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the borrower or (iii) transfers of either the Mortgaged Property or controlling equity interests in borrower made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the borrower and guarantor (which is a natural person or persons, or an entity or entities distinct from the borrower (but may be affiliated with the borrower) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) borrower’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) borrower’s fraud or intentional misrepresentation; (iii) criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan

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documents; or (v) borrower’s commission of material physical waste at the Mortgaged Property.

29.	Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.

Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from

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requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on a schedule to the related Mortgage Loan Purchase Agreement.

32.	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.

Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Mortgage

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Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the borrower is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the borrower is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.	Ground Leases. For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)

Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed

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in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.	Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related Originator if the Mortgage Loan Seller was not the Originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

39.	Rent Rolls; Operating Histories. Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40.	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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41.	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.	Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each borrower which identifies all beneficial controlling owners of the borrower (i.e., managing members, general partners or similar controlling person for such borrower) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.

Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A—(or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the

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borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on Schedule A to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule A to the related Mortgage Loan Purchase Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related borrower (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as Originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.	Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related borrower to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.

Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose

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compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on a schedule to the related Mortgage Loan Purchase Agreement.

48.	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by Mortgage Loan Seller to the related borrower, and no funds have been received from any person other than the related borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.	Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein, in each case without having conducted any independent inquiry into such matters and without any obligation to do so (except (i) having sent to servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).

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ANNEX E-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	Republic Plaza (Loan No. 1)	$280,000,000 senior loan to the borrower is secured on a pari passu basis by various notes (A-1 note in amount of $125,000,000 and A-2 note in amount of $155,000,000). Wells Fargo is contributing the A-2 note to the WFRBS 2013-C11 Trust. Upon the securitization of the A-2 note, the Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C11 Trust.

(2) Whole Loan; Ownership of Mortgage Loans	One South Wacker Drive (Loan No. 6)	$165,000,000 senior loan to the borrower is secured on a pari passu basis by various notes (A-1 note in amount of $70,000,000 and A-2 note in amount of $95,000,000). Wells Fargo is contributing the A-1 note to the WFRBS 2013-C11 Trust. The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C11 Trust until such time as the A-2 note is securitized, whereupon the Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-2 note.

(7) Lien; Valid Assignment	Republic Plaza (Loan No. 1)	$280,000,000 senior loan to the borrower is secured on a pari passu basis by various notes (A-1 note in amount of $125,000,000; and A-2 note in amount of $155,000,000). Wells Fargo is contributing the A-2 note to the WFRBS 2013-C11 Trust. Upon the securitization of the A-2 note, the Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C11 Trust.

(7) Lien; Valid Assignment	One South Wacker Drive (Loan No. 6)	$165,000,000 senior loan to the borrower is secured on a pari passu basis by various notes (A-1 note in amount of $70,000,000; and A-2 note in amount of $95,000,000). Wells Fargo is contributing the A-1 note to the WFRBS 2013-C11 Trust. The loan is serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2013-C11 Trust until such time as the A-2 note is securitized, whereupon the Mortgage Loan will be serviced pursuant to the Pooling and Servicing Agreement for the trust containing the A-2 note.

(8) Permitted Liens; Title Insurance	Encana Oil & Gas (Loan No. 7)	(i) Tenant Right of First Offer. A single tenant (Encana Oil & Gas (USA) Inc.), has a right of first offer (“ROFO”) to purchase the entirety of property upon notice from the borrower of the intended sale and terms thereof. The ROFO is not extinguished by foreclosure. However, the ROFO does not apply to foreclosure or deed-in-lieu thereof. (ii) Tenant Right of First Refusal. A single tenant (Encana Oil & Gas (USA) Inc.) has a right of first refusal (“ROFR”) to purchase the entirety of property if the borrower receives offer it is otherwise willing to accept. The ROFR is not extinguished by foreclosure, however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.

(8) Permitted Liens; Title Insurance	Starwood Capital Hotel Portfolio II (Loan No. 9)	With respect to three of the constituent properties located in Laurel, MD, and Williamsburg, VA (2), the franchisor (Marriott International, Inc.) has a ROFR to acquire the related property if there is a transfer of the hotel or a controlling direct or indirect interest in the borrower to a competitor (generally, any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 20 full service or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, but does not survive certain early termination events or the expiration of the relicensing franchise agreement.

(8) Permitted Liens; Title Insurance	US Playing Card (Loan No. 24)	Tenant (US Playing Card) has a purchase option to acquire the entirety of the Mortgaged Property for $18 million on July 1, 2017 (loan matures January 1, 2018, and open prepay period begins July 1, 2013). The Mortgage Loan balance on July 1, 2017 will be approximately $10.5 million if paid as agreed. The borrower may also “put” the property to the tenant on the same terms. The purchase option is not extinguished by foreclosure.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(8) Permitted Liens; Title Insurance	Clipper Mill (Loan No. 26)	(i) Tenant Purchase Options. Certain tenants (Cordatti and Gutierrez) have purchase options to purchase their respective spaces, subject to the property’s being converted to a condominium regime (not permitted during the term of the Mortgage Loan). Such purchase options are not extinguished by foreclosure or deed-in-lieu, although they cannot be exercised during the loan term. (ii) Payment In Lieu Of Taxes (“PILOT”) Agreement. The Mortgaged Property is entitled to a Historic Preservation Tax Credit for a 10-year period, as follows: for the first five years, credit is equal to 80% of the property taxes assessed against the eligible improvements; and for subsequent years until expiration, credit declines by 10% per year. The credit terminates if the property ceases to meet the established historic preservation standards during the applicable tax credit period, although there is no disgorgement provision in such event. Underwriting of property expenses for the loan included full, unabated property taxes, but escrows are sized based on PILOT payments.

(8) Permitted Liens; Title Insurance	Peachtree Plaza (Loan No. 39)	Tenant (Panda Express) has a ROFR to purchase its pad site if the borrower is otherwise willing to accept a bona fide offer (as to pad site only). The ROFR is not extinguished by foreclosure. However, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Avalon Retail Center (Loan No. 47)	Tenant (Starbucks) has a ROFO and a ROFR to purchase the shopping center property if the borrower decides to sell and/or accept a bona fide offer. The ROFO/ROFR is not extinguished by foreclosure.

(8) Permitted Liens; Title Insurance	Indian River Plaza (Loan No. 71)	Tenant (Subway) has a ROFR to purchase subject property if the borrower is otherwise willing to accept a bona fide offer. The ROFR is not extinguished by foreclosure However, the ROFR does not apply to foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Walgreens—Bixby (Loan No. 72) Walgreens—St. George (Loan No. 74)	Tenant (Walgreens) has a ROFR to purchase subject property if the borrower is otherwise willing to accept a bona fide offer. The ROFR is not extinguished by foreclosure. However, the ROFR does not apply to foreclosure or deed in lieu thereof.

(12) Condition of Property	Peachtree Plaza (Loan No. 39)	The property condition report is dated January 26, 2012 which is more than six months prior to the closing date of November 21, 2012.

(18) Insurance	Republic Plaza (Loan No. 1)	(i) Insurer Ratings Variations. (A) Insurers are required to maintain an “A” rating of S&P/Fitch or “A2” of Moody’s (the “specified rating”), unless (1) between one and five companies issue the policies, in which event at least 75% of the applicable coverage must have the specified rating; (2) more than five companies issue the policies, in which event at least 70% of the applicable coverage must have the specified rating and at least 90% of the coverage must have an “BBB” rating of S&P or the Fitch/Moody’s equivalent, and provided further that primary insurers shall have at least a rating of “AA” by S&P or the Fitch/Moody’s equivalent; or (3) rating agencies approve an insurer not otherwise meeting such requirements if its parent company does; also, (B) the borrower is permitted to maintain terrorism insurance with Liberty IC Casualty LLC, an unrated captive insurance company (“Liberty”), provided (1) such policy has no aggregate limit and a deductible not less than calculated pursuant to TRIPRA, (2) the portion of insurance not covered by TRIPRA is reinsured by an insurer having at least an “A” rating from the applicable rating agencies, (3) TRIPRA or an equivalent provides that the federal government must re-insure the claim above deductible amounts and amounts reinsured as provided above, (4) Liberty is not the subject of a bankruptcy or similar proceeding, (5) no governmental authorities have issued statements indicating that terrorism insurers similar to Liberty do not qualify for TRIPRA benefits, and (6) all reinsurance agreements with respect to the Liberty-issued policies are reasonably acceptable to lender. (ii) Terrorism Insurance Cap. If TRIPRA or similar legislation is not in effect, the borrower is not required to spend on terrorism insurance more than two times the amount of the

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
property and business income coverage required by the loan documents. (iii) Lender Control over Disbursement of Casualty Proceeds. The lender controls disbursement of insurance proceeds for claims in excess of $12 million (less than 5% of combined A-1 and A-2 notes, but more than 5% of the A-1 note itself).

(18) Insurance	515 Madison Avenue (Loan No. 4)	Insurer Rating. The loan documents require that any insurance provider have a claims-paying and financial strength rating of not less than “A:VII” from A.M. Best Company or “A” from S&P. In-place coverage is provided by Zurich American Insurance Co., which has a rating from A.M. Best Company of “A+:XV” and “AA-” from S&P.

(18) Insurance	Encana Oil & Gas (Loan No. 7)	Rent Loss Coverage. The loan documents require a minimum of 12 months rent loss coverage, together with a 12 month extended period of indemnity (in-place coverage is currently unlimited for rent loss coverage with an 18 month extended period of indemnity).

(18) Insurance	Holiday Inn National Airport (Loan No. 10)	The loan documents permit a property insurance deductible of up to $50,000 (in-place coverage has $25,000 deductible).

(18) Insurance	Midland Odessa Self Storage Portfolio (Loan No. 13) Safeguard Self Storage Portfolio (Loan No. 16) US Playing Card (Loan No. 24)	Loan documents permit property insurance deductible up to $250,000.

(18) Insurance	Peachtree Plaza (Loan No. 39)	CVS Pharmacy and Panda Express pad sites are “leased fee”, where tenant constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(18) Insurance	Walgreens—Bixby (Loan No. 72)	The Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease. Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(18) Insurance	Walgreens—St. George (Loan No. 74)	The borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if tenant (Walgreens) elects to self-insure under its lease. Self-insurance is permitted if, among other things, Walgreens maintains a net worth of at least $100 million. Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the term of the loan.

(26) Local Law Compliance	Holiday Inn National Airport (Loan No. 10)	276 rooms are permitted by special exception for the subject property and there are 280 hotel rooms currently existing. Loan underwriting was based on 62.6% physical occupancy.

(26) Local Law Compliance	Meadows Building (Loan No. 30)	Property does not comply with the parking requirement (Computed on a shared basis with the adjacent property, this property has 1,253 parking spaces, less than the 1,294 required). Surveyor has indicated adequate space for re-striping on adjacent parcel either in garage or at surface level. The loan documents require borrower to re-stripe upon receipt of enforcement notice from the City of Dallas. In addition, non-recourse carve-out are obtained from borrower and guarantor for losses related to failure to bring the property into compliance.

(28) Recourse Obligations	Starwood Capital Hotel Portfolio II (Loan No. 9)	Recourse liability for violations of permitted transfers is limited to losses only if violation does not result from any action or failure to act of any borrower party.

(28) Recourse Obligations	Hampton Inn & Suites—Peoria (Loan No. 43)	Involuntary transfers that are prohibited by the loan agreement are recourse to the extent of losses only. Prohibited voluntary transfers are springing recourse.

(31) Acts of Terrorism Exclusion	Republic Plaza (Loan No. 1)	If TRIPRA or similar legislation is not in effect, borrower is not required to spend on terrorism insurance more than two times the amount of the property and business income coverage required by the loan documents.

E-2-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(31) Acts of Terrorism Exclusion	515 Madison Avenue (Loan No. 4)	If TRIPRA or similar legislation is not in effect, the borrower is not required to spend on terrorism insurance more than two times the amount of the property and business income coverage required by the loan documents at the time such terrorism coverage is excluded.

(31) Acts of Terrorism Exclusion	Encana Oil & Gas (Loan No. 7)	If TRIPRA or similar legislation is not in effect, the borrower is not required to spend on terrorism insurance more than two times the amount of the property and business income coverage required by the loan documents at the time such terrorism coverage is excluded (without giving effect to the premiums related to terrorism or earthquake).

(31) Acts of Terrorism Exclusion	Peachtree Plaza (Loan No. 39)	CVS Pharmacy and Panda Express pad sites are “leased fee”, where the tenant constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

(31) Acts of Terrorism Exclusion	Walgreens—Bixby (Loan No. 72)	The borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if the tenant (Walgreens) elects to self-insure under its lease; Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(31) Acts of Terrorism Exclusion	Walgreens—St. George (Loan No. 74)	The borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage) is suspended if the tenant (Walgreens) elects to self-insure under its lease, which is permitted if, among other things, Walgreens maintains net worth of at least $100 million. Walgreens has provided notice of its self-insurance election. Walgreens has no rent abatement or termination rights during the loan term.

(33) Single-Purpose Entity	Midland Odessa Self Storage Portfolio (Loan No. 13) Safeguard Self Storage Portfolio (Loan No. 16) US Playing Card (Loan No. 24)	The loan documents provide that if the borrower’s assets are included in a consolidated financial statement of its affiliates, the borrower does not have to (i) include notations on such financials to indicate the separateness of the borrower, nor does it have to indicate that the borrower’s assets and credit are unavailable to satisfy the debts and other obligations of such affiliates or any other person; or (ii) list assets on the borrower’s own separate balance sheet. The borrower’s tax returns may be included in a consolidated tax return.

(33) Single-Purpose Entity	Eagle Pond Townhomes (Loan No. 37)	The borrower is a recycled SPE, and prior owned property is not same as Mortgaged Property. Prior owned properties are neighboring properties, as follows: (i) high-rise apartment building; (ii) retail center; and (iii) post office. Non-recourse carve-out are obtained from guarantors re losses from prior owned property, including environmental. The lender reviewed existing Phase I environmental site assessments for apartments and retail (currently owned by borrower affiliates) and reviewed environmental database reports for all prior owned properties, and no recognized environmental conditions indicated.

(33) Single-Purpose Entity	MNSC Apopka-Kissimmee (Loan No. 68)	The borrower is a recycled SPE and its prior-owned property not same as the Mortgaged Property (included single family condominium unit and self-storage properties). Current Phase I ESA on the prior-owned self-storage property was delivered and identified no environmental concern. Carve-out is obtained for losses related to prior owned property.

(34) Defeasance	Midland Odessa Self Storage Portfolio (Loan No. 13) Safeguard Self Storage Portfolio (Loan No. 16) US Playing Card (Loan No. 24)	The borrower is required to deliver a certificate at the borrower’s option of either (A) Chatham Financial, (B) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (C) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments.

(34) Defeasance	Avalon Retail Center (Loan No. 47)	The loan documents do not require the successor borrower to be an SPE but permit the lender to form and designate the successor borrower.

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Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(36) Ground Leases	Starwood Capital Hotel Portfolio II (Loan No. 9)	Leasehold; Fee Not Subordinated. (Edison, NJ property); With respect to the property located in Edison, NJ, the borrower’s interest is a leasehold. The ground lease expires (including options) on September 30, 2076 (loan matures on January 1, 2018). Variations. The ground lease provides that in event of major casualty (25% or more of value of improvements), ground lessee has the right to restore or terminate. If the lessee terminates, the ground lessor is entitled to lesser of cost to scrape the property or cost to restore the improvements. The loan documents require proceeds to be applied to restoration or debt.

(43) Environmental Conditions	Holiday Inn National Airport (Loan No. 10)	Phase I identified three underground storage tanks related to the service station from 1936 map. The duration of use, location and/or removal of UST are unknown. Phase II ESA was recommended. In lieu of Phase II ESA, environmental insurance issued by Steadfast Insurance Company in amount of $2 million was obtained with a $25,000 deductible, 10-year term plus three year policy tail. Steadfast is a subsidiary of Zurich American Insurance Co., which has a rating “A+:XV” from A.M. Best Company and “AA-” from S&P.

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The Royal Bank of Scotland

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(1) Complete Mortgage File	Doubletree Asheville (Loan No. 12) Minot Hotel Portfolio (Loan No. 17) Homewood Suites Ayrsley (Loan No. 25) Home 2 Suites—Baltimore (Loan No. 34) Holiday Inn Express—Cincinnati (Loan No. 45)	The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. Within 30-90 days of the securitization date (depending on the Mortgage Loan), the Trust must provide notice of the securitization and request from the franchisor a new comfort letter in favor of the Trust. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(2) Whole Loan; Ownership of Mortgage Loans	Brennan Industrial Portfolio II (Loan No. 5)	The Mortgage Loan was jointly originated, and is being sold to the issuing entity, by both The Royal Bank of Scotland plc and RBS Financial Products Inc.

(2) Whole Loan; Ownership of Mortgage Loans	Concord Mills (Loan No. 2)	$235,000,000 senior loan to mortgagor is secured on a pari passu basis by various notes (A-1 note in amount of $125,000,000; and A-2 note in amount of $110,000,000). The Royal Bank of Scotland is contributing the A-1 note to the WFRBS 2013-C11 Trust. Prior to the closing date of the WFRBS 2013-C11 securitization, the loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust. Upon the closing of the WFRBS 2013-C11 securitization, the loan will be serviced pursuant to the WFRBS 2013-C11 Pooling and Servicing Agreement.

(7) Lien; Valid Assignment	Concord Mills (Loan No. 2)	$235,000,000 senior loan to mortgagor is secured on a pari passu basis by various notes (A-1 note in amount of $125,000,000; and A-2 note in amount of $110,000,000). The Royal Bank of Scotland is contributing the A-1 note to the WFRBS 2013-C11 Trust. Prior to the closing date of the WFRBS 2013-C11 securitization, the loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFRBS 2012-C10 Trust. Upon the closing of the WFRBS 2013-C11 securitization, the loan will be serviced pursuant to the WFRBS 2013-C11 Pooling and Servicing Agreement.

(8) Permitted Liens; Title Insurance	1 Mission (Loan No. 50)	A portion of the Mortgaged Property consists of two commercial condominium units and one public parking condominium unit in a larger 64 unit mixed-use condominium development, where the other 61 units are residential condominiums. The borrower has 3 votes out of a total of 64 on any issue that is presented to the condominium membership, and has the right to appoint one member to a five member condominium association board. The condominium documents require the approval of at least 51% of the condominium members for any amendment to the declaration that would have a material adverse effect to a mortgagee. As such, the borrower has no unilateral right to block any such amendment, and there can be no assurances that the actions of the condominium board or the members at large will not materially interfere with the current marketability or principal use of the Mortgaged Property.

(10) Assignment of Leases and Rents	Brennan Industrial Portfolio II (Loan No. 5) Salt Lake City FBI Building (Loan No. 8)	The related mortgagor maintains a master lease (the “Master Lease”) structure in order to comply with Shari’ah regulations. The lessee under the master lease (the “Master Lessee”) operates the Mortgaged Property in accordance with the terms of the Master Lease, which is subordinate to the loan documents. The Master Lessee entered into an assignment of leases and rents with respect to the subtenant (the third party space tenant on the related Mortgaged Property), which document collaterally assigns the rights to collect such rents (upon a default under the master lease) to the mortgagor. The mortgagor then collaterally assigned this document to the lender as security for the Mortgage Loan.

(18) Insurance	Concord Mills (Loan No. 2)	Insurance coverage may be provided by an insurer maintaining a minimum rating of “A- VIII” with A.M. Best Company.

(18) Insurance	Doubletree Asheville (Loan No. 12) Homewood Suites Ayrsley (Loan No. 25)	All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is with insurers having a claims paying ability

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
rating of at least “A” by S&P (and the equivalent by any other Rating Agency), with no carrier having a claims paying ability rating below “BBB” by S&P (and the equivalent by any other Rating Agency).

(28) Recourse Obligations	RHP Portfolio I (Loan No. 3)

The Mortgage Loan is fully recourse to the guarantor only for voluntary transfers of the property or equity interests in the mortgagor.

The Mortgage Loan is fully recourse to the guarantor only for intentional physical waste.

With respect to breach of environmental covenants, if mortgagor delivers to lender an acceptable environmental insurance policy to lender, lender will use commercially reasonable efforts to recover under such policy and neither mortgagor nor guarantor will have any recourse liability to the extent of amounts actually received by lender under such policy.

(28) Recourse Obligations	Salt Lake City FBI Building (Loan No. 8)	The Mortgage Loan was structured without a non-recourse carveout guarantor.

(28) Recourse Obligations	Encino Courtyard (Loan No. 11)	The Mortgage Loan is recourse to the guarantor for mortgagor’s fraud or intentional material misrepresentation and for mortgagor’s commission of intentional physical waste at the Mortgaged Property.

(29) Mortgage Releases	Brennan Industrial Portfolio II (Loan No. 5)	With respect to the property in Stone Mountain, Georgia, the mortgagor that owns that property is permitted to release a portion of that property in certain circumstances (including the tenant at that property exercising its expansion option) and so long as certain conditions are met, including payment of 100% of the net sales proceeds with respect to such expansion parcel.

(29) Mortgage Releases	Minot Hotel Portfolio (Loan No. 17)	The mortgagor is permitted to partially release a portion of the Mortgaged Property in connection with the sale of such Mortgaged Property provided that the mortgagor must defease the greater of (i) the allocated loan amount for such Mortgaged Property, or (ii) the positive excess of the gross proceeds from the sale of such Mortgaged Property.

(42) Organization of Borrower	Salt Lake City FBI Building (Loan No. 8)	The Mortgage Loan was structured without a non-recourse carveout guarantor.

(43) Environmental Conditions	Brennan Industrial Portfolio II (Loan No. 5)

The Environmental Report on the M.P. Pumps, the Mortgaged Property in Fraser, MI, identified historic releases as a recognized environmental condition. The tenant, M.P. Pumps, is conducting response action at the property. However, the mortgagor also could be liable unless it qualifies for the defense to liability under applicable Michigan law. Accordingly, the mortgagor is required by letter agreement to conduct and file a Baseline Environmental Assessment and prepare a Due Care Plan to qualify for the defense to liability for remedial action costs.

Coverage for new pollution conditions under the PLL policy for the Kraco Mortgaged Property in Compton, CA, expires at 12:01 A.M. on August 28, 2013 (although coverage for pre-existing pollution conditions continues past the Stated Maturity Date of the related Mortgage Loan). Accordingly the mortgagor is required by letter agreement to renew (for five years) or replace the PLL policy with a substantially equivalent policy, the expiring coverage before its expiration.

E-2-7

C-III Commercial Mortgage LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(8) Permitted Liens; Title Insurance	May Manor MHC (Loan No. 40)	A homeowners association has a statutory right of first refusal to purchase the related Mortgaged Property. Such right does not apply in the case of foreclosures.

(8) Permitted Liens; Title Insurance	Howard Apartments (Loan No. 69)	The related Mortgaged Property’s residential component is subject to a certain low income housing tax credit agreement that requires at least 40% of the units (16 units) to be occupied by tenants at or below 60% of area median gross income.

(18) Insurance	All CIIICM Mortgage Loans (Loan Nos. 20, 40, 41, 44, 49, 55, 56, 57, 58, 66, 67, 69, 73, 75, 76, 79, 80 and 81)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two times the all risk premium (without terrorism insurance coverage).

(18) Insurance	Hampton Inn Swansboro (Loan No. 41)	The stand-alone wind policy is issued by the State of North Carolina (North Carolina Underwriting Association), which is not rated by S&P or A.M. Best Company.

(18) Insurance	Shoppes at Yukon (Loan No. 75)	The condominium association maintains some or all of the insurance coverage for the related Mortgaged Property. Accordingly, the lender may not receive notices of cancellation or termination in the contemplated time frames. Also, the condominium association will receive and disburse, in accordance with the condominium declaration, proceeds of the insurance policies maintained by it.

(20) No Encroachments	Ridgebrook Village & Valley Hills MHC (Loan No. 44)	Individual homes sit within required setbacks.

(20) No Encroachments	Sherwood/Bay Breeze (Loan No. 67)	Individual homes sit within required setbacks.

(20) No Encroachments	Periwinkle MHC (Loan No. 80)	Individual homes sit within required setbacks.

(26) Local Law Compliance	Sherwood/Bay Breeze (Loan No. 67)	The related Mortgaged Property is nonconforming as to setbacks and the existing use requires a special use permit. Law and ordinance insurance was obtained solely to cover the cost of rebuilding in accordance with current zoning requirements, and the inability to restore the Mortgaged Property to the full extent of its use or structure prior to the casualty may materially affect the use or operation of the Mortgaged Property. Restoration is permitted if casualty is less than 50% and is legally commenced within six months.

(26) Local Law Compliance	Sunset Village (Loan No. 66)	The related Mortgaged Property is nonconforming as to density and there are 30 pads located in general commercial zoning for which a special use permit is required. Law and ordinance insurance was obtained solely to cover the cost of rebuilding in accordance with current zoning requirements, and the inability to restore the Mortgaged Property to the full extent of its use or structure prior to the casualty may materially affect the use or operation of the Mortgaged Property. Restoration is permitted if the cost to restore is not a substantial improvement and is legally commenced within one year.

(26) Local Law Compliance	Ridgebrook Village & Valley Hills MHC (Loan No. 44)	The related Mortgaged Property is nonconforming with respect to setbacks, parking and lot size. Law and ordinance insurance was obtained solely to cover the cost of rebuilding in accordance with current zoning requirements, and the inability to restore the Mortgaged Property to the full extent of its use or structure prior to the casualty may materially affect the use or operation of the Mortgaged Property. Restoration is permitted if casualty is less than 100% of assessed value and use is not discontinued for a year.

(26) Local Law Compliance	Howard Apartments (Loan No. 69)	The related Mortgaged Property is legal nonconforming as to setbacks and the number of studio units. Law and ordinance insurance was obtained solely to cover the cost of rebuilding in accordance with current zoning requirements, and the inability to restore the Mortgaged Property to the full extent of its use or structure prior to the casualty may materially affect the use or operation of the Mortgaged Property. Restoration is permitted if legally commenced within eighteen months.

E-2-8

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(26) Local Law Compliance	Periwinkle MHC (Loan No. 80)	The related Mortgaged Property is nonconforming with respect to setbacks. Law and ordinance insurance was obtained solely to cover the cost of rebuilding in accordance with current zoning requirements, and the inability to restore the Mortgaged Property to the full extent of its use or structure prior to the casualty may materially affect the use or operation of the Mortgaged Property. Restoration is permitted if casualty is less than 50% and is legally commenced within twelve months.

(29) Mortgage Releases	Shoppes at Yukon (Loan No. 75)	The condominium association will receive and disburse, in accordance with the condominium declaration, any condemnation proceeds. The borrower may not be able to prevent application of those proceeds to property restoration.

(31) Acts of Terrorism Exclusion	All CIIICM Mortgage Loans (Loan Nos. 20, 40, 41, 44, 49, 55, 56, 57, 58, 66, 67, 69, 73, 75, 76, 79, 80 and 81)	The related loan documents may provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two times the all risk premium (without terrorism insurance coverage).

(34) Defeasance	All CIIICM Mortgage Loans (Loan Nos. 20, 40, 41, 44, 49, 55, 56, 57, 58, 66, 67, 69, 73, 75, 76, 79, 80 and 81)	The related loan documents may not require that the defeased note and the defeasance collateral be assumed by an SPE. However, in such cases, the successor borrower must be an entity designated by the lender in its sole and absolute discretion or, at the option of the lender, designated by the borrower and approved by the lender.

(44) Lease Estoppels	All CIIICM Mortgage Loans (Loan Nos. 20, 40, 41, 44, 49, 55, 56, 57, 58, 66, 67, 69, 73, 75, 76, 79, 80 and 81)	C-III Commercial Mortgage LLC generally obtains estoppels from tenants that represent either (i) 80% of the square footage of the related Mortgaged Property or (ii) 80% of the income generated by the related Mortgaged Property.

E-2-9

Liberty Island Group I LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	All LIG I Mortgage Loans (Loan Nos. 14, 21, 23, 31, 36, 42 and 51)	Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFRBS Commercial Mortgage Trust 2013-C11 subject to the terms of a primary servicing agreement.

(8) Permitted Liens; Title Insurance	Duda Southeast Retail Portfolio (Loan No. 21)	The lease agreement for Walgreen Co. (“Walgreens”), which leases 100% of the net rentable area of the Mortgaged Property known as Walgreens – Memphis from the borrower, provides Walgreens with a 10-day right of first refusal to purchase the Mortgaged Property in the event that the landlord receives a bona fide offer to purchase the Mortgaged Property during the term of the lease or any extensions thereof from any person or entity excluding the transfer of the Mortgaged Property to LAF Brothers Properties, LLC. The right of first refusal will not apply to or prohibit any sale of the Mortgaged Property to a subsidiary, parent or affiliated company of landlord.

(18) Insurance	Duda Southeast Retail Portfolio (Loan No. 21)	With respect to the Mortgaged Property known as Christian Brothers Automotive – Grayson, located in Georgia, the borrower has not provided evidence that the related Mortgaged Property is covered by the required insurance. The lender has permitted the borrower to provide evidence of such insurance for such Mortgaged Property within 30 days of the closing date of the loan.

(18) Insurance	Milestone Crossing (Loan No. 23)	Upon a partial condemnation or casualty at the Mortgaged Property and subject to the conditions set forth in the related leases, (i) each of two tenant leases (First Bank and Sonic) permits the tenant to abate rent (so long as the remainder of the Mortgaged Property can reasonably be used for the continued operation of the tenant’s business) or to terminate the lease and (ii) one tenant lease (Circle K) permits the tenant to terminate the lease. However, the portion of the Mortgaged Property subject to the related leases is not covered, nor do the related loan documents require the portion of the Mortgaged Property subject to the related leases to be covered, by business interruption insurance or rental loss insurance for the duration of the related leases.

E-2-10

Basis Real Estate Capital II, LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(7) Lien; Valid Assignment	Manhattan Hilton Garden Inn & Conference Center (Loan No. 29)	The Mortgaged Property is subject to a restrictive covenant that requires the property to be operated as a hotel and conference center.

(9) Junior Liens	Manhattan Hilton Garden Inn & Conference Center (Loan No. 29)	The mortgaged property also secures subordinate debt of $9,500,000 from the City of Manhattan, Kansas, which is comprised of (a) $4,500,000 in the form of a forgivable note and (b) $5,000,000 (current balance $4,9000,000) in the form of a repayable note. The repayable note provides for (1) zero interest, (2) thirty year amortization, with equal payments of $100,000 per year for the first twenty-nine years, to be applied to principal and (3) a balloon payment of $2,100,000 due on the thirtieth anniversary of the note. The forgivable note provides that $150,000 shall be deemed forgiven, as a grant, on each due date of the repayable note, as long as the borrower is in compliance with the terms of such notes and the Economic Development Agreement entered into in connection with such notes. The subordinated notes (1) are fully subordinate to the mortgage loan, (2) may not be prepaid and (3) are subject to a subordination and standstill agreement.

(13) Taxes and Assessments	Manhattan Hilton Garden Inn & Conference Center (Loan No. 29)	A mechanics lien was filed after the mortgage loan was originated. The lien is for payment on window blinds which cost $8,000. The loan documents require the borrower to have the lien discharged by payment, bonding or otherwise within forty-five days of the lien. In addition, losses incurred in connection with the failure to pay charges that create a mechanic’s lien are recourse to the borrower and the non-recourse carve-out guarantor .

(18) Insurance	Hilton Garden Inn Indianapolis (Loan No. 28)	The Mortgage Loan documents provide the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of $150,000 and 10% of the outstanding principal balance, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Manhattan Hilton Garden Inn & Conference Center (Loan No. 29)	The Mortgage Loan documents provide the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $1,000,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Lakes Brand (Loan No. 38)	The Mortgage Loan documents provide the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of $500,000 and 10% of the outstanding principal balance, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(18) Insurance	Holiday Inn Express Alliance (Loan No. 59)	The Mortgage Loan documents provide the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is $500,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.

(26) Local Law Compliance	Manhattan Hilton Garden Inn & Conference Center (Loan No. 29)	The mortgaged property is legally non-conforming due to a height violation. In the event that the property is damaged in excess of 60% of its assessed value, it may only be rebuilt to two stories instead of its current three stories.

(28) Recourse Obligations	All Basis Mortgage Loans (Loan Nos. 28, 29, 38, 59 and 70)

The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only.

The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.

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ANNEX F

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

The globally offered WFRBS Commercial Mortgage Pass-Through Certificates, Series 2013-C11, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositories of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositories, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depository to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depository for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depository to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the Cut-off Date) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30 day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX G

FORM OF TRUST ADVISOR ANNUAL REPORT1

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: WFRBS Commercial Mortgage Trust 2013-C11, Commercial Mortgage Pass-Through

Certificates, Series 2013-C11

Trust Advisor: [                                    ]

Special Servicer: [                                    ]

Subordinate Class Representative: [                                    ]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.	Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans: [LIST APPLICABLE MORTGAGE LOANS]

2.	[If report is rendered during a Senior Consultation Period, add:] Met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’ NAME AND TITLE]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting. The discussion focused on the Special Servicer’s execution of its

[1]

This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

a.	Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.	Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.	The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.	The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in any of those discussions. As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of February 1, 2013.

ANNEX H

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)
Initial Balance	97,254,000.00
March 2013	97,254,000.00
April 2013	97,254,000.00
May 2013	97,254,000.00
June 2013	97,254,000.00
July 2013	97,254,000.00
August 2013	97,254,000.00
September 2013	97,254,000.00
October 2013	97,254,000.00
November 2013	97,254,000.00
December 2013	97,254,000.00
January 2014	97,254,000.00
February 2014	97,254,000.00
March 2014	97,254,000.00
April 2014	97,254,000.00
May 2014	97,254,000.00
June 2014	97,254,000.00
July 2014	97,254,000.00
August 2014	97,254,000.00
September 2014	97,254,000.00
October 2014	97,254,000.00
November 2014	97,254,000.00
December 2014	97,254,000.00
January 2015	97,254,000.00
February 2015	97,254,000.00
March 2015	97,254,000.00
April 2015	97,254,000.00
May 2015	97,254,000.00
June 2015	97,254,000.00
July 2015	97,254,000.00
August 2015	97,254,000.00
September 2015	97,254,000.00
October 2015	97,254,000.00
November 2015	97,254,000.00
December 2015	97,254,000.00
January 2016	97,254,000.00
February 2016	97,254,000.00
March 2016	97,254,000.00
April 2016	97,254,000.00
May 2016	97,254,000.00
June 2016	97,254,000.00
July 2016	97,254,000.00
August 2016	97,254,000.00
September 2016	97,254,000.00
October 2016	97,254,000.00
November 2016	97,254,000.00
December 2016	97,254,000.00
January 2017	97,254,000.00
February 2017	97,254,000.00
March 2017	97,254,000.00
April 2017	97,254,000.00
May 2017	97,254,000.00
June 2017	97,254,000.00
July 2017	97,254,000.00
August 2017	97,254,000.00
September 2017	97,254,000.00
October 2017	97,254,000.00
November 2017	97,254,000.00
December 2017	97,254,000.00
January 2018	97,254,000.00

Distribution Date	Balance ($)
February 2018	97,253,695.84
March 2018	95,467,888.45
April 2018	93,986,602.70
May 2018	92,396,353.97
June 2018	90,903,450.15
July 2018	89,301,915.39
August 2018	87,797,306.46
September 2018	86,287,005.86
October 2018	84,668,571.54
November 2018	83,146,435.51
December 2018	81,516,504.00
January 2019	79,982,443.86
February 2019	78,442,580.12
March 2019	76,592,501.25
April 2019	75,039,813.56
May 2019	73,380,203.56
June 2019	71,815,362.85
July 2019	70,143,947.18
August 2019	68,566,862.39
September 2019	66,983,810.50
October 2019	65,294,704.12
November 2019	63,699,271.69
December 2019	61,998,138.61
January 2020	60,390,232.87
February 2020	58,776,242.87
March 2020	56,958,019.67
April 2020	55,331,042.91
May 2020	53,599,267.00
June 2020	51,959,580.53
July 2020	50,215,458.16
August 2020	48,562,966.74
September 2020	46,904,221.58
October 2020	45,141,585.18
November 2020	43,469,892.22
December 2020	41,694,678.07
January 2021	40,009,940.27
February 2021	38,318,826.13
March 2021	36,331,614.67
April 2021	34,626,580.32
May 2021	32,818,977.64
June 2021	31,100,648.55
July 2021	29,280,131.07
August 2021	27,548,407.58
September 2021	25,810,129.10
October 2021	23,970,232.34
November 2021	22,218,409.91
December 2021	20,365,356.26
January 2022	18,599,888.35
February 2022	16,827,737.13
March 2022	14,767,052.57
April 2022	12,980,393.62
May 2022	11,093,499.01
June 2022	9,292,933.42
July 2022	7,392,529.58
August 2022	5,577,953.07
September 2022	3,756,506.49
October 2022	1,835,818.40
November 2022 and thereafter	0.00

H-1

PROSPECTUS

RBS COMMERCIAL FUNDING INC.

Depositor

Commercial Mortgage Pass-Through

Certificates (Issuable in Series by Separate Issuing Entities)

RBS Commercial Funding Inc. from time to time will offer Commercial Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are trusts. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, any sponsor, any servicer or any of their respective affiliates. The certificates and the underlying mortgage loans will not be insured or guaranteed by any governmental agency or other person.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

Investing in the offered certificates involves risks. See “RISK FACTORS” beginning on page 8 of this prospectus. For each series, see “RISK FACTORS” in the related prospectus supplement.

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under “PLAN OF DISTRIBUTION” on page 105 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

January 18, 2013

Important Notice About Information Presented in this

Prospectus and the Applicable Prospectus Supplement

We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

•	this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

•	the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption “Index of Defined Terms” beginning on page 109 in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to RBS Commercial Funding Inc.

If you require additional information, the mailing address of our principal executive offices is RBS Commercial Funding Inc., 600 Washington Boulevard, Stamford, Connecticut 06901 and the telephone number is (203) 897-2700. For other means of acquiring additional information about us or a series of certificates, see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” beginning on page 106 of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	106
LEGAL MATTERS	107
RATINGS	107
INDEX OF DEFINED TERMS	109

SUMMARY OF PROSPECTUS

This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

Title of Certificates	Commercial Mortgage Pass-Through Certificates, issuable in series.

Depositor	RBS Commercial Funding Inc., a Delaware corporation. Our telephone number is (203) 897-2700.

Description of Certificates; Ratings	The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties and other assets as described in this prospectus and to be specified in the related prospectus supplement. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations at the date of issuance.

The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

•

the name of the servicer and special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

•	the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

•	the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

•	the tax status of certificates;

•	whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA; and

•	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”.

RISK FACTORS

An investment in the certificates of any series involves significant risks and are not suitable investments for all investors. Before making an investment decision, you should carefully review the following information and the information under the caption “Risk Factors” in the applicable prospectus supplement. Such risks give rise to the potential for significant loss over the life of the certificates and could result in the failure of investors in the certificates to fully recover their initial investments.

The Certificates May Not Be a Suitable Investment for You

For the reasons set forth in this section and in the “Risk Factors” section in the applicable prospectus supplement, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates, including as a result of variations in the performance of the mortgage loans in a trust or trust fund. As a result, investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. The repayment of a mortgage loan secured by a residential cooperative property typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•

the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual net operating income of a mortgaged property. See “Risk Factors—Risks Related to Mortgage Loans and Mortgaged Properties—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” in the prospectus supplement.

It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans included in a trust may have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant in common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in any of (i) an early repayment of the related mortgage loan, (ii) a significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), (iii) a material impairment in property management, and (iv) a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants in common for under a mortgage loans will be special purpose entities. Each related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant in common borrower or the guarantor if a tenant in common files for partition.

Condominium Ownership May Limit Use and Improvements

With respect to certain of the mortgage loans included in a trust or trust fund, the related mortgaged property may consist of the borrower’s interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not part of a condominium.

Risks Related to Ground Leases and Other Leasehold Interests

For purposes of each prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Except as noted in the related prospectus supplement, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans included in a trust, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of the Mortgage Loans—Leases and Rents” and “—Bankruptcy Issues” in this prospectus.

Your Certificates Are Not Obligations of Any Other Person or Entity

Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates. The offered certificates and the mortgage loans will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or any private mortgage or other insurer.

Limited Liquidity

There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates. The market value of the certificates will fluctuate with changes in prevailing rates of interest, a change in the ratings of the certificates or other credit related market changes. Consequently, the sale of the certificates in any market that may develop may be at a discount from the certificates’ par value or purchase price.

Modifications of the Mortgage Loans

The master servicer will be responsible for servicing the mortgage loans serviced by it regardless of whether such mortgage loans are performing or have become delinquent or are otherwise in default. As a result, as delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the related trust or trust fund, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the related trust or trust fund may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the related trust or trust fund, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan.

The ability to modify mortgage loans by a servicer may be limited by several factors. First, if the servicer has to consider a large number of modifications, operational constraints may affect the ability of the servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the servicer in maximizing collections for the transaction and the impediments the servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The applicable servicing agreement will obligate the servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on the related certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of securities may be eligible to become a debtor under the United States Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (the “FDIA”). If a servicer for any series of securities were to become a debtor under the United States Bankruptcy Code or enter into receivership under the FDIA, although the related servicing agreement provides that such an event would be an event of default entitling the trust or trust fund to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the related servicing agreement by the servicer in a bankruptcy proceeding or repudiation of such agreements in a receivership under the FDIA would be treated as a breach of such related servicing agreement and give the trust or trust fund a claim for damages and the ability to appoint a successor servicer. An assumption under the Bankruptcy Code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume such servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or the trust or trust fund would be entitled to terminate servicer in a timely manner or at all.

If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s or trust fund’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Your Lack of Control Over A Trust Can Adversely Impact Your Investment

Investors in the securities do not have the direct right to make decisions with respect to the administration of the related trust or trust fund. These decisions are generally made, subject to the express terms of the applicable servicing agreement, by the servicer or the trustee. Any decision made by any of those parties in respect of the related trust or trust fund in accordance with the terms of such servicing agreement or indenture, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests. In certain limited circumstances, the holders of certificates have the right to vote on matters affecting the trust or trust fund.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Variability in Average Life of Offered Certificates

The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

•	the prepayment provisions of the related mortgage notes;

•	a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for mortgage loans.

In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period. See “DESCRIPTION OF THE MORTGAGE POOL” in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions—Prepayment Provisions” in this prospectus. We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates. If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

Certain Legal Aspects of the Mortgage Loans

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

Environmental Law Considerations

Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of a trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials (ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the “owner” or “operator” of the Mortgaged Property. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Environmental Risks” in this prospectus.

Risk of Early Termination

The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

THE PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

•	any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

•	whether the trust will be treated for federal income tax purposes as one or more grantor trusts or REMICs;

•	the identity of each class within a series;

•	the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

•

certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

•	the identity of the master servicer;

•	the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

•	the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

•	the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

•	the final scheduled distribution date of each class of offered certificates;

•	the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

•	the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate certificates;

•	for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

•	the distribution dates for each class of offered certificates;

•	the representations and warranties to be made by us or another entity relating to the mortgage loans;

•	information with respect to the terms of the subordinate certificates or residual certificates, if any;

•	whether a series of certificates includes one or more classes that are “exchangeable certificates” as described in “Description of the Certificates—Exchangeable Certificates”;

•

additional information with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

•	additional information with respect to the plan of distribution;

•	whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

•	any significant obligors in accordance with Regulation AB under the Securities Act (17 CFR 229.1100 - 229.1123 (“Regulation AB” ));

•

if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

•

if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

•	if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS” in this prospectus; and

•

whether any class of offered certificates qualifies as “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, as described under “LEGAL INVESTMENT” in this prospectus.

THE DEPOSITOR

RBS Commercial Funding Inc. (the “Depositor”) was incorporated in the State of Delaware on November 18, 1999 as Greenwich Capital Commercial Funding Corp., for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The Depositor changed its name to RBS Commercial Funding Inc. on July 8, 2009. The principal executive offices of the Depositor are located at 600 Washington Boulevard, Stamford, Connecticut 06901. Its telephone number is (203) 897-2700. The Depositor will not have any material assets other than the trust funds.

Neither the Depositor, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Depositor or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Depositor, if specifically set forth in the Agreement.

The certificate of incorporation, as amended, of the Depositor provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the bylaws of the Depositor provide that the Depositor will indemnify to the full extent permitted by law any person for any and all liabilities incurred by reason of the fact that the person is or was a director, officer, employee or agent of the Depositor or, at the request of the Depositor, served another corporation, partnership, joint venture, trust or other enterprise in such capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Depositor pursuant to the foregoing provisions, or otherwise, the Depositor has been advised that, in the opinion of the Securities and Exchange Commission (the “SEC”), the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE SPONSOR

Overview

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be The Royal Bank of Scotland plc or RBS Financial Products Inc. (collectively, “The Royal Bank of Scotland”).

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliated entities and each of them is an affiliate of the depositor. The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of

RBS Securities Inc., who may be listed as an underwriter in the related prospectus supplement. The principal offices of The Royal Bank of Scotland plc and RBS Financial Products Inc. in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

RBS’s Commercial Mortgage Securitization Program. The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990. The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of mortgage loans that The Royal Bank of Scotland originates:

•

Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•

Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, including RBS Commercial Mortgage Funding Inc., or another entity that acts in a similar capacity, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions. Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

USE OF PROCEEDS

The Depositor intends to apply all or substantially all of the net proceeds from the sale of each series offered in this prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Depositor for mortgage loans.

DESCRIPTION OF THE CERTIFICATES*

The certificates of each series will be issued pursuant to a pooling and servicing agreement (the “Agreement”) to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that prospectus supplement and any additional provisions of the related Agreement.

At the time of issuance, it is anticipated that the offered certificates of each series will be rated “investment grade,” typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at the request of the Depositor. Each of the NRSROs engaged by the Depositor to rate offered certificates of the related series will be referred to as a “Rating Agency” in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. We cannot assure you as to whether any NRSRO not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by an NRSRO that has not been requested by the Depositor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Depositor’s request, and may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

General

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the “Trust Fund”) for each series will consist of the following, to the extent provided in the Agreement:

(i) a pool primarily of mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties conveyed to the Trustee pursuant to the Agreement;

(ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement; and

(iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

In addition, the Trust Fund for a series may include various forms of credit enhancement. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing. See “CREDIT ENHANCEMENT” in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

*	Whenever used in this prospectus the terms “certificates,” “trust fund” and “mortgage pool” will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

(i) mortgage principal prepayment effects on the weighted average lives of the classes;

(ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

(iii) the degree to which an investor’s yield is sensitive to principal prepayments.

The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the Depository or another depository identified in the prospectus supplement.

If the certificates of a class are transferable only on the books of The Depository Trust Company (the “Depository”), no person acquiring a certificate that is in book-entry form (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus. The Depositor has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

If the certificates of a class are transferable only on the books of the Depository, each beneficial owner’s ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for this purpose. In turn, the Financial Intermediary’s ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner’s Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

If the offered certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Depositor and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the Depository’s normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

Distributions on Certificates

Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates (“Certificateholders” or “Holders”) by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the “Distribution Date”) specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the Trustee (or any other paying agent as may be identified in the related prospectus supplement), by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each series of certificates.

With respect to each series of certificates on each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) after a date specified in the related prospectus supplement (the “Cut-Off Date”) and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

Accounts

It is expected that the Agreement for each series of certificates will provide that the Trustee (or any other paying agent as may be identified in the related prospectus supplement) establish an account (the “Distribution Account”) into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account (the “Collection Account”) in the name of the Trustee for the benefit of Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

(1) all payments on account of principal, including principal prepayments, on the mortgage loans;

(2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

(3) all proceeds from any insurance policy relating to a mortgage loan (“Insurance Proceeds”) other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

(4) all proceeds from the liquidation of a mortgage loan (“Liquidation Proceeds”), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (“REO Property”);

(5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain;

(6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

(7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

(8) any amounts received from borrowers which represent recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

The Special Servicer, if any, will be required to remit, as specified in the related prospectus supplement, to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. “Prepayment Premium” means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. “Property Protection Expenses” comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account or advance amounts to, among other things:

(i) remit certain amounts for the related Distribution Date into the Distribution Account;

(ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement;

(iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

(iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and the Depositor for certain expenses and provide indemnification to the Depositor, the Master Servicer, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) and, if applicable, the Special Servicer, as described in the Agreement.

The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the “Master Servicer Remittance Date”). The income from the investment of funds in the Collection Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from the investments will be borne by the Master Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the “REO Account”) will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

(i) make remittances to the Collection Account as required by the Agreement;

(ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

(iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the Trust Fund or by the person described in the prospectus supplement.

“Permitted Investments” will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

Amendment

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

(i) to cure any ambiguity;

(ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

(iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

(iv) for the other reasons specified in the related prospectus supplement.

To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the Holders of certificates representing an aggregate outstanding principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

•

reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

•	reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the Holders of all certificates then outstanding; or

•	alter the servicing standard set forth in the related Agreement.

Further, the Agreement for each series may provide that the parties to the Agreement, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a “real estate mortgage investment conduit” (a “REMIC” ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

The Agreement relating to each series may provide that no amendment to the Agreement will be made unless there has been delivered in accordance with the Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust Fund under the provisions of the Code.

The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

Termination

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

(i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

(ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the Agreement;

(iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

(iv) mutual consent of the parties and all Certificateholders.

With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

Reports to Certificateholders

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

(i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

(ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

(iii) financial information relating to the underlying Mortgaged Properties;

(iv) information with respect to delinquent mortgage loans;

(v) information on mortgage loans which have been modified; and

(vi) information with respect to REO Properties.

The Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will be required to mail or otherwise make available to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee (or any other paying agent as may be identified in the related prospectus supplement). The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. We will file or cause to be filed with the SEC the periodic reports with respect to each Trust Fund as are required under the Exchange Act, and the rules and regulations of the SEC under the Exchange Act. Reports that we have filed with the SEC pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and, therefore, should be available at the SEC’s site on the World Wide Web.

The Trustee

The Depositor will select a bank or trust company to act as trustee (the “Trustee”) under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

•

the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

•

the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

•	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

•

A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

•

An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

•

Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

•

A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

•

A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

THE MORTGAGE POOLS

General

Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments (“Mortgages”) on fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a “Mortgaged Property”). Each mortgage loan or lease is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

1. mortgage loans with fixed interest rates;

2. mortgage loans with adjustable interest rates;

3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

5. mortgage loans that provide for recourse against only the Mortgaged Properties; and

6. mortgage loans that provide for recourse against the other assets of the related borrowers.

Certain mortgage loans may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personality or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Leases and Rents” in this prospectus.

Certain mortgage loans may provide for “equity participations” which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Depositor into an escrow account held by the Trustee as provided in the related prospectus supplement.

The mortgage loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

(i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

(ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

(iii) the interest rate or range of interest rates of the mortgage loans and the weighted average mortgage interest rate of the mortgage loans;

(iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

(v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

(vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

(vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

(viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

(ix) the debt service coverage ratios relating to the mortgage loans;

(x) information with respect to the prepayment provisions, if any, of the mortgage loans;

(xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

(xii) payment delinquencies, if any, relating to the mortgage loans.

If specified in the related prospectus supplement, the Depositor may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Depositor may disclose the above-specified information by mortgage loan group.

In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Depositor will file a current report on Form 8-K (the “Form 8-K”) with the SEC on or prior to the date of the filing of the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the initial issuance of each series of certificates (each, a “Closing Date”) as specified in the related prospectus supplement. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

Underwriting and Interim Servicing Standards Applicable to the Mortgage Loans

The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Depositor. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

Assignment of Mortgage Loans

At the time of issuance of the certificates of each series, the Depositor will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the Agreement for the related series (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

In addition, the Depositor will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

(i) the mortgage note, endorsed to the order of the Trustee without recourse;

(ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

(iii) any assumption, modification or substitution agreements relating to the mortgage loan;

(iv) a lender’s title insurance policy, together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney’s opinion of title issued as of the date of origination of the mortgage loan;

(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

(vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

(vii) any other documents as may be described in the Agreement (the documents, collectively, the “Mortgage Loan File”).

Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Depositor’s interest in the mortgage loan to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the “Responsible Party”) and the Master Servicer. To the extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage interest rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the “Repurchase Price”). This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

Representations and Warranties

To the extent specified in the related prospectus supplement, the Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the Depositor will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Depositor, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan (or a portion thereof) with a Substitute Mortgage Loan or Loans or to repurchase the mortgage loan (or a portion thereof) at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price. The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Depositor for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. Subject to the ability of the Responsible Party or the Depositor to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Depositor.

The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Depositor, as the case may be, may deliver to the Trustee mortgage loans (“Substitute Mortgage Loans”) in substitution for any one or more of the mortgage loans (“Defective Mortgage Loans”) initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any Substitute Mortgage Loan will generally include, among other things, that the Substitute Mortgage Loan on the date of substitution, will:

(i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

(ii) have a mortgage interest rate not less than (and not more than 1% greater than) the mortgage interest rate of the Defective Mortgage Loan;

(iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

(iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the Responsible Party or the Depositor as more fully described in the prospectus supplement.

A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

General

The prospectus supplement related to a series will identify the master servicer (the “Master Servicer”) to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Depositor and its affiliates.

If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the “Specially Serviced Mortgage Loans”) will be performed by a special servicer (the “Special Servicer”). Certain information concerning the Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for:

•

negotiating modifications, waivers, amendments and other forbearance arrangements with the borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under “—Modifications, Waivers and Amendments” below;

•	foreclosing on the Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

•	supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure.

The Special Servicer may have other business relationships with the Depositor and its affiliates.

If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Depositor and its affiliates.

Servicing Standards

The Master Servicer and the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as if they were one lender), in accordance with the terms of the Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

Trust Advisor

If so specified in the related prospectus supplement, an advisor (the “Trust Advisor”) may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Trust Advisor; (ii) the method of selection of the Trust Advisor; (iii) certain decisions as to which the Trust Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Trust Advisor by the Special Servicer.

Collections and Other Servicing Procedures

The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related Agreement, follow the collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

It is expected that the Agreement for each series will provide that the Master Servicer establish and maintain an escrow account in which the Master Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

Insurance

The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the Trust Fund. Alternatively, if permitted in the related Agreement, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

The standard hazard insurance policies typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause will typically provide that the insurer’s liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest on the costs, as provided by the Agreement.

Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

Fidelity Bonds and Errors and Omissions Insurance

The Agreement for each series may require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

Servicing Compensation and Payment of Expenses

The Master Servicer’s principal compensation for its activities under the Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a “Servicing Fee” (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the Master Servicer’s servicing compensation will ordinarily decrease as the mortgage loans amortize.

In addition, the Agreement for a series may provide that the Master Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under “DESCRIPTION OF THE CERTIFICATES—Accounts” in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

Advances

The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances (“Advances”) with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the Collection Account to the extent and in the manner described in the related prospectus supplement.

If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer’s Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

The Master Servicer or other entity designated in the prospectus supplement as required to make advances may experience financial difficulties from time to time and be unable to advance or may, in light of increased delinquencies and foreclosures together with declining housing values, make non-recoverability determinations with increasing frequency. Any change of the advancing policy or practices may alter or disrupt scheduled interest and principal payments advanced to the holders of certificates.

Modifications, Waivers and Amendments

If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement. Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, may give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Trust Advisor.

Evidence of Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer (or any other party as may be identified in the related prospectus supplement) or us, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters With Respect to the Master Servicer, the Special Servicer and the Trustee

The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from indemnification will reduce amounts distributable to Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer’s obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer’s obligations and duties under the Agreement.

The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

Events of Default

Events of default (each, an “Event of Default”) with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

(i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to

Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

(ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

(iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related Agreement after written notice of the failure has been given to the applicable party;

(iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

(vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, at which time the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. “Voting Rights” means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

CREDIT ENHANCEMENT

General

If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of (a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus, (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates (the “Subordinate Certificates”) to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the Holders of senior certificates (the “Senior Certificates”) to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

Cross-Support Features

If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Letter of Credit

If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the “Letter of Credit Bank”). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Certificate Guarantee Insurance

If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a “voidable preference” payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the SEC as an exhibit to a current report on Form 8-K to be filed with the SEC on or prior to the date of the filing of the prospectus supplement related to the applicable series.

Reserve Funds

If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Depositor may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

Moneys deposited in any reserve fund will be invested in Permitted Investments at the direction of the Depositor or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the Trustee to make draws on the reserve fund, if any, will be an asset of the Trust Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of mortgage loans in a Trust Fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the mortgage loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released. Instead, either the excess cash will (a) be paid to one or more senior classes of certificates as a principal payment, causing the aggregate principal balance of the mortgage loans to be greater than the aggregate principal balance of the certificates; the difference is overcollateralization or (b) available to offset principal losses and delinquencies after the principal balances of the classes of certificates specified in the related prospectus supplement have been paid in full. If so specified, the prospectus supplement will describes the periods during which, and the maximum amount up to which, such excess cash flow will be paid as principal.

SWAP AGREEMENT

If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

Currency Swap. In a currency swap, the Trust Fund will exchange a stream of interest and principal payments on a class for the rate of interest on that class multiplied by the outstanding principal balance of the related class denominated in the applicable currency and (2) the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class.

YIELD CONSIDERATIONS

General

The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

Prepayment and Maturity Assumptions

The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers’ net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities (“Balloon Payments”). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower’s equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See “CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS—Enforceability of Certain Provisions” in this prospectus.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect of an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

We cannot assure you that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the mortgage interest rates on the mortgage loans, the rate of prepayment can be expected to increase.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

Mortgages and Deeds of Trust Generally

The mortgage loans for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee’s or beneficiary’s knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic’s liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See “—Environmental Risks” below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

Rights of Mortgagees or Beneficiaries

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

The borrower, or any other person having a junior encumbrance on the real estate, may, after acceleration but not after a foreclosure sale has occurred, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee’s sale vary from state to state. In some states, prior to the trustee’s sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “—Rights of Redemption” below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the mortgaged property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee’s sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee’s ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the “Bankruptcy Code”) and, therefore, could be rescinded in favor of the bankrupt’s estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent “fair consideration” (“reasonably equivalent value” under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code were rejected by the United States Supreme Court in May 1994, in BFP v. Resolution Trust Corp., the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, a lender may be unwilling to purchase the property from the trustee or referee for less than an amount equal to the principal amount of the mortgage, accrued or unpaid interest and the expenses of foreclosure.

For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee’s debt will be extinguished. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s (including franchisor’s) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See “—Environmental Risks” below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower’s defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

Bankruptcy Issues

Automatic Stay

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere substantially with and delay the ability of a secured mortgage lender to obtain payment of a loan, to exercise remedies to realize upon collateral and/or to enforce a deficiency judgment. The delay and consequences of the delay caused by an automatic stay can be significant. For example, upon the filing of a voluntary or involuntary petition for relief under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to obtain property of or from a debtor’s estate are subject to the automatic stay of Section 362(a) of the Bankruptcy Code. Often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, a bankruptcy filing by or with respect to a third party may adversely affect a mortgage lender’s rights. For example, the filing of a petition under the Bankruptcy Code by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior lien holder.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor, the sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Modification of Lender’s Rights

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount, terms and priority of a mortgage securing a loan to a debtor may be modified under certain circumstances. The amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan of reorganization or lien avoidance proceeding or claims objection proceeding, thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.

Leases and Rents

The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Federal bankruptcy law may also interfere with or affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto clauses” could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, under Section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing an assignment of rents, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. For example, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. An assignment of rents and leases be unenforceable in bankruptcy (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a perfected security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Lease Assumption or Rejection by Tenant

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to (a) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the property, plus (b) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that the mortgaged properties (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered shopping centers by a court considering the question.

Lease Rejection by Lessor – Tenant’s Rights

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Intercreditor Issues

Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. We cannot assure you that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the Mortgaged Properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract conditioned upon the commencement of a bankruptcy case or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such Mortgaged Property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this offering circular with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. If such an order were entered, the respective Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the Mortgaged Property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the mortgage loans included in trust or trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

State Law Limitations on Lenders

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See “—Rights of Redemption” below.

Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See “—Anti-Deficiency Legislation” below.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which are, have been the site of, or are located near other properties that have been the site of, manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any mortgage loan or, (b) in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, and for natural resource damages, at such property, which liabilities could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool. The environmental reports will generally be prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental assessment unless otherwise specified in the related prospectus supplement. In addition to the Phase I standards, many of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations will have been completed for some mortgaged properties to evaluate further certain environmental issues. Phase II investigation consists of sampling and/or testing.

Except as set forth below and in the related prospectus supplement, none of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

•	in which the adverse conditions were remediated or abated before the origination date of the related mortgage loan or date the related certificates are issued;

•	in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related mortgage loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•

for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

•

as to which the borrower or other responsible party will have obtained a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

•	involving radon; or

•	in which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the identified condition was related to the presence of asbestos containing materials, lead based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”) may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition.

It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), a secured lender such as the Trust Fund may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA’s definition of “owner or operator,” however, is a person “who without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) defines the term “participating in management” to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as “workout” steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

Amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption. In addition, under the amendments, a lender continues to be protected from CERCLA liability as an “owner or operator” after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise. Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “—Anti-Deficiency Legislation” below) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

Rights of Redemption

In some states, after a foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgagees

The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

Anti-Deficiency Legislation

Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower’s other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower’s assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. Also, the enforcement of remedial actions in one state may adversely affect the enforcement of remedial actions in other states.

Statutory Liabilities

The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of mortgages. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Enforceability of Certain Provisions

Prepayment Provisions

Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months’ interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Due-on-Sale Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by Congress when it enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”). The legislation, subject to certain exceptions, provides for federal preemption of all state restrictions on the enforceability of due-on-sale clauses. Although the Garn-St Germain Act provides that due-on-sale clauses are enforceable, the Garn-St Germain Act states that a mortgagee is “encouraged” to permit an assumption of a loan at the existing mortgage rate of interest or at some other rate less than the average of the mortgage rates and the market rate. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Acceleration on Default

Some of the mortgage loans for a series will include a “debt acceleration” clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failing to maintain adequately the property or the borrower’s executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, we cannot assure you that the defense will be successful.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest,” but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest.” If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or (ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

Leases and Rents

Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender’s security interest.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due-on-encumbrance” clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The U.S. Department of Treasury (the “Treasury”) has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

FEDERAL INCOME TAX CONSEQUENCES

IRS Circular 230 Notice

The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. The following summary is written and provided in connection with the promotion or marketing by the Depositor and the underwriters of the transactions or matters addressed in this prospectus and the related prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

General

The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, as to the matters discussed in this section. The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the offered certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a “holder” or “Certificateholder” in this discussion generally mean the beneficial owner of a certificate.

This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under “—Federal Income Tax Consequences for REMIC Certificates” and as a grantor trust under “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates issued by a REMIC Pool are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. On the Closing Date, Cadwalader, Wickersham & Taft LLP will render its opinion that, assuming (i) the making of appropriate and timely elections, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, for federal income tax purposes, (a) each REMIC Pool will qualify as a REMIC, (b) the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and (c) the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to “REMIC” or “REMIC Pool” in this prospectus shall be deemed to refer to each REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below. For purposes of this discussion, unless otherwise specified, the term “mortgage loans” will be used to refer to mortgage loans.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care” (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day,” which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or participation interests in whole mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, loans secured by timeshare interests that represent undivided fractional fee interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (a) the fair market value of the real property security, including its land, buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan, and (ii) regular interests in another REMIC. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (a) of the preceding sentence as of the date of the last modification or as of the Startup Day. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a “defective obligation” within a two-year period after the Startup Day. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the case of each REMIC Pool, the Regular Certificates will constitute one or more classes of regular interests, and the Residual Certificates will constitute a single class of residual interests on which distributions are made pro rata.

If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in that entity. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The Exchangeable Certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General

In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable to that Regular Certificate (other than accrued market discount not yet reported as income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

Original Issue Discount

Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID

Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent the issues are not addressed in the OID Regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”)) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price”. The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder of such class for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below); provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the

Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates”, (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate”, or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”. A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that this class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat

Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, it is anticipated that the Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of and non-qualified stated interest payments due on the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue either (i) on the basis of a constant interest rate, (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest (including original issue discount) distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See “—Election To Treat

All Interest Under the Constant Yield Method” below regarding an alternative manner in which the election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the total stated redemption price at maturity of the Regular Certificate. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. A Regular Certificateholder that makes an election to amortize such premium will be deemed to have made an election to amortize bond premium on other debt instruments acquired by such holder with amortizable bond premium during that taxable year or thereafter. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making this election.

Prepayment Premiums

Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement. It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium. Prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale, Exchange or Retirement of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, or such Regular Certificate is redeemed or retired, such Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses on the Regular Certificate. Similarly, a holder who receives payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the Certificateholder’s adjusted basis in the Regular Certificate will generally recognize less.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to the Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the Regular Certificateholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, except as provided below, it appears that the Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained and not previously deducted during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, the Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below the holder’s basis in the Regular Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the class. Although not free from doubt, a Regular Certificateholder with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Losses attributable to interest previously reported as income and losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Certificates are entitled to any deduction under Code Section 166. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate. The tax consequences to a beneficial owner of an Exchangeable Certificate of this type will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or

“stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable

Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Prospective investors in the Residual Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Residual Certificates and the tax liabilities on the Residual Certificates will exceed cash distributions to the holder of the Residual Certificates during some or all periods, in which event such holder must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R Certificates may be zero or negative. In the following discussion, the term “Residual Certificateholder” refers to the holder of the Residual Certificates. Unless otherwise noted below, the following discussion applies separately to the Residual Certificates’ residual interest in each REMIC Pool. A Residual Certificateholder must account separately for its interest in each REMIC Pool and cannot offset gains from one REMIC Pool with losses from another REMIC Pool.

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of Residual Certificateholders, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss of the Residual Certificateholder for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC’s gross income less deductions. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans (reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of purchase premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return. In addition, a Residual Certificateholder’s taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

Basis and Losses

A REMIC Pool will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as such REMIC Pool’s taxable income. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool. A cash distribution to a Residual Certificateholder that exceeds such holder’s adjusted basis will be treated as a gain from the sale or exchange of the Residual Certificate.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under “—Taxation of REMIC Income”, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual Certificate sells or otherwise disposes of the non-economic Residual Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Residual Certificateholders should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the Trustee intends to compute REMIC income and expense in accordance with the Code and applicable Treasury regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium

Generally, the REMIC Pool’s deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates”, without regard to the de minimis rule described in those sections, and “—Taxation of Regular Certificates—Premium” above.

Market Discount

The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

Premium

Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

The Code provides that a portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion”, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of the Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to the Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and that portion of REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations

If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they apply to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during such period the interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) “Disqualified Organization” means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis; and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affirmations made by the transferee pursuant to such affidavit are false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. For purposes of this discussion, “Disqualified Non-U.S. Person” means with respect to the Residual Certificates, (a) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Person; (b) any non-U.S. Person or its agent other than (i) a non-U.S. Person that holds the Residual Certificates in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Administrator with an effective IRS Form W-8ECI or (ii) a non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Residual Certificates to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Residual Certificates will not be disregarded for federal income tax purposes; or (c) a U.S. Person with respect to which income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests

The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Taxation of Certain Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

(A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of the present value off: (1) any consideration given to the transferee to acquire the residual interest (the inducement payment), (2) future distributions on the residual interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

(B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through (iii), but not (iv) above as part of the affidavit described above under “—Disqualified Organizations”. The transferor must have no actual knowledge or reason to know that any statements are false.

Foreign Investors

The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective generally for partnership interests first acquired on August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusions allocable to non-U.S. Persons through certain other pass-through entities. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Basis and Losses”) of the Residual Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark-to-Market Regulations

Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a Mortgaged Property to qualify as foreclosure property, any operation of the Mortgaged Property by the REMIC Pool generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property,” taxable at the highest corporate rate. Payment of such tax by the REMIC Pool would reduce amounts available for distribution to Certificateholders.

The Master Servicer or Special Servicer, if any, is required to determine generally whether the operation of foreclosure property in a manner that would subject the REMIC Pool to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the REMIC Pool to such tax.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, a REMIC Pool generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of the Residual Certificates will be the “tax matters person” of the REMIC Pool for purposes of representing Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the related Agreement. Certain tax information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC Pool’s returns, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the Trustee, in a manner to be provided in the Treasury regulations, with the name and address of such person and other information.

Limitations on Deduction of Certain Expenses

An investor in the Residual Certificates that is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a specified statutory amount or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, the deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where the Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to the Regular Certificateholders that are non-resident aliens, foreign corporations or other non-U.S. Persons (i.e., any person that is not a U.S. Person) will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the REMIC (or possibly one or more borrowers) and (ii) provides the Trustee, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. Additional information may be required by holders that are “foreign financial institutions” under FACTA. See “—Foreign Accounting Tax Compliance Act” below. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest”, subject to the conditions described in “—Regular Certificates” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets in that Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion”. See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having non-U.S. Persons as partners. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are non-U.S. Persons, or (ii) are U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) non-U.S. Persons, will be prohibited under the related Agreement.

Foreign Accounting Tax Compliance Act

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after January 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates that are entered into before January 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Certificates, is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Regular Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request the information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “—Limitations on Deduction of Certain Expenses” above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “—Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates

as to Which No REMIC Election Is Made

Standard Certificates

General

In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund) with respect to a series of Certificates that are not designated as “Stripped Certificates”, as described below, as a REMIC (Certificates of this series shall be referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i).

Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a “Standard Certificateholder”) in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment Premiums, assumption fees, and late payment charges received by the Master Servicer, in accordance with Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1. A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2. A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered “interest on obligations secured by mortgages on real property” to the extent within the meaning of Code Section 856(c)(3)(B).

3. A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of “qualified mortgages” within the meaning of Code Section  860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

Recharacterization of Servicing Fees

If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as “stripped coupons” and “stripped bonds”. Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates”.

The certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “—Standard Certificates—Recharacterization of Servicing Fees” above) and (iii) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under “—Standard Certificates—Recharacterization of Servicing Fees” above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Certificates—General,” subject to the limitation described in that section.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “—Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.
Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations other than in the case of an interest-only Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See “—Standard Certificates—Tax Status” above.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “—General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under “—General,” the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.

The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the Closing Date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in the Stripped Certificate, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Sale, Exchange or Retirement of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or (iii) a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during the year, the information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the Trustee will also file the original issue discount information with the IRS. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations establishing a reporting framework for interests in “widely held fixed investment trusts” and placing the responsibility for reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with the Trust Fund, the trustee will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Standard Certificates or Stripped Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the Agreement, the Trust Fund’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any Trust Fund assets were disposed of or the Standard Certificates or Stripped Certificates, as applicable, are sold in secondary market sales, the portion of the gross proceeds relating to the Trust Fund assets that are attributable to such Certificateholder. The same requirements would be imposed on middlemen holding such certificates on behalf of Certificateholders. Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) (a) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any assets of the Trust Fund are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under “—Taxation of Certain Foreign Investors—Regular Certificates.”

For a discussion of requirements that may be imposed on “foreign financial institutions” under the Foreign Accounting Tax Compliance Act, see “—Taxation of Certain Foreign Investors—Foreign Accounting Act Compliance Act” above.

3.8% Medicare Tax on “Net Investment Income” for Standard and Stripped Certificates

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”. See “—3.8% Medicare Tax on “Net Investment Income”” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the Federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES” in this prospectus, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain restrictions on certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”) and on persons who are “parties in interest” (as defined in Section 3(14) of ERISA) or “disqualified persons” (as defined in Section 4975(e)(2) of the Code) with respect to such ERISA Plans. Sections 401-414 of ERISA impose certain duties on persons who are fiduciaries (as defined in Section 3(21) of ERISA) of ERISA Plans. Section 406 of ERISA prohibits certain transactions between an ERISA Plan and fiduciaries and/or parties in interest with respect to such ERISA Plan and Section 4975 of the Code imposes a tax on certain prohibited transactions between an ERISA Plan and a disqualified person with respect to such Plan. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and, provided no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or the Code. However, such plans (collectively, with ERISA Plans, “Plans”) may be subject to the provisions of applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code.

Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the Depositor, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate of the Depositor, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

Further, if the assets included in a Trust Fund were deemed to constitute “plan assets,” it is possible that an ERISA Plan’s investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

The U.S. Department of Labor (the “Department”) has issued regulations (the “Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an “equity interest” (such as a certificate) in the entity. The Pension Protection Act of 2006 contains a provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

Certain exceptions are provided in the Regulations, through which an investing ERISA Plan’s assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can we assure you whether the exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which are defined as ERISA Plans, and entities whose underlying assets include plan assets by reason of an ERISA Plan’s investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan’s investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an “Underwriter’s Exemption”). This Underwriter’s Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter’s Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

Unrelated Business Taxable Income — Residual Interests

The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including ERISA Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under “FEDERAL INCOME TAX CONSEQUENCES—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates.”

Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans consult with their counsel regarding the consequences under ERISA and/or the Code of their acquisition and ownership of certificates. Individuals responsible for investment decisions for Plans not subject to ERISA or the Code should consult with the counsel regarding the applicability of, and restrictions imposed by, Similar Law with respect to the acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the applicable Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that will qualify as “mortgage related securities” will be those that (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Except as to the status of certain classes of the offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of offered certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions.

THE APPRAISAL REGULATIONS

Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the “Appraisal Regulations”) applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. §§ 225.61-225.67), national banks (12 C.F.R. §§ 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a “FIRREA Appraisal”) in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities such as the certificates offered in this prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

We cannot assure you that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

PLAN OF DISTRIBUTION

The certificates offered by means of this prospectus and the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of offered certificates will describe the method of offering of the series, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Depositor of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of offered certificates may be made through a combination of two or more of these methods:

1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

2. By placements by the Depositor with investors through dealers; and

3. By direct placements by the Depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by RBS Securities Inc., acting as underwriter with other underwriters, if any, named in the prospectus supplement. RBS Securities Inc. is an affiliate of the Depositor and, as such, RBS Securities Inc. will have a conflict of interest in underwriting any offered certificates. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of offered certificates will be obligated to purchase all the certificates if any are purchased. The Depositor and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

In the ordinary course of business, RBS Securities Inc., or its affiliates, and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the offered certificates.

If specified in the prospectus supplement relating to a series of offered certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the offered certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the offered certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of offered certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the offered certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

If the offered certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and dealers and/or the Depositor and the purchasers of the offered certificates. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of such certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

The place and time of delivery for each series of offered certificates offered by means of this prospectus and the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

If specified in the prospectus supplement relating to certificates of a particular series offered by means of this prospectus, the Depositor, any affiliate of the Depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the offered certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the offered certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the offered certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the offered certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the offered certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the offered certificates may be deemed to be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. All documents (other than annual reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: (203) 897-2700).

This prospectus and the prospectus supplement for each series are parts of our registration statement filed with the SEC pursuant to the Securities Act File No. 333-177891 (the “Registration Statement”). This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in the Registration Statement. For further information, please see the Registration Statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the SEC upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the SEC’s offices. Reports and other information filed with the SEC, including annual reports on Form 10K, distribution reports on Form 10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E. Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 600 Washington Boulevard, Stamford, Connecticut 06901 (phone: 1-866-884-2071), Attention: Legal Department or by emailing rbscmbs@rbs.com.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates offered by this prospectus and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the Registration Statement, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

INDEX OF DEFINED TERMS

1

1986 Act	71

A

ADA	67
Advances	38
Agreement	21
Appraisal Regulations	104
Assessment of Compliance	39

B

Balloon Payments	46
Bankruptcy Code	49
beneficial owner	22

C

CERCLA	59
Certificateholders	23
Closing Date	32
Code	68
Collection Account	24
Cut-Off Date	23

D

Defective Mortgage Loans	34
Department	102
Depositor	19
Depository	22
Disqualified Non-U.S. Person	86
Disqualified Organization	103
Distribution Account	24
Distribution Date	23

E

EDGAR	28
Environmental Condition	59
ERISA	101
ERISA Plans	101
Event of Default	40
Exchange Act	21
Exchangeable Certificates	28

F

FATCA	92
FDIA	15
Financial Intermediary	22

FIRREA	104
FIRREA Appraisal	104
Form 8-K	32

G

Garn-St Germain Act	62

H

Holders	23

I

Insurance Proceeds	24
IRS	70

L

Lender Liability Act	59
Letter of Credit Bank	43
Liquidation Proceeds	24

M

Master Servicer	34
Master Servicer Remittance Date	25
Mortgage Loan File	33
Mortgage Loan Schedule	32
Mortgaged Property	30
Mortgages	30

N

NRSRO	21

O

OID Regulations	71

P

Pass-Through Entity	85, 86
Permitted Investments	26
Plans	102
Prepayment Assumption	72
Prepayment Premium	25
Property Protection Expenses	25

R

Random Lot Certificates	72
Rating Agency	21
Registration Statement	107

Regular Certificateholder	71
Regulation AB	18
Regulations	102
Relief Act	63
REMIC	26
REMIC Pool	68
REMIC Regulations	68
REO Account	25
REO Property	24
Repurchase Price	33
Residual Certificateholder	81
Responsible Party	33

S

SEC	19
Secured-Creditor Exemption	59
Securities Act	19
Senior Certificates	42
Servicing Fee	38
Similar Law	102
SMMEA	103
Special Servicer	35
Specially Serviced Mortgage Loans	35
Standard Certificateholder	94
Standard Certificates	94

Startup Day	69
Stripped Certificateholder	98
Stripped Certificates	94, 97
Subordinate Certificates	42
Substitute Mortgage Loans	34

T

The Royal Bank of Scotland	19
Title V	64
Title VIII	65
Treasury	67
TRIPRA	67
Trust Advisor	35
Trust Fund	21
Trustee	28

U

U.S. Person	88
Underwriter’s Exemption	103

V

Voting Rights	41

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus supplement

Summary	S-1
Risk Factors	S-49
Risks Related to the Offered Certificates	S-49
Risks Related to Mortgage Loans and Mortgaged Properties	S-62
Risks Related to Conflicts of Interest	S-91
Other Risks	S-101
Description of the Mortgage Pool	S-106
Transaction Parties	S-158
Description of the Offered Certificates	S-210
Yield and Maturity Considerations	S-245
The Pooling and Servicing Agreement	S-258
Use of Proceeds	S-338
Material Federal Income Tax Consequences	S-339
State and Local Tax Considerations	S-341
ERISA Considerations	S-341
Legal Investment	S-343
Method of Distribution (Underwriter Conflicts of Interest)	S-344
Legal Matters	S-346
Certain Legal Aspects of the Mortgage Loans	S-346
Ratings	S-347
Index of Significant Definitions	S-349
ANNEX A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
ANNEX B – Top Fifteen Loan Summaries	B-1
ANNEX C – Mortgage Pool Information	C-1
ANNEX D – Additional Mortgage Loan Information/Definitions	D-1
ANNEX E-1 – Mortgage Loan Seller Representations and Warranties	E-1-1
ANNEX E-2 – Exceptions to Representations and Warranties	E-2-1
ANNEX F – Global Clearance, Settlement and Tax Documentation Procedures	F-1
ANNEX G – Form of Trust Advisor Annual Report	G-1
ANNEX H – Class A-SB Planned Principal Balance Schedule	H-1

Prospectus

Table of Contents	3
Summary of Prospectus	7
Risk Factors	8
The Prospectus Supplement	17
The Depositor	19
The Sponsor	19
Use of Proceeds	20
Description of the Certificates	21
The Mortgage Pools	30
Servicing of the Mortgage Loans	34
Credit Enhancement	41
Swap Agreement	44
Yield Considerations	45
Certain Legal Aspects of the Mortgage Loans	46
Federal Income Tax Consequences	68
State and Local Tax Considerations	101
ERISA Considerations	101
Legal Investment	103
The Appraisal Regulations	104
Plan of Distribution	105
Incorporation of Certain Information by Reference	106
Legal Matters	107
Ratings	107
Index of Defined Terms	109

$1,292,693,000

(APPROXIMATE)

WFRBS Commercial Mortgage Trust 2013-C11

(as Issuing Entity)

RBS Commercial Funding Inc.

(as Depositor)

Commercial Mortgage

Pass-Through Certificates,

Series 2013-C11

Class A-1	$65,123,000
Class A-2	$278,494,000
Class A-3	$46,800,000
Class A-4	$100,000,000
Class A-5	$417,757,000
Class A-SB	$97,254,000
Class A-S	$134,656,000
Class B	$93,361,000
Class C	$59,248,000

PROSPECTUS SUPPLEMENT

RBS

Wells Fargo Securities

Citigroup

January 28, 2013